As Filed with the Securities and Exchange Commission on May 21, 1998
                                                      Registration No. 333-39447
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      PERFORMANCE ASSET MANAGEMENT COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                              33-0755516
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               4100 Newport Place
                                    Suite 400
                         Newport Beach, California 92660
                                 (714) 566-3400

   (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         Vincent E. Galewick, President
                      Performance Asset Management Company
                               4100 Newport Place
                                    Suite 400
                         Newport Beach, California 92660
                                 (714) 566-3400

 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


          Copies to:                                   Soliciting Agent:


  Thomas E. Stepp, Jr., Esq.                        Income Network Company
      White and Stepp LLP                             4100 Newport Place
      4100 Newport Place                                   Suite 400
           Suite 800                            Newport Beach, California 92660
Newport Beach, California 92660                         (714) 566-3400
        (714) 660-9700


        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                           Proposed          Proposed
Title of each class          Amount         maximum           maximum
   of securities              to be      offering price       aggregate          Amount of
  to be registered        Registered(1)   per share(2)    offering price(2)   registration fee
------------------------  -------------  --------------   -----------------   -----------------
Common Stock............    7,511,500        $10.00          $75,115,000          $22,762.12
========================  =============  ==============   =================   =================


(1) Represents the maximum number of shares to be issued in exchange for the assets of the Partnerships and shares of PCM pursuant to the Merger Agreement.


     (2) The filing fee has been computed based on the $10.00 per share exchange value of the shares of common stock of Performance Asset Management Company to be issued pursuant to the Merger Agreement.

                                   ----------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

     Form S-4 Registration Statement item and Heading                                Location in Prospectus
     ------------------------------------------------                                ----------------------

1.   Forepart of Registration Statement and Outside Front
     Cover Page of Prospectus ..................................................     Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of Prospectus ...................     Table     of     Contents;     Available
                                                                                     Information;  Incorporation  of  Certain
                                                                                     Documents by Reference

3.   Risk Factors, Ratio of Earnings to Fixed Charges,
     and Other Information .....................................................     Summary;    Risk    Factors;    Selected
                                                                                     Historical and Pro Forma  Financial Data
                                                                                     and  Comparative  Per  Share  Date;  The
                                                                                     Merger; Dissolutions and Liquidations of
                                                                                     the      Partnerships;      Management's
                                                                                     Discussion  and  Analysis  of  Financial
                                                                                     Condition and Results of Operations; Pro
                                                                                     Forma Condensed Financial Information

4.   Terms of the Transaction ..................................................     Summary;  The Merger;  Dissolutions  and
                                                                                     Liquidations   of   the    Partnerships;
                                                                                     Determination  of  the  Exchange  Value;
                                                                                     Allocation   of   the   Shares;   Voting
                                                                                     Procedures;  Summary Comparison of Units
                                                                                     and Common Shares;  Rights of Dissenting
                                                                                     Shareholders   and  Dissenting   Limited
                                                                                     Partners; Merger Agreement.

5.   Pro Forma Financial Information ...........................................     Summary;   Management's  Discussion  and
                                                                                     Analysis  of  Financial   Condition  and
                                                                                     Results   of   Operations;   Pro   Forma
                                                                                     Condensed Financial Information.

6.   Material Contacts with the Company Being Acquired .........................     Summary;  The Merger;  Dissolutions  and
                                                                                     Liquidations   of   the    Partnerships;
                                                                                     Principal   Shareholders   and   Limited
                                                                                     Partners;       Management;      Certain
                                                                                     Relationships and Related Transactions.

7.   Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters .............................     Not Applicable

8.   Interests of Named Experts and Counsel ....................................     Experts; Legal Matters

9.   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities ............................................     Limitation  on Liability of Officers and
                                                                                     Directors of the Company

                      (B. Information About the Registrant)

10.  Information with Respect to S-3 Registrants ...............................     Not Applicable

11.  Incorporation of Certain Information by Reference .........................     Not Applicable

12.  Information with Respect to S-2 or S-3 Registrants ........................     Not Applicable

13.  Incorporation of Certain Information by Reference .........................     Not Applicable

     Form S-4 Registration Statement item and Heading                                Location in Prospectus
     ------------------------------------------------                                ----------------------
14.  Information with Respect to Registrants Other than
     S-2 or S-3 Registrants ....................................................     Summary; Risk Factors;  Incorporation of
                                                                                     Certain    Documents    by    Reference;
                                                                                     Description   of  the   Common   Shares;
                                                                                     Summary  Comparison  of Units and Common
                                                                                     Shares;      Federal      Income     Tax
                                                                                     Considerations;  Principal  Shareholders
                                                                                     and Limited Partners; Management


               (C. Information about the Companies Being Acquired)

15.  Information with Respect to S-3 Companies .................................     Not Applicable

16.  Information with Respect to S-2 or S-3 Companies ..........................     Not Applicable

17.  Information with Respect to Companies Other Than
     S-2 or S-3 Companies ......................................................     Summary; Risk Factors;  Incorporation of
                                                                                     Certain  Documents by Reference;  Voting
                                                                                     Procedures;    Summary   Comparison   of
                                                                                     Existing  Securities  and Common Shares;
                                                                                     Rights of Dissenting  Limited  Partners;
                                                                                     Federal Income Tax Considerations; Other
                                                                                     Tax Consideration.

                     (D. Voting and Management Information)

18.  Information if Proxies, Consents or Authorizations are
     to be Solicited ...........................................................     Front  Cover  Page;   Incorporation   of
                                                                                     Certain Documents by Reference; Summary;
                                                                                     The     Merger;     Dissolutions     and
                                                                                     Liquidations of the Partnerships; Voting
                                                                                     Procedures;    Summary   Comparison   of
                                                                                     Existing  Securities  and Common Shares;
                                                                                     Rights of Dissenting  Limited  Partners;
                                                                                     Management

19.  Information if Consent or Authorizations are
     not to be Solicited or in an Exchange Offer ...............................     Certain    Relationships   and   Related
                                                                                     Transactions

               CAUTIONARY STATEMENT FOR FORWARD LOOKING STATEMENTS

     THIS DOCUMENT SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND THE OCCURRANCE OF THE EVENTS WHICH ARE THE SUBJECTS OF THOSE FORWARD-LOOKING STATEMENTS CAN NOT BE AND ARE NOT GUARANTEED. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "POSSIBLE", "MAY", "WILL", "EXPECT", "SHOULD", "COULD","ESTIMATE", "ANTICIPATE", "PROBABLE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE "RISK FACTORS" SET FORTH IN THIS DOCUMENT CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.


     THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.


     IN ADDITION, THOSE FORWARD-LOOKING STATEMENTS HAVE BEEN COMPILED AS OF THE DATE OF THIS DOCUMENT AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS DOCUMENT. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT ARE ACCURATE OR THAT THEY WILL PROVE TO BE APPLICABLE TO A PARTICULAR LIMITED PARTNER. IT IS THE RESPONSIBILITY OF THE LIMITED PARTNERS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                     SUBJECT TO COMPLETION MARCH ____, 1998


PRELIMINARY COPY
----------------

                          PERFORMANCE DEVELOPMENT, INC.
                               4100 NEWPORT PLACE
                                    SUITE 400
                         NEWPORT BEACH, CALIFORNIA 92660


Dear Limited Partner:


     I am pleased to announce that the Board of Directors of Performance Development, Inc., a California corporation, as General Partner ("General Partner") of your limited partnership ("Partnership"), has approved a proposal for and on behalf of the Partnership to merge the Partnership with Performance Asset Management Company, a Delaware corporation ("Company"); Performance Capital Management, Inc., a California corporation ("PCM"); and other related proposed transactions whereby the Company shall acquire, by merger, all of the assets of PCM, the assets of the Partnership, and the assets of other affiliated California limited partnerships ("Affiliated Partnerships"). For convenience, the Partnership and the Affiliated Partnerships shall be referred to herein as the "Partnerships". The proposed merger transaction contemplates that each of the Partnerships shall receive shares of $.001 par value common stock of the Company in exchange for the assets of the Partnerships. Additionally, by amending the provisions of the Agreements of Limited Partnership for the Partnerships, the Partnerships shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the Partnerships in exchange for their assets shall be distributed to the General Partner and the limited partners of the Partnerships ("Limited Partners"). The Partnerships are:


                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership;

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership;

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership;

                   Performance Asset Management Fund IV, Ltd.,
                      A California Limited Partnership; and

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership.



     The Merger Proposal will not be approved unless at least 75% of the Units of each Partnership vote to approve the Merger Proposal. If the Merger is consummated, the Partnerships shall cease to exist by operation of law upon completion of their winding up and dissolution, and an appropriate application shall be submitted to the National Association of Securities Dealers, Inc. ("NASD") for listing on the appropriate NASDAQ exchange or participation in the Over-The-Counter Electronic Bulletin Board ("OTC") for those shares of $.001 par value common stock of the Company; provided, however, that any such application is subject to the approval of the NASD and there can be no assurance that those shares shall be so listed or that the Company will participate in the OTC.

     In accordance with the Agreements of Limited Partnership of the Partnerships, the General Partner hereby calls for a vote, without a meeting, of the Limited Partners, and requests you, as a Limited Partner, to consider and vote upon a number of interrelated proposals that would permit the ultimate conversion of interests in the Partnerships to corporate form by the merger of the Partnerships with and into the Company. I believe that this conversion to corporate form, as contemplated by the Merger Proposal, is fair, from a financial point of view, to the Partnerships, and may be advantageous to individual Limited Partners.

     These proposals represent the culmination of a great deal of thought and effort during a period of many months by the General Partner, the shareholders of PCM and the Company. The Board of Directors of the Company and the shareholders of PCM have unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners, and has concluded that these proposals provide a number of significant advantages that should enhance the value of the investments by the Limited Partners in the future. The Merger would provide Limited Partners with the opportunity to participate in the growth of PCM, while also increasing the liquidity of their investments. Additional potential benefits of the Merger include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation through a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the Merger Stock eventually to be eligible to be approved for quotation on a regional or national market quotation system, as discussed above.

     Limited Partners should also consider the potential disadvantages of the Merger Proposal, particularly the significant reduction in distributions which Limited Partners will receive if the Merger Proposal is approved. The Company does not intend to pay cash dividends. Moreover, the Merger Stock may trade at a price substantially below the value assigned to it in the Merger Proposal. Limited Partners should also consider the potential price volatility of common stock, the possible dilution of their common stock, and the possible adverse tax consequences of the Merger to individual Limited Partners. Finally, Limited Partners currently have the ability to replace the General Partner by a majority vote. In the event the Merger is consummated, I will hold a majority interest in the Company and will have significant influence over its operations.

     The Joint Consent Statement/Prospectus that is being provided to you explains each element of these proposals in detail and attempts to answer many of the questions you may have regarding these proposals. I urge you to read this material carefully. In order to answer any questions you might have regarding the Merger Proposal, or to provide you with any additional documentation you might wish to review relevant to the Merger Proposal, the General Partner has designated Bud Webb as the contact person and information agent for you regarding the Merger Proposal ("Information Agent"). You should not hesitate to call the Information Agent at (888) 754-4145 with any questions you have about these proposals.

     I encourage you to complete and return the enclosed Letter of Transmittal and Consent Statement in the enclosed envelope as soon as possible. The consent forms must be returned no later than 5:00 P.M., Pacific Time, on
_______________, 1998. Thank you for your patience and cooperation during the consent solicitation period.



                                        Sincerely,

                                        PERFORMANCE DEVELOPMENT, INC.,
                                        a California corporation

                                        Vincent E. Galewick,
                                        Chairman of the Board of Directors

                     NOTICE OF CALL FOR VOTE WITHOUT MEETING

TO: The limited partners ("Limited Partners") of the following California limited partnerships ("Partnerships"):

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A California Limited Partnership;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                      A California Limited Partnership; and

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A California Limited Partnership.


     NOTICE IS HEREBY GIVEN that the Limited Partners are hereby called upon to provide their written consents, without a meeting, pursuant to the Agreements of Limited Partnership of the Partnerships ("Partnership Agreements") and in
accordance with terms and provisions of the enclosed Joint Consent Statement/Prospectus, to (a) approve and adopt the Merger Proposal (defined hereinafter); and (b) to approve and adopt certain amendments to the Partnership Agreements.

     The Merger Proposal shall mean and be defined as a transaction that contemplates (i) that the assets of the Partnerships and (ii) the shares of no par common stock currently issued and outstanding and, ultimately, the assets of Performance Capital Management, Inc., a California corporation ("PCM"), will be acquired, by merger, by Performance Asset Management Company, a Delaware corporation ("Company"), in consideration for the issuance to the Partnerships and the shareholders of PCM of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Partnership Agreements shall be amended so that the Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

     Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnerships. If the Merger Proposal is approved, the Partnerships will be wound up and dissolved. Limited Partners will receive from the Partnerships, upon dissolution, shares of the Company's $.001 common stock, unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture agreement.

     If you vote to approve the Merger Proposal, you are voting to (a) transfer the assets of the Partnerships to the Company, on terms and conditions specified in the Merger Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnerships of shares of $.001 par value common stock;
(b) to merge the Partnerships with PCM into the Company, as a result of which the Company would be the surviving corporation; and (c) for the termination, winding up and dissolution of the Partnerships by operation of law and, as liquidating distributions, the distribution by the Partnerships to the Limited Partners and General Partner of those shares of the Company's $.001 par value common stock.

     If you vote to approve those amendments to the Partnership Agreements, you are voting (a) to eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnerships to the Company in exchange for certain of the Company's shares of $.001 par value common stock; (b) to exchange the Partnerships' assets and liabilities for those shares of the Company's common stock; (c) to wind up and dissolve the Partnerships; and (d) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary to effect the Merger Proposal.


     The Limited Partners of record at the close of business on June 30, 1997, are entitled to notice of and to vote on the above matters in accordance with the terms and provisions of the Joint Consent Statement/Prospectus.

                                        By order of the Board of Directors
                                        of the General Partner

                                        PERFORMANCE DEVELOPMENT, INC.,
                                        a California corporation

                                        Vincent E. Galewick, President

                                    IMPORTANT


THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 5:00 P.M., PACIFIC TIME, ON ______________, 1998. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 5:00 P.M. ON ______________, 1998. TO ASSURE THAT YOUR UNITS ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN THE COMPLETED LETTER OF TRANSMITTAL AND CONSENT STATEMENT PROMPTLY. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING, WHICH MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

INFORMATION SPECIFIED IN THIS DOCUMENT IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO PURCHASE SECURITIES NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION _______________, 1998


PRELIMINARY COPY
----------------



                      PERFORMANCE ASSET MANAGEMENT COMPANY
                               4100 Newport Place
                                    Suite 400
                         Newport Beach, California 92660
                                                         ________________ , 1998




Dear Shareholder:


     We are pleased to announce that the Board of Directors of Performance Asset Management Company, a Delaware corporation ("Company"), has approved a proposal to merge with Performance Capital Management, Inc., a California corporation ("PCM"), and certain California limited partnerships ("Partnerships"), and has also approved other related proposed transactions whereby the Company would acquire all of the issued and outstanding common stock of PCM and all of the assets of the Partnerships and issue to the shareholders of PCM and to the Partnerships shares of the Company's $.001 par value common stock in exchange for that stock and those assets, respectively. After the issuance by the Company of its $.001 par value common stock to the Partnerships in exchange for their assets, the Partnerships shall be wound up and dissolved and those shares of the Company's common stock shall be distributed by the Partnerships to Performance Development, Inc., a California corporation and the General Partner of the Partnerships ("General Partner"), and the limited partners ("Limited Partners") in exchange for their interests in the Partnerships. Similarly, PCM would be wound up and dissolved. The Partnerships are:


                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A California Limited Partnership;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                      A California Limited Partnership; and

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A California Limited Partnership.


     PCM and the Partnerships would cease to exist by operation of law upon completion of the proposed merger. The shares of $.001 par value common stock of the Company would then be registered pursuant to appropriate filings with the Securities and Exchange Commission. Additionally, the Company intends to file with the National Association of Securities Dealers, Inc. ("NASD") the appropriate application to cause the shares of the Company's common stock to be listed on the appropriate NASDAQ exchange or, alternatively, enable the Company to participate in the Over-The-Counter Bulletin Board Electronic Quotation Service ("OTC"); provided, however, that any such application is subject to the approval of the NASD and there can be no assurance that those shares shall be so listed or that the Company will participate in the OTC.

     In accordance with Section 228 of the Delaware General Corporation Law, the Board of Directors of the Company hereby solicits the written consents of the shareholders of the Company without a meeting to approve a number of interrelated proposals that would permit the acquisition by the Company of the issued and outstanding common stock of PCM and the assets of the Partnerships and the merger of the Partnerships and PCM with and into the Company. We believe that the Merger Proposal is desirable so as to increase the value of and provide liquidity for your investments in the Company.

     These proposals represent the culmination of a great deal of thought and effort over a period of many months by (i) the General Partner, (ii) PCM and
(iii) the Company. The Boards of Directors of PCM and the Company have both unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners, and has concluded that these proposals provide a number of significant advantages that should serve to enhance the value of the investments by the shareholders of PCM, the shareholders of the Company, and the Limited Partners during the coming years.

     The Joint Consent Statement/Prospectus that is being provided to you explains each element of the proposals in detail and attempts to answer many of the questions you may have regarding those proposals. We urge each of you to read this material carefully. The Company has designated Bud Webb as a contact person for all of the shareholders of the Company regarding the Merger Proposal ("Information Agent"). Please call the Information Agent at (888) 754-4145 with any questions you have about the proposals.

     We encourage each of you to complete and return the enclosed Letter of Transmittal and Consent Statement in the enclosed envelope as soon as possible. The consent forms must be returned to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California 91204, the Exchange Agent, no later than 5:00 P.M., Pacific Time, on __________, 1998. Thank you for your patience and cooperation during the consent solicitation period.



                                        Sincerely,

                                        PERFORMANCE ASSET MANAGEMENT COMPANY,
                                        a Delaware corporation



                                        Vincent E. Galewick,
                                        Chairman of the Board of Directors

                SOLICITATION OF WRITTEN CONSENTS WITHOUT MEETING



TO: The shareholders of Performance Asset Management Company:

     NOTICE IS HEREBY GIVEN that the shareholders ("Shareholders") of Performance Asset Management Company, a Delaware corporation ("Company"), are hereby solicited to provide their written consents without a meeting regarding the following matters pursuant to the provisions of Section 228 of the Delaware General Corporation Law in accordance with the terms and provisions of the enclosed Joint Consent Statement/Prospectus to approve and adopt the Merger Proposal (defined hereinafter).

     The Merger Proposal shall mean and be defined as a transaction that contemplates that (a) the assets of (i) Performance Asset Management Fund, Ltd., A California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership; (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership; (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership; ("Partnerships") and
(b) the issued and outstanding common stock of Performance Capital Management, Inc., a California corporation ("PCM"), will be acquired, by merger, by Performance Asset Management Company, a Delaware corporation ("Company"), in consideration for the issuance to the Partnerships and the shareholders of PCM of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnerships shall be amended so that the Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

     If you vote to approve the Merger Proposal, you are voting to (a) issue shares of $.001 par value common stock to the Partnerships in exchange for the transfer of the assets of the Partnerships to the Company, on terms and conditions specified in the Merger Agreement and Plan of Reorganization; (b) issue shares of $.001 par value common stock to the shareholders of PCM in exchange for the transfer of the issued and outstanding stock of PCM to the Company, on terms and conditions specified in the Merger Agreement and Plan of Reorganization; and (c) merge the Partnerships and PCM with and into the Company as a result of which the Company would be the surviving corporation.


     The shareholders of record at the close of business on June 30, 1997, are entitled to notice of, and to vote on, the above matters in accordance with the terms and provisions of the Joint Consent Statement/Prospectus.

                              By order of the Board of Directors of the Company

                              PERFORMANCE ASSET MANAGEMENT COMPANY,
                              a Delaware corporation



                              Vincent E. Galewick, President

                                    IMPORTANT




     THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 5:00 P.M., PACIFIC TIME, ON ________________, 1998. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 5:00 P.M. ON ________________, 1998. TO ASSURE THAT YOUR SHARES ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN PROMPTLY THE COMPLETED CONSENT STATEMENT. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING, WHICH MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

     INFORMATION SPECIFIED IN THIS DOCUMENT IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO PURCHASE SECURITIES NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION ________________, 1998


PRELIMINARY COPY
----------------


                      PERFORMANCE CAPITAL MANAGEMENT, INC.
                               4100 Newport Place
                                    Suite 400
                         Newport Beach, California 92660


                                                    ______________________, 1998



Dear Shareholder:


     We are pleased to announce that the Board of Directors of Performance Capital Management, Inc., a California corporation ("PCM"), has approved a proposal to merge with certain California limited partnerships ("Partnerships") into Performance Asset Management Company, a Delaware corporation ("Company"), and has also approved other related proposed transactions whereby the Company would acquire all of the issued and outstanding stock of PCM and the assets of the Partnerships and issue to the shareholders of PCM and to the Partnerships shares of the Company's $.001 par value common stock in exchange for that stock and those assets, respectively. Additionally, after the issuance by the Company of its $.001 par value common stock to the Partnerships in exchange for their assets, the Partnerships shall be wound up and dissolved and those shares of the Company's common stock shall be distributed by the Partnerships to Performance Development, Inc., a California corporation and the General Partner of the Partnerships ("General Partner"), and the limited partners of the Partnerships ("Limited Partners") in exchange for their interests in the Partnerships. Similarly, PCM would be wound up and dissolved. The Partnerships are:


                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A California Limited Partnership;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                      A California Limited Partnership; and

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A California Limited Partnership.


     PCM and the Partnerships would cease to exist by operation of law upon completion of the proposed merger. Additionally, the shares of the Company's $.001 par value common stock would then be registered pursuant to appropriate filings with the Securities and Exchange Commission. Additionally, the Company intends to file with the National Association of Securities Dealers, Inc. ("NASD") the appropriate application to cause the shares of the Company's common stock to be listed on the appropriate NASDAQ exchange or, alternatively, enable the Company to participate in the Over-The-Counter Bulletin Board Electronic Quotation Service ("OTC"); provided, however, that any such application is subject to the approval of the NASD and there can be no assurance that those shares shall be so listed or that the Company will participate in the OTC.

     In accordance with Section 603 of the California General Corporation Law, PCM hereby solicits the written consents of its shareholders to approve a number of interrelated proposals that would permit the acquisition by the Company of the issued and outstanding common stock of PCM and the assets of the Partnerships and the merger of PCM and the Partnerships with and into the Company. We believe that the Merger Proposal is desirable so as to enhance the liquidity of investments in the shares of PCM.

     These proposals represent the culmination of a great deal of thought and effort during a period of many months by (a) the General Partner; (b) PCM; and
(c) the Company. The Boards of Directors of PCM and of the Company have both unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners. Those Boards of Directors have concluded that these proposals provide a number of significant advantages that should serve to enhance the value of the investments by the shareholders of PCM, the shareholders of the Company, and the Limited Partners during the coming years.

     The Joint Consent Statement/Prospectus that is being provided to you explains each element of the proposals in detail and attempts to answer many of the questions you may have regarding the proposals. We urge each of you to read this material carefully. PCM has designated Bud Webb as the Information Agent for all PCM shareholders. Please call the Information Agent at (888) 754-4145 with any questions you have about these proposals.

     We encourage each of you to complete and return the enclosed consent forms in the enclosed envelope as soon as possible. The consent forms must be returned to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California 91204, the Exchange Agent, no later than 5:00 P.M., Pacific Time, on ____________, 1998. Thank you for your patience and cooperation during the consent solicitation period.


                                        Sincerely,

                                        PERFORMANCE CAPITAL MANAGEMENT, INC.,
                                        a California corporation



                                        Vincent E. Galewick,
                                        Chairman of the Board of Directors

                SOLICITATION OF WRITTEN CONSENTS WITHOUT MEETING


TO: The shareholders of Performance Capital Management, Inc.:


     NOTICE IS HEREBY GIVEN that the shareholders ("Shareholders") of Performance Capital Management, Inc., a California corporation ("PCM"), are hereby solicited to provide their written consents approving the following matters without a meeting pursuant to Section 603 of the California General Corporation Law in accordance with the terms and provisions of the enclosed Joint Consent Statement/Prospectus to approve and adopt the Merger Proposal (defined hereinafter).

     The Merger Proposal shall mean and be defined as a transaction that contemplates that (a) the assets of (i) Performance Asset Management Fund, Ltd., A California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership; (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership; (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership; ("Partnerships") and
(b) the issued and outstanding common stock of PCM, will be acquired, by merger, by Performance Asset Management Company, a Delaware corporation ("Company"), in consideration for the issuance to the Partnerships and the shareholders of PCM of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnerships shall be amended so that the Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners, and that PCM will also be wound up and dissolved.

     If you vote to approve the Merger Proposal, you are voting to (a) exchange all issued and outstanding shares of PCM's common stock for certain shares of the Company's $.001 par value common stock , on terms and conditions specified in the Merger Agreement and Plan of Reorganization; and (b) merge the Partnerships and PCM with and into the Company, as a result of which the Company would be the surviving corporation.


     The shareholders of record at the close of business on June 30, 1997, are entitled to notice of, and to vote on, the above matters in accordance with the terms and provisions of the Joint Consent Statement/Prospectus.


                              By order of the Board Of Directors of the Company

                              PERFORMANCE CAPITAL MANAGEMENT, INC.,
                              a California corporation



                              Vincent E. Galewick, President

                                    IMPORTANT


     THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 5:00 P.M., PACIFIC TIME, ON ______, 1998. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 5:00 P.M. ON __________ , 1998. TO ASSURE THAT YOUR SHARES ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN THE COMPLETED CONSENT STATEMENT PROMPTLY. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING, WHICH MAY BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

     INFORMATION SPECIFIED IN THIS DOCUMENT IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO PURCHASE SECURITIES NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/ PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


               SUBJECT TO COMPLETION, DATED _______________, 1998



                      PERFORMANCE ASSET MANAGEMENT COMPANY,
                             a Delaware Corporation;

                      PERFORMANCE CAPITAL MANAGEMENT, INC.,
                            a California Corporation;

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A California Limited Partnership;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A California Limited Partnership;

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                      A California Limited Partnership; and

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A California Limited Partnership.

                       JOINT CONSENT STATEMENT/PROSPECTUS

                             7,511,500 Common Shares
                                 $.001 Par Value


     The maximum aggregate merger consideration is $75,115,000. Approximately 98.5% of the aggregate merger consideration will actually be available for investment after the deduction of all fees, commissions, expenses and compensation incurred in connection with this offering. Dissenting limited partners are entitled to receive an unsecured subordinated debenture bearing interest at a variable interest rate equal to the federal rate, as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year, with the principal balance due January 31, 2005.

     Shareholders and limited partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 18. Significant risk factors include:

o    PCM and the Partnerships Have History of Losses
o    Significant Reduction in Distributions
o Shares May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal
o    Limited Public Market for Shares
o    Potential Price Volatility of Shares
o    Possible Dilution
o    Uncertainty of Future Financial Results
o    Dependence on Key Personnel
o    Control by Principal Shareholder
o    Possible Adverse Tax Consequences
o    The  Company  may  fail  to  become   compliant  with  Year  2000  computer
     programming issues


     NEITHER THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT CONSENT STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The primary purpose of the merger transaction is to provide limited partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation, while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the common stock received by the limited partners in the merger transaction to be eligible for listing on a regional or national exchange or market quotation system. No prediction can be made, however, as to the price at which that common stock will trade, or if it will trade at all, or if the application for such listing will be approved.

     This Joint Consent  Statement/Prospectus  is the joint consent statement of
(a) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"); (b) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); (c) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); (d) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); (e) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V") (those limited partnerships specified in Items (a) through (e), inclusive, are the "Partnerships"); (f) Performance Capital Management, Inc., a California corporation ("PCM"); and (g) Performance Asset Management Company, a Delaware corporation ("Company"). This Joint Consent Statement/Prospectus is being furnished to the limited partners of the Partnerships ("Limited Partners") and the shareholders of PCM ("PCM Shareholders") and the shareholders of the Company ("Company Shareholders"), in each case of record as of June 30, 1997 ("Determination Date"), in connection with the solicitation on behalf of the Board of Directors of the Company of the written consents of the Limited Partners and the PCM Shareholders and the Company Shareholders (obtained without meetings) to consider and approve a proposed merger of PCM and the Partnerships with and into the Company ("Merger Proposal") pursuant to the Merger Agreement and Plan of Reorganization dated as of October 31, 1997, between the Partnerships, the Company, and the PCM Shareholders ("Merger Agreement"), and to consider such other matters as may be set forth in this Joint Consent Statement/Prospectus.

     A vote in favor of the Merger Proposal would have the effect of a vote in favor of a series of interrelated changes to the current organizational forms of PCM, the Partnerships and the Company, including (a) merging PCM and the Partnerships with and into the Company, as a result of which the Company would be the surviving corporation; (b) terminating PCM's legal existence and the Partnerships' legal existences by operation of law, and (c) exchanging each PCM Shareholder's interest in PCM and the General Partner's interest and each Limited Partner's interest in each Partnership for an appropriate number of shares of $.001 par value common stock of the Company ("Merger Stock").

     The Board of Directors of the Company recommends that each Company Shareholder consent to the Merger Proposal. The Board of Directors of PCM recommends that each PCM Shareholder consent to the Merger Proposal. The Board of Directors of the General Partner recommends that each Limited Partner consent to the Merger Proposal.

     This Joint Consent Statement/Prospectus and the accompanying material and consent forms will first be mailed to the PCM Shareholders, the Company Shareholders and Limited Partners on or about _____________. Section 15510 of the California Corporations Code provides the Limited Partners with the same rights as the General Partner to inspect and copy all Partnership books and records, including the Partnerships' lists of their Limited Partners.

                                   ----------

THE ABOVE MATTERS ARE SPECIFIED IN DETAIL IN THIS JOINT CONSENT STATEMENT/PROSPECTUS. THE MERGER PROPOSAL AND RELATED TRANSACTIONS ARE COMPLEX. THE PCM SHAREHOLDERS, THE COMPANY SHAREHOLDERS AND LIMITED PARTNERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT CONSENT STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS SPECIFIED IN THAT PORTION OF THIS JOINT CONSENT STATEMENT/PROSPECTUS ENTITLED "RISK FACTORS."

THIS SOLICITATION OF CONSENTS EXPIRES AT 5:00 P.M., PACIFIC TIME, ON _________, 1998, UNLESS EXTENDED.

                                   ----------

THE TRANSACTION DESCRIBED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS WILL BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT").

                                   ----------

NO PERSON HAS BEEN AUTHORIZED TO FURNISH ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY THE COMPANY, PCM, THE GENERAL PARTNER OR THE PARTNERSHIPS. THE DELIVERY OF THIS JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS JOINT CONSENT STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT CONSENT
STATEMENT/PROSPECTUS OR THE SOLICITATION OF A CONSENT STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF SUCH AN OFFER, OR SUCH A CONSENT SOLICITATION.

     THE DATE OF THIS JOINT  CONSENT  STATEMENT/PROSPECTUS  IS  _______________,
1998.

     This Joint Consent Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than the shares of the Merger Stock, nor does it constitute an offer to sell or a solicitation of an offer to purchase any of the Merger Stock to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Joint Consent Statement/Prospectus nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any time subsequent to the date hereof.

                             ADDITIONAL INFORMATION


     The Company has filed with the State of California Department of Corporations ("Department") an Application for Qualification of Securities ("Application") under the California Corporate Securities Law of 1968, as amended, with respect to the Merger Stock. This Joint Consent Statement/Prospectus does not contain all the information set forth in the Application. Copies of the exhibits and schedules attached to the Application may be examined at the Department, 3700 Wilshire Boulevard, Los Angeles, California. The Company has also filed with the securities commissioners and administrators of the various other states in which the Limited Partners reside applications to register or qualify the Merger Stock in those states. This Joint Consent Statement/Prospectus does not contain all of the information set forth in those applications. Copies of the exhibits and schedules attached to those applications may be examined at the offices of those securities commissioners and administrators.

     The Company will be required to file reports and other information with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Shareholders of the Company will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act of 1933 ("Securities Act") with the Commission relating to the Merger Stock. As permitted by the rules and regulations of the Commission, this Joint Consent Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the Merger Stock reference is made to the Registration Statement, including the exhibits filed as part thereof. PAM III and PAM IV are subject to the reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. These reports can be inspected and copies at the public reference facilities maintained by the Commission in Washington, D.C., and copies of all documents filed by PAM III and PAM IV with the Commission can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission's website also contains information regarding PAM III and PAM IV. The address of that website is http://www.sec.gov.

     A separate supplement has been prepared for each Partnership and shall be delivered with this Joint Consent Statement/Prospectus to the Limited Partners. Each supplement contains a brief description of each material risk and effect of the Merger Proposal, a description of the method used to calculate the value of the Partnerships and allocate interests in the Company pursuant to the Merger Proposal, and other appropriate financial information. Any Limited Partner may obtain a copy of any supplement, including supplements for Partnerships in which he or she is not a limited partner, at no charge, by written request to the Information Agent. The Information Agent is Bud Webb and his telephone number is
(888)  754-4145.

     This Joint Consent Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The documents incorporated by reference in this Joint Consent Statement/Prospectus are:

1. The Soliciting Agent Agreement which will be entered into by and between the Company and Income Network Company, an affiliate of the General Partner, PCM and the Company, pursuant to which Income Network Company serves as the Soliciting Agent in connection with the Merger Proposal.

2.   Certificate of Incorporation for the Company and an amendment thereto.

3.   Articles of Incorporation for PCM and an amendment thereto.

4.   Bylaws of the Company.

5.   Certificate   of   Designations,    Preferences,   and   Relative   Rights,
     Qualifications and Restrictions of the Series A Convertible Preferred Stock of the Company.

6.   Form of Legal Opinion regarding legality.

7.   Legal Opinion regarding tax matters.

8.   Agreements for Indemnification between PCM and certain of its officers.

9. Agreements for Indemnification between Performance Development, Inc., the General Partner of the Partnerships, and certain of its officers and directors.

10.  Joint  Venture   Agreements   between  PCM,  on  the  one  hand,   and  the
     Partnerships, on the other hand.

11. Indemnification Agreements between the Company and its officers and directors.

12.  A statement regarding computation of per share earnings.

13.  A statement regarding computation of ratios.

14.  A letter regarding unaudited financial information.

15.  Independent auditor's consent.

16.  Consent of fairness expert.

17.  Power of Attorney.

18.  Statement of eligibility of Trustee.

19.  Financial Data Schedule.

20.  Agreements of Limited Partnership of the Partnerships.

21.  Certificates of Limited Partnership for the Partnerships.


Copies of these documents are available upon request from the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660. In order to ensure timely delivery of the documents, any request should be made by ___________, 1998.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SUMMARY.......................................................................6
  The Parties.................................................................8
  The Merger.................................................................10
  Fairness Opinion...........................................................12
  The Company................................................................13
  Nominally Foreign Corporations.............................................16
  Certain Advantages of the Merger Proposal
                  and Related Transactions...................................16
  Certain Disadvantages of the Merger Proposal
                  and Related Transactions...................................17
RECOMMENDATIONS  ............................................................18
RISK FACTORS.................................................................18
  History of Losses..........................................................19
  No Operating History ......................................................19
  Year 2000 Computer Compliance..............................................19
  Significant Reduction in Distributions.....................................19
  Significant Growth.........................................................20
  Change in Nature of Investment.............................................20
  Change in Voting Rights....................................................20
  Change in Duties Owed by
                  General Partner............................................20
  Changes in Compensation Arrangements.......................................20
  Future Portfolio Acquisitions..............................................20
  Integration of Acquired Operations.........................................21
  Taxation...................................................................21
  Uncertainty Regarding Trading and Market
                  Price of Common Shares.....................................21
  Limited Public Market......................................................21
  Potential Price Volatility.................................................21
  Possible Dilution..........................................................21
  Shares Eligible for Future Sale............................................22
  Control by Principal Shareholder;
                  Anti-Takeover Measures.....................................22
  Addition of Provisions That May Discourage
                  Changes of Control.........................................22
  Conflicts of Interest......................................................22
  No Arm's Length Agreements.................................................23
  Common Relationships.......................................................23
  Nature of Distressed-debt
                  Acquired by Company........................................23
  Company May Acquire
                  Unspecified Assets.........................................23
  Speculative Investment.....................................................23
  Dependence on Management...................................................24
  Dependence on Key Personnel................................................24
  Dependence on Independent Contractors
                  and Consultants............................................24
  Dependence on Labor Force..................................................24
  Government Regulation......................................................24
  Compliance with and Approval from
                  Federal and State Authorities..............................24
  Additional Financing May Be Required.......................................24
  Uncertainty of Future Financial Results,
                  Fluctuations in Operating Results..........................24
  Limited Resources of the Company...........................................24
  Substantial Competition....................................................24
  Limitation on Liability of Officers and
                  Directors of the Company...................................25
DISCLOSURE OF COMMISSION'S POSITION
  ON INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES............................................................25
  No Limitation on Indebtedness..............................................25
  Loss on Dissolution of the Company.........................................25
  Remuneration of Directors, Officers
                  and Employees..............................................25
  Receipt of Compensation Regardless of
                  Profitability..............................................25
  Ability of the Company to
                  Implement its Business Strategy............................25
  Business Interruption; Reliance on
                  Computer and Telecommunications
                  Infrastructure.............................................25
  Uninsured Loss; Acts of God................................................26
  Fairness Opinion Will Not Be Updated.......................................26
THE MERGER...................................................................26
  Background of the Merger Proposal..........................................26
  Conditions of the Merger...................................................27
  Effects of the Merger......................................................28
  The Merger Agreement.......................................................28
  Approval of All of the Partnerships
                  Is Required ...............................................28
  Merger Stock Will Be Restricted............................................28
  Consummation of the Merger.................................................28
  Costs of the Merger........................................................28
ALTERNATIVES TO THE MERGER...................................................29
  Fairness Opinion...........................................................30
  Recommendations............................................................30
DESCRIPTION OF THE COMMON SHARES.............................................30
  Merger Stock...............................................................31
  Unsecured Subordinated Debentures..........................................31
  Preferred Stock............................................................32
  Anti-Takeover Provisions of the Surviving
                  Corporation's Organizational Documents.....................32
  Fair Price provision.......................................................32
  Business Combinations......................................................33
  Control Share Acquisitions.................................................33
  Transactions with Interested Shareholders..................................33
  Shareholder Action; Special Meetings.......................................33
  Number of Directors; Removal; Vacancies....................................34
  Shareholder Proposals and Nominations                                      34
  Action by Shareholders Without a Meeting...................................34
  Amendment of Bylaws........................................................34
  Indemnification of Officers and Directors..................................34
  Delaware Anti-Takeover Law.................................................34
DETERMINATION OF EXCHANGE VALUE
  AND ALLOCATION OF COMMON SHARES ...........................................35
  Exchange Value.............................................................35
  Fairness Opinion...........................................................36
  Exchange of Shares.........................................................36
RESALE OF THE COMMON SHARES..................................................36
DISTRIBUTION POLICY..........................................................37
  Historical Distributions of the Partnerships...............................37
BUSINESS AND ASSETS..........................................................37
  The Partnerships and PCM...................................................37
  Competition in the Bad Debt Industry.......................................39
  Background of the Distressed Consumer
                  Indebtedness Industry......................................39
  Bulk Portfolios............................................................40
  Acquisition and Analysis of Portfolios.....................................40
  Servicing and Collection ..................................................40
VOTING PROCEDURES............................................................41
  Distribution of Solicitation Materials.....................................41
  No Special Meetings........................................................41
  Required Vote..............................................................41
  Voting Procedures and Consents.............................................42
  Completion Instructions....................................................42
  Solicitation and Tabulation of Consents....................................43
  Failure of Limited Partners to
                  Return Consent Forms.......................................43

  Special Requirements for Certain Limited
                  Partners or Shareholders....................................43
  Dissenting Limited Partners and Dissenting
                  Shareholders................................................43
  Compliance with Approval from
                  Federal and State Authorities...............................44
SUMMARY COMPARISON OF UNITS
  AND MERGER STOCK............................................................44
  Form of Organization and Purpose............................................44
  Length of Investment........................................................45
  Properties and Diversification..............................................45
  Additional Equity...........................................................46
  Borrowing Policies..........................................................46
  Management Control..........................................................46
  Management Liability and Indemnification....................................46
  Anti-Takeover Provisions....................................................46
  Voting Rights...............................................................46
  Compensation, Fees and Distributions........................................49
  Liability of Investors......................................................50
  Nature of Investment........................................................50
  Potential Dilution of Payment Rights........................................51
  Liquidity...................................................................51
  Taxation....................................................................52
  Passive v. Portfolio Income.................................................52
  Benefits from Distributions.................................................52
  Fiduciary Duties............................................................53
  Reporting Procedures........................................................53
  State Taxation..............................................................53
THE COMPANY AS A NOMINALLY
  FOREIGN CORPORATION.........................................................53
  Factors to Determine Foreign Corporations
                  Subject to California Laws..................................53
  California Laws Which Supersede
                  Foreign Laws for Nominally
                  Foreign Corporations........................................53
  Directors...................................................................54
  Distributions...............................................................54
  Shareholders Meetings.......................................................54
  Sales of Assets, Mergers and
                  Reorganizations.............................................54
  Records.....................................................................54
COMMENCEMENT AND CESSATION
  OF "NOMINALLY FOREIGN" STATUS...............................................55
  Commencement................................................................55
  Cessation...................................................................55
  Exemptions..................................................................55
RIGHTS OF DISSENTING
  LIMITED PARTNERS............................................................55
  Dissenting Limited Partners and Appraisal
                  Rights......................................................55
RIGHTS OF DISSENTING
  SHAREHOLDERS................................................................56
  Dissenting Shareholders and Appraisal
                  Rights......................................................56
FEDERAL INCOME TAX
  CONSEQUENCES................................................................57
  Introduction................................................................57
  Difference between Units and Common Shares..................................57
  The Partnerships............................................................58
  The Company ................................................................59
  The Limited Partners and Shareholders.......................................59
OTHER TAX CONSEQUENCES........................................................60
PRINCIPAL SHAREHOLDERS AND
  LIMITED PARTNERS............................................................60
MANAGEMENT OF THE GENERAL PARTNER,
  PCM AND THE COMPANY.........................................................61
  Additional Key Personnel....................................................62
SUMMARY COMPENSATION TABLE (PCM)..............................................64
SUMMARY COMPENSATION TABLE
  (GENERAL PARTNER)...........................................................64
  Committees of the Board of Directors........................................64
  Stock Option Plan...........................................................64
  Stock Options Pursuant to Employment
                  Relationships...............................................65
  Indemnification
                  Arrangements................................................65
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS................................................................66
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...................................................68
 Delinquent Consumer Indebtedness Business....................................68
  Overview....................................................................69
  PCM's Operations............................................................70
  PAM.........................................................................70
  PAM II......................................................................70
  PAM III.....................................................................71
  PAM IV......................................................................71
  PAM V.......................................................................71
  Acquisition of Portfolios...................................................72
  Servicing and Collections...................................................72
  Employees...................................................................73
  Expansion...................................................................73
  Year 2000 Computer Issues...................................................73
RESULTS OF OPERATIONS.........................................................74
  Overview....................................................................74
  Partnership Revenues........................................................74
  Other Partnership Income....................................................74
  PCM's Revenues..............................................................74
  Partnerships' Operating Costs
                  and Expenses................................................75
  Management and Other Fees Incurred by the
                  Partnerships................................................74
  PCM's Operating Costs and Expenses..........................................75
  PCM's Liquidity and Capital Resources.......................................76
SELECTED HISTORICAL AND PRO FORMA
  FINANCIAL DATA AND COMPARATIVE
  PER SHARE DATA..............................................................77
GLOSSARY......................................................................78
APPENDIX A- AGREEMENT AND PLAN
  OF MERGER..................................................................A-1
APPENDIX B- SUPPLEMENT FOR
  PERFORMANCE ASSET MANAGEMENT
  FUND, LTD. A CALIFORNIA LIMITED
  PARTNERSHIP................................................................B-1
APPENDIX C- SUPPLEMENT FOR
  PERFORMANCE ASSET MANAGEMENT
  FUND II, LTD. A CALIFORNIA LIMITED
  PARTNERSHIP................................................................C-1
APPENDIX D- SUPPLEMENT FOR
  PERFORMANCE ASSET MANAGEMENT
  FUND III, LTD. A CALIFORNIA LIMITED
  PARTNERSHIP................................................................D-1
APPENDIX E- SUPPLEMENT FOR
  PERFORMANCE ASSET MANAGEMENT
  FUND IV, LTD. A CALIFORNIA LIMITED
  PARTNERSHIP................................................................E-1
APPENDIX F- SUPPLEMENT FOR
  PERFORMANCE ASSET MANAGEMENT
  FUND V, LTD. A CALIFORNIA LIMITED
  PARTNERSHIP................................................................F-1
APPENDIX G- FAIRNESS OPINION.................................................G-1
APPENDIX H- LETTER OF TRANSMITTAL
 AND CONSENT STATEMENT (PAM I)...............................................H-1
APPENDIX I- LETTER OF TRANSMITTAL
  AND CONSENT STATEMENT (PAM II).............................................I-1
APPENDIX J- LETTER OF TRANSMITTAL
  AND CONSENT STATEMENT (PAM III)............................................J-1
APPENDIX K- LETTER OF TRANSMITTAL
  AND CONSENT STATEMENT (PAM IV).............................................K-1
APPENDIX L- LETTER OF TRANSMITTAL
  AND CONSENT STATEMENT (PAM V)..............................................L-1
APPENDIX M- INDENTURE AGREEMENT..............................................M-1
APPENDIX N- UNSECURED SUBORDINATED
DEBENTURE....................................................................N-1

                             [ORGANIZATIONAL CHART]

                                     SUMMARY


     Overview. The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of PCM while also increasing the liquidity of their investments. Additional potential benefits of the Merger include the possibility of greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, the opportunity to offer greater employee ownership, and more simplified record keeping, accounting and tax reporting. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the Merger Stock will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances.

     Glossary. A glossary of defined terms is located at Page 78 of this Joint Consent Statement/Prospectus.

     Rights of Dissenting Limited Partners. The Merger Proposal has been evaluated by an independent Fairness Analyst, Willamette Management Associates, Inc., which has determined that the Merger Proposal is fair, from a financial point of view, to the Partnerships. Dissenting Limited Partners, as an alternative to participating in the Merger, may elect to receive an unsecured subordinated debenture bearing interest at a variable interest rate equal to the federal rate, as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year, with the principal balance due January 31, 2005 ("Debenture") secured by an Indenture Agreement ("Indenture Agreement"). A copy of the
Indenture Agreement is attached as Appendix M to this Joint Consent Statement/Prospectus and a copy of the Debenture is attached as Appendix N to this Joint Consent Statement/Prospectus. Each Limited Partner may obtain a list of the other limited partners in the Partnership in which such Limited Partner holds an interest, or any other documents of such Partnership relevant to the Merger Proposal, by contacting the Information Agent.

     Alternatives to the Merger. The General Partner, the Company, and the shareholders of PCM considered several alternatives to the Merger, which are discussed in more detail under the caption "Alternatives to the Merger" on Page 29 of this Joint Consent Statement/Prospectus. Briefly, the alternatives included (i) filing the appropriate Registration Statements with the Securities and Exchange Commission ("Commission") and submitting to the National Association of Securities Dealers, Inc. ("NASD") the appropriate application to enable the Partnerships to participate in the Over-The-Counter Bulletin Board Electronic Quotation Service; (ii) winding up and dissolving the Partnerships, and distributing their assets to the Limited Partners; (iii) continuing PCM and the Partnerships in accordance with their current business plans and joint venture agreements; and (iv) going forward with the Merger Proposal with the approval of less than all of the Partnerships. As discussed in more detail on Page 30 of this Joint Consent Statement/Prospectus, the General Partner determined that none of these proposed alternatives is as beneficial to the Limited Partners as the Merger Proposal.

     Summary of Risk  Factors.  There are  certain  disadvantages  of the Merger
Proposal and related transactions. If the Merger Proposal is approved, those Limited Partners who elect to participate in the Merger will not receive distributions from the Company during the foreseeable future, in that, the Company does not contemplate paying dividends in the foreseeable future. There can be no assurance that the Company will operate profitably. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise approved for participation in the Over-The-Counter Bulletin Board Electronic Quotation Service. Even if so listed or approved, the Merger Stock may trade at a price substantially below the value assigned in the Merger Proposal, or may not trade at all. There may be a limited public market for the Merger Stock, which may be subject to significant price volatility and possible dilution. Those Limited Partners who approve of the Merger Proposal will have their voting rights changed to the extent that those Limited Partners, who formerly had ultimate control of their respective Partnerships, will, upon consummation of the Merger, be minority shareholders in the Company, with a corresponding decrease in control over the business of the Company. The majority shareholder of the Company, Vincent E. Galewick, will exert substantial control over the Company, including the election of the Board of Directors. Management compensation, including the compensation paid to Mr. Galewick as Chief Executive Officer of the Company, will be determined by the Company's Board of Directors. Moreover, as opposed to the Partnerships, the Company, as a corporation, will be a taxable entity.

     Actual or Potential Material Conflicts of Interest Between the General Partner and the Limited Partners. The General Partner is the general partner of each Partnership, and some Limited Partners have subscribed to more than one Partnership. The General Partner has an independent obligation to ensure that each Partnership's participation in the Merger is fair and equitable, without regard to whether the Merger is fair and equitable to the other participants in the Merger Proposal, including the other Partnerships. The General Partner has sought to discharge faithfully this obligation to each Partnership; however,
Limited Partners should consider that the General Partner has separate obligations to each of the Partnerships. If each of the Partnerships had a separate unaffiliated general partner, those unaffiliated general partners may have had independent and different perspectives which might have caused them to advocate terms and conditions during negotiating and structuring the Merger Proposal different than the terms and conditions advocated by the General Partner.

     Moreover, there are significant common relationships between Affiliates of the General Partner and directors and officers of the Company. Most significantly, Vincent E. Galewick owns all of the issued and outstanding common stock of the General Partner and, currently, the Company. Additionally, Mr. Galewick holds a significant majority, i.e., 98.5%, of the issued and outstanding common stock of PCM. Additionally, Mr. Galewick owns all of the issued and outstanding preferred stock of the Company, which, subject to certain conditions precedent, is convertible to additional shares of the Company's common stock. Additionally, Mr. Galewick will own beneficially approximately 62% of the Company's common stock, if the Merger Proposal is approved. Therefore, Mr. Galewick will exert significant control over the business affairs of the Company. Michael Cushing, an Affiliate of the General Partner, will also exert significant influence as Chief Financial Officer of the Company.

     Pursuant to each of the Partnership Agreements, upon the winding up, dissolution and liquidation of the Partnerships, the General Partner is entitled to a percentage of the distributions of the Partnerships. Generally, interest of the General Partner is 10% until such time as the Limited Partners recover their contributions to the capital of each Partnership and thereafter the General Partner's interest increases to 30%. Accordingly, the General Partner's percentage interest in the Merger Stock allocated to each Partnership will be based on the distribution principles specified in the respective Partnership Agreements.

     Vision Capital Services Corporation, a California corporation and an Affiliate of the General Partner, Income Network Company, PCM and the Company ("Vision"), currently employs all of the persons providing human resource (personnel) services to PCM and certain of its Affiliates, including the General Partner. Specifically, Vision employs the persons utilized by PCM to manage, service and collect the portfolios of indebtedness owned by the joint ventures to which PCM and the Partnerships are parties. Vision receives from PCM and those Affiliates fees equal to the salaries and costs of all employee benefits and other normal and routine employee costs, plus a service fee similar and equal in amount to that which would be charged by an unaffiliated third party personnel service provider. If the Merger is consummated, all of the assets of the Partnerships will be acquired by the Company and, because the Company will employ its own human resources (employees), the acquired assets will be managed by employees of the Company, and Vision will not receive any fees from the Partnerships, PCM or the Company. Moreover, if the Merger is consummated, PCM, an Affiliate of the General Partner, will no longer receive portfolio acquisition fees.

     Many of the potential conflicts of interest arising from current related party transactions will be eliminated if the Merger is consummated, because PCM will merge with and into the Company and will no longer provide such services to the Company. Prior to the Merger, the General Partner's Certified Public Accountants retained an independent Fairness Analyst to evaluate the Merger Proposal and opine as to its fairness to each of the Partnerships. The Fairness Analyst is Willamette Management Services, Inc., and the Fairness Analyst has determined that the Merger Proposal is fair to each of the Partnerships. The opinion of the Fairness Analyst is included with this Joint Consent
Statement/Prospectus as Appendix G. Also prior to the Merger, the General Partner retained an appraiser to appraise the assets of each Partnership. The appraiser's reports concerning the assets of the Partnerships are attached to the Partnership Supplements, which are included with this Joint Consent Statement/Prospectus as Appendices B, C, D, E and F.

     Anti-takeover Provisions of the Company's Organizational Documents. Certain provisions of the amended Certificate of Incorporation and the Bylaws of the Company may have the effect of discouraging unsolicited takeover proposals. These provisions include those which require the approval by holders of two-thirds (2/3) of the Company's common stock for certain actions, including mergers, sales of all or substantially all of the Company's assets, or the adoption of amendments to the Company's Certificate of Incorporation or Bylaws; a fair price provision which requires a potential acquiror to pay the Company's shareholders the highest price paid during a specified time prior to the commencement of a tender offer; a control share acquisition provision which requires approval by the shareholders of the Company prior to certain acquisitions of controlling portions of the Company's common stock; a provision requiring certain shareholder or Board of Directors approval in the event of transactions between the Company and certain interested shareholders; the conversion of certain preferred stock held by Vincent E. Galewick into common stock subject to certain conditions precedent; and certain other provisions relating to the taking of action by shareholders of the Company. For more detailed information regarding the anti-takeover provisions of the Company's organizational documents, refer to the portion of this Joint Consent Statement/Prospectus captioned "DESCRIPTION OF THE COMMON SHARES -- Anti-Takeover Provisions of the Company's Organizational Documents."

     Elimination of Cumulative Voting. At such time as the Company (a) has issued and outstanding equity securities listed on the (i) New York Stock Exchange or (ii) the American Stock Exchange or (b) has issued and outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (or any successor national market system) and has at least eight hundred (800) holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders, the Company shall be a "listed corporation." At such time as the Company shall be a listed corporation the directors of the Company shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At such time as the directors are divided into two (2) classes, the total number of directors constituting the entire Board of Directors shall be seven (7). The term of each class of directors shall be two (2) years. The term of the initial Class I directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected; and the terms of the initial Class II directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected. At each annual meeting of shareholders during a year in which the termination of the term of a class of directors occurs, successors to that class of directors shall be elected for a two (2) year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders, and (ii) the shareholders of the Company shall not be entitled to cumulate their votes for directors of the Company.

                                   THE PARTIES

     The Company. Performance Asset Management Company is a Delaware corporation and was incorporated on May 7, 1996. The Company was formed to do business and participate in the distressed financial debt industry. The Company has been inactive since its formation. The Company currently has one holder of its voting $.001 par value common stock, which is Vincent E. Galewick. The Board of Directors of the Company contemplates 5 members. The current directors of the Company are Vincent E. Galewick, Michael Cushing and William Savage. There are 2 vacancies on the Company's Board of Directors. The Company is an Affiliate of
(i) Performance Development, Inc., a California corporation, which is the General Partner of the Partnerships; (ii) PCM; (iii) Vision, and (iv) Income Network Company, a California corporation and the Soliciting Agent of written consents of the Limited Partners regarding the Merger Proposal. The address of the Company is 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number is (714) 566-3400.

     After consummation of the Merger, the Company will be the surviving corporation. If the Merger Proposal is approved by 75% in interest of the holders of interests in each Partnership ("Units"), PCM and the Partnerships will cease to exist by operation of law upon completion of the Merger. The Company, as the surviving corporation, will possess all of the assets, properties, rights and privileges of the Company, PCM and the Partnerships existing on the Closing Date and will be subject to all of their liabilities and obligations existing at such time. The Company would acquire the interests of the Partnerships and PCM in any and all joint ventures between PCM and the Partnerships existing on the Closing Date. By operation of law, those joint ventures would then cease to exist and the Company would own the assets of those joint ventures.

     The Shareholders of PCM. Performance Capital Management, Inc., a California corporation ("PCM") currently has two holders of its no par value common stock, Vincent E. Galewick, who holds 98.5% of such common stock, and Michael Cushing, who holds 1.5% of such common stock ('PCM Shareholders"). PCM was incorporated in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells those portfolios to the Partnerships and another similar California limited partnership, Performance Asset Management Fund VI, Ltd., A California Limited Partnership ("PAM VI"), which is an Affiliate of the Company, PCM, the General Partner, the Partnerships, Vision and the Soliciting Agent, at purchase prices generally equal to PCM's cost plus an acquisition fee of as much as approximately 37% , as provided in the related purchase agreements. The Partnerships enter into joint ventures with PCM by way of servicing agreements with PCM to collect and service the portfolio assets. The servicing agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 65% for the Partnerships and 35% to 45% for PCM. The Partnerships also reimburse PCM for certain costs associated with the collection and servicing of portfolio assets. PCM, the General Partner, the Soliciting Agent, Vision and the Company have common shareholders, directors and officers. The PCM Shareholders can be contacted care of PCM at 4100 Newport Place, Suite 400, Newport Beach, California 92660. PCM's telephone number is
(714) 261-7300.

     General Partner. Performance Development, Inc., a California Corporation, is the General Partner of the Partnerships and was incorporated in June, 1990. The General Partner currently has one holder of its no par value common stock, which is Vincent E. Galewick. The General Partner has been engaged in various aspects of the distressed financial services industry since March, 1991. The General Partner is an Affiliate of PCM, Vision, the Soliciting Agent and the Company. The General Partner, PCM, Vision, the Soliciting Agent and the Company have common shareholders, directors and officers. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The General Partner is also the general partner for other California limited partnerships. The address of the General Partner is 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number is (714) 261-2400. The General Partner is not a party to the Merger; however, the General Partner will receive shares of the Merger Stock in accordance with the provisions of the Agreements of Limited Partnership for the Partnerships ("Partnership Agreements") due to the liquidation, winding up and dissolution of the Partnerships, if the Merger is consummated. The General Partner currently would receive 10% of the distributions of the Partnerships upon their liquidation, winding up and dissolution, pursuant to the Partnership Agreements.

     Performance Asset Management Fund, Ltd., A California Limited Partnership. Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"), was formed on April 1, 1991, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM sold 1,052 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM from purchasers of its Units is $5,260,000. As of June 30, 1997 ("Determination Date"), PAM had 369 Limited Partners. Units in PAM were offered and sold pursuant to the exemption from the registration requirement of the Securities Act of 1933 ("Securities Act") provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. PAM was formed to provide funding to acquire assets from federal banking and savings and loan agencies, the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation ("RTC"), and other sources of distressed assets, for the purpose of generating income and distributable cash from collecting on the assets or reselling those assets. The assets in which PAM has an interest consist primarily of charged off credit card indebtedness acquired from banks and lending institutions. The investment objectives of PAM are to (a) preserve and protect PAM's invested capital; and (b) to achieve income by purchase and collection or resale of FDIC and RTC assets and distressed assets from other sources. The address and telephone number of PAM are the same as those of the General Partner.

     Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
Partnership. Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"), was formed on April 1, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM II sold 1,568 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM II from purchasers of its Units is $7,840,000. As of the Determination Date, PAM II had 489 Limited Partners. Units in PAM II were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. PAM II was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets of the joint ventures in which PAM II has an interest consist primarily of consumer debt acquired from banks and lending institutions. The specific investment objectives of PAM II are to (a) preserve and protect PAM II's invested capital; and (b) to achieve income by purchase and collection or resale of FDIC and RTC assets and distressed assets from other sources. The address and telephone number of PAM II are the same as those of the General Partner.

     Performance Asset Management Fund III, Ltd., A California Limited Partnership. Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"), was formed on October 13, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM III sold 1,998 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM III from purchasers of its Units is $9,990,000. As of the Determination Date, PAM III had 596 Limited Partners. Units in PAM III were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. As a result of the number of limited partners of PAM III and the total amount of PAM III's assets, PAM III caused to be prepared and filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form 10-SB and, as a result, PAM III is required to and does file the periodic reports required by the provisions of the Securities Exchange Act of 1934 ("Exchange Act"). PAM III was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets in which PAM III has an interest consist primarily of secured and unsecured commercial and consumer loans, credit card debt, as well as real and personal property, loans, notes receivable, and other indebtedness. The specific investment objectives of PAM III are to (a) preserve and protect PAM III's invested capital; and (b) to realize income by the acquisition, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, the FDIC, the RTC and other sources. The address and telephone number of PAM III are the same as those of the General Partner.

     Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
Partnership. Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"), was formed on October 21, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California. PAM IV sold 11,488 Units at the price of $2,500.00 per Unit. The total gross amount received by PAM IV from purchasers of its Units is $28,720,000. As of the Determination Date, PAM IV had 1,442 Limited Partners. The offer and sale of Units of PAM IV were not registered pursuant to the provisions of the Securities Act, as those Units were offered and sold in reliance on the exemption provided by the provisions of Section 3(a)(10) of the Securities Act and Rule 147 promulgated pursuant thereto. Specifically, those Units were offered and sold in a transaction which qualified for the intrastate exemption specified by the provisions of that Section 3(a)(10). Those Units were offered and sold only to residents of the State of California. The offer and sale of those Units were qualified with the State of California Department of Corporations. As a result of the number of limited partners of PAM IV and the total amount of PAM IV's assets, this partnership caused to be prepared and filed with the Commission a Registration Statement on Form 10-SB and, as a result, PAM IV is required to and does file the periodic reports required by the provisions of the Exchange Act. PAM IV was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets in which PAM IV has an interest consist primarily of secured and unsecured commercial and consumer loans and real and personal property, loans, notes and accounts receivable, and other indebtedness. The specific investment objectives of PAM IV are to (a) preserve and protect PAM IV's invested capital; and (b) realize income by the acquisition, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, the FDIC, the RTC and other sources. The address and telephone number of PAM IV are the same as those of the General Partner.


     Performance   Asset   Management   Fund  V,  Ltd.,  A  California   Limited
Partnership. Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"), was formed on May 1, 1994, as a limited partnership in California pursuant to the Revised Limited Partnership Act of the State of California. PAM V sold 1,194 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM V from purchasers of its

Units is $5,970,000. As of the Determination Date, PAM V had 305 Limited Partners. Units in PAM V were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws.

     PAM V was formed to acquire various assets from various sources, including, but not limited to, federal and state banking and savings and loan agencies and consumer finance lenders for the purpose of generating income and gains by collecting, selling, or otherwise disposing of acquired assets. The assets in which PAM V has an interest consist primarily of secured and unsecured commercial and consumer loans, credit card obligations, real and personal property loans, notes and accounts receivable, and other indebtedness. The specific investment objectives of PAM V are to (a) preserve and protect PAM V's invested capital; and (b) realize income and gains from the collecting, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, consumer finance lenders and other sources. The address and telephone number of PAM V are the same as those of the General Partner.


     Present Business of the Company. Since its formation, the Company has conducted little, if any, business.

     Present Business of PCM and the Partnerships. PCM and the Partnerships are engaged in business in the financial services industry. PCM performs collection and other services for the Partnerships and, as a result of various joint ventures with the Partnerships, conducts the specific business of purchasing, managing, servicing, collecting and selling discounted portfolios of debt instruments and obligations. Those portfolios consist of instruments evidencing secured and unsecured commercial and consumer loans, credit card debt, as well as real and personal property, loans, notes receivable, and other indebtedness. The various joint ventures either service and collect the underlying obligations or sell the obligations, either individually or in portfolios. The Company, as the surviving corporation, will continue to engage in the same business conducted by PCM and the Partnerships with regard to the assets acquired by the Company in the Merger.


                                   The Merger


     Purpose of Joint Consent Statement/Prospectus. This Joint Consent Statement/Prospectus is furnished to (a) Limited Partners, (b) PCM Shareholders; and (c) shareholders of the Company ("Company Shareholders"), in each case of record as of June 30, 1997 ("Determination Date"), in connection with the solicitation on behalf of the Board of Directors of the Company ("Board of Directors") of their written consents (obtained without meetings) to consider and approve the Merger Proposal.

     Vincent E. Galewick owns 98.5% of the issued and outstanding shares of PCM's common stock and 100% of the Company's issued and outstanding shares of common stock. Mr. Galewick is in favor of and will consent to the Merger Proposal. Michael Cushing owns 1.5% of the issued and outstanding shares of PCM's common stock. Mr. Cushing is in favor of and will consent to the Merger Proposal.

     A vote in favor of the Merger Proposal would have the effect of a vote in favor of a series of interrelated changes to the current ownership and structure of PCM, the Partnerships and the Company. If, and only if, at least 75% of the Units of each Partnership approve the Merger Proposal and the Merger Proposal is approved by the requisite federal and state regulatory agencies, the Merger will be consummated, and the Limited Partners would cease to be limited partners in the Partnerships and become shareholders of the Company, and the Company would own all of the former assets, properties, rights and interests of PCM and the Partnerships. The General Partner would also then become a shareholder of the Company. The PCM Shareholders would also then become shareholders of the Company, and PCM would cease to exist by operation of law. The Company would be the surviving corporation. The Merger Stock will be registered in accordance with the provisions of the Securities Act pursuant to a Registration Statement on Form S-4 filed by the Company with the Commission.

     Terms of the Merger. Pursuant to the Merger Agreement, a true and correct copy of which has been filed as an exhibit to the Registration Statement and included in this Joint Consent Statement/Prospectus as Appendix A, upon the date upon which all of the conditions precedent to the obligations of each of the parties, as specified in the Merger Agreement, shall have been satisfied or shall have been waived ("Closing Date"), the PCM Shareholders will exchange all of the issued and outstanding common stock of PCM for shares of Merger Stock, and PCM will merge with and into the Company. The Partnerships (if 75% of the Units of each Partnership approves the Merger Proposal) will exchange their assets for shares of the Company. On the Closing Date the PCM Shareholders will receive 4,452,300 shares of Merger Stock for their shares of PCM's common stock. On the Closing Date the Partnerships, collectively, will receive 3,059,200 shares of Merger Stock for the assets of the Partnerships. Moreover, pursuant to the Merger Agreement, the Partnerships will be wound up and dissolved, and the Merger Stock will be distributed to the Limited Partners and the General Partner in accordance with the provisions of the Partnership Agreements. Cash will be paid for any resulting fractional shares.

     The following table summarizes the valuation conclusions and the value ("Exchange Value") determined by the Company, PCM and the General Partner for Units, shares of PCM's common stock and shares of the Company's common stock, as reviewed and determined to be fair from a financial point of view by Willamette Management Associates, Inc. ("Fairness Analyst"), as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock.

                                          Percentage of
                                            Aggregate              Number of
                  Indicated Value        Indicated Value         Common Shares
                  (Rounded to the        (Rounded to the           Allocated
                  Nearest $1,000)      Nearest 1/10 of 1%          to Entity
                  ---------------      ------------------          ---------

PAM                    $934,000                1.2%                   93,400
PAM II                3,112,000                4.1                   311,200
PAM III               6,000,000                8.0                   600,000
PAM IV               15,846,000               21.1                 1,584,600
PAM V                 4,700,000                6.3                   470,000
                    -----------              -----               -----------

Sub-total           $30,592,000               40.7%                3,059,200
                    -----------              -----               -----------

PCM                 $44,523,000               59.3%                4,452,300
                    -----------              -----               -----------

Total               $75,115,000              100.0%                7,511,500
                    ===========              =====               ===========


     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows:

                      Performance Asset Management Company
                   Attn: Information Agent -- Fairness Opinion
                               4100 Newport Place
                                    Suite 400
                         Newport Beach, California 92660

     The General Partner has suspended distributions made by the Partnerships to the Limited Partners from and after the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Company has the authority to postpone the Determination Date and establish a new Determination Date, in its sole and absolute discretion. The Company may exercise this authority in the event that the matters contemplated in this Joint Consent Statement/Prospectus are postponed for any reason.

     Immediately after consummation of the Merger, the PCM Shareholders, the General Partner, the Limited Partners and the Company Shareholders will hold 100% of the outstanding shares of the $.001 par value common stock of the Company. The Merger Proposal is structured so that neither the PCM Shareholders, the General Partner, the Limited Partners, nor the Company Shareholders, on the one hand, nor the Company, on the other hand, should recognize any taxable gain or loss in connection with the Merger. See "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     The Merger Proposal is also structured to afford those Limited Partners who dissent ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Limited Partnership Protection Act of 1992 of California ("Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held by them, i.e., units of limited partnership interests; provided, however, that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more "roll-up" participants. For these purposes, a "roll-up" is defined as a transaction involving the combination or reorganization of one or more limited partnerships, directly or indirectly, in which some or all of the limited partners in any of such limited partnerships will receive new securities, or securities in another entity. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the limited partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, rights, and priorities as they had pursuant to the security originally held.

     The Company will satisfy this requirement by offering to purchase each Dissenting Limited Partner's Units with an unsecured subordinated debenture ("Debenture") issued under an indenture agreement ("Indenture Agreement"), subject to the terms and conditions set forth in this Joint Consent Statement/Prospectus. A copy of the Debenture is included with this Joint Consent Statement/Prospectus as Appendix N and a copy of the Indenture Agreement is included with this Joint Consent Statement/Prospectus as Appendix M. The Merger Proposal and the related transactions, including the dissolutions and liquidations of the Partnerships ("Dissolutions" and "Liquidations") are structured to comply with the other rights and privileges provided by the Thompson-Killea Act. See "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS."

     The Merger Proposal is structured so as to comply with the provisions of the California General Corporation Law pertaining to mergers (Chapter 11, commencing with Section 1100) and the rights of dissenting shareholders ("Dissenting Shareholders") (Chapter 13, commencing with Section 1300), to the extent applicable. Chapter 13 of the California General Corporation Law requires that PCM and the Company, as to their respective Dissenting Shareholders, if any, purchase for cash, at their fair market value the shares of common stock owned by dissenting PCM Shareholders and dissenting Company Shareholders, respectively. Neither Vincent E. Galewick, in his capacity as a PCM Shareholder and Company Shareholder, nor Michael Cushing, the other PCM Shareholder, intends to exercise rights as a Dissenting Shareholder. See "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS."

     Effect of Elimination of Cumulative Voting. Cumulative voting allows a shareholder to accumulate the number of votes he or she would be permitted to cast in favor of or against all directors and direct those votes for or against a single director or in any manner he or she desires. Where cumulative voting is permitted, a stockholder is entitled to cast all of his or her votes for a single director or to distribute those votes among any two or more directors as he or she desires. A rough measure of the minimum number of votes a stockholder must have to elect a target number of directors by cumulating his or her votes can be determined by multiplying the total number of voting shares by a number equal to the target number of directors, dividing this by a number equal to the total number of directors to be elected plus one, and adding one to the result.

     Although cumulative voting is intended to provide minority shareholders with an opportunity to elect directors, it does not provide a guarantee of minority representation.

                                FAIRNESS OPINION

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the Company, Income Network Company, the General Partner and PCM, retained the services of Willamette Management Associates, Inc. ("Fairness Analyst") to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. The Fairness Analyst has provided valuation and related financial consulting services throughout the United States since 1969. As a result, the Fairness Analyst has performed valuations of companies operating in a wide variety of industries, including numerous entities operating within the financial institutions industry which provide the type of credit relationships similar to those of the portfolios of the Partnerships. Employees of the Fairness Analyst who reviewed the Merger Proposal and contributed to the Fairness Opinion include a former employee of KPMG Peat Marwick, who specialized in audits of entities participating in the financial institutions industry (banks, mortgage companies and savings and loan companies); and a co-author of two of the most frequently-cited texts regarding business valuation, Valuing a Business (3rd Edition, Irwin, 1996) and Valuing Small Business and Professional Practices (2nd Edition, Business One Irwin,
1993). The Fairness Analyst is accepted in the financial institutions industry as a national authority with regard to economic analysis and valuation issues.

     There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis, and the Fairness Analyst performed its due diligence by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; and interviewing accountants employed by Kelly & Company. The Fairness Analyst was allowed complete access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers. The Fairness Analyst determined the amount of consideration to be paid in regard to its investigation, analysis, and opinion. A copy of the opinion of the Fairness Analyst ("Fairness Opinion") is included with this Joint Consent Statement/Prospectus as Appendix G.

     No Instructions From General Partner, PCM Shareholders or the Company. Neither the General Partner, the PCM Shareholders nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation and analysis and thereafter render a written opinion to the General Partner, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company regarding the exchange of Partnership assets and shares of PCM common stock for Merger Stock is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare an opinion (i) satisfying the requirements of the Thompson-Killea Act; and (ii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each Partnership. A copy of that opinion ("Fairness Opinion") is included with this Joint Consent Statement/Prospectus as Appendix G. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and analysis and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; reports filed with the Securities and Exchange Commission ("Commission"); corporate documents, such as Certificates and Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets and financial forecasts through December 31, 2008; office leases; management profiles; distressed loan portfolio stratification reports; and daily productivity and cash collection reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation and analysis focusing on the fairness issues relating to the "adequate consideration" rule. "Adequate consideration" is generally understood to represent the fair market value of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would ultimately receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed debt portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     In completing the analysis required to form a basis for its opinion, the Fairness Analyst performed independent economic, industry, and market research, and performed its own financial analysis with regard to the business operations, assets and value of each Partnership and PCM. The Company, PCM and the General Partner provided the Fairness Analyst with operating budgets and financial forecasts regarding the operations of PCM and the Partnerships through December 31, 2008, and selected historical daily productivity and cash collection reports. The Fairness Analyst performed certain procedures regarding the information provided, including (i) reviewing historical data regarding the purchase and sale of distressed loan portfolios; (ii) reviewing historical collection rates and costs regarding the distressed loan portfolios; (iii) interviewing representatives of the Company, PCM and the Partnerships regarding historical purchases, sales, collection rates and costs, and projected purchases, sales, collection rates and costs relating to distressed loan portfolios; and (iv) conducting independent research regarding the projected growth rate of the distressed loan segment of the financial services industry and operating costs of entities operating within the industry. Based upon the independent research performed by the Fairness Analyst, and the representations provided by the Company, PCM and the General Partner regarding the historical and projected operations of PCM and the Partnerships, it was the opinion of the Fairness Analyst that reasonable reliance could be placed upon the projected operating budgets and financial forecasts provided ("Fairness Opinion"). A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G.

     There were no contacts in connection with the Merger Proposal between the Company, the PCM Shareholders, PCM, or the General Partner, or any of their Affiliates, on the one hand, and any outside party, other than the Fairness Analyst, on the other hand, with respect to the preparation of the Fairness Opinion, the valuation of the Partnerships or their assets, or any other report with respect to the Merger Proposal.

     Basis for and Methods of Arriving at Findings. The Company, the PCM Shareholders and the General Partner valued the respective value of each entity by determining the combined value of each entity's assets, including the value of such entity's cash receipts and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst considered, in consideration of the Fairness Opinion, the asset liquidation value of each entity and the allocation of assets of each Partnership between the General Partner and the Limited Partners of such Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its fairness determination included discount factors based on the age and composition of the various debt portfolios and the Fairness Analyst's evaluation and analysis of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

     Determination of Values. The Company, PCM and the General Partner have determined the (i) Exchange Value and (ii) amounts specified in the table below after reviewing selected financial information, both historical and forecasted. The Fairness Analyst determined, in the Fairness Opinion, that the Exchange Value is fair from a financial standpoint to the Partnerships. A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G. The total values for PCM and each of the Partnerships are:


NAME OF PARTNERSHIP                                   TOTAL VALUE OR COPORATION
-------------------                                   -------------------------

Performance Asset Management Fund, Ltd.,
             A California Limited Partnership                $   934,000
Performance Asset Management Fund II, Ltd.,
             A California Limited Partnership                  3,112,000
Performance Asset Management Fund III, Ltd.,
             A California Limited Partnership                  6,000,000
Performance Asset Management Fund IV, Ltd.,
             A California Limited Partnership                 15,846,000
Performance Asset Management Fund V, Ltd.,
             A California Limited Partnership                  4,700,000
Performance Capital Management, Inc.,
             a California corporation                         44,523,000
                                                             -----------

             Total                                           $75,115,000
                                                             ===========

                                   THE COMPANY


     Description of the Company's Capital Stock. The authorized capital of the Company is 100,000,000 shares of voting common stock, $.001 par value per share, and 10,000,000 shares of non-voting preferred stock, $.001 par value per share. There are currently 1,000 shares of the Company's common stock and 100,000 shares of the

Company's preferred stock issued and outstanding, held by Vincent E. Galewick, an Affiliate of PCM, the Soliciting Agent and the General Partner. The shares of the Company's preferred stock owned by Mr. Galewick are convertible to shares of the Company's common stock at a ratio of one share of such preferred stock for 20 shares of such common stock, subject to certain conditions precedent. The Company does not anticipate issuing any additional shares of preferred stock or any other equity securities of any class, designation or series. The Company's Certificate of Incorporation, which specifies the authorization for the Company's capital stock, and the Company's Bylaws are attached as exhibits to the Registration Statement. If 75% of the Units of each Partnership approve the Merger Proposal, and after the dissolutions and liquidations of the Partnerships and distribution by the Partnerships to their Limited Partners of the Merger Stock, there will be 7,512,500 shares of the Company's common stock issued and outstanding, which will be owned by the General Partner, the Limited Partners, the PCM Shareholders, and the Company Shareholders. There will also be 100,000 shares of the Company's preferred stock owned by Vincent E. Galewick. Upon distribution of the Merger Stock, the Partnerships and PCM will wind up and dissolve.

     After the Merger and the dissolution and liquidation of PCM and the Partnerships, the issued and outstanding shares of Merger Stock will be validly issued, fully paid and nonassessable. Holders of the Merger Stock will be entitled to receive dividends from funds legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine, in its sole and absolute discretion. The Company intends not to pay dividends in the foreseeable future. See "RISK FACTORS -- Significant Reduction in Distributions." The Company has no plans, at the current time, to issue any additional shares of its preferred stock. The Merger Stock will be neither redeemable nor convertible and the holders thereof will have no preemptive or subscription rights to purchase any securities of the Company. Upon the liquidation, dissolution or winding up of the Company, subject to the rights of holders of any shares of preferred stock of the Company, holders of shares of the Company's common stock will be entitled to receive a pro rata distribution of the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities of the Company. Each outstanding share of the Company's common stock will be entitled to one vote on all matters submitted to a vote of the shareholders of the Company.

     Resale of the Merger Stock Common Shares. The shares of Merger Stock will be registered under the Securities Act by the Registration Statement. The registration of the Merger Stock in this manner should allow holders of the Merger Stock to transfer the Merger Stock without any restriction under the Securities Act, if such holder is not an Affiliate of the Company, as defined by Rule 144 promulgated pursuant to the Securities Act; provided, however, that various states also have registration requirements which may restrict trading of the Merger Stock. Moreover, the Company intends to stabilize the price of its common stock by restricting the sale of the Merger Stock.

     During that period that the Registration Statement is being reviewed by the Commission, the Company intends to submit to the National Association of Securities Dealers, Inc. ("NASD") an application for listing the Company's common stock on an appropriate NASDAQ exchange or, in the alternative, submitting an application to the NASD for participation by the Company in the Over-The-Counter Bulletin Board Electronic Quotation Service ("Bulletin Board"). If the Merger Stock is eligible and accepted for listing on such an exchange or the Company is able to participate in the Bulletin Board, there might be a readily acceptable market for selling the Merger Stock and a readily determinable market price for the Merger Stock; provided, however, if the Merger Stock is not approved for listing on the national exchange for NASDAQ, the Merger Stock will be required to be registered or qualified by the appropriate state securities regulatory agencies before trading of the Merger Stock can occur in any such state. There can be no assurance that any application to the NASD or to any state securities regulatory agency will be approved.

     Restrictions on Resale of Merger Stock. The Company intends to stabilize, maintain, or otherwise affect the price of the Merger Stock by restricting the sale of the Merger Stock after the Merger is consummated. The Company believes that such restrictions are necessary to limit possible speculation in the Merger Stock and to mitigate the potential price volatility such speculation might create in the Merger Stock. The Company further believes that the restrictions on the resale of the Merger Stock will inure to the benefit of the Limited Partners who participate in the Merger and become shareholders of the Company. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. The Company believes that the effect of such restrictions will be to mitigate, for a limited time, market forces which may adversely affect the trading price of the Merger Stock.

     Dividend Policy. Although holders of the Company's common stock shall have the right to receive dividends paid on that common stock, subject to the dividend policy of the Company, the Company shall not pay any cash dividends on its common stock or its preferred stock for the foreseeable future, as all available cash will be utilized to continue the growth of the Company's business subsequent to the Closing Date for the foreseeable future thereafter. The payment of dividends will be at the discretion of the Board of Directors and will depend on the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors.

     Business and Assets. PCM and the Partnerships are engaged in business in the delinquent consumer indebtedness industry. Specifically, PCM and the Partnerships engage in the business of purchasing discounted portfolios of distressed financial debt instruments and obligations. Such portfolios typically consist of instruments evidencing secured and unsecured commercial and consumer loans, credit card debt, debt related to real and personal property, loans, notes receivable, and other indebtedness. PCM and the Partnerships either collect the underlying obligations or sell the debt instruments alone or in portfolios. The Company will engage in the same business.

     The primary purpose for the formation of each Partnership was to generate income and profits to such Partnership by utilizing net proceeds from the offerings to purchase, hold, service, collect and dispose of various debt-related assets. The Company will hold, manage, service, collect and dispose of the distressed loan portfolios of the Partnerships in much the same manner as did the Partnerships. Additionally, the shareholders of the Company should benefit from the growth of PCM's collection and servicing facilities, as PCM will merge with and into the Company.

     Voting Procedures. Limited Partners, the PCM Shareholders, and the Company Shareholders can only vote by providing to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California 91204 ("Exchange Agent") the Letters of Transmittal and Consent Statements provided to them with this Joint Consent Statement/Prospectus. Those Letters of Transmittal and Consent Statements are defined in this Joint Consent Statement/Prospectus as the "Consent Forms." Therefore, each Limited Partner, PCM Shareholder and Company Shareholder should complete and provide to the Exchange Agent a completed Consent Form no later than the latter of (i) 60 calendar days after the initial delivery of this Joint Consent Statement/Prospectus or (ii) such later date as may be designated by the Board of Directors of the Company, the Board of Directors of PCM, and the Board of Directors of the General Partner ("Solicitation Period").

     Approval of the Merger Proposal will require the affirmative vote of 75% of the Units entitled to vote in each Partnership, voting on a one-vote-per-Unit basis. As of the Determination Date, none of the directors or executive officers of the General Partner, or any of their Affiliates, held any Units and are, therefore, not entitled to vote regarding any Partnership's approval of the Merger Proposal. See "VOTING PROCEDURES." Approval of the Merger Proposal will also require the affirmative vote or, in the alternative, written consents to such action, of a majority of the PCM Shareholders entitled to vote, in accordance with the provisions of Section 1201 of the California General Corporation Law, and the Company Shareholders entitled to vote, in accordance with the provisions of Section 228 of the Delaware General Corporation Law. A majority of the PCM Shareholders and the Company Shareholders plan to approve the Merger Proposal.

     Only Company Shareholders, PCM Shareholders and Limited Partners as of the close of business on the Determination Date will be entitled to notice of and to vote in accordance with this Joint Consent Statement/Prospectus, together with the accompanying appropriate Consent Forms, which are being distributed jointly to the Limited Partners, the PCM Shareholders and the Company Shareholders to obtain their votes "for" or "against" the Merger Proposal and related transactions ("Solicitation Materials"). As of the Determination Date, there were 17,259 Units outstanding and entitled to vote. None of the Units were held by Affiliates of PCM or the General Partner. Vincent E. Galewick owns all of the issued and outstanding shares of common stock issued by the Company. Mr. Galewick owns 98.5% and Michael Cushing owns 1.5% of the issued and outstanding shares of the common stock issued by PCM. Mr. Galewick and Mr. Cushing are in favor of the Merger Proposal and, therefore, intend to vote "for" the Merger Proposal.

     If Units, shares of PCM's common stock or shares of the Company's common stock are transferred after the Determination Date but before the expiration of the Solicitation Period (and the holders of those transferred shares or Units, respectively, become Company Shareholders, PCM Shareholders or are admitted as substitute Limited Partners) such substitution will terminate the right of the prior holder of the Units or shares to vote regarding the Merger Proposal and related transactions, and any votes as to the transferred interests must be made by the substitute Limited Partner, new PCM Shareholder or new Company Shareholder. Solicitation Materials will be sent to substitute Limited Partners (along with notice of their admission as substitute Limited Partners), new PCM Shareholders and new Company Shareholders.

     The Solicitation Period is the time period during which the Limited Partners, PCM Shareholders and Company Shareholders may return their Consent Forms to vote "for" or "against" the Merger Proposal and related transactions in accordance with the Solicitation Materials. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Limited Partners, PCM Shareholders and Company Shareholders and will continue until 5 p.m., Pacific Time, on the latter of (i) 60 calendar days after the initial delivery of this Joint Consent Statement/Prospectus or (ii) such later date as may be designated by the Board of Directors of the Company, the Board of Directors of PCM, and the Board of Directors of the General Partner. See "VOTING PROCEDURES."

     Included with this Joint Consent Statement/Prospectus is a Consent Form. Limited Partners, PCM Shareholders and Company Shareholders may mark the Consent Form to vote "for" or "against" as to their participation in the Merger and related transactions. A Limited Partner electing to vote "for" or "against" participation in the Merger and related transactions must vote the Units owned by such Limited Partner in each Partnership. PCM Shareholders and Company Shareholders must vote the shares owned by such shareholders and entitled to vote.

     Votes will be counted by the Exchange Agent, which is U.S. Stock Transfer Corporation, an independent third party unaffiliated with any of the parties to the Merger Proposal. The General Partner recommends that the Merger Proposal be approved. Therefore, abstentions and non-votes, if any, will be counted as votes "for" the Merger Proposal and related transactions in conformance with the Partnership Agreements, which provide that failure of a Limited Partner to respond to matters to be voted on by Limited Partners without a meeting constitutes a vote of approval of the General Partner's recommendation.


A LIMITED PARTNER OR SHAREHOLDER WHO SUBMITS A SIGNED CONSENT FORM BUT FAILS TO MAKE ONE OR MORE OF THE ELECTIONS REQUIRED BY THE CONSENT FORM WILL BE DEEMED TO HAVE VOTED "FOR" THE MERGER PROPOSAL AND RELATED TRANSACTIONS. IF

THE CONSENT FORM IS UNDATED, THE SIGNATURE OF THE LIMITED PARTNER OR SHAREHOLDER WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

CONSENT OF A LIMITED PARTNER OR SHAREHOLDER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MERGER PROPOSAL AND ALL THE MATTERS CONTEMPLATED IN THE RELATED TRANSACTIONS.


ANY LIMITED PARTNER OR SHAREHOLDER WHO FAILS TO SUBMIT A CONSENT FORM WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED "FOR" THE MERGER PROPOSAL.

     No Special Meetings. Neither the Company nor the General Partner has scheduled or noticed, or intends to schedule or notice, any special meetings of the Company Shareholders or the Limited Partners to discuss or vote upon the Solicitation Materials or the Merger Proposal and related transactions. The General Partner intends to call for votes without meetings pursuant to the provisions of the Partnership Agreements. The Company intends to call for votes without a meeting pursuant to Section 228 of the Delaware General Corporation Law.

     The Company and the General Partner intend to actively solicit the support of the Company Shareholders and the Limited Partners, respectively, for the Merger Proposal and related transactions, subject to federal and state securities laws, by answering questions about the Merger Proposal and related transactions and explaining the reasons for the recommendation that the Company Shareholders and Limited Partners vote to approve the Merger Proposal and related transactions. Additionally, the Company has entered into an agreement with Income Network Company, which is an Affiliate of PCM, the Company and the General Partner, to serve as the Soliciting Agent and, therefore, solicit and encourage, but not influence, the Limited Partners to furnish the Consent Forms to the Exchange Agent.

     Nominally Foreign Corporations. Although the Company is a Delaware corporation, its principal office is located in the state of California. Certain provisions of the California General Corporate Law specify that certain foreign corporations are in a special category, if those corporations have characteristics of ownership and operation that indicate that, while nominally foreign (not organized under California law), they are in reality less than half foreign. For example, a corporation organized under the laws of Delaware, such as the Company, may be subject to California corporate regulatory statutes, if such corporation is owned and operated in California. Corporations of this type are called "nominally foreign" corporations and are subject to a number of the key provisions of the California General Corporation Law applicable to domestic corporations. In general, the provisions are those that are most important to the protection of rights of shareholders and creditors. As the Company may be classified as a nominally foreign corporation, and to ensure that the rights of the Company's Shareholders are fully protected, the Company will undertake to comply with the California General Corporation Law regarding, among other things, mergers, reorganizations, and dissenters' rights. Limited Partners will, therefore, be provided with all the rights specified in the California General Corporation Law relating to reorganizations, rights of inspection of Partnership records, and dissenters' rights. For a more detailed discussion of the provisions relating to the designation of the Company as a nominally foreign corporation, see the section of this Joint Consent Statement/Prospectus captioned "THE COMPANY AS A NOMINALLY FOREIGN CORPORATION."


       Certain Advantages of the Merger Proposal and Related Transactions


     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of common stock of PCM are not publicly traded and have limited liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnerships to redeem their Units. Although the Partnerships are not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. As set forth above (see "Resale of the Common Shares"), after consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnerships as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. See "Restrictions on Resale of Merger Stock."

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnerships have from time to time used their cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnerships' recognize taxable income. Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnerships to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.


      Certain Disadvantages of the Merger Proposal and Related Transactions


     Taxation. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnerships to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See "Distribution Policy" and "DISTRIBUTION POLICY -- HISTORICAL DISTRIBUTIONS OF THE PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the Closing Date.

     Dissenting Shareholders and Limited Partners. The Merger Proposal and related transactions have been structured to provide dissenting Company Shareholders ("Dissenting Shareholders") and dissenting Limited Partners
("Dissenting Limited Partners") certain dissenters' rights. The rights applicable to Dissenting Limited Partners are contained in the Thompson-Killea Act, as enacted in California. The Thompson-Killea Act requires that the Dissenting Limited Partners receive either the appraised value of their Units or, in the alternative, a substitute security equal in value to their Units. The Company will satisfy this requirement by offering to purchase any Dissenting Limited Partner's Units with an unsecured subordinated debenture ("Debenture") issued under an indenture agreement ("Indenture Agreement"). A copy of the Debenture is included with this Joint Consent Statement/Prospectus as Appendix N and a copy of the Indenture Agreement is included with this Joint Consent Statement/Prospectus as Appendix M. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded in the Thompson-Killea Act.

     Dissenting shareholders in California corporations have a statutory right to request that a corporate party to a merger repurchase any dissenting shares. Mr. Galewick, who owns 98.5% of the issued and outstanding shares of PCM's common stock and 100% of the Company's issued and outstanding common stock, will vote his shares of PCM's common stock and shares of the Company's common stock for approval of the Merger Proposal. Michael A. Cushing, who owns 1.5% of PCM's common stock, will vote his shares of PCM common stock for approval of the Merger Proposal. Therefore, although Dissenting Shareholders are provided with certain rights as a matter of law, if the Merger Proposal is approved by the Limited Partners, there will be no Dissenting Shareholders.

DISSENTING LIMITED PARTNERS AND DISSENTING SHAREHOLDERS MUST CAREFULLY READ AND FOLLOW THE DIRECTIONS SET FORTH AT THE SECTION OF THIS JOINT CONSENT STATEMENT/PROSPECTUS ENTITLED "VOTING PROCEDURES -- DISSENTING LIMITED PARTNERS AND DISSENTING SHAREHOLDERS."

                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Limited Partners and each of the Partnerships. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.

     In reaching its conclusions as to the fairness of the Merger Proposal, the General Partner gave significant consideration to the Fairness Opinion prepared by the Fairness Analyst. To determine the values of PCM and the Partnerships, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital contributed by the Limited Partners to each of the Partnerships, and the returns on investment experienced by each Partnership, were factors in determining the Exchange Value of each Partnership. The extent to which each Partnership achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash flows.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the Limited Partners of each Partnership as a result of the orderly liquidation of the assets of such Partnership. The Fairness Analyst determined that the liquidation equity values of the Partnerships are $28,256 for PAM; $2,404,533 for PAM II; $3,826,861 for PAM III; $11,865,592 for PAM IV; and $2,594,885 for PAM V. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     For the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each Partnership over a projected, finite operating period, primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be indicative of the risks inherent within projected cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each Partnership were $2,718,150 for PAM; $6,560,773 for PAM II; $8,625,225 for PAM III; $25,117,113 for PAM IV; and $5,618,400 for PAM V. Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield situations in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This amount was added to the terminal value of the portfolios of the Partnerships, to determine a total present value of each Partnership. The Fairness Analyst determined that the present values of the Partnerships as of the date of the Fairness Opinion are $1,432,934 for PAM; $1,571,591 for PAM II; $3,357,876 for PAM III; $9,737,878
for PAM IV; and $3,786,364 for PAM V. These values were added to each Partnership's adjusted net asset value, for a combined portfolio and adjusted net asset value of $933,609 for PAM; $3,111,728 for PAM II; $5,999,944 for PAM III; $15,846,278 for PAM IV; and $4,699,954 for PAM V.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each Partnership and PCM.

     The only material difference in the Partnership Agreements of the Partnerships is Section 6.2 of the Agreement of Limited Partnership of PAM IV, which provides that, until such time as the Limited Partners of PAM IV have received a cash return equal to their capital contributions, plus an amount equal to 6% of their capital contributions, those Limited Partners IV will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the Limited Partners of PAM IV have received the specified cash return, the distribution ratio changes to 70% to those Limited Partners and 30% to the General Partner. The Fairness Analyst considered this provision in calculating the income-based value of PAM IV.

     The General Partner has not received any offer made during the preceding eighteen months for (a) a merger, consolidation, or combination of any of the Partnerships; (b) an acquisition of any of the Partnerships or a material portion of their assets; (c) a tender offer for or other acquisition of securities of any class issued by any of the Partnerships; or (d) a change in control of any of the Partnerships. Other than as specified in this Joint Consent Statement/Prospectus, the General Partner is not aware of any factors which may materially affect the value of the

Merger Stock, the analysis of each Partnership performed by the Fairness Analyst, or the fairness of the Merger Proposal to Limited Partners.

                                  RISK FACTORS

THE  CONVERSION  OF UNITS AND  SHARES  OF PCM'S  COMMON  STOCK TO  MERGER  STOCK
INVOLVES A SUBSTANTIAL NUMBER OF SIGNIFICANT RISKS, WHICH EACH PROSPECTIVE HOLDER OF THE MERGER STOCK SHOULD CONSIDER PRIOR TO MAKING A DECISION TO APPROVE THE MERGER PROPOSAL. EACH PROSPECTIVE HOLDER OF THE MERGER STOCK SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. THIS JOINT CONSENT STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMPANY MAY DIFFER MATERIALLY FROM THE RESULTS SPECIFIED IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS JOINT CONSENT STATEMENT/PROSPECTUS. PROSPECTIVE HOLDERS OF THE MERGER STOCK MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE FOLLOWING RISK FACTORS ARE PRESENTED IN WHAT THE COMPANY BELIEVES IS THE ORDER OF MATERIALITY, WITH RISKS POSED BY THE MERGER PROPOSAL PRESENTED BEFORE MORE GENERIC RISKS. PROSPECTIVE HOLDERS OF THE MERGER STOCK SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN ANOTHER RISK FACTOR.

     IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO EITHER THE PCM SHAREHOLDERS OR THE LIMITED PARTNERS OF A CONVERSION OF SHARES OF PCM'S COMMON STOCK OR UNITS TO MERGER STOCK, AS THE COMPANY DOES NOT HAVE AN OPERATING HISTORY. MOREOVER, FUTURE CONDITIONS IN THE BANK AND THRIFT AND LENDING INDUSTRY ARE UNFORESEEABLE, AND THE COMPANY MAY ENCOUNTER SIGNIFICANT COMPETITION IN ACQUIRING CERTAIN ASSETS. BEFORE VOTING ON THE MERGER PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON PURSUANT TO THE SOLICITATION MATERIALS, EACH LIMITED PARTNER AND EACH PCM SHAREHOLDER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS.

     History of Losses. The Partnerships have a history of losses, because the Partnerships' accounting is predicated on return of capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.

     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in this Joint Consent Statement/Prospectus relates to the business operations of the Partnerships and PCM.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the Partnerships conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the Partnerships (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).

     Significant Reduction in Distributions. The Partnerships historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY CASH DIVIDENDS. See "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnerships, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Significant Growth. Although the Partnerships have had a history of losses, as specified above, they have also experienced significant growth during the past several years, which has placed significant demands on their administrative, operational and financial resources. After consummation of the Merger, the Company will seek to continue such growth, which could place additional demands on its resources. Future growth of the Company will depend on a number of factors, including the effective and timely initiation and development of relationships, the Company's ability to maintain the quality of services provided previously and the recruitment, motivation and retention of qualified personnel. Sustaining such growth will also require the implementation of enhancements to the Company's operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that the Company will be able to manage expanding operations effectively or that it will be able to maintain or accelerate any growth, and any failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     Change in Nature of Investment. The Partnerships are limited partnerships organized under California law. The Company is a Delaware corporation. The Partnerships have finite terms of existence and are structured to dissolve when the assets of the Partnerships are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership Agreements and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnerships (e.g., amendment of the Partnership Agreements, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnerships, and dissolution of the Partnerships). Otherwise, all decisions relating to the operation and management of the Partnerships are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an Affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of this Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnerships and the Company, the General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See "COMPARISON OF UNITS AND COMMON SHARES".

     Changes in Compensation Arrangements. Under the Partnership Agreements, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of this Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Future Portfolio Acquisitions. A significant aspect of the Company's growth strategy is to acquire additional discounted portfolios of debt instruments and obligations. The Company will regularly review various strategic acquisition opportunities and will periodically engage in discussions and analysis regarding such possible acquisitions. Currently, the Company is not a party to any agreements, understandings, arrangements or negotiations regarding any material acquisitions; however, negotiations may occur from time to time if appropriate opportunities arise. There can be no assurance that the Company will be able to locate and identify portfolios on terms favorable to the Company or, in a timely manner, enter into acceptable agreements or close any such transactions. There can be no assurance that the Company will be able to achieve its acquisition strategy, and any failure to do so could have a material adverse effect on the Company's business, financial condition, results of operations and ability to sustain growth. In addition, the Company believes that it will compete for qualified portfolios with other, larger companies, consolidators or investors in the discounted debt portfolio acquisition, collection and servicing industry. Increased competition for such portfolios could have the effect of increasing the costs to the Company of pursuing this growth strategy or could reduce the number of qualified portfolios to be acquired. Future portfolio acquisitions could require additional management and operational and financial resources.

     Integration of Acquired Operations. The Company intends to integrate the operations of the Partnerships and PCM with its own operations. No assurance can be given that the benefits expected from such integration will be realized. In addition, the Company will be subject to the risks that the operations acquired as a result of the Merger will not perform as expected and that the earnings from such operations will not be sufficient to support the capital expenditures needed to develop such operations in conformity with the Company's business and growth strategies. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     Taxation of Corporation and Shareholders. The Partnerships do not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnerships will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Merger Stock. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, or if it will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the Merger Stock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.

     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securities exchange, there is no assurance that the Merger Stock will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. (See the risk factor under the caption "Control by Principal Shareholder; Antitakeover Measures", below). In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock outstanding. The transfer of the Merger Stock shall be limited. See the portion of this Joint Consent Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters requiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. The conversion of that preferred stock into common stock could be used to delay, defer or prevent a change in control of the Company. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of this Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Additional Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain additional provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to each of the Partnerships. However, the General Partner is also affiliated with the Soliciting Agent, Vision, PCM and the Company. The Company, Vision, the
Soliciting Agent, PCM and the General Partner share common shareholders, directors, and officers, some of whom are also individual parties to the Merger Proposal. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" above), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal, nor have the PCM Shareholders retained an unaffiliated representative to act on behalf of the PCM Shareholders for purposes of negotiating the Merger Proposal. The General Partner and the PCM Shareholders, respectively, do not believe retaining such a representative is necessary because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the Partnerships. A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnerships and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited Partners compared to the approach which was followed in negotiating the Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnerships, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnerships may be less valuable than the participation in the distributions of the Partnerships which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its Affiliates, are not the result of arm's length negotiations. See "CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnerships are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities to the Partnerships. The joint venture agreements between PCM and the Partnerships have been filed as exhibits to the Company's Registration Statement on Form S-4, of which this Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnerships at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM and the Company, provides human resources to PCM, the Partnerships and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide human resources to the Company.

     Common Relationships. The independent auditors for the Company are and may continue to be the independent auditors for the Company's Affiliates. The attorneys for the Company are also the attorneys for PCM, the Soliciting Agent and the General Partner. Those attorneys are not, and have never been, the attorneys for any Limited Partner, or for the Limited Partners collectively. Joint representation of different parties creates certain potential conflicts of interest, because the interests and objectives of the various parties regarding certain issues relating to the conduct of the business of the Company are, or may become, inconsistent with the interests and objectives of each other.

     Representation by counsel of multiple interests has significant implications, which each Limited Partner should consider. For example, rather than vigorously asserting a single client's interest on an issue, it is probable that counsel will balance interests between the parties it represents. Because different parties may have different talents, energy, personal goals, and financial resources, aggressive advocacy for one party could result in more favorable treatment for that party compared to the more even-handed approach counsel will follow in representing multiple interests.

     Each party to the Merger Proposal represented by counsel has been advised of the provisions of Rule 3-310 of the Rules of Professional Conduct of the State Bar of California and of the conflicts associated with the various interests of those parties, and each such party has signed a waiver of the conflict of interests and a consent to the multiple representation by counsel of each such party. However, if any controversy occurs following the consummation of the Merger in which the interests of one party represented by such counsel conflicts irreconcilably with the interests of any other party represented by such counsel other attorneys, as appropriate, may be retained for one or all of the parties in connection with such controversy. Instances may occur where the interests of the Company and its shareholders may diverge and in such instances a conflict of interest may exist. Additionally, in the event of a dispute among the various parties, including the shareholders of the Company, counsel may be precluded from representing any party without first obtaining the consent of all parties.

     Each Limited Partner remains completely free to seek independent counsel before voting on the Merger Proposal.

     Nature of Distressed-debt Assets Acquired by Company. The assets held by the Partnerships and PCM and proposed to be acquired by the Company pursuant to the Merger Proposal are, by their nature, non-performing. Specifically, those assets were available for acquisition by the Partnerships and PCM because the obligors of the indebtedness comprising those assets have failed to pay that indebtedness and there is not sufficient security or collateral available for disposition which would generate proceeds sufficient to pay that indebtedness. For that reason, the assets which the Partnerships and PCM have acquired and the Company intends to acquire by the Merger Proposal may be completely unproductive; that is, those assets may generate no income to the Company.

     Company May Acquire Unspecified Assets. While the Company proposes to acquire the issued and outstanding common stock of PCM (and, ultimately, the existing assets of PCM) and the existing assets of the Partnerships, the Company expects (as true with regard to the current utilization of the assets of PCM and the Partnerships) to dispose of certain of those assets from time to time and to purchase replacement assets. The Company has not yet identified the specific assets which the Company may from time to time acquire. With respect to the unspecified assets, there is no information available to the Limited Partners as to the terms of the acquisitions of those assets, the kind or type of those assets and other relevant facts concerning those assets. As with PCM and the Partnerships, there can be no assurance that the Company will be successful in obtaining suitable assets which satisfy the Company's objectives, or that such assets will be available, or can be acquired on acceptable terms and conditions, or that any acquired asset will increase in value or generate cash to the Company. Moreover, shareholders of the Company must depend upon the ability of the officers and employees of the Company to select and manage the assets.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that Company Shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.


     Dependence on Independent Contractors and Consultants. From time to time, the Company may incur professional fees for the services of independent contractors or consultants relating to locating or evaluating certain portfolio acquisitions. The Company is not currently a party to any such consulting or subcontracting agreements.


     Dependence on Labor Force. The financial services industry, including the business of purchasing, holding, servicing, collecting and selling discounted portfolios of debt instruments and obligations, is labor intensive and subject to significant personnel turnover. A significant turnover rate among the Company's employees would increase the Company's recruiting and training costs and could adversely impact the Company's costs in collecting discounted portfolios. If the Company were unable to recruit and train a sufficient number of employees, it would be forced to limit its growth or possibly curtail its operations. Growth in the Company's business will require it to recruit and train qualified personnel at an accelerated rate from time to time. There can be no assurance that the Company will be able to continue to hire, train and retain a sufficient number of qualified employees. Additionally, an increase in hourly wages, costs of employee benefits or employment taxes could materially adversely affect the Company.

     Government Regulation. The debt collection industry is regulated under various federal and state statutes. In particular, the Company may be subject to certain provisions of the federal Fair Debt Collection Practices Act which establishes specific guidelines and procedures which debt collectors must follow in communicating with consumer debtors, including the time, place, and manner of such communications. The Company is also subject to the Fair Credit Reporting Act which regulates the consumer credit reporting industry and which may impose liability on the Company to the extent that the adverse credit information reported on a consumer to a credit bureau is false or inaccurate. The accounts receivable management business is also subject to state regulation, and some states require that the Company be licensed as a debt collection company. The failure to comply with applicable regulations and statutes could have a material adverse effect on the Company. There can be no assurance that additional federal or state legislation, or changes in regulatory implementation, would not limit the activities of the Company in the future or significantly increase the cost of regulatory compliance.

     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be consummated if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities, or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of the Merger Proposal and related transactions, which, in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.


     Additional Financing May Be Required. There is no assurance that additional funds will be available from any source should those funds be required by the Company for expansion; and, if not available, the Company may not be able to expand its operations as rapidly as if such funds were available.

     Uncertainty of Future Financial Results, Fluctuations in Operating Results. The results of operations of the Company may vary from period to period due to a variety of factors, including, but not limited to, cost increases from third-party manufacturers or suppliers, supply interruptions, the availability and costs of materials, changes in marketing or sales expenditures, acceptance of the services of the Company, competitive pricing pressures, and general economic and industry conditions that affect the various business operations of the Company.

     Limited Resources of the Company. The Company believes it has the financial resources to serve and satisfy its obligations to its shareholders, including the commitment of the Company to meet the ongoing administrative and business expenses of the Company. As with PCM and the General Partner, in regard to the Partnerships, a significant financial reversal for the Company could adversely affect the ability of the Company to meet and satisfy typical business obligations and to conduct the business of the Company with regard to the assets acquired from the Partnerships and PCM.

     Substantial Competition. There is substantial competition for the acquisition and management of certain financial assets. Numerous competitors have resources and organizations which are substantially larger or greater than those of the Company. Although the Company believes that its staff, facilities, organization, and the assets and properties received by the Company as a result of the Merger will be sufficient to enable the Company to compete with other companies, there can be no assurances that other companies will not preclude the ability of the Company to acquire and manage assets.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.


          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement provides that the assets of the Partnerships will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of Merger Stock to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.


     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.


     Ability of the Company to Implement its Business Strategy. Although the Company is committed to various strategies in the delinquent consumer indebtedness industry, implementation of these strategies will depend in large part on the ability of the Company to (i) maintain appropriate procedures, policies and systems in regard to compliance with federal, state and local regulatory agencies; (ii) hire, train, and retain skilled employees; (iii) continue to operate profitably in the face of increasing competition; and (iv) obtain adequate financing on favorable terms to fund the business and growth strategies of the Company. The inability of the Company to obtain or maintain any or all of these factors could impair the ability of the Company to implement its business strategies successfully, which could have a material adverse effect on the results of operations and financial condition of the Company.

     Business   Interruption;   Reliance  on  Computer  and   Telecommunications
Infrastructure. The Company's success is dependent in large part on its continued investment in sophisticated telecommunications and computer systems, including predictive dialers, automated call distribution systems and digital switching. The Company has made significant investments in the acquisition, development, and maintenance of such technologies in an effort to remain competitive and anticipates that such expenditures will be necessary on an on-going basis. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which requires the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing or adopting such technological changes on a timely basis or that the Company will have the capital resources available to invest in new technologies. In addition, the Company's business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on the Company's business. While neither the Company nor any of its Affiliates anticipates any problems with their computer software relating to the year 2000, operating malfunctions in the software systems of financial institutions and other parties who sell distressed loan portfolios might have an adverse affect on the operations of the Company. The Company's business is materially dependent on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of the Company's services, or any significant interruption in telephone services, could have a material adverse effect on the Company.

     Uninsured  Loss;  Acts of  God.  The  Company  may  maintain  comprehensive liability and other business insurance of the types customarily carried by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, the Company is located in Southern California. In the event of a major earthquake, the Company's telecommunications and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect the Company's financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G. While the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.


                                   THE MERGER


     The Board of Directors of the Company, with the approval of the Board of Directors of PCM and the approval of the General Partner, on behalf of the Partnerships, is soliciting the consent of Limited Partners, PCM Shareholders and Company Shareholders to approve the Merger Proposal.

     On the Closing Date, the PCM Shareholders and the Partnerships (if, and only if, the PCM Shareholders, the Company, and all of the Partnerships approve the Merger Proposal) will merge with and into the Company. Pursuant to the Merger Agreement and Plan of Reorganization ("Merger Agreement"), the Partnerships and PCM Shareholders will receive the Merger Stock. Subsequent thereto, the Partnerships and PCM will be wound up and dissolved and, as part of that winding up and dissolution, the Partnerships will distribute the Merger Stock to the partners of the Partnerships in a manner consistent with the Exchange Value. The Exchange Value has been reviewed by Willamette Management Associates, Inc. ("Fairness Analyst") and the Fairness Analyst has determined that the Exchange Value is fair to the Company, PCM and the Partnerships.

     Background of the Merger Proposal. Because the Partnerships' accounting is based on the cost-recovery method, cash distributions to Limited Partners are designated as a return of capital, as opposed to income or capital gains.
Therefore, until Limited Partners recover all of their contributions to the Partnerships, they do not pay income taxes on distributions from the Partnerships. In the summer of 1995, Vincent E. Galewick began considering a reorganization of the Partnerships to corporate form. At that time PCM and the Partnerships were both experiencing growth. Mr. Galewick concluded that such a reorganization might provide a number of significant advantages that might enhance the value of the investments by the Limited Partners. Mr. Galewick believed that such a reorganization would provide the Limited Partners with the opportunity to participate in the growth of PCM, while, at the same time, increase the liquidity of their investments. Mr. Galewick also thought that such a reorganization might provide the consolidated entity with greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; and more simplified record keeping, accounting and tax reporting. Mr. Galewick also considered the possibility that such a reorganization might permit the securities issued pursuant to such a reorganization to be approved for listing or quotation on a regional or national market securities quotation system.

     Mr. Galewick realized that such a reorganization would provide him with substantial benefits, while, at the same time, create a potential conflict of interest between him, on the one hand, and Limited Partners, on the other hand. Therefore, he directed the Company's independent auditing firm and the Company's corporate and securities counsel to meet and confer with the Company's Chief Financial Officer, Michael Cushing, to determine the advantages and disadvantages of such a reorganization. In response, Mr. Cushing and representatives of that accounting firm and the Company's corporate and securities counsel met on numerous occasions to determine and discuss the advantages and disadvantages of such a reorganization.

     Generally, the persons attending the meetings at which such a reorganization was discussed considered and discussed the background of each Partnership and the effect of a reorganization of the Partnerships pursuant to a rollup transaction on the Limited Partners. PAM was formed in 1991 with total capital contributions of $5,245,000 and historical distributions of $787,500 in 1994; $210,000 in 1995; and $154,650 in 1996, with total historical distributions through March, 1997 of $3,521,182. PAM II was formed in 1992 with total capital contributions of $7,740,000 and historical distributions of $1,144,600 in 1994; $309,950 in 1995; and $230,023 in 1996, with total historical distributions through March, 1997 of $3,840,200. PAM III was formed in 1992 with total capital contributions of $9,990,000 and historical distributions of $1,336,200 in 1994; $399,700 in 1995; and $295,925 in 1996,
with total historical distributions through March, 1997 of $3,164,115. PAM IV was formed in 1992 with total capital contributions of $28,675,000 and historical distributions of $1,530,263 in 1994; $1,547,025 in 1995; and $1,433,425 in 1996, with total historical distributions through March, 1997 of $5,410,838. PAM V was formed in 1994 with total capital contributions of $5,970,000 and historical distributions of $14,250 in 1994; $88,050 in 1995; and $179,100 in 1996, with total historical distributions through March, 1997 of $460,500.

     The net proceeds from the offerings by the Partnerships were invested, as planned, in the acquisition of distressed debt portfolios. Each Partnership achieved its original investment objectives of acquiring such portfolios and thereafter realizing income from servicing those portfolios through joint venture agreements with PCM.

     During the Merger Proposal discussions, the possibility of including Performance Asset Management Fund VI, Ltd., A California Limited Partnership ("PAM VI"), in the Merger Proposal was considered briefly, but rejected because PAM VI was still in the process of being funded at the Determination Date and the formula for distributions of available cash from operations and from the winding up and dissolution of PAM VI are different than those of the Partnerships. Moreover, because PAM VI had no operating history and was, in fact, not completely funded at the Determination Date, it would have no assets other than the initial capital contributions of its limited partners. Even if the General Partner thought it would be appropriate to include PAM VI in the Merger Proposal, it would have been difficult to apply the valuation criteria used to determine the Exchange Value to PAM VI because of that partnership's lack of portfolio assets and lack of operating history, and because the allocation of partnership available cash and distributions to its limited partners differs from the allocation of income and distributions to Limited Partners in the Partnerships.

     Several alternatives to the Merger were discussed, which are specified in more detail under the caption "Alternatives to the Merger" on Page 29 of this Joint Consent Statement/Prospectus. Briefly, the alternatives included (a) a filing by the General Partner of appropriate Registration Statements for the Units, and filing with the National Association of Securities Dealers. Inc. an application for participation in the Over-The-Counter Bulletin Board Electronic Quotation Service by the Partnerships in an effort to provide to the Limited Partners a readily accessible market in which to trade their Units; (b) winding up and dissolving the Partnerships, and distributing the assets to the Limited Partners; (c) continuing PCM and the Partnerships in accordance with their current business plans and joint venture agreements; and (d) going forward with the Merger Proposal with the approval of less than all of the Partnerships. As discussed in more detail on Page 29 of this Joint Consent Statement/Prospectus, it was determined that none of these proposed alternatives was as beneficial to the Limited Partners as the Merger Proposal.

     After several months of financial analysis of the respective values of PCM and the Partnerships, consideration of the various methods of reorganization of the Partnerships, and consideration of various alternatives to a merger or consolidation, it was determined that a rollup of the Partnerships into corporate form, as specified in the Merger Proposal, would be the most advantageous means of reorganization. Vincent E. Galewick directed the Company's independent auditing firm to locate and retain a nationally recognized valuation firm acceptable to the Company's independent auditing firm, to render an opinion regarding the fairness of the valuation which the Company, the General Partner and PCM ascribed to each party participating in the proposed reorganization, including the Partnerships. As a result, that independent auditing firm selected Willamette Management Associates, Inc. ("Fairness Analyst"). Mr. Galewick did not negotiate any terms and conditions of the engagement of the Fairness Analyst.

     In or about July, 1997, the General Partner advised the Limited Partners that it was suspending distributions in order to complete the valuation of each Partnership. This was necessary to assure that the Limited Partners' capital accounts did not change after the Determination Date. Neither the General Partner nor any of its Affiliates nor any Partnership experienced or probably will experience any material adverse financial developments after the
Determination Date which might have a material affect on the terms and conditions of the Merger Proposal.

     Conditions of the Merger. The Merger will not be consummated unless it receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of the Company Shareholders, and all approvals required from all state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the tax opinion described in "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this tax opinion may be waived in whole or in part by the Partnerships, the PCM Shareholders and the Company, in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger Proposal by the Limited Partners and the respective shareholders) if, among other things, (a) the Board of Directors of the General Partner, the Board of Directors of PCM or the Board of Directors of the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental agency prevents the consummation of the Merger.

     The Determination Date is June 30, 1997, a date determined by the Company. The General Partner has suspended distributions by the Partnerships to the Limited Partners effective as of the Determination Date. This was necessary to assure that the Limited Partners' capital accounts did not change after the Determination Date. The Company has the authority to postpone the Determination Date and declare a new Determination Date, in its sole and absolute discretion. The Company may postpone the Determination Date and declare a new Determination Date if the matters contemplated in this Joint Consent Statement/Prospectus are postponed for any reason.

     Effects of the Merger. As a result of the Merger, all of the issued and outstanding common stock of PCM, and all of the assets and properties now held directly or indirectly by the Partnerships, will be acquired and held by the Company, and PCM and the Partnerships will cease to exist by operation of law. The Company, as the surviving corporation, will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing at the Closing Date. The directors and executive officers of the Company on the Closing Date will remain as the directors and executive officers of the Company.

     The Merger Agreement. The Merger Proposal will be consummated pursuant to the Merger Agreement, if the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, the approval of the Company Shareholders, and if the other applicable conditions to the Merger Proposal are satisfied or waived, including any approvals required from all state and federal regulatory agencies. The Merger Agreement is incorporated by reference as an exhibit to the Registration Statement and is included with this Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships; the PCM Shareholders; or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Proposal has been adopted by the Limited Partners, neither the PCM Shareholders nor the Board of Directors of the Company may amend, modify or supplement the Merger Proposal to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners.

     Approval by All of the Partnerships Is Required. The Merger may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Proposal provides that those Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger Proposal. A Limited Partner which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger Proposal in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things,
(a) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM, considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (b) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner's independent auditing firm engaged Willamette Management Associates, Inc. ("Fairness Analyst") to render a fairness opinion concerning the Merger ("Fairness Opinion"). A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G. See "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES."

     Each Limited Partner will be provided with a separate supplement pertaining to each Partnership in which such Limited Partner has an interest. Each Partnership supplement includes, among other things, brief descriptions of each material risk and the effect of the Merger Proposal and related transactions as they may pertain uniquely to such Partnership. Each Limited Partner is strongly urged to carefully read and consider the appropriate Partnership supplement.


     Merger Stock Will Be Restricted. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be restricted as follows: 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date.


     Consummation of the Merger. If the Merger Proposal is approved and the other conditions of the Merger Proposal are waived or satisfied, the Closing Date will be selected by agreement of the Board of Directors of the General Partner, the PCM Shareholders and the Board of Directors of the Company. The Company currently anticipates that the Merger will be consummated in September, 1998. Upon consummation of the Merger, the Partnerships and the PCM Shareholders will receive from the Company certificates evidencing and representing the Merger Stock. Subsequent thereto, upon the winding up and dissolution of the Partnerships, the General Partner and the Limited Partners will receive certificates for their respective shares of the Merger Stock.

     Costs of the Merger. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories (a) transaction costs; and (b) solicitation expenses. Transaction costs are those costs of printing and mailing this Joint Consent Statement/Prospectus and other documents; legal fees not related to the solicitation of votes, consents, or tenders; financial advisory fees, investment banking fees; appraisal fees; accounting fees; independent committee fees; travel expenses; and all other fees related to the preparatory work of the Merger. Transaction costs do not include (a) those costs that would have otherwise been incurred by the Partnerships in the ordinary course of business or (b) solicitation expenses. Solicitation expenses include direct marketing expenses, such as telephone calls, broker dealer fact sheets, legal and other expenses related to the solicitation of written consents and direct solicitation compensation to brokers and dealers.


     In the event the Merger Proposal is rejected, the Limited Partners shall not bear an unfair portion of the transaction costs of the Merger Proposal. In the event the Merger Proposal is rejected, the transaction costs will be apportioned between the Company and the Limited Partners according to the final vote regarding the Merger Proposal as follows (a) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners that vote to reject the Merger Proposal; and (b) each Partnership shall bear the transaction costs in proportion to the number of votes of the Limited Partners of such Partnership that voted to approve the Merger Proposal.


     In the event the Merger Proposal is rejected, the Company shall pay all of the solicitation expenses. In the event the Merger Proposal is approved, the Partnerships shall bear the transaction costs in proportion to the number of votes of the Limited Partners that vote to approve the Merger Proposal. In the event the Merger Proposal is approved, the Partnerships shall bear the solicitation costs in proportion to the number of votes of the Limited Partners that vote to approve the Merger Proposal.

                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. The General Partner considered filing with the Securities and Exchange Commission the appropriate Registration Statements regarding the Units and submitting the National Association of Securities Dealers, Inc. the applications and other information required to enable the Partnerships to participate in the Over-The-Counter Bulletin Board Electronic Quotation Service, in an effort to provide to the Limited Partners a readily accessible market to trade their Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership units. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the Partnerships and thereafter causing the surviving corporation to make an initial public offering of its securities. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the Units to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the Partnerships to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. Alternatively, the General Partner considered winding up and dissolving the Partnerships and distributing the proceeds of liquidation to the Limited Partners. Although a dissolution would provide the Limited Partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the Partnerships, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the Partnerships, further diminishing the value of the Partnerships' assets.

     The General Partner believes that the value of the consideration to be received by the Partnerships in the Merger would far exceed any of the alternatives specified above, specifically because the Partnerships' assets consist primarily of distressed loan portfolios and such portfolios have liquidation values significantly less than their values to the Partnerships or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the Partnerships in accordance with their current business plans and joint venture agreements. A continuation of the Partnerships in accordance with their existing business plans would benefit Limited Partners to the extent that they would continue to receive cash distributions from the proceeds of the Partnerships' collection of debt portfolios. If the Merger is consummated, Limited Partners would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying cash dividends to its shareholders. Therefore, a continuation of the Partnerships could provide to the Limited Partners more cash than they could receive if the Merger is consummated. If the Merger Proposal is approved, Limited Partners will be minority shareholders in the Company and will lose the ultimate control over Partnership affairs which they currently hold.

     Alternatively, PCM, the Partnerships' servicing entity, currently has the capacity to service portfolios in excess of those owned by the Partnerships and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnerships. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnerships acting individually. The General Partner believes that Limited Partners should have the opportunity to consider and vote regarding their participation in the ownership of the Company.

     The General Partner believes that the value of the consideration to be received by the Partnerships in the Merger is equal to the present value of the Partnerships, which assumes that PCM and the Partnerships continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors in the marketplace for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios as finance companies, collection agencies, and even Wall Street firms, which offer asset-backed securities, enter the market. Therefore, the General Partner believes that the Merger Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnerships continued in their present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investment.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnerships, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as presented in detail in the section of this Joint Consent Statement/Prospectus captioned "Approval by All of the Partnerships Is Required," the General Partner does not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM, considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the Partnerships. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the Partnerships, would similarly merge into a single large business venture, reducing management and servicing fees. Because PCM would not continue to exist as an independent entity, Partnerships which did not participate in the Merger Proposal will lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the Partnerships individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the Partnerships under federal and numerous state partnership tax laws. See "Approval by All of the Partnerships Is Required" above.

     The General Partner is not aware of any offers made during the 18 months immediately preceding the date of this Joint Consent Statement/Prospectus for a merger, consolidation, or combination of any of the Partnerships; an acquisition of any of the Partnerships or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the Partnerships; or a change in control of any of the Partnerships. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Partnerships in the Merger or the fairness of the Merger Proposal to the Partnerships.

     Fairness Opinion. There is no material relationship between the General Partner, the Partnerships, Vision, the Soliciting Agent, PCM, the Company, or any Affiliate thereof, on the one hand, and the Fairness Analyst, on the other hand, nor is any such material relationship contemplated. A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G. A detailed discussion of the Fairness Opinion is set forth under the caption "Fairness Opinion" beginning on Page 36 of this Joint Consent Statement/Prospectus.

     Recommendations. After considering the alternatives and the advantages and disadvantages of the Merger Proposal described above, the Company, the PCM Shareholders and the General Partner have determined that the Merger Proposal is fair to, and in the best interests of, the Partnerships, the PCM Shareholders, and Company Shareholders. The Board of Directors of the Company recommends that each of the Company Shareholders vote to approve the Merger Proposal. The Board of Directors of PCM recommends that each PCM Shareholder vote to approve the Merger Proposal. The Board of Directors of the General Partner recommends that each Limited Partner vote to approve the Merger Proposal.

                         DESCRIPTION OF THE MERGER STOCK

     The authorized capital stock of the Company is (i) 100,000,000 shares of $.001 par value common stock, 1,000 shares of which are issued and outstanding and held by Vincent E. Galewick (which is all of the issued and outstanding common stock of the Company) and (ii) 10,000,000 shares of $.001 par value preferred stock, 100,000 shares of which are issued and outstanding and held by Vincent E. Galewick. The shares of the Company's preferred stock owned by Mr. Galewick are convertible to shares of the Company's common stock at a ratio of a one share of such preferred stock for 20 shares of such common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. All of the issued and outstanding shares of the Company's common stock and preferred stock are duly authorized, validly issued, fully paid and non assessable, and were not issued in violation of the preemptive rights of any person. The Merger Stock, when issued in accordance with the terms of the Merger Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as specified in Section 5.2 of the Merger Agreement, there are no outstanding subscriptions, options, warrants, calls or rights of any nature whatsoever issued or granted by, or obligating, the Company, to purchase or otherwise acquire any shares of capital stock of the Company, or other equity securities or equity interests of the Company or any debt securities of the Company. A copy of the Merger Agreement is included with this Joint Consent Statement/Prospectus as Appendix A.

     Upon consummation of the Merger there will be 7,512,500 shares of the Company's common stock issued and outstanding, each of which will be owned by the General Partner, the Limited Partners, the PCM Shareholders and the Company Shareholders. There will be 100,000 shares of the Company's preferred stock issued and outstanding and held by Vincent E. Galewick upon consummation of the Merger.

     Merger Stock. After the Merger, the Merger Stock will be validly issued, fully paid and nonassessable. Subject to any prior rights, if any such prior rights exist as an operation of law, holders of the Merger Stock will be entitled to receive dividends, if any, out of assets legally available thereof at such times and in such amount as the Board of Directors of the Company may from time to time determine. See "RISK FACTORS -- Significant Reduction in Distributions." The Merger Stock will be neither redeemable nor convertible and the holders thereof will have no preemptive or subscription rights to purchase any securities of the Company. Upon the liquidation, dissolution or winding up of the Company, subject to the rights of holders of the Company's preferred stock, holders of the Company's common stock, including the Merger Stock, will be entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. Each issued and outstanding share of the Company's common stock will be entitled to one vote on all matters submitted to a vote of holders of the Company's common stock.

     Unsecured Subordinated Debentures. Dissenting Limited Partners who perfect their dissenters' rights will receive unsecured subordinated debentures ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a trustee ("Trustee") and specifies that (1) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (2) the price at which the Debenture will be issued shall be the value, in United States currency, of any Dissenting Limited Partner's interest in any Partnership, determined in accordance with the Exchange Value, as of the Determination Date, of any Dissenting Limited Partner who perfects his or her dissenter's rights pursuant to the terms of the Merger; (3) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (4) the rate or rates at which the Debenture shall bear interest, which shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (5) the Debenture shall be issued within 30 days of the closing date of the Merger; (6) the Debenture shall limit total indebtedness of the Company to 70 percent of the appraised value of the assets previously owned by the Partnerships; and (7) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnerships. The Indenture Agreement does not provide for a sinking fund. A copy of the Debenture is included with this Joint Consent Statement/Prospectus as Appendix M. A copy of the Indenture Agreement is included with this Joint Consent Statement/Prospectus as Appendix N.

     Pursuant to the Indenture Agreement, an event of default means the occurrence, or in some cases the continuance, of one of the following events (a) default in the payment of all or any part of the principal of the Debenture as and when the same shall become due and payable either at maturity, or otherwise; or (b) default in the payment of any installment of interest upon any Debenture as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (c) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Debenture (other than a covenant or warranty in respect of the Debenture a default in whose performance or whose breach is specifically dealt with differently), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Debentures affected thereby, a written notice specifying such default or breach and requiring it to be remedied and specifying that such notice is a "Notice of Default" thereunder; or (d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or
(e) a court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) any other event of default provided in the resolution of the Board of Directors of the Company under which the Debentures are issued or in the Debenture.

     Pursuant to the Indenture Agreement, the Company is required to furnish to the Trustee on or before April 30 in each year (beginning with the first April 30 to occur after the initial issuance of Debentures under the Indenture Agreement) a brief certificate from the Company's principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture Agreement. The Company is also required, under the Indenture Agreement, to give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Debentures when the same shall be due and payable. The Company must also provide the Trustee with copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     In the event of a default, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal of all Debentures and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

     The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt. The term "Senior Debt" means the principal of, interest on and other amounts due on indebtedness of the Company, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed by the Company; unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that such indebtedness is not senior in right of payment to the Debentures. Senior Debt includes, with respect to the obligations described above, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest in allowed in such proceedings at the rate specified in the instrument governing the relevant obligation, as well as all expenses and reimbursements due the Trustee. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) indebtedness of or amount owed by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) indebtedness of the Company to a subsidiary or Affiliate of the Company or any officer, director or employee of the Company;
(c) any liability for federal, state, local or other taxes, owed or owing by the Company; or (d) indebtedness evidenced by any other class of securities of the Company.

     Preferred Stock. The Company has no present intention to issue any shares of its preferred stock. Therefore, the only shares of the Company's preferred stock which shall be issued and outstanding after consummation of the Merger are those 100,000 shares presently owned by Vincent E. Galewick. As set forth above, the conversion of those shares of preferred stock into common stock may have the effect of deferring, delaying or preventing a change in control of the Company.

     Anti-Takeover Provisions of the Company's Organizational Documents. The Company's Certificate of Incorporation, as amended, contains several provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise more difficult. The primary purpose of these provisions is not to prevent a takeover of the Company. In that regard, they are intended to deter coercive and unfair takeover tactics, to provide time for the Board of Directors of the Company to negotiate for and on behalf of the Company's shareholders and to enhance the probability of continuity and stability in the composition of the Board of Directors of the Company and in the strategies established by such Board of Directors for maximizing long-term shareholder value.

     The Company believes that, as a general rule, the interests of the Company's shareholders would be best served if any change in control results from negotiations by its Board of Directors based upon careful consideration of the proposed terms, such as the price to be paid to the Company's shareholders, the form of consideration to be paid, the anticipated tax effects of the transaction, and of certain long-term or strategic considerations, including the risk that the shares of the Company's capital stock might be undervalued in the market at any given time and the risk that an offer, although representing a premium to current market prices, may not take into account the long-term values that are expected to be realized by the Company's investments or by the Company's commitment to pursuing its business with an emphasis on long-term relationships with customers, suppliers and employees. The Company believes that certain unsolicited acquisitions would be inconsistent with the Company's fundamental values and would have an adverse impact on the Company's long-term shareholder value, which the Company believes is based, in large part, on its long-term, enduring relationships with its customers, suppliers, employees, owners and the communities in which it conducts business.

     To the extent that these provisions discourage takeover attempts, however, they could deprive the Company's shareholders of opportunities to realize takeover premiums for their shares of the Company's capital stock. These provisions could also discourage accumulations of large blocks of shares of the Company's common stock, thus depriving Company Shareholders of any advantages which large accumulations of shares of the Company's common stock might provide. Additionally, while these provisions are commonplace among public companies, there is a risk that the existence of these provisions will have an adverse impact on the market price of the Merger Stock, as certain potential investors may acquire shares of the Merger Stock, in part, to take advantage of such potential takeover premiums, or might otherwise be discouraged from investing in the Company by the existence of such anti-takeover provisions.

     Fair  Price  Provision.  Article  Nine  of  the  Company's  Certificate  of
Incorporation, as amended, provides certain protections for the Company's shareholders in the event that a person becomes a "controlling person" and seeks to implement a "business combination" of the Company with such person. Article Nine requires a special vote, in addition to whatever other vote may be required, of two-thirds of the issued and outstanding shares of the Company's common stock not held by the controlling person in order to approve any such transaction. This special vote will not be required, however, if a "minimum price per share" is to be paid to those holders of shares of the Company's common stock who do not vote in favor of the business combination and whose proprietary interest will be terminated in connection with such business combination and a consent statement is distributed for purposes of soliciting approval of the Company's shareholders of the business combination. This special vote will also not be required if the then current Board of Directors of the Company, by a vote of at least two-thirds of the directors then in office, approves the proposed business combination as being in the best interests of the Company.

     A controlling person is defined as any person who "beneficially owns" more than 10% of the issued and outstanding shares of the Company's voting securities, e.g., common stock. "Beneficially owns" is defined broadly to include all forms of ownership and all types of arrangements that give a person, either directly or indirectly, actual or potential voting rights or investment decision authority with respect to the securities of the Company. "Business combination" includes virtually every transaction between a controlling person (and certain Affiliates and associates) and the Company (or a subsidiary of the Company) which would involve a combination of the business operations or assets of such persons. The phrase also encompasses reclassifications and recapitalizations involving those securities while a person is a controlling person.

     "Minimum price per share" is defined as the greater of (i) the highest gross per share price paid or agreed to be paid within three years of the record date for the business combination to acquire any security beneficially owned by a controlling person, or (ii) the highest per share market price of the security during such three-year period.

     By its terms, Article Nine cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Company's common stock that are not owned by a controlling person. Article Nine is intended to prevent unfair pricing or other tactics that might occur if a person in control of the Company negotiates a business combination with the Company. Under such circumstances, a controlling person could in effect control both sides of the negotiation. Article Nine is intended to require the controlling person to either negotiate directly with the Company's Board of Directors and obtain the approval of the Company's Board of Directors or to offer a fair price to all shareholders of the Company's common stock.

     Business Combinations. Article Ten of the Company's Certificate of Incorporation, as amended, provides that if a proposal is made that the Company enter into a merger or consolidation with any other corporation (other than a direct or indirect wholly-owned subsidiary of the Company), or sell or otherwise dispose of all or substantially all of its assets or business in one transaction or a series of transactions, or liquidate or dissolve, the affirmative vote of the holders of not less than two-thirds of the issued and outstanding voting shares of the Company will be required for the approval of such proposal. The foregoing does not apply to any such merger, consolidation, sale, disposition, liquidation or dissolution which is approved by resolution of two-thirds of the directors of the Company then in office, if the majority of the members of the Board of Directors of the Company adopting such resolution were members of such Board of Directors prior to the public announcement of the proposed merger, consolidation, sale, disposition, dissolution or liquidation and prior to the public announcement of any transaction relating to such merger, consolidation, sale, disposition, dissolution or liquidation. If such approval is granted, then such transaction will only require such additional approval, if any, as is otherwise required under the other articles of the Company's Certificate of Incorporation and under law.

     Control Share Acquisitions. Article Eleven of the Company's Certificate of Incorporation, as amended, provides that any "control share acquisition" of shares of the Company can only be made with the prior approval of the shareholders of the Company. A "control share acquisition" is defined as any acquisition of shares of the Company that, when added to all other shares of the Company owned by the acquiror, would entitle the acquiror to exercise levels of voting power in the following ranges (a) one fifth or more but less than one third, (b) one third or more but less than a majority, or (c) a majority.

     The acquiror may make the proposed control share acquisition only if both of the following occur (a) the Company's shareholders authorize the acquisition by an affirmative vote of (i) a majority of the voting power of the Company represented at the meeting in person or by proxy and (ii) a majority of the portion of such voting power, excluding the voting power of shares of the Company's common stock that may be voted by the acquiror, by any officer of the Company elected or appointed by the directors, and by any employee of the Company who is also a director; and (b) the proposed control share acquisition is consummated no later than 360 days following the authorization by the holders of the Company's common stock of the control share acquisition.

     Article Eleven does not apply to an acquisition of shares by any shareholder of the Company or group of shareholders of the Company who were holders of shares of the Company's common stock immediately after the Merger or to any acquisition of such shares by certain Affiliates of any such shareholder or group of such shareholders. Article Eleven will begin to apply to such shareholders and Affiliates, however, from and after the point at which they collectively own less than 25% of the issued and outstanding shares of the Company's common stock.

     Transactions With Interested Shareholders. Article Twelve of the Company's Certificate of Incorporation, as amended, prevents an "interested shareholder" (defined generally as a person owning 10% or more of the Company's outstanding voting shares) from engaging in an "interested shareholder transaction" (generally, a merger, consolidation, sale, lease or other disposition of substantial assets either by the Company to the interested shareholder, or vice versa, including certain reclassifications of the Company's common stock, or a loan or other financial benefit to the interested shareholder not shared pro rata with other shareholders of the Company) with the Company for three years following the date that person became an interested shareholder unless (i) before that person became an interested shareholder, the Board of Directors of the Company approved the transaction in which the interested shareholder became an interested shareholder or (ii) the Board of Directors approves the interested shareholder transaction.

     Article Twelve does not apply to an acquisition of shares by any shareholder or group of shareholders of the Company who were holders of the Company's common stock immediately after the Merger or to any acquisition of the Company's common stock by certain Affiliates of any such shareholder or group of such shareholders. Article Twelve will begin to apply to shareholders of the Company and their Affiliates, however, from and after the point at which they collectively own less than 25% of the Company's common stock.

     By its terms, Article Twelve cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Company's common stock that are not owned by the interested shareholder.

     Shareholder  Action;  Special  Meetings.  Article  Two,  Section Two of the
Bylaws  of  the  Company  provides  that a  special  meeting  of  the  Company's shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary of the Company, upon the direction of the Board of Directors of the Company, or upon the written request of a shareholder or shareholders of the Company holding of record at least ten percent (10%) of the outstanding shares of the Company entitled to vote at such a meeting. Article Two, Section Eleven of those Bylaws provides that any action required or permitted to be taken at a meeting of the Company's shareholders under any provisions of the Delaware General Corporation Law, the Company's Certificate of Incorporation, or any amendments thereto, or the Company's Bylaws may be taken without a meeting if all of the Company's shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of
Section 228 of the Delaware General Corporation Law, if the Company's shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the Company's shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken.

     Number of Directors; Removal; Vacancies. Article Three, Section Two of the Bylaws of the Company provides that there shall be five (5) directors constituting the Board of Directors of the Company. The directors shall be elected annually at the annual meeting of the Company's shareholders, and each director holds office until his or her successor has been elected and qualified, until his or her death, until he or she resigns, or until he or she shall have been removed. Any director elected to fill a vacancy on the Board of Directors of the Company shall be deemed elected for the unexpired portion of the term of his or her predecessor on such Board of Directors. Each director, at the time of his or her election, shall be at least eighteen (18) years of age.

     The Bylaws of the Company also provide for two classes of directors at such time as the Company becomes a "listed corporation." Additionally, those Bylaws provide that at such time as the Company becomes a listed corporation, the number of authorized directors of the Company shall, without additional action of the Company's shareholders, increase to seven. See "Elimination of Cumulative Voting."

     Shareholder Proposals and Nominations. The Bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before an annual or special meeting of the Company's shareholders, including proposed nominations of persons for election to the Company's Board of Directors. To be properly brought before any annual meeting of the Company's shareholders, business must be either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of such Board of Directors, (b) otherwise be properly brought before such meeting by or at the direction of such Board of Directors, or (c) otherwise be properly brought before such meeting by a shareholder of the Company. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies or consents, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary of the Company shall set forth as to each matter such shareholder proposes to bring before any meeting of the shareholders
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by such shareholder, and (iv) any material interests of such shareholder in such business.

     Action By Shareholders Without A Meeting. Any action required or permitted to be taken at a meeting of the Company's shareholders under any provisions of the Delaware General Corporation Law, the Company's Certificate of
Incorporation, or the Bylaws of the Company may be taken without a meeting if all of the Company's shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the Company's shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the Company's shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken.

     Amendment of Bylaws. Certain provisions in the Bylaws of the Company may only be amended or repealed by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Company's common stock entitled to vote thereon. These provisions make it more difficult to amend the Bylaws of the Company for the purpose of gaining control of the Company.


     Indemnification of Officers and Directors. The Certificate of Incorporation and Bylaws of the Company permit the Company to indemnify its officers and directors to the greatest extent permitted by the Delaware General Corporation Law.


     Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a shareholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute ("Interested Shareholder") but less than 85% of such shares may not engage in certain "business combinations" with that corporation for a period of three years subsequent to the date on which such shareholder became an Interested Shareholder unless (a) prior to such date the Board of Directors of such corporation approved either the business combination or the transaction in which such shareholder became an Interested Shareholder, or (b) the business combination is approved by such corporation's Board of Directors and authorized by a vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the Interested Shareholder.

     Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Shareholder in which such Interested Shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Shareholder, transactions with such corporation which increase the proportionate interest of the Interested Shareholder, or transactions in which the Interested Shareholder receives certain other benefits.

         DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK

     Exchange Value. The net equity values of PCM, the Company and the Partnerships determined by the PCM Shareholders, the Company and the General Partner, respectively, have been used to establish the Exchange Value. The Fairness Analyst has opined, by the Fairness Opinion, that the Exchange Value is fair from a financial standpoint to the Partnerships. The Fairness Analyst is unaffiliated with PCM, the PCM Shareholders, Vision, the Soliciting Agent, the Company, the General Partner and each of their Affiliates. Kelly & Company, the independent auditors for the Company, PCM, the General Partner and the
Partnerships, were referred to the Fairness Analyst by an accountant unaffiliated with PCM, the Company, Vision, the Soliciting Agent, the General Partner and each of their Affiliates and with whom neither PCM, Vision, the Soliciting Agent, the Company, the General Partner nor any of their Affiliates has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the Fairness Analyst's qualifications.

     The General Partner and the PCM Shareholders valued the assets and properties of the Partnerships and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, adding or subtracting other balance sheet items, and subtracting the anticipated costs of such sale. The compensation to Dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units and shares of common stock, respectively, is based upon the Fairness Opinion. See "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Qualifications of the Fairness Analyst. The Fairness Analyst has performed the following types of valuation assignments: merger and acquisition appraisals, postacquisition purchase price allocation appraisals, business and stock valuations, real estate valuations and evaluations, tangible personal property appraisals, real estate feasibility and investment analyses, ad valorem assessment appeal appraisals, construction cost segregation appraisals, insurance appraisals, litigation support, ESOP appraisals, forensic valuation analyses, and expert witness testimony. Those appraisals have been performed for the following purposes: transaction (acquisition, divestiture, reorganization), taxation (federal income, gift, and estate), financing (securitization, recapitalization, restructuring), litigation support and dispute resolution, and management information and planning.

     The Fairness Analyst performs business and stock appraisals in the following industries: accounting and consulting, advertising, apparel, appraisal, automobile dealerships, automobile manufacturing, aviation, banking, bottling, brokerage, cement, chemical, computer services, construction and contracting, consumer finance, cosmetics, distribution, education, entertainment, equipment leasing, fast food, food service, forest products, health care, hotel and hospitality, insurance, leasing, manufacturing, medical and dental practice, mining and mineral extraction, petrochemical, pharmaceuticals, plastics, printing, publishing, radio broadcasting, railroads, real estate development, recreational services, restaurant, retailing, shipping, steel, television broadcasting, textiles, transportation and trucking, vocational training, and wholesaling.

     In addition, the Fairness Analyst has quantified the value of, remaining useful life of, transfer price for, or license/royalty rate for the following types of intangible assets: advertising campaigns and programs; bank customers--deposit, loan, trust, and credit card; certificates of need; chemical formulations; computer software; computerized data bases; cooperative agreements; copyrights; credit information files; customer contracts; customer lists; customer relationships; designs; distribution networks; easements; employment contracts; engineering drawings; environmental rights; FCC license; favorable leases; film libraries; food flavorings and recipes; franchise agreements; franchise ordinances; going concern; goodwill; government contracts; government programs; historical documents; HMO enrollment lists; insurance expirations; joint ventures; know-how; laboratory notebooks; licenses; literary works; litigation awards and damages; loan portfolios; management contracts; manual databases; manuscripts; marketing and promotional materials; masks and masters; medical charts and records; mineral rights; musical compositions; newspaper morgue files; noncompete covenants; open orders; options; warrants; grants; rights; patent applications; patents--both product and process; permits; prizes and awards; procedural manuals; production backlogs; product designs; property use rights; proprietary processes; technology; publications; regulatory approvals; royalty agreements; schematics and diagrams; securities portfolios; solicitation rights; stock and bond instruments; subscription lists; supplier contracts; technical and specialty libraries; technical documentation; trade secrets; trained and assembled workforce; trademarks and trade names; training manuals; unpatented technology; use rights--air, water. and land.

     Two principal employees of the Fairness Analyst were involved in providing the Fairness Opinion. One such employee is Robert Schweihs, who is the founder, national partner, and national director of valuation services for Valuation Engineering Associates, a business unit of Deloitte & Touche, the international accounting and consulting firm who also served as regional manager of the valuation division of Arthur D. Little, Inc. and who is an Accredited Senior Appraiser, certified in business valuation, of the American Society of
Appraisers; a member of The ESOP Association, the Institute of Property Taxation, and the Association for Corporate Growth (ACG).

     The other employee, Charles Wilhoite, has performed the following types of valuation assignments: merger and acquisition appraisals, postacquisition purchase price allocation studies, business and stock valuations, ad valorem assessment appeal appraisals, litigation support services, ESOP feasibility studies and appraisals, economic damage calculations, and forensic accounting analyses, and has performed business and stock appraisals in the following industries: accounting and consulting, alcoholic and non-alcoholic beverage, apparel, automobile dealerships, automobile parts distribution, banking and finance, construction and contracting, consumer finance, distribution, education, equipment leasing, food service, forest products, health care, insurance, leasing, manufacturing, medical and dental practice, printing, publishing, railroads, retailing, shipping, television broadcasting, textiles, transportation and trucking, and wholesaling. In addition, Mr. Wilhoite has been involved with engagements requiring the quantification of the value and/or remaining useful life for the following types of intangible assets: bank customers--deposit, loan, trust, and credit card, certificates of need, computer software, customer relationships, employment contracts, favorable leases, franchise agreements, going concern, goodwill, medical charts and records, non-compete covenants, patent applications, royalty agreements, trained and assembled workforce, and trademarks and service marks, and trade names. Mr. Wilhoite was a senior auditor for KPMG Peat Marwick, the international accounting and consulting firm, specializing in audits in, among other industries, the banking and financial institution industry. Mr. Wilhoite is a Certified Public Accountant, designated by the American Institute of Certified Public Accountants; a Certified Management Accountant, designated by the Institute of Management Accountants; a member of the Association for Investment Management and Research; a member of the Illinois and Oregon Society of CPAs; a member of the Business Valuation Association of Chicago; and a member of the American Society of Appraisers.

     Fairness Opinion. The Exchange Value was determined by the Company, the PCM Shareholders and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets and the PCM Shareholders for PCM's common stock. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of Exchange Value, such consideration, the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, considering the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     To determine the value of PCM and the Partnerships, the Fairness Analyst considered an asset-based approach and an income-based approach to value. In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the partners of each Partnership as a result of the orderly liquidation of the assets on hand. In the income-based approach, the Fairness Analyst considered the expected annual cash which would be received by PCM and each Partnership over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash receipts, including the terminal value, or projected cash receipts resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent with projected cash receipts from assets, such as distressed loan portfolios.

     The purpose of the Fairness Opinion is to confirm to the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, the PCM Shareholders, nor the General Partner furnished the Fairness Analyst with any specific instructions. The assets of the Partnerships were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares held by Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the proposed Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. As set forth previously, however, because the PCM Shareholders and Company Shareholders will approve the Merger Proposal, there will be no Dissenting Shareholders.

     The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with this Joint Consent Statement/Prospectus as Appendix G.

     Exchange of Shares for Partnerships' Assets. On the Closing Date, if at least 75% of the Limited Partners of all of the Partnerships approve the Merger Proposal, and subject to any restrictions on the Merger Proposal imposed by appropriate federal or state securities regulatory agencies, the Partnerships will transfer their assets to the Company, on terms and conditions specified in the Merger Agreement, in exchange for the issuance by the Company to the Partnerships of Merger Stock. The Partnerships will terminate, wind up and dissolve by operation of law and, as liquidating distributions, the Partnerships will distribute their Merger Stock to their partners. The Partnerships and PCM will merger with and into the Company, as a result of which the Company will be the surviving corporation. The Merger Agreement contemplates that the proportionate interest of each Limited Partner and the interest of the General Partner in the Partnerships, determined as of the Determination Date, will be exchanged for shares of Merger Stock pursuant to the Exchange Value, and the General Partner and each Limited Partner shall be paid cash for any fractional shares of Merger Stock.

                           RESALE OF THE MERGER STOCK

     The Merger Stock will be registered under the Securities Act of 1933 ("Securities Act") pursuant to the Registration Statement of which this Joint Consent Statement/Prospectus is a part. The registration of the Merger Stock in this manner should allow holders of the Merger Stock to trade the Merger Stock without any restriction under the Securities Act, if such holder is not an "Affiliate" of the Company; provided, however, that various states also have registration requirements which may restrict trading of the Merger Stock. Moreover, the Company intends to stabilize the price of the Merger Stock by limiting the sale of Merger Stock. See "Restriction on Resale of Merger Stock."

     If a holder of Merger Stock is an Affiliate of the Company, Rule 144 promulgated pursuant to the Securities Act, as currently in effect, provides that such holder (together with all other persons who may under such rule be aggregated with such holder) is entitled to sell, within any three-month period, that number of shares of Merger Stock that does not exceed the greater of (i) 1% of the then issued and outstanding common stock of the Company or (ii) the average weekly trading volume of the common stock of the Company during the four calendar weeks preceding the date on which notice of sale (Form 144) is filed with the Securities and Exchange Commission. Any such sale is also subject to (i) certain provisions relating to the manner in which such sale must be made, (ii) notices that must be filed in connection with any such sale, and
(iii) the availability of current public information about the Company.

     The provisions of Rule 144 and related regulations under the Securities Act are complex and the foregoing summary is not intended to be a complete description thereof. Therefore, any holder of Merger Stock that might be considered to be an Affiliate of the Company should consult with his or her legal counsel prior to selling any Merger Stock.

     One purpose of the Merger Proposal is to permit the Merger Stock to be eligible eventually for listing on a regional or national securities exchange. No prediction can be made, however, as to the price at which the Merger Stock will trade or if it will trade at all. See "RISK FACTORS -- Uncertainty Regarding Trading and Market Price for Merger Stock."


                               DISTRIBUTION POLICY

                  Historical Distributions of the Partnerships

     Until distributions were suspended pursuant to the Merger Proposal, the Partnerships made monthly cash distributions to Limited Partners. In 1996, the total amounts distributed to Limited Partners were approximately as set forth as follows:

                                                             Total        Distributions to
           Partnership                                   Distributions    the General Partner
           -----------                                   -------------    -------------------
Performance Asset Management Fund, Ltd., .............   $  172,133       $   17,483
                  A California Limited Partnership
Performance Asset Management Fund II, Ltd., ..........   $  255,833       $   25,810
                  A California Limited Partnership
Performance Asset Management Fund III, Ltd., .........   $  331,700       $   35,775
                  A California Limited Partnership
Performance Asset Management Fund IV, Ltd., ..........   $1,592,759       $  159,334
                  A California Limited Partnership
Performance Asset Management Fund V, Ltd., ...........   $  199,066       $   19,966
                  A California Limited Partnership


     The total amount distributed by the Partnerships in 1996 was $2,551,491. All of the distributions by the Partnerships to Limited Partners were cash. The General Partner accrued the distributions set forth above.

     As opposed to the Partnerships, the Company will be subject to federal and state taxes on its income. Holders of Merger Stock will not be subject to federal or state tax on such income, except to the extent dividends are paid. See "FEDERAL INCOME TAX CONSEQUENCES." The Company expects to make significantly lower distributions to its shareholders than the Partnerships have made to Limited Partners.

     The Company currently anticipates that it will not pay cash dividends. However, this policy may change, and the amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurance that any cash dividends will, in fact, be paid, just as there can be no assurance that, if the Merger is not consummated, Partnership distributions will resume in previous amounts, or at all.

DISTRIBUTIONS BY THE COMPANY WILL BE AT THE DISCRETION OF ITS BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.


                               BUSINESS AND ASSETS

     The Partnerships and PCM. The Partnerships and PCM are engaged in the delinquent consumer indebtedness industry. The Partnerships, by joint ventures exclusively with PCM, and PCM, by joint ventures with the Partnerships and for its own account, purchase, manage, service, collect and sell portfolios of distressed financial debt instruments and obligations. These debt instruments include secured and unsecured commercial and consumer loans, credit card debt, real and personal property loans, notes receivable, and other indebtedness.


     From the date of formation of PAM through June 30, 1997 (the  Determination
Date), PAM has purchased a total of 16 distressed debt portfolios with an aggregate original principal value of $305,438,442. PAM entered into a Joint Venture Agreement with PCM for the collection of those portfolios, which agreement was later amended. True and correct copies of that Joint Venture Agreement and Amended and Restated Joint Venture Agreement are filed as

Exhibit 10.8 and Exhibit 10.11 to the Registration Statement, of which this Joint Consent Statement/Prospectus is a part. The Joint Venture Agreement provides for, among other things, the collection of charged off retail sales contracts from various lenders, with cash collected on behalf of the joint venture, less fees for collection services and funds set aside for operations, distributed 55% to PAM and 45% to PCM. The Amended and Restated Joint Venture Agreement provided for certain amendments and additions to the joint venture between the parties, including the allocation of 85% of distributable funds generated from the sale or other disposition of debt portfolios to PAM, with the remaining 15% distributed to PCM. The net book value of those portfolios as of December 31, 1996 was $1,269,586. The estimated value of PAM's cash receipts for 1997 was $235,488. The estimated present value of the portfolios owned by PAM at the date of the non premature expiration of its term (as specified by PAM's Partnership Agreement ("Termination Date")), which is also referred to as the "terminal value", is $307,316. This figure was calculated by the Fairness Analyst by multiplying the estimated balance of the portfolios at PAM's Termination Date by an estimated selling price of $.01 per $1.00 of portfolio balance, for a terminal sales value of $429,002. This terminal sales value was then multiplied by a present value factor of 0.7164, a present value adjustment determined by the Fairness Analyst. Based on historical distributions, the Fairness Analyst's analysis of the age and composition of the portfolios held by PAM, and estimated operating expenses based on past expenses, the Fairness Analyst projected total cash distributions to the Limited Partners of PAM in the amount of $2,718,150 during the remaining term of PAM.

     From the date of formation of PAM II through June 30, 1997, PAM II has purchased a total of 19 distressed debt portfolios with an aggregate original principal value of $433,632,566. PAM II entered into a Joint Venture Agreement with PCM for the collection of those portfolios, which agreement was later amended. True and correct copies of that Joint Venture Agreement and Amended and Restated Joint Venture Agreement are filed as Exhibit 10.9 and Exhibit 10.12 to the Registration Statement, of which this Joint Consent Statement/Prospectus is a part. The Joint Venture Agreement provides for, among other things, the collection of charged off retail sales contracts from various lenders, with cash collected on behalf of the joint venture, less fees for collection services and funds set aside for operations, distributed 55% to PAM II and 45% to PCM. The Amended and Restated Joint Venture Agreement provided for certain amendments and additions to the joint venture between the parties, including the allocation of 85% of distributable funds generated from the sale or other disposition of debt portfolios to PAM II, with the remaining 15% distributed to PCM. The net book value of those portfolios as of December 31, 1996 was $1,371,176. The estimated value of PAM II's cash receipts for 1997 was $212,597, with $1,020,000 spent on new portfolio acquisitions. The terminal value of the portfolios owned by PAM II is $277,219. This figure was calculated by the Fairness Analyst by multiplying the estimated balance of the portfolios at PAM II's Termination Date, $50,831,284, by an estimated selling price of $.0125 per $1.00 of portfolio balance, for a terminal sales value of $635,391. This terminal sales value was then multiplied by a present value factor of 0.4363, a present value adjustment determined by the Fairness Analyst. Based on historical distributions, the Fairness Analyst's analysis of the age and composition of the portfolios held by PAM II, and estimated operating expenses based on past expenses, the Fairness Analyst projected total cash distributions to the Limited Partners of PAM II in the amount of $6,560,773 during the remaining term of PAM II.

     From the date of formation of PAM III through June 30, 1997, PAM III has purchased a total of 21 distressed debt portfolios with an aggregate original principal value of $521,408,657. PAM III entered into a Joint Venture Agreement with PCM for the collection of those portfolios, which agreement was later amended. True and correct copies of that Joint Venture Agreement and Amended and Restated Joint Venture Agreement are filed as Exhibit 10.10 and Exhibit 10.13 to the Registration Statement, of which this Joint Consent Statement/Prospectus is a part. The Joint Venture Agreement provides for, among other things, the collection of charged off retail sales contracts from various lenders, with cash collected on behalf of the joint venture, less fees for collection services and funds set aside for operations, distributed 55% to PAM III and 45% to PCM. The Amended and Restated Joint Venture Agreement provided for certain amendments and additions to the joint venture between the parties, including the allocation of 85% of distributable funds generated from the sale or other disposition of debt portfolios to PAM III, with the remaining 15% distributed to PCM. The net book value of those portfolios as of December 31, 1996 was $2,566,546. The estimated value of PAM III's cash receipts for 1997 was $508,777. The terminal value of the portfolios owned by PAM III is $767,162. This figure was calculated by the Fairness Analyst by multiplying the estimated balance of the portfolios at PAM III's Termination Date, $140,667,911, by an estimated selling price of $.0125 per $1.00 of portfolio balance, for a terminal sales value of $1,758,349. This terminal sales value was then multiplied by a present value factor of 0.4363, an adjustment determined by the Fairness Analyst. Based on historical distributions, the Fairness Analyst's analysis of the age and composition of the portfolios held by PAM III, and estimated operating expenses based on past expenses, the Fairness Analyst projected total cash distributions to the Limited Partners of PAM III in the amount of $8,625,225 during the remaining term of PAM III.

     From the date of formation of PAM IV through June 30, 1997, PAM IV has purchased a total of 57 distressed debt portfolios with an aggregate original principal value of $709,008,534. PAM IV entered into a Joint Venture Agreement with PCM for the collection of those portfolios, which agreement was later amended. A true and correct copy of that Amended and Restated Joint Venture Agreement is filed as Exhibit 10.14 to the Registration Statement, of which this Joint Consent Statement/Prospectus is a part. The Joint Venture Agreement provides for, among other things, the collection of charged off retail sales contracts from various lenders, with cash collected on behalf of the joint venture, less fees for collection services and funds set aside for operations, distributed 55% to PAM IV and 45% to PCM. The Amended and Restated Joint Venture Agreement provided for certain amendments and additions to the joint venture between the parties, including the allocation of 85% of distributable funds generated from the sale or other disposition of debt portfolios to PAM IV, with the remaining 15% distributed to PCM. The net book value of those portfolios as of December 31, 1996 was $9,091,186. The estimated value of PAM IV's cash receipts for 1997 was $1,919,324, with portfolio acquisitions of $1,360,000. The terminal value of the portfolios owned by PAM IV is $3,266,452. This figure was calculated by the Fairness Analyst by multiplying the estimated balance of the portfolios at PAM IV's Termination Date, 508,820,241, by an estimated selling price of $.015 per $1.00 of portfolio balance, for a terminal sales value of $7,632,304. This terminal sales value was then multiplied by a present value factor of 0.4280, an adjustment determined by the Fairness Analyst. Based on historical distributions, the Fairness Analyst's analysis of the age and composition of the portfolios held by PAM IV, and estimated operating expenses based on past expenses, the Fairness Analyst projected total cash distributions to the Limited Partners of PAM IV in the amount of $25,117,113 during the remaining term of PAM IV.

     From the date of formation of PAM V through June 30, 1997, PAM V has purchased a total of 12 distressed debt portfolios with an aggregate original principal value of $209,901,705. PAM V entered into a Joint Venture Agreement with PCM for the collection of those portfolios, which agreement was later amended. A true and correct copy of that Amended and Restated Joint Venture Agreement is filed as Exhibit 10.15 to the Registration Statement, of which this Joint Consent Statement/Prospectus is a part. The Joint Venture Agreement provides for, among other things, the collection of charged off retail sales contracts from various lenders, with cash collected on behalf of the joint venture, less fees for collection services and funds set aside for operations, distributed 55% to PAM V and 45% to PCM. The Amended and Restated Joint Venture Agreement provided for certain amendments and additions to the joint venture between the parties, including the allocation of 85% of distributable funds generated from the sale or other disposition of debt portfolios to PAM V, with the remaining 15% distributed to PCM. The net book value of those portfolios as of December 31, 1996 was $2,300,662. The estimated value of PAM V's cash receipts for 1997 was $543,792, with portfolio acquisitions of $1,020,000. The terminal value of the portfolios owned by PAM V is $849,943. This figure was calculated by the Fairness Analyst by multiplying the estimated balance of the portfolios at PAM V's Termination Date, $161,566,685, by an estimated selling price of $.015 per $1.00 of portfolio balance, for a terminal sales value of $2,423,500. This terminal sales value was then multiplied by a present value factor of 0.3505, an adjustment determined by the Fairness Analyst. Based on historical distributions, the Fairness Analyst's analysis of the age and composition of the portfolios held by PAM V, and estimated operating expenses based on past expenses, the Fairness Analyst projected total cash distributions to the Limited Partners of PAM V in the amount of $5,618,400 during the remaining term of PAM V.


     PCM is one of the largest purchasers of consumer debt in the industry, and, to date, has purchased in excess of $1.5 billion of consumer debt. Acquired debt portfolios have consisted of performing and non-performing consumer and auto loans, auto deficiencies, judgments and charged off credit cards, as well as other types of consumer debt. PCM has acquired debt portfolios from Chase Manhattan Bank, Chemical Bank, Bank of America, First USA, GE Card Services, Household Bank, the FDIC, and from other sources.


     In contrast to many other purchasers of this type of charged-off debt, PCM collects and services all of the portfolios it acquires, rather than using traditional third-party servicing. Since its formation, PCM has become a fully operational collection facility with more than 75 full time employees supplied by Vision. PCM's collection facilities are located in Newport Beach, California in a facility of approximately 15,000 square feet, which is shared among a number of affiliated companies. PCM has acquired new computer technology and equipment that will aid in the collection and servicing of distressed loan portfolios. PCM utilizes proprietary collection software and a "predictive dialing" telecommunications system which allows PCM collection agents to dial up to 50,000 calls per day. PCM believes that this technology provides PCM with significant technological advantages in its collection operations. Moreover, PCM continues to develop new technology to assist in both the due diligence process of evaluating portfolios prior to purchase and the collection of portfolio obligations. PCM currently manages, services and collects more than $1.3 billion in face value of distressed financial debt instruments and obligations. PCM purchases approximately $25 million in face value of collection accounts each month. Notwithstanding the foregoing face value of collection accounts, PCM typically purchases accounts and portfolios at significant discounts and the face value of any such account or portfolio is not necessarily indicative of its actual value.

     Competition in the Bad Debt Industry. According to a recent report in a 1997 supplement to Collections and Credit Risk magazine, PCM is one of the top five purchasers of bad debt in the United States. Most of the top fifty purchasers of bad debt maintain well-established collections operations and service and collect the bad debt which they purchase. A secondary source of competition for distressed asset portfolios is companies that buy debt in bulk and divide it up into smaller portfolios that are then resold to collection agencies, private investors and attorneys. Traditional collection agencies and attorneys purchase bad debt to diversify their operations and add debt they own to contingency collection work for others. Moreover, industry sources estimate that about a quarter of the buyers of bad debt in 1997 were outside investors with no experience in the collections industry who thereafter arranged for collection agencies to collect the debt, either through joint ventures or contingency placement. While accurate figures are elusive, it is estimated that the volume of bad debt purchased in the United States in 1997 ranged from $12 billion to $18 billion.


     Background of the Distressed Consumer Indebtedness Industry. During the past 10 years, the financial services industry, specifically the banking and savings and loan industry, has undergone numerous changes due to significant losses incurred throughout the last decade. The strain on the Federal Savings and Loan Insurance Corporation ("FSLIC") as a result of those losses caused not only the dissolution of the FSLIC, but, also, caused a massive government bailout. Furthermore, the burden of insuring deposits in savings and loan institutions was assigned to the FDIC. Billions of dollars in taxpayer loans were granted to regulators to assist in paying depositors, as well as providing the capital necessary to clean up the industry. In what may end up costing taxpayers hundreds of billions of dollars, this situation, better known as the "savings and loan crisis," forced the restructuring of the entire federal banking and savings and loan industry.

     In an attempt to curtail future losses, federal regulators revised requirements and regulations relating to all federal institutions. Enforcement of those revisions by regulators caused several mergers between institutions, as well as the complete closure of others. An institution liquidating off-balance sheet assets benefits to the extent that the proceeds from such a sale go directly to the cash account on the balance sheet without the removal of an on-balance sheet asset. Often, a sale of off-balance sheet assets may consist of several similar assets being sold as a portfolio or in bulk.


     The amount of debt available for sale in the industry continues to increase. Financial institutions previously had forwarded all their accounts after charge-off to collection agencies for further collection activity as standard operating procedure. After being at an agency for six to twelve months, accounts would be returned to the financial institutions and then forwarded to another agency, sometime as many as five times. In order to streamline operations and control costs, many institutions are now looking towards the sale of some of these accounts as a means to get immediate revenue for these accounts. Additionally, not only does the total amount of debt continue to increase year after year, but the percentage of debt that becomes charged-off also continues to increase. These factors continue to create market opportunities for the purchasers of distressed financial instruments, as more institutions discover the advantages of selling their debts.

     Bulk Portfolios. Typically, loans or accounts sold by the originating lenders are sold in bulk portfolios that range in size from tens of thousands of dollars to multi-hundred million dollars in outstanding principal balances. These portfolio sales usually consist of a large quantity of charged off credit card contracts, automobile deficiencies, secured and unsecured consumer installment loans, commercial loans, and other forms of indebtedness. Although only a small percent of the total outstanding principal balances of most portfolios purchased can be collected, some can be purchased at discounts sufficient enough that, coupled with aggressive servicing efforts, a profit can be realized and PCM and the Partnerships' joint venture objectives can be fulfilled. Should the opportunity present itself, and if profitable, PCM attempts to sell certain acquired portfolios, or portions thereof, to various third parties. Profits from such sales may be used to acquire additional assets for the benefit of PCM or the Partnerships.


     In addition to purchasing assets from federal and state banking and savings and loan institutions, PCM and the Partnerships have considered, and the Company will continue to consider, other sources for purchasing distressed or discounted assets. These sources may include finance companies, hospitals, collection agencies, insurance companies, credit unions and any other businesses with accounts receivable.

     The assets of the Partnerships consist of interests in numerous joint ventures with PCM. The Partnerships have contributed their distressed financial debt instruments and obligations, on a portfolio by portfolio basis, to joint ventures with PCM. PCM has contributed its servicing and collection expertise to those joint ventures. All of the assets acquired by the Partnerships have been contributed to those joint ventures.

     Among the types of assets that are held by the Partnerships and PCM, and are proposed to be acquired by the Company pursuant to the Merger Proposal, are performing and non-performing consumer installment loans, secured and unsecured consumer and commercial loans, promissory notes and accounts receivable, real and personal property loans and charged-off credit card contracts. Among these assets, the Partnerships' primary focus is on nonperforming consumer installment loans and credit card contracts that, with minimum expenditure of resources, can provide the greatest probability either to be settled or converted to a performing status. These assets have normally been charged-off as losses due to the debtors' delinquent payment histories and are usually held by lenders as off-balance sheet assets.


     Acquisition and Analysis of Portfolios. PCM typically locates and acquires distressed loan portfolios for itself or for resale to the Partnerships or others. Because of previous transactions, PCM is recognized by those institutions selling charged off consumer indebtedness as one of the largest purchasers of distressed consumer indebtedness. Additionally, PCM maintains a solicitation campaign directed at those institutions which, to date, have not sold any distressed consumer loan portfolios. If the Merger is consummated, the Company will rely on contacts and relationships established by PCM and those of its Affiliates for acquisitions of debt instruments.


     Upon contacting or being contacted by a potential selling institution, PCM requests that certain data be submitted to PCM on electronic media for due diligence purposes. By utilizing the information contained on the furnished media, PCM analyzes such information by checking for an array of information, including data integrity, deciphering statutes by state and incorporating other means to check individual debtor status. By completing the due diligence process and considering other pertinent information on a potential portfolio, PCM can approximate the value of such portfolio and extend a cost effective offer to purchase such portfolio.

     Servicing and Collection. Once a portfolio is purchased, generating cash from receivables involves a rigorous campaign to contact and find the maximum number of individual debtors. PCM continuously utilizes state-of-the-art technology in its collection operations, as well as various third party data bases, in an attempt to locate individual debtors. PCM recently completed a hardware and software conversion that provides it with one of the most advanced computer processing capabilities currently in use in the consumer debt industry. PCM's proprietary collection software system provides its collection agents with fully integrated predictive dialing capabilities, providing collection agents with live voices as the predictive dialer locates them. This eliminates the collection agent's calls to answering machines, wrong numbers, and disconnected numbers. Once a debtor is contacted, the collection agent begins negotiating various payment and settlement options. These options range from payment in full for all outstanding obligations to discount settlements and from short term payment plans to refinancing the old debt. Normally, because the cost basis is extremely low for each account, collection agents can offer more attractive settlement and payment options to debtors than those debtors have been offered by the originating lender or contingency collection firm.

     Moreover, PCM's predictive dialing technology searches PCM's entire database on an ongoing basis and allows each collection agent to produce his or her own predictive dialing campaign to contact those debtors scheduled for payment or further contact on specific accounts. This new technology also provides PCM with the ability to capture every call that comes into PCM. By capturing the phone number a debtor is calling from and attaching it to his or her file, PCM creates additional information sources to contact the debtor, such as determining the debtor's current place of employment.


                                VOTING PROCEDURES


     Distribution of Solicitation Materials. This Joint Consent Statement/Prospectus, together with the accompanying appropriate Consent Form, constitute the Solicitation Materials distributed jointly to the Limited Partners, the PCM Shareholders and the Company Shareholders to obtain their votes "for" or "against" the Merger Proposal and related transactions.

     The Solicitation Period is the time period during which the Limited Partners, PCM Shareholders and the Company Shareholders may return their Consent Forms to vote "for" or "against" the Merger and related transactions. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Limited Partners (on or about ____) and will continue until 5:00 P.M., Pacific Time, on ______. See "VOTING PROCEDURES."

     If a Limited Partner or shareholder has an interest in Units or shares of common stock in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (iii) in trust, or (iv) in an IRA), that Limited Partner or shareholder will receive a separate Consent Form for each capacity.


     The Consent Form consists of two parts. The first part is the Letter of Transmittal, which highlights the Merger Proposal and the procedures for completing the Consent Form. For a more detailed presentation of these procedures, see "Voting Procedures and Consents" and "Completion Instructions" below. The second part (the Limited Partner Consent) seeks consent to the Merger Proposal and related transactions and certain related matters (including amendments to the Partnership Agreements).


     No Special Meetings. Neither the Company, PCM, nor the General Partner has scheduled or noticed, or intends to schedule or notice, any special meetings of the PCM Shareholders, the Company Shareholders, or of the Limited Partners to discuss or vote upon the Solicitation Materials or the Merger Proposal and related transactions. The General Partner intends to call for a vote of the Limited Partners without meetings pursuant to the provisions of the Partnership Agreements. Although the PCM Shareholders are parties to the Merger Proposal, PCM intends to call for a vote of its shareholders without meeting pursuant to
Section 603 of the California General Corporation Law. The Company intends to call for a vote of its shareholders without a meeting pursuant to Section 228 of the Delaware General Corporation Law.

     The Soliciting Agent has been retained by the Company to actively solicit the votes of the Limited Partners regarding the Merger Proposal and related transactions, subject to federal and state securities laws.

     Required Vote. To approve the Merger Proposal and related transactions, (i) the Limited Partners holding at least 75% in interest of the Units in each Partnership, and (ii) the General Partner must approve the Merger Proposal and related transactions. Moreover, although a majority of the holders of issued and outstanding shares of the Company's common stock entitled to vote must approve the Merger Proposal, on behalf of the Company, and the holders of a majority in interest of the issued and outstanding shares of common stock issued by PCM must approve the Merger Proposal, on behalf of PCM, both Vincent Galewick, the majority shareholder of PCM and the Company, and Michael Cushing, the only other shareholder of PCM, have approved the Merger Proposal.

     Limited Partners may only vote by completing, signing and returning the Consent Form in accordance with the instructions contained therein. Each Limited Partner should, therefore, complete and return the completed Consent Form before the expiration of the Solicitation Period.

     The following table indicates the total Units outstanding with regard to each Partnership and the Units of each Partnership owned by the Company, PCM, the General Partner, or any of their Affiliates as of the Determination Date. Some Units issued by the Partnerships have been redeemed.


                                                                          Units Owned by
                                                                           the Company,
                                                                              PCM, the
                                                                          General Partner
                                                                              or Their
    Partnership                                            Total Units       Affiliates
    -----------                                            -----------    -------------
Performance Asset Management Fund, Ltd.,
                  A California Limited Partnership .......      1,049            0
Performance Asset Management Fund II, Ltd.,
                  A California Limited Partnership .......      1,548            0
Performance Asset Management Fund III, Ltd.,
                  A California Limited Partnership .......      1,998            0
Performance Asset Management Fund IV, Ltd.,
                  A California Limited Partnership .......     11,470            0
Performance Asset Management Fund V, Ltd.,
                  A California Limited Partnership .......      1,194            0
                                                               ------       ------

     Total ...............................................     17,259            0
                                                               ======       ======

     Voting Procedures and Consents. Only Limited Partners, PCM Shareholders and Company Shareholders of record as of the Determination Date will receive notice of and be entitled to vote with respect to the Merger Proposal and related transactions pursuant to the Consent Form. However, if Units or shares of PCM's common stock or the shares of the Company's common stock are transferred after the Determination Date but before the expiration of the Solicitation Period (and the holders of the transferred Units are admitted as substitute Limited Partners) such substitution will terminate the right of the prior holder of the Units or such shares to vote regarding the Merger Proposal and related transactions, and any votes as to the transferred interests must be made by the substitute Limited Partner or new appropriate shareholder. Solicitation Materials will be sent to substitute Limited Partners (along with notice of their admission as substitute Limited Partners) and new shareholders.

     Included with this Joint Consent Statement/Prospectus as Appendixes H through L, inclusive, are the Consent Forms for the Partnerships. Limited Partners may mark the Consent Form to vote "for" or "against" as to his or her participation in the Merger Proposal and related transactions. Votes will be counted by the Exchange Agent, U.S. Stock Transfer Corporation, an independent third party unaffiliated with any of the parties to the Merger Proposal. Abstentions, if any, will be counted as votes "for" the Merger Proposal and related transactions in conformance with the Partnership Agreements, which provide that failure of a Limited Partner to respond to matters to be voted on by Limited Partners without a meeting constitutes a vote of approval of the General Partner's recommendation.


A LIMITED PARTNER WHO SUBMITS A SIGNED CONSENT FORM BUT FAILS TO MAKE ONE OR MORE OF THE ELECTIONS REQUIRED BY THE CONSENT FORM WILL BE DEEMED TO HAVE VOTED "FOR" THE MERGER PROPOSAL AND RELATED TRANSACTIONS. IF THE CONSENT FORM IS UNDATED, THE SIGNATURE OF THE LIMITED PARTNER WILL BE AUTHORITY FOR THE GENERAL PARTNER TO ENTER THE DATE OF RECEIPT.


EACH PARTNER WHO FAILS TO PROVIDE THE EXCHANGE AGENT WITH A CONSENT FORM REGARDING UNITS HELD BY THAT LIMITED PARTNER WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED THOSE UNITS "FOR" THE MERGER PROPOSAL.

     Any questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal (if permitted) of the Consent Forms will be determined by U.S. Stock Transfer Corporation, in its capacity as the Exchange Agent, whose determination will be final and binding. The Exchange Agent reserves the absolute right to reject any or all Consent Forms that are not in proper form or the acceptance of which, in the opinion of the Exchange Agent's counsel, would be unlawful. Unless waived, any irregularities in connection with the Consent Forms must be cured within such time as the Exchange Agent shall determine. Neither the PCM Shareholders, the Company, the General Partner nor the Exchange Agent shall have any duty to give notification of defects in such Consent Forms or shall incur liabilities for failure to give such notification. The delivery of the Consent Forms will not be deemed to have been made until such irregularities have been cured or waived.

     Completion Instructions. Each Limited Partner is requested to complete and execute each part of the Consent Form in accordance with the instructions contained therein. Once a Limited Partner has completed the Consent Form, that Limited Partner must then sign and date it on the signature pages. If a Limited Partner has questions regarding the Consent Form or how to complete it, that Limited Partner may call Bud Webb, the Information Agent, at (888) 754-4145.

     Each Limited Partner entitled to vote should deliver the executed Consent Form at any time prior to 5:00 p.m., Pacific Time, on ___________, to the Exchange Agent at the following address:


                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up

     The Consent Forms will be effective only upon actual receipt by the Exchange Agent at the address specified above. The method of delivery of the Consent Form to the Exchange Agent is at the election and risk of each Limited Partner, but if such delivery is by mail, it is suggested that the Limited Partners use certified or registered mail return receipt requested and that the mailing be made sufficiently in advance of 5:00 p.m., Pacific Time, __________ to permit delivery to the Exchange Agent prior to the close of the Solicitation Period.

WITHDRAWAL OR CHANGE OF VOTE. ONCE DELIVERED TO AND ACCEPTED BY THE EXCHANGE AGENT, CONSENT FORMS CONTINUE IN FULL FORCE AND EFFECT UNTIL REVOKED BY THE PERSON EXECUTING THEM PRIOR TO THE VOTE PURSUANT THERETO.

CONSENT FORMS MAY NOT BE DELIVERED TO THE EXCHANGE AGENT BY FACSIMILE MACHINE.


     A Consent Form may be revoked by a writing delivered to the Exchange Agent specifying that the Consent Form is revoked. It is extremely important to date each Consent Form to determine the order of execution and priorities of Consent Forms.


     To revoke any Consent Form, a written notice of withdrawal or change of vote must be timely received by the Exchange Agent prior to the expiration of the Solicitation Period at the address of the Exchange Agent set forth under "Completion Instructions" above and must specify the name of the person who executed the Consent Form that is to be revoked or changed and the name of the registered holder, if different from that of the person who executed the Consent Form.

     Solicitation and Tabulation of Consents. The Soliciting Agent will use its best efforts to solicit Limited Partners to vote regarding the Merger Proposal and related transactions; provided however, that the Soliciting Agent will be paid the same amount regardless of whether the Limited Partners vote affirmatively or negatively in the Merger Proposal and related transactions and regardless of whether the Limited Partners approve or reject the Merger Proposal and related transactions, all in accordance with provisions of Section 25014.7(h) of the Thompson-Killea Act. The Exchange Agent will be responsible for receipt of the Consent Forms. The Exchange Agent and independent auditors of the Company and PCM, Kelly & Company, will tabulate the Consent Forms and the final voting tabulation will be made available to the General Partner and any Limited Partner upon request after the expiration of the Solicitation Period, in accordance with the provisions of Section 25014.7(d)(4) of the Thompson-Killea Act.

     Failure of Limited Partners to Return Consent Forms. Pursuant to the Partnership Agreements, each Limited Partner who fails to provide the Exchange Agent with a Consent Form regarding Units held by that Limited Partner will be presumed conclusively to have voted those Units "for" the Merger Proposal. It is the responsibility of the Limited Partners to provide their Consent Forms to the Exchange Agent.


     Special Requirements for Certain Limited Partners or Shareholders. Some Limited Partners may be entities rather than individuals, such as estates, trusts, corporations, limited partnerships and general partnerships. With respect to Consent Forms received on behalf of any such entity, the Exchange Agent may elect, at its option, to require that each Consent Form be accompanied by evidence (which may include an opinion of counsel acceptable to the Exchange Agent) that such entity has met all requirements of its governing instruments, such as applicable partnership agreements, and is authorized to execute such Consent Form under the laws of the jurisdiction in which such entity was organized.


     Dissenting Limited Partners and Dissenting Shareholders. The Merger Proposal is also being structured to provide Limited Partners who dissent ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the respective Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"). The
Merger Proposal and the related transactions, including the dissolutions and liquidations of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with this Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with this Joint Consent Statement/Prospectus as Appendix N. See "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Although the majority shareholder of PCM and the sole shareholder of the Company, Vincent E. Galewick, has approved the Merger Proposal, the Merger Proposal has been structured to comply with provisions of the California General Corporation Law pertaining to mergers (Chapter 11, commencing with Section 1100) and the rights of dissenting shareholders ("Dissenting Shareholders") (Chapter 13, commencing with Section 1300), to the extent applicable. Chapter 13 of the California General Corporation Law requires that PCM and the Company, as to their respective shareholders, purchase for cash at their fair market value the shares of common stock owned by those shareholders which are Dissenting Shareholders. Neither Mr. Galewick nor Mr. Cushing, the other shareholder of PCM, intends to exercise dissenter's rights or become a Dissenting Shareholder.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Consent Statement. Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Each Dissenting Limited Partner will be provided with an unsecured subordinated debenture ("Debenture"), in an amount equal to the Exchange Value of that Dissenting Limited Partner's Units. Each Debenture shall accrue interest at a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year, with the principal balance due January 31, 2005 and shall be secured by an Indenture Agreement. Debentures shall be provided to Dissenting Limited Partners within 30 days following the consummation of the Merger and related transactions.

     A copy of the Indenture Agreement is attached as Exhibit M to this Joint Consent Statement/Prospectus and a copy of the Debenture is attached as Exhibit N to this Joint Consent Statement/Prospectus. Each Limited Partner may obtain a list of all Limited Partners of the Partnership in which such Limited Partner holds an interest, or any other Partnership documents relevant to the Merger Proposal, by contacting Bud Webb, the Information Agent, at (888) 754-4145.

NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE "AGAINST" THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE "FOR" THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS. DISSENTING LIMITED PARTNERS MUST COMPLETE PART V OF THE CONSENT STATEMENT OR THEY WILL LOSE THEIR DISSENTERS' RIGHTS.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.


     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions similar to the Merger Proposal are imposed by federal, state or regulatory authorities, or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.


                  SUMMARY COMPARISON OF UNITS AND MERGER STOCK

     The information below is intended to summarize the material differences between the Partnerships (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock. Following some of the captioned portions is summary information regarding the expected effects of the Merger Proposal and related transactions upon Limited Partners receiving shares of Merger Stock in exchange for their Units. WHILE ALL MATERIAL DIFFERENCES ARE SUMMARIZED HEREIN, THIS INFORMATION IS SUMMARY IN NATURE, AND LIMITED PARTNERS SHOULD CAREFULLY REVIEW THE REMAINDER OF THIS JOINT CONSENT STATEMENT/PROSPECTUS, THE PARTNERSHIP AGREEMENTS AND THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND BYLAWS OF THE COMPANY FILED AS EXHIBITS TO THE REGISTRATION STATEMENT FOR ADDITIONAL IMPORTANT INFORMATION.


                        Form of Organization and Purpose

                                The Partnerships
                                ----------------

The Partnerships are limited partnerships which were organized under the laws of the State of California. The Partnerships were formed to acquire various distressed financial assets from various sources, including, but not limited to, federal and state banking and savings and loan agencies and consumer finance lenders and generate income and gains by collecting, selling, or otherwise disposing of those acquired assets. The Partnerships have been treated as limited partnerships for federal and state income tax purposes. The Company is a Delaware corporation.

                                   The Company
                                   -----------

The Company was formed to engage in the business of purchasing, holding, servicing, collecting and selling portfolios consisting of distressed financial debt instruments and obligations. The Company has been treated as a corporation for federal and state income tax purposes.

     Comparison. The Partnerships are limited partnerships organized under California law. The Company is a Delaware corporation. For tax purposes, both the Partnerships and the Company have been treated consistently with their intended forms of organization.

                              Length of Investment

                                The Partnerships
                                ----------------


A purchase of Units is a finite term investment with the Limited Partners receiving regular cash distributions from the Partnerships' net operating income and proceeds from liquidation of the Partnerships' assets. The Partnerships will terminate no later than the following dates (as specified in the Partnership Agreements), PAM, no later than December 31, 2000; PAM II, no later than December 31, 2005; PAM III, no later than December 31, 2005; PAM IV, no later than December 31, 2005; and PAM V, no later than December 31, 2007.


                                  The Company
                                  -----------


The Company has a perpetual term and intends to continue its operations for an indefinite time period. The Company has no specific plans for distribution of the assets acquired by the Merger or those that may be subsequently acquired. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends. In contrast to the Partnerships, the Company will be an entity which will take advantage of future investment opportunities that may be available in the distressed financial services industry.

     Comparison. The Partnerships have finite terms of existence and are structured to dissolve when the assets of the Partnerships are liquidated. In contrast, shareholders of the Company may achieve liquidity of their investments by trading the Merger Stock in the secondary market, and the Company will generally reinvest the proceeds of asset dispositions, if any, in new property or other appropriate investments consistent with the Company's objectives.



                         Properties and Diversification

                                The Partnerships
                                ----------------

The investment portfolios of the Partnerships consist of distressed financial instruments and obligations. The Partnership Agreements provide that the purpose of the Partnerships is to acquire assets from federal and state banking and savings and loan agencies and various other sources in order to derive income from managing, servicing, operating or selling such assets or collecting monies due and payable from those assets. In addition, the Partnership Agreement of PAM V contemplates that PAM V may, in addition to the foregoing purpose, utilize a portion of the net proceeds from the placement of its Units to provide expansion capital for one or more of that Partnership's servicing entities and acquire an ownership interest therein.

                                  The Company
                                  -----------


The investment portfolio of the Company will consist primarily of distressed financial instruments and obligations. The Certificate of Incorporation of the Company permits it to conduct any business other than the banking business, the trust company business or the practice of a profession requiring a special license or authorization and permitted to be incorporated by the Delaware General Corporation Law. Specific assets have not been identified for sale, financing, refinancing or purchase following the consummation of the Merger.


     Comparison.   The  Partnership   Agreements  limited  the  Partnerships  to
investments in certain types of assets. The Company is not so restricted. The Company may be better able to diversify than the Partnerships.

                                Additional Equity

                                The Partnerships
                                ----------------

The Partnership Agreements do not provide for the Partnerships to issue equity securities other than Units issued to the Limited Partners. However, under California limited partnership law applicable to the Partnerships, with the consent of all partners, the Partnerships may issue additional partnership interests in the circumstances of the admission of one or more additional Limited Partners.

                                   The Company
                                   -----------


The Board of Directors of the Company may issue, at its discretion, additional equity securities consisting of common stock or any other class of capital stock (which may be classified and issued as a variety of equity securities, including one or more classes of common stock, at the discretion of the Board of Directors), provided that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in the Company's Certificate of Incorporation. The Company expects to issue approximately 7,511,500 shares of common stock in the Merger Proposal and related transactions. The Certificate of Incorporation of the Company authorizes the issuance of only common stock and preferred stock. The Company has no current plans to issue any additional shares of preferred stock other than the 100,000 shares of preferred stock currently issued and outstanding and held by Vincent
E. Galewick, and the Company has no current plans to issue additional shares of common stock or other equity securities.


     Comparison. In contrast to the Partnerships, the Company has substantial flexibility to raise equity through the sale of additional shares of common stock or preferred stock or other securities to finance the business and affairs of the Company.

                               Borrowing Policies

                                The Partnerships
                                ----------------

Generally, the General Partner, on behalf of the Partnerships, is authorized to borrow money and, if security is required therefor, to subject any Partnership property to any security device, on such terms and in such amounts as the General Partner, in its sole and absolute discretion, deems to be in the best interest of such Partnership.

                                   The Company
                                   -----------


The Company is permitted to borrow, on a secured or unsecured basis, funds to finance its business, without any limitations in its Certificate of Incorporation or Bylaws. Moreover, although the Company's Bylaws and Certificate of Incorporation do not limit the Company's incurrence of debt, if the Merger is consummated, the Indenture Agreement provides that the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnerships and must be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnerships.

     Comparison. In conducting its business, the Company may incur indebtedness to the extent deemed appropriate by the Board of Directors, while the Partnerships may incur indebtedness to the extent deemed appropriate by the General Partner; provided, however, that if the Merger is consummated, the Company may not incur indebtedness in excess of that permitted under the Indenture Agreement.


                               Management Control

                                The Partnerships
                                ----------------

Pursuant to the Partnership Agreements, the General Partner is, subject to certain limitations, vested with all management authority to conduct the business of the Partnerships, including authority and responsibility for causing to occur all executive, supervisory and administrative services rendered to the Partnerships. Under the Partnership Agreements, the Limited Partners have no right to participate in the management and control of the Partnerships and have no influence in the affairs of the Partnerships, except for certain limited matters that may be submitted to a vote of the Limited Partners under the terms of the Partnership Agreements. In general, the Limited Partners may, by a majority vote, without the concurrence of the General Partner (i) amend the Partnership Agreements; (ii) remove the General Partner; (iii) elect a new General Partner; (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnerships; and (v) dissolve the Partnerships. Moreover, Limited Partners are entitled to vote upon, and the General Partner may not undertake without the concurrence of a majority vote of the Limited Partners, amendments to the Partnership Agreements affecting the rights of the Limited Partners.

                                   The Company
                                   -----------


The Board of Directors of the Company will have exclusive control over the Company's business and affairs subject only to the restrictions in its Certificate of Incorporation and Bylaws. The policies adopted by the Board of Directors may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of directors, shareholders will have no control of the ordinary business policies of the Company.


     Comparison. Notwithstanding any anti-takeover provisions pertaining to the number of directors, because the Board of Directors will be elected each year by the shareholders at the Company's annual meetings, the shareholders may have greater control over the management of the Company than the Limited Partners have over the Partnerships.

                    Management Liability and Indemnification

                                The Partnerships
                                ----------------

As a matter of California law, general partners have liability for the payment of partnership obligations and debts, unless limitations upon such liability are expressly stated in the instrument or document evidencing the obligation. In general, the Partnership Agreements provide that the General Partner will not be liable to the Partnerships or the Limited Partners for any loss suffered by the Partnerships which arises out of any action or inaction of the General Partner, if the General Partner, in good faith, determines that such course of conduct was in the best interests of the Partnerships and such course of conduct did not constitute fraud, negligence or misconduct of the General Partner. In addition, the Partnership Agreements indemnify the General Partner for any losses, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnerships, provided that the same were not the result of fraud, negligence or misconduct on the part of the General Partner, and provided, further, that the General Partner determines, in good faith, that such course of action was in the best interests of the Partnerships.

                                   The Company
                                   -----------

The Company's Bylaws provide that the liability of the Company's directors and officers to the Company and its shareholders for money damages is limited to the fullest extent permitted under Delaware General Corporation Law. The Company's Bylaws and Delaware General Corporation Law provide broad indemnification to directors and officers and indemnify any person who is, or any personal representative of a deceased person who was, a director or officer of the Company against any judgments, penalties, settlements and reasonable expenses.

     Comparison. The General Partner generally has limited liability to the Partnerships for acts or omissions undertaken by it when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the Partnerships. In some cases, the General Partner also has, under specified circumstances, a right to be reimbursed for liability, loss, expenses and amounts incurred by the General Partner by virtue of serving as General Partner. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the directors and officers of the Company when acing on behalf of the Company and upon the rights of such persons to seek indemnification from the Company. The Company believes that the scope of the liability and indemnification provisions in the Company's Bylaws, while similar to those contained in the Partnership Agreements, provide greater protection to the Company's directors and officers against claims for personal liability than the protection afforded to the General Partner under the Partnership Agreements.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN SUCH ACT AND IS, THEREFORE, UNENFORCEABLE.

                            Anti-Takeover Provisions

                                The Partnerships
                                ----------------

Changes in management of the Partnerships can only be effected by removal of the General Partner. The Limited Partners have a right to vote on the removal of the General Partner. In addition, due to transfer restrictions in the Partnership Agreements, the General Partner may restrict transfers of the Units. Under the Partnership Agreements, an assignee of a Limited Partner interest may not become a substitute Limited Partner, entitling such person to vote on a matter that may be submitted to the Limited Partners for approval, unless the General Partner consents to such substitution. The General Partner may exercise these rights of approval to deter, delay or hamper attempts by persons to acquire a majority interest in the Partnerships.

                                   The Company
                                   -----------


The Certificate of Incorporation, as amended, and Bylaws of the Company contain a number of provisions that may have an effect of delaying or discouraging an unsolicited coercive proposal for the acquisition of the Company or the removal of incumbent management. These provisions include, among others, (i) restrictions on business combinations with persons who acquire more than a certain percentage of the common stock of the Company; (ii) restrictions on acquisition of the common stock of the Company which would provide the acquirer with a controlling interest in the Company; (iii) restrictions on transactions with Interested Shareholders or related parties, including officers and directors of the Company; (iv) restrictions on shareholder actions without meetings and notices of special meetings; (v) restrictions on the number of directors and the removal of directors; (vi) restrictions on shareholder proposals and nominations; (vii) restrictions on amendment of certain provisions contained in the Company's Bylaws; and (viii) indemnification of the officers and directors of the Company. Vincent E. Galewick also owns 100,000 shares of the Company's preferred stock, which are all the issued and outstanding shares of the Company's preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. The conversion of part, or all, of those shares of preferred stock into common stock could be used to delay, defer or prevent a change in control of the Company.

     Comparison. Certain provisions of the Partnership Agreements and the Certificate of Incorporation, as amended, and Bylaws of the Company could be used to delay or deter coercive attempts to obtain control of the Partnerships or the Company, respectively, in transactions not approved by the General Partner, on behalf of the Partnerships, or the Board of Directors, on behalf of the Company. Moreover, Vincent E. Galewick might be able to use the convertible feature of his preferred stock to delay, defer or prevent a change in control of the Company.

                                  Voting Rights

                                The Partnerships
                                ----------------

Generally, under the Partnership Agreements and applicable California law, the Limited Partners have voting rights only as to major Partnership transactions (e.g., amendment of the Partnership Agreements, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnerships, and dissolution of the Partnerships). Otherwise, all decisions relating to the operation and management of the Partnerships are made by the General Partner.

                                   The Company
                                   -----------


The Company is managed and controlled by a Board of Directors. The directors are elected by the shareholders at annual meetings of the Company. Delaware General Corporation Law requires that certain major corporate transactions, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions, such as the sale of all of the assets of the Company to an Affiliate of the Company, must be approved by at least 90% of the outstanding voting stock entitled to vote. To the extent that the Company will have outstanding shares held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority vote (i.e., two-thirds) to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions discussed at "Anti-Takeover Provisions," above, each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock.

     Comparison. The Limited Partners have limited voting rights. The shareholders of the Company have voting rights that permit them to elect the Board of Directors and to approve or disapprove certain major corporate transactions.


                      Compensation, Fees and Distributions

                                The Partnerships
                                ----------------

Generally, under the Partnership Agreements, the General Partner receives compensation for its management services to the Partnerships. Also, the General Partner has the same rights to distributions according to its respective Partnership interests as the Limited Partners. The General Partner also receives reimbursement for expenses incurred by it for the benefit of the Partnerships.

                                   The Company
                                   -----------

The directors of the Company will receive compensation for their services as described herein under "Management of the General Partner and Company."


     Comparison. Under the Partnership Agreements, fees, distributions and reimbursements are payable to the General Partner and its Affiliates. The directors of the Company will receive compensation for their services as described under "Management of the General Partner and Company."

                             Liability of Investors

                                The Partnerships
                                ----------------


Under the Partnership Agreements and pursuant to California law, the liability of Limited Partners for the Partnerships' debts and obligations is limited to the amounts of their investments in the respective Partnerships together with an interest in undistributed income, if any. The Units are fully paid and nonassessable. The General Partner is liable for all of the debts and obligations of the Partnerships.


                                   The Company
                                   -----------


Under Delaware General Corporation Law, shareholders are not personally liable for the debts or obligations of the Company. The Merger Stock, upon issuance, will be fully paid and nonassessable.


     Comparison. The personal liability of the shareholders of the Company for the debts and obligations of the Company is comparable to that of the Limited Partners for the debts and obligations of the Partnerships.

                              Nature of Investment

                                The Partnerships
                                ----------------

The Units constitute equity interests entitling the Limited Partners to pro rata shares of cash distributions made by the Partnerships. The Partnerships generally maintain a policy of long-term ownership for current cash receipts and long term appreciation. The Partnership Agreements specify how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the Limited Partners and the General Partner. The distributions payable to the Limited Partners are not fixed in amount and depend upon the operating results and net sale or refinancing proceeds available from the disposition of the Partnerships' assets.

                                   The Company
                                   -----------


The Merger Stock constitutes equity interests in the Company. Each shareholder will be entitled to a pro rata share of any dividends or distributions paid with respect to the Merger Stock. The dividends payable to the shareholders are not fixed in amount and are only paid if, when, and as declared by the Board of Directors. The Company currently does not plan to pay any cash dividends on the Merger Stock or preferred stock for the foreseeable future, as all available cash will be utilized to continue the growth of the Company's business subsequent to the Closing Date for the proximate future thereafter. The payment of any subsequent cash dividends will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors.

     Comparison. The Units and the Merger Stock represent equity interests entitling the holders thereof to participate financially in the growth and income of the Partnerships and the Company, respectively. Until distribution payments were suspended pending the Merger Proposal, the Partnerships have distributed available cash to the Limited Partners. Dividends payable by the Company on its securities are payable at the discretion of the Board of Directors. The Company does not currently anticipate that it will pay dividends on the Merger Stock.

                      Potential Dilution of Payment Rights

                                The Partnerships
                                ----------------

Because the Partnerships may issue additional equity securities only in limited circumstances and only upon the unanimous consent of the Limited Partners, there is little chance for dilution of the Limited Partners' share of cash available for distribution.

                                   The Company
                                   -----------

The Board of Directors may issue, at its discretion, additional shares of the Company's common stock and has the authority to issue from the authorized capital stock a variety of other equity securities of the Company with such powers, preferences, and rights as the Board of Directors may at the time designate. The issuance of additional shares of either common stock, preferred stock or other similar equity securities in addition to the Merger Stock may result in the dilution of the interests of the shareholders of the Company.

     Comparison. The Limited Partners are not subject to dilution of the Partnerships' cash available for distribution. The shareholders of the Company will be subject to potential dilution if the Board of Directors, in its sole and absolute discretion, decides to issue additional equity securities of the Company. Furthermore, the Board of Directors will have the authority to issue from the authorized capital stock a variety of other equity securities, which may subject shareholders of the Company to additional dilution.

                                    Liquidity

                                The Partnerships
                                ----------------


The transfer of the Units is subject to a number of restrictions imposed by the Partnership Agreements, which are designated in part to preserve the tax status of the Partnerships as "partnerships" under the Internal Revenue Code of 1986, as amended ("Code"). The transferee of a Limited Partner's interest in a Partnership does not have the right to become a substitute Limited Partner (entitling such transferee to vote on matters submitted to a vote of the Limited Partners of such Partnership) unless, among other things, such substitution is approved by the General Partner.


                                   The Company
                                   -----------


The Merger Stock will be freely transferable once registered under the Securities Act. The Company will attempt to list the Merger Stock on a regional or national securities exchange, although there is no guarantee or assurance the Company will be able to list the Merger Stock on any regional or national market. If the Merger Stock is so listed, the Company anticipates a public market for the Merger Stock to develop. The breadth and strength of any such market, if it develops at all, will depend, among other things, upon the number of shares of Merger Stock outstanding, the Company's financial results and prospects, the general interest in the Company's and other similar investments, and the Company's dividend yield compared to that of other debt and equity securities. Comparison. One of the primary objectives of the Merger Proposal is to provide increased liquidity to the Limited Partners.

     The Merger Stock may be listed on a regional or national securities exchange, but there is no guarantee or assurance that any Company security will be so listed. If so listed, a public market for the Merger Stock may develop. The breadth of such market cannot yet be determined, but it is expected that the market for the Merger Stock may be broader than the current market, if any, for the Units.

                                    Taxation

                                The Partnerships
                                ----------------


The Partnerships are not subject to federal or state income taxes. Instead each Limited Partner includes his or her allocable share of respective Partnership taxable income or loss in determining such Partner's individual federal and state income tax liability. The maximum effective federal tax rate for individuals under current law is 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal income tax rate to more than 47%.


                                   The Company
                                   -----------


The Company will be subject to federal and state income taxes on income. The maximum federal corporate tax rate is 39%. In addition, shareholders of the Company will be subject to federal and state income taxes on distributions of dividends or corporate earnings. The maximum effective federal tax rate for individuals under current law is 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. See "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Comparison. While in partnership form income is taxed only once (i.e., to the Limited Partners), in corporate form income can be taxed twice, or more, (i.e., once to the Company and once to its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES." See also "SUMMARY -- Disadvantages of the Merger and Related Transactions."


                          Passive vs. Portfolio Income

                                The Partnerships
                                ----------------


As to the Limited Partners, income and loss from the Partnerships generally are subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Partnerships generally can be offset against income and loss from other investments that constitute "passive activities."


                                   The Company
                                   -----------

Dividends paid by the Company to its shareholders will be treated as "portfolio" income and cannot be offset with losses from "passive activities."

                           Benefits from Distributions

                                The Partnerships
                                ----------------

Cash distributions from the Partnerships are not taxable to the Limited Partners, except to the extent they exceed the Limited Partners' basis in the Units. Distributions made by the Company to its taxable domestic shareholders out of current or accumulated earnings and profits will be ordinary income.

                                   The Company
                                   -----------


Distributions that are designated as capital gains dividends generally will be taxed as long-term capital gains. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a shareholder's adjusted basis in his or her Merger Stock, with the excess taxed as capital gain.

                                Fiduciary Duties

                                The Partnerships
                                ----------------

The General Partner is accountable as a fiduciary to the Partnerships and is required to operate the businesses of the Partnerships for the benefit of all Limited Partners and not to perform any acts detrimental to the best interests of the Partnerships. However, the Partnership Agreements generally allow the General Partner to conduct independent activities which may be competitive with the businesses of the Partnerships.

                                  The Company
                                  -----------

Under Delaware General Corporation Law, the directors must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the Company and with the care of an ordinarily prudent person in a similar situation. Directors of the Company who act in such a manner will generally not be liable to the Company for monetary damages arising from their activities.

     Comparison. In both the Partnerships and the Company, the General Partner of the Partnerships, and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same way as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners.

                              Reporting Procedures

                                The Partnerships
                                ----------------

Each year, Limited Partners receive a Schedule K-1 tax form containing detailed tax information for use in preparing their appropriate income tax returns.

                                   The Company
                                   -----------

Each year, shareholders will receive Form 1099 used by corporations to report dividends paid to their shareholders.

                                 State Taxation

                                The Partnerships
                                ----------------

Limited Partners are required in some cases to file state income tax returns and, sometimes, pay state income taxes in states in which the Partnerships own property, even if they are not residents of those states.

                                   The Company
                                   -----------

Shareholders who are individuals generally will not be required to file state income tax returns or pay state income taxes outside of their states of residence with respect to the Company's operations and distributions (although it is possible that the State of California or other states may seek to impose tax on nonresidents with respect to distributions to nonresidents). The Company may be required to pay state income taxes in certain states.



                 THE COMPANY AS A NOMINALLY FOREIGN CORPORATION

     Factors to Determine Foreign Corporations Subject to California Laws. For purposes of this section, a "foreign" corporation is a corporation not formed in California. Certain foreign corporations may be designated as "nominally foreign" corporations if such corporations are owned and operated in California. Nominally foreign corporations are subject to a number of the key provisions of the California General Corporation Law applicable to domestic corporations.
Section 2115 of the California General Corporation Law sets forth the factors which are used to determine if a foreign corporation must comply with the key California state statutes regulating corporations. Basically, a foreign corporation is subject to California regulation if the average of its property factor, payroll factor and sales factor (as these terms are defined in Sections 25129, 25132 and 25134 of the California Revenue and Taxation Code) is more than 50% during its latest complete income year and if more than one-half of its outstanding voting securities are held of record by persons having addresses in California.

     California Laws Which Supersede Foreign Laws for Nominally Foreign Corporations. The following chapters and sections of the California General Corporation Law apply, to the EXCLUSION of the law of the state of incorporation, to nominally foreign corporations:

     Section 301 relating to annual election of directors;

     Section 303 relating to removal of directors without cause;

     Section 304 relating to removal of directors by court proceedings;

     Section 305, subdivision (c), relating to filing of director vacancies where less than a majority in office elected by shareholders;

     Section 309 relating to directors' standard of care;

     Section 316 (excluding  paragraph (3), subdivision (a) and paragraph (3) of
     subdivision   (f))   relating  to  liability  of  directors   for  unlawful
     distributions;

     Section 317 relating to indemnification of directors, officers and others;

     Sections 500 to 505, inclusive, relating to limitations on corporate distributions in cash or property);

     Section 506 relating to liability of shareholder who receives unlawful distribution;

     Section 600, subdivisions (b) and (c), relating to requirement for annual shareholders' meeting and remedy if same not timely held;

     Section 708, subdivisions (a), (b) and (c), relating to shareholder's right to cumulate votes at any election of directors;

     Section 710 relating to supermajority vote requirement;

     Section 1001, subdivision (d), relating to limitations on sale of assets;

     Section 1101 (provisions following subdivision (e)) relating to limitations on mergers;

     Chapter 12 (commencing with Section 1200) relating to reorganizations;

     Chapter 13 (commencing with Section 1300) relating to dissenters' rights;

     Sections 1500 and 1501 relating to records and reports;

     Section 1508 relating to action by Attorney General; and

     Chapter 16 (commencing with Section 1600) relating to rights of inspection.

     Directors. Election and removal of directors must be in accordance with the California General Corporation Law. Unless the Company has divided its board of directors into classes (which can only be done if the corporation's shares are listed on a national market exchange -- see the portion of this Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting"), all directors must be elected at each annual meeting for a one-year term. Directors can also be removed without cause on approval of the outstanding shares of common stock. Directors are subject to the California standard of care that directors must observe. This involves requirements not only of good faith, but of inquiry and reasonable belief in the competency of others on whom a director is relying. Therefore, while directors may be held liable for unlawful "distributions," they are not obligated by related California provisions applicable to loans or guaranties to officers, directors, and certain other persons. The indemnity provisions of Section 317 of the California General Corporation Law are also applicable.

     Distributions.  Some  California  limitations on  distributions  of cash or property apply to nominally foreign corporations, including the basic limitations on dividends contained in Sections 500 through 505, inclusive, of the California General Corporation Law and the personal liability of shareholders who receive improper distributions with knowledge of such impropriety. They do not include certain other provisions as to redemptions, notices, and treasury shares.

     Shareholder Meetings. Annual shareholders' meetings are required as provided by Section 600(b) of the California General Corporation Law . The remedies for failure to hold annual meetings also apply. Subject to the "listed corporation" exemption, shareholders have the right to cumulative voting for directors. (See the portion of this Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting") Shareholders who are residents of California have a right to receive a report of the vote taken at any annual, regular, or special meeting of shareholders. The provisions of Section 710 of the California General Corporation Law concerning supermajority vote requirements also apply.

     Sales of Assets, Mergers and Reorganizations. Board of Directors and shareholder approval are required for sales of assets and reorganizations. Dissenters' rights must be provided to shareholders in any reorganization. Shareholders with the same type of shares must be treated equally in a merger.

     Records. Nominally foreign corporations are obligated by the basic California requirements concerning keeping of books and records, minutes of all meetings, and share registers. Directors of such a corporation have the absolute right at any reasonable time to inspect all books, records and properties of the corporation or its subsidiaries.

            COMMENCEMENT AND CESSATION OF "NOMINALLY FOREIGN" STATUS

     Commencement. The nominal foreign corporation rules become applicable to any foreign corporation only upon the first day of the first income year of such corporation commencing on or after the 30th day after the filing by such a report pursuant to Section 2108 of the California General Corporation Law indicating that the factors referred to in Section 2115(a) of the California General Corporation Law have been satisfied.

     Cessation. The status of a corporation as a nominally foreign corporation ceases at the end of any income year during which (a) an annual report has been filed indicating that at least one of the factors for such status is not satisfied or (b) a final order shall have been entered by a court of competent jurisdiction declaring that one of the factors has not been satisfied.

     Exemptions. Section 2115 of the California General Corporation Law does not apply to any foreign corporation that has outstanding securities (i) listed on the New York or American Stock Exchanges or (ii) designated as qualified for trading as a national market security on NASDAQ (or any successor national market system) if the corporation has at least 800 shareholders as of the record date of its most recent annual meeting of shareholders.

     There is also an exemption for any corporation if all the voting shares (other than directors' qualifying shares) are owned directly or indirectly by one or more corporations not subject to Section 2115 of the California General Corporation Law.

     The Company anticipates applying for listing on a regional or national stock exchange after completion of the Merger; however, there can be no assurance that the Company will be approved for listing.

                      RIGHTS OF DISSENTING LIMITED PARTNERS

     Dissenting Limited Partners and Appraisal Rights. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on an appraisal of the Partnership's assets performed by an independent appraiser unaffiliated with PCM, the General Partner or the Company and which values those assets as if sold in an orderly manner in a reasonable period of time, adding or subtracting other balance sheet items, and subtracting the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

     (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, as amended ("Code");


     (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

     (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

     (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the consummation of the Merger, and the number of securities to be received in return for Units must be determined by an appraisal of applicable Partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, PCM, the General Partner or the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner or the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger or related transactions; provided, however, that PCM, the General Partner or the Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Dissenting Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the Units, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger Proposal participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

     (A) there is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Company.

     (B)  the  Dissenting   Limited  Partners  receive  the  same   preferences,
privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"), the terms of which satisfy the requirements of the Thompson-Killea Act. A copy of the Debenture is included with this Joint Consent Statement/Prospectus as Appendix N. A copy of the Indenture Agreement is included with this Joint Consent Statement/Prospectus as Appendix M.

     Subject to Sections 8.01 through 8.03, inclusive, of the Indenture Agreement, and further subject to the rights and powers granted to the Trustee under the Indenture Agreement and the Trust Indenture Act of 1939, the Company may merge or consolidate with certain other entities, subject to certain conditions, including the assumption by any successor or surviving corporation of all of the terms, conditions, and duties of the Company specified in the Indenture Agreement. Moreover, although the Company's Bylaws and Certificate of Incorporation do not limit the Company's incurrence of debt, the Indenture Agreement provides that the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnerships and must be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnerships.

     The Merger Proposal and related transactions have also been structured to comply with the other protections provided by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of this Joint Consent Statement/Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Dissenting Limited Partners must complete Part V of the Letter of Transmittal and Consent Statement and thereafter provide that Letter of Transmittal and Consent Statement to the Exchange Agent, which will serve as a request to the General Partner that their Units be purchased using the Debenture.

DISSENTING   LIMITED  PARTNERS  MAY  HAVE  OTHER  RIGHTS  NOT  PRESENTED  ABOVE.
DISSENTING LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO ALL SUCH MATTERS.

                        RIGHTS OF DISSENTING SHAREHOLDERS

     Dissenting Shareholders and Appraisal Rights. Although Vincent E. Galewick, the majority shareholder of PCM and the sole shareholder of the Company, and Michael A. Cushing, the other shareholder of PCM, have approved the Merger Proposal, dissenting shareholders ("Dissenting Shareholders"), pursuant to applicable California law, are provided with certain rights pertaining to corporate mergers and reorganizations. Neither Mr. Galewick nor Mr. Cushing intend to exercise dissenter's rights or become Dissenting Shareholders.

     Dissenting Shareholders have no specific appraisal rights; however, they do have certain repurchase rights. Sections 1300 et seq. of the California General Corporation Law provide that each shareholder entitled to vote on the Merger Proposal and related transactions who dissents may require the Company to purchase such Dissenting Shareholder's shares for cash at their fair market value. The fair market value of such Dissenting Shareholder's shares is to be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.


     A shareholder must meet all of the following requirements in order to qualify as a Dissenting Shareholder:

     (A) The shares held by such shareholder must have been outstanding in the name of such shareholder on the Determination Date.

     (B) Those shares must not have been voted in favor of the Merger Proposal or related transactions.

     (C) If the Merger Proposal and related transactions are approved, the Company will send all of its shareholders a notice of approval of the Merger Proposal and related transactions accompanied by a statement of the price determined by the Company to represent the fair market value of the shares held by Dissenting Shareholders and a brief description of the procedure to be followed if the Dissenting Shareholders desire to exercise the Dissenting Shareholder's purchase rights. The statement of price shall constitute an offer by the Company to purchase any shares determined to be "Dissenting Shares" as defined at Sections 1300 et seq. of the California General Corporation Law. Each Dissenting Shareholder must then make a written demand on the Company that such Dissenting Shareholder desires to exercise his or her purchase rights.

     (D) THE DEMAND MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE NOTICE OF APPROVAL WAS MAILED.


     (E) The demand must state the number and class of shares of PCM's common stock or the Company's common stock held of record by such Dissenting Shareholder, which such Dissenting Shareholder demands that the Company purchase and must contain a statement of what such Dissenting Shareholder claims to be the fair market value of such shares as of the day before the announcement of the Merger Proposal and related transactions. The statement by such Dissenting Shareholder shall constitute an offer by such Dissenting Shareholder to sell those shares at such price.


     (F) Each Dissenting Shareholder must, within 30 days after the date on which the notice of approval was mailed, submit to the Company at the address set forth herein the following: (1) if such Dissenting Shareholder


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


possesses actual certificates representing the dissenting shares, the certificates representing the Dissenting Shares to be stamped or endorsed with a statement that the applicable shares are, in fact, Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed; or (2) if such Dissenting Shareholder possesses no such certificates, written notice of the number of Dissenting Shares which such Dissenting Shareholder demands that the Company purchase.

     If the Company denies that the applicable shares are Dissenting Shares, or if the Company and such Dissenting Shareholder cannot agree upon the fair market value of the applicable shares, then such Dissenting Shareholder demanding purchase or the Company may, within six months after the date on which the notice of approval was mailed, but no later, file a complaint in the Superior Court of Orange County, State of California to determine (i) whether the applicable shares are Dissenting Shares, (ii) the fair market value of the applicable shares, or (iii) both. While Dissenting Shareholders have no specific appraisal rights, the court may appoint one or more impartial appraisers to determine the fair market value of the applicable shares. Dissenting Shareholders continue to have all of the rights and privileges incident to their shares, unless the Dissenting Shares lose their status as Dissenting Shares, until the fair market value of their shares is agreed upon or determined. A Dissenting Shareholder may not withdraw a demand for purchase, unless the Company consents. Dissenting Shares lose their status as Dissenting Shares upon the happening of: (i) the Company abandons the Merger Proposal; (ii) the applicable shares are transferred prior to their submission for endorsement as set forth above; (iii) the Dissenting Shareholder and the Company do not agree upon the status of the applicable shares as dissenting or upon the purchase price and neither files a complaint within six months of the date the notice of approval was mailed as set forth above; or (iv) the Company consents to the Dissenting Shareholder's withdrawal of the demand for purchase. If the Company abandons the Merger Proposal, it must pay on demand to any Dissenting Shareholder who has initiated proceedings for purchase of Dissenting Shares in good faith all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

DISSENTING SHAREHOLDERS MAY HAVE OTHER RIGHTS NOT DISCUSSED ABOVE. DISSENTING SHAREHOLDERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO ALL SUCH MATTERS.


                         FEDERAL INCOME TAX CONSEQUENCES

     Introduction. The following information is intended to provide the Limited Partners, the PCM Shareholders and the Company Shareholders with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnerships, the Company, the Limited Partners or those shareholders, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners or shareholders that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in this Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which this Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company Shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed
on  the  partner  regardless  of  whether  the  limited   partnership   actually
distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the partnerships, the number of Units owned by a Partner (defined as either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such Partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income subject to federal income tax twice.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnerships. The Partnerships will be deemed to have transferred all their assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation. The Partnerships will realize, but not be required to recognize, gain or loss as if the applicable Partnership had transferred of all their assets to the Company for an amount equal to the value of the Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnerships will avoid recognition of gain or loss if they contribute property to the Company and immediately thereafter the Partnerships and the PCM Shareholders are in control of 80% of the Company. The Partnerships will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnerships. Gain or loss is not recognized and deferred by the Partnerships by the transfer of the Partnerships' adjusted basis in their assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that they are deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnerships will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnerships' assets (essentially, their ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnerships will be deemed to have transferred all their assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnerships will be the same as that basis was in the hands of the Partnerships. The Company's holding period in the assets will include the Partnerships' holding periods received by the Company. The Partnerships, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnerships will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     The Limited Partners and Shareholders. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnerships were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the applicable Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners, PCM Shareholders and Company Shareholders will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnerships' assets (essentially, their ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     An existing holder of shares of the Company's common stock who subsequently sells shares of Merger Stock will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares of Merger Stock sold. Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the Company's shareholders. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS, PCM SHAREHOLDERS AND COMPANY SHAREHOLDERS GENERALLY. EACH LIMITED PARTNER, PCM SHAREHOLDER AND COMPANY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.


                             OTHER TAX CONSEQUENCES

     The following information is intended to provide the Limited Partners, PCM Shareholders and Company Shareholders with a summary of certain material state and local income tax consequences associated with the Merger Proposal in addition to the federal tax consequences specified above. The following information does not contemplate all tax matters that may affect the Partnerships, the Company, the Limited Partners, the PCM Shareholders and the Company Shareholders, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners, PCM Shareholders and Company Shareholders that may modify the information specified herein.

     The following information is not the subject of the tax opinion rendered, and has not otherwise been passed upon by John H. Brainerd, Attorney at Law and tax counsel for the Company. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters specified in this Joint Consent Statement/Prospectus.

     A partnership is generally a pass-through entity for state and local income tax purposes. As a result, a partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which the partnership of which they are partners does business. These taxes are generally based on a partner's share of federal taxable income from such partnership, as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in such partnership in that partner's state and, if applicable, city of residence. These taxes may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a partnership are not subject to municipal income tax. As with federal income tax, partners of a partnership are subject to state and local income tax on income earned in the business conducted by that partnership only once. See "FEDERAL INCOME TAX CONSEQUENCES."

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners, for the purpose of limiting each Limited Partner's compliance responsibility to that Limited Partner's state of residence. The taxes paid by the Partnerships with these returns have been charged to the participating Limited Partners' respective Partnership capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and municipalities in which that corporation conducts its business. The business of the Company is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder sells or exchanges shares of capital stock issued by that corporation at a gain. See "FEDERAL INCOME TAX CONSEQUENCES." Dividends and capital gains are generally subject to tax only in a shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING INFORMATION RELATES ONLY TO CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS, PCM SHAREHOLDERS AND COMPANY SHAREHOLDERS GENERALLY. EACH LIMITED PARTNER, PCM SHAREHOLDER AND COMPANY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.


                   PRINCIPAL SHAREHOLDERS AND LIMITED PARTNERS


     The following information is furnished as of April, 1998, with respect to the issued and outstanding existing securities of the Company beneficially owned by each director, the Chief Executive Officer, and the four other most highly compensated executive officers of the Company; the directors and executive officers of the Company as a group; and all beneficial owners of more than five percent of the issued securities of the Company.


                                                                                                           Shares of Company's
                                                                                                         Common Stock Outstanding
                                                Units                     Existing Securities                  After Merger
                                                ------------------------------------------------------------------------------------
                                       Capital      Percent         Number            Percent          Number              Percent
        Name and Titles                Account      of Class       of Shares          of Class         of Shares           of Class
        ----------------               --------     ---------      ---------          --------         ---------           --------
Vincent E. Galewick, director and
  Chief Executive Officer...........      0            0         1,000 shares of                     4,692,436 shares
                                                                  Common Stock          100%          of Common Stock        62.46%
Vincent E. Galewick, director and
  Chief Executive Officer...........      0            0         100,000 shares of                   100,000 shares of
                                                                  Preferred Stock       100%          Preferred Stock        100%
Michael A. Cushing, director and
  Chief Financial Officer...........      0            0              0                  0           66,785 shares of
                                                                                                       Common Stock          0.89%


             MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY

     PCM, the General Partner and the Company have a common director and some common executive officers, which are specified below.

         Name                Age                    Position
         ----                ---                    --------
Vincent E. Galewick...       38         President and Secretary of PCM. President and Secretary of the
                                           General Partner; Chief Executive Officer and President of the
                                           Company. Director of PCM, and the General Partner. Chairman
                                           of the Board of Directors of the Company.
Michael Cushing.......       38         Chief Financial Officer of PCM, the General Partner and the
                                           Company; Secretary and Senior Vice President, Financial
                                           Affairs of the Company. Director of the Company.
William Savage........       54         Vice President of Operations for the Company. Director of the
                                           Company.
Ronald D. Collette....       34         Vice President of Information Technologies for the Company.


     Vincent E. Galewick is the President and Secretary of PCM. Mr. Galewick is the President and Secretary of the General Partner and the President and Chief Executive Officer of the Company. Mr. Galewick is also a director of the Company, the sole director of PCM and the General Partner, and the principal shareholder of PCM. Mr. Galewick is the sole shareholder of the General Partner and the Company. Mr. Galewick has been involved in the securities industry for more than 10 years focusing on the investment banking aspects.

     In January 1993, Mr. Galewick created and established PCM for the purpose of identifying potential portfolio acquisitions, performing due diligence in conjunction with potential portfolio acquisition, portfolio acquisition negotiation, and the ultimate collection and servicing of acquired portfolios by PCM and the Partnerships. Mr. Galewick has been involved in more than 130 portfolio acquisitions of various types of sizes totaling more than $2 billion in original principal obligations. As a result of these acquisitions, Mr. Galewick has developed numerous strategic and trusted relationships with industry professionals, which are of benefit to PCM and the Partnerships and should be of benefit to the Company.

     From  February  1987,  through  January  1989,  Mr.  Galewick  served  as a
Registered Representative in the securities industry. In January, 1989, Mr. Galewick became affiliated with Income Network Company, working as a Registered Principal. Income Network Company is a member Broker/Dealer of the National Association of Securities Dealers, Inc. and has been such a member since March 14, 1988. Mr. Galewick was promoted to a managing Registered Principal and, in March of 1992, Mr. Galewick purchased Income Network Company. Income Network Company is an Affiliate of PCM, Vision, the Company and the General Partner and specializes in direct participation programs. Income Network Company is the Soliciting Agent. Mr. Galewick is currently both the President, Secretary, Chief Financial Officer, sole director and sole shareholder of Income Network Company. Additionally, Mr. Galewick continues as a Registered Principal of Income Network Company and holds Series 6, 22, 24, 39, 62 and 63 securities licenses. Since his acquisition of Income Network Company, Mr. Galewick has increased the number of Registered Representatives from 6 to, presently, more than 20.

     Michael Cushing is the Chief Financial Officer of PCM, the General Partner and the Company. Mr. Cushing is also Senior Vice President, Financial Affairs, Secretary and a director of the Company. Mr. Cushing is a minority shareholder of PCM. He has been affiliated with PCM since its formation in January, 1993. Mr. Cushing has been involved with PCM's business development, planning and implementation of corporate strategies for all of PCM's operations and acquisition programs. Mr. Cushing was instrumental in the marketing to the financial community of PCM as a purchaser of debt portfolios, as well as the design and application of PCM's acquisition stratification programs. Mr. Cushing graduated from the University of California at Santa Barbara with a Bachelor of Arts in Business Economics. Mr. Cushing became licensed as a Certified Public Accountant in the State of California while employed by the certified public accounting firm of Coopers and Lybrand. His clients, while at Coopers and Lybrand, included real estate, manufacturing, banking, service, and retail businesses.

     From January of 1989, to November of 1991, Mr. Cushing served as Vice President of Real Estate and Corporate Secretary for the Bay Plaza Company, a master developer of a planned 1.4 million square foot, $240 million downtown redevelopment project for the city of St. Petersburg, Florida ("Downtown Redevelopment Project"). This company, also, was facility manager of a 1/4 mile retail and entertainment pier complex with a 42,000 seat domed stadium, 8,500 seat arena and 2,000 seat fine arts theater for the city of St. Petersburg, Florida. Mr. Cushing was responsible for all aspects of real estate operations including asset and property management, investment analysis, financing, acquisitions, dispositions, planning, and risk management. As corporate secretary, Mr. Cushing was responsible for the maintenance of this company's books and records.

     From September of 1985, to January of 1989, Mr. Cushing was Senior Vice President of the Elcor Companies, a national commercial real estate company. This company served as an advisor and management company for Wespac Investors Trust, a publicly traded Over-The-Counter real estate investment trust ("R.E.I.T.") with total assets in excess of $160,000,000 and approximately 5,000 shareholders. In addition to servicing the R.E.I.T., this company acquired, owned and managed properties for its own accounts, as well as other third parties. This company, also, owned 50% of the Downtown Redevelopment Project. Mr. Cushing's responsibilities included overseeing all property and corporate operations; performing all aspects of the disposition of R.E.I.T. assets; placing, negotiating, and closing all property financing and workouts; and overseeing the recovery of assets by bankruptcy and foreclosure proceedings.

     From October of 1984, to September of 1985, Mr. Cushing was part of the real estate acquisition team of Wespac Advisors, a national real estate syndicator. His responsibilities included completion of acquisition and due diligence documentation, negotiation of acquisition terms, and research of markets and properties throughout the nation. This company provided the property management and acquisition services for 3 publicly traded real estate investment trusts with total assets in excess of $300,000,000.

     William Savage is the Vice President of Operations and a director of the Company. Mr. Savage has been with the Company since January 1997. Mr. Savage is responsible for PCM's administration, portfolio management, systems support, collection and legal compliance of the collection activities. Mr. Savage has overall responsibility for managing the technologies and systems of PCM. Prior to coming to the Company and PCM, Mr. Savage was Vice President of Operation of National Telephone & Communications, Inc. in Irvine, California. ("NTC"). Mr. Savage was instrumental in taking NTC's revenue in 1994 of $11 million dollars to $106 million dollars in 1996. Prior to NTC, Mr. Savage was Vice-President of Customer Service and Administration at Excel Telecommunications in Dallas,
Texas. Prior to Excel Telecommunications, Mr. Savage was employed by Allnet Communication Services, Inc. in Bingham Farms, Michigan ("Allnet"). For five years at Allnet, Mr. Savage held senior management positions in Customer
Service, Corporate Training, LEC Processing and as a Project Manager for Information Systems.

     Mr. Savage has a Bachelor of Arts degree in History from Michigan State University, a Masters of Education degree from the College of William and Mary and a Master of Science degree in Systems Management from the University of Southern California.



     Ronald D. Collette is Vice President of Information Technologies for the Company. Mr. Collette has more than 13 years of experience with information systems and has worked at Fortune 500 companies such as Ingram Micro, Countrywide Mortgage Corporation, the Resolution Trust Company ("RTC"), and Fluor Daniel Incorporated.

     As the western regional MIS Director of the RTC, Mr. Collette was responsible for the oversight of data processing for the world's largest servicer of deposits and savings, loans, and real estate. The scope of this responsibility included information services activities for all of the business functions and program areas within his geographical jurisdiction. Mr. Collette has a background in business process reengineering and user requirements analysis. Mr. Collette has a Bachelor of Science degree in Economics from Arizona State University.

                            Additional Key Personnel

     Eddie J. Maloney, age 32, is Director of Management Information Systems ("MIS") for PCM and the Company. Mr. Maloney joined PCM in June, 1994. Mr. Maloney studied government and politics at George Mason University and graduated with honors at Computer Learning Center in Fairfax, Virginia. Mr. Maloney provides integration solutions to the various computer systems and administers all aspects of the networks at PCM, Income Network Company, the Company and the General Partner. These include UNIX, Novell, RDBMS, and Windows (all versions). Mr. Maloney supervises all in-house data conversions and software development projects at PCM.

     From September of 1990, to June 1994, Mr. Maloney served as a System's Analyst and ISU Closing Director for the RTC in its California office. Mr. Maloney was one of the primary programmers for many of the RTC's nationwide computer operations. Mr. Maloney's proficiency in programming languages includes dBase, Rbase, Clipper, Access, Platinum, SAS, Basic, C, and Microsoft SQL. In addition to software development, Mr. Maloney established and maintained Banyan and Novell networks both in the field and at the RTC's California office.

     Additionally, Mr. Maloney directed computer operations for RTC conservatorships in California, Oregon, Washington, Hawaii, and Guam. These operations ranged from daily operation to the sale of institutions with systems varying in size from small personal computer networks to multi-million dollar mainframes. These conservatorships assets varied in amounts from $10 million to $4 billion. Mr. Maloney assisted the RTC's Investigative Division, which worked collectively with the federal government to seize and secure financial institutions by uncovering evidence used in convictions of the responsible individuals.

     From February of 1987, to September of 1990, Mr. Maloney served as MIS Director at Piedmont Federal Savings Bank in Virginia. During his employment, Mr. Maloney provided all in house programming utilizing DEC Assembly, Basic, COBOL, StarStream (NCR) and dBase programming languages.

     Patricia Anthony, age 58, is PCM's collection counsel. She supervises all legal matters relating to PCM collection of portfolios, including litigation matters within California and actions in other states. Ms. Anthony also supervises and is liaison with out-of-state counsel for prosecuting and defending actions outside the State of California. She files and oversees levies, garnishments, repossessions, attachments, and other legal collection procedures on behalf of PCM and the Partnerships.

     Ms. Anthony is a graduate of Western State Law School and was admitted to the California State Bar in September, 1978. From 1978 through 1983 she was a partner in the law firm of Griffith and Anthony located in Costa Mesa,
California,   a  general  practice   specializing  in  collection   actions  and
enforcement of creditor's rights. From 1983 through 1995 she formed a professional law corporation and continued her practice as a creditor's rights attorney. In 1995, she became general counsel for PCM.


     David  J.  Caldwell,   age  44,  is  PCM's  Vice  President  of  collection
operations.  Mr.  Caldwell  has  been  with  PCM  since  January,  1998.  He  is responsible for administration of PCM's collection operations and legal compliance, correspondence, portfolio client management, and rewritten loans arising from and incidental to PCM's collection operations. Prior to his employment with PCM, Mr. Caldwell was employed by General Electric Capital Corporation ("GE") for 22 years. From March 1997 until January, 1998, Mr. Caldwell was Vice President of recovery operations and was responsible for GE's bankruptcy recovery operations, payment processing, legal and outside attorney collection operations, petition processing, repossession and estate claims departments, and that company's call center.

     From  June  1994 to  March  1997,  Mr.  Caldwell  was  Vice  President  for
cardholder services for GE's bankcard (Mastercard/Visa) division. His responsibilities included the development and execution of call center strategies. Mr. Caldwell's management resulted in significant reductions in GE's costs per call. From June 1991 through June 1994, Mr. Caldwell was the Collection Manager for GE's Macy's portfolio, consisting of approximately $1.6 billion in indebtedness. His earlier positions at GE included a variety of operational positions, including management of medium to large collection sites, credit lending experience, customer service, and other commercial and administrative functions. During his 22 years with GE, Mr. Caldwell received 2 Pinnacle Awards and 3 Summit Awards. These awards recognize those GE employees who have achieved outstanding results and who are top performers for that company.

     Mr. Caldwell graduated from Western Michigan University with a Bachelor or Arts Degree in Business.

     Ronald Di Maria, age 44, is PCM's Manager of Collections. He has been with PCM since December, 1997 and is responsible for all collection-related operational issues including the management of 96 collectors and 12 supervisors. Mr. Di Maria has 20 years' experience in the collection industry. He formed a collection floor at the Law Offices of Ronald Rutiz in Santa Monica, California and, during his 4-year term beginning in 1993, Mr. Di Maria was both Director of Marketing and Operations Manager for collections. Mr. Di Maria sold and serviced major banks and credit unions such as Bank of America and the Navy Federal Credit Union along with other nationwide creditors. Mr. Di Maria also worked for various national collection agencies beginning with his first Collection Manager position with American Creditors Bureau, advancing into the position of General Manager and ultimately Operations Manager.

     In 1991, Mr. Di Maria accepted a position as Director of Operations with United Creditors Alliance, based in Columbus, Ohio, and initiated operations for a new office in Atlanta, Georgia. This office grew to over 60 collectors and produced in excess of $1,000,000 per month in gross collections. Prior to working for United Creditors Alliance, Mr. Di Maria was General Manager for Capital Credit Corporation based in Fairfield, New Jersey.

     Executive Compensation. Vision Capital Services Corporation, a California corporation and an Affiliate of PCM, the General Partner, the Soliciting Agent and the Company ("Vision") currently provides all management and human resource services (employees) to the joint ventures in which the Partnerships and PCM hold their distressed financial debt instruments and other obligations. See "Certain Relationships and Related Transactions." The fees paid to Vision by those joint ventures include amounts equal to the salaries and costs of all employee benefits, and other normal and routine employee costs, paid or accrued on behalf of the employees furnished by Vision and who are engaged in providing services to those joint ventures. The following tables set forth the compensation paid to PCM's Chief Executive Officer and the other four highest paid executive officers, and the compensation paid to the General Partner's Chief Executive Officer and the other four highest paid executive officers. Vincent E. Galewick is the sole shareholder and sole director of Vision. Mr. Galewick is the President and Secretary of Vision. Michael Cushing is the Chief Financial Officer of Vision.

                        SUMMARY COMPENSATION TABLE (PCM)

                               Annual Compensation

                                                                     Other Annual        All Other
    Name and Title               Year    Salary($)     Bonus($)     Compensation($)   Compensation($)
    --------------               ----    ---------     --------     ---------------   ---------------
Vincent E. Galewick,             1997    255,000         0                   0              0
  Chief Executive Officer        1996    229,500         0                   0              0
                                 1995    153,000         0                   0              0

Michael Cushing,                 1997     80,396         0                   0              0
  Chief Financial Officer        1996     48,352         0              34,531(1)           0
                                 1995          0         0             119,589              0

     (1)  Consulting fees paid on an independent contractor basis.

                  SUMMARY COMPENSATION TABLE (GENERAL PARTNER)

                               Annual Compensation

                                                                     Other Annual        All Other
    Name and Title               Year    Salary($)     Bonus($)     Compensation($)   Compensation($)
    --------------               ----    ---------     --------     ---------------   ---------------
Vincent E. Galewick,             1997    45,000              0              0               0
  Chief Executive Officer        1996    40,500              0              0               0
                                 1995    27,000              0              0               0

Michael Cushing,                 1997    14,187              0              0               0
  Chief Financial Officer        1996    14,627          8,532              0               0
                                 1995         0              0         21,104               0


     The executive officers of PCM and the General Partner also perform services for other entities and receive compensation for those services from those other entities. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


     Committees of the Board of Directors. Upon consummation of the Merger, the Board of Directors of the Company will establish a Compensation Committee and an Audit Committee. The Compensation Committee will include at least two directors who are "disinterested persons" within the meaning of Rule 16b-3, as amended from time to time, under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will have the authority to determine compensation for the Company's executive officers and to administer the Company's 1998 Stock Option Plan (defined below). Prior to the establishment of the Compensation Committee, decisions concerning the compensation of executive officers were and will be made by Mr. Galewick, the Company's Chairman of the Board, Chief Executive Officer and President. None of the executive officers of the Company currently serve as a director or member of the Compensation Committee of another entity or of any other committee of the board of directors of another entity performing similar functions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Audit Committee will have the authority to make recommendations concerning the engagement of independent certified public accountants, review with the independent certified public accountants the plans and results of the audit engagement, approve professional services provided by the independent certified public accountants, review the independence of the independent certified public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Stock Option Plan. If the Merger is consummated, the Company anticipates adopting a stock option plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan will provide that it is to be administered by a committee of the Board of Directors of the Company ("Option Committee") which will include at least two outside directors. The Compensation Committee is expected to function as the Option Committee. The Option Committee will have the authority, within limitations to be set forth in the 1998 Stock Option Plan, to establish rules and regulations concerning the 1998 Stock Option Plan, to determine the persons to whom options may be granted, the number of shares of the Company's common stock to be covered by each option, and the terms and provisions of the option to be granted. The Option Committee will have the right to cancel any outstanding options and to issue new options on such terms and upon such conditions as may be consented to by the optionee affected.

     A total of 1,000,000 shares are reserved for issuance under the 1998 Stock Option Plan. The number of shares which may be granted under the 1998 Stock Option Plan or under any outstanding options will be adjusted proportionately in the event of any stock dividend or if the Common Shares shall be split, converted, exchanged, reclassified or in any way substituted. Notwithstanding any other provision of the 1998 Stock Option Plan, in the event of a recapitalization, merger, consolidation, rights merger, separation, reorganization or liquidation, or any other change in the Company's corporate structure or outstanding shares, the Option Committee may make such equitable adjustments to the number and class of shares available under the 1998 Stock Option Plan or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights. The maximum term of any option granted pursuant to the 1998 Stock Option Plan is ten years. In general, shares subject to options granted under the 1998 Stock Option Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.


     The class of eligible persons under the 1998 Stock Option Plan will consist of directors and employees of, and consultants to, the Company or a parent or subsidiary thereof, as determined by the Option Committee, except that Non-Employee Directors can also receive fixed grants of options under the terms set forth in the 1998 Stock Option Plan. Options granted under the 1998 Stock Option Plan may be incentive stock options ("ISOs") or non-qualified options, at the discretion of the Option Committee; however, ISOs can only be granted to employees of the Company or a parent or subsidiary. The 1998 Stock Option Plan provides that the exercise price of an option (other than a non-employee director's option) will be fixed by the Option Committee on the date of grant; however, the exercise price of an ISO must be not less than the fair market value of the Company's common stock on the date of the grant. The exercise price of an ISO granted to any participant who owns shares which are more than 10% of the total combined voting power of all classes of outstanding stock of the Company must be at least equal to 110% of the fair market value of the Common Shares on the date of grant. Any ISOs granted to such participants also must expire within five years from the date of grant. Additionally, options granted under the 1998 Stock Option Plan will not be ISOs to the extent that the aggregate fair market value of the shares with respect to which ISOs under the 1998 Stock Option Plan (or under any other plan maintained by the Company or a parent or subsidiary thereof) first become exercisable in any year exceeds
$100,000. No options shall be granted under the 1998 Stock Option Plan on or after the tenth anniversary of the adoption of the 1998 Stock Option Plan.


     Options will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder can exercise options. Options (other than non-employee directors' options) are exercisable by the holder thereof subject to terms fixed by the Option Committee. However, no option will be able to be exercised until at least six months after the date of grant.


     Notwithstanding the above, an option will be exercisable immediately upon the happening of (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option) (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; (iii) a "change of control" (as defined in the 1998 Stock Option Plan) of the Company while the holder is in the employ or service of the Company; or (iv) the occurrence of such special circumstances or events as the Option Committee determines merits special consideration, except with respect to non-employee directors' options. Under the 1998 Stock Option Plan, an option holder generally will be permitted to pay the exercise price in cash, by check, by delivery to the Company of shares of the Company's common stock already owned by the holder or, except with respect to non-employee directors' options, by such other method as the Option Committee may permit from time to time.


     If an option holder terminates employment with the Company or service as a director of or consultant to the Company while holding an unexercised option, the option will terminate 30 days after such termination of employment or service unless the option holder exercises the option within such 30-day period. However, all options held by a holder will terminate immediately if the termination is a result of a breach of such holder's duties. If cessation of employment or service is due to retirement on or after attainment of age 65, disability or death, the option holder or such holder's successor-in-interest, as the case may be, will be permitted to exercise any option within three months after retirement or within one year after disability or death.

     The 1998 Stock Option Plan may be terminated and may be modified or amended by the Option Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual or modifying the requirements as to eligibility to receive options will be effective without stockholder approval within one year of the adoption of such amendment and (ii) no such termination, modification or amendment of the 1998 Stock Option Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.


     Stock Options Pursuant to Employment Relationships. In addition to options granted under the 1998 Stock Option Plan, the Company may grant options other than those contemplated by the 1998 Stock Option Plan to employees, consultants and other agents of the Company pursuant to their various compensation arrangements with the Company. Any such options shall be approved by the Option Committee and the Compensation Committee, as well as the Board of Directors of the Company.


     Indemnification Arrangements. The Company has entered into indemnification agreements pursuant to which it agrees to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his or her capacity as such, is made or threatened to be made a party to any litigation matter or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporations Law. Those indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such litigation matter or proceeding. Also, the Company's Certificate of Incorporation, as amended, and Bylaws provide for the indemnification of the Company's directors and officers to the fullest extent permitted by the Delaware General Corporation Law. See "Indemnification of Officers and Directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     PCM, the Company, Vision, the General Partner, the Soliciting Agent, and their Affiliates have certain common directors and officers and employees. Additionally, many of the persons performing human resource services for PCM and the General Partner, which are furnished by Vision, also perform certain human resource services for certain Affiliates of PCM and the General Partner. The Company, the General Partner, the Soliciting Agent and their Affiliates, except for PCM, each have the same sole shareholder, which is Vincent E. Galewick. PCM has two shareholders, who are Mr. Galewick and Michael Cushing; provided, however, Mr. Galewick is the majority and controlling shareholder of PCM. The officers and directors of PCM, Vision, the Soliciting Agent, the Company and the General Partner may have conflicts of interest in allocating management time, services and functions between various existing separate business ventures, including, but not limited to, the business of the Company. The Partnerships have entered into various joint ventures with PCM pursuant to which PCM provides collecting and servicing activities. The joint venture agreements generally provide that all distributions are shared by the venturers in proportion to their respective percentage interests. Moreover, in addition to providing collection efforts on distressed loan portfolios, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnerships at negotiated prices.

     On April 8, 1994, the General Partner, on behalf of the Partnerships, entered into a stock acquisition agreement with West Capital Financial Services Corporation ("West Capital"), for the purpose of acquiring 50% of the then-issued and outstanding shares of West Capital for the Partnerships and their Affiliates. At that time, West Capital provided certain collection services to the Partnerships, and owed the Partnerships significant funds from the collection of the Partnerships' distressed loan portfolios. Certain disputes arose between the General Partner and West Capital regarding the terms and conditions of the stock acquisition agreement, and certain funds due to the Partnerships from West Capital. As a result, the General Partner, for the benefit of the Partnerships and their Affiliates, filed a civil lawsuit against West Capital and entities related to West Capital.

     On December 8, 1995, the General Partner, on behalf of the Partnerships, entered into an agreement of trust with the California Department of Corporations which created the Performance Asset Management Fund Trust ("Trust"). The purpose of the Trust was to provide to the Department reasonable assurance that the terms and conditions of the Merger would not be unfair, unjust and inequitable to the Limited Partners. At the time the Trust was created, the General Partner was contemplating the Merger and participating in discussions with representatives of the Department regarding the Merger and the Company. The General Partner established the Trust for the sole exclusive purpose of keeping available for the benefit of the Partnerships and the Limited Partners that amount of cash or similar liquid assets as would be agreed upon by the General Partner, on behalf of the Partnerships, and the Department to assure the Department that the terms and conditions of the Merger Proposal would not be unfair, unjust or inequitable to the Limited Partners. On February 8, 1996, the General Partner, on behalf of the Partnerships, entered into a settlement agreement with West Capital which provided for the assignment and transfer by the Partnerships to West Capital of certain distressed loan portfolios and the payment by West Capital to the Partnerships of $16,194,850 in exchange for a general release by the Partnerships and those Affiliates. A significant portion of those settlement proceeds were placed in the Trust.

     Michael L. Wachtell is the Trustee of the Trust and, in his capacity as Trustee, operates and maintains the Trust. The General Partner and the Company anticipate that the Trust, as a result of the consummation of the Merger, will terminate on the Closing Date; provided, however, pursuant to the provisions of the Trust Agreement, the Trust shall terminate no later than August 16, 1998. In the event the Trust is terminated on the Closing Date, as a result of the consummation of the Merger, the assets of the Trust, as assets of the Partnerships, shall be transferred to the Company, and the Partnerships shall receive in exchange therefor shares of Merger Stock commensurate with their respective allocated portion of those assets of the Trust. In the event the Merger is not consummated for any reason whatsoever, on the termination of the Trust, the assets held by the Trust shall be distributed to the Partnerships as allocated by the General Partner, in its sole discretion.

     Atlas Equity, Inc., a California corporation, and an Affiliate of PCM, the Company, the General Partner, Vision, and the Soliciting Agent, does business using the fictitious business name Performance Telecom. The Company and Performance Telecom have common officers. Vincent E. Galewick is the President, sole director and sole shareholder of Performance Telecom. Michael Cushing is the Chief Financial Officer of Performance Telecom. William Savage is the Vice President of Operations of Performance Telecom.


     Performance Telecom is in the business of providing long-distance telephone and related services. PCM utilizes the services of Performance Telecom in connection with the conduct of PCM's business. Specifically, the long-distance telephone calls made by collection agents of PCM in connection with servicing and collecting the distressed loan portfolios owned by PCM and the Partnerships, utilize the long-distance services provided by Performance Telecom.

     The amounts charged by Performance Telecom to PCM for those long-distance services are not less favorable to PCM or more favorable to Performance Telecom than those amounts which would be charged by unaffiliated parties in arms-length transactions providing similar services in the same geographic location.


     PCM's collection agents offer and promote the long-distance services of Performance Telecom to the various debtors they contact, with the intent to cause those debtors to use Performance Telecom as their long-distance service provider. Those debtors which utilize Performance Telecom's long-distance services are billed by Performance Telecom each month for (i) the cost of those long-distance services and (ii) the amount of portfolio debt that such debtor owes PCM and the Partnerships for such month.

     Performance Telecom collects the payment for both its long-distance telephone services and that amount of portfolio debt owed to PCM and the Partnership. Performance Telecom then remits to PCM, for its own account and the Partnerships, those funds collected by Performance Telecom for the benefit of PCM and the Partnerships. Performance Telecom does not charge PCM for billing those debtors and collecting the payments of portfolio debt made for PCM and the Partnerships.


     The Company anticipates that in the event the Merger is consummated, the Company will enter into a similar relationship with Performance Telecom. PCM anticipates that in the event the Merger is not consummated, its relationship with Performance Telecom will continue.


     The General Partner serves as the general partner of Performance Asset Management Fund VI Ltd., A California Limited Partnership ("PAM VI"). PAM VI commenced operations in April 1997 and the General Partner anticipates that PAM VI will raise $10 million through June 1998. Units in PAM VI are offered and sold without registration required by the provisions of the Securities Act, pursuant to an exemption from such registration provided by the provisions of Regulation D promulgated pursuant to the provisions of the Securities Act. PAM VI will not be a participant in the Merger; and, therefore, in the event the Merger is consummated, PAM VI will continue to exist and the General Partner shall continue to serve as its General Partner.


     The Company anticipates that in the event the Merger is consummated, the Company will provide portfolio acquisition, servicing and management services to PAM VI on terms and conditions similar to those terms and conditions of the servicing and collection relationships between PCM and the Partnerships.


     In the event the Merger is consummated, Vision will not provide human resources to the Company; but, rather, the Company shall hire as its employees those persons which have been providing human resources to PCM, the Partnerships and the General Partner, as employees of Vision. It is anticipated by the Company that, in the event the Merger is consummated, those persons may continue to provide services to Affiliates of the General Partner and the Company; provided, however, the Company shall not pay those persons for those services; but, rather, those Affiliates will pay either Vision or those persons directly for those services.

     Wendy Galewick is the sister of Vincent E. Galewick. Vincent E. Galewick is the (i) sole shareholder, sole director and President, Secretary and Chief Financial Officer of the Soliciting Agent; (ii) sole shareholder, a director, Chairman of the Board and Chief Executive Officer of the Company; (iii) sole shareholder, sole director, President, Secretary and Treasurer of the General Partner; (iv) majority shareholder, a director, and President of PCM; and (v) sole shareholder, sole director, President and Treasurer of Vision. Wendy
Galewick works for PCM as an office manager. The compensation Ms. Galewick receives from PCM and the terms and conditions of her employment are not more favorable to her than those terms and conditions which she could reasonably obtain from equally qualified but unaffiliated employers. Additionally, in the event the Merger is consummated, Ms. Galewick will be employed by the Company on similar terms and conditions and for similar compensation.

     Individual Related Party Transactions Over $60,000 in 1997

     On September 23, 1997, PAM paid PAM IV $110,000, which was the balance due on a portfolio acquisition.

     On September 23, 1997, PAM II paid PAM IV $750,000, which was the balance due on a portfolio acquisition. On July 8, 1997, PAM II paid PCM $173,122.34 for a portfolio acquisition. On August 19, 1997, PAM II paid PCM $84,084.72 for a portfolio acquisition.

     On January 1, 1997, PAM III paid PCM $80,986.50 as reimbursement for collection expenses.

     On May 13, 1997, PAM IV paid PCM $67,201.46 in collection expenses. On July 1, 1997, PAM IV paid PCM $520,671.90 for a portfolio acquisition. On July 8, 1997, PAM IV paid PCM $152,355.56 in collection expenses. On December 19, 1997 PAM IV paid PCM $2,858,076.41 for a portfolio acquisition. On March 4, 1997 PAM IV paid the General Partner $67,091.68 as reimbursement for professional services (legal and accounting expenses incurred for the benefit of PAM IV). On May 13, 1997 paid the General Partner $151,565.99 in monthly management fees and accrued income from portfolio collections. On July 11, 1997 and September 23, 1997, PAM IV paid the General Partner $145,438.24 and $492,847.92, respectively, for accrued management fees and professional services incurred on behalf of PAM
IV. On June 20, 1997, PAM V made a deposit to the Trust in the amount of $1,488,278 for the benefit of PAM IV. On September 23, 1997, PAM V paid PAM IV $1,000,000 for the balance due on a portfolio acquisition. On March 4, 1997 PAM V paid PCM $1,065,995.20 for portfolio acquisition and collection expenses. On July 8, 1997, PAM V paid PCM $84,372.76 in collection expenses.

     PCM paid PAM collection proceeds of $97,246.70 on January 1, 1997 and $60,031.15 on April 7, 1997. PAM paid PAM II collection proceeds of $86,190.32 and $60,701.23 on January 16, 1997 and July 21, 1997, respectively, and paid PAM II $393,777.85 as reimbursement for Trust disbursements on January 29, 1997. PCM paid PAM III collection proceeds of $110,055.92 and $123,706.17 on January 16, 1997 and April 7, 1997, respectively; $76,614.96 and $61,185.28 on April 22,
1997 and June 4, 1997, respectively;  $73,371.02 and $182,683.19 on July 8, 1997 and July 21, 1997,  respectively;  $73,745.63  and $66,616.76 on August 21, 1997 and September 22, 1997, respectively; and $64,486.19 and $61,447.54 on December 1, 1997 and December 23, 1997, respectively. On January 1, 1997, PCM paid $356,399.52 to PAM III as reimbursement for Trust disbursements.

     PCM paid PAM IV the following collection proceeds: $416,541.59 on January 16, 1997; $455,126.43 on April 7, 1997; $242,388.71 on April 22, 1997;
$183,524.16 on June 4, 1997;  $217,339.47  on July 8, 1997;  $248,962.30 on July
21, 1997;  $249,655.30  on August 21, 1997;  $187,599.22  on September 22, 1997;
$190,794.11  on  October  23,  1997;   $262,410.26  on  December  1,  1997;  and
$238,601.85 on December 23, 1997. On June 19, 1997,  PCM paid  $1,469,950 to PAM
IV as reimbursement for Trust disbursements.

     PCM paid PAM V the following collection proceeds: $148,012.10 on January 16, 1997; $247,813 on March 26, 1997; $90,744.37 on April 7, 1997; $75,743.52 on
April 22, 1997; $90,557,40 on June 4, 1997; $66,485 on July 8, 1997; $109,038.40
on August 21, 1997; $81,692.96 on September 22, 1997; and $86,550.49 on December
1, 1997. PCM paid PAM V $181,582.10 for collections and reimbursement for a portfolio acquisition overpayment on July 21, 1997.

     The General Partner made payments to certain Partnerships to adjust for portfolio acquisitions made on behalf of more than one Partnership in 1997. To effect such adjustments, the General Partner paid PAM II $100,000 on June 24, 1997; PAM IV $200,000 on June 24, 1997; and PAM IV $138,051.20 on July 10, 1997.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Delinquent Consumer Indebtedness Business. The nonperforming or delinquent segment of the consumer indebtedness industry, while relatively small as a percentage of the $4.95 trillion total consumer indebtedness outstanding, has now become a significant business opportunity. Several factors have contributed to a recent increase in non-performing and charged-off consumer indebtedness. Banks and non-bank finance companies redirected their commercial lending in the early 1990's toward the consumer market.


     The growth of this segment was certainly intensified by the low interest rate environment and the mortgage refinance trend of the early 1990's, which contributed to the temporary reduction of revolving indebtedness during this time. In pursuit of greater market share and increased receivables, banks and nonbank financial companies have been pursuing 2 methods for growth. Specifically, they have increased their preapproved mailings for credit card solicitations and increased lending of all product types to subprime borrowers.

     In 1995 there were about 2.7 billion credit card solicitations mailed to consumers. Although response rates averaged a low 1.4%, this still resulted in 40 million new accounts. The average American now has 10 to 12 revolving charge cards. As the balances on these cards increase and borrowers become overleveraged, any problem in economic circumstances can cause default on the resulting indebtedness. By December of 1997, industry sources such as Collections & Credit Risk magazine estimated that the bad-debt market in 1997 was $12 billion to $18 billion, with most of this indebtedness arising from credit card and other consumer debt.


     The growth of the industry in lending to subprime borrowers has been exponential, resulting in drastically lower prices and easier terms to consumers, as more lenders compete for customers. The negative impact of the easing of credit to this segment of the population is increased defaults, as many of these borrowers become unable to pay their obligations.




     The rate of credit losses has been masked by 3 factors, (i) rapid balance growth, which keeps chargeoff rates artificially low; (ii) sales of high-risk portfolios by banks to nonbank financial institutions to avoid future chargeoffs; and (iii) a significant increase in receivables generated by convenience users now using their credit cards to earn frequent flier miles and similar benefits.

     The General Partner anticipates that loss rates will continue to increase as new originations level off. The accumulation of problem loans is causing lenders to consider alternative methods for dealing with delinquent debt. Many lenders have moved into the secondary market to finance these loans. As was the case with the original thrift industry crisis of the 1980s and the formation of the Resolution Trust Company ("RTC") in the early 1990s, a substantial secondary market has developed to purchase these loans, as lenders seek to reduce exposure to chargeoff loans, raise cash, and eliminate costly collection operations.


     The secondary market for charged-off loans began in 1983, with a sale by Bank of America. The first auction of receivables was done in 1988. In the early 1990s, the RTC entered the market.

     There was evidence of significant returns for early purchasers. This attracted capital to the distressed-debt market, e.g., investors generally associating with collection firms in joint ventures.


     Supply from the RTC was plentiful for several years until the RTC dissolved in December, 1995. Private distressed indebtedness is now being sold both directly by credit originators and through brokers. In June, 1997, National Loan Exchange, a division of Koll Dove Global Disposition Services LLC ("Koll Dove"), completed the sale of $1.1 billion in charged-off credit card receivables for Citicorp, the single largest open-market sale of its type to date. Koll Dove estimates it sold a record $6 billion to $7 billion in distressed credit card accounts in 1997.


     Purchasers of nonperforming or charged-off consumer indebtedness fall into 3 general categories, (i) those who purchase and collect their own portfolios,
(ii) those who purchase and repackage to sell on a local or regional basis,  and
(iii) those who purchase to securitize and service the indebtedness.

     Of the $4.95 trillion of consumer indebtedness outstanding in 1995, there was a chargeoff rate of about 2.97% -- or about $147 billion of chargeoffs -- as estimated by the Federal Reserve. In the first quarter of 1996, there was approximately $41.4 billion of distressed consumer indebtedness (delinquent 90 or more days) held by issuers. This does not include the several hundred of billions of dollars previously charged off. These figures continued to increase significantly through 1997, and industry sources estimate that the market for bad debt has continued to grow at approximately 50% annually since the late 1980's.


     The private sale of indebtedness developed significantly in the early 1990s. The first year that private sales topped the $1 billion mark was 1992. The market doubled in 1993 and then again in 1994, when there were approximately $4 billion in private sales.


     1995 was a significant year in the secondary market for charged-off loans, with more than $5 billion in advertised sales, plus numerous negotiated sales and the final sales of the RTC. The fourth quarter of 1995 was marked by a downward trend in pricing for these loans, because of the tremendous amount of supply. Prices have now stabilized and even increased from mid-1995 amounts. Industry sources report that bad debt portfolio prices have risen dramatically in recent years, prompting banks and other credit suppliers to sell distressed consumer indebtedness earlier in the collection process. Accounts sold today are generally no more than two years old and only recently taken off active collections. In 1996 and 1997 the bad-debt market attracted a significant number of new participants, as total sales of bad debt rose from an estimated $7 billion to $8 billion in 1996 to between $12 billion and $18 billion for 1997. Industry sources cite the record-setting delinquencies of consumers and the increasing willingness of credit grantors to sell off rather than "outsource" their chargeoffs for the significant increase in the bad debt market
("outsourcing" refers to the performance of services by persons other than employees or similar agents; in the credit industry, defaulted loans are frequently "outsourced" to collection agencies or collection attorneys).


     Although the market is more than 10 years old, in the opinion of the Company, it is still inefficient, with the perceived values of portfolios still quite varied. Determinants of the value of a portfolio include:

     o    The amount of time since chargeoff or last payment

     o    The historical cash received

     o    The size of portfolio and average account balance

     o    The location of borrowers and creditors

     o The number of times the loan has been placed with collection agencies and average settlement offered

     o    How the loan was originated and its original credit quality

     o    The type of debt

     o    The availability of documentation

     o    Provisions of the sale agreement, and the quality of data


     The market also is affected by outsourcing. As banks aggressively reduce their staffs, they are outsourcing many functions, and the sale of chargeoffs is consistent with this strategy. Moreover, industry sources cite the trend of credit issuers to concentrate on loan generation and the active management of early delinquencies, leaving the secondary market to purchase nonperforming loans. These trends suggest an increase in the available supply of consumer indebtedness portfolios and the availability of delinquent loan portfolios much earlier in the delinquency cycle.

     The consolidation of the collection industry is another factor which may affect the Company's business operations. In 1994 there were more than 4,000 collection agencies in the United States, many of them small, family-owned businesses. There has been a significant amount of merger and acquisition activity in the past 4 years, with the larger agencies purchasing both, smaller agencies and each other. The theory is that the larger agencies can become more efficient, invest more in technology, and be lower cost service providers to increase market share. The Company anticipates that, after consummation of the Merger, it will be one of the larger agencies. The Company recognizes, however, that new computer software containing generic bank card portfolio pricing systems is now becoming available to smaller collectors, which should assist those smaller collectors in determining what to bid on specific delinquent debt portfolios. The Company also believes that PCM's proprietary software for estimating the gross recovery rate and other pertinent collection factors of distressed debt portfolios is at least equal to the new software available on the market. PCM continues to invest in advanced collection technology, including enhancements to its computer software. Those companies which have invested in advanced collection technology are able to service more accounts with greater efficiency. The Company anticipates that, after consummation of the Merger, it should have competitive collection technology.

     Overview. PCM and the Partnerships are engaged in the business of purchasing discounted portfolios of distressed debt instruments and obligations. Chase Manhattan Bank is the source of more than 10% of the distressed debt portfolios currently held by PCM and the Partnerships. Those portfolios typically consist of unsecured consumer loans and credit card debt. In contrast to many purchasers of charged-off debt portfolios, PCM, on its own behalf and on behalf of the Partnerships, usually collects and services the portfolios it acquires, rather than using traditional third-party servicing. The Company will engage in the same business and will continue to analyze and purchase portfolios similar to those purchased in the past.

     PCM's Operations. PCM and the Partnerships have their corporate offices in Newport Beach, California in a facility of approximately 15,000 square feet, which facility is shared among a number of Affiliates of the Company. PCM also maintains collection offices in Tustin, California. PCM is one of the largest purchasers of consumer indebtedness in the industry. PCM currently manages, services and collects more than $1.3 billion in face value of distressed indebtedness, and purchases approximately $25 million in face value of additional indebtedness each month from various financial institutions. PCM acquires indebtedness primarily for the benefit of the Partnerships, and enters into servicing arrangements with the Partnerships to participate in the proceeds from collection of that indebtedness. PCM estimates that approximately 93% of all the work it performs is for the benefit of the Partnerships. Since employing David Caldwell as Vice President of collection operations in January, 1998, PCM's first quarter collections totalled over $3.5 million, PCM's highest total for quarterly collections to date.

                             PARTNERSHIP OPERATIONS

     PAM. PAM has continued to purchase distressed loan portfolios consisting primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, PAM also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 PAM spent $67,088 on such purchases. In 1995, PAM spent $5,463 on such purchases. In 1996, PAM spent $1,315,611 on such purchases. Collections on investments in distressed loan portfolios were $735,412 in 1994, $290,328 in 1995 and $1,290,544 in 1996.

     In 1994, PAM's investments in distressed loan portfolios consisted of $343,585 in credit card accounts and $466,574 in consumer loans. PAM recorded net investment income of $205,208 and interest income of $13,095. Operating expenses for PAM consist of management fee expense of $17,584; amortization expense of $798; and general and administrative expenses of $3,159; for total operating expenses of $21,541. Therefore, PAM recorded net income of $170,572 for 1994.

     In 1995, PAM's investments in distressed loan portfolios consisted of $287,551 in credit card accounts and $418,540 in consumer loans. PAM recorded net investment income of $180,797 and interest income of $13,294. Operating expenses for PAM consist of management fee expense of $23,096; collection expense of $365; professional fees of $7,233; amortization expense of $798; and general and administrative expenses of $2,947; for total operating expenses of $34,439. Therefore, PAM recorded net income of $133,064 for 1995.

     In 1996, PAM's investments in distressed loan portfolios consisted of $912,597 in credit card accounts and $356,989 in consumer loans. PAM recorded net investment income of $538,428, net interest income of $3,389 and other income of $755. Operating expenses for PAM consist of management fee expense of $25,979; collection expense of $43,257; professional fees of $96,527; amortization expense of $665; and general and administrative expenses of $6,369; for total operating expenses of $172,797. Therefore, PAM recorded net income of $369,775 for 1996.

     PAM II. PAM II has continued to invest in distressed loan portfolios consisting primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, PAM II also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 PAM II spent $854,139 on such purchases. In 1995, PAM II spent $114,183 on such purchases. In 1996, PAM II spent $1,502,705 on such purchases. Collections on investments in distressed loan portfolios were $1,507,295 in 1994, $1,022,494 in 1995 and $1,707,090 in 1996.

     In 1994, PAM II's investments in distressed loan portfolios consisted of $196,945 in credit card accounts, $10,319 in performing rewritten accounts, $1,692,353 in consumer loans and $21,226 in trade receivables. PAM II recorded net investment income of $458,892, additional income in the form of interest income of $22,912 and other income of $9,250. Operating expenses for PAM II consist of the following: management fee expense of $70,022; collection expense of $27,191; professional fees of $5,957; amortization expense of $1,107; and general and administrative expenses of $7,412; for total operating expenses of $111,689. Thus, PAM II recorded net income of $379,365 for 1994.

     In 1995, PAM II's investments in distressed loan portfolios consisted of $254,681 in credit card accounts, $5,197 in performing rewritten accounts, and $810,857 in consumer loans. PAM II recorded net investment income of $634,187, and interest income of $16,792. Operating expenses for PAM II consist of the following: management fee expense of $68,385; collection expense of $12,336; professional fees of $180,540; amortization expense of $1,107; and general and administrative expenses of $3,345; for total operating expenses of $265,713. Thus, PAM II recorded net income of $385,266 for 1995.

     In 1996, PAM II's investments in distressed loan portfolios consisted of $1,305,291 in credit card accounts and $65,885 in consumer loans. In 1996, PAM II recorded net investment income of $504,836, net interest income of $141,209 and other income of $886. Operating expenses for PAM II consist of the following: management fee expense of $75,464; collection expense of $67,854; professional fees of $189,709; amortization expense of $1,107;



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and general and administrative  expenses of $8,082; for total operating expenses of $342,216. Thus, PAM II recorded net income of $304,715 for 1996.

     PAM III. PAM III has continued to invest in distressed loan portfolios consisting primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, PAM III also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 PAM III spent $204,928 on such purchases. In 1995, PAM III spent $160,605 on such purchases. In 1996, PAM III spent $2,764,469 on such purchases. Collections on investments in distressed loan portfolios were $1,870,385 in 1994, $1,337,920 in 1995 and $4,725,191 in 1996.

     In 1994, PAM III's investments in distressed loan portfolios consisted of $3,043,207 in credit card accounts, $46,017 in performing rewritten accounts, $1,310,633 in consumer loans and $8,004 in trade receivables. In 1994, PAM III recorded net investment income of $15,660, net interest income of $9,437, and other income of $900. Operating expenses for PAM III consist of the following: management fee expense of $121,205; collection expense of $12,076; professional fees of $6,856; amortization expense of $1,157; and general and administrative expenses of $6,990; for total operating expenses of $148,284. Thus, PAM III recorded a net loss of $122,287 for 1994.

     In 1995, PAM III's investments in distressed loan portfolios consisted of $1,168,650 in credit card accounts, $1,952,735 in performing rewritten accounts and $520,968 in consumer loans. In 1995, PAM III recorded net investment income of $205,518, net interest income of $14,283, and other income of $1,735. Operating expenses for PAM III consist of the following: management fee expense of $92,447; collection expense of $7,716; professional fees of $208,877;
amortization expense of $1,157; and general and administrative expenses of $3,183; for total operating expenses of $313,380. Thus, PAM III recorded a net loss of $91,844 for 1995.

     In 1996, PAM III's investments in distressed loan portfolios consisted of $2,566,546 in credit card accounts. In 1996, PAM III recorded net investment income of $884,915 and net interest income of $190,605. Operating expenses for PAM III consist of the following: management fee expense of $51,425; collection expense of $73,542; professional fees of $254,453; amortization expense of $1,155; and general and administrative expenses of $11,782; for total operating expenses of $392,357. Thus, PAM III recorded net income of $683,163 for 1996.

     PAM IV. PAM IV has continued to invest in distressed loan portfolios consisting primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, PAM IV also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, PAM IV spent $9,804,992 on such purchases. In 1995, PAM IV spent
$4,215,633 on such purchases. In 1996, PAM IV spent $4,474,765 on such purchases. Collections on investments in distressed loan portfolios were $2,078,150 in 1994, $4,041,724 in 1995 and $5,235,693 in 1996.

     In 1994, PAM IV's investments in distressed loan portfolios consisted of $5,894,375 in credit card accounts, $1,230,121 in performing rewritten accounts, $1,275,696 in consumer loans, and $869,140 in trade receivable accounts. In
1994, PAM IV received investment income of $11,558, additional income in the form of net interest of $96,928, and miscellaneous income in the amount of $900. Against this, PAM IV had operating expenses as follows: management fee expenses of $144,633; collection expenses of $525,073; professional fees of $60,949; amortization expense of $3,605; general and administrative expenses of $6,321; and provision for portfolio losses of $405,000; for total operating expenses of $1,145,581. Thus, PAM IV's net loss for 1994 was $1,036,195.

     In 1995, PAM IV's investments in distressed loan portfolios consisted of $5,857,955 in credit card accounts, $414,056 in performing rewritten accounts, $2,984,756 in consumer loans, and $445,000 in notes secured by deeds of trust. In 1995, PAM IV received investment income of $367,527, additional income in the form of net interest of $109,670, and miscellaneous income in the amount of $1,800. Against this, PAM IV had operating expenses as follows: management fee expenses of $214,677; collection expenses of $225,318; professional fees of $514,773; amortization expense of $3,669; general and administrative expenses of $21,532; and provision for portfolio losses of $109,000; for total operating expenses of $1,088,969. Thus, PAM IV's net loss for 1995 was $609,972.

     In 1996, PAM IV's investments in distressed loan portfolios consisted of $6,947,644 in credit card accounts, $1,795,999 in consumer loans, and $347,543 in notes secured by deeds of trust. In 1996, PAM IV received investment income of $150,347, additional income in the form of net interest of $535,431, and miscellaneous income in the amount of $15,151. Against this, PAM IV had operating expenses as follows: management fee expenses of $221,422; collection expenses of $227,874; professional fees of $959,297; amortization expense of $3,670; and general and administrative expenses of $20,832; for total operating expenses of $1,433,095. Thus, PAM IV's net loss for 1996 was $732,166.

     PAM V. PAM V has continued to invest in distressed loan portfolios consisting primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, PAM V also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 PAM V spent $530,088 on such purchases. In 1995, PAM V spent $1,843,039 on such purchases. In 1996, PAM V spent $1,645,090 on such purchases. Collections on investments in distressed loan portfolios were $38,117 in 1994, $483,439 in 1995 and $1,202,048 in 1996.



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



     In 1994, PAM V's investments in distressed loan portfolios consisted of $283,658 in credit card accounts and $154,075 in consumer loans. PAM V recorded net interest income of $9,542. Operating expenses for PAM V consist of the following: management fee expense of $5.128; collection expense of $59,052;
professional fees of $8,691; provision for portfolio losses of $54,000; amortization expense of $617; and general and administrative expenses of $2,072; for total operating expenses of $129,560. Thus, PAM V recorded a net loss of $120,018 for 1994.

     In 1995, PAM V's investments in distressed loan portfolios consisted of $1,032,857 in credit card accounts, $105,089 in performing rewritten accounts and $633,622 in consumer loans. PAM V recorded net interest income of $32,864, and other income of $46. Operating expenses for PAM V consist of the following: management fee expense of $39,146; collection expense of $64,375; professional fees of $103,202; a provision for portfolio losses of $103,202; amortization expense of $1,031; and general and administrative expenses of $2,629; for total operating expenses of $236,383. Thus, PAM V recorded a net loss of $203,473 for 1995.

     In 1996, PAM V's investments in distressed loan portfolios consisted of $1,875,933 in credit card accounts and $424,729 in consumer loans. PAM V recorded net investment income of $86,052 and net interest income of $101,123. Operating expenses for PAM V consist of the following: management fee expense of $57,217; collection expense of $72,423; professional fees of $133,690; amortization expense of $1,034; and general and administrative expenses of $8,147; for total operating expenses of $272,511. Thus, PAM V recorded a net loss of $85,336 for 1996.

     Acquisition of Portfolios. As specified above, PCM purchases portfolios which consist primarily of charged-off credit card accounts and consumer loans, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States, and resells some of those portfolios to the Partnerships, at prices generally equal to PCM's cost plus an acquisition fee of as much as 36%. The Partnerships' investments in portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on the portfolios acquired by the Partnerships are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized by the Partnerships until recovery of 100% of the carrying values of the investments of the Partnerships, on a portfolio by portfolio basis, occurs. Estimated net realizable value represents the estimate of the General Partner, based upon the General Partner's experience, of the present value of future collections. As a result of the distressed nature of the loans comprising the portfolios, there is no assurance that the unpaid principal balances of those loans will be collected. Any adjustments to the carrying value of the individual portfolios are recorded in results of operations.

     As of December 31, 1996, the Partnerships held portfolios consisting of the following (amounts are "carrying amounts" consistent with generally accepted accounting principles applied consistently ("GAAP")).

     PAM held cash and equivalents (equivalents being all highly liquid investments with a maturity of three months or less when purchased) of $283,232, with $1,269,586 in net investments in distressed loan portfolios. PAM II held cash and equivalents of $1,024,507 with $1,003,215 cash held in the Performance Asset Fund Trust ("Trust") and $1,371,176 in net investments in distressed loan portfolios. PAM III held cash and equivalents of $775,755 with $2,656,338 cash held in the Trust and $2,566,546 in net investments in distressed loan portfolios. PAM IV held cash and equivalents of $2,121,545 with $5,834,268 cash held in the Trust and $9,091,186 in net investments in distressed loan portfolios. PAM V held $1,731,112 in cash and equivalents with $8,388 cash held in the Trust and $2,300,662 in net investments in distressed loan portfolios.

     The Company anticipates that the Company will continue PCM's current business plan and structure. The Company anticipates entering into a revolving borrowing facility with a third-party financial institution with an initial borrowing capacity of $5 million to $25 million. Portfolio acquisitions by the Company in 1998 may utilize a combination of available capital and borrowed funds. Based on available cash projections, the Company anticipates that its portfolio acquisitions will continue to increase over the next few years. The Company's anticipated future growth is dependent upon the consummation of the Merger.

     In the event the Merger is not consummated, the General Partner anticipates that portfolio acquisitions by the Partnerships will occur uniformly based on cash available to the Partnerships. Additionally, in such event, the General Partner anticipates that the Partnerships will stop acquiring portfolios at some point prior to their respective termination dates, while collections and portfolio account sales will continue until the termination of the Partnerships.

     Servicing and Collections. Since its formation in February, 1993, PCM has become a fully operational collection facility with approximately 95 full time collectors, 12 supervisors, and related support staff furnished by Vision Capital Services Corporation, a California corporation and an Affiliate of the General Partner, the Soliciting Agent, PCM and the Company ("Vision"). PCM anticipates utilizing additional collection personnel and plans to utilize up to 150 full time collection personnel by 1999; provided, however, no assurance or guarantee can be given that the Company, in the event the Merger is consummated, will employ that many full-time collection personnel by that date. PCM is currently planning to consolidate its corporate offices with its collection personnel in the same facilities to facilitate its long-term growth plans. In that regard, PCM is currently engaged in discussions with institutional lenders regarding PCM's obtaining its own credit line. PCM believes that PCM's access to commercial credit lines will improve during the next two years. PCM recently completed a hardware and software conversion that provides it with new computer technology and equipment that will aid in the collection and servicing of indebtedness. PCM utilizes proprietary collection software and "predictive dialing" telecommunications software which enables PCM's collection agents to dial as many as 50,000 calls per day. This predictive dialing technology provides PCM's collection agents with the ability to search PCM's entire database on an ongoing basis and also allows for each collection agent to produce his or her own predictive dialing campaign to contact those debtors scheduled for follow-up



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



contact. This technology also provides PCM with the ability to capture every call that comes in to PCM. By capturing the phone number a debtor is calling from and attaching it to his or her file, PCM has created additional information sources to reach the debtor, such as his or her current place of employment. This also may significantly reduce or even eliminate the calls of collection agents to answering machines, wrong numbers, and disconnected numbers. Once a debtor is contacted, the collection agent begins negotiating various payment and settlement options. These options range from payment in full for all outstanding obligations to discount settlements and from short term payment plans to refinancing the old debt. Normally, because the cost basis is extremely low for each account, collection agents can offer more attractive settlement and payment options to individual debtors than those debtors have been offered by the originating lender or contingent collection firm.

     In September, 1997, PCM installed a Northern Telecom Model 61C telephone system. This system provides full-featured computer telephone integration capability, automatic call distribution, automatic number identification, and multiple office support, with growth capabilities which will support PCM's planned expansion. PCM believes that this technology provides PCM with significant technological advantages in its collection operations. Servicing agreements between PCM and the Partnerships generally provide that all proceeds generated from the collection of indebtedness shall be shared generally 55% to 60% for the Partnerships and 40% to 45% for PCM. PCM is also reimbursed by the Partnerships for certain costs associated with the collection of indebtedness. Notwithstanding the face value of the portfolios, PCM typically purchases portfolios at significant discounts and the face value of any portfolio is not necessarily indicative of its actual value.

     Employees. Neither PCM, the General Partner nor the Partnerships have any employees. The human resources requirements (employees) of PCM, the General Partner and the Partnerships are furnished by Vision Capital Services Corporation, a California corporation and an Affiliate of PCM, the General Partner, the Soliciting Agent and the Company ("Vision"). PCM, the General Partner and the Partnerships, respectively, reimburse Vision for the fees and expenses of those human resources. Fees and expenses paid by PCM, the General Partner and the Partnerships, respectively, to Vision are not less favorable to PCM, the General Partner and the Partnerships than those which would be paid by the Partnerships, the General Partner and PCM to equally qualified but unaffiliated persons in arms' length transactions for similar services.

     Expansion. The amount of distressed consumer loans has increased significantly during the past three years, with credit card delinquencies and charge-offs approaching levels experienced in the most recent recession. Banks are increasingly selling nonperforming loans to third parties as an alternative to servicing these loans themselves or managing the placement process. The Company anticipates that growth in the delinquent consumer indebtedness industry will continue. PCM, using the employees furnished by Vision, has continued to increase the size of its collection workforce. PCM has recently hired additional collection managers to manage all collection supervisors. The Company also anticipates leasing additional offices to expand its collection operations.

     Year 2000 Computer Issues. The General Partner recognizes that the arrival of the Year 2000 poses a challenge to the ability of computer systems, including the computer systems of PCM used to service, manage and collect the portfolios of indebtedness in which the Partnerships have an interest, to recognize properly and process date sensitive information related to the date change from December 31, 1999 to January 1, 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the Partnerships' results of operations. PCM has assessed and begun remedial work relating to PCM's computer software programs and business processes to provide for the Partnership's ability to continue to function effectively.

     In 1996 PCM began the process of identifying, evaluating and implementing changes to PCM's computer programs necessary to address the Year 2000 issue. The General Partner is currently addressing the Partnerships' internal Year 2000 issue by coordinating with PCM in connection with PCM's modification of existing programs and conversions to new programs. The General Partner is also in communication with financial institutions and other entities with which the Partnerships conduct business to help them identify and resolve the Year 2000 issue as it relates to the Partnerships' business operations. An assessment of the readiness of those third party institutions and entities with which the Partnerships do business is ongoing. While PCM and the General Partner are confident that PCM will complete assessment and remediation of PCM's computer software, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which the Partnerships conduct business will be completed in a timely manner, which could have a material adverse effect on the Partnerships' results of operations. The total cost to the Partnerships associated with the required modifications and conversions is not expected to be material to the Partnerships' results of operations and financial position and is being expensed as incurred.

     In planning and implementing Year 2000 corrective actions, senior management and the Board of Directors of the General Partner believe that they have committed adequate resources and devoted adequate personnel to identification and completion of the tasks necessary to ensure continuation of the Partnerships' processing ability and various contingency plans.



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                              RESULTS OF OPERATIONS


     Overview. As specified below, neither PCM's financial condition nor the Partnerships' financial conditions as compared to December 31, 1996, have changed significantly. As of December 31, 1996, PCM had total assets of $3,982,265 compared to total liabilities of $3,971,156. PAM had total assets of $1,622,033 compared to total liabilities of $504,379. PAM II had total assets of $3,524,539 compared to total liabilities of $0.00. PAM III had total assets of $6,120,078 compared to total liabilities of $493,515. PAM IV had total assets of $17,291,452 compared to total liabilities of $356,927. PAM V had total assets of $4,419,239 compared to total liabilities of $56,940.


     Partnership   Revenues.   For  the  year  ended   December  31,  1996,  the
Partnerships had net income and distributions consisting of the following:


     PAM had net income of $369,775 and distributions of $154,560. PAM II had net income of $304,715 and distributions of $230,023. PAM III had net income of $683,163 and distributions of $295,925. PAM IV had net loss of $732,166 and distributions of $1,433,425. PAM V had net loss of $85,336 and distributions of $179,100.

     Other Partnership Income. For the year ending December 31, 1996, each Partnership earned the following additional income: PAM earned $3,389 in interest income and $755 in other income, for total additional income of $4,144. PAM II earned $141,209 in interest income and $886 in other income for total additional income of $142,095. PAM III earned $190,605 in interest income and no other income. PAM IV earned $535,431 in interest income and $15,151 in other income for total additional income of $550,582. PAM V earned $101,123 in interest income and no other income.


     PCM's Revenues. PCM's principal source of revenues consist of sales of distressed portfolio assets, almost all of which have been sold to the Partnerships. Portfolio sales decreased in 1995 by 52%, or $5,383,487. In 1995 PCM acquired and sold 17 portfolios for a total of $4,998,906 in sales proceeds, as compared to 39 portfolios totaling $10,382,393 in sales proceeds for the comparable period in 1994. This decrease in portfolio acquisition and sales activity was caused by management's decision to focus the operational growth of PCM in the collection and servicing areas. Accordingly, PCM experienced a decrease in the percentage of total revenue attributed to portfolio sales to 68% in 1995 from 87% in 1994. Revenue generated from PCM's collection and servicing operations increased more than 49% or $769,973 during this same period and contributed to 32% of total revenue in 1995 as compared to 13% for the comparable period in 1994. Total revenues decreased 39% or $4,613,514 in 1995 from the comparable period in 1994.

     Portfolio sales increased significantly in 1996, growing $7,050,321 or more than 141% from the comparable period in 1995. This increase was primarily caused by the acquisition of a large portfolio of credit card accounts from Chase Manhattan Bank in August 1996 totalling approximately $638 million of original principal balances. In addition, PCM acquired and sold 16 additional portfolios during the year ended December 31, 1996, 15 of which were sold to the Partnerships. PCM experienced a small increase in its percentage of total revenue attributed to portfolio sales to 75% in 1996 from 68% in 1995. PCM also continued to improve and increase revenues from its collection and servicing activities in 1996. Revenue generated from collection and servicing activities for the year ended December 31, 1996 increased $1,740,612 or almost 75% over the comparable period in 1995. The continued increase in collection and servicing revenues was due primarily to the refinements in PCM's servicing technology and growth of PCM's collection staff, which grew from approximately 35 full time collection representatives to 50 full time collection representatives by the end of 1996. Revenue generated from collection and servicing activities decreased as a percentage of total revenue to 25% in 1996 from 32% in 1995. For the year ended December 31, 1996, PCM had portfolio sales of $12,049,227, collection revenues of $3,458,403 and accrued portfolio servicing fees of $609,220. PCM had interest income of $44,478 and a total net income of $97,724.


     Partnerships' Operating Costs and Expenses. For the year ended December 31, 1996, each Partnership incurred the following operating costs and expenses: PAM incurred collection expenses of $43,257; management fees expenses of $25,979; professional fees of $96,527; amortization expenses of $665; and general and administrative expenses of $6,369, for total operating expenses of $172,797. PAM II incurred collection expenses of $67,854; management fees expenses of $75,464; professional fees of $189,709; amortization expenses of $1,107; and general and administrative expenses of $8,082, for total operating expenses of $342,216. PAM III incurred collection expenses of $73,542; management fees expenses of $51,425; professional fees of $254,453; amortization expenses of $1,155; and general and administrative expenses of $11,782, for total operating expenses of $392,357. PAM IV incurred collection expenses of $227,874; management fees expenses of $221,422; professional fees of $959,297; amortization expenses of $3,670; and general and administrative expenses of $20,832, for total operating expenses of $1,433,095. PAM V incurred collection expenses of $72,423; management fees expenses of $57,217; professional fees of $133,690; amortization expenses of $1,034; and general and administrative expenses of $8,147, for total operating expenses of $272,511.

     Management and Other Fees Incurred by the Partnerships. The General Partner receives an annual and ongoing fee for management of the affairs of the Partnerships from 2 to 3% of the net asset value of each Partnership's assets. The net asset value of each Partnership's assets is defined as the total of (i) the lower of the (a) market value, as determined by the General Partner on an annual basis, or (b) cost to such Partnership of non-performing assets and (ii) principal balances of performing assets. The management fee is earned by the General Partner on an annual basis and has been paid or accrued to the General Partner pro rata.


     Except for PAM IV, the General Partner has, and will continue to have, a present and continuing 10% interest in each Partnership's allocations of net income and loss, taxable income and loss, credits, deductions, and distributions until the Limited Partners in such Partnership have received cash distributions from such Partnership in an amount equal to 100% of their contributions to the capital of such Partnership ("Capital Contributions"). Then the General Partner shall receive 30% of those allocations. If the Limited Partners have received cash distributions from such Partnership in an amount equal to 100% of their Capital Contributions, the General Partner shall receive 30% of any distributions upon liquidation of such Partnership. Otherwise, the General Partner shall receive 10% of such distributions until the Limited Partners have received cash distributions from such Partnership equal to 100% of their Capital Contributions. The General Partner also has, and will continue to have, a present and continuing 10% interest in allocations of net income and loss, taxable income and loss, credits, and distributions of PAM IV, until the Limited Partners in PAM IV have received cash contributions from PAM IV in an amount equal (i) 100% of their Capital Contributions and (ii) an annual return equal to 6% of their unreturned Capital Contributions. Then the General Partner shall receive 30% of those allocations. If the Limited Partners of PAM IV have received cash distributions from PAM IV in an amount equal to (i) 100% of their Capital Contributions and
(ii) an annual return equal to 6% of their unreturned Capital Contributions, the General Partner shall receive 30% of any distributions upon liquidation of PAM
IV. Otherwise the General Partner shall receive 10% of such distributions until the Limited Partners of PAM IV have received cash distributions from PAM IV equal to (i) 100% of their Capital Contributions and (ii) 6% of their Capital Contributions. As of the date of this Joint Consent Statement/Prospectus, none of the Limited Partners have received cash distributions from any Partnership in an amount equal to 100% of their Capital Contributions. Therefore, as of the date of this Joint Consent Statement/Prospectus, the General Partner is entitled to receive 10% of the above allocations and distributions.


     The General Partner and its Affiliates are reimbursed for reasonable and necessary expenses paid or incurred by the General Partner and its Affiliates regarding the operation of the Partnerships, including legal and accounting fees and costs and fees of consultants, collection agencies, and other related services.


     PCM's Operating Costs and Expenses. Significant operating expenses of PCM include the costs of portfolios acquired, salaries and related expenses of management and collections personnel, and professional and consulting expenses. Costs of portfolios acquired include the costs of portfolios purchased from third-party financial institutions. Salaries and related expenses include the costs of human resource personnel (employees) provided by Vision. Professional and consulting expenses include all legal, accounting and management consulting expenses incurred from related and non-related entities.

     Total operating expenses decreased by 40% or $4,911,611 in 1995 as compared to the comparable period in 1994, and totalled approximately 100% of total revenue in 1995 as compared to 103% for the comparable period in 1994. Costs of portfolios acquired decreased $4,417,591 or 55% in 1995 as compared to 1994. This decrease was due to the decrease in the number of portfolios acquired by PCM in 1995, which totalled 17 portfolios as compared to 39 portfolio acquisitions in 1994. However, the gross margin on the sale of portfolios increased in 1995 to 26.95% from 22.28% in 1994, which contributed to improvement in the results of operations in 1995 from the comparable period in 1994. Costs of portfolios acquired as a percentage of total revenue decreased to 50% in 1995 from 68% in 1994. Personnel and related expenses decreased 18% or $525,063 in 1995 as compared to the similar period in 1994. This decrease in personnel expense resulted from the reduction of PCM personnel outsourced in 1995, as compared to 1994. Personnel costs as a percentage of total revenue increased to 33% in 1995 from 24% in 1994. However, personnel costs as a percentage of collection and servicing revenue decreased to 103% as compared to 188% in 1994. Professional and consulting expenses did not increase significantly in 1995, as compared to 1994. However, these expenses did increase as a percentage of total revenue, increasing to 9% of revenue as compared to 6% in 1994. All other expenses remained relatively constant in 1995, as compared to the previous period in 1994.

     Total operating expenses for PCM increased significantly in 1996, increasing 119% to $16,050,418 in 1996, as compared to $7,344,522 in 1995, and totalled approximately 99% of total revenue in 1996, as compared to 100% for the comparable period in 1995. The total operating expenses for the year ended December 31, 1996 were $8,725,019 in cost of portfolio sales; $3,473,232 in personnel costs and related benefits costs; $2,920,523 in professional and management fee expenses; and $482,657 in collection expenses, and $448,987 in other general and administrative expense.

     Costs of portfolios acquired increased $5,073,631 or 139% in 1996, as compared to 1995. The increase was primarily attributed to the acquisition of a large portfolio from Chase Manhattan Bank in August 1996 totalling $5,871,195. PCM acquired 17 portfolios in each of 1995 and 1996. However, the gross margin on the sale of portfolios increased to 27.58% in 1996, as compared to 26.95% in 1995, which contributed to the improvement in the results of operations in 1996 over 1995. This increase was the result of a portfolio sale to a third-party purchaser in 1996 that resulted in a higher sale margin than customary portfolio sales to the Partnerships. Costs of portfolios acquired as a percentage of total revenues increased slightly to 54% of total revenue as compared to 50% in 1995.

     Personnel expenses increased 45% or $1,070,094 in 1996, as compared to 1995. This increase in personnel expenses was primarily attributed to the increased number of collection agents utilized by PCM in 1996. The increase is also attributed to the additional collection and servicing revenue generated in 1996, as compared to 1995, as a growing percentage of collection agent payroll is commission-based. Personnel costs as a percentage of total revenue decreased to 22% of total revenue in 1996, as compared to 33% in 1995. In addition, personnel costs as a percentage of collection and servicing revenue decreased to 85%, as compared to 103% of collection revenue in 1994. Professional and management consulting fees increased 433% in 1996 to $2,920,523 from $673,545 in 1995. In addition, professional fees increasing as a percentage of total revenue, increased to 18% of revenue in 1996 as compared to 9% in 1995.

     PCM's Liquidity and Capital Resources. PCM's liquidity, including its ability to access conventional credit sources, has significantly improved during the last two years primarily due to (i) consistent management of cash, (ii) implementation of effective cost cutting measures, (iii) successful portfolio acquisition and collection efforts, and (iv) disposal of marginal or non-producing loan portfolios. These changes should enable PCM to obtain capital from traditional markets and credit from more conventional, and less costly, sources.

     Moreover, long and short term liquidity are expected to continue to improve due to (i) PCM having entered into financing arrangements which will provide for greater working and portfolio acquisition capital, and (ii) the generation of new revenues from PAM VI.


     As of June 30, 1997, PCM had assets totalling $2,915,500, of which approximately 35%, i.e., $1,008,203, are cash and equivalent balances and 42%, i.e., $1,237,079, are short-term receivables from the Partnerships and other Affiliates.


     PCM was initially funded through capital infusions from Vincent E. Galewick, the founding shareholder. To date, PCM has funded all subsequent operations through cash generated from operating activities of its business. PCM has remained profitable from operations since its formation, and management believes that PCM will continue to do so in the future periods, even if the Merger Proposal is not approved.

     In 1994 PCM generated cash receipts from operations of $377,726, financed primarily from decreases in Affiliate receivables and payables, which were used to acquire small portfolios of distressed debt obligations for its own account and additional computer hardware and collection software to further enhance its collection and servicing operations. Net cash increased $65,687 in 1994 to $175,356 at December 31, 1994. In 1995 PCM generated cash receipts from operations of $497,713, again, financed primarily from Affiliate payables, of which approximately 28% was used to acquire additional operating equipment. Net cash increased $240,918 in 1995 to $416,274 at December 31, 1995.


ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS HAVE BEEN COMPILED ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY AND CONSIDERED TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION OR WARRANTY REGARDING FUTURE OPERATING RESULTS OF THE COMPANY IS TO BE INFERRED FROM ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS.

                                    GLOSSARY

     The following defined terms are in addition to those defined terms specified elsewhere in this Joint Consent Statement/Prospectus and are deemed to include the singular, as well as the plural, and the present tense, as well as the past tense, and, when they appear in this Joint Consent Statement/Prospectus, are defined as follows:

     "Affiliate" shall mean (i) any Person who directly or indirectly controls or is controlled by or under common control with another Person; (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer or director of such other Person; or (iv) any Person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing.

     "California General Corporation Law" shall mean the General Corporation Law of the State of California, as amended.

     "Closing Date" shall mean the date on which all of the conditions precedent to the obligations of each of the parties, as specified in the Merger Agreement, shall have been satisfied or shall have been waived, and further, on which date of the transfer of the Merger Stock pursuant to the Merger Agreement.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Commission"   shall  mean  the  United  States   Securities  and  Exchange
Commission.

     "Company" shall mean Performance Asset Management Company, a Delaware corporation.

     "Company Shareholders" shall mean the holders of all issued and outstanding shares of $.001 par value common stock issued by the Company. "Company Shareholder" shall mean any one of the Company Shareholders.

     "Consent   Forms"  shall  mean  the  Letters  of  Transmittal  and  Consent
Statements.

     "Delaware General Corporation Law" shall mean the General Corporation Law of the State of Delaware, as amended.

     "Determination Date" shall mean the date set by the Board of Directors of the Company which shall serve as the record date to determine the capital accounts of each Limited Partner and the Company Shareholders, PCM Shareholders, and Limited Partners of record entitled to vote on the proposed Merger. The Company currently has specified June 30, 1997, as the Determination Date.

     "Dissenting Limited Partner" shall mean a holder of one or more Units who casts a vote against the Merger Proposal and who thereafter elects to exercise his or her dissenter's rights.

     "Dissenting Shareholder" shall mean any shareholder of PCM or the Company who exercises his or her dissenters' rights under the Delaware General Corporation Law or the California General Corporation Law.

     "Effective Date" shall mean the date the Registration Statement is effective with the Commission and with any applicable state Blue Sky regulatory agencies.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Agent" shall mean U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California.

     "Exchange Value" shall mean the value determined by the Company, PCM and the General Partner for Units, shares of PCM's common stock and shares of the Company's common stock, as reviewed and determined to be fair from a financial point of view by the Fairness Analyst.

     "Fairness Analyst" shall mean Willamette Management Associates, Inc., the independent analyst retained to furnish the Fairness Opinion.

     "Fairness Opinion" shall mean the determination by the Fairness Analyst that the Exchange Value is fair from a financial standpoint to the Partnerships.

     "GAAP" shall mean United States' generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as approved by a significant segment of the accounting profession in the United States of America as in effect from time to time.

     "General Partner" shall mean Performance Development, Inc., a California corporation, the General Partner of the Partnerships.

     "Information Agent" shall mean Bud Webb, the person engaged by the Company to provide certain consulting, administrative and clerical work in connection with the Merger Proposal.

     "IRS" shall mean the United States Internal Revenue Service.

     "Joint  Consent   Statement/Prospectus"   shall  mean  this  Joint  Consent
Statement/Prospectus dated October 31, 1997, and any and all amendments and supplements thereto.

     "Limited Partner" or "Limited Partners" shall mean a limited partner, in the singular, or limited partners, in the plural, of any or all of the Partnerships.

     "Merger" shall mean the proposed merger of PCM and the Partnerships with and into the Company pursuant to the Merger Agreement.

     "Merger   Agreement"   shall  mean  the  Merger   Agreement   and  Plan  of
Reorganization dated as of October 31, 1997 between and among the Company, PCM and the Partnerships.

     "Merger Proposal" shall mean the proposed Merger as specified in this Prospectus.

     "Merger Stock" shall mean the shares of $.001 par value common stock of the Company issued in exchange for the assets, properties, rights, interests, and liabilities of PCM and the Partnerships.

     "Partnership Agreements" shall mean the Agreements of Limited Partnership of the Partnerships entered into by the General Partner and the Limited Partners. "PARTNERSHIP AGREEMENT" shall mean any one of the Partnership Agreements.

     "Partnerships" shall mean Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); and Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"). "Partnership" shall mean any of the Partnerships.

     "PCM" shall mean Performance Capital Management, Inc., a California corporation.

     "PCM Shareholders" shall mean the holders of all issued and outstanding shares of no par common stock issued by PCM. "PCM Shareholder" shall mean any one of the PCM Shareholders.

     "Person"  shall  mean  an  individual,  partnership,  entity,  corporation, association, joint stock company, trust, joint venture, unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.)

     "Prospectus" shall mean this Joint Consent Statement/Prospectus dated October 31, 1997, and any and all amendments and supplements thereto.

     "Registration Statement" shall mean the Registration Statement on Form S-4 under the Securities Act filed with the Commission with respect to the Merger Stock.

     "RTC" shall mean the Resolution Trust Company.

     "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as Affiliates of an issuer of securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Soliciting Agent" shall mean Income Network Company, a California corporation, and an Affiliate of the Company, PCM and the General Partner, which shall solicit the votes of the Limited Partners regarding the Merger Proposal. Income Network Company is a Broker/Dealer fully registered with the National Association of Securities Dealers, Inc.

     "Solicitation Materials" shall mean this Joint Consent Statement/Prospectus, together with the accompanying appropriate Consent Forms, which are being distributed jointly to the Limited Partners, the PCM
Shareholders and the Company Shareholders to obtain their votes "for" or "against" the Merger Proposal and related transactions.

     "Solicitation Period" shall mean the period during which the Limited Partners and the Shareholders may vote "for" or "against" the Merger Proposal. The Solicitation Period commences upon the delivery of the Prospectus to the Limited Partners and the Shareholders and will continue until the latter of (i) 60 calendar days after the initial delivery of the Joint Consent Statement/Prospectus or (ii) such later date as may be designated by the Board of Directors of the Company, the Board of Directors of PCM, and the Board of Directors of the General Partner.

     "Thompson-Killea Act" shall mean the Thompson-Killea Limited Partnership Act of 1992, as enacted in the State of California.

     "Treasury Regulations" shall mean the United States Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (including corresponding provisions of succeeding regulations) whether in final, temporary or proposed form.

     "Trust" shall mean the Performance Asset Management Fund Trust created by the General Partner, for and on behalf of the Partnerships, on December 8, 1995.

     "Units" shall mean the interests in the Partnerships held by the Limited Partners.

     "Vision" shall mean Vision Capital Services Corporation, a California corporation.

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                                     For the Six Months                                  December 31,
                                       Ended June 30,  ----------------------------------------------------------------------------
                                           1997             1996            1995            1994            1993            1992
                                     ==============================================================================================
        BALANCE SHEET
           ASSETS
Cash and equivalents                    $25,546,323     $23,668,225     $14,041,940     $17,837,659      $9,887,025      $5,512,438
Cash held in trust                        7,448,377       9,502,209       9,200,137
Investments in distressed loan
  portfolios, net                         6,419,699       9,106,908      12,564,393      14,556,935      10,765,919       6,907,502
Accounts receivable                       1,073,841
Receivable from West Capital                                              5,218,435       5,218,435       1,275,656         260,122
Due from affiliates                         403,204               0       2,028,170                         826,867         657,756
Loan to shareholder                             843                                          96,620
Other assets                                277,443         297,581         718,668         401,254         835,710         195,771
Property and equipment, net                 628,686         703,195         381,968         324,812         206,775          13,208
                                     ----------------------------------------------------------------------------------------------
        Total Assets                    $41,798,416     $43,278,118     $44,153,711     $38,435,715     $23,797,952     $13,546,797
                                     ==============================================================================================

   LIABILITIES AND PARTNERS'
 CAPITAL/SHAREHOLDERS EQUITY

Accounts Payable                          2,680,389         236,468         240,582         256,308         169,472         304,741
Due to affiliates                                 0       1,103,008               0         186,109
Note payable to affiliate                   199,390         191,598         176,914         253,855         100,000
Deposits in escrow for investor
  subscriptions
                                     ----------------------------------------------------------------------------------------------
      Total liabilities                  $2,879,779      $1,531,074        $417,496        $696,272        $269,472        $304,741
                                     ----------------------------------------------------------------------------------------------
Common stock                             46,836,997      49,162,281      49,162,281      41,207,390      24,262,397      13,365,494
Retained earnings                        (7,918,340)     (7,415,237)     (5,426,066)     (3,467,947)       (733,917)       (123,438)
                                     ----------------------------------------------------------------------------------------------
       Total partners'
 capital/shareholders' equity          $38,918,637     $41,747,044     $43,736,215     $37,739,443     $23,528,480     $13,242,056
                                     ----------------------------------------------------------------------------------------------
Total Liabilities and Partners'
  Capital/Shareholders' Equity          $41,798,416     $43,278,118     $44,153,711     $38,435,715     $23,797,952     $13,546,797
                                     ==============================================================================================

                                     For the Six Months                       For the Years Ended December 31,
                                       Ended June 30,  ----------------------------------------------------------------------------
                                           1997             1996            1995            1994            1993            1992
                                     ==============================================================================================
   STATEMENT OF OPERATIONS

Portfolio sales                            $177,169        $607,586              $0        $372,309          $5,884
Collection revenue                        5,343,416       3,485,808       1,395,550       1,069,113         323,569
Servicing fees                              296,737         167,527         640,127           2,726
Portfolio collections                     2,800,759      14,160,566       7,175,905       6,229,359       4,420,899       1,559,525
  Less: portfolio basis recovery         (3,916,978)    (12,760,760)     (6,890,211)     (6,174,986)     (4,326,447)     (1,559,525)
                                     ----------------------------------------------------------------------------------------------
     Net investment income               $4,701,103      $5,660,727      $2,321,371      $1,498,521        $423,905              $0

Personnel and related benefits            2,405,540       3,473,232       2,403,138       2,928,201         626,377
Professional and management fees          3,693,975       4,457,672       1,688,170         764,607          75,685
Collection expense                          514,604         525,914         288,529         389,165         127,579          42,365
Management fee expense                                      (70,548)                                                              0
Professional fees                                            96,527                                                          12,109
Provision for portfolio losses                 (173)                                                                              0
Amortization                                                                                                                  1,569
General and Administrative expense          305,394         500,199         361,110         323,736         209,306          26,472
                                     ----------------------------------------------------------------------------------------------
    Total operating expenses             $6,919,340      $8,982,996      $4,740,947      $4,405,709      $1,038,947         $82,515
                                     ----------------------------------------------------------------------------------------------
      Loss from operations              ($2,218,237)    ($3,322,269)    ($2,419,576)    ($2,907,188)      ($615,042)       ($82,515)
                                     ----------------------------------------------------------------------------------------------
Interest income, net                        355,745       1,016,235         186,000         126,449         112,167          65,229
Other income                                 33,235          16,792           3,581          11,050          17,361
                                     ----------------------------------------------------------------------------------------------
Loss before provision for
  income taxes                           (1,829,257)     (2,289,242)     (2,229,995)     (2,769,689)       (485,514)        (17,286)
                                     ----------------------------------------------------------------------------------------------
Provision for income taxes                      800          17,186           4,800           4,800           4,000           2,400
                                     ----------------------------------------------------------------------------------------------
Net loss                                ($1,830,057)    ($2,306,428)    ($2,234,795)    ($2,774,489)      ($489,514)       ($19,686)
                                     ==============================================================================================
Basic and diluted net loss
  per share                                  (0.244)         (0.307)         (0.298)         (0.369)         (0.070)         (0.004)
                                     ==============================================================================================
Shares used in basic and diluted
  net loss per share                      7,511,500       7,511,500       7,511,500       7,511,500       7,041,500       5,456,900
                                     ==============================================================================================

                                     For the Six Months                       For the Years Ended December 31,
                                       Ended June 30,  ----------------------------------------------------------------------------
                                           1997             1996            1995            1994            1993            1992
                                     ==============================================================================================
    STATEMENT OF CASH FLOWS

Cash flows from operating
  activities:
   Net income                           ($1,830,057)    ($2,306,428)    ($2,234,795)    ($2,774,489)      ($489,514)       ($19,686)
   Adjustments to reconcile net
      income to net cash provided
      by operating activities:
           Amortization                                                                                                       1,569
           Depreciation                      99,127         150,813          81,454          50,559          14,615
           Gain on repurchase
             of limited
             partnership units                                                               (9,250)
           Provision for
             portfolio losses
    Decrease (increase) in assets:
           Due from affiliates             (849,764)        325,163      (1,329,000)        (86,702)       (330,599)        (25,840)
           Other assets                      20,138         421,087        (280,681)        150,768        (742,290)       (190,851)
    Increase (decrease) in
      liabilities:
            Due to affiliates              (495,555)      2,806,015        (143,633)        747,453         (93,550)       (169,018)
            Accounts payable              1,709,471          (4,114)        (15,726)        133,898        (135,269)         66,899
                                     ----------------------------------------------------------------------------------------------
     Net cash provided by
     operating activities               ($1,346,640)     $1,392,536     ($3,922,381)    ($1,787,763)    ($1,776,607)      ($336,927)
                                     ----------------------------------------------------------------------------------------------
Cash flows provided by (used in)
  investing activities:
     Purchase of property
       and equipment                                       (472,040)       (138,610)       (168,596)       (221,390)
     Organization costs                                                                                      48,433         (10,920)
     Recovery of portfolio basis          3,071,369      12,760,760       6,890,211       6,174,986       4,326,447       1,559,525
     Accounts receivable                 (1,073,841)
     Receivable from West Capital                         5,218,435                      (3,659,090)     (1,015,534)       (260,122)
     Cash held in trust                   2,053,832        (302,072)     (9,200,137)
     Purchase of investments in
       dist loan ports                     (833,572)     (8,986,018)     (5,265,082)     (9,611,130)     (8,184,864)     (7,761,519)
                                     ----------------------------------------------------------------------------------------------
     Net cash provided by
     investing activities                $3,217,788      $8,219,065     ($7,713,618)    ($7,263,830)    ($5,046,908)    ($6,473,036)
                                     ----------------------------------------------------------------------------------------------
Cash flows provided by (used in)
  financing activities
     Increase in payable
       to affiliate                           7,792          14,684          18,914         153,855         100,000
     Distributions to partners                    1
     Contributions from
       limited partners                                                   8,408,524      17,377,431      11,098,102      11,062,559
     Deposit in escrow for
       investor subscriptions                                                                                                     0
     Payments for offering
       expenses                                                            (453,700)       (432,439)
     Loans to shareholders                     (843)                       (133,458)        (96,620)
                                     ----------------------------------------------------------------------------------------------
   Net cash used in financing
          activities                         $6,950         $14,684      $7,840,280     $17,002,227     $11,198,102     $11,062,559
                                     ----------------------------------------------------------------------------------------------
Net (decrease) increase in cash           1,878,098       9,626,285      (3,795,719)      7,950,634       4,374,587       4,252,596

Cash at beginning of period              23,668,225      14,041,940      17,837,659       9,887,025       5,512,438       1,259,842
                                     ----------------------------------------------------------------------------------------------
Cash at end of period                   $25,546,323     $23,668,225     $14,041,940     $17,837,659      $9,887,025      $5,512,438
                                     ==============================================================================================

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS


                                                      PCM         PAM I          PAM II       PAM III       PAM IV         PAM V
             BALANCE SHEETS (UNAUDITED)
                   June 30, 1997

                      ASSETS

Cash and equivalents                               $1,009,336   $   82,205    $1,283,708    $  829,346   $ 3,032,196   $  971,973
Cash held in trust                                          0      (97,348)      441,613     2,091,560     5,144,273     (131,721)
Investments in distressed loan portfolios, net          3,250    1,061,666     1,331,691     2,033,929     8,220,126    2,857,717(A)
                                                                                                                                 (B)
                                                                                                                                 (C)
Accounts receivable                                   660,887       66,630        98,257             0             0      248,067
Due from affiliates                                 1,379,136       12,019             0       213,352             0       42,608(A)
                                                                                                                                 (D)
Loan to shareholder                                       843            0             0             0             0            0
Other assets                                           27,439       12,732        42,942        64,480       104,977       24,873
Property and equipment, net                           628,686            0             0             0             0            0
Organization costs, net                                     0            0             0           290         1,529        1,981
                                                   ------------------------------------------------------------------------------

                   Total Assets                    $3,709,577   $1,137,904    $3,198,211    $5,232,957   $16,503,101   $4,015,498
                                                   ==============================================================================

LIABILITIES AND PARTNERS' CAPITAL
/SHAREHOLDER'S EQUITY

Accounts payable                                    1,339,985      333,727       104,589         8,469        11,862      147,307
Due to affiliates                                   2,313,510            0       169,799       326,492     1,765,633         0(D)
Note payable to affiliate                                   0      199,390             0             0             0            0
                                                   ------------------------------------------------------------------------------

                Total liabilities                   3,653,495      533,117       274,388       334,961     1,777,495      147,307

General partner capital                                     0     (337,817)     (394,023)     (362,696)     (968,309)   (121,749)(A)

Limited partners' capital                                   0      942,604     3,317,846     5,260,692    15,693,915    3,989,940(A)

Common stock                                              100            0             0             0             0            0

Retained earnings                                      55,982            0             0             0             0            0(A)
                                                                                                                                 (B)
                                                                                                                                 (C)
                                                   ------------------------------------------------------------------------------

  Total partners' capital /shareholders' equity        56,082      604,787     2,923,823     4,897,996    14,725,606    3,868,191
                                                   ------------------------------------------------------------------------------

              Total Liabilities and
     Partners' Capital /Shareholders' Equity       $3,709,577   $1,137,904    $3,198,211    $5,232,957   $16,503,101   $4,015,498
                                                   ==============================================================================

                                                                 Adjustments                                             ProForma
                                                                     and              Combined         ProForma          Adjusted
                                                                 Eliminations         Balances         Adjustments       Balances
                                                                 ------------       ------------       ------------    -----------
             BALANCE SHEETS (UNAUDITED)
                   June 30, 1997

                      ASSETS

Cash and equivalents                                                                $  7,208,764(H)    $ 18,337,559    $ 25,546,323
Cash held in trust                                                                     7,448,377                          7,448,377
Investments in distressed loan portfolios, net                     (8,450,762)         5,643,442(K)         776,257       6,419,699
                                                                     (267,155)
                                                                   (1,147,020)
Accounts receivable                                                                    1,073,841                          1,073,841
Due from affiliates                                                    21,089         (1,107,667)(E)      1,510,871         403,204
                                                                   (2,775,871)
Loan to shareholder                                                                          843                                843
Other assets                                                                             277,443                            277,443
Property and equipment, net                                                              628,686                            628,686
Organization costs, net                                                                    3,800(I)         (3,800)               0
                                                                 ------------       ------------       ------------    ------------

                   Total Assets                                  ($12,619,719)      $ 21,177,529       $ 20,620,887      41,798,416
                                                                 ============       ============       ============    ============

LIABILITIES AND PARTNERS' CAPITAL/SHAREHOLDER'S EQUITY

Accounts payable                                                                       1,945,939(H)         734,450       2,680,389
Due to affiliates                                                  (2,775,871)         1,799,563(H)      (1,799,563)              0
Note payable to affiliate                                                                199,390                            199,390
                                                                 ------------       ------------       ------------    ------------

                Total liabilities                                  (2,775,871)         3,944,892         (1,065,113)      2,879,779

General partner capital                                                42,054         (2,142,540)(F)      2,224,145               0
                                                                                                 (H)        (81,605)
Limited partners' capital                                             378,451         29,583,448 (F)    (28,848,998)              0
                                                                                                 (H)       (734,450)
Common stock                                                                                 100 (F)     26,624,853      46,836,997
                                                                                                 (H)     20,212,044
Retained earnings                                                  (8,850,178)       (10,208,371)(E)      1,298,378      (7,918,360)
                                                                     (267,155)                   (H)          6,683
                                                                   (1,147,020)                   (I)         (7,448)
                                                                                                 (L)        216,141
                                                                                                 (K)        776,257
                                                                 ------------       ------------       ------------    ------------

     Total partners' capital/shareholders' equity                  (9,843,848)        17,232,637         21,686,000      38,918,637
                                                                 ------------       ------------       ------------    ------------

              Total Liabilities and
     Partners' Capital/Shareholders' Equity                      ($12,619,719)      $ 21,177,529       $ 20,620,887    $ 41,798,416
                                                                 ============       ============       ============    ============



                  STATEMENTS OF OPERATIONS (UNAUDITED)
                 For the Six Months Ended June 30, 1997

                                               PCM           PAM I         PAM II        PAM III        PAM IV         PAM V

Portfolio sales                            $2,543,002     $       0       $      0       $      0     $        0       $      0 (B)
                                                                                                                                (J)
Collection revenue                          5,343,416             0              0              0              0              0
Servicing fees                                296,737             0              0              0              0              0
Portfolio collections                               0       208,187        214,795        532,617      1,417,226        427,934
  Less : portfolio basis recovery                   0      (207,920)      (214,795)      (532,617)    (1,391,732)      (422,894)(C)
                                           ------------------------------------------------------------------------------------

     Net investment income                  8,183,155           267              0              0         25,494          5,040
                                           ------------------------------------------------------------------------------------

Cost of portfolio sales                     2,098,678             0              0              0              0              0 (J)
Personnel and related benefits              2,405,540             0              0              0              0              0
Professional and management fees            3,167,726             0              0              0              0              0 (G)
Collection expense                            217,684        20,569         38,124         29,275        167,889         41,063
Management fee expense                              0         7,821         31,086         28,901        108,724         35,961
Professional fees                              73,632       121,866         43,975         71,758        165,793         49,225 (G)
Amortization                                        0             0            586            633          1,925            504
G & A expense                                 215,694         6,459          6,942          6,488         63,800          5,838
                                           ------------------------------------------------------------------------------------

       Total operating expenses             8,178,954       156,715        120,713        137,055        508,131        132,591
                                           ------------------------------------------------------------------------------------

     Income (loss) from operations              4,201      (156,448)      (120,713)      (137,055)      (482,637)      (127,551)

Interest income (expense), net                 23,457        (6,774)        43,766         75,604        188,640         31,052
Other income                                   18,215             0          4,419             84          9,993            524
                                           ------------------------------------------------------------------------------------

Income (loss) before provision for
  income taxes                                 45,873      (163,222)       (72,528)       (61,367)      (284,004)       (95,975)

Provision for income taxes                        800             0              0              0              0              0
                                           ------------------------------------------------------------------------------------

Net income (loss)                          $   45,073     ($163,222)      ($72,528)      ($61,367)     ($284,004)      ($95,975)
                                           ====================================================================================

                                                  Adjustments                                    ProForma
                                                     and         Combined         ProForma       Adjusted
                                                 Eliminations    Balances        Adjustments     Balances

Portfolio sales                                    ($267,155)   $  177,169                      $  177,169
                                                 ($2,098,678)
Collection revenue                                               5,343,416                       5,343,416
Servicing fees                                                     296,737                         296,737
Portfolio collections                                            2,800,759                       2,800,759
  Less : portfolio basis recovery                 (1,147,020)   (3,916,978)                     (3,916,978)
                                                  ----------    ----------          --------    ----------

     Net investment income                        (3,512,853)    4,701,103                       4,701,103
                                                  ----------    ----------          --------    ----------

Cost of portfolio sales                           (2,098,678)            0
Personnel and related benefits                                   2,405,540                       2,405,540
Professional and management fees                     526,249     3,693,975                       3,693,975
Collection expense                                                 514,604                         514,604
Management fee expense                                             212,493  (E)     (212,493)            0
Professional fees                                   (526,249)            0                               0
Amortization                                                         3,648  (I)       (3,648)            0
G & A expense                                                      305,221                         305,221
                                                  ----------    ----------          --------    ----------

       Total operating expenses                   (2,098,678)    7,135,481          (216,141)    6,919,340
                                                  ----------    ----------          --------    ----------

     Income (loss) from operations                (1,414,175)   (2,434,378)          216,141    (2,218,237)

Interest income (expense), net                                     355,745                         355,745
Other income                                                        33,235                          33,235
                                                  ----------    ----------          --------    ----------

Income (loss) before provision for income taxes   (1,414,175)   (2,045,398)          216,141    (1,829,257)

Provision for income taxes                                             800                             800
                                                  ----------    ----------          --------    ----------

Net income (loss)                                ($1,414,175)  ($2,046,198) (M)     $216,141   ($1,830,057)
                                                  ==========    ==========          ========    ==========

       STATEMENTS OF CASH FLOWS (UNAUDITED)
       For the Six Months Ended June 30, 1997

                                                                  PCM          PAM I          PAM II         PAM III        PAM IV
Cash flows from operating activities:
   Net income (loss)                                            $45,073      ($163,222)      ($72,528)      ($61,367)     ($284,004)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                               0              0            586            633          1,925
           Depreciation                                          99,127              0              0              0              0
    Decrease (increase) in assets:
           Due from affiliates                               (1,050,905)        44,464         82,175       (157,313)       136,022
           Other assets                                          20,141              0              0             (3)             0
    Increase (decrease) in liabilities:
            Due to affiliates                                (1,470,221)      (271,403)       169,799       (166,308)     1,415,057
            Accounts payable                                  1,152,560        292,349        104,589          7,754          5,511
                                                             -----------------------------------------------------------------------

               Net cash provided by operating activities     (1,204,225)       (97,812)       284,621       (376,604)     1,274,511
                                                             -----------------------------------------------------------------------

Cash flows provided by (used in) investing activities:
     Recovery of portfolio basis                                      0              0              0        532,617      1,391,732
     Accounts receivable                                       (660,887)       (66,630)       (98,257)             0              0
     Cash held in trust                                               0         97,348        561,602        564,778        689,995
     Purchase of investments in
         distressed loan portfolios                              (3,250)       207,920         39,485              0       (520,672)
                                                             -----------------------------------------------------------------------

               Net cash provided by investing activities       (664,137)       238,638        502,830      1,097,395      1,561,055
                                                             -----------------------------------------------------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                 0          7,792              0              0              0
     Distributions to partners                                        0       (349,645)      (503,250)      (667,200)    (1,909,915)
     Redemption of partnership units                                  0              0        (25,000)             0        (15,000)
     Loans to shareholder                                          (843)             0              0              0              0
                                                             -----------------------------------------------------------------------

                 Net cash used in financing activities             (843)      (341,853)      (528,250)      (667,200)    (1,924,915)
                                                             -----------------------------------------------------------------------

Net (decrease) increase in cash                              (1,869,205)      (201,027)       259,201         53,591        910,651
                                                             -----------------------------------------------------------------------

Cash at beginning of period                                   2,878,541        283,232      1,024,507        775,755      2,121,545
                                                             -----------------------------------------------------------------------

Cash at end of period                                        $1,009,336        $82,205     $1,283,708       $829,346     $3,032,196
                                                             =======================================================================


                                                                            Adjustments                                   ProForma
                                                                               and          Combined        ProForma      Adjusted
                                                                PAM V      Eliminations     Balances       Adjustments    Balances
Cash flows from operating activities:
   Net income (loss)                                           ($95,975)   ($1,414,175)   ($2,046,198)      $216,141    ($1,830,057)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                             504                         3,648         (3,648)             0
           Depreciation                                               0                        99,127                        99,127
    Decrease (increase) in assets:
           Due from affiliates                                  309,110           (824)      (637,271)      (212,493)      (849,764)
           Other assets                                               0                        20,138                        20,138
    Increase (decrease) in liabilities:
            Due to affiliates                                   (56,341)       267,979       (111,438)      (384,117)      (495,555)
            Accounts payable                                    146,708                     1,709,471                     1,709,471
                                                              ---------     -------------------------    --------------------------

               Net cash provided by operating activities        304,006     (1,147,020)      (962,523)      (384,117)    (1,346,640)
                                                              ---------     -------------------------    --------------------------

Cash flows provided by (used in) investing activities:
     Recovery of portfolio basis                                      0      1,147,020      3,071,369                     3,071,369
     Accounts receivable                                       (248,067)                   (1,073,841)                   (1,073,841)
     Cash held in trust                                         140,109                     2,053,832                     2,053,832
     Purchase of investments in
         distressed loan portfolios                            (557,055)                     (833,572)                     (833,572)
                                                              ---------     -------------------------    --------------------------

               Net cash provided by investing activities       (665,013)     1,147,020      3,217,788                     3,217,788
                                                              ---------     -------------------------    --------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                 0                         7,792                         7,792
     Distributions to partners                                 (398,132)                   (3,828,142)     3,828,142              0
     Redemption of partnership units                                  0                       (40,000)        40,000              0
     Loans to shareholder                                             0                          (843)                         (843)
                                                              ---------     -------------------------    --------------------------

                 Net cash used in financing activities         (398,132)                   (3,861,193)     3,868,142          6,949
                                                              ---------     -------------------------    --------------------------

Net (decrease) increase in cash                                (759,139)             0     (1,605,928)     3,484,025      1,878,097

Cash at beginning of period                                   1,731,112                     8,814,692     14,853,533     23,668,225
                                                              ---------     -------------------------    --------------------------

Cash at end of period                                          $971,973             $0     $7,208,764    $18,337,558    $25,546,322
                                                              =========     =========================    ==========================

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the six months ended June 30, 1997 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of June 30, 1997, has been prepared as if the transactions contemplated by the Merger had occurred on June 30, 1997, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended June 30, 1997 have been prepared as if the Merger had occurred on January 1, 1997.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.  Adjusting and ProForma Journal Entries
    1997

The pro forma financial statements include the following adjustments and reclassifications:


                                                                                    Dr            Cr
                                                                                ----------     ----------

  A    Investments in Distressed Assets                                                        $8,450,762
       Due From Affiliate                                                          $21,089
       General Partner Capital                                                                    $42,054
       Limited Partners Capital                                                                  $378,451
       Retained Earnings                                                        $8,850,178

             To eliminate the cumulative effect of related party activity.

  B    Investment in Distressed Assets                                                           $267,155
       Portfolio Sales                                                            $267,155

             To eliminate related party portfolio acquisition fees for the year.

  C    Investment in Distressed Assets                                                         $1,147,020
       Portfolio Basis Recovery                                                 $1,147,020

             To eliminate related party collection revenue for the year.

  D    Due to  Affiliates                                                       $2,775,871
       Due from Affiliates                                                                     $2,775,871

             To eliminate intercompany balances.

  *E   Due from Affiliates                                                      $1,510,871
       Management fee expense                                                                    $212,493
       Retained Earnings                                                                       $1,298,378

             To reverse management fees charged by general partner.

  *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1997

                                                                                    Dr            Cr
                                                                                ----------     ----------

  *F   General Partner Capital                                                                 $2,224,145
       Limited Partners Capital                                                $28,848,998
       Common Stock                                                                           $26,624,853

             To record the effect of the exchange of partnership units for common stock as if it had taken place at June 30, 1997

   G   Prof and Mgmt Fees                                                         $526,249
       Prof Fees                                                                                 $526,249

             To reclassify professional fees.

  *H   General Partners Capital                                                    $81,605
       Limited Partners Capital                                                   $734,450
       Cash                                                                    $18,337,559
       Due to Affiliates                                                        $1,799,563
       Accounts Payable                                                                          $734,450
       Common Stock                                                                           $20,212,044
       Retained Earnings                                                                           $6,683

             To reverse partnership distributions through June 30, 1997.


  *I   Organization Costs                                                                          $3,800
       Retained Earnings                                                            $7,448
       Amortization Expense                                                                        $3,648

             To eliminate unamortized organization costs.


  *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1997

                                                                                    Dr            Cr
                                                                                ----------     ----------

   J   Portfolio Sales                                                          $2,098,678
       Cost of Portfolio Sales                                                                 $2,098,678

             To eliminate related party portfolio sales.

  *K   Investment in Distressed Assets                                            $776,257
       Retained Earnings                                                                         $776,257

             To reverse current provision and allowance for portfolio losses

  *L   ProForma net income adjustments                                            $216,141
       Retained Earnings                                                                         $216,141

             To record the net income from ProForma adjustments to Retained Earnings.



  *    ProForma journal entries

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS



                                                              PCM            PAM           PAM II          PAM III         PAM IV
            BALANCE SHEETS
           December 31, 1996

                ASSETS

Cash and equivalents                                      $2,878,541       $283,232      $1,024,507        $775,755      $2,121,545
Cash held in trust                                                 0              0       1,003,215       2,656,338       5,834,268
Investments in distressed loan portfolios, net                     0      1,269,586       1,371,176       2,566,546       9,091,186


Due from affiliates                                          352,949         56,483          82,114          56,039         136,022

Other assets                                                  47,580         12,732          42,942          64,477         104,977
Property and equipment, net                                  703,195              0               0               0               0
Organization costs, net                                            0              0             585             923           3,454
                                                          --------------------------------------------------------------------------
                   Total Assets                           $3,982,265     $1,622,033      $3,524,539      $6,120,078     $17,291,452
                                                          ==========================================================================

LIABILITIES AND PARTNERS' CAPITAL/
     SHAREHOLDERS' EQUITY

Accounts payable                                             187,425         41,378               0             715           6,351
Due to affiliates                                          3,783,731        271,403               0         492,800         350,576
Note payable to affiliate                                          0        191,598               0               0               0
                                                          -------------------------------------------------------------------------

                   Total liabilities                       3,971,156        504,379               0         493,515         356,927

General partner's capital                                          0       (339,676)       (304,726)       (289,959)       (748,842)
Limited partners' capital                                          0      1,457,330       3,829,265       5,916,522      17,683,367
Common stock                                                     100              0               0               0               0

Retained earnings                                             11,009              0               0               0               0





                                                          -------------------------------------------------------------------------

         Total partners' capital/
              shareholders' equity                            11,109      1,117,654       3,524,539       5,626,563      16,934,525
                                                          -------------------------------------------------------------------------

         Total Liabilities and
              Partners' Capital/
              Shareholders' Equity                        $3,982,265     $1,622,033      $3,524,539      $6,120,078     $17,291,452
                                                          ==========================================================================

                                                                     Adjustments                                          ProForma
                                                                        and             Combined         Proforma         Adjusted
                                                      PAM V         Eliminations        Balances        Adjustments       Balances

Cash and equivalents                               $1,731,112                         $8,814,692 (I)    $14,853,533     $23,668,225
Cash held in trust                                      8,388                          9,502,209                          9,502,209
Investments in distressed loan portfolios, net      2,300,662 (A)     (4,814,516)      8,330,651 (M)        776,257       9,106,908
                                                              (B)     (2,716,622)
                                                              (C)       (737,367)
Due from affiliates                                   351,718 (A)         21,089      (1,298,378)(G)      1,298,378               0
                                                              (D)     (2,354,792)
Other assets                                           24,873                            297,581                            297,581
Property and equipment, net                                 0                            703,195                            703,195
Organization costs, net                                 2,486                              7,448 (J)         (7,448)              0
                                                   ----------       ------------    ------------       ------------    ------------

                   Total Assets                    $4,419,239       ($10,602,208)    $26,357,398        $16,920,720     $43,278,118
                                                   ==========       ============    ============       ============    ============

LIABILITIES AND PARTNERS' CAPITAL/
     SHAREHOLDERS' EQUITY

Accounts payable                                          599                            236,468                            236,468
Due to affiliates                                      56,341 (D)     (2,354,792)      2,600,059 (I)     (1,497,051)      1,103,008
Note payable to affiliate                                   0                            191,598                            191,598
                                                   ----------       ------------    ------------       ------------    ------------

                   Total liabilities                   56,940         (2,354,792)      3,028,125         (1,497,051)      1,531,074

General partner's capital                             (72,218)(A)        125,272      (1,630,149)(H)      1,630,149               0
Limited partners' capital                           4,434,517 (A)      1,127,428      34,448,429 (H)    (34,448,429)              0
Common stock                                                0                                100 (H)     32,818,280      49,162,281
                                                                                                 (I)     16,343,901
Retained earnings                                           0 (A)     (6,046,127)     (9,489,107)(H)          6,683      (7,415,237)
                                                              (B)     (2,716,622)                (H)        509,686
                                                                                                 (G)        796,323
                                                              (C)       (737,367)                (H)        776,257
                                                                                                 (J)        (15,079)
                                                   ----------       ------------    ------------       ------------    ------------

         Total partners' capital/
              shareholders' equity                  4,362,299         (8,247,416)     23,329,273         18,417,771      41,747,044
                                                   ----------       ------------    ------------       ------------    ------------

         Total Liabilities and
              Partners' Capital/
              Shareholders' Equity                 $4,419,239       ($10,602,208)    $26,357,398        $16,920,720     $43,278,118
                                                   ==========       ============    ============       ============    ============


        STATEMENTS OF OPERATIONS
  For the Year Ended December 31, 1996         PCM            PAM           PAM II        PAM III         PAM IV       PAM V

Portfolio sales                            $12,049,227             $0             $0             $0             $0            $0 (B)
                                                                                                                                 (K)
Collection revenue                           3,485,808              0              0              0              0             0
Servicing fees                                 609,220              0              0              0              0             0 (E)
Portfolio collections                                0      1,290,544      1,707,090      4,725,191      5,235,693     1,202,048
  Less : portfolio basis recovery              (27,405)      (752,116)    (1,202,254)    (3,840,276)    (5,085,346)   (1,115,996)(C)
                                           -------------------------------------------------------------------------------------

         Net investment income              16,116,850        538,428        504,836        884,915        150,347        86,052

Cost of portfolio sales                      8,725,019              0              0              0              0             0 (K)
Personnel and related benefits               3,473,232              0              0              0              0             0
Professional and management fees             2,920,523              0              0              0              0             0 (L)
Collection expense                             482,657         43,257         67,854         73,542        227,874        72,423 (E)
Management fee expense                               0         25,979         75,464         51,425        221,422        57,217
Professional fees                                    0         96,527        189,709        254,453        959,297       133,690 (L)
Amortization                                         0            665          1,107          1,155          3,670         1,034
G & A expense                                  448,987          6,369          8,082         11,782         20,832         8,147
                                           -------------------------------------------------------------------------------------

         Total operating expenses           16,050,418        172,797        342,216        392,357      1,433,095       272,511
                                           -------------------------------------------------------------------------------------

         Income (loss) from operations          66,432        365,631        162,620        492,558     (1,282,748)     (186,459)

Interest income (expense), net                  44,478          3,389        141,209        190,605        535,431       101,123
Other income                                         0            755            886              0         15,151             0
                                           -------------------------------------------------------------------------------------

Income (loss) before provision for
     income taxes                              110,910        369,775        304,715        683,163       (732,166)      (85,336)

Provision for income taxes                      13,186              0              0              0              0             0
                                           -------------------------------------------------------------------------------------

Net income (loss)                              $97,724       $369,775       $304,715       $683,163      ($732,166)     ($85,336)
                                           =====================================================================================

                                                Adjustments                                        ProForma
        STATEMENTS OF OPERATIONS                   and           Combined          Proforma        Adjusted
  For the Year Ended December 31, 1996         Eliminations      Balances         Adjustments      Balances

Portfolio sales                                ($2,716,622)       $607,586                           $607,586
                                                (8,725,019)
Collection revenue                                               3,485,808                          3,485,808
Servicing fees                                    (441,693)        167,527                            167,527
Portfolio collections                                           14,160,566                         14,160,566
  Less : portfolio basis recovery                 (737,367)    (12,760,760)                       (12,760,760)
                                              ------------    ------------       ------------    ------------

         Net investment income                 (12,620,701)      5,660,727                          5,660,727

Cost of portfolio sales                         (8,725,019)              0                                  0
Personnel and related benefits                                   3,473,232                          3,473,232
Professional and management fees                 1,537,149       4,457,672                          4,457,672
Collection expense                                (441,693)        525,914                            525,914
Management fee expense                                             431,507 (G)       (502,055)        (70,548)
Professional fees                               (1,537,149)         96,527                             96,527
Amortization                                                         7,631 (J)         (7,631)              0
G & A expense                                                      504,199 (F)         (4,000)        500,199
                                              ------------    ------------       ------------    ------------

         Total operating expenses               (9,166,712)      9,496,682           (513,686)      8,982,996
                                              ------------    ------------       ------------    ------------

         Income (loss) from operations          (3,453,989)     (3,835,955)           513,686      (3,322,269)

Interest income (expense), net                                   1,016,235                          1,016,235
Other income                                                        16,792                             16,792
                                              ------------    ------------       ------------    ------------

Income (loss) before provision for
     income taxes                               (3,453,989)     (2,802,928)           513,686      (2,289,242)

Provision for income taxes                                          13,186 (F)          4,000          17,186
                                              ------------    ------------       ------------    ------------

Net income (loss)                              ($3,453,989)    ($2,816,114)(N)       $509,686     ($2,306,428)
                                              ============    ============       ============    ============


       STATEMENTS OF CASH FLOWS
 For the Year Ended December 31, 1996                         PCM           PAM            PAM II         PAM III           PAM IV

Cash flows from operating activities:
   Net income (loss)                                         $97,724       $369,775        $304,715        $683,163       ($732,166)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                            0            665           1,107           1,155           3,670
           Depreciation                                      150,813              0               0               0               0
    Decrease (increase) in assets:
           Due from affiliates                                 5,234        (56,483)        117,268         (56,039)        544,709
           Other assets                                       89,781         31,507          72,425         101,338         114,176
    Increase (decrease) in liabilities:
            Due to affiliates                              2,558,294         49,214               0          59,858         342,326
            Accounts payable                                   5,056         35,252          (1,743)         (1,808)        (38,872)
                                                          --------------------------------------------------------------------------

    Net cash provided by operating activities              2,906,902        429,930         493,772         787,667         233,843
                                                          --------------------------------------------------------------------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                     (472,040)             0               0               0               0
     Recovery of portfolio basis                              27,405        752,116       1,202,254       3,840,276       5,085,346
     Receivable from West Capital                                  0        559,730         778,565         927,540       1,937,718
     Cash held in trust                                            0          4,221         168,654      (1,893,699)        412,939
     Purchase of investments in
        Distressed Loan Portfolios                                 0     (1,315,611)     (1,502,705)     (2,764,469)     (4,474,765)
                                                          --------------------------------------------------------------------------

    Net cash provided by investing activities               (444,635)           456         646,768         109,648       2,961,238
                                                          --------------------------------------------------------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                              0         14,684               0               0               0
     Distributions to partners                                     0       (172,133)       (255,833)       (331,700)     (1,592,759)
     Redemption of partnership units                               0         (5,000)         (5,000)              0         (40,000)
                                                          --------------------------------------------------------------------------

    Net cash used in financing activities                          0       (162,449)       (260,833)       (331,700)     (1,632,759)
                                                          --------------------------------------------------------------------------

Net (decrease) increase in cash                            2,462,267        267,937         879,707         565,615       1,562,322

Cash at beginning of period                                  416,274         15,295         144,800         210,140         559,223
                                                          --------------------------------------------------------------------------

Cash at end of period                                     $2,878,541       $283,232      $1,024,507        $775,755      $2,121,545
                                                          ==========================================================================


                                                                        Adjustments                                      ProForma
                                                                            and           Combined       Proforma        Adjusted
                                                            PAM V       Eliminations      Balances      Adjustments       Amounts

Cash flows from operating activities:
   Net income (loss)                                       ($85,336)    ($3,453,989)    ($2,816,114)       $509,686     ($2,306,428)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                       1,034               0           7,631          (7,631)              0
           Depreciation                                           0               0         150,813               0         150,813
    Decrease (increase) in assets:
           Due from affiliates                              272,529               0         827,218        (502,055)        325,163
           Other assets                                      11,860               0         421,087               0         421,087
    Increase (decrease) in liabilities:
            Due to affiliates                                54,691               0       3,064,383        (258,368)      2,806,015
            Accounts payable                                 (1,999)              0          (4,114)              0          (4,114)
                                                         ----------    ------------    ------------    ------------    ------------

    Net cash provided by operating activities               252,779      (3,453,989)      1,650,904        (258,368)      1,392,536
                                                         ----------    ------------    ------------    ------------    ------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                           0               0        (472,040)              0        (472,040)
     Recovery of portfolio basis                          1,115,996         737,367      12,760,760               0      12,760,760
     Receivable from West Capital                         1,014,882               0       5,218,435               0       5,218,435
     Cash held in trust                                   1,005,813               0        (302,072)              0        (302,072)
     Purchase of investments in
        Distressed Loan Portfolios                       (1,645,090)      2,716,622      (8,986,018)              0      (8,986,018)
                                                         ----------    ------------    ------------    ------------    ------------

    Net cash provided by investing activities             1,491,601       3,453,989       8,219,065               0       8,219,065
                                                         ----------    ------------    ------------    ------------    ------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                             0               0          14,684          14,684
     Distributions to partners                             (199,066)              0      (2,551,491)      2,551,491               0
     Redemption of partnership units                        (30,000)              0         (80,000)         80,000               0
                                                         ----------    ------------    ------------    ------------    ------------

    Net cash used in financing activities                  (229,066)              0      (2,616,807)      2,631,491          14,684
                                                         ----------    ------------    ------------    ------------    ------------

Net (decrease) increase in cash                           1,515,314               0       7,253,162       2,373,123       9,626,285

Cash at beginning of period                                 215,798               0       1,561,530      12,480,410      14,041,940
                                                         ----------    ------------    ------------    ------------    ------------

Cash at end of period                                    $1,731,112              $0      $8,814,692     $14,853,533     $23,668,225
                                                         ==========    ============    ============    ============    ============

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1996 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1996, has been prepared as if the transactions contemplated by the Merger had occurred on December 31, 1996, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended

December 31, 1996 have been prepared as if the Merger had occurred on January 1, 1996.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.   Adjusting and ProForma Journal Entries 1996

The pro forma financial statements include the following adjustments and reclassifications:


                                                                                             Dr                    Cr
                                                                                         ----------            ----------
A      Investments in Distressed Assets                                                                        $4,814,516
       Due From Affiliate                                                                   $21,089
       General Partner Capital                                                                                   $125,272
       Limited Partners Capital                                                                                $1,127,428
       Retained Earnings                                                                 $6,046,127

           To eliminate the cumulative effect of related party activity.

B      Investment in Distressed Assets                                                                         $2,716,622
       Portfolio Sales                                                                    $2,716,622

           To eliminate related party portfolio acquisition fees for the year.

C      Investment in Distressed Assets                                                                           $737,367
       Portfolio Basis Recovery                                                            $737,367

           To eliminate related party collection revenue for the year.

D      Due to  Affiliates                                                                $2,354,792
       Due from Affiliates                                                                                     $2,354,792

           To eliminate intercompany balances.

E      Servicing Fees                                                                      $441,693
       Collection Expense                                                                                        $441,693

           To eliminate related party servicing fees.

*F     G&A Expense                                                                                                 $4,000
       Provision for Income Taxes                                                            $4,000

           To reclassify income tax expense.


*    ProForma journal entries

2.   Adjusting and ProForma Journal Entries 1996


                                                                                             Dr                    Cr
                                                                                         ----------            ----------
*G     Due from Affiliates                                                               $1,298,378
       Management fee expense                                                                                    $502,055
       Retained Earnings                                                                                         $796,323

           To reverse management fees charged by general partner.

*H     General Partner Capital                                                                                 $1,630,149
       Limited Partners Capital                                                         $34,448,429
       Common Stock                                                                                           $32,818,280

           To record the effect of the exchange of partnership units for common stock as if it had taken place at December 31, 1996.

*I     Cash                                                                             $14,853,533
       Due to Affiliates                                                                 $1,497,051
       Common Stock                                                                                           $16,343,901
       Retained Earnings                                                                                           $6,683

           To reverse partnership distributions through December 31, 1996.


*J     Organization Costs                                                                                          $7,448
       Retained Earnings                                                                    $15,079
       Amortization Expense                                                                                        $7,631

           To eliminate unamortized organization costs.

K      Portfolio Sales                                                                   $8,725,019
       Cost of Portfolio Sales                                                                                 $8,725,019

           To eliminate related party portfolio sales.


*    ProForma journal entries

2.   Adjusting and ProForma Journal Entries 1996

                                                                                             Dr                    Cr
                                                                                         ----------            ----------
L      Prof and Mgmt Fees                                                                $1,537,149
       Prof Fees                                                                                               $1,537,149

           To reclassify professional fees.

*M     Investment in Distressed Assets                                                     $776,257
       Retained Earnings                                                                                         $776,257

           To reverse allowance for portfolio losses.

*N     ProForma net income adjustment                                                      $509,686
       Retained Earnings                                                                                         $509,686

           To record the net income from ProForma adjustments to Retained
           Earnings


*    Proforma journal entries

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS


                                                                           PCM            PAM         PAM II        PAM III
                          BALANCE SHEETS
                         December 31, 1995
                              ASSETS
Cash and equivalents                                                      $416,274       $15,295      $144,800      $210,140

Cash held in trust                                                               0         4,221     1,171,869       762,639
Investments in distressed loan portfolios, net                              27,405       706,091     1,070,725     3,642,353


Receivable from West Capital                                                     0       559,730       778,565       927,540
Due from affiliates                                                        358,183             0       201,632             0

Other assets                                                               137,361        44,239       115,367       165,815
Property and equipment, net                                                381,968             0             0             0
Organization costs, net                                                          0           665         1,692         2,078
                                                                    ---------------------------------------------------------

                           Total Assets                                 $1,321,191    $1,330,241    $3,484,650    $5,710,565
                                                                    =========================================================

LIABILITIES AND PARTNERS' CAPITAL  /SHAREHOLDERS' EQUITY

Accounts payable                                                          $182,369        $6,126        $1,743        $2,523
Due to affiliates                                                        1,225,437       222,189         2,250       432,942
Note payable to affiliate                                                        0       176,914             0             0
                                                                    ---------------------------------------------------------

                         Total liabilities                               1,407,806       405,229         3,993       435,465

General partner's capital                                                        0      (359,171)     (309,388)     (322,499)
Limited partners' capital                                                        0     1,284,183     3,790,045     5,597,599
Common stock                                                                   100             0             0             0

Retained earnings                                                          (86,715)            0             0             0




                                                                    ---------------------------------------------------------

           Total partners' capital /shareholders' equity                   (86,615)      925,012     3,480,657     5,275,100
                                                                    ---------------------------------------------------------

                       Total liabilities and
              Partner's Capital /Shareholders' Equity                   $1,321,191    $1,330,241    $3,484,650    $5,710,565
                                                                    =========================================================


                                                                                                          Adjustments
                                                                                                              and
                                                                           PAM IV         PAM V           Eliminations
                          BALANCE SHEETS (continued)
                         December 31, 1995

                              ASSETS

Cash and equivalents                                                      $559,223      $215,798

Cash held in trust                                                       6,247,207     1,014,201
Investments in distressed loan portfolios, net                           9,701,767     1,771,568 (A)      (2,697,193)
                                                                                                 (B)      (1,347,518)
                                                                                                 (C)      (1,087,062)
Receivable from West Capital                                             1,937,718     1,014,882
Due from affiliates                                                        680,731       624,247 (A)          21,089
                                                                                                 (E)        (654,035)
Other assets                                                               219,153        36,733
Property and equipment, net                                                      0             0
Organization costs, net                                                      7,124         3,520
                                                                    -----------------------------      --------------

                           Total Assets                                $19,352,923    $4,680,949         ($5,764,719)
                                                                    =============================      ==============

LIABILITIES AND PARTNERS' CAPITAL  /SHAREHOLDERS' EQUITY

Accounts payable                                                           $45,223        $2,598
Due to affiliates                                                            8,250         1,650 (E)        (654,035)
Note payable to affiliate                                                        0             0
                                                                    -----------------------------      --------------

                         Total liabilities                                  53,473         4,248            (654,035)

General partner's capital                                                 (516,291)      (43,718)(A)         179,286
Limited partners' capital                                               19,815,741     4,720,419 (A)       1,613,565
Common stock                                                                     0             0

Retained earnings                                                                0             0 (A)      (4,468,955)
                                                                                                 (B)      (1,347,518)
                                                                                                 (C)      (1,087,062)


                                                                    -----------------------------      --------------

           Total partners' capital /shareholders' equity                19,299,450     4,676,701          (5,110,684)
                                                                    -----------------------------      --------------

                       Total liabilities and
              Partner's Capital /Shareholders' Equity                  $19,352,923    $4,680,949         ($5,764,719)
                                                                    =============================      ==============


                                                                                                           ProForma
                                                                       Combined            ProForma        Adjusted
                                                                       Balances           Adjustments      Balances
                          BALANCE SHEETS (continued)
                         December 31, 1995
                              ASSETS

Cash and equivalents                                                   $ 1,561,530 (J)     $12,480,410      $14,041,940

Cash held in trust                                                       9,200,137
Investments in distressed loan portfolios, net                          11,788,136 (D)         776,257       12,564,393


Receivable from West Capital                                             5,218,435                            5,218,435
Due from affiliates                                                      1,231,847 (H)         796,323        2,028,170

Other assets                                                               718,668                              718,668
Property and equipment, net                                                381,968                              381,968
Organization costs, net                                                     15,079 (L)         (15,079)               0
                                                                    ---------------      -------------------------------

                           Total Assets                                $30,115,800         $14,037,911      $44,153,711
                                                                    ===============      ===============================

LIABILITIES AND PARTNERS' CAPITAL  /SHAREHOLDERS' EQUITY

Accounts payable                                                          $240,582                             $240,582
Due to affiliates                                                        1,238,683 (J)      (1,238,683)               0
Note payable to affiliate                                                  176,914                              176,914
                                                                    ---------------      -------------------------------

                         Total liabilities                               1,656,179          (1,238,683)         417,496

General partner's capital                                               (1,371,781)(I)       1,371,781                0
Limited partners' capital                                               36,821,552 (I)     (36,821,552)               0
Common stock                                                                   100 (I)      35,449,771       49,162,281
                                                                                   (J)      13,712,410
Retained earnings                                                       (6,990,250)(H)         358,572       (5,426,066)
                                                                                   (J)           6,683
                                                                                   (K)         (22,792)
                                                                                   (N)         580,464
                                                                                   (D)         641,257
                                                                    ---------------      -------------------------------

           Total partners' capital /shareholders' equity                28,459,621          15,276,594       43,736,215
                                                                    ---------------      -------------------------------

                       Total liabilities and
              Partner's Capital /Shareholders' Equity                  $30,115,800         $14,037,911      $44,153,711
                                                                    ===============      ===============================

                     STATEMENTS OF OPERATIONS
               For the Year Ended December 31, 1995

                                                                           PCM            PAM         PAM II        PAM III
Portfolio sales                                                         $4,998,906            $0            $0            $0

Collection revenue                                                       1,395,550             0             0             0
Servicing fees                                                             946,734             0             0             0
Portfolio collections                                                            0       290,328     1,022,494     1,337,920
Less: portfolio basis recovery                                             (15,273)     (109,531)     (388,307)   (1,132,402)
                                                                    ---------------------------------------------------------

                       Net investment income                             7,325,917       180,797       634,187       205,518


Cost of portfolio sales                                                  3,651,388             0             0             0
Personnel and related benefits                                           2,403,138             0             0             0
Professional and management fees                                           673,545             0             0             0
Collection expense                                                         285,026           365        12,336         7,716
Management fee expense                                                           0        23,096        68,385        92,447
Professional fees                                                                0         7,233       180,540       208,877
Provision for portfolio losses                                                   0             0             0             0
Amortization                                                                     0           798         1,107         1,157
G & A expense                                                              331,425         2,947         3,345         3,183


                                                                    ---------------------------------------------------------

                     Total operating expenses                            7,344,522        34,439       265,713       313,380
                                                                    ---------------------------------------------------------

                   Income (Loss) from operations                           (18,605)      146,358       368,474      (107,862)

Interest income (expense), net                                              25,685       (13,294)       16,792        14,283
Other income                                                                     0             0             0         1,735
                                                                    ---------------------------------------------------------

          Income (Loss) before provision for income taxes                    7,080       133,064       385,266       (91,844)

Provision for income taxes                                                     800             0             0             0
                                                                    ---------------------------------------------------------

                         Net income (Loss)                                  $6,280      $133,064      $385,266      ($91,844)
                                                                    =========================================================


                     STATEMENTS OF OPERATIONS                                                           Adjustments
               For the Year Ended December 31, 1995                                                         and
                                                                        PAM IV         PAM V           Eliminations
Portfolio sales                                                                 $0            $0 (B)     ($1,347,518)
                                                                                                 (L)      (3,651,388)
Collection revenue                                                               0             0                   0
Servicing fees                                                                   0             0 (F)        (306,607)
Portfolio collections                                                    4,041,724       483,439                   0
Less: portfolio basis recovery                                          (3,674,197)     (483,439)(C)      (1,087,062)
                                                                    -----------------------------      --------------

                       Net investment income                               367,527             0          (6,392,575)


Cost of portfolio sales                                                          0             0 (L)      (3,651,388)
Personnel and related benefits                                                   0             0
Professional and management fees                                                 0             0 (M)       1,014,625
Collection expense                                                         225,318        64,375 (F)        (306,607)
Management fee expense                                                     214,677        39,146
Professional fees                                                          514,773       103,202 (M)      (1,014,625)
Provision for portfolio losses                                             109,000        26,000
Amortization                                                                 3,669         1,031
G & A expense                                                               21,532         2,629


                                                                    -----------------------------      --------------

                     Total operating expenses                            1,088,969       236,383          (3,957,995)
                                                                    -----------------------------      --------------

                   Income (Loss) from operations                          (721,442)     (236,383)         (2,434,580)

Interest income (expense), net                                             109,670        32,864
Other income                                                                 1,800            46
                                                                    -----------------------------      --------------

          Income (Loss) before provision for income taxes                 (609,972)     (203,473)         (2,434,580)

Provision for income taxes                                                       0             0
                                                                    -----------------------------      --------------

                         Net income (Loss)                               ($609,972)    ($203,473)        ($2,434,580)
                                                                    =============================      ==============


                     STATEMENTS OF OPERATIONS                                                              ProForma
               For the Year Ended December 31, 1995                    Combined            ProForma        Adjusted
                                                                       Balances           Adjustments      Balances
Portfolio sales                                                                 $0                                   $0

Collection revenue                                                       1,395,550                            1,395,550
Servicing fees                                                             640,127                              640,127
Portfolio collections                                                    7,175,905                            7,175,905
Less: portfolio basis recovery                                          (6,890,211)                          (6,890,211)
                                                                    ---------------      -------------------------------

                       Net investment income                             2,321,371                            2,321,371


Cost of portfolio sales                                                          0                                    0
Personnel and related benefits                                           2,403,138                            2,403,138
Professional and management fees                                         1,688,170                            1,688,170
Collection expense                                                         288,529                              288,529
Management fee expense                                                     437,751 (H)        (437,751)               0
Professional fees                                                                0                                    0
Provision for portfolio losses                                             135,000 (D)        (135,000)               0
Amortization                                                                 7,762 (K)          (7,762)
G & A expense                                                              365,061 (K)              49          361,110
                                                                                   (G)          (4,000)

                                                                    ---------------      -------------------------------

                     Total operating expenses                            5,325,411            (584,464)       4,740,947
                                                                    ---------------      -------------------------------

                   Income (Loss) from operations                        (3,004,040)            584,464       (2,419,576)

Interest income (expense), net                                             186,000                              186,000
Other income                                                                 3,581                                3,581
                                                                    ---------------      -------------------------------

          Income (Loss) before provision for income taxes               (2,814,459)            584,464       (2,229,995)

Provision for income taxes                                                     800 (G)           4,000            4,800
                                                                    ---------------      -------------------------------

                         Net income (Loss)                             ($2,815,259)(N)        $580,464      ($2,234,795)
                                                                    ===============      ===============================

                     STATEMENTS OF CASH FLOWS
               For the Year Ended December 31, 1995

                                                                         PCM            PAM         PAM II        PAM III
Cash flows from operating activities:

   Net income (loss)                                                        $6,280      $133,064      $385,266      ($91,844)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                                          0           798         1,107         1,157
           Depreciation                                                     81,454             0             0             0
           Provision for portfolio losses                                        0             0             0             0
    Decrease (increase) in assets:
           Due from affiliates                                            (382,072)            0       288,289             0
           Other assets                                                     40,586       (44,239)      (35,298)      (64,236)
    Increase (decrease) in liabilities:
            Due to affiliates                                              763,783        45,969             0        62,333
            Accounts payable                                               (12,318)      (29,123)         (537)         (842)
                                                                    ---------------------------------------------------------

             Net cash provided by operating activities                     497,713       106,469       638,827       (93,432)
                                                                    ---------------------------------------------------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                                   (138,610)            0             0             0
     Organization costs                                                          0             0             0             0
     Recovery of portfolio basis                                            15,273       109,531       388,307     1,132,402
     Cash held in trust                                                          0        (4,221)   (1,171,869)     (762,639)
     Purchase of investments in
         distressed loan portfolios                                              0        (5,463)     (114,183)     (366,122)
                                                                    ---------------------------------------------------------

             Net cash provided by investing activities                    (123,337)       99,847      (897,745)        3,641
                                                                    ---------------------------------------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                            0        18,914             0             0
     Distributions to partners                                                   0      (233,422)     (344,389)     (441,528)
     Redemption of partnership units                                             0             0             0       (10,000)
     Contributions from limited partners                                         0             0             0             0
     Deposits in escrow for investor subscriptions                               0             0             0             0
     Payments for offering expenses                                              0             0             0             0
     Loans to shareholder                                                 (133,458)            0             0             0
                                                                    ---------------------------------------------------------

               Net cash used in financing activities                      (133,458)     (214,508)     (344,389)     (451,528)
                                                                    ---------------------------------------------------------

Net (decrease) increase in cash                                            240,918        (8,192)     (603,307)     (541,319)

Cash at beginning of period                                                175,356        23,487       748,107       751,459
                                                                    ---------------------------------------------------------

Cash at end of period                                                     $416,274       $15,295      $144,800      $210,140
                                                                    =========================================================


                     STATEMENTS OF CASH FLOWS                                                           Adjustments
               For the Year Ended December 31, 1995                                                         and
                                                                        PAM IV         PAM V           Eliminations
Cash flows from operating activities:

   Net income (loss)                                                     ($609,972)    ($203,473)        ($2,434,580)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                                      3,669         1,031
           Depreciation                                                          0             0
           Provision for portfolio losses                                  109,000        26,000
    Decrease (increase) in assets:
           Due from affiliates                                            (304,681)     (492,785)
           Other assets                                                   (200,728)       23,234
    Increase (decrease) in liabilities:
            Due to affiliates                                             (501,507)     (232,378)
            Accounts payable                                                25,296         1,798
                                                                    -----------------------------      --------------

             Net cash provided by operating activities                  (1,478,923)     (876,573)         (2,434,580)
                                                                    -----------------------------      --------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                                          0             0
     Organization costs                                                          0           (49)
     Recovery of portfolio basis                                         3,674,197       483,439           1,087,062
     Cash held in trust                                                 (6,247,207)   (1,014,201)
     Purchase of investments in
         distressed loan portfolios                                     (4,215,633)   (1,911,199)          1,347,518
                                                                    -----------------------------      --------------

             Net cash provided by investing activities                  (6,788,643)   (2,442,010)          2,434,580
                                                                    -----------------------------      --------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                            0             0
     Distributions to partners                                          (1,719,383)      (97,836)
     Redemption of partnership units                                             0             0
     Contributions from limited partners                                 5,803,524     3,025,000            (420,000)
     Deposits in escrow for investor subscriptions                        (260,000)     (160,000)            420,000
     Payments for offering expenses                                              0      (453,700)
     Loans to shareholder                                                        0             0
                                                                    -----------------------------      --------------

               Net cash used in financing activities                     3,824,141     2,313,464                   0
                                                                    -----------------------------      --------------

Net (decrease) increase in cash                                         (4,443,425)   (1,005,119)                  0

Cash at beginning of period                                              5,002,648     1,220,917
                                                                    -----------------------------      --------------

Cash at end of period                                                     $559,223      $215,798                  $0
                                                                    =============================      ==============


                     STATEMENTS OF CASH FLOWS                                                              ProForma
               For the Year Ended December 31, 1995                    Combined            ProForma        Adjusted
                                                                       Balances           Adjustments      Amounts
Cash flows from operating activities:

   Net income (loss)                                                    (2,815,259)           $580,464       (2,234,795)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                                      7,762              (7,762)               0
           Depreciation                                                     81,454                               81,454
           Provision for portfolio losses                                  135,000            (135,000)               0
    Decrease (increase) in assets:
           Due from affiliates                                            (891,248)          (437,751)       (1,329,000)
           Other assets                                                   (280,681)                            (280,681)
    Increase (decrease) in liabilities:
            Due to affiliates                                              138,200            (281,833)        (143,633)
            Accounts payable                                               (15,726)                             (15,726)
                                                                    ---------------      -------------------------------

             Net cash provided by operating activities                  (3,640,499)            (281,882)     (3,922,381)
                                                                    ---------------      -------------------------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                                   (138,610)                            (138,610)
     Organization costs                                                        (49)                 49                0
     Recovery of portfolio basis                                         6,890,211                            6,890,211
     Cash held in trust                                                 (9,200,137)                          (9,200,137)
     Purchase of investments in
         distressed loan portfolios                                     (5,265,082)                          (5,265,082)
                                                                    ---------------      -------------------------------

             Net cash provided by investing activities                  (7,713,667)                 49       (7,713,618)
                                                                    ---------------      -------------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                       18,914                               18,914
     Distributions to partners                                          (2,836,558)          2,836,558                0
     Redemption of partnership units                                       (10,000)             10,000                0
     Contributions from limited partners                                 8,408,524                            8,408,524
     Deposits in escrow for investor subscriptions
     Payments for offering expenses                                       (453,700)                            (453,700)
     Loans to shareholder                                                 (133,458)                            (133,458)
                                                                    ---------------      -------------------------------

               Net cash used in financing activities                     4,993,722           2,846,558        7,840,280
                                                                    ---------------      -------------------------------

Net (decrease) increase in cash                                         (6,360,444)          2,564,725       (3,795,719)

Cash at beginning of period                                              7,921,974           9,915,685       17,837,659
                                                                    ---------------      -------------------------------

Cash at end of period                                                   $1,561,530         $12,480,410      $14,041,940
                                                                    ===============      ===============================

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1995 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1995, has been prepared as if the transactions contemplated by the Merger had occurred on December 31, 1995, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended December 31, 1995 have been prepared as if the Merger had occurred on January 1, 1995.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.  Adjusting and ProForma Journal Entries
    1995

The pro forma financial statements include the following adjustments and reclassifications:

                                                       Dr               Cr
                                                   -----------     -----------
A   Investments in Distressed Assets                                $2,697,193
    Due From Affiliate                                 $21,089
    General Partner Capital                                           $179,286
    Limited Partners Capital                                        $1,613,565
    Retained Earnings                               $4,468,955

       To eliminate cumulative effect of
       related party activity.

B   Investment in Distressed Assets                                 $1,347,518
    Portfolio Sales                                 $1,347,518

       To eliminate related party portfolio
       acquisition fees for the year.

C   Investment in Distressed Assets                                 $1,087,062
    Portfolio Basis Recovery                         1,087,062

       To eliminate related party collection
       revenue for the year.

*D  Investment in Distressed Assets                   $776,257
    Provision for portfolio losses                                    $135,000
    Retained Earnings                                                 $641,257

      To reverse current provision and
      allowance for portfolio losses.

 E  Due to  Affiliates                                $654,035
    Due from Affiliates                                               $654,035

      To eliminate intercompany balances.

 F  Servicing Fees                                    $306,607
    Collection Expense                                                $306,607

      To eliminate related party servicing
      fees.

*G  G&A Expense                                                         $4,000
    Provision for Income Taxes                          $4,000

      To reclassify income tax expense

*   ProForma journal entries

2.  Adjusting and ProForma Journal Entries
    1995

The pro forma financial statements include the following adjustments and reclassifications:

                                                       Dr               Cr
                                                   -----------     -----------

*H  Due from Affiliates                               $796,323
    Management fee expense                                            $437,751
    Retained Earnings                                                 $358,572

      To reverse management fees charged by
      general partner.

*I  General Partner Capital                                         $1,371,781
    Limited Partners Capital                       $36,821,552
    Common Stock                                                   $35,449,771

      To record the effect of the exchange of
      partnership units for common stock as if it had taken place at December 31, 1995.

*J  Cash                                           $12,480,410
    Due to Affiliates                               $1,238,683
    Common Stock                                                   $13,712,410
    Retained Earnings                                                   $6,683

      To reverse partnership distributions
      through December 31, 1995.

*K  Organization Costs                                                 $15,079
    Retained Earnings                                  $22,792
    Amortization Expense                                                $7,762
    General and Administration Expense                     $49

      To eliminate unamortized organization
      costs.

 L  Portfolio Sales                                 $3,651,388
    Cost of Portfolio Sales                                         $3,651,388

      To eliminate related party portfolio
      sales.

*    ProForma journal entries

2.  Adjusting and ProForma Journal Entries
    1995

The pro forma financial statements include the following adjustments and reclassifications:

                                                       Dr               Cr
                                                   -----------     -----------

 M  Prof and Mgmt Fees                              $1,014,625
    Prof Fees                                                       $1,014,625

      To reclassify professional fees.

*N  Proforma net income adjustment                    $580,464
    Retained Earnings                                                 $580,464

      To record the net income from ProForma
      adjustments to Retained Earnings

*    ProForma journal entries

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS



                                                       PCM            PAM           PAM II         PAM III         PAM IV
          BALANCE SHEETS
         December 31, 1994

              ASSETS

Cash and equivalents                                $175,356         $23,487        $748,107        $751,459      $5,002,648
Investments in distressed
    loan portfolios, net                              42,678         810,159       1,920,842       4,408,633       9,269,331


Receivable from West Capital                               0         559,730         778,565         927,540       1,937,718
Due from affiliates                                      101               0          12,876               0         376,050

Loan to shareholder                                   96,620               0               0               0               0
Other assets                                         177,947               0          80,069         101,579          18,425
Property and equipment, net                          324,812               0               0               0               0
Organization costs, net                                    0           1,463           2,799           3,235          10,793
                                                    ------------------------------------------------------------------------------

     Total Assets                                   $817,514      $1,394,839      $3,543,258      $6,192,446     $16,614,965
                                                    ==============================================================================

LIABILITIES AND PARTNERS' CAPITAL /
     SHAREHOLDERS' EQUITY

Accounts payable                                    $194,687         $35,249          $2,280          $3,365         $19,927
Due to affiliates                                    619,867         176,220         101,198         370,609         509,757
Note payable to affiliate                             95,855         158,000               0               0               0
Deposits in escrow for investor subscriptions              0               0               0               0         260,000
                                                    ------------------------------------------------------------------------------

Total liabilities                                    910,409         369,469         103,478         373,974         789,684

General partner's capital                                  0        (349,055)       (313,476)       (271,487)       (282,936)
Limited partners' capital                                  0       1,374,425       3,753,256       6,089,959      16,108,217
Common stock                                             100               0               0               0               0


Retained earnings                                    (92,995)              0               0               0               0



                                                    ------------------------------------------------------------------------------
Total partners' capital /
     shareholders' equity                            (92,895)      1,025,370       3,439,780       5,818,472      15,825,281
                                                    ------------------------------------------------------------------------------

     Total Liabilities and
          Partner's Capital /
          Shareholders' Equity                      $817,514      $1,394,839      $3,543,258      $6,192,446     $16,614,965
                                                    ==============================================================================
                                                                     Adjustments                                          ProForma
                                                                        and            Combined           ProForma        Adjusted
                                                    PAM V           Eliminations       Balances          Adjustments      Balances



              ASSETS

Cash and equivalents                               $1,220,917                         $7,921,974 (K)     $9,915,685     $17,837,659
Investments in distressed
    loan portfolios, net                              437,971 (A)       (425,050)     13,915,678 (D)        641,257      14,556,935
                                                              (B)     (1,941,105)
                                                              (C)       (607,781)
Receivable from West Capital                        1,014,882                          5,218,435                          5,218,435
Due from affiliates                                   100,032 (A)         21,089        (358,572)(H)        358,572               0
                                                              (E)       (868,720)
Loan to shareholder                                         0                             96,620                             96,620
Other assets                                           23,234                            401,254                            401,254
Property and equipment, net                                 0                            324,812                            324,812
Organization costs, net                                 4,502                             22,792 (L)        (22,792)              0
                                                   ----------       ------------    ------------       ------------    ------------

     Total Assets                                  $2,801,538        ($3,821,567)    $27,542,993        $10,892,722     $38,435,715
                                                   ==========       ============    ============       ============    ============

LIABILITIES AND PARTNERS' CAPITAL /
     SHAREHOLDERS' EQUITY

Accounts payable                                         $800                           $256,308                           $256,308
Due to affiliates                                     234,028 (E)       (868,720)      1,142,959 (K)       (956,850)        186,109
Note payable to affiliate                                   0                            253,855                            253,855
Deposits in escrow for investor subscriptions         160,000                            420,000 (J)       (420,000)              0
                                                   ----------       ------------    ------------       ------------    ------------

Total liabilities                                     394,828           (868,720)      2,073,122         (1,376,850)        696,272

General partner's capital                             (13,585)(A)        140,591      (1,089,948)(I)      1,089,948               0
Limited partners' capital                           2,420,295 (A)      1,265,301      31,011,453 (I)    (31,011,453)              0
Common stock                                                0                                100 (I)     29,921,505      41,207,390
                                                                                                 (K)     10,865,785
                                                                                                 (J)        420,000
Retained earnings                                           0 (A)     (1,809,853)     (4,451,734)(K)          6,750      (3,467,947)
                                                              (B)     (1,941,105)                (L)       (24,957)
                                                              (C)       (607,781)                (P)       819,737
                                                                                                 (D)       182,257
                                                   ----------       ------------    ------------       ------------    ------------
Total partners' capital /
     shareholders' equity                           2,406,710         (2,952,847)     25,469,871         12,269,572      37,739,443
                                                   ----------       ------------    ------------       ------------    ------------

     Total Liabilities and
          Partner's Capital /
          Shareholders' Equity                     $2,801,538        ($3,821,567)    $27,542,993        $10,892,722     $38,435,715
                                                   ==========       ============    ============       ============    ============

     STATEMENTS OF OPERATIONS
For the Year ended December 31, 1994
                                                       PCM              PAM           PAM II         PAM III         PAM IV

Portfolio sales                                    $10,382,393              $0              $0              $0              $0

Collection revenue                                   1,069,113               0               0               0               0
Servicing fees                                         517,089               0               0               0               0
Portfolio collections                                        0         735,412       1,507,295       1,870,385       2,078,150
Less: portfolio basis recovery                         (29,164)       (530,204)     (1,048,403)     (1,854,725)     (2,066,592)
                                                   ---------------------------------------------------------------------------------

Net investment income                               11,939,431         205,208         458,892          15,660          11,558

Cost of portfolio sales                              8,068,979               0               0               0               0
Personnel and related benefits                       2,928,201               0               0               0               0
Professional and management fees                       682,154               0               0               0               0
Collection expense                                     280,136               0          27,191          12,076         525,073
Management fee expense                                       0          17,584          70,022         121,205         144,633
Professional fees                                            0               0           5,957           6,856          60,949
Provision for portfolio losses                               0               0               0               0         405,000
Amortization                                                 0             798           1,107           1,157           3,605
G & A expense                                          296,663           3,159           7,412           6,990           6,321

                                                   ---------------------------------------------------------------------------------

Total operating expenses                            12,256,133          21,541         111,689         148,284       1,145,581
                                                   ---------------------------------------------------------------------------------

Income (Loss) from operations                         (316,702)        183,667         347,203        (132,624)     (1,134,023)


Interest income (expense), net                             725         (13,095)         22,912           9,437          96,928
Other income                                                 0               0           9,250             900             900
                                                   ---------------------------------------------------------------------------------

Income (Loss) before provision for income taxes       (315,977)        170,572         379,365        (122,287)     (1,036,195)

Provision for income taxes                                 800               0               0               0               0
                                                   ---------------------------------------------------------------------------------

Net income (Loss)                                    ($316,777)       $170,572        $379,365       ($122,287)    ($1,036,195)
                                                   =================================================================================

     STATEMENTS OF OPERATIONS                                        Adjustments                                           ProForma
For the Year ended December 31, 1994                                     and          Combined            ProForma         Adjusted
                                                      PAM V          Eliminations     Balances           Adjustments       Balances

Portfolio sales                                            $0 (B)    ($1,941,105)       $372,309                           $372,309
                                                              (M)     (8,068,979)
Collection revenue                                          0                          1,069,113                          1,069,113
Servicing fees                                              0 (F)       (514,363)          2,726                              2,726
Portfolio collections                                  38,117                  0       6,229,359                          6,229,359
Less: portfolio basis recovery                        (38,117)(C)       (607,781)     (6,174,986)                        (6,174,986)
                                                   ----------        -----------     -----------           --------     -----------

Net investment income                                       0        (11,132,228)      1,498,521                          1,498,521

Cost of portfolio sales                                     0 (M)     (8,068,979)              0                                  0
Personnel and related benefits                              0                  0       2,928,201                          2,928,201
Professional and management fees                            0 (N)         82,453         764,607                            764,607
Collection expense                                     59,052 (F)       (514,363)        389,165                            389,165
Management fee expense                                  5,128                  0         358,572 (H)       (358,572)              0
Professional fees                                       8,691 (N)        (82,453)              0                                  0
Provision for portfolio losses                         54,000                            459,000 (D)       (459,000)              0
Amortization                                              617 (O)         (7,284)              0                                  0
G & A expense                                           2,072 (O)          7,284         329,901 (L)         (2,165)        323,736
                                                                                                 (G)         (4,000)
                                                   ----------        -----------     -----------           --------     -----------

Total operating expenses                              129,560         (8,583,342)      5,229,446           (823,737)      4,405,709
                                                   ----------        -----------     -----------           --------     -----------

Income (Loss) from operations                        (129,560)        (2,548,886)     (3,730,925)           823,737      (2,907,188)


Interest income (expense), net                          9,542                            126,449                            126,449
Other income                                                0                             11,050                             11,050
                                                   ----------        -----------     -----------           --------     -----------

Income (Loss) before provision for income taxes      (120,018)        (2,548,886)     (3,593,426)           823,737      (2,769,689)

Provision for income taxes                                  0                                800 (G)          4,000           4,800
                                                   ----------        -----------     -----------           --------     -----------

Net income (Loss)                                   ($120,018)       ($2,548,886)    ($3,594,226)(P)       $819,737     ($2,774,489)
                                                   ==========        ===========     ===========           ========     ===========

      STATEMENTS OF CASH FLOWS
For the Year ended December 31, 1994
                                                              PCM            PAM            PAM II         PAM III         PAM IV
Cash flows from operating activities:
   Net income (loss)                                      ($316,777)       $170,572        $379,365       ($122,287)    ($1,036,195)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                           0             798           1,107           1,157           3,605
           Depreciation                                      50,559               0               0               0               0
           Gain on repurchase of
               limited partnership units                          0               0          (9,250)              0               0
           Provision for portfolio losses                         0               0               0               0         405,000
    Decrease (increase) in assets:
           Due from affiliates                              526,530         111,857          76,912           8,695        (361,735)
           Other assets                                    (148,921)        121,268         238,071         (17,991)        (18,425)
    Increase (decrease) in liabilities:
            Due to affiliates                               150,927         109,959          12,509         269,438         509,757
            Accounts payable                                115,408          23,531         (12,664)         (7,304)         14,127
                                                           -------------------------------------------------------------------------

     Net cash provided by operating activities              377,726         537,985         686,050         131,708        (483,866)
                                                           -------------------------------------------------------------------------

Cash flows provided by (used in) investing
     activities:
     Purchase of property and equipment                    (168,596)              0               0               0               0
     Organization costs                                           0               0               0               0               0
     Recovery of portfolio basis                             29,164         530,204       1,048,403       1,854,725       2,066,592
     Receivable from West Capital                                 0        (280,128)       (401,259)        (25,103)     (1,937,718)
     Purchase of investments in
          Distressed Loan Portfolios                        (71,842)        (67,088)       (854,139)       (214,445)     (9,804,990)
                                                           -------------------------------------------------------------------------

     Net cash provided by investing activities             (211,274)        182,988        (206,995)      1,615,177      (9,676,116)
                                                           -------------------------------------------------------------------------

Cash flows provided by (used in) financing
     activities:
     Increase in payable to affiliate                        (4,145)        158,000               0               0               0
     Distributions to partners                                    0        (875,000)     (1,271,778)     (1,484,583)     (1,704,784)
     Redemption of partnership units                              0               0         (50,750)              0               0
     Contributions from investors                                 0               0               0               0      14,274,931
     Deposits in escrow for
         investor subscriptions                                   0               0               0               0         (32,500)
     Payments for offering expenses                               0               0               0               0               0
     Loans to shareholder                                   (96,620)              0               0               0               0
                                                           -------------------------------------------------------------------------

     Net cash used in financing activities                 (100,765)       (717,000)     (1,322,528)     (1,484,583)     12,537,647
                                                           -------------------------------------------------------------------------

Net (decrease) increase in cash                              65,687           3,973        (843,473)        262,302       2,377,665

Cash at beginning of period                                 109,669          19,514       1,591,580         489,157       2,624,983
                                                           -------------------------------------------------------------------------

Cash at end of period                                      $175,356         $23,487        $748,107        $751,459      $5,002,648
                                                           =========================================================================
                                                                        Adjustments                                      ProForma
                                                                            and           Combined         ProForma       Adjusted
                                                            PAM V       Eliminations      Balances        Adjustments      Amounts
Cash flows from operating activities:
   Net income (loss)                                      ($120,018)    ($2,548,886)    ($3,594,226)       $819,737     ($2,774,489)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                         617                           7,284          (7,284)              0
           Depreciation                                           0                          50,559                          50,559
           Gain on repurchase of
               limited partnership units                          0                          (9,250)                         (9,250)
           Provision for portfolio losses                    54,000                         459,000        (459,000)              0
    Decrease (increase) in assets:
           Due from affiliates                              (90,389)                        271,870        (358,572)        (86,702)
           Other assets                                     (23,234)                        150,768                         150,768
    Increase (decrease) in liabilities:
            Due to affiliates                               234,028                       1,286,618        (539,165)        747,453
            Accounts payable                                    800                         133,898                         133,898
                                                         ----------    ------------    ------------    ------------    ------------

     Net cash provided by operating activities               55,804      (2,548,886)     (1,243,479)       (544,284)     (1,787,763)
                                                         ----------    ------------    ------------    ------------    ------------

Cash flows provided by (used in) investing
     activities:
     Purchase of property and equipment                           0                        (168,596)                       (168,596)
     Organization costs                                      (5,119)                         (5,119)          5,119               0
     Recovery of portfolio basis                             38,117         607,781       6,174,986                        6,174,986
     Receivable from West Capital                        (1,014,882)                     (3,659,090)                     (3,659,090)
     Purchase of investments in
          Distressed Loan Portfolios                       (539,731)      1,941,105      (9,611,130)                     (9,611,130)
                                                         ----------    ------------    ------------    ------------    ------------

     Net cash provided by investing activities           (1,521,615)      2,548,886      (7,268,949)          5,119      (7,263,830)
                                                         ----------    ------------    ------------    ------------    ------------

Cash flows provided by (used in) financing
     activities:
     Increase in payable to affiliate                             0                         153,855                         153,855
     Distributions to partners                              (15,833)                     (5,351,978)      5,351,978               0
     Redemption of partnership units                              0                         (50,750)         50,750               0
     Contributions from investors                         2,975,000         127,500      17,377,431                      17,377,431
     Deposits in escrow for
         investor subscriptions                             160,000        (127,500)              0                               0
     Payments for offering expenses                        (432,439)                       (432,439)                       (432,439)
     Loans to shareholder                                         0                         (96,620)                        (96,620)
                                                         ----------    ------------    ------------    ------------    ------------

     Net cash used in financing activities                2,686,728               0      11,599,499       5,402,728      17,002,227
                                                         ----------    ------------    ------------    ------------    ------------

Net (decrease) increase in cash                           1,220,917               0       3,087,071       4,863,563       7,950,634

Cash at beginning of period                                       0               0       4,834,903       5,052,122       9,887,025
                                                         ----------    ------------    ------------    ------------    ------------

Cash at end of period                                    $1,220,917              $0      $7,921,974      $9,915,685     $17,837,659
                                                         ==========    ============    ============    ============    ============

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1994 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1994, has been prepared as if the transactions contemplated by the Merger had occurred on December 31,

1994, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended December 31, 1994 have been prepared as if the Merger had occurred on January 1, 1994.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.     Adjusting and ProForma Journal Entries
       1994

The pro forma financial statements include the following adjustments and reclassifications:

                                                                                          Dr              Cr
                                                                                      ----------      ----------
   A   Investments in Distressed Assets                                                                 $425,050
       Due From Affiliate                                                                $21,089
       General Partner Capital                                                                          $140,591
       Limited Partners Capital                                                                       $1,265,301
       Retained Earnings                                                              $1,809,853

               To eliminate the cumulative effect of related party activity

   B   Investment in Distressed Assets                                                                $1,941,105
       Portfolio Sales                                                                $1,941,105

               To eliminate related party portfolio acquisition fees for the year.

   C   Investment in Distressed Assets                                                                  $607,781
       Portfolio Basis Recovery                                                         $607,781

               To eliminate related party collection revenue for the year.

  *D   Investment in Distressed Assets                                                  $641,257
       Provision for portfolio losses                                                                   $459,000
       Retained Earnings                                                                                $182,257

               To reverse current provision and allowance for portfolio losses.

   E   Due to  Affiliates                                                               $868,720
       Due from Affiliates                                                                              $868,720

               To eliminate intercompany balances.

   F   Servicing Fees                                                                   $514,363
       Collection Expense                                                                               $514,363

               To eliminate related party servicing fees.

  *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1994

                                                                                          Dr              Cr
                                                                                      ----------      ----------
  *G   G&A Expense                                                                                        $4,000
       Provision for Income Taxes                                                         $4,000

               To reclassify income tax expense

  *H   Due from Affiliates                                                              $358,572
       Management fee expense                                                                           $358,572

               To reverse management fees charged by general partner.

  *I   General Partner Capital                                                                        $1,089,948
       Limited Partners Capital                                                      $31,011,453
       Common Stock                                                                                  $29,921,505

               To record the effect of the exchange of partnership units for common stock as if it had taken place at December 31, 1994.

  *J   Deposit in Escrow                                                                $420,000
       Common Stock                                                                                     $420,000

               To reclassify deposits in escrow to common stock.

  *K   Cash                                                                           $9,915,685
       Due to Affiliates                                                                $956,850
       Common Stock                                                                                  $10,865,785
       Retained Earnings                                                                                  $6,750

               To reverse partnership distributions through December 31, 1994.

     *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1994

                                                                                          Dr              Cr
                                                                                      ----------      ----------
  *L   Organization Costs                                                                                $22,792
       G & A expense                                                                                      $2,165
       Retained Earnings                                                                 $24,957

               To eliminate unamortized organization costs.

   M   Portfolio Sales                                                                $8,068,979
       Cost of Portfolio Sales                                                                        $8,068,979

               To eliminate related party portfolio sales.

   N   Prof and Mgmt Fees                                                                $82,453
       Prof Fees                                                                                         $82,453

               To reclassify professional fees.

   O   Amortization Expense                                                                               $7,284
       G & A expense                                                                      $7,284

               To reclassify amortization expense.

  *P   ProForma net income adjustment                                                   $819,737
       Retained Earnings                                                                                $819,737

               To record the net income from ProForma adjustments to Retained Earnings

  *    ProForma journal entries

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS



                              BALANCE SHEETS                    PCM          PAM I        PAM II         PAM III        PAM IV
                            December 31, 1993
                                  ASSETS

Cash and equivalents                                       $  109,669   $    19,514    $ 1,591,580    $   489,157    $ 2,624,983
Investments in distressed loan portfolios, net                      0     1,273,275      2,115,107      6,048,913      1,935,931 (B)
                                                                                                                                 (C)
Receivable from West Capital                                        0       279,602         93,617        902,437              0
Due from affiliates                                           526,631       158,919         89,788          8,695         14,315 (B)
                                                                                                                                 (E)
Other assets                                                   29,026       121,268        601,828         83,588              0
Property and equipment, net                                   206,775             0              0              0              0
Organization costs, net                                             0         2,261          3,906          4,392         14,398
                                                           ---------------------------------------------------------------------

         Total Assets                                      $  872,101   $ 1,854,839    $ 4,495,826    $ 7,537,182    $ 4,589,627
                                                           =====================================================================

LIABILITIES AND PARTNERS' CAPITAL /SHAREHOLDERS' EQUITY

Accounts payable                                           $   79,279   $    58,780    $    14,944    $    10,669    $     5,800
Due to affiliates                                             468,940        66,261         88,689        101,171              0 (E)

Note payable to affiliate                                     100,000             0              0              0              0
Deposits in escrow for investor subscriptions                       0             0              0              0        292,500
                                                           ---------------------------------------------------------------------

         Total liabilities                                    648,219       125,041        103,633        111,840        298,300

General partner's capital                                           0      (278,612)      (224,234)      (110,875)        (4,795 (A)
Limited partners' capital                                           0     2,008,410      4,616,427      7,536,217      4,296,122 (A)
Common stock                                                      100             0              0              0              0


Retained earnings                                             223,782             0              0              0              0 (A)
                                                                                                                                 (B)
                                                                                                                                 (C)
                                                           ---------------------------------------------------------------------

  Total partners' capital /shareholders' equity               223,882     1,729,798      4,392,193      7,425,342      4,291,327
                                                           ---------------------------------------------------------------------

           Total Liabilities and
  Partners' Capital /Shareholders' Equity                  $  872,101   $ 1,854,839    $ 4,495,826    $ 7,537,182    $ 4,589,627
                                                           =====================================================================

                                                                   Adjustments                                            ProForma
                                                                       and             Combined          ProForma         Adjusted
                                                                   Eliminations        Balances        Adjustments        Balances
Cash and equivalents                                                                 $  4,834,903 (J) $  5,052,122     $  9,887,025
Investments in distressed loan portfolios, net                       (741,267)         10,583,662 (D)      182,257       10,765,919
                                                                      (48,297)
Receivable from West Capital                                                            1,275,656                         1,275,656
Due from affiliates                                                    21,089              94,376 (G)      314,806          826,867
                                                                     (725,061)                    (J)      417,685
Other assets                                                                              835,710                           835,710
Property and equipment, net                                                               206,775                           206,775
Organization costs, net                                                                    24,957 (K)      (24,957)               0
                                                                 ------------        ------------     ------------     ------------

         Total Assets                                            ($ 1,493,536)       $ 17,856,039     $  5,941,913     $ 23,797,952
                                                                 ============        ============     ============     ============

LIABILITIES AND PARTNERS' CAPITAL /SHAREHOLDERS' EQUITY

Accounts payable                                                                     $    169,472                      $    169,472
Due to affiliates                                                    (725,061)                  0                                 0

Note payable to affiliate                                                                 100,000                           100,000
Deposits in escrow for investor subscriptions                                             292,500 (I)     (292,500)               0
                                                                 ------------        ------------     ------------     ------------

         Total liabilities                                           (725,061)         561,972            (292,500)         269,472

General partner's capital                                              66,134         (552,382)(H)         552,382                0
Limited partners' capital                                             595,196       19,052,372 (H)     (19,052,372)               0
Common stock                                                                               100 (H)      18,499,990       24,262,397
                                                                                               (I)         292,500
                                                                                               (J)       5,469,807
Retained earnings                                                    (661,330)      (1,206,023)(D)         182,257         (733,917)
                                                                     (720,178)                 (O)         289,849
                                                                      (48,297)

                                                                 ------------        ------------     ------------     ------------

  Total partners' capital /shareholders' equity                      (768,475)         17,294,067        6,234,413       23,528,480
                                                                 ------------        ------------     ------------     ------------

              Total Liabilities and
      Partners' Capital /Shareholders' Equity                       ($ 1,493,536)    $ 17,856,039     $  5,941,913     $ 23,797,952
                                                                    ============     ============     ============     ============

                            STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1993


                                                    PCM             PAM I            PAM II          PAM III           PAM IV
Portfolio sales                                 $ 2,101,225     $         0      $         0      $         0      $         0 (B)
                                                                                                                               (L)
Collection revenue                                  323,569               0                0                0                0
Portfolio collections                                     0       1,281,431        1,992,701          932,049          214,718
Less: portfolio basis recovery                            0      (1,139,182)      (1,992,201)        (932,049)        (214,718)(C)
                                                ------------------------------------------------------------------------------

         Net investment income                    2,424,794         142,249              500                0                0

Cost of portfolio sales                           1,375,163               0                0                0                0 (L)
Personnel and related benefits                      626,377               0                0                0                0
Professional and management fees                     32,663               0                0                0                0 (M)
Collection expense                                   67,148          38,315            7,685           14,431                0
Management fee expense                                    0          36,792          100,847          156,421           20,746
Professional fees                                         0          13,368           13,528           16,126                0 (M)
Amortization                                              0             798            1,107            1,144           20,827 (N)
G & A expense                                        99,525           2,801            3,529           41,096           16,722 (N)

                                                ------------------------------------------------------------------------------

         Total operating expenses                 2,200,876          92,074          126,696          229,218           58,295
                                                ------------------------------------------------------------------------------

       Income (Loss) from operations                223,918          50,175         (126,196)        (229,218)         (58,295)

Interest income (expense), net                          664           3,987           53,006           44,162           10,348
Other income                                              0           2,000           10,111            5,250                0
                                                ------------------------------------------------------------------------------

       Income (loss) before provision
         for income taxes                           224,582          56,162          (63,079)        (179,806)         (47,947)

Provision for income taxes                              800               0                0                0                0
                                                ------------------------------------------------------------------------------

         Net income (loss)                      $   223,782     $    56,162      ($   63,079)     ($  179,806)     ($   47,947)
                                                ==============================================================================

                                                            Adjustments                                                   ProForma
                                                                and                Combined            ProForma           Adjusted
                                                            Eliminations           Balances          Adjustments          Balances
Portfolio sales                                             ($  720,178)        $     5,884                             $     5,884
                                                            ($1,375,163)
Collection revenue                                                                  323,569                                 323,569
Portfolio collections                                                             4,420,899                               4,420,899
Less: portfolio basis recovery                                  (48,297)         (4,326,447)                             (4,326,447)
                                                            -----------         -----------         -----------         -----------

         Net investment income                               (2,143,638)            423,905                   0             423,905

Cost of portfolio sales                                      (1,375,163)                  0                                       0
Personnel and related benefits                                                      626,377                                 626,377
Professional and management fees                                 43,022              75,685                                  75,685
Collection expense                                                                  127,579                                 127,579
Management fee expense                                                              314,806 (G)        (314,806)                  0
Professional fees                                               (43,022)                  0                                       0
Amortization                                                    (23,876)                  0                                       0
G & A expense                                                    23,876             187,549 (K)          24,957             209,306
                                                                                            (F)          (3,200)
                                                            -----------         -----------         -----------         -----------

         Total operating expenses                            (1,375,163)          1,331,996            (293,049)          1,038,947
                                                            -----------         -----------         -----------         -----------

       Income (Loss) from operations                           (768,475)           (908,091)            293,049            (615,042)

Interest income (expense), net                                                      112,167                                 112,167
Other income                                                                         17,361                                  17,361
                                                            -----------         -----------         -----------         -----------

       Income (loss) before provision
         for income taxes                                      (768,475)           (778,563)            293,049            (485,514)

Provision for income taxes                                                              800 (F)           3,200               4,000
                                                            -----------         -----------         -----------         -----------

         Net income (loss)                                  ($  768,475)        ($  779,363)(O)     $   289,849         ($  489,514)
                                                            ===========         ===========         ===========         ===========

                         STATEMENTS OF CASH FLOWS
                   For the Year Ended December 31, 1993

                                                                PCM            PAM I         PAM II         PAM III        PAM IV
Cash flows from operating activities:
   Net income (loss)                                        $   223,782    $    56,162    ($   63,079)   ($  179,806)   ($   47,947)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                               0            798          1,107          1,144         20,827
           Depreciation                                          14,615              0              0              0              0
           Due from affiliates                                 (526,531)       138,261        (89,788)       182,863        (14,315)
           Other assets                                         (29,026)        (8,496)      (518,829)       (83,588)      (102,351)
    Increase (decrease) in liabilities:                               0              0              0              0              0
            Due to affiliates                                   468,940         66,261          2,569        101,171              0
            Accounts payable                                     79,279       (245,961)        14,944         10,669          5,800
                                                            -----------------------------------------------------------------------

         Net cash provided by operating activities              231,059          7,025       (653,076)        32,453       (137,986)
                                                            -----------------------------------------------------------------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                        (221,390)             0              0              0              0
     Organization costs                                               0              0              0           (400)             0
     Recovery of portfolio basis                                      0      1,139,182      1,992,201        932,049        214,718
     Receivable from West Capital                                     0       (113,097)             0       (902,437)             0
     Purchase of investments in
            Distressed Loan Portfolios                                0        (53,322)      (354,485)    (6,367,675)    (2,150,649)
                                                            -----------------------------------------------------------------------

         Net cash provided by investing activities             (221,390)       972,763      1,637,716     (6,338,463)    (1,935,931)
                                                            -----------------------------------------------------------------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                           100,000              0              0              0              0
     Distributions to partners                                        0     (1,400,000)    (1,853,083)      (923,767)       (40,425)
     Redemption of partnership units                                  0        (10,000)       (35,000)             0              0
     Contributions from limited partners                              0              0              0      6,680,777      4,446,825
     Deposits in escrow for investor subscriptions                    0              0              0       (322,000)       292,500
         Net cash used in financing activities                  100,000     (1,410,000)    (1,888,083)     5,435,010      4,698,900
                                                            -----------------------------------------------------------------------

Net (decrease) increase in cash                                 109,669       (430,212)      (903,443)      (871,000)     2,624,983

Cash at beginning of period                                           0        449,726      2,495,023      1,360,157              0
                                                            -----------------------------------------------------------------------
Cash at end of period                                       $   109,669    $    19,514    $ 1,591,580    $   489,157    $ 2,624,983
                                                            =======================================================================

                                                                    Adjustments                                           ProForma
                                                                        and             Combined         ProForma         Adjusted
                                                                    Eliminations        Balances       Adjustments        Balances
Cash flows from operating activities:
   Net income (loss)                                                ($   768,475)    ($   779,363)    $    289,849     ($   489,514)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                                                    23,876          (23,876)               0
           Depreciation                                                                    14,615                            14,615
           Due from affiliates                                           (21,089)        (330,599)                         (330,599)
           Other assets                                                                  (742,290)                         (742,290)
    Increase (decrease) in liabilities:                                                         0                                 0
            Due to affiliates                                                             638,941         (732,491)         (93,550)
            Accounts payable                                                             (135,269)                         (135,269)
                                                                    ------------     ------------     ------------     ------------

         Net cash provided by operating activities                      (789,564)      (1,310,089)        (466,518)      (1,776,607)
                                                                    ------------     ------------     ------------     ------------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                                                  (221,390)                         (221,390)
     Organization costs                                                                      (400)          48,833           48,433
     Recovery of portfolio basis                                          48,297        4,326,447                         4,326,447
     Receivable from West Capital                                                      (1,015,534)                       (1,015,534)
     Purchase of investments in
            Distressed Loan Portfolios                                   741,267       (8,184,864)                       (8,184,864)
                                                                    ------------     ------------     ------------     ------------

         Net cash provided by investing activities                       789,564       (5,095,741)          48,833       (5,046,908)
                                                                    ------------     ------------     ------------     ------------

Cash flows provided by (used in) financing activities:
     Increase in payable to affiliate                                                     100,000                            100,000
     Distributions to partners                                                         (4,217,275)       4,217,275                0
     Redemption of partnership units                                                      (45,000)          45,000                0
     Contributions from limited partners                                 (29,500)      11,098,102                        11,098,102
     Deposits in escrow for investor subscriptions                        29,500                0                                 0
         Net cash used in financing activities                                 0        6,935,827        4,262,275       11,198,102
                                                                    ------------     ------------     ------------     ------------

Net (decrease) increase in cash                                                0          529,997        3,844,590        4,374,587

Cash at beginning of period                                                             4,304,906        1,207,532        5,512,438
                                                                    ------------     ------------     ------------     ------------
Cash at end of period                                               $          0     $  4,834,903     $  5,052,122     $  9,887,025
                                                                    ============     ============     ============     ============

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1993 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1993, has been prepared as if the transactions contemplated by the Merger had occurred on December 31,

1993, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended December 31, 1993 have been prepared as if the Merger had occurred on January 1, 1993.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.     Adjusting and ProForma Journal Entries
       1993

The pro forma financial statements include the following adjustments and reclassifications:


                                                                                       Dr              Cr
                                                                                   ----------      ----------
   A   General Partner Capital                                                                        $66,134
       Limited Partners Capital                                                                      $595,196
       Retained Earnings                                                            $661,330

                To eliminate the cumulative effect of related party activity

   B   Investment in Distressed Assets                                                               $741,267
       Due from Affiliate                                                            $21,089
       Portfolio Sales                                                              $720,178

                To eliminate related party portfolio acquisition fees for the year.

   C   Investment in Distressed Assets                                                                $48,297
       Portfolio Basis Recovery                                                      $48,297

                To eliminate related party collection revenue for the year.

  *D   Investment in Distressed Assets                                              $182,257
       Retained Earnings                                                                             $182,257

                To reverse allowance for portfolio losses.

   E   Due to Affiliates                                                            $725,061
       Due from Affiliates                                                                           $725,061

                To eliminate intercompany balances.

  *F   G&A Expense                                                                                     $3,200
       Provision for Income Taxes                                                     $3,200

                To reclassify income tax expense.



  *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1993

                                                                                      Dr              Cr
                                                                                 -----------      -----------
  *G   Due from Affiliates                                                          $314,806
       Management fee expense                                                                        $314,806

                To reverse management fees charged by the general partner

  *H   General Partner Capital                                                                       $552,382
       Limited Partners Capital                                                  $19,052,372
       Common Stock                                                                               $18,499,990

                To record the effect of the exchange of partnership units for common stock as if it had taken place at December 31, 1993

  *I   Deposit in Escrow                                                            $292,500
       Common Stock                                                                                  $292,500

                To reclassify deposits in escrow to common stock.

  *J   Cash                                                                       $5,052,122
       Due from Affiliates                                                          $417,685
       Common Stock                                                                                $5,469,807

                To reverse partnership distributions through December 31, 1993.

  *K   Organization Costs                                                                             $24,957
       G & A expense                                                                 $24,957

                To expense unamortized organization costs.


  *    ProForma journal entries

2.     Adjusting and ProForma Journal Entries
       1993

                                                                                      Dr              Cr
                                                                                  ----------      -----------
   L   Portfolio Sales                                                            $1,375,163
       Cost of Portfolio Sales                                                                     $1,375,163

                To eliminate related party portfolio sales.

   M   Prof and Mgmt Fees                                                            $43,022
       Prof Fees                                                                                      $43,022

                To reclassify professional fees.

   N   Amortization Expense                                                                           $23,876
       G & A expense                                                                 $23,876

                To reclassify amortization expense

  *O   ProForma net income adjustment                                               $289,849
       Retained Earnings                                                                             $289,849

                To record the net income from Proforma adjustments to retained earnings.

  *    ProForma journal entries

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements and explanatory notes are presented to indicate the results of the Merger as described in the Summary of this document on PCM's and the Partnerships' historical financial positions, results of operations, and cash flows. The merger will qualify as a tax-free exchange and will be accounted for as a pooling of interests as it satisfies the criteria of APB Opinion No. 16 - Business Combinations. There has been no financial activity in the Company. Therefore, it is not included in the pro forma financial statements.

Each of these pro forma financial statements reflect the merger of PCM and the Partnerships into the Company, as described in the summary of this document.

PCM and the Partnerships utilize GAAP. The accompanying unaudited pro forma financial statements include all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

The pro forma financial statements should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

The pro forma financial statements are not necessarily indicative of the results which would have occurred had the merger been in effect on the dates and for the periods indicated or which may result in the future.

PAMCO
PROFORMA FINANCIAL STATEMENTS



                                                          PAM              PAM II            PAM III
          BALANCE SHEETS
         December 31, 1992
              ASSETS
Cash and equivalents                                    $449,726         $2,495,023         $1,360,157
Investments in distressed loan portfolios, net         2,359,135          3,752,823            613,287
Receivable from West Capital                             166,505             93,617                  0
Due from affiliates                                      297,180                  0            191,558 (E)

Other assets                                             112,772             82,999                  0
Organization costs, net                                    3,059              5,013              5,136
                                                      ------------------------------------------------

         Total Assets                                 $3,388,377         $6,429,475         $2,170,138
                                                      ================================================
LIABILITIES AND PARTNERS' CAPITAL/
     SHARHOLDERS' EQUITY

Accounts payable                                        $304,741                 $0                 $0
Due to affiliates                                              0             86,120                  0 (E)
Deposits in escrow for investor subscriptions                  0                  0            322,000
                                                      ------------------------------------------------

         Total liabilities                               304,741             86,120            322,000

General partner's capital                               (143,702)           (32,618)              (517)(A)

Limited partners' capital                              3,227,338          6,375,973          1,848,655 (A)

Common stock                                                   0                  0                  0

Retained earnings                                              0                  0                  0 (A)
                                                      ------------------------------------------------

Total partners' capital/shareholders' equity           3,083,636          6,343,355          1,848,138
                                                      ------------------------------------------------

         Total Liabilities and
              Partners' Capital/
              Shareholders' Equity                    $3,388,377         $6,429,475         $2,170,138
                                                      ================================================
                                                       Adjustments                                                 ProForma
                                                          and              Combined              ProForma          Adjusted
                                                      Eliminations         Balances            Adjustments         Balances
          BALANCE SHEETS
         December 31, 1992
              ASSETS
Cash and equivalents                                                      $4,304,906 (B)        $1,207,532         $5,512,438
Investments in distressed loan portfolios, net                             6,725,245 (D)          $182,257          6,907,502
Receivable from West Capital                                                 260,122                                  260,122
Due from affiliates                                      ($86,120)           402,618 (B)          $134,171            657,756
                                                                                     (G)          $120,967
Other assets                                                                 195,771                                  195,771
Organization costs, net                                                       13,208                                   13,208
                                                       -----------------------------            -----------------------------

         Total Assets                                    ($86,120)        11,901,870            $1,644,927        $13,546,797
                                                       =============================            =============================
LIABILITIES AND PARTNERS' CAPITAL/
     SHARHOLDERS' EQUITY

Accounts payable                                                            $304,741                                 $304,741
Due to affiliates                                        ($86,120)                 0                                        0
Deposits in escrow for investor subscriptions                                322,000 (H)          (322,000)                 0
                                                       -----------------------------            -----------------------------

         Total liabilities                                (86,120)           626,741              (322,000)           304,741

General partner's capital                                  42,666           (134,171)(B)           134,171                  0

Limited partners' capital                                 383,996         11,835,962 (B)         1,207,532                  0
                                                                                     (F)       (13,043,494)
Common stock                                                                       0 (F)        13,043,494         13,365,494
                                                                                     (H)           322,000
Retained earnings                                        (426,662)          (426,662)(I)           303,224           (123,438)
                                                       -----------------------------            -----------------------------

Total partners' capital/shareholders' equity                    0         11,275,129             1,966,927         13,242,056
                                                       -----------------------------            -----------------------------

         Total Liabilities and
              Partners' Capital/
              Shareholders' Equity                       ($86,120)       $11,901,870            $1,644,927        $13,546,797
                                                       =============================            =============================

                                                                                                      Adjustments
                                                                                                          and            Combined
       STATEMENTS OF OPERATIONS                          PAM             PAM II           PAM III     Eliminations       Balances
 For the Year Ended December 31, 1992
Portfolio collections                                $1,350,653         $208,872               $0                        1,559,525
Less: portfolio basis recovery                       (1,350,653)        (208,872)               0                       (1,559,525)
                                                      -------------------------------------------      ---------------------------

         Net investment income                                0                0                0                                0

Collection expense                                       38,316            4,049                0                           42,365
Management fee expense                                   54,659           63,935            2,373                          120,967
Professional fees                                        12,109                0                0                           12,109
Provision for portfolio losses                          182,257                0                0                          182,257
Amortization                                                798              521              250                            1,569
G & A expense                                            13,504           11,604            3,764                           28,872
                                                      -------------------------------------------      ---------------------------

         Total operating expenses                       301,643           80,109            6,387                          388,139
                                                      -------------------------------------------      ---------------------------

         Income (loss) from operations                 (301,643)         (80,109)          (6,387)                        (388,139)

Interest income (expense), net                           25,915           38,097            1,217                           65,229
                                                      -------------------------------------------      ---------------------------

         Loss before provision for income taxes        (275,728)         (42,012)          (5,170)                        (322,910)

Provision for income taxes                                    0                0                0                                0
                                                      -------------------------------------------      ---------------------------

         Net income (loss)                            ($275,728)        ($42,012)         ($5,170)              $0       ($322,910)
                                                      ===========================================      ===========================

                                                                        ProForma
                                                      ProForma          Adjusted
       STATEMENTS OF OPERATIONS                      Adjustments        Balances
 For the Year Ended December 31, 1992
Portfolio collections                                                   1,559,525
Less: portfolio basis recovery                                         (1,559,525)
                                                     ----------------------------

         Net investment income                                                  0

Collection expense                                                         42,365
Management fee expense                           (G)    (120,967)               0
Professional fees                                                          12,109
Provision for portfolio losses                   (D)    (182,257)               0
Amortization                                                                1,569
G & A expense                                             (2,400)          26,472
                                                     ----------------------------

         Total operating expenses                (C)    (305,624)          82,515
                                                     ----------------------------

         Income (loss) from operations                   305,624          (82,515)

Interest income (expense), net                                             65,229
                                                     ----------------------------

         Loss before provision for income taxes          305,624          (17,286)

Provision for income taxes                       (C)       2,400            2,400
                                                     ----------------------------

         Net income (loss)                              $303,224         ($19,686)
                                                     ============================



        STATEMENTS OF CASH FLOWS                                 PAM              PAM II           PAM III
  For the Year Ended December 31, 1992
Cash flows from operating activities:
   Net income (loss)                                          ($275,728)         ($42,012)          ($5,170)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                             798               521               250
           Provision for portfolio losses                       182,257                 0                 0
    Decrease (increase) in assets:
           Due from affiliates                                  165,718                 0          (191,558)
           Other assets                                        (107,852)          (82,999)                0
    Increase (decrease) in liabilities:                               0
            Due to affiliates                                         0            86,120                 0

            Accounts payable                                     66,899                 0                 0
                                                             ----------------------------------------------

            Net cash provided by operating activities            32,092           (38,370)         (196,478)
                                                             ----------------------------------------------

Cash flows provided by (used in) investing activities:
     Organization costs                                               0            (5,534)           (5,386)
     Recovery of portfolio basis                              1,350,653           208,872                 0
     Receivable from West Capital                              (166,505)          (93,617)                0
     Purchase of investments in
        Distressed Loan Portfolios                           (3,186,537)       (3,961,695)         (613,287)
                                                             ----------------------------------------------

            Net cash provided by investing activities        (2,002,389)       (3,851,974)         (618,673)
                                                             ----------------------------------------------

Cash flows provided by (used in) financing activities:
     Distributions to partners                               (1,057,536)         (284,167)                0
     Contributions from limited partners                      2,217,717         6,669,534         1,853,308
     Deposits in escrow for investor subscriptions                    0                 0           322,000
                                                             ----------------------------------------------

            Net cash used in financing activities             1,160,181         6,385,367         2,175,308
                                                             ----------------------------------------------

Net (decrease) increase in cash                                (810,116)        2,495,023         1,360,157

Cash at beginning of period                                   1,259,842                 0                 0
                                                             ----------------------------------------------

Cash at end of period                                          $449,726        $2,495,023        $1,360,157
                                                             ==============================================
                                                             Adjustments                                             ProForma
                                                                 and             Combined         ProForma           Adjusted
        STATEMENTS OF CASH FLOWS                             Eliminations        Balances        Adjustments         Amounts
  For the Year Ended December 31, 1992
Cash flows from operating activities:
   Net income (loss)                                                             (322,910)         $303,224          ($19,686)
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
           Amortization                                                             1,569                               1,569
           Provision for portfolio losses                                         182,257 (D)      (182,257)                0
    Decrease (increase) in assets:
           Due from affiliates                                                    (25,840)                            (25,840)
           Other assets                                                          (190,851)                           (190,851)
    Increase (decrease) in liabilities:
            Due to affiliates                                                      86,120 (B)      (134,171)         (169,018)
                                                                                          (G)      (120,967)
            Accounts payable                                                       66,899                              66,899
                                                             ----------------------------        ----------------------------

            Net cash provided by operating activities                            (202,756)         (134,171)         (336,927)
                                                             ----------------------------        ----------------------------

Cash flows provided by (used in) investing activities:
     Organization costs                                                           (10,920)                            (10,920)
     Recovery of portfolio basis                                                1,559,525                           1,559,525
     Receivable from West Capital                                                (260,122)                           (260,122)
     Purchase of investments in
        Distressed Loan Portfolios                                             (7,761,519)                         (7,761,519)
                                                             ----------------------------        ----------------------------

            Net cash provided by investing activities                          (6,473,036)                         (6,473,036)
                                                             ----------------------------        ----------------------------

Cash flows provided by (used in) financing activities:
     Distributions to partners                                                 (1,341,703)(B)     1,341,703                 0
     Contributions from limited partners                                       10,740,559 (H)       322,000        11,062,559
     Deposits in escrow for investor subscriptions                                322,000 (H)      (322,000)                0
                                                             ----------------------------        ----------------------------

            Net cash used in financing activities                               9,720,856         1,341,703        11,062,559
                                                             ----------------------------        ----------------------------

Net (decrease) increase in cash                                                 3,045,064         1,207,532         4,252,596

Cash at beginning of period                                                     1,259,842                           1,259,842
                                                             ----------------------------        ----------------------------

Cash at end of period                                                $0        $4,304,906        $1,207,532        $5,512,438
                                                             ============================        ============================

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   Basis of Presentation

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), was formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner. The General Partner will not be a direct participant in the merger.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV, and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests, and therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1992 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1992, has been prepared as if the transactions contemplated by the Merger had occurred on December 31,

1992, and the accompanying unaudited pro forma statements of operations and cash flows for the year ended December 31, 1992 have been prepared as if the Merger had occurred on January 1, 1992.

     The unaudited pro forma financial statements have been prepared by making certain adjustments to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

2.  Adjusting and ProForma Journal Entries
    1992

The pro forma financial statements include the following adjustments and reclassifications:

                                                                              Dr                  Cr
                                                                         -----------         -----------

A    General Partner Capital                                                                     $42,666
     Limited Partners Capital                                                                   $383,996
     Retained Earnings                                                      $426,662

          To eliminate the cumulative effect of
          related party activity.

*B   Cash                                                                 $1,207,532
     Due from Affiliate                                                     $134,171
     General Partner Capital                                                                    $134,171
     Limited Partner Capital                                                                  $1,207,532

          To reverse the partnerships distributions through 12/31/92.

*C   G & A Expense                                                                                $2,400
     Provision for Income Tax                                                 $2,400

          To reclassify income tax expense

*D   Investment in Distressed Loan Portfolios                                                   $182,257
     Provision for Portfolio Losses                                         $182,257

          To reverse provision for portfolio losses.

E    Due to Affiliate                                                        $86,120
     Due from Affiliate                                                                          $86,120

          To eliminate intercompany balances.

*F   Limited Partner Capital                                                                 $13,043,494
     Common Stock                                                        $13,043,494

          To record the effect of the exchange of partnership units for common stock as if it had taken place at 12/31/92.

*G   Due from Affiliates                                                    $120,967
     Management Fee Expense                                                                     $120,967

          To reverse management fees charged by the General Partner

*H   Deposits in Escrow                                                     $322,000
     Common Stock                                                                               $322,000

          To reclassify deposits in escrow to common stock

*I   ProForma net income adjustment                                                             $303,224
     Retained Earnings                                                      $303,224

          To record the net income from ProForma adjustments to retained earnings.

*    ProForma journal entries

PAMCO
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                         For the Six Months
                                                           Ended June 30,                           December 31,
                                                         ---------------------------------------------------------------------------
                                                               1997                 1996                1995                1994
                                                         ------------------      -----------         -----------         -----------
            BALANCE SHEET

               ASSETS

Cash and equivalents                                         $7,208,764          $8,814,692          $1,561,530          $7,921,974
Cash held in trust                                            7,448,377           9,502,209           9,200,137                   0
Investments in distressed
  loan portfolios, net                                        5,643,442           8,330,651          11,788,136          13,915,678
Receivable from West Capital                                          0                   0           5,218,435           5,218,435
Accounts receivable                                           1,073,841          (1,298,378)          1,231,847            (358,572)
Loan to shareholder                                                 843                   0                   0              96,620
Other assets                                                    277,443             297,581             718,668             401,254
Property and equipment, net                                     628,686             703,195             381,968             324,812
Organization costs, net                                           3,800               7,448              15,079              22,792
                                                            -----------         -----------         -----------         -----------

            Total Assets                                    $22,285,196         $26,357,398         $30,115,800         $27,542,993
                                                            ===========         ===========         ===========         ===========

   LIABILITIES AND PARTNERS'
     CAPITAL/ SHAREHOLDERS' EQUITY

Accounts payable                                             $1,945,939            $236,468            $240,582            $256,308
Due to affiliates                                             2,907,230           2,600,059           1,238,683           1,142,959
Note payable to affiliate                                       199,390             191,598             176,914             253,855
Deposits in escrow for
  investor subscriptions                                              0                   0                   0             420,000
                                                            -----------         -----------         -----------         -----------

          Total liabilites                                   $5,052,559          $3,028,125          $1,656,179          $2,073,122

General partner's capital                                    (2,142,540)         (1,630,149)         (1,371,781)         (1,089,948)
Limited partners' capital                                    29,583,448          34,448,429          36,821,552          31,011,453
Common stock                                                        100                 100                 100                 100
Retained earnings                                           (10,208,371)         (9,489,107)         (6,990,250)         (4,451,734)
                                                            -----------         -----------         -----------         -----------

      Total partners' capital/
        shareholders' equity                                $17,232,637         $23,329,273         $28,459,621         $25,469,871
                                                            -----------         -----------         -----------         -----------

    Total Liabilities and Partners'
      Capital /Shareholders' Equity                         $22,285,196         $26,357,398         $30,115,800         $27,542,993
                                                            ===========         ===========         ===========         ===========

PAMCO
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                         For the Six Months
                                                           Ended June 30,                 For the Years Ended December 31,
                                                         ---------------------------------------------------------------------------
                                                               1997                 1996                1995                1994
                                                         ------------------      -----------         -----------         -----------
      STATEMENTS OF OPERATIONS

Portfolio sales                                             $177,169             $607,586                   $0             $372,309
Collection revenue                                         5,343,416            3,485,808            1,395,550            1,069,113
Servicing fees                                               296,737              167,527              640,127                2,726
Portfolio collections                                      2,800,759           14,160,566            7,175,905            6,229,359
Less: portfolio basis recovery                            (3,916,978)         (12,760,760)          (6,890,211)          (6,174,986)
                                                         -----------          -----------          -----------          -----------

  Net investment income                                   $4,701,103           $5,660,727           $2,321,371           $1,498,521

Personnel and related benefits                             2,405,540            3,473,232            2,403,138            2,928,201
Professional and management fees                           3,693,975            4,457,672            1,688,170              764,607
Collection expense                                           514,604              525,914              288,529              389,165
Management fee expense                                       212,493              431,507              437,751              358,572
Professional fees                                                  0               96,527                    0                    0
Provision for portfolio losses                                  (173)                   0              135,000              459,000
Amortization                                                   3,648                7,631                7,762                    0
G & A expense                                                305,394              504,199              365,061              329,901
                                                         -----------          -----------          -----------          -----------

       Total operating expenses                           $7,135,481           $9,496,682           $5,325,411           $5,229,446
                                                         -----------          -----------          -----------          -----------

         Loss from operations                            ($2,434,378)         ($3,835,955)         ($3,004,040)         ($3,730,925)

Interest income (expense), net                               355,745            1,016,235              186,000              126,449
Other income                                                  33,235               16,792                3,581               11,050
                                                         -----------          -----------          -----------          -----------

       Loss before provision
         for income taxes                                ($2,045,398)         ($2,802,928)         ($2,814,459)         ($3,593,426)

Provision for income taxes                                       800               13,186                  800                  800
                                                         -----------          -----------          -----------          -----------

             Net loss                                    ($2,046,198)         ($2,816,114)         ($2,815,259)         ($3,594,226)
                                                         ===========          ===========          ===========          ===========

                                                                 For the Six Months
                                                                   Ended June 30,           For the Years Ended December 31,
                                                                 -------------------------------------------------------------------
                                                                         1997            1996             1995             1994
                                                                 ------------------   -----------      -----------      -----------
             STATEMENTS OF CASH FLOWS

Cash flows from operating activities:
  Net income (loss)                                                  ($2,046,198)     ($2,816,114)     ($2,815,259)     ($3,594,226)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Amortization                                                         3,648            7,631            7,762            7,284
      Depreciation                                                        99,127          150,813           81,454           50,559
      Gain on repurchase of limited ptrshp units                               0                0                0           (9,250)
      Provision for portfolio losses                                           0                0          135,000          459,000
  Decrease (increase) in assets:
      Due from affiliates                                               (637,271)         827,218         (891,249)         271,870
      Other assets                                                        20,138          421,087         (280,681)         150,768
  Increase (decrease) in liabilities:
      Due to affiliates                                                 (111,438)       3,064,383          138,200        1,286,618
      Accounts payable                                                 1,709,471           (4,114)         (15,726)         133,898
                                                                     -----------      -----------      -----------      -----------

      Net cash provided by operating activities                        ($962,523)      $1,650,904      ($3,640,499)     ($1,243,479)
                                                                     -----------      -----------      -----------      -----------

Cash flows provided by (used in) investing activities:
  Purchase of property and equipment                                          $0        ($472,040)       ($138,610)       ($168,596)
  Organization costs                                                           0                0              (49)          (5,119)
  Recovery of portfolio basis                                          3,071,369       12,760,760        6,890,211        6,174,986
  Accounts receivable                                                 (1,073,841)               0                0                0
  Receivable from West Capital                                                 0        5,218,435                0       (3,659,090)
  Cash held in trust                                                   2,053,832         (302,072)      (9,200,137)               0
  Purchase of investments in distressed loan portfolios                 (833,572)      (8,986,018)      (5,265,082)      (9,611,130)
                                                                     -----------      -----------      -----------      -----------

      Net cash provided by investing activities                       $3,217,788       $8,219,065      ($7,713,667)     ($7,268,949)
                                                                     -----------      -----------      -----------      -----------

Cash flows provided by (used in) financing activities:
  Increase in payable to affiliate                                        $7,792          $14,684          $18,914         $153,855
  Distributions to partners                                           (3,828,142)      (2,551,491)      (2,836,558)      (5,351,978)
  Redemption of partnership units                                        (40,000)         (80,000)         (10,000)         (50,750)
  Contributions from investors                                                 0                0        8,408,524       17,377,431
  Payments for offering expenses                                               0                0         (453,700)        (432,439)
  Loans to shareholder                                                      (843)               0         (133,458)         (96,620)
                                                                     -----------      -----------      -----------      -----------

      Net cash used in financing activities                          ($3,861,193)     ($2,616,807)      $4,993,722      $11,599,499
                                                                     -----------      -----------      -----------      -----------

Net (decrease) increase in cash                                      ($1,605,928)      $7,253,162      ($6,360,444)      $3,087,071

Cash at beginning of period                                           $8,814,692       $1,561,530       $7,921,974       $4,834,903
                                                                     -----------      -----------      -----------      -----------

Cash at end of period                                                 $7,208,764       $8,814,692       $1,561,530       $7,921,974
                                                                     ===========      ===========      ===========      ===========

PAMCO
BOOKVALUE PER SHARE CALCULATION
PCM

                                                   (Unaudited)
                                                  June 30, 1997          1996              1995              1994              1993
                                                  -------------        -------           -------           -------          --------
Common Stock                                             100               100               100               100               100

Retained Earnings                                     55,982            11,009            86,715            92,995           223,782
                                                     -------           -------           -------           -------          --------

Stockholders Equity                                   56,082            11,109            86,815            93,095           223,882

Number of Shares Outstanding                             100               100               100               100               100


Book Value Per Share                                  560.82            111.09            868.15            930.95          2,238.82
                                                     =======           =======           =======           =======          ========

PAMCO
BOOKVALUE PER UNIT CALCULATION
PAM

                                    (Unaudited)
                                   June 30, 1997        1996             1995             1994             1993             1992
                                   -------------     ----------       ----------       ----------       ----------       ----------
General Partner's Capital             (337,817)        (339,676)        (359,171)        (349,055)        (278,612)        (143,702)

Limited Partner's Capital              942,604        1,457,330        1,284,183        1,374,425        2,008,410        3,227,338
                                    ----------       ----------       ----------       ----------       ----------       ----------

Total Partners Capital                 604,787        1,117,654          925,012        1,025,370        1,729,798        3,083,636

Number of Shares Outstanding             1,049            1,049            1,050            1,050            1,050            1,052


Book Value Per Unit                     576.54         1,065.45           880.96           976.54         1,647.43         2,931.21
                                    ==========       ==========       ==========       ==========       ==========       ==========

PAMCO
BOOKVALUE PER UNIT CALCULATION
PAM II

                                    (Unaudited)
                                   June 30, 1997        1996             1995             1994             1993             1992
                                   -------------     ----------       ----------       ----------       ----------       ----------
 General Partner's Capital            (394,023)        (304,726)        (309,388)        (313,476)        (224,234)         (32,618)

 Limited Partner's Capital           3,317,846        3,829,265        3,790,045        3,753,256        4,616,427        6,375,973
                                    ----------       ----------       ----------       ----------       ----------       ----------

 Total Partners Capital              2,923,823        3,524,539        3,480,657        3,439,780        4,392,193        6,343,355

Number of Shares Outstanding              1543             1548             1549             1549             1561             1568


Book Value Per Unit                   1,894.90         2,276.83         2,247.03         2,220.65         2,813.70         4,045.51
                                    ==========       ==========       ==========       ==========       ==========       ==========

 PAMCO
 BOOKVALUE PER UNIT CALCULATION
 PAM III

                                    (Unaudited)
                                   June 30, 1997        1996             1995             1994             1993             1992
                                   -------------     ----------       ----------       ----------       ----------       ----------
 General Partner's Capital            (362,696)        (289,959)        (322,499)        (271,487)        (110,875)            (517)

 Limited Partner's Capital           5,260,692        5,916,522        5,597,599        6,089,959        7,536,217        1,848,655
                                    ----------       ----------       ----------       ----------       ----------       ----------

 Total Partners Capital              4,897,996        5,626,563        5,275,100        5,818,472        7,425,342        1,848,138

 Number of Shares Outstanding            1,998            1,998            1,998            2,000            2,000              437


 Book Value Per Unit                  2,451.45         2,816.10         2,640.19         2,909.24         3,712.67         4,229.15
                                    ==========       ==========       ==========       ==========       ==========       ==========

PAMCO
BOOKVALUE PER UNIT CALCULATION
PAM IV

                                            (Unaudited)
                                           June 30, 1997           1996               1995               1994               1993
                                           -------------       -----------        -----------        -----------        -----------
General Partner's Capital                      (968,309)          (748,842)          (516,291)          (282,936)            (4,795)

Limited Partner's Capital                    15,693,915         17,683,367         19,815,741         16,108,217          4,296,122
                                            -----------        -----------        -----------        -----------        -----------

Total Partners Capital                       14,725,606         16,934,525         19,299,450         15,825,281          4,291,327

Number of Shares Outstanding                     11,462             11,472             11,488              8,781              2,047


Book Value Per Unit                            1,284.73           1,476.16           1,679.97           1,802.22           2,096.40
                                            ===========        ===========        ===========        ===========        ===========

PAMCO
BOOKVALUE PER UNIT CALCULATION
PAM V

                                                       (Unaudited)
                                                      June 30, 1997             1996                  1995                  1994
                                                      -------------          ----------            ----------            ----------
General Partner's Capital                                (121,749)              (72,218)              (43,718)              (13,585)

Limited Partner's Capital                               3,989,940             4,434,517             4,720,419             2,420,295
                                                       ----------            ----------            ----------            ----------

Total Partners Capital                                  3,868,191             4,362,299             4,676,701             2,406,710

Number of Shares Outstanding                                1,194                 1,194                 1,200                   595


Book Value Per Unit                                      3,239.69              3,653.52              3,897.25              4,044.89
                                                       ==========            ==========            ==========            ==========

PAMCO
SELECTED HISTORICAL DATA - RATIO OF EARNINGS TO FIXED CHARGES
PCM

                                    June 30,
                                      1997        1996        1995        1994         1993
                                   ---------   ---------   ---------   ---------    ---------
NET INCOME (LOSS)                    $45,073     $97,724      $6,280   ($316,777)    $223,782
  ADD PROVISION FOR INCOME TAXES         800      13,186         800         800          800
                                   ---------   ---------   ---------   ---------    ---------
    PRE-TAX INCOME (LOSS)             45,873     110,910       7,080    (315,977)     224,582

FIXED CHARGES
  INTEREST                               164         532       7,673       7,827        2,000
                                   ---------   ---------   ---------   ---------    ---------


EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES                  $46,037    $111,442     $14,753   ($308,150)    $226,582
                                   ---------   ---------   ---------   ---------    ---------

RATIO OF EARNINGS TO
FIXED CHARGES                         280.71      209.48        1.92      (39.37)      113.29
                                   =========   =========   =========   =========    =========

PAMCO
SELECTED HISTORICAL DATA - RATIO OF EARNINGS TO FIXED CHARGES
PAM

                                   June 30,
                                     1997         1996        1995        1994
                                  ---------    ---------   ---------   ---------

NET INCOME (LOSS)                 ($163,222)    $369,775    $133,064    $170,572
  ADD PROVISION FOR INCOME TAXES       --           --          --          --
                                  ---------    ---------   ---------   ---------
    PRE-TAX INCOME (LOSS)          (163,222)     369,775     133,064     170,572

FIXED CHARGES
  INTEREST                            3,896       14,684      13,816      13,098
                                  ---------    ---------   ---------   ---------


EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES               ($159,326)    $384,459    $146,880    $183,670
                                  ---------    ---------   ---------   ---------


RATIO OF EARNINGS TO
FIXED CHARGES                        (40.89)       26.18       10.63       14.02
                                  =========    =========   =========   =========

PAMCO
SELECTED HISTORICAL DATA - RATIO OF EARNINGS TO FIXED CHARGES
PAM II


                                                                         1992
                                                                       --------
NET LOSS                                                               ($42,012)
  ADD PROVISION FOR INCOME TAXES                                           --
                                                                       --------
    PRE-TAX LOSS                                                        (42,012)

FIXED CHARGES
  INTEREST                                                                  150
                                                                       --------


EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES                                                    ($41,862)
                                                                       --------


RATIO OF EARNINGS TO
FIXED CHARGES                                                           (279.08)
                                                                       ========

PAMCO
SELECTED HISTORICAL DATA - RATIO OF EARNINGS TO FIXED CHARGES
PAM IV



                                                                         1995
                                                                      ---------
NET LOSS                                                              ($609,972)
  ADD PROVISION FOR INCOME TAXES                                           --
                                                                      ---------
    PRE-TAX LOSS                                                       (609,972)

FIXED CHARGES
  INTEREST                                                                  957
                                                                      ---------


EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES                                                   ($609,015)
                                                                      ---------


RATIO OF EARNINGS TO
FIXED CHARGES                                                           (636.38)
                                                                      =========

PAMCO
Selected Historical Data
PCM

                                                        (Unaudited)
                                                       June 30, 1997     1996          1995          1994          1993       1992
                                                       ------------      ----          ----          ----          ----       ----
Cash And Cash Equivalents                                1,009,336     2,878,541      416,274       175,356       109,669      --

Investments in Distressed Loan Portofilios                   3,250          --         27,405        42,678          --        --

Total Assets  (at Book Value)                            3,709,577     3,982,265    1,321,191       817,514       872,101      --

Total Liabilities                                        3,653,495     3,971,156    1,407,806       910,409       648,219      --

General Partner Equity                                        --            --           --            --            --        --

Limited Partner Equity                                        --            --           --            --            --        --

Net Revenue                                              8,183,155    16,116,850    7,325,917    11,939,431     2,424,794      --

Income (Loss) From Operations                                4,201        66,432      (18,605)     (316,702)      223,918      --

Income (Loss) From Operations Per Share                     0.0009        0.0149      (0.0040)      (0.0710)      (0.0500)

Net Income (Loss)                                           45,073        97,724        6,280      (316,777)      223,782      --

Net Income (Loss) Per Share                                  0.010         0.022        0.001         (0.07)        0.050      --

Net increase (decrease) in cash and cash equivalents    (1,869,205)    2,462,267      240,918        65,687       109,669      --

Net cash provided by operating activities               (1,204,225)    2,906,902      497,713       377,726       231,509      --

Ratio of Earnings to Fixed Charges                          280.71        209.48         1.92        (39.37)       113.29      --

Book Value Per Share                                        560.82        111.09       868.15        930.95      2,238.82      --

PAMCO
Selected Historical Data
PAM

                                                        (Unaudited)
                                                       June 30, 1997    1996         1995         1994         1993          1992
                                                       -------------    ----         ----         ----         ----          ----
Cash And Cash Equivalents                                  82,205      283,232       15,295       23,487       19,514      449,726

Investments in Distressed Loan Portfolios               1,061,666    1,269,586      706,091      810,159    1,273,275    2,359,135

Total Assets (at Book Value)                            1,137,904    1,622,033    1,330,241    1,394,839    1,854,839    3,388,377

Total Liabilities                                         533,177      504,379      405,229      369,469      125,041      304,741

General Partner Equity                                   (337,817)    (339,676)    (359,171)    (349,055)    (278,612)    (143,702)

Limited Partner Equity                                    942,604    1,457,330    1,284,183    1,374,425    2,008,410    3,227,338

Net Revenue                                                   267      538,428      180,797      205,208      142,249         --

Income (Loss) From Operations                            (156,448)     365,631      146,358      183,667       50,175     (301,643)

Income (Loss) From Operations Per Unit                    (155.81)      348.55       139.39       174.92        47.79      (286.73)

Net Income (Loss)                                        (163,222)     369,775      133,064      170,572       56,162     (275,728)

Net Income (Loss) Per Unit                                (155.60)      352.50       126.73       162.45        53.49      (262.10)

Net increase (decrease) in cash and cash equivalents     (201,027)     267,937       (8,192)       3,973     (430,212)    (810,116)

Net cash provided by operating activities                 (97,812)     429,930      106,469      537,985        7,025       32,092

Cash Distributions Declared                               349,645      172,133      233,422      875,000    1,400,000    1,057,536

Cash Distributions Per Unit                                333.31       164.09       222.31       833.33      1333.33      1005.26

Ratio of Earnings to Fixed Charges                         (40.89)       26.18        10.63        14.02          N/A          N/A

Book Value Per Share                                       576.54     1,065.45       880.96       976.54     1,647.43     2,931.21

PAMCO
Selected Historical Data
PAM II

                                                        (Unaudited)
                                                       June 30, 1997     1996         1995         1994         1993         1992
                                                       -------------     ----         ----         ----         ----         ----
Cash And Cash Equivalents                                1,283,708    1,024,507      144,800      748,107    1,591,280    2,495,023

Investments in Distressed Loan Portfolios                1,331,691    1,371,176    1,070,725    1,920,842    2,115,107    3,752,823

Total Assets  (at Book Value)                            3,198,211    3,524,539    3,484,650    3,543,258    4,495,826    6,429,475

Total Liabilities                                          274,388         --          3,993      103,478      103,633       86,120

General Partner Equity                                    (394,023)    (304,726)    (309,388)    (313,476)    (224,234)     (32,618)

Limited Partner Equity                                   3,317,846    3,829,265    3,790,045    3,753,256    4,616,427    6,375,973

Net Revenue                                                   --        504,836      634,187      458,892          500         --

Income (Loss) From Operations                             (120,713)     162,620      368,474      347,203     (126,196)     (80,109)

Income (Loss) From Operations Per Unit                      (68.60)      104.98       237.88       224.15       (81.49)      (51.71)

Net Income (Loss)                                          (72,528)     304,715      385,266      379,365      (63,079)     (42,012)

Net Income (Loss) Per Unit                                  (47.04)      196.84       248.72       244.91       (40.41)      (26.79)

Net increase (decrease) in cash and cash equivalents       259,201      879,707     (603,307)    (843,473)    (903,443)   2,495,023

Net cash provided by operating activities                  284,621      493,772      638,827      686,050     (653,076)     (38,370)

Cash Distributions Declared                                667,200      255,833      344,389    1,271,778    1,853,083      284,167

Cash Distributions Per Unit                                 330.45       165.27       222.33       821.03     1,187.11       181.23

Ratio of Earnings to Fixed Charges                             N/A          N/A          N/A          N/A          N/A      (279.08)

Book Value Per Share                                      1,894.90     2,276.83     2,247.03     2,220.65     2,813.70     4,045.51

PAMCO
Selected Historical Data
PAM III

                                                        (Unaudited)
                                                       June 30, 1997     1996         1995         1994         1993         1992
                                                       -------------     ----         ----         ----         ----         ----
Cash And Cash Equivalents                                  829,346      775,755      210,140      754,459      489,157    1,360,157

Investments in Distressed Loan Portfolios                2,033,929    2,566,546    3,642,353    4,408,633    6,048,913      613,287

Total Assets  (at Book Value)                            5,232,957    6,120,078    5,710,565    6,192,446    7,537,182    2,170,138

Total Liabilities                                          334,961      493,515      435,465      373,974      111,840      322,000

General Partner Equity                                    (362,696)    (289,959)    (322,499)    (271,487)    (110,875)        (517)

Limited Partner Equity                                   5,260,692    5,916,522    5,597,599    6,089,959    7,536,217    1,848,655

Net Revenue                                                   --        884,915      205,518       15,660         --           --

Income (Loss) From Operations                             (137,055)     492,558     (107,862)    (132,624)    (229,218)      (6,387)

Income (Loss) From Operations Per Unit                      (78.23)      246.53       (53.98)      (66.31)     (114.72)       (3.20)

Net Income (Loss)                                          (61,367)     683,163      (91,844)    (122,287)    (179,806)      (5,170)

Net Income (Loss) Per Unit                                  (30.71)      341.93       (45.97)      (61.14)      (89.90)      (11.83)

Net increase (decrease) in cash and cash equivalents        53,591      565,615     (541,319)     489,157     (871,000)   1,360,157

Net cash provided by operating activities                 (376,604)     787,667      (93,432)     131,708       32,453     (196,478)

Cash Distributions Declared                                503,250      331,700      441,528    1,484,583      923,767         --

Cash Distributions Per Unit                                    326       166.02       220.98       742.29       461.88         --

Ratio of Earnings to Fixed Charges                             N/A          N/A          N/A          N/A          N/A          N/A

Book Value Per Share                                      2,451.45     2,816.10     2,640.19     2,909.24     3,712.67     4,229.15

PAMCO
Selected Historical Data
PAM IV

                                                           (Unaudited)
                                                          June 30, 1997      1996          1995          1994          1993     1992
                                                          -------------      ----          ----          ----          ----     ----
Cash And Cash Equivalents                                  3,032,196     2,121,545       559,223     5,002,648     2,624,983     --

Investments in Distressed Loan Portfolios                  8,220,126     9,091,186     9,701,767     9,269,331     1,935,931     --

Total Assets (at Book Value)                              16,503,101    17,291,452    19,352,923    16,614,965     4,589,627     --

Total Liabilities                                          1,777,495       356,927        53,473       373,974       298,300     --

General Partner Equity                                      (968,309)     (748,842)     (516,291)     (282,936)       (4,795)    --

Limited Partner Equity                                    15,693,915    17,683,367    19,815,741    16,108,217     4,296,122     --

Net Revenue                                                   25,494       150,347       367,527        11,558          --       --

Income (Loss) From Operations                               (482,637)   (1,282,748)     (721,442)   (1,134,023)      (58,295)    --

Income (Loss) From Operations Per Unit                        (42.10)      (111.82)       (62.80)      (129.17)       (28.31)    --

Net Income (Loss)                                           (284,004)     (732,166)     (609,972)   (1,036,195)      (47,947)    --

Net Income (Loss) Per Unit                                    (24.78)       (63.82)       (53.10)      (118.00)       (23.42)    --

Net increase (decrease) in cash and cash equivalents         910,651     1,562,322    (4,443,425)    2,377,665     2,624,983     --

Net cash provided by operating activities                  1,274,511       233,843    (1,478,923)     (483,866)     (137,986)    --

Cash Distributions Declared                              1,909,915.00    1,592,759     1,719,383     1,704,784        40,425     --

Cash Distributions Per Unit                                   166.63        138.84        149.67        194.14         19.75     --

Ratio of Earnings to Fixed Charges                               N/A           N/A       (636.38)          N/A           N/A     --

Book Value Per Share                                        1,284.73      1,476.16      1,679.97      1,802.22      2,096.40     --

PAMCO
Selected Historical Data
PAM V

                                                        (Unaudited)
                                                       June 30, 1997      1996           1995           1994          1993    1992
                                                       ------------       ----           ----           ----          ----    ----
Cash And Cash Equivalents                                  971,973      1,731,112        215,798      1,220,917        --      --

Investments in Distressed Loan Portfolios                2,857,717      2,300,662      1,771,568        437,971        --      --

Total Assets  (at Book Value)                            4,015,498      4,419,239      4,680,949      2,801,538        --      --

Total Liabilities                                          147,307         56,940          4,248        394,828        --      --

General Partner Equity                                    (121,749)       (72,218)       (43,718)       (13,585)       --      --

Limited Partner Equity                                   3,989,940      4,434,517      4,720,419      2,420,295        --      --

Net Revenue                                                  5,040         86,052           --             --          --      --

Income (Loss) From Operations                             (127,551)      (186,459)      (236,383)      (129,560)       --      --

Income (Loss) From Operations Per Unit                     (106.83)       (156.16)       (196.99)       (217.75)       --      --

Net Income (Loss)                                          (95,975)       (85,336)      (203,473)      (120,018)       --      --

Net Income (Loss) Per Unit                                    --           (71.47)       (169.56)       (201.71)       --      --

Net increase (decrease) in cash and cash equivalents      (759,139)     1,515,314     (1,005,119)     1,220,917        --      --

Net cash provided by operating activities                  304,006        252,779       (876,573)        55,804        --      --

Cash Distributions Declared                                398,132        199,066         97,836         15,833        --      --

Cash Distributions Per Unit                                 333.44         166.72          81.53          26.61        --      --

Ratio of Earnings to Fixed Charges                             N/A            N/A            N/A            N/A        --      --

Book Value Per Share                                      3,239.69       3,653.52       3,897.25       4,044.89        --      --

Pamco
Selected Consolidated Financial Data
Proforma Basis

                                        For the Six                            For the Years Ended December 31,
                                        Months Ended    ----------------------------------------------------------------------------
                                        June 30, 1997       1996             1995           1994            1993            1992
                                        -------------       ----             ----           ----            ----            ----
STATEMENT OF OPERATIONS

Portfolio sales                            $177,169        $607,586    $         --        $372,309          $5,884    $         --
Collection revenue                        5,343,416       3,485,808       1,395,550       1,069,113         323,569
Servicing fees                              296,737         167,527         640,127           2,726
Portfolio collections                     2,800,759      14,160,566       7,175,905       6,229,359       4,420,899       1,559,525
  Less: portfolio basis recovery         (3,916,978)    (12,760,760)     (6,890,211)     (6,174,986)     (4,326,447)     (1,559,525)
                                        -------------------------------------------------------------------------------------------
  Net investment income                   4,701,103       5,660,727       2,321,371       1,498,521         423,905              --


Personnel and related benefits            2,405,540       3,473,232       2,403,138       2,928,201         626,377
Professional and management fees          3,693,975       4,457,672       1,688,170         764,607          75,685
Collection expense                          514,604         525,914         288,529         389,165         127,579          42,365
Management fee expense                                      (70,548)
Professional fees                                            96,527                                                          12,109
Provision for portfolio losses                 (173)
Amortization                                                                                                                  1,569
G & A expense                               305,394         500,199         361,110         323,736         209,306          26,472
                                        -------------------------------------------------------------------------------------------
Total operating expenses                  6,919,340       8,982,996       4,740,947       4,405,709       1,038,947          82,515
                                        -------------------------------------------------------------------------------------------
Loss from operations                     (2,218,237)     (3,322,269)     (2,419,576)     (2,907,188)       (615,042)        (82,515)
Interest income, net                        355,745       1,016,235         186,000         126,449         112,167          65,229
Other income                                 33,325          16,792           3,581          11,050          17,361
Loss before provision for income taxes   (1,829,257)     (2,289,242)     (2,229,995)     (2,769,689)       (485,514)        (17,286)
Provision for income taxes                      800          17,186           4,800           4,800           4,000           2,400
                                        -------------------------------------------------------------------------------------------
Net loss                                $(1,830,057)    $(2,306,428)    $(2,234,795)    $(2,774,489)      $(489,514)       $(19,686)
                                        ===========================================================================================

Net loss per share basic and diluted         (0.244)         (0.307)         (0.298)         (0.369)         (0.070)         (0.004)
                                        ===========================================================================================

Weighted average common shares            7,511,500       7,511,500       7,511,500       7,511,500       7,041,500       5,456,900
                                        ===========================================================================================

Balance sheet data:
Cash and equivalents                    $25,546,323     $23,668,225     $14,041,940     $17,837,659      $9,887,025      $5,512,438
Total assets                             41,798,416      43,278,118      44,153,711      38,435,715      23,797,952      13,546,797
Long term obligations                       199,390         191,598         176,914         253,855         100,000
Total liabilities                         2,879,779       1,531,074         417,496         696,272         269,472         304,741
Total stockholders' equity               38,918,637      41,747,044      43,736,215      37,739,443      23,528,480      13,242,056

PAMCO
Historical Basis

                                                                    For the Six             For the Years Ended December 31,
Summary Consolidated Financial Data                                 Months Ended      ----------------------------------------------
                                                                   June 30, 1997         1996              1995              1994
                                                                   -----------------------------------------------------------------
Statement of operations data:
Net investment income                                               $4,701,103        $5,660,727        $2,321,371        $1,498,521

Income/(Loss) before provision for income taxes                     (2,045,398)       (2,802,928)       (2,814,459)        3,593,426
Net loss from operations per partnership unit                          (124.29)          (170.28)          (162.83)           257.13
Units used in calculation                                               16,456            16,461            17,285            13,975



                                                                                                       December 31,
                                                                                     -----------------------------------------------
                                                                  June 30, 1997          1996              1995              1994
                                                                  ------------------------------------------------------------------
Balance sheet data:
Cash and equivalents                                                $7,208,764        $8,814,692        $1,561,530        $7,921,974
Total assets                                                        22,285,196        26,357,398        30,115,800        27,542,993
Long term obligations                                                  199,390           191,598           176,914           253,855
Total liabilities                                                    5,052,559         3,028,125         1,656,179         2,073,122
Total stockholders' equity                                          17,232,637        23,329,273        28,459,621        25,469,871

                                     EXPERTS

     ACCOUNTING. The consolidated financial statements of the Partnerships for each of the three years in the period ended December 31, 1996, and the financial statements of the Company at December 31, 1996 appearing in this Prospectus have been audited by Kelly & Company, independent auditors for the Company and PCM, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon the authority of Kelly & Company as experts in accounting and auditing.

     INTERESTS OF NAMED EXPERTS AND COUNSEL. None of the experts named in the Registration Statement as having prepared or certified any part hereof, including auditors and accountants, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of the effectiveness of the Registration Statement or that part of the Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries or was connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer, or employee.

     OTHER MATTERS. The Fairness Opinion was prepared as of the date set forth herein by Willamette Management Associates, Inc., and is included in reliance upon the authority of such firm as experts in valuation and business consolidation matters.

                                  LEGAL MATTERS

     OPINION ON SECURITIES ACT MATTERS. In connection with the Merger Stock certain legal matters under the Securities Act have been passed upon for the Company by White and Stepp LLP, located at 4100 Newport Place, Suite 800, Newport Beach, California 92660.

     OPINION ON FEDERAL INCOME TAX MATTERS. The opinion referred to in "FEDERAL INCOME TAX CONSIDERATIONS" has been rendered by John H. Brainerd,
Attorney-at-Law, 4100 Newport Beach, Suite 800, Newport Beach, California 92660.

     LEGAL PROCEEDINGS. There are no legal actions pending against any of the Partnerships or the Company nor are any such legal actions contemplated.

     The General Partner, Income Network Company, and Vincent E. Galewick are named as Defendants in a pending litigation matter entitled Margarita K. Kanne and Louis H. Knoop v. Sundance Resources; Prospect Fund, 1991-II et al. In that action the Plaintiffs allege violations of certain provisions of the

California Corporations Code and the Securities Act and common law fraud. The General Partner, Income Network Company, and Mr. Galewick deny each and every such allegation in that litigation matter and are defending that litigation matter vigorously. The causes of action alleged in that litigation matter against the defendants regarding those violations of the California Corporations Code and the Securities Act were dismissed by summary adjudication entered in favor of those defendants. It is the opinion of counsel for the General Partner that any resolution of that litigation matter should not (i) affect the ability of the General Partner to function as the General Partner and manage operations of the Partnerships or (ii) materially and adversely affect the General Partner or the Partnerships. Moreover, it is the opinion of counsel for the Company that any resolution of that litigation matter should not materially and adversely effect the (i) Company or (ii) the Merger.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----
PERFORMANCE ASSET MANAGEMENT FUND, LTD.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Fund, Ltd.,
            A California Limited Partnership:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................
PERFORMANCE ASSET MANAGEMENT FUND II, LTD.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Fund II, Ltd.,
            A California Limited Partnership:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................
PERFORMANCE ASSET MANAGEMENT FUND III, LTD.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Fund III, Ltd.,
            A California Limited Partnership:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................

                                                                                                              Page
                                                                                                              ----
PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Fund IV, Ltd.,
            A California Limited Partnership:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................
PERFORMANCE ASSET MANAGEMENT FUND V, LTD.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Fund V, Ltd.,
            A California Limited Partnership:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................
PERFORMANCE CAPITAL MANAGEMENT FUND, INC.
Financial Statements for the Years Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Capital Management, Inc.:
            Balance Sheets as of December 31, 1996 and 1995.......................................................
            Statements of Operations for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Partners' Capital (Deficit) for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Statements of Cash Flows for the Years Ended
                  December 31, 1996, 1995, and 1994...............................................................
            Note to Financial Statements..........................................................................

                                                                                                               Page
                                                                                                               ----
PERFORMANCE ASSET MANAGEMENT COMPANY
Financial Statements for the Six Months Ended June 30, 1997 (Unaudited)
and the Year Ended December 31, 1996, 1995, and 1994
      Report of Independent Auditors..............................................................................
      Financial Statements of Performance Asset Management Company:
            Balance Sheet as of June 30, 1997 (Unaudited) and  December 31, 1996..................................
            Statements of Operations for the Six Months Ended
                  June 30, 1997 (Unaudited) and the Year Ended
                  December 31, 1996...............................................................................
            Statements of Shareholders' for Six Months Ended
                  June 30, 1997 (Unaudited) and the Year Ended
                  December 31, 1996...............................................................................
            Statements of Cash Flows for Six Months Ended
                  June 30, 1997 (Unaudited) and the Year Ended
                  December 31, 1996 ..............................................................................
            Note to Financial Statements..........................................................................

                          Performance Asset Management
                                   Fund, Ltd.,
                        A California Limited Partnership

                              Financial Statements

                               For the Years Ended
                        December 31, 1996, 1995 and 1994

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                          Index to Financial Statements
              For the Years Ended December 31, 1996, 1995, and 1994

--------------------------------------------------------------------------------


Report of Independent Auditors.................................................1

Financial Statements of Performance Asset Management Fund, Ltd.,
  A California Limited Partnership:

            Balance Sheets as of December 31, 1996 and 1995....................2

            Statements of Operations for the years ended
               December 31, 1996, 1995, and 1994...............................3

            Statements of Partners' Capital (Deficit) for the
               years ended December 31, 1996, 1995, and 1994...................4

            Statements of Cash Flows for the years ended
               December 31, 1996, 1995, and 1994...............................5

Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS


To the Partners of
Performance Asset Management Fund, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership"), as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund, Ltd., A California Limited Partnership, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ Kelly & Company

Kelly & Company
Newport Beach, California
February 21, 1997

                    Performance Asset Manaagement Fund, Ltd.,
                            A California Partnership
                                 Balance Sheets

                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                     ASSETS

                                                                     1996           1995
                                                                 -----------    -----------
Cash and equivalents                                                $283,232        $15,295
Cash held in trust                                                      --            4,221
Investments in distressed loan portfolios, net                     1,269,586        706,091
Receivable from West Capital                                            --          559,730
Due from affiliate                                                    56,483           --
Other receivables                                                     12,732         44,239
Organization costs, net                                                 --              665
                                                                 -----------    -----------
Total assets                                                      $1,622,033     $1,330,241
                                                                 ===========    ===========

                        LIABILITIES AND PARTNERS' CAPITAL

Accounts  payable                                                    $41,378         $6,126
Due to affiliates                                                    271,403        222,189
Note payable to affiliate                                            191,598        176,914
                                                                 -----------    -----------
          Total liabilities                                          504,379        405,229
                                                                 -----------    -----------

General partner's deficit (no units outstanding)                    (339,676)      (359,171)
Limited partners capital (2,000 units authorized;
          1,049 and 1,050 units issued and outstanding at
          December 31, 1996 and 1995, respectively)                1,457,330      1,284,183
                                                                 -----------    -----------
          Total partners' capital                                  1,117,654        925,012
                                                                 -----------    -----------
Total liabilities and partners' capital                           $1,622,033     $1,330,241
                                                                 ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                    Performance Asset Management Fund, Ltd.,
                            A California Partnership
                            Statements of Operations

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------


                                                                  1996                  1995                   1994
                                                               ----------            ----------             ----------
Portfolio collections                                          $1,290,544              $290,328               $735,412
Less: portfolio basis recovery                                    752,116               109,531                530,204
                                                               ----------            ----------             ----------
            Net investment income                                 538,428               180,797                205,208
                                                               ----------            ----------             ----------
Cost of operations:
      Collection expense                                           43,257                   365                   --
      Management fee expense                                       25,979                23,096                 17,584
      Professional fees                                            96,527                 7,233                   --
      Amortization                                                    665                   798                    798
      General and administrative expense                            6,369                 2,947                  3,159
                                                               ----------            ----------             ----------
            Total operating expenses                              172,797                34,439                 21,541
                                                               ----------            ----------             ----------
Income from operations                                            365,631               146,358                183,667
Other income (expense) :
      Interest income (expense), net                                3,389               (13,294)               (13,095)
      Other                                                           755                  --                     --
                                                               ==========            ==========             ==========
Net income                                                       $369,775              $133,064               $170,572
                                                               ==========            ==========             ==========
Net income allocable to general partner                           $36,978               $13,306                $17,057
                                                               ==========            ==========             ==========
Net income allocable to limited partners                         $332,797              $119,758               $153,515
                                                               ==========            ==========             ==========
Net income per limited partnership unit                           $317.25               $114.05                $146.20
                                                               ==========            ==========             ==========



    The accompanying notes are an integral part of the financial statements.

                    Performance Asset Management Fund, Ltd.,
                            A California Partnership
                    Statements of Partners' Capital (Deficit)

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------


                                                             General               Limited
                                                             Partner               Partners                 Total
                                                           -----------            -----------            -----------
Balance, December 31, 1993                                  ($278,612)            $2,008,410             $1,729,798
      Distributions                                           (87,500)              (787,500)              (875,000)
      Net income                                               17,057                153,515                170,572
                                                          -----------            -----------            -----------
Balance, December 31, 1994                                   (349,055)             1,374,425              1,025,370
      Distributions                                           (23,422)              (210,000)              (233,422)
      Net income                                               13,306                119,758                133,064
                                                          -----------            -----------            -----------
Balance, December 31, 1995                                   (359,171)             1,284,183                925,012
      Distributions                                           (17,483)              (154,650)              (172,133)
      Redemption of one partnership unit                         --                   (5,000)                (5,000)
      Net income                                               36,978                332,797                369,775
                                                          ===========            ===========            ===========
Balance, December 31, 1996                                   (339,676)            $1,457,330             $1,117,654
                                                          ===========            ===========            ===========


    The accompanying notes are an integral part of the financial statements.

                    Performance Asset Management Fund, Ltd.,
                            A California Partnership
                            Statements of Cash Flows

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------


                                                                       1996                   1995                    1994
                                                                   -----------            -----------            -----------
Cash flows from operating activities:
Net income                                                            $369,775               $133,064               $170,572
Adjustments to reconcile net income  to net
    cash provided by operating activities:
      Amortization                                                         665                    798                    798
      Decrease (increase) in assets:
            Other receivables                                           31,507                (44,239)               121,268
            Due from affiliates                                        (56,483)                  --                  111,857
      Increase (decrease) in liabilities:
            Due to affiliates                                           49,214                 45,969                109,959
            Accounts payable                                            35,252                (29,123)                23,531
                                                                   -----------            -----------            -----------
Net cash provided by operating activities                              429,930                106,469                537,985
                                                                   -----------            -----------            -----------
Cash flows provided by (used in) investing activities:
      Recovery of portfolio basis                                      752,116                109,531                530,204
      Receivable from West Capital                                     559,730                   --                 (280,128)
      Cash held in trust                                                 4,221                 (4,221)                  --
      Purchase of investments in distressed
            loan portfolios                                         (1,315,611)                (5,463)               (67,088)
                                                                   -----------            -----------            -----------
Net cash provided by investing activities:                                 456                 99,847                182,988
                                                                   -----------            -----------            -----------
Cash flows provided by (used in) financing activities:
      Proceeds from note payable to affiliate                             --                     --                  158,000
      Increase in payable to affiliate                                  14,684                 18,914                   --
      Distributions to partners                                       (172,133)              (233,422)              (875,000)
      Redemption of one partnership unit                                (5,000)                  --                     --
                                                                   -----------            -----------            -----------
Net cash used in financing activities                                 (162,449)              (214,508)              (717,000)
                                                                   -----------            -----------            -----------
Net increase (decrease) in cash                                        267,937                 (8,192)                  --
Cash at beginning of period                                             15,295                 23,487                 19,514
                                                                   -----------            -----------            -----------
Cash at end of period                                                 $283,232                $15,295                $23,487
                                                                   ===========            ===========            ===========

                Supplemental Disclosure of Cash Flow Information
Franchise taxes                                                           $800                   $800                   $800
Interest                                                                  --                    8,000                   --


    The accompanying notes are an integral part of the financial statements.

                     Performance Asset Management Fund, Ltd.
                        A California Limited Partnership

                          Notes to Financial Statements
--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies

     Organization and Description of Business

     Performance Asset Management Fund, Ltd., A California Limited Partnership (the "Partnership"), was formed in April 1991, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until July 1991. The general partner is Performance Development, Inc., a California corporation ("PDI")(the "General Partner").

     The Partnership terminates at December 31, 2000. At that time, the Partnership will distribute any remaining cash after payment of Partnership obligations following the sale or collection of all assets.

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

     Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Partnership maintains cash balances at one bank in accounts which exceeded federally insured limits by approximately $237,000 at December 31, 1996. The Partnership uses a cash management system whereby idle cash balances are transferred daily into a master account and invested in high quality, short-term securities that do not enjoy the benefit of the federal insurance. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and the strength of the bank and has not experienced any past losses with cash and equivalent investments.

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued

     Cash and Equivalents, Continued

     The Partnership received interest income from these investments, net of interest expense, of $3,389 in 1996. The Partnership incurred interest expense, net of interest income, of $13,294 and $13,095 in 1995 and 1994, respectively.

     Cash Held in Trust

     The General Partner anticipates that the Partnership and PAM II, III, IV and V, may, in the future, be reorganized and merged into one corporation (Potential Merger Participant PAM Funds). In an effort to accomplish that reorganization and merger, the General Partner, on behalf of the Partnership and the other Potential Merger Participant PAM Funds, entered into an agreement on December 12, 1995 with the State of California Department of Corporations, pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds held in trust are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain then pending litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates. The trust fund balance until Trust termination must exceed $5,000,000 among all other Potential Merger Participant PAM Funds. The Trust will terminate and the trustee will distribute all of the remaining funds held by the trustee on August 18, 1998 if reorganization and merger is not completed by that date. The Partnership's share of the Trust's funds was zero at December 31, 1996 and $4,221 at December 31, 1995.

     Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis and are reported in the Statement of Operations as portfolio basis recovery. Under the cost recovery method of revenue recognition used by the Partnership, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid balances of these investments

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued

     Investment in Distressed Loan Portfolios and Revenue Recognition, Continued

     will ultimately be collected. Any adjustments reducing the carrying value of the individual portfolios are recorded in the results of operations as general and administrative expense.

     Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs have been capitalized and amortized using the straight-line method over five years ending in 1996.

     Professional Expenses

     Professional expenses are incurred in relation to ongoing accounting and legal assistance.

     Income Taxes

     No provision for income taxes has been provided for in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners report individually on their share of Partnership operating results.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


2.   Investments in Distressed Loan Portfolios, Net

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Partnership utilized an industry specific discount rate from Ibbotson's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Partnership utilized the cost of capital rate experienced in 1996 by personal finance companies. The Partnership selected the personal finance companies' data as it most closely reflected comparable economic risk levels and the type of business operations encountered. The weighted average cost of capital for personal finance companies was between 7.31 and 9.4 for 1996 and 1995. The Partnership used a rate within this range.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following: 1996

                                                                1996
                                                  ------------------------------
                                                   Carrying               Fair
                                                   Amount                Value
                                                   ------                -----
Credit card accounts                                $912,597          $1,480,656
Consumer loans                                       356,989             425,479
                                                  ----------          ----------

                                                  $1,269,586          $1,906,135
                                                  ==========          ==========

                                                                1995
                                                  ------------------------------
                                                   Carrying               Fair
                                                   Amount                Value
                                                   ------                -----
Credit card accounts                                $287,551            $512,174
Consumer loans                                       418,540             503,742
                                                  ----------          ----------

                                                    $706,091          $1,015,916
                                                  ==========          ==========

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


2.   Investments in Distressed Loan Portfolios, Net, Continued

     At December 31, 1996 and 1995, the allowance for possible losses on investments (the "allowance") in specific distressed loan portfolios consisted of the following:

                                                      1996
                                  ----------------------------------------------
                                  Investment      Allowance for         Carrying
                                    Balance      Portfolio Losses        Amount
                                    -------      ----------------        ------
Credit card accounts                $925,024              --            $925,024
Consumer loans                       621,370         ($276,808)          344,562
                                 -----------       -----------       -----------

                                  $1,546,394         ($276,808)       $1,269,586
                                 ===========       ===========       ===========


                                                      1995
                                  ----------------------------------------------
                                  Investment      Allowance for         Carrying
                                    Balance      Portfolio Losses        Amount
                                    -------      ----------------        ------


Credit card accounts                 $287,551            --             $287,551
Consumer loans                        695,348       ($276,808)           418,540
                                    ---------       ---------          ---------
                                     $982,899       ($276,808)          $706,091
                                    =========       =========          =========


     The Partnership continuously evaluates the collectibility of distressed loan balances by reviewing the cash flows from the individual portfolios as well as their respective market values. The Partnership adjusts the allowance of those portfolios for which the cash flows or market values of the portfolios are less than the current net book value. The Partnership has recorded an allowance for losses on investments in specific distressed loan portfolios of $276,808 at December 31, 1996, 1995, and 1994, respectively.

3.   Related Party Transactions


     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations most of which are provided for and documented in the limited partnership agreement and the offering prospectus. With the exception of PCM, all of the entities are controlled by the General Partner and/or its sole shareholder. In the case of PCM, there is one minority shareholder who holds one and one-half per cent of the outstanding stock. The affiliated corporations and other affiliated entities are identified below:

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


3.   Related Party Transactions, Continued

          Affiliated Corporations:

          Performance Development, Inc. ("PDI")
          Performance Capital Management ("PCM")
          Spectrum Capital Management, Inc. ("Spectrum")

          Other Affiliated Entities:

          Performance Asset Management Funds II, III, IV, and V, Ltd. ("PAM
                Funds")

     PDI was formed as a California corporation in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.0% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $25,979, $23,096 and $17,584 for the years ended December 31, 1996, 1995, and 1994, respectively. The Partnership made general partner capital distributions to PDI of $17,483, $23,422 and $87,500 for the years ended December 31, 1996, 1995, and 1994, respectively.

     At December  31, 1996 and 1995,  the  Partnership  had amounts  owed to PDI
     recorded  as  amounts  due  to   affiliates   of  $271,145  and   $221,329,
     respectively.

     PCM was formed as a California corporation in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued
--------------------------------------------------------------------------------


3.   Related Party Transactions, Continued

     parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective distribution interests, generally 55% to 65% for the Partnership and 35% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996, 1995, and 1994, the Partnership was charged $43,257, $365, and $0, respectively, by PCM for collection expenses which included but were not limited to collection letters that were sent out to the debtors, debtor tracers utilized in an attempt to locate current debtors, and administration costs incurred when setting up each debtor profile in the PCM information database.

     For the years ended December 31, 1996 and 1995, PCM sold to the Partnership two portfolios and one portfolio and recorded acquisition fees for these portfolios of $363,405 and $0, respectively. These acquisition fees have been included in the carrying value of the related Partnership investments (see Note 1 Cash Held in Trust).

     The Partnership had three portfolio sales for $189,744 in the year ended December 31, 1996. The Partnership had no sales in 1995 and 1994. PCM effects the sale of the portfolios for the Partnership to non-related third parties and retains 15% of the proceeds as a commission.

     At December 31, 1996 and 1995, the Partnership had a net amount due to PCM of $56,483 and $222,189, respectively.

     Spectrum was formed in 1988 to serve as an employment service bureau to PCM, PDI and the PAM Funds. All employees, while directly employed by Spectrum, work for the benefit of PCM, PDI and the PAM Funds. The Partnership pays PDI, as General Partner, a fee equal to the employee service fee it paid to Spectrum. For the year ended December 31, 1996, employee service fees were

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


3.   Related Party Transactions, Continued

     $30,441. The Partnership paid no employee service fees in 1995 and 1994. Prior to 1994, Spectrum performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

     On January 1, 1994, the Partnership entered into an agreement to borrow $158,000 from Spectrum for future portfolio acquisitions. The agreement was evidenced by a promissory note, which accrued interest at 8% per annum and required all remaining principal and interest to be paid on or before June 30, 1995. On June 30, 1995, the Partnership renegotiated and extended the agreement's remaining outstanding principal and interest on substantially the same terms and the outstanding balance is due on demand.

     On December 31, 1995, the Partnership entered into an agreement to negotiate the outstanding principal and interest of $176,914 under substantially the same terms and conditions of the previous note agreements. During the years ended December 31, 1996, 1995, and 1994, the Partnership incurred interest expense related to the note totaling $14,684, $13,816, and $13,098, respectively.

4.   Settlement with West Capital Financial Services Corp.


     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds would receive credits for approximately $1,881,950 due them from WCFSC. The Partnership and the PAM Funds would then remit cash in the amount of $1,970,000 that was payable during the five month period subsequent to the agreement date of the transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


4.   Settlement with West Capital Financial Services Corp., Continued

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCSFC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute, release by all parties of all claims against other involved parties, including those claims relating to the Stock Agreement, and the assignment and transfer by the Partnership and the Pam Funds to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release as well as the transfer to WCFSC by the Partnership and the PAM Funds of certain interests in certain distressed loan portfolios, and the transfer of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 from the proceeds which has been available to pay legal fees and costs incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the PAM Funds. To date no such actions have been brought and no funds have been expended. The defense fund terminates in July 1999. Any remaining funds and earned interest will be distributed to the Partnership and the PAM Funds. The Partnership's portion of the defense fund is included in other assets.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $1,483,254 of the total settlement proceeds (see Note 1 Cash Held in Trust).

     The Settlement Agreement was approved by 78.29% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved; and 21.71% of the limited partners of the Partnership provided no responses. A general release in favor of WCFSC was executed by 91.12% of all the limited partners in the Partnership and the PAM Funds.

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


5.   Partners' Capital

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were reinstated in 1996. For the years ended December 31, 1996, 1995, and 1994, the Partnership had 1,049, 1,050, and 1,050
     partnership units, respectively, outstanding of the 2,000 partnership units authorized. At inception, the General Partner contributed $52,600 (1%) of the capital of the Partnership.

     The net income (loss) per partnership unit was calculated by dividing the total limited partner net income (loss) by the number of limited partnership units issued and outstanding as of December 31, 1996, 1995 and 1994. The general partner did not own any partnership units at December 31, 1996, 1995 and 1994.

6.   Disclosures about Fair Value of Financial Instruments

     The carrying amounts reported on the Balance Sheet for cash and cash equivalents approximate fair value due to the short-maturity of these instruments.

     The  carrying   values  of  due  to  affiliates  and  due  from  affiliates approximate fair value.

     The fair value of investment in distressed  loan portfolios is addressed in
     Note 2 Investments in Distressed Loan Portfolios.

7.   Year 2000 Disclosure

     PCM has begun the process of identifying, evaluating and implementing changes to PCM's computer programs necessary to address the Year 2000 issue. The General Partner is currently addressing the Partnership's internal Year 2000 issue by coordinating with PCM in connection with PCM's modification of existing programs and conversions to new programs. The General Partner is also in communication with financial institutions and other entities with which the Partnership conducts business to help them identify and resolve the Year 2000 issue as it relates to the Partnership's business operations. An assessment of the readiness of those third party institutions and entities with which the Partnership does business is ongoing. While PCM and the General Partner are confident that PCM will complete the assessment and remediation of PCM's computer software,

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------



7.   Year 2000 Disclosure, Continued

     there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which the Partnership conducts business will be completed in a timely manner, which could have a material adverse effect on the Partnership's results of operations. The total cost to the Partnership associated with the required modifications and conversions is not expected to be material to the Partnership's results of operations and financial position and is being expensed as incurred.

8.   New Pronouncements

     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

9.   Net Investment Income


     The following schedule summarizes portfolio sales and collections of debt on portfolios held by the Partnership. Related portfolio basis recoveries and net investment income are also presented (see Note 1 for the Partnership's revenue recognition policy).

                                                    1996
                               -------------------------------------------------

                                             Sales to     Collection
                                  WCFSC    Third Parties    of Debt      Total
                                  -----    -------------    -------      -----

Portfolio collections            $846,654     $189,744     $254,146   $1,290,544
Portfolio basis recovery          326,514      189,744      235,858      752,166
                               ----------   ----------   ----------   ----------

Net investment income            $520,140         --        $18,288     $538,428
                               ==========   ==========   ==========   ==========

                                                          1995
                                           -------------------------------------

                                             Sales to     Collection
                                           Third Parties    of Debt      Total
                                           -------------    -------      -----

Portfolio collections                             --       $290,328     $290,328
Portfolio basis recovery                          --        109,531      109,531
                                            ----------   ----------   ----------

Net investment income                             --       $180,797     $180,797
                                            ==========   ==========   ==========


                                                          1994
                                           -------------------------------------

                                             Sales to     Collection
                                           Third Parties    of Debt      Total
                                           -------------    -------      -----

Portfolio collections                             --       $735,412     $735,412
Portfolio basis recovery                          --        530,204      530,204
                                            ----------   ----------   ----------
Net investment income                             --       $205,208     $205,208
                                            ==========   ==========   ==========

                          Performance Asset Management
                                 Fund II, Ltd.,
                        A California Limited Partnership

                              Financial Statements

                               For the Years Ended
                        December 31, 1996, 1995, and 1994

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                          Index to Financial Statements
              For the Years Ended December 31, 1996, 1995, and 1994

--------------------------------------------------------------------------------

Report of Independent Auditors.................................................1

Financial Statements of Performance Asset Management Fund II, Ltd.,
  A California Limited Partnership:

    Balance Sheets as of December 31, 1996, and 1995...........................2

    Statements of Operations for the years ended
      December 31, 1996, 1995, and 1994........................................3

    Statements of Partners' Capital (Deficit) for the
      years ended December 31, 1996, 1995, and 1994............................4

    Statements of Cash Flows for the years ended
      December 31, 1996, 1995, and 1994........................................5

Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund II, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership"), as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund II, Ltd., A California Limited Partnership, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
February 21, 1997

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership
                                 Balance Sheets

                           December 31, 1996 and 1995
                                ----------------

                                     ASSETS

                                                         1996           1995
                                                     -----------    -----------
Cash and equivalents                                  $1,024,507       $144,800
Cash held in trust                                     1,003,215      1,171,869
Investments in distressed loan portfolios, net         1,371,176      1,070,725
Receivable from West Capital                                --          778,565
Due from affiliates                                      353,615        201,632
Other assets                                              42,942        115,367
Organization costs, net                                      585          1,692
                                                     -----------    -----------
Total assets                                          $3,796,040     $3,484,650
                                                     ===========    ===========

                       LIABILITIES AND PARTNERS' CAPITAL

Accounts  payable                                           --           $1,743
Due to affiliates                                       $271,501          2,250
                                                     -----------    -----------
      Total liabilities                                  271,501          3,993
                                                     -----------    -----------
General partner's deficit (no units outstanding)        (304,726)      (309,388)
Limited partners capital (1,600 units authorized;
  1,548 and 1,549 units issued and outstanding
  at December 31, 1996, and 1995, respectively)        3,829,265      3,790,045
                                                     -----------    -----------
      Total partners' capital                          3,524,539      3,480,657
                                                     -----------    -----------
Total liabilities and partners' capital               $3,796,040     $3,484,650
                                                     ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership
                            Statements of Operations

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------

                                               1996         1995         1994
                                            ----------   ----------   ----------
Portfolio collections                       $1,707,090   $1,022,494    1,507,295
Less: portfolio basis recovery               1,202,254      388,307    1,048,403
                                            ----------   ----------   ----------
    Net investment income                      504,836      634,187      458,892
                                            ----------   ----------   ----------
Cost of operations:
  Collection expense                            67,854       12,336       27,191
  Management fee expense                        75,464       68,385       70,022
  Professional fees                            189,709      180,540        5,957
  Amortization                                   1,107        1,107        1,107
  General and administrative expense             8,082        3,345        7,412
                                            ----------   ----------   ----------
    Total operating expenses                   342,216      265,713      111,689
                                            ----------   ----------   ----------
Income from operations                         162,620      368,474      347,203
Other income:
  Interest                                     141,209       16,792       22,912
  Other                                            886         --          9,250
                                            ----------   ----------   ----------
Net income                                    $304,715     $385,266     $379,365
                                            ==========   ==========   ==========
Net income allocable to general partner        $30,472      $38,527      $37,936
                                            ==========   ==========   ==========
Net income allocable to limited partners      $274,243     $346,739     $341,429
                                            ==========   ==========   ==========
Income per limited partnership unit            $177.16      $223.84      $220.42
                                            ==========   ==========   ==========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership
                    Statements of Partners' Capital (Deficit)

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------

                                             General        Limited
                                             Partner        Partners        Total
                                           -----------    -----------    -----------
Balance, December 31, 1993                   ($224,234)    $4,616,427     $4,392,193
  Redemption of twelve partnership units          --          (60,000)       (60,000)
  Distributions                               (127,178)    (1,144,600)    (1,271,778)
  Net income                                    37,936        341,429        379,365
                                           -----------    -----------    -----------
Balance, December 31, 1994                    (313,476)     3,753,256      3,439,780
  Distributions                                (34,439)      (309,950)      (344,389)
  Net income                                    38,527        346,739        385,266
                                           -----------    -----------    -----------
Balance, December 31, 1995                    (309,388)     3,790,045      3,480,657
  Distributions                                (25,810)      (230,023)      (255,833)
  Redemption of one partnership unit              --           (5,000)        (5,000)
  Net income                                    30,472        274,243        304,715
                                           -----------    -----------    -----------
Balance, December 31, 1996                   ($304,726)    $3,829,265     $3,524,539
                                           ===========    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership
                            Statements of Cash Flows

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------

                                                                        1996                  1995                 1994
                                                                     -----------          -----------          -----------
Cash flows from operating activities:
  Net income                                                            $304,715             $385,266             $379,365
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Amortization                                                         1,107                1,107                1,107
      Gain on repurchase of limited partnership units                       --                   --                 (9,250)
      Decrease (increase) in assets:
        Other assets                                                      72,425              (35,298)             238,071
        Due from affiliates                                             (151,983)            (188,756)              76,912
      Increase (decrease) in liabilities:
        Accounts payable                                                  (1,743)                (537)             (12,664)
        Due to affiliates                                                269,251              477,045               12,509
                                                                     -----------          -----------          -----------
Net cash provided by operating activities                                493,772              638,827              686,050
                                                                     -----------          -----------          -----------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis                                          1,202,254              388,307            1,048,403
  Receivable from West Capital                                           778,565                 --               (401,259)
  Cash held in trust                                                     168,654           (1,171,869)                --
  Purchase of investments in distressed loan portfolios               (1,502,705)            (114,183)            (854,139)
                                                                     -----------          -----------          -----------
Net cash provided by (used in) investing activities                      646,768             (897,745)            (206,995)
                                                                     -----------          -----------          -----------
Cash flows used in financing activities:
  Distributions to partners                                             (255,833)            (344,389)          (1,271,778)
  Redemption of partnership units                                         (5,000)                --                   --
  Repurchase of limited partnership units                                   --                   --                (50,750)
                                                                     -----------          -----------          -----------
Net cash used in financing activities                                   (260,833)            (344,389)          (1,322,528)
                                                                     -----------          -----------          -----------
Net increase (decrease) in cash                                          879,707             (603,307)            (843,473)
Cash at beginning of period                                              144,800              748,107            1,591,580
                                                                     -----------          -----------          -----------
Cash at end of period                                                 $1,024,507             $144,800             $748,107
                                                                     ===========          ===========          ===========

                Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:
  Franchise taxes                                                           $800                 $800                 $800


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund II, Ltd.
                        A California Limited Partnership

                          Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     Organization and Description of Business

     Performance Asset Management Fund II, Ltd., A California Limited Partnership (the "Partnership"), was formed in April 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until May 1992. The general partner is Performance Development, Inc., a California corporation ("PDI")(the "General Partner").

     The Partnership terminates at December 31, 2005. At that time, the Partnership will distribute any remaining cash after payment of Partnership obligations following the sale or collection of all assets.

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

     Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Partnership maintains cash balances at one bank in accounts which exceeded federally insured limits by approximately $1,060,000 and $44,800 at December 31, 1996 and 1995, respectively. The Partnership uses a cash management system whereby idle cash balances are transferred daily into a master account and invested in high quality, short-term securities that do not enjoy the benefit of the federal insurance. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and the strength of the bank and has not experienced any past losses with cash and equivalent investments.

     The  Partnership   received  interest  income  from  these  investments  of
     $141,209, $16,792, and $22,912 in 1996, 1995, and 1994, respectively.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Cash Held in Trust

     The General Partner anticipates that the Partnership and PAM, PAM III, IV, and V, may, in the future, be reorganized and merged into one corporation (Potential Merger Participant PAM Funds). In an effort to accomplish that reorganization and merger, the General Partner, on behalf of the Partnership and the other Potential Merger Participant PAM Funds, entered into an agreement on December 12, 1995 with the State of California Department of Corporations, pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds held in trust are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain then pending litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates. The trust fund balance until Trust termination must exceed $5,000,000 among all Potential Merger Participant PAM Funds. The Trust will terminate and the trustee will distribute all of the remaining funds held by the trustee on August 18, 1998 if reorganization and merger is not completed by that date. The Partnership's share of the Trust's funds at December 31, 1996 and 1995 was $1,003,215 and $1,171,869.

     Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis and are reported in the Statement of Operations as portfolio basis recovery. Under the cost recovery method of revenue recognition used by the Partnership, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid balances of these investments will ultimately be collected. Any adjustments reducing the carrying value of the individual portfolios are recorded in the results of operations as a general and administrative expense.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs have been capitalized and amortized using the straight-line method over five years ending in 1997.

     Professional Expenses

     Professional expenses are incurred in relation to ongoing accounting and legal assistance.

     Income Taxes

     No provision for income taxes has been provided for in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners report individually on their share of Partnership operating results.

     Supplemental Non-Cash Disclosure

     In 1995 the Partnership sold two distressed asset portfolios to Performance Asset Management Fund IV, Ltd. for $575,993, which was equal to the remaining carrying value at December 31, 1995.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Partnership utilized an industry specific discount rate from Ibbotson's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Partnership utilized the cost of capital rate experienced in 1996 by personal finance companies. The Partnership selected the personal finance companies' data as it most closely reflected comparable economic risk levels and the type of business operations encountered. The 1996 and 1995 weighted average cost of capital for personal finance companies was between 7.31 and 9.4. The Partnership used a rate within this range.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                               1996
                                                    ----------------------------
                                                     Carrying            Fair
                                                      Amount             Value
                                                    ----------        ----------
         Credit card accounts                       $1,305,291        $2,052,867
         Consumer loans                                 65,885            82,052
                                                    ----------        ----------
                                                    $1,371,176        $2,134,919
                                                    ==========        ==========

                                                               1995
                                                    ----------------------------
                                                     Carrying            Fair
                                                      Amount             Value
                                                    ----------        ----------
         Credit card accounts                         $254,681          $304,502
         Performing rewritten accounts                   5,187             5,187
         Consumer loans                                810,857           810,857
                                                    ----------        ----------
                                                    $1,070,725        $1,120,546
                                                    ==========        ==========

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net, Continued

     The Partnership continuously evaluates the collectibility of distressed loan balances by reviewing the cash flows from the individual portfolios as well as their respective market values. The Partnership adjusts the allowance of those portfolios for which the cash flows or market values of the portfolios are less than the current net book value. The Partnership has not recorded a reserve for possible losses in distressed loan portfolios as of December 31, 1996, 1995, and 1994.

3.   Related Party Transactions

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations most of which are provided for and documented in the limited partnership agreement and the offering prospectus. With the exception of PCM, all of the entities are controlled by the General Partner and/or its sole shareholder. In the case of PCM, there is one minority shareholder who holds one and one-half per cent of the outstanding stock. The affiliated corporations and other affiliated entities are identified below:

          Affiliated Corporations:

          Performance Development, Inc. ("PDI")
          Performance Capital Management ("PCM")
          Spectrum Capital Management, Inc. ("Spectrum")

          Other Affiliated Entities:

          Performance Asset Management Fund, Ltd. and
          Performance Asset Management Funds III, IV, and V, Ltd. ("PAM Funds")

     PDI was formed as a California corporation in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     PDI's management fees incurred and recorded by the Partnership totaled $75,464, $68,385, and $70,022 for the years ended December 31, 1996, 1995, and 1994, respectively. The Partnership made general partner capital distributions to PDI of $25,810, $34,439, and $127,178 for the years ended December 31, 1996, 1995, and 1994, respectively. On December 31, 1995, the Partnership sold two portfolio assets with a remaining carrying value of $588,632 to PAM IV for cash of $12,639 and a receivable collectible from PDI for $575,993. At December 31, 1996, the Partnership had a net amount owed to PDI included in amounts due to affiliates of $175,887. At December 31, 1995, the Partnership had a net amount owed from PDI included in amounts due from affiliates of $148,374.

     PCM was formed as a California corporation in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective distribution interests, generally 55% to 65% for the Partnership and 35% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996, 1995, and 1994, the Partnership was charged $67,854, $12,336, and $27,191, respectively, by PCM for collection expenses which included but were not limited to collection letters that were sent out to the debtors, debtor tracers utilized in an attempt to locate current debtors, and administration costs incurred when setting up each debtor profile in the PCM information database.

     For the years ended December 31, 1996, 1995, and 1994, PCM sold to the Partnership two portfolios, one portfolio, and four portfolios, respectively, and recorded acquisition fees for these portfolios of $412,930, $30,225, and $178,678,respectively. These acquisition fees have been included in the carrying value of the related Partnership investments (see Note 1 - Cash Held in Trust).

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     The Partnership had three portfolio sales for $112,259 in the year ended December 31, 1996. The Partnership had no sales in 1995 and 1994. PCM effects the sale of the portfolios for the Partnership to non-related third parties and retains 15% of the proceeds as a commission.

     At December 31, 1996 and 1995, the Partnership had a net amount due from PCM of $43,947 and $9,008, respectively.

     Spectrum was formed in 1988 to serve as an employment service bureau to PCM, PDI and the PAM Funds. All employees, while directly employed by Spectrum, work for the benefit of PCM, PDI and the PAM Funds. The Partnership pays PDI, as General Partner, a fee equal to the employee service fee it paid to Spectrum. For the year ended December 31, 1996, employee service fees were $43,971. The Partnership paid no employee service fees in 1995 and 1994. Prior to 1994, Spectrum performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

4.   Settlement with West Capital Financial Services Corp.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds would receive credits for approximately $1,881,950 due them from WCFSC. The Partnership and the PAM Funds would then remit cash in the amount of $1,970,000 that was payable during the five month period subsequent to the agreement date of the transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

4.   Settlement with West Capital Financial Services Corp., Continued

     to the WCSFC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute, release by all parties of all claims against other involved parties, including those claims relating to the Stock Agreement, and the assignment and transfer by the Partnership and the Pam Funds to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release as well as the transfer to WCFSC by the Partnership and the PAM Funds of certain interests in certain distressed loan portfolios, and the transfer of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 from the proceeds which has been available to pay legal fees and costs incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the PAM Funds. To date no such actions have been brought and no funds have been expended. The defense fund terminates in July 1999. Any remaining funds and earned interest will be distributed to the Partnership and the PAM Funds. The Partnership's portion of the defense fund is included in other assets.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $2,529,949 of the total settlement proceeds (see Note 1 Cash Held in Trust).

     The Settlement Agreement was approved by 85.12% of the limited partners of the Partnership; only 0.71% of the limited partners of the Partnership disapproved; and 14.17% of the limited partners of the Partnership provided no responses. A general release in favor of WCFSC was executed by 91.12% of all the limited partners in the Partnership and the PAM Funds.

5.   Partners' Capital

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were reinstated in 1996. For the years ended December 31, 1996, 1995, and 1994, the Partnership

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

5.   Partners' Capital, Continued

     had 1,548, 1,549, and 1,549 partnership units, respectively, outstanding of the 1,600 partnership units authorized.

     The net income (loss) per limited partnership unit was calculated by dividing the total limited partner net income (loss) by the number of limited partnership units issued and outstanding as of December 31, 1996, 1995, and 1994. The General Partner did not own any partnership units as of December 31, 1996, 1995, and 1994.

6.   Disclosures about Fair Value of Financial Instruments

     The carrying amounts reported on the Balance Sheet for cash and cash equivalents approximate fair value due to the short-maturity of these instruments.

     The  carrying   values  of  due  to  affiliates  and  due  from  affiliates approximate fair value.

     The fair value of investment in distressed  loan portfolios is addressed in
     Note 2 Investments in Distressed Loan Portfolios.

7.   Year 2000 Disclosure

     PCM has begun the process of identifying, evaluating and implementing changes to PCM's computer programs necessary to address the Year 2000 issue. The General Partner is currently addressing the Partnership's internal Year 2000 issue by coordinating with PCM in connection with PCM's modification of existing programs and conversions to new programs. The General Partner is also in communication with financial institutions and other entities with which the Partnership conducts business to help them identify and resolve the Year 2000 issue as it relates to the Partnership's business operations. An assessment of the readiness of those third party institutions and entities with which the Partnership does business is ongoing. While PCM and the General Partner are confident that PCM will complete the assessment and remediation of PCM's computer software, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which the Partnership conducts business will be completed in a timely manner, which could have a material adverse effect on the Partnership's results of operations. The total cost to the Partnership

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

7.   Year 2000 Disclosure, Continued

     associated with the required modifications and conversions is not expected to be material to the Partnership's results of operations and financial position and is being expensed as incurred.

8.   New Pronouncements

     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

9.   Net Investment Income

     The following schedule summarizes portfolio sales and collections of debt on portfolios held by the Partnership. Related portfolio basis recoveries and net investment income are also presented (see Note 1 for the Partnership's revenue recognition policy).

                                                                                 1996
                                                -------------------------------------------------------------------------
                                                                     Sales to             Collection
                                                  WCFSC            Third Parties           of Debt                Total
                                                ----------         -------------          ----------           ----------
          Portfolio collections                 $1,240,861             $112,759             $353,470           $1,707,090
          Portfolio basis recovery                 797,585              112,759              291,910            1,202,254
                                                ----------           ----------           ----------           ----------

          Net investment income                   $443,276                 --                $61,560             $504,836
                                                ==========           ==========           ==========           ==========

                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

9.   Net Investment Income, Continued

                                                                                             1995
                                                                   ------------------------------------------------------
                                                                     Sales to             Collection
                                                                   Third Parties           of Debt                Total
                                                                   -------------          ----------           ----------
         Portfolio collections                                             --               $1,022,494         $1,022,494
         Portfolio basis recovery                                          --                  388,307            388,307
                                                                   -------------          ------------         ----------
         Net investment income                                             --                 $634,187           $634,187
                                                                   =============          ============         ==========

                                                                                             1994
                                                                   ------------------------------------------------------
                                                                     Sales to             Collection
                                                                   Third Parties           of Debt                Total
                                                                   -------------          ----------           ----------
         Portfolio collections                                             --               $1,507,295         $1,507,295
         Portfolio basis recovery                                          --                1,048,403          1,048,403
                                                                   -------------          ------------         ----------
         Net investment income                                             --                 $458,892           $458,892
                                                                   =============          ============         ==========

                          Performance Asset Management
                                 Fund III, Ltd.,
                        A California Limited Partnership

                              Financial Statements

                               For the Years Ended
                        December 31, 1996, 1995, and 1994

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                          Index to Financial Statements
              For the Years Ended December 31, 1996, 1995, and 1994

--------------------------------------------------------------------------------


Report of Independent Auditors................................................ 1

Financial   Statements  of  Performance  Asset  Management  Fund  III,  Ltd.,
  A California Limited Partnership:

      Balance Sheets as of December 31, 1996 and 1995......................... 2

      Statements of Operations for the years ended
          December 31, 1996, 1995, and 1994................................... 3

      Statements of Partners' Capital (Deficit) for the
          years ended December 31, 1996, 1995, and 1994....................... 4

      Statements of Cash Flows for the years ended
          December 31, 1996, 1995, and 1994................................... 5

Notes to Financial Statements................................................. 6

                         REPORT OF INDEPENDENT AUDITORS


To the Partners of
Performance Asset Management Fund III, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership"), as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund III, Ltd., A California Limited Partnership, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ Kelly & Company
-------------------------
Kelly & Company
Newport Beach, California
February 21, 1997

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership
                                 Balance Sheets

                           December 31, 1996 and 1995
--------------------------------------------------------------------------------


                               ASSETS
                                                         1996           1995
                                                     -----------    -----------
Cash and equivalents                                    $775,755       $210,140
Cash held in trust                                     2,656,338        762,639
Investments in distressed loan portfolios, net         2,566,546      3,642,353
Due from affiliate                                        56,039           --
Receivable from West Capital                                --          927,540
Other assets                                              64,477        165,815
Organization costs, net                                      923          2,078
                                                     -----------    -----------
Total assets                                          $6,120,078     $5,710,565
                                                     ===========    ===========

                  LIABILITIES AND PARTNERS' CAPITAL

Accounts  payable                                           $715         $2,523
Due to affiliates                                        492,800        432,942
                                                     -----------    -----------
          Total liabilities                              493,515        435,465
                                                     -----------    -----------
General partner's deficit (no units outstanding)        (289,959)      (322,499)

Limited partner's capital (2,000 units authorized;
          1,998 units issued and outstanding at
          December 31, 1996, and1995)                  5,916,522      5,797,599
                                                     -----------    -----------
          Total partners' capital                      5,626,563      5,475,100
                                                     -----------    -----------
Total liabilities and partners' capital               $6,120,078     $5,910,565
                                                     ===========    ===========






    The accompanying notes are an integral part of the financial statements.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership
                            Statements of Operations

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------


                                                      1996           1995           1994
                                                   -----------    -----------    -----------
Portfolio collections                               $4,725,191     $1,337,920     $1,870,385
Less: portfolio basis recovery                       3,840,276      1,132,402      1,854,725
                                                   -----------    -----------    -----------
         Net investment income                         884,915        205,518         15,660
                                                   -----------    -----------    -----------
Cost of operations:
     Collection expense                                 73,542          7,716         12,076
     Management fee expense                             51,425         92,447        121,205
     Professional fees                                 254,453        208,877          6,856
     Amortization                                        1,155          1,157          1,157
     General and administrative expense                 11,782          3,183          6,990
                                                   -----------    -----------    -----------
         Total operating expenses                      392,357        313,380        148,284
                                                   -----------    -----------    -----------
Income (loss) from operations                          492,558       (107,862)      (132,624)
Other income:
     Interest                                          190,605         14,283          9,437
     Other                                                --            1,735            900
                                                   -----------    -----------    -----------
Net income (loss)                                     $683,163       ($91,844)     ($122,287)
                                                   ===========    ===========    ===========

Net income (loss) allocable to general partner
                                                       $68,315        ($9,184)      ($12,229)
                                                   ===========    ===========    ===========
Net  income (loss) allocable to limited partners
                                                      $614,848       ($82,660)     ($110,058)
                                                   ===========    ===========    ===========
Income (loss) per limited partnership unit
                                                       $307.73        ($41.37)       ($55.03)
                                                   ===========    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership
                    Statements of Partners' Capital (Deficit)

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------


                                               General       Limited
                                               Partner       Partners         Total
                                             -----------    -----------    -----------
Balance, December 31, 1993                     ($110,875)    $7,536,217     $7,425,342
       Distributions                            (148,383)    (1,336,200)    (1,484,583)
       Net loss                                  (12,229)      (110,058)      (122,287)
                                             -----------    -----------    -----------
Balance, December 31, 1994                      (271,487)     6,089,959      5,818,472
       Redemption of two partnership units          --          (10,000)       (10,000)
       Distributions                             (41,828)      (399,700)      (441,528)
       Net loss                                   (9,184)       (82,660)       (91,844)
                                             -----------    -----------    -----------
Balance, December 31, 1995                      (322,499)     5,597,599      5,275,100
       Distributions                             (35,775)      (295,925)      (331,700)
       Net income                                 68,315        614,848        683,163
                                             -----------    -----------    -----------
Balance, December 31, 1996                     ($289,959)    $5,916,522     $5,626,563
                                             ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership
                            Statements of Cash Flows

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------

                                                                         1996           1995           1994
                                                                      -----------    -----------    -----------
Cash flows from operating activities:
       Net income (loss)                                                $683,163       ($91,844)     ($122,287)
       Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
            Amortization                                                   1,155          1,157          1,157
            Decrease (increase) in assets:
                Other assets                                             101,338        (64,236)       (17,991)
                Due from affiliates                                      (56,039)          --            8,695
            Increase (decrease) in liabilities:
                Accounts payable                                          (1,808)          (842)        (7,304)
                Due to affiliates                                         59,858         62,333        269,438
                                                                     -----------    -----------    -----------
Net cash provided by (used in) operating activities                      787,667        (93,432)       131,708
                                                                     -----------    -----------    -----------
Cash flows provided by (used in) investing activities:
       Recovery of portfolio basis                                     3,840,276        926,885      1,845,208
       Receivable from West Capital                                      927,540           --          (25,103)
       Cash held in trust                                             (1,893,699)      (762,639)          --
       Purchase of investments in distressed loan portfolios          (2,764,469)      (160,605)      (204,928)
                                                                     -----------    -----------    -----------
Net cash provided by investing activities                                109,648          3,641      1,615,177
                                                                     -----------    -----------    -----------
Cash flows used in financing activities:
       Redemption of limited partnership units                              --          (10,000)          --
       Distributions to partners                                        (331,700)      (441,528)    (1,484,583)
                                                                     -----------    -----------    -----------
Net cash used in financing activities                                   (331,700)      (451,528)    (1,484,583)
                                                                     -----------    -----------    -----------
Net (decrease) increase in cash                                          565,615       (541,319)       262,302
Cash at beginning of period                                              210,140        751,459        489,157
                                                                     -----------    -----------    -----------
Cash at end of period                                                   $775,755       $210,140       $751,459
                                                                     ===========    ===========    ===========

                               Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:
       Franchise taxes                                                      $800           $800           $800


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund III, Ltd.
                        A California Limited Partnership

                          Notes to Financial Statements
--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies


     Organization and Description of Business

     Performance Asset Management Fund III, Ltd., A California Limited Partnership (the "Partnership"), was formed in September 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until October 1992. The general partner is Performance Development, Inc., a California corporation ("PDI")(the "General Partner").

     The Partnership terminates at December 31, 2005. At that time, the Partnership will distribute any remaining cash after payment of Partnership obligations following the sale or collection of all assets.

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

     Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Partnership maintains cash balances at one bank in accounts which exceeded federally insured limits by approximately $675,755 and $110,140 at December 31, 1996 and 1995, respectively. The Partnership uses a cash management system whereby idle cash balances are transferred daily into a master account and invested in high quality, short-term securities that do not enjoy the benefit of the federal insurance. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and the strength of the bank and has not experienced any past losses with cash and equivalent investments.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

-------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued


     Cash and Equivalents, Continued

     The  Partnership   received  interest  income  from  these  investments  of
     $190,605, $14,283, and $9,437 in 1996, 1995, and 1994, respectively.

     Cash Held in Trust

     The General Partner anticipates that the Partnership and PAM, PAM II, IV, and V, may, in the future, be reorganized and merged into one corporation (Potential Merger Participant PAM Funds). In an effort to accomplish that reorganization and merger, the General Partner, on behalf of the Partnership and the other Potential Merger Participant PAM Funds, entered into an agreement on December 12, 1995 with the State of California Department of Corporations, pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds held in trust are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain then pending litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates. The trust fund balance until Trust termination must exceed $5,000,000 among all other Potential Merger Participant PAM Funds. The Trust will terminate and the trustee will distribute all of the remaining funds held by the trustee on August 18, 1998 if reorganization and merger is not completed by that date. The Partnership's share of the Trust's funds at December 31, 1996 and 1995 was $2,656,338 and $762,639.

     Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis and are reported in the Statement of Operations as portfolio collections. Under the cost recovery method of revenue recognition used by the Partnership, net investment income is not recognized until 100% recovery of the carrying value of the investment in the individual portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid balances of these investments will ultimately

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued


     Investment in Distressed Loan Portfolios and Revenue Recognition, Continued

     be collected. Any adjustments reducing the carrying value of the individual portfolios are recorded in the results of operations as a general and administrative expense.

     Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs have been capitalized and amortized using the straight-line method over five years ending in 1997.

     Professional Expenses

     Professional expenses are incurred in relation to ongoing accounting and legal assistance.

     Income Taxes

     No provision for income taxes has been provided for in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners report individually on their share of Partnership operating results.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


2.          Investments in Distressed Loan Portfolios, Net

            Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

            The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Partnership utilized an industry specific discount rate from Ibbotsen's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Partnership utilized the cost of capital rate experienced in 1997 by personal finance companies. The Partnership selected the personal finance companies' data as it most closely reflected comparable economic risk levels and the type of business operations encountered. The weighted average cost of capital for personal finance companies was between 7.31 and 9.4 for 1996 and 1995. The Partnership used a rate within this range.

            At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:


                                                       1996
                                             -------------------------
                                              Carrying        Fair
                                               Amount         Value
                                               ------         -----
          Credit card accounts               $2,566,058     $4,254,288
          Consumer loans                            488          1,236
                                             ----------     ----------
                                             $2,566,546     $4,255,524
                                             ==========     ==========


                                                       1995
                                             -------------------------
                                              Carrying        Fair
                                               Amount         Value
                                               ------         -----
          Credit card accounts               $1,168,650     $1,223,117
          Performing rewritten accounts       1,952,735      1,952,735
          Consumer loans                        520,968        526,993
                                             ----------     ----------
                                             $3,642,353     $3,702,845
                                             ==========     ==========

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------



2.   Investments in Distressed Loan Portfolios, Net, Continued




     The Partnership continuously evaluates the collectibility of distressed loan balances by reviewing the cash flows from the individual portfolios as well as their respective market values. The Partnership adjusts the allowance of those portfolios for which the cash flows or market values of the portfolios are less than the current net book value. The Partnership has not recorded a reserve for possible losses in distressed loan portfolios as of December 31, 1996, 1995, and 1994.

3.   Related Party Transactions


     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations most of which are provided for and documented in the limited partnership agreement and the offering prospectus. With the exception of PCM, all of the entities are controlled by the General Partner and/or its sole shareholder. In the case of PCM, there is one minority shareholder who holds one and one-half per cent of the outstanding stock. The affiliated corporations and other affiliated entities are identified below:

            Affiliated Corporations:

            Performance Development, Inc. ("PDI")
            Performance Capital Management ("PCM")
            Spectrum Capital Management, Inc. ("Spectrum")
            Income Network Company ("INC")

            Other Affiliated Entities:

            Performance Asset Management Fund, Ltd. and
            Performance Asset Management Funds II, IV, and V, Ltd. ("PAM Funds")

     PDI was formed as a California corporation in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued


     accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $51,425, $92,447, and $121,205 for the years ended December 31, 1996, 1995, and 1994, respectively. The Partnership made general partner capital distributions to PDI of $35,775, $41,828, and $148,383 for the years ended December 31, 1996, 1995, and 1994, respectively. At December 31, 1996 and 1995, the Partnership had amounts owed to PDI included in amounts due to affiliates of $492,364 and $420,681, respectively.

     PCM was formed as a California corporation in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective distribution interests, generally 55% to 65% for the Partnership and 35% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996, 1995, and 1994, the Partnership was charged $73,542, $4,578, and $940, respectively, by PCM for collection expenses which included but were not limited to collection letters that were sent out to the debtors, debtor tracers utilized in an attempt to locate current debtors, and administration costs incurred when setting up each debtor profile in the PCM information database.

     For the years ended December 31, 1996 and 1995, PCM sold to the Partnership three portfolios and one portfolio, respectively, and recorded acquisition fees for these portfolios of $686,459 and $42,513, respectively. These acquisition fees have

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------



3.   Related Party Transactions, Continued


     been included in the carrying value of the related Partnership investments (see Note 1 - Cash Held in Trust).

     The Partnership sold three portfolios for $112,820 in the year ended December 31, 1996. The Partnership had no sales in 1995 and 1994. PCM effects the sale of the portfolios for the Partnership to non-related third parties and retains 15% of the proceeds as a commission. The Partnership had a net amount due from PCM of $56,039 and $432,942 at December 31, 1996 and 1995, respectively.

     Spectrum was formed in 1988 to serve as an employment service bureau to PCM, PDI and the PAM Funds. All employees, while directly employed by Spectrum, work for the benefit of PCM, PDI and the PAM Funds. The Partnership pays PDI, as General Partner, a fee equal to the employee service fee it paid to Spectrum. For the year ended December 31, 1996, employee service fees were $56,184. The Partnership paid no employee service fees in 1995 and 1994. Prior to 1994, Spectrum performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI.

     As of December 31, 1995, the Partnership had amounts owed to INC of $2,850 for payments made on behalf of the Partnership.

4.   Settlement with West Capital Financial Services Corp.


     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds would receive credits for approximately $1,881,950 due them from WCFSC. The Partnership and the PAM Funds would then remit cash in the amount of $1,970,000 that was payable during the five month period subsequent to the agreement date of the transaction.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------



4.   Settlement with West Capital Financial Services Corp., Continued


     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCSFC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute, release by all parties of all claims against other involved parties, including those claims relating to the Stock Agreement, and the assignment and transfer by the Partnership and the Pam Funds to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release as well as the transfer to WCFSC by the Partnership and the PAM Funds of certain interests in certain distressed loan portfolios, and the transfer of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 from the proceeds which has been available to pay legal fees and costs incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the PAM Funds. To date no such actions have been brought and no funds have been expended. The defense fund terminates in July 1999. Any remaining funds and earned interest will be distributed to the Partnership and the PAM Funds. The Partnership's portion of the Defense Fund is included in other assets.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $5,727,315 of the total settlement proceeds with a portion still being held in trust (see
     Note 1 - Cash Held in Trust).

     The Settlement Agreement was approved by 87.63% of the limited partners of the Partnership; only 0.2% of the limited partners of the Partnership disapproved; and 12.35% of the limited partners of the Partnership provided no responses. A general

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------



4.   Settlement with West Capital Financial Services Corp., Continued


     release in favor of WCFSC was executed by 91.12% of all the limited partners in the Partnership and the other Potential Merger Participant PAM Funds.

5.   Partners' Capital


     In July 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partners' operations. Cash distributions were subsequently reinstated in 1996. For the years ended December 31, 1996, 1995, and 1994, the Partnership had 1,998, 1,998, and 2,000 partnership units, respectively, outstanding of the 2,000 partnership units authorized.

     The net income (loss) per limited partnership unit was calculated by dividing the total limited partner net income (loss) by the number of limited partnership units issued and outstanding as of December 31, 1996, 1995, and 1994. The General Partner did not own any partnership units as of December 31, 1996, 1995, and 1994.

6.   Disclosures about Fair Value of Financial Instruments


     The carrying amounts reported on the Balance Sheet for cash and cash equivalents approximate fair value due to the short-maturity of these instruments.

     The  carrying   values  of  due  to  affiliates  and  due  from  affiliates approximate fair value.

     The fair value of investment in distressed  loan portfolios is addressed in
     Note 2 Investments in Distressed Loan Portfolios.

7.   Year 2000 Disclosure


     PCM has begun the process of identifying, evaluating and implementing changes to PCM's computer programs necessary to address the Year 2000 issue. The General Partner is currently addressing the Partnership's internal Year 2000 issue by coordinating with PCM in connection with PCM's modification of existing programs and conversions to new programs. The General Partner is also in communication with financial institutions and other entities with which the Partnership conducts business to help them identify and resolve the Year 2000 issue

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


7.   Year 2000 Disclosure, Continued


     as it relates to the Partnership's business operations. An assessment of the readiness of those third party institutions and entities with which the Partnership does business is ongoing. While PCM and the General Partner are confident that PCM will complete the assessment and remediation of PCM's computer software, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which the Partnership conducts business will be completed in a timely manner, which could have a material adverse effect on the Partnership's results of operations. The total cost to the Partnership associated with the required modifications and conversions is not expected to be material to the Partnership's results of operations and financial position and is being expensed as incurred.

8.   New Pronouncements


     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------


9.   Net Investment Income


     The following schedule summarizes portfolio sales and collections of debt on portfolios held by the Partnership. Related portfolio basis recoveries and net investment income are also presented (see Note 1 for the Partnership's revenue recognition policy). 1996


                                             1996
                           -------------------------------------------------
                                          Sales to   Collection
                             WCFSC     Third Parties   of Debt       Total
                           ----------  ------------- ----------   ----------
Portfolio collections      $4,391,375     $112,820     $220,996   $4,725,191
Portfolio basis recovery    3,511,087      112,820      216,369    3,840,276
                           ----------   ----------   ----------   ----------
Net investment income        $880,288         --         $4,627     $884,915
                                        ==========   ==========   ==========


                                                       1995
                                       -------------------------------------
                                          Sales to   Collection
                                       Third Parties   of Debt       Total
                                       ------------- ----------   ----------
Portfolio collections                         --     $1,337,920   $1,337,920
Portfolio basis recovery                      --      1,132,402    1,132,402
                                                     ----------   ----------
Net investment income                         --       $205,518     $205,518
                                                     ==========   ==========


                                                       1994
                                       -------------------------------------
                                           Sales to   Collection
                                       Third Parties   of Debt       Total
                                       ------------- ----------   ----------

Portfolio collections                         --     $1,870,385   $1,870,385
Portfolio basis recovery                      --      1,854,725    1,854,725
                                                     ----------   ----------
Net investment income                         --        $15,660      $15,660
                                                     ==========   ==========

                          Performance Asset Management
                                 Fund IV, Ltd.,
                        A California Limited Partnership

                              Financial Statements

                               For the Years Ended
                        December 31, 1996, 1995, and 1994

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                          Index to Financial Statements
              For the Years Ended December 31, 1996, 1995, and 1994

-----------------------------------------------------------------------------


Report of Independent Auditors..............................................1

Financial Statements of Performance Asset Management Fund IV, Ltd.,
  A California Limited Partnership:

    Balance Sheets as of December 31, 1996 and 1995.........................2

    Statements of Operations for the years ended
      December 31, 1996, 1995, and 1994.....................................3

    Statements of Partners' Capital (Deficit) for the
      years ended December 31, 1996, 1995, and 1994.........................4

    Statements of Cash Flows for the years ended
      December 31, 1996, 1995, and 1994.....................................5

Notes to Financial Statements...............................................6

                         REPORT OF INDEPENDENT AUDITORS


To the Partners of
Performance Asset Management Fund IV, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership"), as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund IV, Ltd., A California Limited Partnership, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
February 21, 1997

                   Performance Asset Management Fund IV, Ltd.
                        A California Limited Partnership
                                 Balance Sheets

                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                                   ASSETS

                                                                             1996            1995
                                                                         ------------    ------------
Cash and equivalents                                                       $4,408,545        $559,223
Cash held in trust                                                          3,547,268       6,247,207
Investments in distressed loan portfolios, net                              9,091,186       9,701,767
Receivable from West Capital                                                     --         1,937,718
Due from affiliates                                                           136,022         680,731
Other assets                                                                  104,977         219,153
Organization costs, net                                                         3,454           7,124
                                                                         ------------    ------------
Total assets                                                              $17,291,452     $19,352,923
                                                                         ============    ============

                                   LIABILITIES AND PARTNERS' CAPITAL

Accounts  payable                                                              $6,351         $45,223
Due to affiliates                                                             350,576           8,250
                                                                         ------------    ------------
          Total liabilities                                                   356,927          53,473
General partner' deficit (no units outstanding)                              (748,842)       (516,291)
Limited partners capital (12,000 units authorized;
          11,472 and 11,488 units issued and
          outstanding at December 31, 1996 and
          1995, respectively)                                              17,683,367      19,815,741
                                                                         ------------    ------------
          Total partners' capital                                          16,934,525      19,299,450
                                                                         ------------    ------------
Total liabilities and partners' capital                                   $17,291,452     $19,352,923
                                                                         ============    ============



    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund IV, Ltd.
                        A California Limited Partnership
                            Statements of Operations

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------


                                                                 1996                  1995                  1994
                                                              -----------           -----------           -----------
Portfolio collections                                          $5,235,693            $4,041,724            $2,078,150
Less: portfolio basis recovery                                  5,085,346             3,674,197             2,066,592
                                                              -----------           -----------           -----------
                   Net investment income                          150,347               367,527                11,558
                                                              -----------           -----------           -----------
Cost of operations:
          Collection expense                                      227,874               225,318               525,073
          Management fee expense                                  221,422               214,677               144,633
          Professional fees                                       959,297               514,773                60,949
          Amortization                                              3,670                 3,669                 3,605
          General and administrative expense                       20,832                21,532                 6,321
          Provision for portfolio losses                             --                 109,000               405,000
                                                              -----------           -----------           -----------
                   Total operating expenses                     1,433,095             1,088,969             1,145,581
                                                              -----------           -----------           -----------
Loss from operations                                           (1,282,748)             (721,442)           (1,134,023)
Other income:
          Interest                                                535,431               109,670                96,928
             Other                                                 15,151                 1,800                   900
                                                              -----------           -----------           -----------
Net loss                                                        ($732,166)            ($609,972)          ($1,036,195)
                                                              ===========           ===========           ===========

Net loss allocable to general partner                            ($73,217)             ($60,997)            ($103,620)
                                                              ===========           ===========           ===========
Net loss allocable to limited partners                          ($658,949)            ($548,975)            ($932,575)
                                                              ===========           ===========           ===========
Loss per limited partnership unit                                 ($57.49)              ($47.79)             ($106.20)
                                                              ===========           ===========           ===========


    The accompanying notes are an integral part of the financial statements.

                                        3

                   Performance Asset Management Fund IV, Ltd.
                        A California Limited Partnership
                    Statements of Partners' Capital (Deficit)

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------


                                               General        Limited
                                               Partner        Partners          Total
                                            ------------    ------------    ------------
Balance, December 31, 1993                       ($4,795)     $4,363,250      $4,358,455
       Contributions                                --        14,207,805      14,207,805
       Distributions                            (174,521)     (1,530,263)     (1,704,784)
       Net loss                                 (103,620)       (932,575)     (1,036,195)
                                            ------------    ------------    ------------
Balance, December 31, 1994                      (282,936)     16,108,217      15,825,281
       Contributions                                --         5,803,524       5,803,524
       Distributions                            (172,358)     (1,547,025)     (1,719,383)
       Net loss                                  (60,997)       (548,975)       (609,972)
                                            ------------    ------------    ------------
Balance, December 31, 1995                      (516,291)     19,815,741      19,299,450
       Redemption of 16 partnership units           --           (40,000)        (40,000)
       Distributions                            (159,334)     (1,433,425)     (1,592,759)
       Net loss                                  (73,217)       (658,949)       (732,166)
                                            ------------    ------------    ------------
Balance, December 31, 1996                     ($748,842)    $17,683,367     $16,934,525
                                            ============    ============    ============



    The accompanying notes are an integral part of the financial statements.

                                        4

                   Performance Asset Management Fund IV, Ltd.
                        A California Limited Partnership
                            Statements of Cash Flows

              For the Years Ended December 31, 1996, 1995, and 1994
--------------------------------------------------------------------------------


                                                                                           1996            1995            1994
                                                                                       ------------    ------------    ------------
Cash flows from operating activities:
   Net loss                                                                               ($732,166)      ($609,972)    ($1,036,195)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
      Amortization                                                                            3,670           3,669           3,605
      Decrease (increase) in assets:
         Other assets                                                                       114,176        (200,728)        (18,425)
         Due from affiliates                                                                544,709        (501,507)        509,757
         Provision for portfolio losses                                                        --           109,000         405,000
      Increase (decrease) in liabilities:
         Accounts payable                                                                   (38,872)         25,296          14,127
         Due to affiliates                                                                  342,326        (304,681)       (361,735)
                                                                                       ------------    ------------    ------------
Net cash provided by (used in) operating activities                                         233,843      (1,478,923)       (483,866)
                                                                                       ------------    ------------    ------------
Cash flows provided by (used in) investing activities:
   Recovery of portfolio basis                                                            5,085,346       3,674,197       2,066,592
   Receivable from West Capital                                                           1,937,718            --        (1,937,718)
   Cash held in trust                                                                     2,699,939      (6,247,207)           --
   Purchase of investments in distressed loan portfolios                                 (4,474,765)     (4,215,633)     (9,804,990)
                                                                                       ------------    ------------    ------------
Net cash provided by (used in) investing activities                                       5,248,238      (6,788,643)     (9,676,116)
                                                                                       ------------    ------------    ------------
Cash flows provided by (used in) financing activities:
   Redemption of partnership units                                                          (40,000)           --              --
   Distributions to partners                                                             (1,592,759)     (1,719,383)     (1,704,784)
   Limited partner capital contributions                                                       --         5,803,524      14,274,931
   Deposits in escrow for investor subscriptions                                               --          (260,000)        (32,500)
                                                                                       ------------    ------------    ------------
Net cash provided by (used in) financing activities                                      (1,632,759)      3,824,141      12,537,647
                                                                                       ------------    ------------    ------------
Net increase (decrease) in cash                                                           3,849,322      (4,443,425)      2,377,665
Cash at beginning of period                                                                 559,223       5,002,648       2,624,983
                                                                                       ------------    ------------    ------------
Cash at end of period                                                                    $4,408,545        $559,223      $5,002,648
                                                                                       ============    ============    ============

                                     Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
   Franchise taxes                                                                             $800            $800            $800


    The accompanying notes are an integral part of the financial statements.

                                        5

                   Performance Asset Management Fund IV, Ltd.
                        A California Limited Partnership

                          Notes to Financial Statements
--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies

     Organization and Description of Business

     Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership (the "Partnership"), was formed in October 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in an intrastate offering to residents of California, pursuant to the provisions of Section 3(A)(11) of the Securities Act of 1933; however, the Partnership did not begin its primary operations until March 1993. The general partner is Performance Development, Inc., a California corporation ("PDI")(the "General Partner").

     The Partnership terminates at December 31, 2005. At that time, the Partnership will distribute any remaining cash after payment of Partnership obligations following the sale or collection of all assets.

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership plus. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

     Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Partnership maintains cash balances at one bank in accounts which exceeded federally insured limits by approximately $4,300,000 and $460,000 at December 31, 1996 and 1995, respectively. The Partnership uses a cash management system whereby idle cash balances are transferred daily into a master account and invested in high quality, short-term securities that do not enjoy the benefit of the federal insurance. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and the strength of the bank and has not experienced any past losses with cash and equivalent investments. The
     Partnership received interest income from these investments of $535,431, $109,670, and $96,928 in 1996, 1995, and 1994, respectively.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Cash Held in Trust

     The General Partner anticipates that the Partnership and PAM, PAM II, III, and V, may, in the future, be reorganized and merged into one corporation (Potential Merger Participant PAM Funds). In an effort to accomplish that reorganization and merger, the General Partner, on behalf of the Partnership and the other Potential Merger Participant PAM Funds, entered into an agreement on December 12, 1995 with the State of California Department of Corporations, pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds held in trust are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain then pending litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates. The trust fund balance until Trust termination must exceed $5,000,000 among all other Potential Merger Participant PAM Funds. The Trust will terminate and the trustee will distribute all of the remaining funds held by the trustee on August 18, 1998 if reorganization and merger is not completed by that date. The Partnership's share of the Trust's funds at December 31, 1996 and 1995 was $3,547,268 and $6,247,207.

     Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis and are reported in the Statement of Operations as portfolio basis recovery. Under the cost recovery method of revenue recognition used by the Partnership, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid balances of these investments will ultimately be collected. Any adjustments reducing the carrying value of the individual portfolios are recorded in the results of operations as a general and administrative expense.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs have been capitalized and amortized using the straight-line method over five years ending in 1997.

     Professional Expenses

     Professional expenses are incurred in relation to ongoing accounting and legal assistance.

     Income Taxes

     No provision for income taxes has been provided for in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners report individually on their share of Partnership operating results.

     Supplemental Non-Cash Disclosure

     In 1994 the Partnership recharacterized amounts totaling $67,126 previously reported as organizational costs, and recorded these amounts as a reduction to partnership capital accordingly.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Partnership utilized an industry specific discount rate from Ibbotson's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Partnership utilized the cost of capital rate experienced in 1996 by personal finance companies. The Partnership selected the personal finance companies' data as it most closely reflected comparable economic risk levels and the type of business operations encountered. The weighted average cost of capital for personal finance companies was between 7.31 and 9.4 for 1996 and 1995. The Partnership used a rate within this range.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                1996
                                                   -----------------------------
                                                     Carrying             Fair
                                                      Amount             Value
                                                   -----------       -----------
         Credit card accounts                      $ 6,947,644       $10,485,070
         Consumer loans                              1,795,999         3,050,595
         Notes secured by Deeds of Trust               347,543           347,543
                                                   -----------       -----------
                                                   $ 9,091,186       $13,883,208
                                                   ===========       ===========

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net, Continued

                                                                1995
                                                   -----------------------------
                                                     Carrying             Fair
                                                      Amount             Value
                                                   -----------       -----------
         Credit card accounts                      $ 5,857,955       $ 8,013,319
         Performing rewritten accounts                 414,056           414,056
         Consumer loans                              2,984,756         4,552,847
         Notes secured by Deeds of Trust               445,000           445,000
                                                   -----------       -----------
                                                   $ 9,701,767       $13,425,222
                                                   ===========       ===========

     At December 31, 1996 and 1995, the allowance for possible losses on investments (the "allowance") in specific distressed loan portfolios consisted of the following:

                                                            1996
                                         --------------------------------------------
                                          Investment     Allowance for      Carrying
                                           Balance     Portfolio Losses      Amount
                                         -----------   ----------------    ----------
        Credit card accounts             $ 7,461,644      ($514,000)       $6,947,644
        Consumer loans                     1,795,999           --           1,795,999
        Notes secured by Deeds of Trust      347,543           --             347,543
                                         -----------      ---------        ----------
                                         $ 9,605,186      ($514,000)       $9,091,186
                                         ===========      =========        ==========

                                                            1995
                                         --------------------------------------------
                                          Investment     Allowance for      Carrying
                                           Balance     Portfolio Losses      Amount
                                         -----------   ----------------    ----------
        Credit card accounts             $ 6,371,955      ($514,000)       $5,857,955
        Performing rewritten accounts        414,056           --             414,056
        Consumer loans                     2,984,756           --           2,984,756
        Notes secured by Deeds of Trust      445,000           --             445,000
                                         -----------      ---------        ----------
                                         $10,215,767      ($514,000)       $9,701,767
                                         ===========      =========        ==========

     The Partnership continuously evaluates the collectibility of distressed loan balances by reviewing the cash flows from the individual portfolios as well as their respective market values. The Partnership adjusts the allowance of those portfolios for which the cash flows or market values of the portfolios are less than the current net book value. The Partnership has recorded a reserve for possible losses on investments

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net, Continued

     in specific distressed loan portfolios of $514,000 at December 31, 1996 and 1995, respectively, and $405,000 at December 31, 1994.

3.   Related Party Transactions

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations most of which are provided for and documented in the limited partnership agreement and the offering prospectus. With the exception of PCM, all of the entities are controlled by the General Partner and/or its sole shareholder. In the case of PCM, there is one minority shareholder who holds one and one-half per cent of the outstanding stock. The affiliated corporations and other affiliated entities are identified below:

          Affiliated Corporations:

          Performance Development, Inc. ("PDI")
          Performance Capital Management ("PCM")
          Income Network Company ("INC")
          Spectrum Capital Management, Inc. ("Spectrum")

          Other Affiliated Entities:

          Performance Asset Management Fund, Ltd. and
          Performance Asset Management Funds II, III, and V, Ltd. ("PAM Funds")

     PDI was formed as a California corporation in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     During the years ended December 31, 1995 and 1994, the Partnership paid PDI syndication fees of $201,825 and $506,100, respectively, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totaling $397,095 and $131,151 during the years ended December 31, 1995 and 1994, respectively. PDI's management fees incurred and recorded by the Partnership totaled $221,422, $214,677, and $144,633 for the years ended December 31, 1996, 1995, and 1994, respectively. The Partnership made general partner capital distributions to PDI of $159,334, $172,358, and $174,521 for the years ended December 31, 1996, 1995, and 1994, respectively. At December 31, 1996, the Partnership had amounts owed to PDI included in amounts due to affiliates of $349,497. At December 31, 1995, the Partnership had amounts owed from PDI included in amounts due from affiliates of $325,921.

     PCM was formed as a California corporation in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective distribution interests, generally 55% to 65% for the Partnership and 35% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996, 1995, and 1994, the Partnership was charged $227,874, $225,318, and $525,073, respectively, by PCM for collection expenses which included but were not limited to collection letters that were sent out to the debtors, debtor tracers utilized in an attempt to locate current debtors, and administration costs incurred when setting up each debtor profile in the PCM information database.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     For the years ended December 31, 1996, 1995, and 1994, PCM sold to the Partnership twelve portfolios, seven portfolios, and twenty portfolios, respectively, and recorded acquisition fees for these portfolios of $1,181,569, $960,352, and $1,635,474, respectively. These acquisition fees have been included in the carrying value of the related Partnership investments. (See Note 1 - Cash Held in Trust).

     The Partnership had three portfolio sales for $222,753 in the year ended December 31, 1996. The Partnership had no sales in 1995 and 1994. PCM effects the sale of the portfolios for the Partnership to non-related third parties and retains 15% of the proceeds as a commission. The Partnership had a net amount due from PCM of $136,022 and $314,221 at December 31, 1996 and 1995, respectively.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, was paid commissions equal to 10% of gross proceeds.

     During the year ended December 31, 1995, the Partnership paid INC commissions of $636,000, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $8,250 recorded as due to affiliates.

     Spectrum was formed in 1988 to serve as an employment service bureau to PCM, PDI and the PAM Funds. All employees, while directly employed by Spectrum, work for the benefit of PCM, PDI and the PAM Funds. The Partnership pays PDI, as General Partner, a fee equal to the employee service fee it paid to Spectrum. For the year ended December 31, 1996, employee service fees were $159,643. The Partnership paid no employee service fees in 1995 and 1994. Prior to 1994, Spectrum performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

4.   Settlement with West Capital Financial Services Corp.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds would receive credits for approximately $1,881,950 due them from WCFSC. The Partnership and the PAM Funds would then remit cash in the amount of $1,970,000 that was payable during the five month period subsequent to the agreement date of the transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCSFC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute, release by all parties of all claims against other involved parties, including those claims relating to the Stock Agreement, and the assignment and transfer by the Partnership and the Pam Funds to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release as well as the transfer to WCFSC by the Partnership and the PAM Funds of certain interests in certain distressed loan portfolios, and the transfer of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 from the proceeds which has been available to pay legal fees and costs incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the PAM Funds. To date no such actions have been brought and no funds have been expended. The defense fund terminates in July 1999. Any remaining funds and earned interest will be distributed to the Partnership and the PAM Funds. The Partnership's portion of the defense fund is included in other assets.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

4.   Settlement with West Capital Financial Services Corp., Continued

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $4,304,815 of the total settlement proceeds with a portion still being held in trust (see
     Note 1 - Cash Held in Trust).

     The Settlement Agreement was approved by 88.7% of the limited partners of the Partnership; only 0.6% of the limited partners of the Partnership disapproved; and 10.7% of the limited partners of the Partnership provided no responses. A general release in favor of WCFSC was executed by 91.12% of all the limited partners in the Partnership and the PAM Funds.

5.   Partners' Capital

     In 1995, the distributions to partners were suspended in order to utilize cash to enhance the Partnership operations. Cash distributions were subsequently reinstated in 1996. For the years ended December 31, 1996, 1995, and 1994, the Partnership had 11,472, 11,488, and 8,781 partnership units, respectively, outstanding of the 12,000 partnership units authorized.

     The income (loss) per limited partnership unit was calculated by dividing the total limited partner net income (loss) by the number of limited partnership units issued and outstanding as of December 31, 1996, 1995, and 1994. The General Partner did not own any partnership units as of December 31, 1996, 1995, and 1994.

6.   Disclosures about Fair Value of Financial Instruments

     The carrying amounts reported on the Balance Sheet for cash and cash equivalents approximate fair value due to the short-maturity of these instruments.

     The  carrying   values  of  due  to  affiliates  and  due  from  affiliates approximate fair value.

     The fair value of investment in distressed  loan portfolios is addressed in
     Note 2 Investments in Distressed Loan Portfolios.

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

8.   New Pronouncements

     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

9.   Net Investment Income

     The following schedule summarizes portfolio sales and collections of debt on portfolios held by the Partnership. Related portfolio basis recoveries and net investment income are also presented (see Note 1 for the Partnership's revenue recognition policy).

                                                                       1996
                                           --------------------------------------------------------------
                                                              Sales to       Collection
                                              WCFSC        Third Parties       of Debt           Total
                                           ----------      -------------     ----------       ----------
         Portfolio collections             $1,947,394       $  222,753       $3,065,546       $5,235,693
         Portfolio basis recovery           1,797,047          222,753        3,065,546        5,085,346
                                           ----------       ----------       ----------       ----------
         Net investment income             $  150,347             --               --         $  150,347
                                           ==========       ==========       ==========       ==========

                                                                                1995
                                                           ----------------------------------------------
                                                              Sales to       Collection
                                                           Third Parties       of Debt           Total
                                                           -------------     ----------       ----------
         Portfolio collections                                    --         $4,041,724       $4,041,724
         Portfolio basis recovery                                 --          3,674,197        3,674,197
                                                            ----------       ----------       ----------
         Net investment income                                    --         $  367,527       $  367,527
                                                            ==========       ==========       ==========

                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

9.   Net Investment Income, Continued

                                                                  1994
                                             ---------------------------------------------
                                               Sales to        Collection
                                             Third Parties       of Debt          Total
                                             -------------     ----------       ----------
         Portfolio collections                     --          $2,078,150       $2,078,150
         Portfolio basis recovery                  --           2,066,592        2,066,592
                                             -------------     ----------       ----------
         Net investment income                     --          $   11,558       $   11,558
                                             =============     ==========       ==========

                          Performance Asset Management
                                  Fund V, Ltd.,
                        A California Limited Partnership

                              Financial Statements

                               For the Years Ended
                         December 31, 1996 and 1995 and
                    The Period from April 4, 1994 (Inception)
                            Through December 31, 1994

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                          Index to Financial Statements
               For the Years Ended December 31, 1996 and 1995 and
       The Period from April 4, 1994 (Inception) Through December 31, 1994

--------------------------------------------------------------------------------

Report of Independent Auditors.................................................1

Financial  Statements of Performance Asset Management Fund V, Ltd.,
  A California Limited Partnership:

    Balance Sheets as of December 31, 1996 and 1995............................2

    Statements of Operations for the years ended
      December 31, 1996 and 1995 and the period
      from April 4, 1994 (inception) through
      December 31, 1994........................................................3

    Statements of Partners' Capital (Deficit) for the
      years ended December 31, 1996 and 1995 and
      the period from April 4, 1994 (inception)
      through December 31, 1994................................................4

    Statements of Cash Flows for the years ended
      December 31, 1996 and 1995 and the period
      from April 4, 1994 (inception) through
      December 31, 1994........................................................5

Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund V, Ltd.
A California Limited Partnership

We have audited the accompanying balance sheets of Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership"), as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the two years in the period ended December 31, 1996 and for the period from April 4, 1994 (inception) through December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund II, Ltd., A California Limited Partnership, as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period from April 4, 1994 (inception) through December 31, 1994, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
February 21, 1997

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership
                                 Balance Sheets

                           December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                     ASSETS

                                                         1996           1995
                                                      -----------   -----------
Cash and equivalents                                   $1,731,112      $215,798
Cash held in trust                                          8,388     1,014,201
Investments in distressed loan portfolios, net          2,300,662     1,771,568
Receivable from West Capital                                 --       1,014,882
Due from affiliates                                       351,718       624,247
Other assets                                               24,873        36,733
Organization costs, net                                     2,486         3,520
                                                      -----------   -----------
Total assets                                           $4,419,239    $4,680,949
                                                      ===========   ===========

                        LIABILITIES AND PARTNERS' CAPITAL

Accounts  payable                                            $599        $2,598
Due to affiliates                                          56,341         1,650
                                                      -----------   -----------
    Total liabilities                                      56,940         4,248
                                                      -----------   -----------
General partner's deficit  (no units outstanding)         (72,218)      (43,718)
Limited partners' capital (1,200 units authorized;
    1,194 and 1,200 units issued and outstanding
    at December 31, 1996, and 1995, respectively)       4,434,517     4,720,419
                                                      -----------   -----------
    Total partners' capital                             4,362,299     4,676,701
                                                      -----------   -----------
Total liabilities and partners' capital                $4,419,239    $4,680,949
                                                      ===========   ===========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership
                            Statements of Operations

               For the Years Ended December 31, 1996 and 1995 and
       The Period from April 4, 1994 (Inception) through December 31, 1994

--------------------------------------------------------------------------------

                                            1996         1995          1994
                                         ----------    ----------    ----------
Portfolio collections                    $1,202,048      $483,439       $38,117
Less: portfolio basis recovery            1,115,996       483,439        38,117
                                         ----------    ----------    ----------
    Net investment income                    86,052          --            --
                                         ----------    ----------    ----------
Cost of operations:
  Collection expense                         72,423        64,375        59,052
  Management fee expense                     57,217        39,146         5,128
  Professional fees                         133,690       103,202         8,691
  Amortization                                1,034         1,031           617
  General and administrative expense          8,147         2,629         2,072
  Provision for portfolio losses               --          26,000        54,000
                                         ----------    ----------    ----------
    Total operating expenses                272,511       236,383       129,560
                                         ----------    ----------    ----------
Loss from operations                       (186,459)     (236,383)     (129,560)
Other income:
  Interest                                  101,123        32,864         9,542
  Other                                        --              46          --
                                         ----------    ----------    ----------
Net loss                                   ($85,336)    ($203,473)    ($120,018)
                                         ==========    ==========    ==========

Net loss allocable to general partner       ($8,534)     ($20,347)     ($12,002)
                                         ==========    ==========    ==========
Net loss allocable to limited partners     ($76,802)    ($183,126)    ($108,016)
                                         ==========    ==========    ==========
Net loss per limited partnership unit       ($64.32)     ($152.60)     ($181.54)
                                         ==========    ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership
                    Statements of Partners' Capital (Deficit)

               For the Years Ended December 31, 1996 and 1995 and
       The Period from April 4, 1994 (Inception) through December 31, 1994

--------------------------------------------------------------------------------

                                        General        Limited
                                        Partner        Partners        Total
                                      -----------    -----------    -----------
Balance, April 4, 1994                       --             --             --
  Contributions                              --       $2,542,561     $2,542,561
  Distributions                           ($1,583)       (14,250)       (15,833)
  Net loss                                (12,002)      (108,016)      (120,018)
                                      -----------    -----------    -----------
Balance, December 31, 1994                (13,585)     2,420,295      2,406,710
  Contributions                              --        2,571,300      2,571,300
  Distributions                            (9,786)       (88,050)       (97,836)
  Net loss                                (20,347)      (183,126)      (203,473)
                                      -----------    -----------    -----------
Balance, December 31, 1995                (43,718)     4,720,419      4,676,701
  Distributions                           (19,966)      (179,100)      (199,066)
  Redemption of 6 partnership units          --          (30,000)       (30,000)
  Net loss                                 (8,534)       (76,802)       (85,336)
                                      -----------    -----------    -----------
Balance, December 31, 1996               ($72,218)    $4,434,517     $4,362,299
                                      ===========    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership
                            Statements of Cash Flows

               For the Years Ended December 31, 1996 and 1995 and
       The Period from April 4, 1994 (Inception) through December 31, 1994

--------------------------------------------------------------------------------

                                                                       1996                 1995                 1994
                                                                    -----------          -----------          -----------
Cash flows from operating activities:
  Net loss                                                             ($85,336)           ($203,473)           ($120,018)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Amortization                                                          1,034                  982               (4,502)
    Decrease (increase) in assets:
      Other assets                                                       11,860               23,234              (23,234)
      Due from affiliate                                                272,529             (492,785)             (90,389)
      Provision for portfolio losses                                       --                 26,000               54,000
    Increase (decrease) in liabilities:
      Due to affiliates                                                  54,691             (232,378)             234,028
      Accounts payable                                                   (1,999)               1,798                  800
                                                                    -----------          -----------          -----------
Net cash provided by (used in) operating activities                     252,779             (876,622)              50,685
                                                                    -----------          -----------          -----------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis                                         1,115,996              415,279               28,474
  Receivable from West Capital                                        1,014,882                 --             (1,014,882)
  Cash held in trust                                                  1,005,813           (1,014,201)                --
  Purchase of investments in distressed loan portfolios              (1,645,090)          (1,843,039)            (530,088)
                                                                    -----------          -----------          -----------
Net cash provided by (used in) investing activities                   1,491,601           (2,441,961)          (1,516,496)
                                                                    -----------          -----------          -----------
Cash flows provided by (used in) financing activities:
  Redemption of partnership units                                       (30,000)                --                   --
  Limited parter capital contributrions                                    --              2,571,300            2,542,561
  Distributions to partners                                            (199,066)             (97,836)             (15,833)
  Deposits in escrow for investor subscriptions                            --               (160,000)             160,000
                                                                    -----------          -----------          -----------
Net cash provided by (used in) financing activities                    (229,066)           2,313,464            2,686,728
                                                                    -----------          -----------          -----------
Net increase (decrease) in cash                                       1,515,314           (1,005,119)           1,220,917
Cash at beginning of period                                             215,798            1,220,917                 --
                                                                    -----------          -----------          -----------
Cash at end of period                                                $1,731,112             $215,798           $1,220,917
                                                                    ===========          ===========          ===========

                                   Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Franchise taxes                                                          $800                 $800                 $800


    The accompanying notes are an integral part of the financial statements.

                    Performance Asset Management Fund V, Ltd.
                        A California Limited Partnership

                          Notes to Financial Statements

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     Organization and Description of Business

     Performance Asset Management Fund V, Ltd., A California Limited Partnership (the "Partnership"), was formed in April 1994, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until July 1994. The general partner is Performance Development, Inc., a California corporation ("PDI")(the "General Partner").

     The Partnership terminates at December 31, 2007. At that time, the Partnership will distribute any remaining cash after payment of Partnership obligations following the sale or collection of all assets.

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

     Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Partnership maintains cash balances at one bank in accounts which exceeded federally insured limits by approximately $1,690,000 and $116,000 at December 31, 1996 and 1995, respectively. The Partnership uses a cash management system whereby idle cash balances are transferred daily into a master account and invested in high quality, short-term securities that do not enjoy the benefit of the federal insurance. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and the strength of the bank and has not experienced any past losses with cash and equivalent investments.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Cash and Equivalents, Continued

     The Partnership received interest income from these investments, net of interest expense, of $101,123, $32,864, and $9,542 in 1996, 1995, and 1994,
     respectively.

     Cash Held in Trust

     The General Partner anticipates that the Partnership and PAM, PAM II, III, and IV, may, in the future, be reorganized and merged into one corporation (Potential Merger Participant PAM Funds). In an effort to accomplish that reorganization and merger, the General Partner, on behalf of the Partnership and the other Potential Merger Participant PAM Funds, entered into an agreement on December 12, 1995 with the State of California Department of Corporations, pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds held in trust are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain then pending litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates. The trust fund balance until Trust termination must exceed $5,000,000 among all other Potential Merger Participant PAM Funds. The Trust will terminate and the trustee will distribute all of the remaining funds held by the trustee on August 18, 1998 if reorganization and merger is not completed by that date. The Partnership's share of the Trust's funds at December 31, 1996 and 1995 was $8,388 and $1,014,201.

     Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis and are reported in the Statement of Operations as portfolio basis recovery. Under the cost recovery method of revenue recognition used by the Partnership, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid balances of these investments

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies, Continued

     Investment in Distressed Loan Portfolios and Revenue Recognition, Continued

     will ultimately be collected. Any adjustments reducing the carrying value of the individual portfolios are recorded in the results of operations as general and administrative expenses.

     Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs have been capitalized and are being amortized using the straight-line method over five years ending in 1999.

     Professional Expenses

     Professional expenses are incurred in relation to ongoing accounting and legal assistance.

     Income Taxes

     No provision for income taxes has been provided for in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners report individually on their share of Partnership operating results.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Partnership utilized an industry specific discount rate from Ibbotson's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Partnership utilized the cost of capital rate experienced in 1996 by personal finance companies. The Partnership selected the personal finance companies' data as it most closely reflected comparable economic risk levels and the type of business operations encountered. The weighted average cost of capital for personal finance companies was between 7.31 and 9.4 for 1996 and 1995. The Partnership used a rate within this range.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                               1996
                                                    ----------------------------
                                                     Carrying            Fair
                                                      Amount             Value
                                                    ----------        ----------
         Credit card accounts                       $1,875,933        $2,788,322
         Consumer loans                                424,729           480,279
                                                    ----------        ----------
                                                    $2,300,662        $3,268,601
                                                    ==========        ==========

                                                               1995
                                                    ----------------------------
                                                     Carrying            Fair
                                                      Amount             Value
                                                    ----------        ----------
         Credit card accounts                       $1,032,857        $1,678,279
         Performing rewritten accounts                 105,089           105,089
         Consumer loans                                633,622           880,399
                                                    ----------        ----------
                                                    $1,771,568        $2,663,767
                                                    ==========        ==========

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

2.   Investments in Distressed Loan Portfolios, Net, Continued

     At December 31, 1996 and 1995, the allowance for possible losses on investments (the "allowance") in specific distressed loan portfolios consisted of the following:

                                                                1996
                                          --------------------------------------------------
                                           Investment        Allowance for         Carrying
                                            Balance         Portfolio Losses        Amount
                                          -----------       ----------------     -----------
         Credit card accounts              $1,928,933          ($53,000)          $1,875,933
         Consumer loans                       451,729           (27,000)             424,729
                                          -----------       -----------          -----------
                                           $2,380,662          ($80,000)          $2,300,662
                                          ===========       ===========          ===========

                                                                1995
                                          --------------------------------------------------
                                           Investment        Allowance for         Carrying
                                            Balance         Portfolio Losses        Amount
                                          -----------       ----------------     -----------
         Credit card accounts              $1,085,857          ($53,000)          $1,032,857
         Performing rewritten accounts        105,089              --                105,089
         Consumer loans                       660,622           (27,000)             633,622
                                          -----------       -----------          -----------
                                           $1,851,568          ($80,000)          $1,771,568
                                          ===========       ===========          ===========

     The Partnership continuously evaluates the collectibility of distressed loan balances by reviewing the cash flows from the individual portfolios as well as their respective market values. The Partnership adjusts the allowance of those portfolios for which the cash flows or market values of the portfolios are less than the current net book value. The Partnership has recorded a reserve for possible losses on investments in specific distressed loan portfolios of $80,000 as of December 31, 1996 and 1995 and $54,000 as of December 31, 1994.

3.   Related Party Transactions

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations most of which are provided for and documented in the limited partnership agreement and the offering prospectus. With the exception of PCM, all of the entities are controlled by the General Partner and/or its sole shareholder. In the case of PCM, there is one minority shareholder who holds one and one-half per cent of the outstanding stock. The affiliated corporations and other affiliated entities are identified below:

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

          Affiliated Corporations:

          Performance Development, Inc. ("PDI")
          Performance Capital Management ("PCM")
          Spectrum Capital Management, Inc. ("Spectrum")

          Other Affiliated Entities:

          Performance Asset Management Fund, Ltd. and
          Performance Asset Management Funds II, III, and IV, Ltd. ("PAM Funds")

     PDI was formed as a California corporation in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     During 1995 and 1994, the Partnership paid PDI syndication fees of $90,750 and $89,250, which have been accounted for as a reduction against Gross Proceeds. The Partnership also reimbursed PDI for offering expense totaling $60,450 and $45,689 for the year and period ended December 31, 1995 and 1994.

     PDI's management fees incurred and recorded by the Partnership totaled $57,217, $39,146, and $5,128 for the years and period ended December 31, 1996, 1995, and 1994, respectively. The Partnership made general partner capital distributions to PDI of $19,966, $9,786, and $1,583 for the years and period ended December 31, 1996, 1995, and 1994, respectively. At December 31, 1996, the Partnership had amounts owed to PDI included in amounts due to affiliates of $56,124. At December 31, 1995, the Partnership had amounts owed from PDI included in amounts due from affiliates of $45,809.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     PCM was formed as a California corporation in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective distribution interests, generally 55% to 65% for the Partnership and 35% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years and period ended December 31, 1996, 1995, and 1994, the Partnership was charged $72,423, $64,375, and $59,052, respectively, by PCM for collection expenses which included but were not limited to collection letters that were sent out to the debtors, debtor tracers utilized in an attempt to locate current debtors, and administration costs incurred when setting up each debtor profile in the PCM information database.

     For the years and period ended December 31, 1996, 1995, and 1994, PCM sold to the Partnership two portfolios, five portfolios, and four portfolios, respectively, and recorded acquisition fees for these portfolios of $435,465, $470,971 and $136,953, respectively. These acquisition fees have been included in the carrying value of the related Partnership investments (see Note 1 - Cash Held in Trust).

     The Partnership had three portfolio sales for $115,394 in the year ended December 31, 1996. The Partnership had no sales in 1995 and 1994. PCM effects the sale of the portfolios for the Partnership to non-related third parties and retains 15% of the proceeds as a commission.

     The Partnership had a net amount due from PCM of $351,718 and $89,625 at December 31, 1996 and 1995, respectively.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

3.   Related Party Transactions, Continued

     INC was formed on February 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, was paid commissions equal to 10% of gross proceeds.

     During the year ended December 31, 1995 and 1994, the Partnership paid INC commissions of $302,500 and $297,500, respectively, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $1,650 for payments made by INC on behalf of the Partnership.

     Spectrum was formed in 1988 to serve as an employment service bureau to PCM, PDI and the PAM Funds. All employees, while directly employed by Spectrum, work for the benefit of PCM, PDI and the PAM Funds. The Partnership pays PDI, as General Partner, a fee equal to the employee service fee it paid to Spectrum. For the year ended December 31, 1996, employee service fees were $32,716. The Partnership paid no employee service fees in 1995 and 1994. Prior to 1994, Spectrum performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

4.   Settlement with West Capital Financial Services Corp.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds would receive credits for approximately $1,881,950 due them from WCFSC. The Partnership and the PAM Funds would then remit cash in the amount of $1,970,000 that was payable during the five month period subsequent to the agreement date of the transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

4.   Settlement with West Capital Financial Services Corp., Continued

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCSFC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute, release by all parties of all claims against other involved parties, including those claims relating to the Stock Agreement, and the assignment and transfer by the Partnership and the Pam Funds to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release as well as the transfer to WCFSC by the Partnership and the PAM Funds of certain interests in certain distressed loan portfolios, and the transfer of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 from the proceeds which has been available to pay legal fees and costs incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the PAM Funds. To date no such actions have been brought and no funds have been expended. The defense fund terminates in July 1999. Any remaining funds and earned interest will be distributed to the Partnership and the PAM Funds. The Partnership's portion of the defense fund is included in other assets.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $1,542,641 of the total settlement proceeds with a portion still being held in trust (see
     Note 1 - Cash Held in Trust).

     The Settlement Agreement was approved by 89.75% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved; and 10.25% of the limited partners of the Partnership provided no responses. A general release in favor of WCFSC was executed by 91.12% of all the limited partners in the Partnership and the other Potential Merger Participant PAM Funds.

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

5.   Partners' Capital

     In 1995 the distributions to partners were suspended in order to utilize cash to enhance the Partnership operations. Cash distributions were subsequently reinstated in 1996. For the years and period ended December 31, 1996, 1995, and 1994, the Partnership had 1,194, 1,200, and 595
     partnership units, respectively, outstanding of the 1,200 partnership units authorized.

     The net income (loss) per limited partnership unit was calculated by dividing the total limited partner net income (loss) by the number of limited partnership units issued and outstanding as of December 31, 1996, 1995, and 1994. The General Partner did not own any partnership units as of December 31, 1996, 1995, and 1994.

6.   Disclosures about Fair Value of Financial Instruments

     The carrying amounts reported on the Balance Sheet for cash and cash equivalents approximate fair value due to the short-maturity of these instruments.

     The  carrying   values  of  due  to  affiliates  and  due  from  affiliates approximate fair value.

     The fair value of investment in distressed  loan portfolios is addressed in
     Note 2 Investments in Distressed Loan Portfolios.

7.   New Pronouncements

     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental

                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

--------------------------------------------------------------------------------

6.   Disclosures about Fair Value of Financial Instruments, Continued

     Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

8.   Net Investment Income

     The following schedule summarizes portfolio sales and collections of debt on portfolios held by the Partnership. Related portfolio basis recoveries and net investment income are also presented (see Note 1 for the Partnership's revenue recognition policy).

                                                                                               1996
                                                             -----------------------------------------------------------------------
                                                                                 Sales to            Collection
                                                              WCFSC            Third Parties           of Debt              Total
                                                              -----            -------------           -------              -----
         Portfolio collections                               $418,395             $115,394             $668,259           $1,202,048
         Portfolio basis recovery                             346,350              115,394              654,252            1,115,996
                                                             --------             --------             --------           ----------
         Net investment income                                $72,045                 --                $14,007              $86,052
                                                             ========             ========             ========           ==========

                                                                                                       1996
                                                                               -----------------------------------------------------
                                                                                 Sales to            Collection
                                                                               Third Parties           of Debt              Total
                                                                               -------------           -------              -----
         Portfolio collections                                                        --               $483,439             $483,439
         Portfolio basis recovery                                                     --                483,439              483,439
                                                                                  --------             --------           ----------
         Net investment income                                                        --                   --                   --
                                                                                  ========             ========           ==========

                                                                                                       1996
                                                                               -----------------------------------------------------
                                                                                 Sales to            Collection
                                                                               Third Parties           of Debt              Total
                                                                               -------------           -------              -----
         Portfolio collections                                                        --                $38,117              $38,117
         Portfolio basis recovery                                                     --                 38,117               38,117
                                                                                  --------             --------           ----------
         Net investment income                                                        --                   --                   --
                                                                                  ========             ========           ==========

                      Performance Capital Management, Inc.

                              Financial Statements

                               For the Years Ended
                        December 31, 1996, 1995, and 1994

                      Performance Capital Management, Inc.

                        Index to the Financial Statements

--------------------------------------------------------------------------------



Report of Independent Auditors.................................................1

Financial Statements of Performance Capital Management, Inc.:

         Balance Sheets as of December 31, 1996 and 1995.......................2

         Statements of Operations for the years ended
             December 31, 1996, 1995, and 1994.................................3

         Statements of Shareholders' Equity (Deficit) for the years ended
             December 31, 1996, 1995, and 1994.................................4

         Statements of Cash Flows for the years ended
             December 31, 1996, 1995, and 1994.................................5

Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS





To the Board of Directors
Performance Capital Management, Inc.

We  have  audited  the  accompanying   balance  sheets  of  Performance  Capital
Management, Inc. (the "Company") as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Capital Management, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
February 21, 1997

                      Performance Capital Management, Inc.
                                 Balance Sheets

                           December 31, 1996 and 1995
--------------------------------------------------------------------------------
                                     ASSETS

                                                                               1996          1995
                                                                           -----------   -----------
Cash and equivalents ...................................................    $2,878,541      $416,274
Due from affiliates ....................................................       352,949       358,183
Invesments in distressed loan portfolios, net ..........................            --        27,405
Property and equipment, net ............................................       703,195       381,968
Other assets ...........................................................        47,580       137,361
                                                                           -----------   -----------
Total assets ...........................................................    $3,982,265    $1,321,191
                                                                            ==========   ===========
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts  payable ......................................................      $187,425      $182,369
Due to affiliates ......................................................     3,783,731     1,225,437
                                                                           -----------   -----------
       Total liabilities ...............................................     3,971,156     1,407,806
                                                                           -----------   -----------
Commitments and contingencies
Shareholders' equity (deficit):
       Common stock (no par value; 100,000 shares
         authorized; 100 shares issued and outstanding
         at December 31, 1996 and 1995 .................................           100           100
       Retained earnings (deficit) .....................................        11,009       (86,715)
                                                                           -----------   -----------
                                    Total shareholders' equity (deficit)        11,109       (86,615)
                                                                           -----------   -----------
Total liabilities and shareholders' equity .............................    $3,982,265    $1,321,191
                                                                           ===========   ===========

                      Performance Capital Management, Inc.
                            Statements of Operations

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------

                                                                    1996           1995            1994
                                                                -------------------------------------------
Revenue:
       Portfolio sales ......................................    $12,049,227     $4,998,906     $10,382,393
       Collection revenue ...................................      3,458,403      1,380,277       1,039,949
       Servicing fees .......................................        609,220        946,734         517,089
                                                                ------------   ------------    ------------
                                                                  16,116,850      7,325,917      11,939,431
                                                                ------------   ------------    ------------
Expenses:
       Cost of portfolio acquisitions .......................      8,725,019      3,651,388       8,068,979
       Personnel and related benefits .......................      3,473,232      2,403,138       2,928,201
       Professional and management fees .....................      2,920,523        673,545         682,154
       Collection expenses ..................................        482,657        285,026         280,136
       Other general and administrative expenses ............        448,987        331,425         296,663
                                                                ------------   ------------    ------------
              Total operating expenses ......................     16,050,418      7,344,522      12,256,133
                                                                ------------   ------------    ------------
              Income (loss) from operations .................         66,432        (18,605)       (316,702)
Other income:
       Interest, net ........................................         44,478         25,685             725
                                                                ------------   ------------    ------------
              Income (loss) before provision for income taxes        110,910          7,080        (315,977)
Provision for income taxes ..................................         13,186            800             800
                                                                ------------   ------------    ------------
Net income (loss) ...........................................        $97,724         $6,280       ($316,777)
                                                                ============   ============    ============

Basic earnings (loss) per common share ......................        $977.24         $62.80      ($3,167.77)
                                                                ============   ============    ============

                      Performance Capital Management, Inc.
                  Statements of Shareholders' Equity (Deficit)

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------
                                                       Retained
                                     Common  Common    Earnings
                                     Shares   Stock    (Deficit)         Total
                                      ----    ----     ---------      ----------
Balance, December 31, 1993 ......      100    $100      $223,782       $223,882
     Net loss ...................       --      --      (316,777)      (316,777)
                                      ----    ----     ---------      ---------
Balance, December 31, 1994 ......      100     100       (92,995)       (92,895)
     Net income .................       --      --         6,280          6,280
                                      ----    ----     ---------      ---------
Balance, December 31, 1995 ......      100     100       (86,715)       (86,615)
     Net income .................       --      --        97,724         97,724
                                      ----    ----     ---------      ---------
Balance, December 31, 1996 ......      100    $100       $11,009        $11,109
                                      ====    ====     =========      =========

                      Performance Capital Management, Inc.
                            Statements of Cash Flows

             For the Years Ended December 31, 1996 , 1995, and 1994
--------------------------------------------------------------------------------

                                                                                      1996               1995               1994
                                                                                  -----------        -----------        -----------
Cash flows provided by (used in) operating activities:
     Net income (loss)                                                            $    97,724        $     6,280        ($  316,777)
     Adjustments to reconcile income (loss) to net
         cash provided by operating activities:
            Depreciation and amortization                                             150,813             81,454             50,559
            Decrease (increase) in assets:
              Due from affiliate                                                        5,234           (382,072)           526,530
              Other assets                                                             89,781             40,586           (148,921)
            Increase (decrease) in liabilities:
              Accounts payable                                                          5,056            (12,318)           115,408
              Due to affiliate                                                      2,558,294            763,783            150,927
                                                                                  -----------        -----------        -----------
Net cash provided by operating activities                                           2,906,902            497,713            377,726
                                                                                  -----------        -----------        -----------
Cash flows provided by (used in) investing activities:
     Purchase of property and equipment                                              (472,040)          (138,610)          (168,596)
     Recovery of portfolio basis                                                       27,405             15,273             29,164
     Acquisition of distressed loan portfolios held for sale                               --                 --            (71,842)
                                                                                  -----------        -----------        -----------
Net cash used in investing activities                                                (444,635)          (123,337)          (211,274)
                                                                                  -----------        -----------        -----------
Cash flows used in financing activities:
     Repayment of loans from affiliates                                                    --                 --             (4,145)
     Loans to shareholder                                                                  --           (133,458)           (96,620)
                                                                                  -----------        -----------        -----------
Net cash used in financing activities                                                      --           (133,458)          (100,765)
                                                                                  -----------        -----------        -----------
Net increase in cash                                                                2,462,267            240,918             65,687
Cash at beginning of period                                                           416,274            175,356            109,669
                                                                                  -----------        -----------        -----------
Cash at end of period                                                             $ 2,878,541        $   416,274        $   175,356
                                                                                  ===========        ===========        ===========
Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:
                                                                                      1996               1995               1994
                                                                                  -----------        -----------        -----------
     Income taxes                                                                 $     1,000        $     3,140        $     1,600
     Interest                                                                     $       531                 --              5,993


     The accompanying notes are an integral part of the financial statements

                      Performance Capital Management, Inc.

                          Notes to Financial Statements

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies
     -----------------------------------------------------------

     Organization and Description of Business

     Performance Capital Management, Inc. (the "Company") was incorporated in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. The Company, however, did not commence its primary operations until May 1993. The Company acquires investments primarily for the benefit of affiliate investors, and enters into servicing arrangements with such affiliates to participate in the proceeds upon collection of debtor obligations. The Company also acquires and services portfolios for its own account.

     Revenue Recognition

     Portfolio sales are recorded when all contractual benefits and obligations are transferred, which normally occurs at the time of closing. Collection revenues are recognized when received and servicing fees are recognized when earned. Acquisition fees are charged for due diligence work that is completed by PCM in establishing a purchase price from the prior portfolio holders. The acquisition fee averages 36% of the purchase price for the portfolio and is recognized when contractual benefits and obligations are transferred to the applicable PAM partnership.

     Cash and Equivalents

     The Company defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Company maintains cash balances at two banks in accounts which, collectively, exceeded federally insured limits by approximately $2,557,000 and $213,472 at December 31, 1996 and 1995, respectively. The Company uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short term securities. The Company's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments. The Company received interest income, net of interest expense, of $44,478, $25,685, and $725 in the years ended December 31, 1996, 1995, and 1994, respectively.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued
     ----------------------------------------------------------------------

     Distressed Loan Portfolios Held for Sale

     Distressed loan portfolios held for sale are troubled debt portfolios which have been acquired from non-related sources with the intent to resell them to affiliated limited partnerships and independent third parties. These portfolios are carried at the lower of cost or estimated net realizable value. Estimated net realizable value represents management=s estimates, based on its present plans and intentions. No interest is recognized on the individual debtor=s outstanding account balances during the period the Company owns the troubled debt portfolios.

     Property and Equipment

     Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for normal maintenance and repairs are charged to expense, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and any resulting profit or loss is reflected in the statement of operations.

     Income Taxes

     The Company accounts for deferred income taxes using the liability method. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

     Earnings Per Share

     The financial statements are presented in accordance with Statements on Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period. For the years ended December 31, 1996, 1995, and 1994, the Company had 100 common shares issued and outstanding.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies, Continued
     ----------------------------------------------------------------------

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

     Financial Statement Classification

     Certain amounts within the 1995 and 1994 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2.   Non-Cash Investing and Financing Activity
     -----------------------------------------

     In 1995, the Company assumed the responsibility to repay an affiliated partnership on behalf of an affiliated company in exchange for the satisfaction of an outstanding loan balance of $95,855 with the affiliate company. In addition, in 1995 an outstanding balance of $230,078 due from the Company's shareholder was assumed by an affiliate company as partial satisfaction of amounts owed to it by the Company.

3.   Investments in Distressed Loan Portfolios
     -----------------------------------------

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts originated by independent third-party financial institutions located throughout the United States. In addition, the Company acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     The discount rate converts the individual portfolio's expected future cash flows to a calculated present value. The Company utilized an industry specific discount rate from Ibbotson's Cost of Capital Yearbook 1997 which considered information for the 1996 year. The Company utilized the cost of capital rate experienced in 1996 by personal finance companies. The Company selected the personal finance companies' data as it

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


3.   Investments in Distressed Loan Portfolios, Continued
     ----------------------------------------------------

     most closely reflected comparable economic risk levels and the type of business operations encountered. The weighted average cost of capital for personal finance companies was between 7.31 and 9.4 for 1996 and 1995. The Company used rates within this range.

     At December 31, 1995, investments in distressed loan portfolios consisted of the following:

                                                              1995
                                                   --------------------------
                                                   Carrying           Fair
                                                    Amount            Value
                                                   --------           -----
               Credit card accounts                 $27,405          $449,281
                                                    -------          --------
                                                    $27,405          $449,281
                                                    =======          ========

     In May 1996, the investment in distressed loan portfolios was sold in conjunction with the Settlement Agreement (see Note 8 - Settlement Agreement) for $449,281.


4.   Property and Equipment, Net
     ---------------------------

     Property and equipment consists of the following:

                                                         1996            1995
                                                         ----            ----
              Computer equipment                       $435,082        $294,137
              Computer software                         346,369          33,255
              Office equipment                           45,932          43,832
              Furniture and fixtures                    173,253         157,372
                                                      ---------        --------
                                                      1,000,636         528,596
              Less:   accumulated depreciation         (297,441)       (146,628)
                                                      ---------         -------
                      Property and equipment, net      $703,195        $381,968
                                                      =========        ========

     Depreciation and amortization expense for the years ended December 31, 1996, 1995, and 1994 totaled $150,813, $81,454, and $50,559, respectively.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


5.   Related Party Transactions
     --------------------------

     The Company has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships either wholly-owned or controlled by the Company=s sole shareholder, most of which are provided for and documented by formal agreements. The affiliated corporations and limited partnerships are identified below:

     Affiliated Corporations:

                  Performance Development, Inc. ("PDI")
                  Spectrum Capital Management, Inc. ("Spectrum")
                  Atlas Equity, Inc. ("AEI")

     Affiliated Limited Partnerships:

              Performance Asset Management Fund, Ltd. and
              Performance Asset Management Fund II, III, IV, and
              V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other affiliated California limited partnerships. PDI incurs certain expenses related to the operations of the Company and is subsequently reimbursed by the Company.

     On October 1, 1993, the Company entered into an agreement to borrow $100,000 from PDI to finance operations. The debt accrued interest at 8% per annum and was payable on demand. During the year ended December 31, 1995, the Company incurred interest expense of $7,668 on this debt. In December 1995, the Company satisfied this obligation when it agreed to assume the responsibility to repay an affiliated partnership on behalf of PDI, and accordingly, the Company has amounts due from PDI recorded as due from affiliates totaling $338,051 and $347,913 at December 31, 1996 and 1995, respectively.

     Spectrum was formed in 1988 and provides personnel and human resource services to both affiliate and non-affiliate entities. Prior to 1994, Spectrum performed and earned fees for certain services similar to those currently performed by PCM.

     During 1993, the Company entered into an agreement with Spectrum ("Spectrum Agreement") whereby Spectrum provides human resource services to the Company. The terms of the agreement provide for fees of 150% of gross wages of each contract

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


5.   Related Party Transactions, Continued
     -------------------------------------


     employee provided by Spectrum to the Company, with fee rate adjustments subject to 30 day notice by either party. PCM incurred $2,078,121, $1,392,601, and $1,510,512 in fees for employment services for the years ended December 31, 1996, 1995, and 1994, respectively.

     During 1996, Spectrum located and acquired the right to purchase certain distressed loan portfolios from an unrelated third party. In order to induce Spectrum to assign to the Company its right to acquire the distressed loan portfolios the Company agreed to pay to Spectrum, all net profit from the sale or other disposition of these distressed loan portfolios. However, the Company retains the right to all profits generated from the collection of these distressed loan portfolios.

     The Company had amounts owed to Spectrum of $3,139,522 and $157,681 recorded as due to affiliates at December 31, 1996 and 1995, respectively.

     AEI is a California corporation formed in 1988 which provides services to facilitate the operations of affiliate companies. AEI also does business as Performance Communication Services ("PCS") and has participated in numerous telecommunications ventures since its inception. At December 1, 1995, the Company had an amount due to PCS for expenses paid on behalf of the Company of $120,000 included in an amount due to affiliates.

     The Company acquires distressed loan portfolios from third-party sellers and subsequently sells the portfolios to the PAM Funds for amounts consistent with the respective PAM Funds limited partnerships agreements. In addition, the Company also enters into arrangements with the PAM Funds to service the distressed loan portfolios. The arrangements generally provide that all proceeds generated from the collection of distressed loan portfolios will be shared by the parties in proportion to the respective servicing arrangement, generally, 55% to 60% for the PAM Funds and 45% to 40% for the Company. The Company also earns servicing fees as reimbursements of collection costs incurred by the Company on behalf of the PAM Funds.

     For the year ended December 31, 1996, the Company sold two portfolios to PAM, PAM II, and PAM V for $1,315,610, $1,502,705, and $1,645,090,
     respectively.   In  addition,  the  Company  also  sold  three  and  twelve portfolios to PAM III and PAM IV for $2,754,470 and $4,463,753, respectively. For the year ended December 31, 1995, the Company sold one portfolio to PAM, PAM II, and PAM III for $5,463, $114,184, and

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


5.   Related Party Transactions, Continued
     -------------------------------------


     $160,605, respectively. In addition, the Company also sold seven and five portfolios to PAM IV and PAM V for $3,142,259 and $1,576,395, respectively. For the year ended December 31, 1994, the Company sold three portfolios, twenty portfolios, and four portfolios to PAM II, PAM IV, and PAM V for $674,871, $6,197,332, and $530,088, respectively.

     During the year ended December 31, 1996, the Company earned collection revenue from PAM of $217,421; PAM II, $221,577; PAM III, $166,345; PAM IV, $2,110,626; and PAM V, $477,498. During the year ended December 31, 1995, the Company earned collection revenue from PAM of $34,693; PAM II, $136,308; PAM III, $29,091; PAM IV, $1,144,313; and PAM V, $186,513. During
     the year ended December 31, 1994, the Company earned collection revenue from PAM, PAM II, PAM III, PAM IV and PAM V of $197,241, $74,604, $755, $725,066 and $25,412.

     During the year ended December 31, 1996, the Company earned servicing fees from PAM of $43,509; PAM II, $67,720; PAM III, $81,560; PAM IV, $270,531;
     and PAM V, $74,502. During the year ended December 31, 1995, the Company earned servicing fees from PAM of $365; PAM II, $30,607; PAM III, $4,578; PAM IV, $225,318; and PAM V, $64,375. During the year ended December 31, 1994, the Company earned servicing fees from PAM II, PAM III, PAM IV and PAM V of $44,429, $940, $427,180 and $59,052.

     The Company had amounts owed to PAM, PAM II, PAM III, PAM IV and PAM V recorded as due to affiliates at December 31, 1996 of $56,483, $43,947, $56,039, $136,022, and $351,718, respectively. The Company had amounts owed to PAM II, PAM IV and PAM V recorded as due to affiliates of $9,288, $314,221 and $624,247, respectively, and amounts owed from PAM and PAM III totaling $860 and $9,411, respectively, recorded as due from affiliates at December 31, 1995.

     At December 31, 1994, the Company entered into an agreement with the Company's major shareholder. The agreement provided for the shareholder's borrowings to be payable on demand at an interest rate of 8% per annum. During the year ended December 31, 1995, the Company recorded interest income relating to such borrowings of $14,360. At December 31, 1996, the outstanding balance from the shareholder was assumed by an affiliate as partial satisfaction of amounts owed to it by the Company.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


6.   Income Taxes
     ------------

     The components of the provision for income taxes are as follows:

                                                                      1996             1995             1994
                                                                    -------           -------          ------
              Current expense:
                      Federal                                       $ 4,748                --               --
                      State                                          12,197           $   800          $   800
                                                                    -------           -------          --------

                                                                     16,945               800              800
                                                                    -------           -------          -------

              Deferred benefit:
                      Federal                                        (3,759)               --               --
                      State                                              --                --               --
                                                                    -------           -------          -------
                                                                     (3,759)               --               --
                                                                    -------           -------          -------
              Total provision for income taxes                      $13,186           $   800          $   800
                                                                    =======           =======          =======

     Significant components of the Company's deferred income tax liability are as follows:

                                                                       1996              1995             1994
                                                                    -------           -------          ------
              Deferred income tax asset:
                      State taxes                                   $ 3,759           $   272          $   272
                      Net operating loss                                 --            43,518           46,312
                                                                    -------           -------          -------

              Total deferred income tax assets                        3,759            43,790           46,584
              Valuation allowance                                        --           (43,790)         (46,584)
                                                                    -------           -------          -------
     Net deferred income tax assets                                 $ 3,759           $    --          $    --
                                                                    =======           =======          =======

     Deferred income tax assets result from temporary differences due primarily to accruals and net operating loss carryforwards. The decrease in the deferred income tax asset and corresponding valuation allowance was due to the Company's utilization of a portion of its net operating loss carryforward. The deferred tax asset is included in other assets on the balance sheet.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


7.    Commitments and Contingencies
      -----------------------------

      The Company is a party to a real property lease executed by Spectrum, an affiliate entity. The Company has assumed primary responsibility for paying the total monthly obligations pursuant to the terms of a sublet agreement with Spectrum. The lease agreement terminates in August 1998 and requires future minimum lease payments as follows:

              1997                                               $91,659
              1998                                                63,109
                                                                --------
                                                                $154,768
                                                                ========

     Rent expenses under this agreement totaled $85,875, $81,167, and $56,984 for the years ended December 31, 1996, 1995, and 1994, respectively.

8.   Settlement Agreement
     --------------------

     On February 8, 1996, PDI, for itself and on behalf of the Company and the PAM Funds, entered into an agreement ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various affiliate parties and an independent third-party servicer ("Servicer"), including release by all parties of claims against other respective parties and assignments and transfer by the Company and the PAM Funds to the Servicer of certain distressed loan portfolios. The Company received proceeds totaling $606,877 in conjunction with the Settlement Agreement with the Servicer.

     In May 1996, the Company received proceeds totaling $449,281 from the sale of its remaining two distressed loan portfolios in conjunction with the Settlement Agreement with the Servicer.

     On August 31, 1996, the Company sold acquired portfolios to the PAM Funds for $7,984,825.

                      Performance Capital Management, Inc.

--------------------------------------------------------------------------------


9.   Year 2000 Disclosure
     --------------------

     The Company began the process of identifying, evaluating and implementing changes to its computer programs necessary to address the Year 2000 issue. The Company is currently addressing the Year 2000 issue by modification of its existing programs and conversions to new programs. The Company is also in communication with financial institutions and other entities with which it conducts business to help them identify and resolve the Year 2000 issue as it relates to the Company's business operations. An assessment of the readiness of those third party institutions and entities with which the Company does business is ongoing. While the Company is confident that it will complete the assessment and remediation of its computer software, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which the Company conducts business will be completed in a timely manner, which could have a material adverse effect on the Company's results of operations. The total cost to the Company associated with the required modifications and conversions is not expected to be material to the Company's results of operations and financial position and is being expensed as incurred.

10.  New Pronouncements
     ------------------

     Management has reviewed the following new pronouncements issued in 1996 by the Financial Accounting Standards Board: SFAS 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Companies; SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of; SFAS 122, Accounting for Mortgage Servicing Rights; SFAS 123, Accounting for Stock-Based Compensation; SFAS 124, Accounting for Certain Investments Held by Not-for-Profit Organizations; SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities; SFAS 126, Exemption for Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities; SFAS 127, Deferral of the Effective Date of Certain Provisions of SFAS 125; and SOP 96-1, Environmental Remediation Liabilities. Management believes these pronouncements do not apply or will not have a material impact to the Partnership.

                      Performance Asset Management Company

                              Financial Statements

                   For the Period from May 7, 1996 (Inception)
                            Through December 31, 1996

                      Performance Asset Management Company

                          Index to Financial Statements
                                December 31, 1996

--------------------------------------------------------------------------------


Report of Independent Auditors.................................................1

Financial Statements of Performance Asset Management Company:

         Balance Sheet, December 31, 1996......................................2

         Statement of Operations for the period from
              May 7, 1996 (inception) through
              December 31, 1996................................................3

         Statement of Shareholder's Deficit for the period from
              May 7, 1996 (inception) through
              December 31, 1996................................................4

         Statement of Cash Flows for the period from
              May 7, 1996 (inception) through
              December 31, 1996................................................5

Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS
                      ------------------------------------



To the Board of Directors
Performance Asset Management Company


We have audited the accompanying balance sheet of Performance Asset Management Company as of December 31, 1996, and the related statements of operations, shareholder's deficit and cash flows for the period from May 7, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Company as of December 31, 1996, and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles.



/s/ Kelly & Company

Kelly & Company
Newport Beach, California
October 30, 1997

                      Performance Asset Management Company

                                  BALANCE SHEET
                                December 31, 1996

--------------------------------------------------------------------------------

                                     ASSETS
Current assets:
         Accrued interest receivable                                       $828
                                                                        --------
Total assets                                                               $828
                                                                        ========

                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
Income taxes payable                                                       $920
Shareholder's deficit:
         Preferred stock ($.001 par value; 10,000,000
           shares authorized, 100,000 shares issued
           and outstanding)                                                 100
         Common stock ($.001 par value; 100,000,000
           shares authorized, 1,000 shares issued
           and outstanding)                                                   1
         Additional paid in capital                                      19,899
         Notes receivable, shareholder                                  (20,000)
         Retained deficit                                                   (92)
                                                                        --------
                Total shareholder's deficit                                 (92)
                                                                        --------
Total liabilities and shareholder's deficit                                $828
                                                                        ========

    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company

                             STATEMENT OF OPERATIONS

                   For the Period from May 7, 1996 (Inception)
                            Through December 31, 1996
--------------------------------------------------------------------------------

Revenues                                                                     --

Cost of sales                                                                --
                                                                           -----
Gross profit                                                                 --

Operating expenses                                                           --
                                                                           -----
Operating income                                                             --

Other income (expense):

          Interest income                                                  $828

          Income taxes                                                     (920)
                                                                           -----
Total other income (expense)                                                (92)
                                                                           -----
Loss before provision for income taxes                                      (92)

Provision for income taxes                                                   --
                                                                           -----
Net loss                                                                   ($92)
                                                                           =====

    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company

                       Statement of Shareholder's Deficit

                   For the Period from May 7, 1996 (Inception)
                            Through December 31, 1996

--------------------------------------------------------------------------------

                                                                                    Additional     Notes
                                         Preferred     Common  Preferred   Common    Paid-In     Receivable,    Retained
                                          Shares       Shares    Stock      Stock    Capital     Shareholder    Earnings    Total
                                          --------     ------     ----     ------    -------     -----------    --------   -------
Formation of corporation:
       Issuance of stock                  100,000      1,000      $100       $1      $19,899      ($20,000)        --         --
       Net loss                                --         --        --       --         --              --       ($92)      ($92)
                                          -------      -----      ----      ---      -------      --------       -----      ----
Balance, December 31, 1996                100,000      1,000      $100       $1      $19,899      ($20,000)      ($92)      ($92)
                                          =======      =====      ====      ===      =======      ========       =====      ====






    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company

                             Statement of Cash Flows

                   For the Period from May 7, 1996 (Inception)
                            Through December 31, 1996

--------------------------------------------------------------------------------

Cash flows from operating activities:
      Net loss                                                             ($92)
      Decrease (increase) in assets:
            Accrued interest receivable                                    (828)
      Increase (decrease) in liabilities:
            Income taxes payable                                            920
                                                                     ----------
Cash provided by operating activities                                        --
Cash flows used for investing activities:
Cash used in investing activities                                            --
Cash flows provided by financing activities:
Cash provided by financing activities                                        --
                                                                     ----------
            Net increase in cash                                             --

Cash at inception                                                            --
                                                                     ----------
Cash at December 31, 1996                                                    --
                                                                     ==========

                Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
            Interest                                                         --
            Income tax                                                       --

                      Performance Asset Management Company

                          Notes to Financial Statements

--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies
     ------------------------------------------

     Performance Asset Management Company (the "Company") was incorporated in the State of Delaware on May 7, 1996, and has been inactive.

     Income Taxes

     The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109). Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the financial statements as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. For tax purposes, the Company will be capitalizing all expenses incurred during the development stage.

2.   Notes Receivable - Related Party
     --------------------------------

     Notes receivable from related party at December 31, 1996, consist of the following:

           Two notes receivable with face values of $10,000 each,
             at annual interest rates of 7%, with principal and
             interest due on December 31, 1998.                          $20,000
                                                                         =======

3.   Income Taxes
     ------------

     The components of the provision for income taxes for the period ended December 31, 1996 are:

           Current expense:
                 Federal                                                      $4
                 State                                                       916
                                                                            ----
           Total provision                                                  $920
                                                                            ====

     As of December 31, 1996, date the Company has no deferred income tax asset or liability.

                      Performance Asset Management Company

--------------------------------------------------------------------------------

4.   Preferred Stock
     ---------------

     The Certificate of Incorporation of the Company, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, par value $.001 per share, from time to time, in one or more series. The initial series of preferred stock has been designated as "Series A Convertible Preferred Stock", consisting initially of 100,000 shares. The Series A convertible preferred stock has a conversion feature which provides that each share is convertible into twenty fully paid shares of common stock with no additional cost or payment.

                      Performance Asset Management Company

                              Financial Statements

                       As of and for the Six Months Ended
                            June 30, 1997 (Unaudited)

                      Performance Asset Management Company
                            Balance Sheet (Unaudited)
                                  June 30, 1997
--------------------------------------------------------------------------------

                                     ASSETS
Current assets:
         Accrued interest receivable                                     $1,551
                                                                       --------
Total assets                                                             $1,551
                                                                       ========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
Income taxes payable                                                     $1,720
Shareholder's deficit:
         Preferred stock ($.001 par value; 10,000,000
         shares authorized, 100,000 shares issued
         and outstanding)                                                   100
         Common stock ($.001 par value; 100,000,000
         shares authorized, 1,000 shares issued
         and outstanding)                                                     1
         Additional paid in capital                                      19,899
         Notes receivable, shareholder                                  (20,000)
         Retained deficit                                                  (169)
                                                                       --------
Total shareholder's deficit                                                (169)
                                                                       --------
Total liabilities and shareholder's deficit                              $1,551
                                                                       ========


    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company
                       Statement of Operations (Unaudited)
                     For the Six Months Ended June 30, 1997
--------------------------------------------------------------------------------

Revenues                                                                   --
Cost of sales                                                              --
                                                                          -----
Gross profit                                                               --
Operating expenses                                                         --
                                                                          -----
Operating income                                                           --
Other income (expense):
          Interest income                                                  $723
          Income taxes                                                     (800)
                                                                          -----
Total other income (expense)                                                (77)
                                                                          -----
Loss before provision for income taxes                                      (77)
                                                                          -----
Provision for income taxes                                                 --
                                                                          -----
Net loss                                                                   ($77)
                                                                          =====


    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company
                 Statement of Shareholder's Deficit (Unaudited)
                     For the Six Months Ended June 30, 1997
--------------------------------------------------------------------------------

                                                                                     Additional      Note
                                        Preferred   Common    Preferred   Common       Paid-In    Receivable,   Retained
                                          Shares    Shares      Stock      Stock       Capital    Shareholder   Earnings     Total
                                        --------   --------   --------   --------     --------    -----------   --------   --------
Formation of corporation:
  Issuance of stock                      100,000      1,000       $100         $1      $19,899     ($20,000)       --          --
  Net loss                                  --         --         --         --           --           --          ($92)       ($92)
                                        --------   --------   --------   --------     --------     --------    --------    --------
Balance, December 31, 1996               100,000      1,000        100          1       19,899      (20,000)        (92)        (92)
  Net loss                                  --         --         --         --           --           --           (77)        (77)
                                        --------   --------   --------   --------     --------     --------    --------    --------
Balance, June 30, 1997                   100,000      1,000       $100         $1      $19,899     ($20,000)      ($169)      ($169)
                                        ========   ========   ========   ========     ========     ========    ========    ========


    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company
                       Statement of Cash Flows (Unaudited)
                     For the Six Months Ended June 30, 1997
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                                                 ($77)
  Decrease (increase) in assets:
    Accrued interest receivable                                            (723)
  Increase (decrease) in liabilities:
    Income taxes payable                                                    800
                                                                          -----
Cash provided by operating activities                                      --

Cash flows used for investing activities:
Cash used in investing activities                                          --

Cash flows provided by financing activities:
Cash provided by financing activities                                      --
                                                                          -----
    Net increase in cash                                                   --
Cash at December 31, 1996                                                  --
                                                                          -----
Cash at June 30, 1997                                                      --
                                                                          =====

                Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
  Interest                                                                 --
  Income tax                                                               --


    The accompanying notes are an integral part of the financial statements.

                      Performance Asset Management Company

                          Notes to Financial Statements

--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

     Performance Asset Management Company (the "Company") was incorporated in the State of Delaware on May 7, 1996, and has been inactive.

     Income Taxes

     The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the financial statements as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. For tax purposes, the Company will be capitalizing all expenses incurred during the development stage.

2.   Notes Receivable - Related Party

     Notes receivable from related party at June 30, 1997, consist of the following:

          Two notes  receivable  with face values of $10,000
          each,  at  annual   interest  rates  of  7%,  with
          principal and interest due on December 31, 1998.               $20,000
                                                                         =======

3.   Income Taxes

     The components of the provision for income taxes for the six months ended June 30, 1997 are:

         Current expense
           Federal                                                           --
           State                                                            $800
                                                                            ----
         Total provision                                                    $800
                                                                            ====

     As of June 30, 1997, the Company has no deferred income tax asset or liability.

                      Performance Asset Management Company

--------------------------------------------------------------------------------

4.   Preferred Stock

     The Certificate of Incorporation of the Company, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, par value $.001 per share, from time to time, in one or more series. The initial series of preferred stock has been designated as "Series A Convertible Preferred Stock," consisting initially of 100,000 shares. The Series A convertible preferred stock has a conversion feature which provides that each share is convertible into twenty fully paid shares of common stock with no additional cost or payment.

                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION


     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into this 1st day of May, 1998, by and among (i) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"); (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership
("PAM II"); (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"); (vi) Vincent E. Galewick, an unmarried man ("Galewick"); (vii) Michael A. Cushing, a married man ("Cushing"); and (viii) Performance Asset Management Company, a Delaware corporation ("Company"). For convenience, PAM, PAM II, PAM III, PAM IV, and PAM V shall be referred to in this Agreement as the "Partnerships" and any of them may be referred to in this Agreement as a "Partnership". For convenience, Galewick and Cushing may be referred to in this Agreement as the "Shareholders".


                                    RECITALS


     A. The Shareholders are the only holders of the issued and outstanding shares of common stock of Performance Capital Management, Inc., a California corporation ("PCM"). The Boards of Directors of (i) the Company, and (ii) Performance Development, Inc., a California corporation and the General Partner of the Partnerships, and the Shareholders have each determined that a business combination between the Company, PCM and the Partnerships is in the best interests of their shareholders and partners, respectively, and presents an opportunity for their respective businesses to achieve strategic and financial benefits and, accordingly, have agreed to effect a plan of reorganization and merger, on the terms and subject to conditions specified in this Agreement.

     B. The Partnerships, the Shareholders and the Company, and each of them, desire that there occur the reorganization and merger ("Merger") of the businesses and operations of the Partnerships and PCM, combining them with and into the business and operations of the Company by, among other things:

          (1) The transfer by the Partnerships to the Company of all of the assets, properties, rights and liabilities of the Partnerships and the transfer by the Shareholders to the Company of all of the shares of issued and outstanding common stock of PCM in exchange for the issuance by the Company to the Partnerships and the Shareholders of shares of the Company's $.001 par value common stock ("Transfer");

          (2) The shares of $.001 par value common stock of the Company issued in exchange for the (i) assets, properties, rights, interests and liabilities of the Partnerships and (ii) issued and outstanding shares of no par value common stock of PCM may be referred to in this Agreement as the "Merger Stock";

          (3) Combining and merging the business and operations of PCM and the Partnerships with and into the business and operations of the Company, as a result of which the Company will be the sole surviving entity;

          (4) Terminating PCM's legal existence and the Partnerships' legal existences by operation of law;

          (5) Exchanging each partner's interest in each Partnership for the appropriate number of shares of Merger Stock; and

          (6) Adopting certain amendments to the Company's Certificate of Incorporation and Bylaws which may have the effect of discouraging unsolicited proposals to acquire control of the Company.

     C.  The  Company,   the   Shareholders  and  the  General  Partner  of  the
Partnerships desire to make certain representations, warranties and agreements in connection with the Merger.


NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS
FOLLOWS:

                          I. RECITALS; TRUE AND CORRECT

     The above specified recitals are true and correct and, by this reference, are made a part of this Agreement.

                          II. REORGANIZATION AND MERGER


     2.1. MERGER. The Partnerships, the Shareholders and the Company shall effect the Transfer on the terms and subject to the conditions specified in this Agreement, and in consideration of the Transfer, the Partnerships and the Shareholders will receive the Merger Stock. The Merger Stock delivered by the Company to the Partnerships will be distributed to the partners of the Partnerships in a manner consistent with the value determined by the Company and the General Partner for limited partnership interests ("Exchange Value"), pursuant to which the Company shall issue shares of its $.001 par value common stock to effect the Merger. The Exchange Value has been reviewed by Willamette Management Associates, Inc. ("Willamette") and Willamette has determined that the Exchange Value is fair to the Company, the Shareholders and the Partnerships. Upon distribution of the Merger Stock, the Partnerships and PCM will wind up and dissolve.

     2.2. CLOSING DATE. If all of the conditions precedent to the obligations of each of the parties, as specified in this Agreement, shall have been satisfied or shall have been waived, the Merger shall become effective on the date ("Closing Date") of the Transfer. For state law purposes, the Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Delaware in accordance with Delaware law or at such later time which the parties shall have agreed upon and designated in such filings in accordance with applicable law.

     2.3. SECURITIES OF THE COMPANY. The authorized capital stock of the Company is (i) 100,000,000 shares of $.001 par value common stock ("Common Stock"), 1,000 shares of which are issued and outstanding; and (ii) 10,000,000 shares of $.001 par value preferred stock ("Preferred Stock"), with such designation, rights and preferences as may be determined from time to time by the Board of Directors of the Company, of which 100,000 shares are issued and outstanding.

     2.4. MERGER STOCK. The manner and basis of issuing and restrictions affecting the Merger Stock are as follows:

     (a) At the Closing Date, the Partnerships shall receive the following number of shares of Merger Stock:


          (1) To PAM, 93,400 shares of Merger Stock, to be distributed to the holders of that Partnership's interests;

          (2) To PAM II, 311,200 shares of Merger Stock, to be distributed to the holders of that Partnership's interests;

          (3) To PAM III, 600,000 shares of Merger Stock, to be distributed to the holders of that Partnership's interests;

          (4) To PAM IV, 1,584,600 shares of Merger Stock, to be distributed to the holders of that Partnership's interests; and

          (5) To PAM V, 470,000 shares of Merger Stock, to be distributed to the holders of that Partnership's interests.

     (b) At the Closing Date, Galewick shall receive 4,385,515 shares of Merger Stock.

     (c) At the Closing  Date,  Cushing  shall  receive  66,785 shares of Merger
Stock.

     (d) Each outstanding share of the Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Shareholders have a right to receive a report of the vote taken at any annual, regular, or special meeting of shareholders. Shareholder approval is required for sales of all or substantially all of the assets of the Company and reorganizations of the Company. Dissenters' rights will be provided to dissenting shareholders in any reorganization involving the Company. Shareholders with the same type of shares will be treated equally in a merger involving the Company.


     (e) Upon the liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company to, or a consolidation or merger of the Company with, one or more other corporations (whether or not the Company is the entity surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

     (f) Holders of the Common Stock shall have the right to receive dividends paid on the Common Stock, subject to the dividend policy of the Company. The Company shall not pay any cash dividends on the Common Stock or the Preferred Stock for the foreseeable future, as all available cash will be utilized to continue the growth of the Company's business subsequent to the Closing Date. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors of the Company and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by that Board of Directors.

     (g) No fractional shares of the Common Stock shall be issued as a result of the Merger. In lieu of the issuance of any fractional shares of the Common Stock as a result of the Merger, cash adjustments will be paid in respect of any fractional shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of a share of the Common Stock.

     (h) To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be restricted as follows:

          (1) 25% of the shares of the Merger Stock shall be freely transferable on the Closing Date;

          (2) 25% of the shares of the Merger Stock shall be restricted until, and shall be freely tradable on, that date which is the last day of the Company's first full fiscal quarter following the Closing Date;

          (3) 25% of the shares of the Merger Stock shall be restricted until, and shall be freely tradable on, that date which is the last day of the Company's second full fiscal quarter following the Closing Date;

          (4) 25% of the shares of the Merger Stock shall be restricted until, and shall be freely tradable on, that date which is the last day of the Company's third full fiscal quarter following the Closing Date.

     (i) Any transfer, sale, assignment, conveyance, hypothecation, encumbrance, or alienation of the any of the shares of the Merger Stock, other than according to the provisions of Section 2.4(h), shall be, and hereby is, null and void and shall transfer to the purported transferee, purchaser, assignee, pledgee, or encumbrance holder, no right, title or interest in or to the restricted shares of Merger Stock purported to be transferred, sold, assigned, hypothecated, encumbered, or alienated.

     (j) At such time as the Company (i) has issued and outstanding equity securities listed on the (A) New York Stock Exchange or (B) the American Stock Exchange or (ii) has issued and outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) and has at least eight hundred (800) holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders, the Company shall be a "listed corporation." At such time as the Company shall be a listed corporation:

          (1) The directors of the Company shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors of the Company. In the event that the number of directors of the Company is odd, Class I shall have one more director than Class II. At such time as the directors are divided into two (2) classes, the total number of directors constituting the entire Board of Directors of the Company shall be seven (7). The term of each class of directors shall be two (2) years. The terms of the initial Class I directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected; and the terms of the initial Class II directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected. At each annual meeting of shareholders during a year in which the termination of the term of a class of directors occurs, successors to that class of directors shall be elected for a two (2) year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors of the Company, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders of the Company.


          (2) The shareholders of the Company shall not be entitled to cumulate their votes for directors of the Company.

     2.5. EFFECT OF THE MERGER. As of the Closing Date, all of the following shall occur:

     (a) The corporate identity, existence, purposes, powers, franchises, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger.


     (b) The Company shall be liable for all of the obligations and liabilities of the Partnerships, including, without limitation, obligations and liabilities
(1) resulting from employment agreements and (2) owing to affiliates of the Partnerships.


     (c) The rights, privileges, goodwill, inchoate rights, assets, franchises and property, real, personal and mixed, and indebtedness due on whatever account and all other things in action belonging to the Partnerships shall be, and hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Company, without further act or deed.


     (d) All right, title and interest of Galewick in and to the shares of no par common stock issued by PCM to Galewick shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Company, without further act or deed.

     (e) All right, title and interest of Cushing in and to the shares of no par common stock issued by PCM to Cushing shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Company, without further act or deed.

     (f) No claim pending at the Closing Date by or against the Partnerships or any partner thereof shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

     (g) All rights of employees and creditors and all liens upon the property of the Partnerships shall be preserved unimpaired, limited to the property affected by such liens at the Closing Date, and all the indebtedness, liabilities and duties of the Partnerships shall attach to the Company and shall be enforceable against the Company to the same extent as if all such indebtedness, liabilities and duties had been incurred or contracted by the Company.

     (h) The Certificate of Incorporation of the Company, as in effect on the Closing Date, shall continue to be the Certificate of Incorporation of the Company, as it may be amended thereafter in accordance with the provisions thereof and applicable laws.

     (i) The Bylaws of the Company, as in effect on the Closing Date, shall continue to be the Bylaws of the Company, without change or amendment until such time, if ever, as they may be amended thereafter in accordance with the provisions thereof and applicable laws.

     (j) The directors of the Company immediately prior to the Closing Date shall be the directors of the Company as of the Closing Date.

     (k) The officers of the Company immediately prior to the Closing Date shall be the officers of the Company as of the Closing Date.

     2.6. DISCLOSURE SCHEDULE. The Disclosure Schedule dated even with this Agreement ("Disclosure Schedule") specifies the matters required to be specified in the Disclosure Schedule, as described elsewhere in this Agreement. The Disclosure Schedule shall be, and hereby is, a part of this Agreement.


             III. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS


     Each Partnership represents and warrants to the Company and the Shareholders as follows, with the knowledge and understanding that the Company and the Shareholders are relying materially upon such representations and warranties:


     3.1. ORGANIZATION AND STANDING. Such Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Such Partnership has all requisite power to conduct its business as that business is now conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of such Partnership, and all states in which such Partnership is qualified to do business as of the date of this Agreement, are specified in the Disclosure Schedule. Copies of such Partnership's Certificate of Limited Partnership (certified by the Secretary of State of California), and the Agreement of Limited Partnership of such Partnership, as amended to date, delivered to the Company on date even with this Agreement, are true and complete copies of those documents as now in effect. Except as otherwise set forth in the Disclosure
Schedule, such Partnership does not own any interest in any other limited partnership, joint venture, corporation, business trust or similar entity.


     3.2. CAPITALIZATION. The number of limited partnership interests ("Units") which are issued and outstanding for such Partnership is set forth in the Disclosure Schedule. All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the partners of such Partnership, in such amounts as are set forth opposite their respective names set forth in the Disclosure Schedule, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which any partner of such Partnership is a party or by which any such partner is obligated, calling for any issuance, transfer, sale or other disposition of any Units. There are no outstanding securities convertible or exchangeable, actually or contingently, into Units.

     3.3. AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by such Partnership in accordance therewith, the valid and binding obligations of such Partnership, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     3.4. PROPERTIES. Except as set forth in the Disclosure Schedule, such Partnership has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the Respective Partnership Financial Statements (as hereinafter defined), or (ii) otherwise, or thereafter acquired. Such Partnership is not in material default in the performance of any of its joint venture agreements with PCM or any other party. Neither the whole nor any material portion of the assets of such Partnership is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the General Partner of such Partnership, has any such condemnation, expropriation or taking been proposed. None of the assets of such Partnership is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     3.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of such Partnership (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of those parties and except governmental licenses, permits, authorizations, approvals and other matters referred to in
Section 3.15 of this Agreement), which would be required to be listed as exhibits to an Annual Report on Form 10-K, if such Partnership is subject to the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") (individually, a "Respective Partnership Contract" and, collectively, the "Respective Partnership Contracts"), are listed and described in the Disclosure Schedule. Subsequent to the consummation of the Merger, such Partnership shall use its best efforts to cause the transfer to, and otherwise assign for the benefit of, the Company the Respective Partnership Contracts.


     3.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of the General Partner of such Partnership, there is no claim, action, proceeding or investigation pending or threatened against or affecting such Partnership before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of such General Partner, could have any material adverse effect on such Partnership. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against such Partnership.


     3.7. TAXES. For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (ii) "Returns" shall mean all returns, including, without limitation, information returns and other material information, reports and forms relating to Taxes or to any benefit plans. To the knowledge of the General Partner of such
Partnership:


          (a) Such Partnership has duly filed all Returns required by any law or regulation to be filed by such Partnership, except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Such Partnership has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

          (b) Such Partnership is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim or assessment or collection of any Tax has been asserted against such Partnership that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of such Partnership. There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to such Partnership by any governmental authority.

     3.8 COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of the General Partner of such Partnership, such Partnership is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of such Partnership is currently conducted or to which such Partnership is currently subject which have a material impact on such Partnership, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the federal Occupational Health and Safety Act. Such General Partner does not know of any assertion by any party that such Partnership is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the General Partner of such Partnership. To the knowledge of the General Partner of such Partnership, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the operations of such Partnership.


     3.9. GOVERNMENTAL APPROVALS; CONSENTS. To the knowledge of the General Partner of such Partnership, except for (i) the granting of effectiveness by the Securities and Exchange Commission of the Merger; (ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger; and (iv) the reports required to be filed in the future by such Partnership as a reporting registrant pursuant to the Exchange Act, if any, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by such Partnership with, any governmental authority, federal, state, or local, is required in connection with such Partnership's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of such Partnership to enable such Partnership to enter into and carry out this Agreement.


     3.10. CONDITION OF ASSETS. The equipment, fixtures, and other personal property of such Partnership are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of such Partnership as presently conducted.

     3.11.  NO  BREACHES.  To the  knowledge  of the  General  Partner  of  such
Partnership, the making and performance of this Agreement and the other agreements contemplated hereby by such Partnership will not (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of such Partnership; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which such Partnership is a party or by which such Partnership, or any of its assets, business, or operations may be obligated or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of such Partnership, or create any rights of termination, cancellation or acceleration in any person, under any Respective Partnership Contract.

     3.12. DISCLOSURE SCHEDULE COMPLETE. Such Partnership shall promptly complete and furnish to the Company, the Shareholders and each other Partnership one or more supplements to the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed had those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the right of the Shareholders, the other Partnerships or the Company not to consummate the Merger, as specified later in this Agreement.

     3.13. FINANCIAL STATEMENTS. To the knowledge of the General Partner of such Partnership, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and December 31, 1995, and related statements of operations, statements of cash flows and statements of partners' equity, for the one-year periods ended December 31, 1996, and December 31, 1995, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statements of partners' equity, for the six-month period ended June 30, 1997, for such Partnership ("Respective Partnership Financial Statements"). The Respective Partnership Financial Statements present fairly, in all respects, the financial position and results of operations of such Partnership as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against such Partnership as of the date of the Respective Partnership Financial Statements of any material indebtedness, liability or obligation of any nature not fully presented or reserved against in the Respective Partnership Financial Statements; and (ii) there are no assets of such Partnership as of the date of the Respective Partnership Financial Statements the value of which is overstated in the Respective Partnership Financial Statements. Except as disclosed in the Respective Partnership Financial Statements, such Partnership does not have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, other than in the ordinary course of business.

     3.14. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:


          (a)  any  material   adverse   change  in  the  financial   condition,
     properties, assets, liabilities or business or a decrease in net worth of such Partnership;

          (b)  any  material  damage,   destruction  or  loss  of  any  material
     properties of such Partnership, whether or not covered by insurance;

          (c) any material change in the manner in which the business of such Partnership has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

          (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by such Partnership;


          (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets, and business records of such Partnership's Respective Partnership Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

          (f) any material change in the treatment and protection of trade secrets or other confidential information of such Partnership;

          (g) any material change in the business or contractual relationship of such Partnership with any debtor, customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of such Partnership;

          (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of such Partnership;

          (i) any loan or advance by such Partnership to any party, other than indebtedness acquired in the ordinary course of business, as conducted;

          (j) any incurrence by such Partnership of debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:


               (1) current liabilities incurred for services rendered in the ordinary course of such Partnership's business;

               (2)   obligations   incurred  in  the  ordinary  course  of  such
          Partnership's business;


               (3) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof;


               (4)  obligations  or  liabilities   incurred  by  virtue  of  the
          execution of this Agreement;


               (5)  liabilities   pursuant  to  the  litigation  listed  in  the
          Disclosure Schedule; or

          (k) any agreement by such Partnership, whether written or oral, to do any of the foregoing; and


          (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 3.14 which has resulted, or which the General Partner of such Partnership has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of such Partnership.

     3.15. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the knowledge of the General Partner of such Partnership, such Partnership has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Respective Partnership Licenses and Permits"). The Disclosure Schedule includes a list of all Respective Partnership Licenses and Permits. All Respective Partnership Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.


     3.16. EMPLOYEE PLANS.


          (a) For purposes of this Agreement, the following definitions apply:

               (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any and all regulations promulgated thereunder;

               (2) "Multi-employer Plan" means a plan, as defined in Section 3(37) of ERISA, to which such Partnership contributes or is required to contribute;

               (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA, other than a Multi-employer Plan, to which such Partnership contributes, sponsors, maintains or otherwise is obligated to with regard to any benefits on behalf of the employees of such Partnership;

               (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA;

               (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan; and

               (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of such Partnership or to former employees of such Partnership, any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, without limitation, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

          (b) Such Partnership has no Employee Plans or Compensation Agreements.


     3.17. BROKERS. Such Partnership shall indemnify and hold the Company, the other Partnerships and the Shareholders harmless from any claim by any broker or other person for commissions or other compensation for causing the Merger to occur, where such claim is based on the purported employment or authorization of such broker or other person by such Partnership.


     3.18. BUSINESS LOCATIONS. Such Partnership does not own, lease or sublease any real or personal property in any state, except as set forth in the Disclosure Schedule. Such Partnership does not have any places of business, including, without limitation, executive offices or places where such Partnership's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     3.19. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of such Partnership's "Partnership Intellectual Property" (as hereinafter defined) and which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Partnership Intellectual Property" means all of such Partnership's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration of any of them, together with all the goodwill relating thereto and all other intellectual property of such Partnership. Other than as disclosed in the Disclosure Schedule, such Partnership does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any of such Partnership's Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by such Partnership are valid and in full force and effect. To the knowledge of the General Partner of such Partnership, such Partnership is not infringing upon, or otherwise violating, the rights of any third party with respect to any of such Partnership's Intellectual Property. No proceedings have been instituted against or claims received by such Partnership, nor, to the knowledge of the General Partner of such Partnership, are there any proceedings threatened alleging any such violation, nor does such General Partner know of any valid basis for any such proceeding or claim. To the knowledge of the General Partner of such Partnership, there is no infringement or other adverse claim against any of such Partnership's Intellectual Property owned or used by such Partnership. To the best knowledge of such General Partner, the use of software by such Partnership does not violate or otherwise infringe upon the rights of any person.

     3.20. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by such Partnership to third parties with respect to any services rendered by such Partnership to those third parties or to other third parties.

     3.21. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, the General Partner of such Partnership does not know or does not have reason to believe that, either as a result of the Merger, or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of such Partnership will not continue to conduct business with such Partnership after the Closing Date in substantially the same manner as such client or supplier has conducted business prior thereto.

     3.22. GOVERNMENTAL APPROVAL OF MERGER. To the knowledge of the General Partner of such Partnership, other than those filings required pursuant to the provisions of the Securities Act of 1933 ("Securities Act"), the Exchange Act and applicable state securities and "Blue Sky" laws ("Regulatory Filings"), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by such Partnership with any governmental authority, federal, state or local, is required in connection with such Partnership's execution, delivery and performance of this Agreement.

     3.23. SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. (a) Such Partnership has made available or will make available to the Company, the Shareholders and other Partnerships prior to the Closing Date, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by such Partnership or relating to its properties, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission ("Commission") ("Respective Partnership Securities Filings"). The Respective Partnership Securities Filings, which were or will be filed with the Commission in a timely manner, constitute all forms, reports and documents required to be filed by such Partnership under the Securities Act, the Exchange Act, applicable state securities and "Blue Sky" laws, and the rules and regulations promulgated thereunder ("Securities Laws").


     (b) To the knowledge of the General Partner of such Partnership, as of their respective dates, the Respective Partnership Securities Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the General Partner of such Partnership, each of the balance sheets of such Partnership included in or incorporated by reference into the Respective Partnership Securities Filings (including the related notes and schedules) fairly presents the financial position of such Partnership as of its date and each of the statements of income and cash flows of such Partnership included in or incorporated by reference into the Respective Partnership Securities Filings (including any related notes and schedules) fairly presents the results of operations and cash flows, as the case may be, of such Partnership for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the balance sheet of such Partnership at June 30, 1997, including all notes thereto, or as set forth in the Respective Partnership Securities Filings, such Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be presented or reserved against in, a balance sheet of such Partnership or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date and which would not have a material adverse effect on such Partnership.

     3.24. NO OMISSIONS OR UNTRUE STATEMENTS. To the knowledge of the General Partner of such Partnership, no representation or warranty made by such Partnership to the Company or the Shareholders in this Agreement or in any document relating to such Partnership required to be delivered to the Company or the Shareholders pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     3.25. CONVERTIBLE SECURITIES. Such Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units of such Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     3.26. RELATED PARTY TRANSACTIONS. Except as specified in the Disclosure Schedule, there are no arrangements, agreements or contracts entered into by such Partnership with (i) any consultant; (ii) any person who is an officer, director or affiliate of the General Partner of such Partnership, any relative of any of the foregoing, or any entity of which of any of the foregoing is an affiliate; or (iii) any person who acquired Units in such Partnership in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Company and the Shareholders prior to the Closing Date, are or will be true, complete and correct when delivered or made available.

     3.27. LABOR MATTERS. Such Partnership is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the General Partner of such Partnership, threatened against such Partnership relating to its business, except for any such proceeding which would not have a material adverse effect on such Partnership or its business. To the knowledge of such General Partner, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services for the benefit of such Partnership.

             IV. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder represents and warrants to the Company, the other Shareholder and the Partnerships as follows, with the knowledge and understanding that the Company, the other Shareholder and the Partnerships are relying materially upon such representations and warranties:


     4.1 ORGANIZATION AND STANDING. PCM is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of PCM. The copies of the Articles of Incorporation and Bylaws of PCM (certified by the Secretary of PCM) delivered to the Partnerships and the Company herewith, are true and complete copies of those documents as now in effect. Except as set forth in the Disclosure Schedule, PCM does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of PCM contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.


     4.2. CAPITALIZATION. The authorized capital stock of PCM is 100,000 shares of no par value common stock, 1,000 shares of which are issued and outstanding. All of the issued and outstanding shares of no par value common stock of PCM are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as specified in this Section 4.2, there are no outstanding subscriptions, options, warrants, calls or rights of any nature whatsoever issued or granted by, or obligating, PCM, to purchase or otherwise acquire any shares of capital stock of PCM, or other equity securities or equity interests of PCM or any debt securities of PCM.


     4.3. AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by such Shareholder in accordance therewith, the valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4. PROPERTIES. Except as set forth in the Disclosure Schedule, PCM has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the PCM Financial Statements (as hereinafter defined), or (ii) otherwise, or thereafter acquired. PCM has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against PCM and, to the knowledge of such Shareholder, the other parties thereto are in accordance with its terms. Neither PCM nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of PCM are subject to any governmental decree or order to be sold or are being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of such Shareholder has any such condemnation, expropriation or taking been proposed. None of the assets of PCM are subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.


     4.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of PCM (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of those parties and except governmental licenses, permits, authorizations, approvals and other matters referred to in
Section 4.15 of this Agreement), which would be required to be listed as exhibits to an Annual Report on Form 10-K if PCM were subject to the reporting requirements of the Exchange Act (individually, a "PCM Contract" and collectively, the "PCM Contracts"), are listed and described in the Disclosure Schedule.

     4.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of such Shareholder, there is no claim, action, proceeding or investigation pending or threatened against or affecting PCM before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of such Shareholder, could have any materially adverse effect on PCM. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against PCM.

     4.7 TAXES. (a) To the knowledge of such Shareholder, PCM has duly filed all Returns required by any law or regulation to be filed by PCM, except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. PCM has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     (b) To the knowledge of such Shareholder, PCM is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against PCM that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of PCM. There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to PCM by any governmental authority.

     4.8. COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of such Shareholder, PCM is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of PCM is currently conducted or to which PCM is currently subject which have a material impact on PCM, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the federal Occupational Health and Safety Act. Such Shareholder does not know of any assertion by any party that PCM is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the management of PCM. To the knowledge of such Shareholder, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of PCM.

     4.9. GOVERNMENTAL APPROVALS; CONSENTS. To the knowledge of such Shareholder, except for (i) the granting of effectiveness by the Commission of the Merger; (ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; and (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by such Shareholder with, any governmental authority, federal, state, or local, is required in connection with such Shareholder's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of such Shareholder to enable such Shareholder to enter into and carry out this Agreement.


     4.10. CONDITION OF ASSETS. The equipment, fixtures, and other personal property of PCM are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of PCM as presently conducted.


     4.11. NO BREACHES. To the knowledge of such Shareholder, the making and performance of this Agreement and the other agreements contemplated hereby by such Shareholder will not (i) conflict with or violate the Articles of Incorporation or By-laws of PCM; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which such Shareholder or PCM is a party or by which any of such assets, business, or operations may be obligated or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of PCM, or create any rights of termination, cancellation or acceleration in any person, under any PCM Contract.

     4.12. DISCLOSURE SCHEDULE COMPLETE. Such Shareholder shall promptly complete and furnish to the Company, the Partnerships and the other Shareholder one or more supplements to the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed had those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the right of the Partnerships, the Company or the other Shareholder not to consummate the Merger, as specified later in this Agreement.

     4.13. FINANCIAL STATEMENTS. To the knowledge of such Shareholder, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and December 31, 1995, and related statements of operations, statements of cash flows and statements of shareholders' equity, respectively, for the one-year periods ended December 31, 1996, and December 31, 1995, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statement of shareholders' equity, respectively, for the six-month period ended June 30, 1997, for PCM ("PCM Financial Statements"). The PCM

Financial Statements present fairly, in all respects, the financial position and results of operations of PCM as of the dates and periods indicated, prepared in accordance with GAAP. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against PCM as of the date of the PCM Financial Statements of any material debt, liability or obligation of any nature not fully presented or reserved against in the PCM Financial Statements; and
(ii) there are no assets of PCM as of the date of the PCM Financial Statements, the value of which is overstated in the PCM Financial Statements. Except as disclosed in the PCM Financial Statements, PCM does not have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business.


     4.14. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:


     (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of PCM;

     (b) any material damage, destruction or loss of any material properties of PCM, whether or not covered by insurance;

     (c) any material change in the manner in which the business of PCM has been conducted, including, without limitation, collection of accounts receivable and payment of accounts payable;

     (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by PCM;

     (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets, business records or PCM
Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

     (f) any material change in the treatment and protection of trade secrets or other confidential information of PCM;

     (g) any material change in the business or contractual relationship of PCM with any customer or supplier which might reasonably be expected to affect the business or prospects of PCM materially and adversely;

     (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of PCM;

     (i) any loan or advance by PCM to any party, other than credit extended in the ordinary course of business, as previously conducted;

     (j) any incurrence by PCM of indebtedness, liabilities or obligations of any nature, whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:


          (i) current liabilities incurred for services rendered in the ordinary course of PCM's business;

          (ii) obligations incurred in the ordinary course of PCM's business;


          (iii) liabilities on account of Taxes and governmental charges, but not penalties, interest or fines in respect thereof;

          (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

          (v) liabilities pursuant to the litigation listed in the Disclosure Schedule;

     (k) any agreement by PCM, whether written or oral, to do any of the foregoing; and


     (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 4.14 which has resulted, or which such Shareholder has reason to believe might be expected to result, in a material adverse change in the business or prospects of PCM.

     4.15. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the knowledge of such Shareholder, PCM has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("PCM Licenses and Permits"). The Disclosure Schedule includes a list of all PCM Licenses and Permits. All PCM Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any PCM Licenses and Permits is pending or threatened.

     4.16. EMPLOYEE PLANS. (a) For purposes of this section, the definitions set forth at length in Section 3.16(a) of this Agreement apply.


     (b) PCM has no Employee Plans or Compensation Agreements.


     4.17. BROKERS. Such Shareholder shall indemnify and hold the Company, the Partnerships and the other Shareholder harmless from any claim by any broker or other person for commissions or other compensation for causing the Merger to occur, when such claim is based on the purported employment or authorization of such broker or other person by such Shareholder.

     4.18. BUSINESS LOCATIONS. PCM does not own, lease or sublease any real or personal property in any state, except as set forth in the Disclosure Schedule. PCM does not have any place of business, including, without limitation, executive offices or places where PCM's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     4.19. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the PCM Intellectual Property (as hereinafter defined) used by PCM which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "PCM Intellectual Property" means all of PCM's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration for any of them, together with all the goodwill relating thereto and all other intellectual property of PCM. Other than as disclosed in the Disclosure Schedule, PCM does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any PCM Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure
Schedule that are owned by PCM are valid and in full force and effect. To the knowledge of such Shareholder, PCM is not infringing upon, or otherwise violating, the rights of any third party with respect to any PCM Intellectual Property. No proceedings have been instituted against or claims received by PCM, nor to the knowledge of such Shareholder are there any proceedings threatened alleging any such violation, nor does such Shareholder know of any valid basis for any such proceeding or claim. To the knowledge of such Shareholder, there is no infringement or other adverse claim against any of the PCM Intellectual Property. To the knowledge of such Shareholder, the use of any software by PCM does not violate or otherwise infringe upon the rights of any third party.

     4.20. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by PCM to third parties with respect to any services rendered by PCM to those third parties or to other third parties.

     4.21. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, such Shareholder does not know, and has no reason to believe that, either as a result of the Merger or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of PCM will not continue to conduct business with PCM after the Closing Date in substantially the same manner as such client or supplier has conducted business prior thereto.

     4.22. GOVERNMENTAL APPROVAL OF MERGER. To the knowledge of such Shareholder, other than those filings required pursuant to the provisions of the Securities Act, the Exchange Act, and applicable state securities and "Blue Sky" laws ("Regulatory Filings"), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PCM with any governmental authority, federal, state or local, is required in connection with such Shareholder's execution, delivery and performance of this Agreement.

     4.23. NO OMISSIONS OR UNTRUE STATEMENTS. To the knowledge of such Shareholder, no representation or warranty made by such Shareholder to the Company, the other Shareholder or the Partnerships in this Agreement or in any document relating to the Merger required to be delivered to the Company, the other Shareholder or the Partnerships by such Shareholder pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     4.24. CONVERTIBLE SECURITIES. PCM has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of PCM's Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     4.25. RELATED PARTY TRANSACTIONS. Set forth in the Disclosure Schedule will be a list of all arrangements, agreements and contracts entered into by PCM with
(i) any person who is an officer, director or affiliate of PCM, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired securities issued by PCM in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Company, the other Shareholder and the Partnerships prior to Closing Date, are or will be true, complete and correct when delivered or made available.

     4.26. LABOR MATTERS. PCM is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of such Shareholder, threatened against PCM relating to its business, except for any such proceeding which would not have a material adverse effect on PCM or its business. To the knowledge of such Shareholder, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services for the benefit of PCM.


                V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to the Partnerships and the Shareholders, and each of them, as follows, with the knowledge and understanding that the Partnerships and the Shareholders are each relying materially on such representations and warranties:


     5.1. ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of the Company. The copies of the Certificate of Incorporation and Bylaws of the Company (certified by the Secretary of the Company), delivered to the Partnerships and the Shareholders herewith, are true and complete copies of those documents as now in effect. Except as set forth in the Disclosure Schedule, the Company does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of the Company contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.

     5.2. CAPITALIZATION. The authorized capital stock of the Company is (i) 100,000,000 shares of the Common Stock, 1,000 shares of which are issued and outstanding; and (ii) 10,000,000 shares of the Preferred Stock, of which 100,000 shares are issued and outstanding. All of the outstanding shares of the Common Stock and the Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. The Merger Stock, to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as specified in this Section 5.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or obligating, the Company, to purchase or otherwise acquire any shares of capital stock of the Company, or other equity securities or equity interests of the Company or any debt securities of the Company.

     5.3. AUTHORITY. The Company's Board of Directors has approved and adopted this Agreement and the Merger. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by the Company in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4. PROPERTIES. Except as set forth in the Disclosure Schedule, the Company has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the Company's Financial Statements (as hereinafter defined), (ii) or otherwise, or thereafter acquired. The Company has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against the Company and, to the best knowledge of the Company, the other parties thereto, in accordance with its terms. Neither the Company nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of the Company are subject to any governmental decree or order to be sold or are being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. None of the assets of the Company are subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     5.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of the Company, except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of the Company and except governmental licenses,  permits,  authorizations,  approvals and other matters referred to in
Section 5.16 of this Agreement, which would be required to be listed as exhibits to an Annual Report on Form 10-K if the Company were subject to the reporting requirements of the Exchange Act (individually, a "Company Contract" and collectively the "Company Contracts"), are listed and described in the Disclosure Schedule. The Company is the holder of, or party to, all of the Company Contracts. To the knowledge of the Company, the Company Contracts are valid, binding and enforceable by each party thereto against the other parties thereto in accordance with their terms. Neither the Company nor any party thereto is in default or breach of any material provision of the Company Contracts. The Company's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Company Contracts.

     5.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of the Company, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator or governmental agency or authority which could have a material adverse effect on the Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Company.

     5.7. TAXES. (a) To the knowledge of the Company, the Company has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. The Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     (b) The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid. There are no Tax liens upon the assets of the Company (other than the lien of personal property taxes not yet due and payable). There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the Company by any governmental authority.

     5.8. COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of the Company, the Company is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state, and local) applicable to it in all jurisdictions in which the business of the Company is currently conducted or to which the

Company is currently subject, which may have a material impact on the Company, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust, antimonopoly and fair trade practice laws and the Federal Occupational Health and Safety Act. The Company does not know of any assertion by any party that the Company is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the Company. To the knowledge of the Company, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of the Company.

     5.9. GOVERNMENTAL APPROVAL; CONSENTS. To the knowledge of the Company, except for (i) the granting of effectiveness by the Commission of the Merger;
(ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger; and (iv) the reports required to be filed in the future by the Company as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by the Company with, any governmental authority, federal, state, or local, is required in connection with the Company's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of the Company to enable the Company to enter into and carry out this Agreement.

     5.10. CONDITION OF ASSETS. The equipment, fixtures, and other personal property of the Company are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of the Company as presently conducted.

     5.11. NO BREACHES. To the knowledge of the Company, the making and performance of this Agreement, including, without limitation, the issuance by the Company of the Merger Stock, will not (i) conflict with the Certificate of Incorporation or By-laws of the Company; (ii) violate any order, writ, injunction, or decree applicable to the Company; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of the Company, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which the Company is a party or by which the Company or any of its assets may be obligated.


     5.12. DISCLOSURE SCHEDULE COMPLETE. The Company shall promptly complete and furnish to the Partnerships and the Shareholders one or more supplements to the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed in the event that those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the right of the Shareholders or the Partnerships not to consummate the Merger, as set forth later in this Agreement.

     5.13. FINANCIAL STATEMENTS. To the knowledge of the Company, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and related statements of operations, statements of cash flows and statements of stockholders' equity of the Company for the one-year period ended December 31, 1996, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statement of stockholders' equity for the six-month period ended June 30, 1997 for the Company ("Company Financial Statements"). The Company Financial Statements present fairly, in all respects, the financial position and results of operations of the Company as of the dates and periods indicated, prepared in accordance with GAAP. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against the Company, as of the date of the Company Financial Statements, of any material debt, liability or obligation of any nature not fully presented or reserved against in the Company Financial Statements; and (ii) there are no assets of the Company as of the date of the Company Financial Statements, the value of which is overstated in the Company Financial Statements. Except as disclosed in the Company Financial Statements, the Company does have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business.

     5.14. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:


     (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of the Company;

     (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance;

     (c) any material change in the manner in which the business of the Company has been conducted, including, without limitation, collection of accounts receivable and payment of accounts payable;

     (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by the Company;

     (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets,
business  records  or  the  Company  Contracts,   excepting  only  transfers  in
accordance with past practices or collection of accounts receivable in the ordinary course of business;

     (f) any material change in the treatment and protection of trade secrets or other confidential information of the Company;


     (g) any material change in the business or contractual relationship of the Company with any customer or supplier which might reasonably be expected to affect the business or prospects of the Company materially and adversely;


     (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of the Company;


     (i) any loan or advance by the Company to any party, other than credit extended in the ordinary course of business, as previously conducted;


     (j)  any  incurrence  by  the  Company  of  indebtedness,   liabilities  or
obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:


          (i) current liabilities incurred for services rendered in the ordinary course of the Company's business;

          (ii) obligations incurred in the ordinary course of the Company's business;


          (iii) liabilities on account of Taxes and governmental charges, but not penalties, interest or fines in respect thereof;

          (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

          (v) liabilities pursuant to the litigation listed in the Disclosure Schedule;

     (k) any agreement by the Company, whether written or oral, to do any of the foregoing; and


     (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 5.14 which has resulted, or which the Company has reason to believe might be expected to result, in a material adverse change in the business or prospects of the Company.

     5.15. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the knowledge of the Company, the Company has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Company Licenses and Permits"). The Disclosure Schedule includes a list of all Company Licenses and Permits. All Company Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.


     5.16. EMPLOYEE PLANS. (a) For purposes of this section, the definitions set forth in Section 3.16(a) of this Agreement apply.


     (b) The Company has no Employee Plans or Compensation Agreements.


     5.17. BROKERS. The Company has not made any agreement or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the Merger.

     5.18. BUSINESS LOCATIONS. The Company does not own, lease or sublease any real or personal property in any state, except as set forth in the Disclosure Schedule. The Company does not have any place of business, including, without limitation, executive offices or places where the Company's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     5.19. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the Company Intellectual Property (as hereinafter defined) used by the Company which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Company Intellectual Property" means all of the Company's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration for any of them, together with all the goodwill relating thereto and all other intellectual property of the Company. Other than as disclosed in the Disclosure Schedule, the Company does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any Company Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by the Company are valid and in full force and effect. To the knowledge of the Company, the Company is not infringing upon, or otherwise violating, the rights of any third party with respect to any Company Intellectual Property. No proceedings have been instituted against or claims received by the Company, nor to the knowledge of the Company, are there any proceedings threatened alleging any such violation, nor does the Company know of any valid basis for any such proceeding or claim. To the knowledge of the Company, there is no infringement or other adverse claim against any of the Company Intellectual Property. To the knowledge of the Company, the use of any software by the Company does not violate or otherwise infringe upon the rights of any third party.

     5.20. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by the Company to third parties with respect to any services rendered by the Company to those third parties or to other third parties.

     5.21. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, the Company does not know, and has no reason to believe that, either as a result of the Merger or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of the Company will not continue to conduct business with the Company after the Closing Date in substantially the same manner as such client or supplier has conducted business prior thereto.

     5.22. NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to the Partnerships and the Shareholders in this Agreement or in any other document, or in any other communication, written or oral, including, without limitation, the documents required to be delivered to the Partnerships and to the Shareholders pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     5.23. SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. (a) The Company has made available or will make available to the Partnerships and the Shareholders prior to the Closing Date, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by the Company or relating to its properties, each in the form (including exhibits and any amendments thereto) filed with the Commission ("Company Securities Filings"). The Company Securities Filings, which were or will be filed with the Commission in a timely manner, constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act, applicable state securities and "Blue Sky" laws, and the rules and regulations promulgated thereunder ("Securities Laws").

     (b) To the knowledge of the Company as of its respective dates, the Company Securities Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company each of the balance sheets of the Company included in or incorporated by reference into the Company Securities Filings (including the related notes and schedules) fairly presents the financial position of the Company as of its date and each of the statements of income and cash flows of the Company included in or incorporated by reference into the Company Securities Filings (including any related notes and schedules) fairly presents the results of operations and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the balance sheet of the Company at June 30, 1997, including all notes thereto, or as set forth in the Company Securities Filings, the Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be presented or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date and which would not have a material adverse effect on the Company.

     5.24. CONVERTIBLE SECURITIES. Galewick owns 100,000 shares of the Preferred Stock, which are all of the issued and outstanding shares of the Preferred Stock. Each share of the issued and outstanding Preferred Stock is convertible into twenty (20) shares of the Company's Common Stock, subject to certain conditions precedent. Other than those 100,000 shares of Preferred Stock, the Company has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the Company's Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     5.25. RELATED PARTY TRANSACTIONS. Set forth in the Disclosure Schedule will be a list of all arrangements, agreements and contracts entered into by the Company with (i) any person who is an officer, director or affiliate of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired securities issued by the Company in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Shareholders and the Partnerships prior to the Closing Date, are or will be true, complete and correct when delivered or made available.


     5.26. LABOR MATTERS. The Company is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company relating to its business, except for any such proceeding which would not have a material adverse effect on the Company or its business. To the knowledge of the Company, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services for the benefit of the Company.

                              ARTICLE VI. COVENANTS


     6.1.  ACQUISITION  PROPOSALS.  Prior to the Closing, the parties each agree
(i) that none of them shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner, directors, employees, agents, affiliates and representatives, including, without limitation, any investment banker, attorney or accountant retained by it, as applicable, not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including, without limitation, any proposal or offer to its shareholders or limited partners, as the case may be, with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party, other than the Merger (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
(ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the persons referred to above of the obligations undertaken in this
Section 6.1; and (iii) that it will notify the other parties immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section
6.1 shall prohibit the General Partner of any of the Partnerships from (A) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (1) such General Partner determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners imposed by law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party provides written notice to the other parties to the effect that it is furnishing information to, or entering into discussions with, such person, and (3) subject to any confidentiality agreement with such person, (which such party determined in good faith was required to be executed in order for the General Partner to comply with its fiduciary duties to limited partners imposed by law), such party keeps the other parties informed of the status (but not the terms) of any such discussions or negotiations; and (4) to the extent applicable, the General Partner complies with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 6.1 shall (i) permit any party to terminate this Agreement (except as specifically provided later in this Agreement); (ii) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, because during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form); or (iii) affect any other obligation of any party under this Agreement.


     6.2. CONDUCT OF BUSINESSES. (a) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule or as contemplated by this Agreement, unless all the parties have consented in writing thereto, each party:

          (1) Shall use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (2) Shall confer on a regular basis with one or more representatives of the other parties to report operational matters of materiality and, subject to Section 6.1 of this Agreement, any proposals to engage in material transactions;

          (3) Shall promptly notify the other parties of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings

     (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

          (4) Shall not pay dividends or make distributions payable with respect to the its equity securities; and

          (5) Shall promptly deliver to the other parties true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of this Agreement.

     (b) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, each Partnership:

          (1) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2)  Shall  not  amend  such   Partnership's   Agreement   of  Limited
     Partnership;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any equity or debt securities, make any distribution, effect any recapitalization or other similar transaction; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any interest in such Partnership; (C) increase any compensation to, or enter into or amend any agreement with, the General Partner of such Partnership, or (D) adopt any employee benefit plan;

          (4) Shall not declare, set aside or make any distribution or payment with respect to any interest in such Partnership or directly or indirectly redeem, purchase or otherwise acquire any interest in such Partnership, or make any commitment for any such action;

          (5) Shall not sell or otherwise dispose of (i) any assets or properties of such Partnership, or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, Respective Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;


          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to such Partnership in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments, except in the ordinary course of business;


          (9) Shall not enter into any commitment with any affiliate of such Partnership or its General Partner, except to the extent the same occurs in the ordinary course of business consistent with past practice and would not have a material adverse effect on such Partnership or its business.

     (c) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, PCM:

          (1) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) Shall not amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares, (C) amend any employment agreement with any of its present or future officers or directors, or (D) adopt any employee benefit plan (including any share option, share benefit or share purchase plan);

          (4) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of PCM's common stock or directly or indirectly redeem, purchase or otherwise acquire any shares of PCM's common stock or make any commitment for any such action;

          (5) Except as will be set forth in the Disclosure Schedule, shall not sell or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, the PCM Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;


          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to PCM in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments, except in the ordinary course of business; and

          (9) Shall not enter into any commitment with any officer, director or affiliate of PCM, except to the extent the same occurs in the ordinary course of business consistent with past practice and would not have a material adverse effect on PCM or its business.


     (d) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the Company:

          (1) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) Shall not amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including those existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares, (C) amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan);

          (4) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the Common Stock or directly or indirectly redeem, purchase or otherwise acquire any shares of the Common Stock or make any commitment for any such action;

          (5) Except as will be set forth in the Disclosure Schedule, shall not sell or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, the Company's Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;


          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to the Company in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments, except in the ordinary course of business; and


          (9) Shall not enter into any commitment with any officer, director or affiliate of the Company, except as specified herein or in the Disclosure Schedule and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three (3) days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.


     6.3. CONSENTS OF SHAREHOLDERS AND PARTNERS. Each party will take all action necessary in accordance with applicable law and its organizational documents to obtain the written consents of its shareholders or partners, as applicable, as promptly as practicable to approve this Agreement and the Merger. The Board of Directors of the Company and the General Partner of the Partnerships shall each recommend such approval to their shareholders and partners, respectively, and each party shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Joint Consent Statement/Prospectus (as defined later in this Agreement); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of the Company or the General Partner of the Partnerships, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to their shareholders or partners, as applicable, imposed by law.

     6.4. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the parties shall (a) use all reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States and the various states in connection with the execution and delivery of this Agreement and the consummation of the Merger and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties, in form reasonably satisfactory to the parties, necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Merger. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the Shareholders and the proper officers and directors of the Company and the General Partner of the Partnerships shall take all such necessary action.


     6.5. INSPECTION OF RECORDS. From the date hereof to the Closing Date, each party shall allow all designated officers, attorneys, accountants, and other representatives of the other parties access at all reasonable times to the records and files, correspondence, audits and properties of such party, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of such party.

     6.6. PUBLICITY. The parties shall, subject to their respective legal obligations (including requirements of regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.


     6.7. REGISTRATION STATEMENT. The parties shall cooperate and prepare and, as appropriate, amend promptly and the Company shall file with the Commission as soon as practicable a Registration Statement on Form S-4 and such amendments thereto as may be necessary or appropriate to close and consummate the Merger ("Form S-4") under the Securities Act, with respect to Merger Stock, a portion of which registration statement shall also serve as the Joint Consent Statement/Prospectus with respect to the meetings of the shareholders and partners of the Company and the Partnerships, respectively, in connection with the Merger ("Joint Consent Statement/Prospectus"). The respective parties will cause the Joint Consent Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Shareholders and the Partnerships shall use all reasonable efforts, and will cooperate with the Company to cause the Form S-4 to be declared effective by the Commission as promptly as practicable. The Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the Merger and will pay all expenses incident thereto. The Company agrees that the Joint Consent Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the other parties furnished to the Company by the other parties specifically for use in the Joint Consent Statement/Prospectus. The Shareholders and the Partnerships agree that the written information provided by them specifically for inclusion in the Joint Consent Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of written information provided by the Shareholders and the Partnerships specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will inform the Shareholders and the Partnerships, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the registration or qualification of the Merger in any jurisdiction, or any request by the Commission for amendment of the Joint Consent Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information.

     6.8. FURTHER ACTION. Each party shall, subject to the fulfillment at or before the Closing Date of each of the conditions or performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9. INDEMNIFICATION. For a period of six years from and after the Closing Date, the Company shall indemnify the partners, directors, officers, and agents of the Partnerships and PCM, as appropriate, who at any time prior to the Closing Date were entitled to indemnification under the Agreements of Limited Partnership of the Partnerships or indemnification agreements existing on the date hereof to the same extent as such partners, directors, officers and agents are entitled to indemnification under such Agreements of Limited Partnership or indemnification agreements in respect to actions or omissions occurring at or prior to the Closing Date, including, without limitation, the Merger.

     6.10. SURVIVAL OF OBLIGATIONS; ASSUMPTION OF PARTNERSHIP AND PCM LIABILITIES BY THE COMPANY. All of the obligations of the Partnerships and PCM that are outstanding on the Closing Date shall survive the Merger and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the Company; provided, however, that such assumption shall not impose upon or expose the Company to any liability for which any Partnership or PCM was not liable, and provided, further, that the Company shall be entitled to the same defenses, offsets and counterclaims to which such Partnership or PCM would have been entitled, but for the Merger.


     6.11. THIRD PARTY CONSENTS. The parties shall take all necessary action and will use their commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable them to carry out the Merger.

     6.12. EFFORTS TO FULFILL CONDITIONS. The parties shall use their reasonable efforts to insure that all conditions precedent to their obligations hereunder are fulfilled at or prior to the Closing Date .


     6.13. CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS. Between the date of this Agreement and the Closing Date, the Partnerships shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of the Partnerships herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event, or (b) the Closing Date. Each Partnership shall promptly give written notice to the Company and the Shareholders upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of such Partnership contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy the same.

     6.14. CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Between the date of this Agreement and the Closing Date, the Company shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of the Company herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. The Company shall promptly give written notice to the Partnerships and the Shareholders upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of the Company contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy the same.

     6.15. CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Between the date of this Agreement and the Closing Date, the Shareholders shall not, directly or indirectly, enter into any transaction, take any action or by inaction permit an event to occur, which would result in any of the representations and warranties of the Shareholders herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. The Shareholders shall promptly give written notice to the Partnerships and the Company upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of the Shareholders contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy the same.

     6.16. COOPERATION OF THE PARTIES. The parties will cooperate with each other in supplying such information as may be reasonably requested in connection with obtaining consents or approvals to the Merger.

     6.17. COSTS OF THE MERGER. For purposes of this Agreement, the costs of the Merger shall be and hereby are divided into two categories. The first category is "transaction costs" and the second category is "solicitation expenses."

     (a) "Transaction costs" are those costs of printing and mailing the Joint Consent Statement/Prospectus and other documents; legal fees not related to the solicitation of votes, consents, or tenders; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee fees; travel expenses; and all other fees related to the preparatory work of the Merger. Transaction costs do not include (i) those costs would have otherwise been incurred by the Partnerships in the ordinary course of business or (ii) solicitation expenses. "Solicitation expenses" include direct marketing expenses, such as telephone calls, facsimile machine transmissions, costs related to preparation and distribution of broker/dealer fact sheets, and legal and other expenses related to the solicitation of consents, including direct solicitation compensation to brokers and dealers.

     (b) In the event the Merger is rejected, the limited partners of the Partnerships shall not bear an unfair portion of the transaction costs of the Merger. In the event the Merger is rejected, (i) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of the Partnerships that voted to reject the Merger; and (ii) each Partnership shall bear the transaction costs in proportion to the number of votes of the limited partners of such Partnership that voted to approve the Merger.


     (c) In the event the Merger is rejected, the Company shall pay all of the solicitation expenses.

     (d) In the event the Merger is approved, the Partnerships shall bear the transaction costs in proportion to the number of votes of the limited partners of the Partnerships that voted to approve the Merger.

     (e) In the event the Merger is approved, the Partnerships shall bear the solicitation costs in proportion to the number of votes of the limited partners of the Partnerships that vote to approve the Merger.

                             ARTICLE VII. CONDITIONS

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) This Agreement and Merger shall have been approved in the manner required by the Bylaws of the Company and the Agreements of Limited Partnership of the Partnerships, as appropriate, by applicable law or by applicable regulations of any regulatory body, by the holders of the Common Stock, by the Shareholders and by holders of Units in the Partnerships entitled to vote thereon.


     (b) None of the parties shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the Merger shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

     (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Closing Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of any party taken as a whole, following the Closing Date.

     7.2. CONDITIONS TO OBLIGATIONS OF THE PARTNERSHIPS TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of the Partnerships to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by each of the Partnerships:


     (a) The Company and the Shareholders shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made on the Closing Date, and each Partnership shall have received certificates of the President of the Company and the Shareholders, dated the Closing Date, certifying to such effect.

     (b) Each Partnership shall have received the opinion of tax counsel selected by the Company and approved by each Partnership, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 351 of the Code, and that each of the parties will be a party to that reorganization within the meaning of Section 351 of the Code. In rendering his opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by the Shareholders and executive officers of the Company.

     (c) From the date of the Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company, taken as a whole, that would have or would be reasonably probable to have a material adverse effect on the Company or PCM other than any such change that affects all parties in a substantially similar manner.

     (d) The opinion of Willamette addressed to the Partnerships that the Merger is fair, from a financial point of view, to the Partnerships shall not have been withdrawn or materially modified.


     (e) The Partnerships shall have received the opinion of counsel selected by the Company and approved by each Partnership dated the Closing Date, as to such customary matters as the Partnerships may reasonably request and such opinion shall be reasonably satisfactory to the Partnerships.

     (f) The shareholders of the Company shall have approved this Agreement and the Merger.


     (g) The Shareholders shall have approved this Agreement and the Merger.

     (h) The representations and warranties of the Company and the Shareholders regarding PCM contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (i) No material adverse change shall have occurred subsequent to June 30, 1997, in the financial position, results of operations, assets, liabilities or prospects of the Company or PCM nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Company or PCM within the reasonable discretion of each Partnership.

     (j) All documents and instruments delivered by the Company and the Shareholders to the Partnerships on the Closing Date shall be in form and substance reasonably satisfactory to the Partnerships.

     (k) On the Closing Date, the number of shares of no par value common stock issued by PCM and outstanding shall be set forth in the Disclosure Schedule. At the Closing Date, the number of shares of Common Stock issued by the Company and outstanding shall be as set forth in the Disclosure Schedule. At the Closing Date, the number of shares of Preferred Stock issued by the Company and outstanding shall be set forth in the Disclosure Schedule.

     (l) No litigation seeking to enjoin the Merger or to obtain damages on account thereof shall be pending, or to the knowledge of either the Company or the Shareholders, be threatened.

     7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Company:

     (a) The Partnerships and the Shareholders shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Partnerships and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Company shall have received certificates of the President of the General Partner of each Partnership and the Shareholders dated the Closing Date, certifying to such effect.

     (b) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Partnerships or PCM, taken as a whole, that would have or would be reasonably probable to have a material adverse effect, other than any such change that affects all parties in a substantially similar manner.

     (c) The Company shall have received the opinion of counsel selected by the Partnerships and approved by the Company, dated the Closing Date, as to such customary matters as the Company may reasonably request and such opinion shall be reasonably satisfactory to the Company.


     (d) The limited partners of all the Partnerships holding the required number of Units shall have approved this Agreement and the Merger.


     (e) The Shareholders shall have approved this Agreement and the Merger.

     (f) The representations and warranties of the Partnerships and the Shareholders contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (g) No material adverse change shall have occurred subsequent to June 30, 1997, in the financial position, results of operations, assets, liabilities or prospects of the Partnerships or PCM, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Partnerships or PCM within the reasonable discretion of the Company.

     (h) All documents and instruments delivered by the Partnerships and the Shareholders on the Closing Date shall be in form and substance reasonably satisfactory to the Company.

     (i) On the Closing Date, the number of shares of common stock issued by PCM and outstanding shall be set forth in the Disclosure Schedule. At the Closing
Date, the number of limited partnership interests ("Units") issued by each Partnership and outstanding shall be as set forth in the Disclosure Schedule.

     (j) No litigation seeking to enjoin the Merger or to obtain damages on account thereof shall be pending or, to the knowledge of the Partnerships or the Shareholders, be threatened.

     7.4. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Shareholders:

     (a) The Partnerships and the Company shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Partnerships and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Shareholders shall have received certificates of the President of the General Partner of each Partnership and the President of the Company dated the Closing Date, certifying to such effect.

     (b) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Partnerships or the Company, taken as a whole, that would have or would be reasonably probable to have a material adverse effect, other than any such change that affects all parties in a substantially similar manner.

     (c) The Shareholders shall have received the opinion of counsel selected by the Partnerships and approved by the Company dated the Closing Date, as to such customary matters as the Shareholders may reasonably request, such opinion to be reasonably satisfactory to the Shareholders.


     (d) The limited partners of all the Partnerships holding the required number of Units shall have approved this Agreement and the Merger.


     (e) The shareholders of the Company shall have approved this Agreement and the Merger.

     (f) The representations and warranties of the Company and the Partnerships contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.


     (g) No material adverse change shall have occurred subsequent to June 30, 1997, in the financial position, results of operations, assets, liabilities or prospects of the Company or the Partnerships nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Company or the Partnerships within the reasonable discretion of the Shareholders.

     (h) All documents and instruments delivered by the Company and the Partnerships to the Shareholders on the Closing Date shall be in form and substance reasonably satisfactory to the Shareholders.

     (i) On the Closing Date, the number of shares of Common Stock issued by the Company and outstanding shall be set forth in the Disclosure Schedule. On the Closing Date, the number of shares of Preferred Stock issued by the Company and outstanding shall be set forth in the Disclosure Schedule. At the Closing Date, the number of Units issued by each Partnership and outstanding shall be as set forth in the Disclosure Schedule.

     (j) No litigation seeking to enjoin the Merger or to obtain damages on account thereof shall be pending, or to the knowledge of either the Company or the Partnerships, be threatened.


                            ARTICLE VIII. TERMINATION


     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the partners of the Partnerships, the shareholders of the Company, and the Shareholders or by the mutual written consent of the parties, with the prior approval of the Board of Directors of the Company and General Partner of the Partnerships.

     8.2. TERMINATION BY ANY PARTY. This Agreement may be terminated and the Merger may be abandoned by action of the General Partner of the Partnerships or the Shareholders or the Company if (i) the Merger shall not have been consummated by December 31, 1998; (ii) the approval of the Partnerships' partners shall not have been obtained; (iii) the approval of the Company's shareholders shall not have been obtained; (iv) as a result of due diligence investigation by one of the parties, it is determined in good faith by such party that certain facts or circumstances not previously known by such party constitute a material adverse effect on the business, results of operations or financial condition of the other party; (v) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (v) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; or (vi) any of the conditions set forth in Article VII of this Agreement shall not have been satisfied, and provided, in the case of a termination pursuant to clause (i) or (iv) of this
Section 8.2, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. Each party shall (i) deliver its information required to complete the Disclosure Schedule to the other parties not later than 5:00 P.M., Pacific Time, October 15, 1998, and (ii) complete its due diligence investigations not later than 5:00 P.M., Pacific Time, on September 30, 1998 (the period from the date of this Agreement through September 30, 1998 being hereinafter referred to as the "Due Diligence Period"). Until the expiration of the Due Diligence Period, any party may terminate this Agreement without liability or penalty due to the discovery of a fact or circumstance that reasonably could be expected to constitute a material adverse effect on the business, results of operations or financial condition of any other party.

     8.3 TERMINATION BY A PARTNERSHIP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the adoption and approval by the partners of such Partnership, by action of the General Partner of such Partnership, if (i) in the exercise of such General Partner's good faith judgment as to its fiduciary duties to the partners of such Partnership imposed by law, such General Partner determines that such termination is required; (ii) the Company withdraws, materially modifies or changes in a manner materially adverse to such Partnership its recommendations to the Company's shareholders of this Agreement or the Merger; (iii) the Shareholders withdraw, materially modify or change in a manner materially adverse to such Partnership their disclosures required hereunder; (iv) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on such Partnership, and which breach is not cured by September 30, 1998; (v) there has been a breach by the Shareholders of any representation or warranty contained in this Agreement which would have or would have been reasonably probable to have a material adverse effect on such Partnership, and which breach is not cured by September 30, 1998; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by such Partnership to the Company; or (vii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Shareholders, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Partnership to the Shareholders.


     8.4 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval by the shareholders of the Company, by action of the Company, if
(i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, the Company determines that such termination is required; (ii) the General Partner of a Partnership withdraws, materially modifies or changes in a manner materially adverse to the Company its recommendation to a Partnership's partners of this Agreement or the Merger;
(iii) the Shareholders withdraw, materially modify or change in a manner materially adverse to the Company their disclosures required hereunder; (iv) there has been a breach by a Partnership of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Company, and which breach is not cured by September 30, 1998; (v) there has been a breach by the Shareholders of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Company, and which breach is not cured by September 30, 1998; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of a Partnership, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to such Partnership; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Shareholders, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to the Shareholders.

     8.5 TERMINATION BY THE SHAREHOLDERS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval by the Shareholders, by action by the Shareholders if (i) the General Partner of a Partnership withdraws, materially modifies or changes in a manner materially adverse to the Shareholders its recommendation to a
Partnership's partners of this Agreement or the Merger; (ii) the Company withdraws, materially modifies or changes in any manner materially adverse to the Shareholders its recommendations to its shareholders of this Agreement or the Merger; (iii) there has been a breach by a Partnership of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Shareholders, and which breach is not cured by September 30, 1998; (iv) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Shareholders, and which breach is not cured by September 30, 1998; (v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of a Partnership, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Shareholders to such Partnership; or (vi) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to the Company by the Shareholders.

     8.6. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, all obligations of the parties hereto shall terminate and no party shall assert or pursue in any manner, directly or indirectly, any claim or cause of action against any other party or any of its officers, directors or general partners, as applicable, or their employees, accountants, attorneys, agents or representatives, based in whole or part upon the exercise by (i) the Company of its right to termination, (ii) a Partnership of its right to termination, or
(iii) the Shareholders of their
right to termination. No termination of this Agreement, however, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement, or willful breach hereof.

     8.7. EFFECT OF WILLFUL VIOLATION. If any party willfully fails to perform its duties and obligations under this Agreement, each nonbreaching party is entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.8. EXTENSION; WAIVER. At any time prior to the Closing Date, any party, by action taken by such party, or its Board of Directors or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                      IX. PARTNER AND STOCKHOLDER APPROVAL;
                           CLOSING; CLOSING DELIVERIES


     9.1. PARTNER AND STOCKHOLDER APPROVAL. (a) The affirmative vote of the holders of at least seventy-five percent (75%) of all of the outstanding voting rights of the Units of each Partnership is necessary for such Partnership to approve and adopt the Merger. If a limited partner of a Partnership does not consent to the Merger, but the Merger is approved by the requisite vote of other limited partners in that Partnership, such limited partner may exercise "Dissenter's Rights" as set forth in the Joint Consent Statement/Prospectus delivered to such limited partner, the terms of which are incorporated herein as though set forth in their entirety.


     (b) The Board of Directors of PCM, without dissent or abstention, has approved the Merger.


     (c) The Shareholders have approved this Agreement and the Merger.

     (d) The Board of Directors of the Company, without dissent or abstention, has approved the Merger.

     (e) The shareholders of the Company have approved this Agreement and the Merger.

     9.2. CLOSING. Subject to the other provisions of this Agreement, the parties shall hold a closing on (a) the Closing Date (or such later date as the parties hereto may agree); or (b) the business day on which the last of the conditions set forth in Article VII of this Agreement is fulfilled or waived at 10:00 a.m. at the offices of the Company, or at such other time and place as the parties may agree.


     9.3. CLOSING DELIVERIES. (a) On the Closing Date, each Partnership shall deliver, or cause to be delivered, to the Shareholders and the Company:


          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of such Partnership contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that such Partnership has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by such Partnership on or prior to the Closing Date;


          (2) a certificate, dated as of the Closing Date, executed by such Partnership's General Partner, certifying the Certificate of Limited Partnership and Agreement of Limited Partnership of such Partnership, and further certifying that Partnership's limited partners have voted to approve and authorize the execution and delivery of this Agreement, and the consummation of the Merger.

          (3) a resolution, dated as of the Closing Date, executed by the directors of the General Partner of such Partnership, approving and authorizing the execution and delivery of this Agreement, and the consummation of the Merger;


          (4) the books and records of such Partnership;

          (5) documentation satisfactory to the Company evidencing the fact that the signatories on all relevant bank accounts of such Partnership have been changed to signatories designated by the Company;

          (6) such other documents, at the Closing or subsequently, as may be reasonably requested by the Company as necessary for the implementation and consummation of this Agreement and the Merger; and

          (7) an opinion of such Partnership's counsel in form and substance reasonably satisfactory to the Company.

     (b) On the Closing Date, the Company shall deliver, or cause to be delivered, to the Partnerships and the Shareholders:

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and that the Company has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by the Company on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the President of the Company, certifying the Certificate of Incorporation and Bylaws of the Company, the incumbency and signatures of the officers of the Company and copies of the directors' resolutions of the Company approving and authorizing the execution and delivery of this Agreement and the consummation of the Merger;


          (3)   certificates   representing   the  Merger  Stock  issuable  upon
     consummation of the Merger; and

          (4) an opinion of the Company's counsel in form and substance reasonably satisfactory to the Partnerships and the Shareholders.


     (c) On the Closing Date, the Shareholders shall deliver or cause to be delivered, to the Partnerships and the Company;

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of the Shareholders regarding PCM contained in this Agreement are true and correct in all material respects and that the Shareholders have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by the Shareholders on or before the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the President of PCM, certifying the Articles of Incorporation and Bylaws of PCM, the incumbency and signatures of the officers of PCM and copies of the directors' resolutions of PCM approving and authorizing the consummation of the Merger;


          (3) the books and records of PCM;


          (4) documentation satisfactory to the Company evidencing the fact that the signatories on all relevant bank accounts of PCM have been changed to signatories designated by the Company; and

          (5) an opinion of the Shareholders' counsel in form and substance reasonably satisfactory to the Company.


                               X. INDEMNIFICATION


     10.1. BY THE PARTNERSHIPS. Each Partnership shall indemnify, defend and hold the Shareholders, the Company and PCM, and their directors, officers, shareholders, accountants, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses, including legal and other expenses incident thereto, of every kind, nature and description ("Losses") that result from or arise out of (i) the breach of any representation or warranty of such Partnership set forth in this Agreement or in any certificate delivered to the Company or the Shareholders pursuant hereto; or (ii) the breach of any of the covenants of such Partnership contained in or arising out of this Agreement or the Merger.

     10.2. BY THE COMPANY. The Company shall indemnify, defend, and hold the Partnerships (and the General Partner and the limited partners of the Partnerships, as well as the agents, representatives, accountants and attorneys of the Partnerships), the Shareholders (and the agents, representatives, accountants and attorneys of the Shareholders) and PCM (and the officers, directors, agents, representatives, accountants, and attorneys of PCM) harmless from and against any and all losses or damages of any kind that arise out of (i) the breach of any representation or warranty of the Company set forth in this Agreement or in any certificate delivered to the Partnerships or the Shareholders pursuant hereto; or (ii) the breach of any of the covenants of the Company contained in or arising out of this Agreement or the Merger.

     10.3. BY THE SHAREHOLDERS. The Shareholders shall indemnify, defend, and hold the Partnerships (and the General Partner and the limited partners of the Partnerships, as well as the agents, representatives, accountants and attorneys of the Partnerships) and the Company (and the officers, directors, agents, representatives, accountants, attorneys and shareholders of the Company) harmless from and against any and all losses or damages of any kind that arise out of (i) the breach of any representation or warranty of the Shareholders set forth in this Agreement or in any certificate delivered to the Partnerships or the Company, or (ii) the breach of any of the covenants of the Shareholders contained in or arising out of this Agreement or the Merger.


     10.4 CLAIMS PROCEDURE. Should any claim be asserted against a party entitled to indemnification under this article ("Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification ("Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor, upon receipt of such notice, shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee. Such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.


     10.5. LIMITATIONS ON LIABILITIES. Neither the Partnerships nor the Shareholders nor the Company shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the losses or damages incurred by the Partnerships, the Shareholders or the Company, as the case may be, as a result of such misrepresentations or breaches under this

Agreement shall exceed, in the aggregate, $50,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $50,000).

                                XI. MISCELLANEOUS


     11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All statements contained in this Agreement or in any certificate delivered by or on behalf of each Partnership or the Shareholders or the Company pursuant hereto or in connection with the Merger shall be deemed representations, warranties and covenants by such Partnership, the Shareholders or the Company, as the case may be, hereunder. All representations, warranties and covenants made by each Partnership, the Shareholders or the Company in this Agreement, or pursuant hereto, shall survive for a period of two (2) years subsequent to the Closing.


     11.2. NONDISCLOSURE. (a) No Partnership shall at any time after the date of this Agreement, without the consent of the Company (except as may be required by law), divulge, furnish to or make accessible to any person (other than to such Partnership's representatives as part of such Partnership's due diligence or investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of the Company.


     (b) The Company will not at any time after the date of this Agreement, without the consent of the Shareholders (except as may be required by law), use, divulge, furnish to or make accessible to any person any Confidential Information (other than to the Company's representatives as part of the Company's due diligence or investigation) of PCM.

     (c) The Shareholders shall not at any time after the date of this Agreement, without the consent of the Company (except as may be required by law), divulge, furnish to or make assessable to any person (other than to the Shareholders' representatives as part of their due diligence or investigation) any Confidential Information of the Company.

     (d) No Partnership shall at any time after the date of this Agreement, without the consent of the Shareholders (except as may be required by law), divulge, furnish to or make assessable to any person (other than to such Partnership's representatives as part of such Partnership's due diligence or investigation) any Confidential Information of PCM.

     (e) The Company will not at any time after the date of this Agreement, without the consent of such Partnership (except as may be required by law), use, divulge, furnish to or make assessable to any person (other than to the Company's representatives as part of the Company's due diligence or investigation) any knowledge or information with respect to the Confidential Information of any Partnership.

     (f) The covenants set forth in this Section 11.2 shall terminate in the event the Merger is consummated.

     (g) Any information, which (i) at or prior to the time of disclosure by (A) a Partnership, (B) the Shareholders or (C) the Company was generally available to the public through no breach of this covenant; (ii) was available to the public on a nonconfidential basis prior to its disclosure by (A) a Partnership,
(B) the Shareholders or (C) the Company; or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to (A) a Partnership, (B) the Shareholders or (C) the Company, shall not be deemed
Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     11.3. SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this section shall be void and ineffective for all purposes. In the event of an assignment permitted by this section, this Agreement shall obligate the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this section, there shall be no third party beneficiaries of this Agreement.


     11.4. NOTICES. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission; (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested; or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

If to the Partnerships:           Performance Asset Management Fund, Ltd.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535

                                  Performance Asset Management Fund II, Ltd.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535

                                  Performance Asset Management Fund III, Ltd.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535

                                  Performance Asset Management Fund IV, Ltd.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535

                                  Performance Asset Management Fund V, Ltd.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535


If to the Shareholders:           c/o Performance Capital Management, Inc.
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535



If to the Company:                Performance Asset Management Company
                                  4100 Newport Place, Suite 400
                                  Newport Beach, California 92660
                                  Facsimile:  714.752.3535

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the third
(3rd) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.


     11.5. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     11.6. COUNTERPARTS. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     11.7. NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     11.8. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understanding of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.


     11.9. HEADINGS. The headings of the sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     11.10. SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     11.11. NON-RECOURSE. The officers, directors, and shareholders of the Company shall not be personally obligated or have any personal liability hereunder. The Partnerships will not seek recourse or commence any action against any of the Shareholders or shareholders of the Company or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Company or the Shareholders hereunder or thereunder. The partners of the Partnerships shall not be personally obligated or have any personal liability hereunder. Neither the Shareholders nor the Company will seek recourse or commence any action against any of the partners of the Partnerships or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the General Partner of any Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of any Partnership hereunder or thereunder.


THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Performance Asset Management Company,
a Delaware corporation


By:   _______________________________
      Vincent E. Galewick
Its:  Chairman of the Board

(Signature) _________________________      (Signature) _________________________
                  Director                                    Director


(Date) _________________, 1998             (Date) _________________, 1998

(Signature) _________________________      (Signature) _________________________
                  Director                                    Director

(Date) _________________, 1998             (Date) _________________, 1998

Performance Asset                          Performance Asset Management
  Management Fund, Ltd.,                     Fund II, Ltd.,
A California Limited Partnership           A California Limited Partnership

By:  Performance Development Inc.,         By:  Performance Development Inc.,
     a California corporation                   a California corporation
Its: General Partner                       Its: General Partner

By:  __________________________            By:  _________________________
     Vincent E. Galewick                        Vincent E. Galewick

Its: President                             Its: President

Performance Asset Management               Performance Asset Management
  Fund III, Ltd.,                          Fund IV, Ltd.,
A California Limited Partnership           A California Limited Partnership

By:  Performance Development Inc.,         By:  Performance Development Inc.,
     a California corporation                   a California corporation
Its: General Partner                       Its: General Partner

By:  __________________________            By:  ___________________________
     Vincent E. Galewick                        Vincent E. Galewick

Its: President                             Its: President

Performance Asset Management
  Fund V, Ltd.,
A California Limited Partnership

By:  Performance Development Inc.,
     a California corporation
Its: General Partner

By:  _________________________
     Vincent E. Galewick

Its: President


____________________________               _________________________
Vincent E. Galewick                        Michael A. Cushing

                                   APPENDIX B
                                 Supplement For
                    Performance Asset Management Fund, Ltd.,
                        A California Limited Partnership
                               (S-K Reg. 229.902)

Notice to Limited Partners of Performance Asset Management Fund, Ltd., A California Limited Partnership:


     Purpose of Partnership Supplement. This separate partnership supplement highlights information presented in the Joint Consent Statement/Prospectus as that information relates to Performance Asset Management Fund, Ltd., A
California  Limited   Partnership   ("Partnership")  and  its  limited  partners
("Limited Partners"), regarding a proposed merger ("Merger Proposal") of the Partnership and other, similar California limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company") ("Merger"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent, Bud Webb at (888) 754-4145. You may also send a written request for copies of any documents referenced in the Joint Consent Statement/Prospectus to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place,
Suite 400, Newport Beach, California 92660. As you know, Performance Development, Inc. is a California corporation and the General Partner of the Partnership and each of the Other Partnerships ("General Partner"). Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. The Partnership and the Other Partnerships are sometimes collectively referred to as the "PAM Funds."

     Potential Adverse Effects of the Merger. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the shares of the Company's $.001 par value common stock received by the Limited Partners upon the winding up and dissolution of the Partnership ("Merger Stock") will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances. Limited Partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 22 of the Joint Consent Statement/Prospectus, and summarized herein beginning at Page 19. Significant risk factors include:

     o    PCM  and  the  Partnerships  Have  History  of  Losses
     o    Significant Reduction in Distributions
     o Shares of the Merger Stock May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal
     o    Limited Public Market for Shares of the Merger Stock
     o    Potential Price Volatility of Shares of the Merger Stock
     o    Possible Dilution of the Merger Stock
     o    Uncertainty of Future Financial Results of the Company
     o    Dependence on Key Personnel of the Company
     o    Control by Principal Shareholder of the Company
     o    Possible Adverse Tax Consequences
     o The Company may fail to comply with Year 2000 computer programming issues

     Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership"), was formed on April 1, 1991, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. The Partnership sold 1,049 limited partnership interests ("Units") at the price of $5,000.00 per Unit. The terms "Unit" and "Units", when used in this Supplement, shall also mean and refer to the limited partnership interests offered and sold by the Other
Partnerships. The total amount received by the Partnership from purchasers of its Units is $5,245,000.00. As of June 30, 1997 ("Determination Date"), the Partnership had 369 Limited Partners. The Partnership termination date is December 31, 2000, unless sooner terminated.




                     PERFORMANCE ASSET MANAGEMENT FUND, LTD.
                                  PER UNIT DATA

                                     1996           1995         1994         1993          1992
                                     ----           ----         ----         ----          ----
Units outstanding at year end      1,049.00      1,050.00      1,050.00      1,050.00      1,052.00
Earnings (loss) per Unit            $352.50       $126.73       $162.45        $53.49      ($262.10)
Book value per Unit                1,546.27      1,266.90      1,328.42      1,766.51      3,220.89
Annual return of capital
 distributions per Unit              147.43        200.00        750.00      1,200.00        904.74
Cumulative return of capital
 distributions per Unit            3,206.80      3,056.46      2,856.46      2,106.46        904.74

Assigned value for Merger Stock                            $890.37/Unit

     Each Limited Partner should review thoroughly the selected financial statements included in the portions of the Joint Consent Statement/Prospectus captioned "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnership and the Other Partnerships included in the Joint Consent Statement/Prospectus.

            The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, 1995 and 1996, the Partnership's investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

     Type of Portfolio                    1994            1995             1996
     -----------------                    ----            ----             ----

Credit Card Accounts ...........        $343,585        $287,551        $912,597
Consumer Loans .................        $466,574        $418,540        $356,989
                                      ----------      ----------      ----------

      Total ....................        $810,159        $706,091      $1,269,586
                                      ==========      ==========      ==========


     In 1994, the Partnership recorded net investment income of $205,208 and interest income of $13,095. Operating expenses in that year for the Partnership consist of management fee expense of $17,584; amortization expense of $798; and general and administrative expenses of $3,159; for total operating expenses of $21,541. Therefore, the Partnership recorded net income of $170,572 for 1994.

     In 1995, the Partnership recorded net investment income of $180,797 and interest income of $13,294. Operating expenses in that year for the Partnership consist of management fee expense of $23,096; collection expense of $365; professional fees of $7,233; amortization expense of $798; and general and administrative expenses of $2,947; for total operating expenses of $34,439. Therefore, the Partnership recorded net income of $133,064 for 1995.

     In 1996, the Partnership recorded net investment income of $538,428, net interest income of $3,389 and other income of $755. Operating expenses in that year for the Partnership consist of management fee expense of $25,979; collection expense of $43,257; professional fees of $96,527; amortization expense of $665; and general and administrative expenses of $6,369; for total operating expenses of $172,797. Therefore, the Partnership recorded net income of $369,775 for 1996.


     Value of Assets Held by the Partnership. As of December 31 of each of the years specified in the following table, the Partnership held the following assets with the following values, which values were determined by the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"), as part of the Fairness Analyst's review of the Merger Proposal to determine if the terms of the Merger Proposal are fair to the Partnership and the Other Partnerships:


           Asset                                1994         1995         1996
           -----                                ----         ----         ----

Cash and equivalents ....................      $23,487      $15,295     $283,232
Cash held in trust ......................                    $4,221
                                              --------                  --------
Investment in Distressed Loan Portfolios $810,159 $706,091 $1,269,586 Receivable from Unaffiliated Service
  Provider(1) ...........................     $559,730     $559,730     --------
Due from Affiliates .....................                                $56,483
                                              --------     --------
Other Assets ............................                   $44,239      $12,732
                                              --------
Organization Costs, Net .................       $1,463         $665
                                                                        --------

(1) West Capital Financial Services Corp., a California corporation.


     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at that bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Compensation to the General Partner and Affiliates For the Last Three Fiscal Years. The following table sets forth the compensation paid by the Partnership to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.


         Entity                       1994        1995        1996        1997*
         ------                       ----        ----        ----        -----
General Partner
      Management Fees ..........     $17,584     $23,096     $25,979      $7,821
      Distributions ............     $87,500     $23,422     $17,483     $34,944
PCM
      Acquisition Fees .........                            $363,405
      Collection Fees ..........     $12,608     $10,989    $216,796    $163,214

              Total ............    $117,692     $57,507    $623,663    $205,979
                                    ========    ========    ========    ========

* Through June 30, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.


           Entity                               1994         1995           1996
           ------                               ----         ----           ----
     General Partner                             $0            $0            $0
     PCM                                         $0            $0            $0
                                               ----          ----          ----
          Total                                  $0            $0            $0
                                               ====          ====          ====


     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:



     Performance Development, Inc., a California corporation ("General Partner") Income Network Company, Inc., a California corporation ("INC")
     Vision Capital Services Corporation, a California corporation ("Vision")

     Vincent E. Galewick owns 98.5% of the issued and outstanding common stock of the following Affiliate:

     Performance Capital Management, Inc., a California corporation ("PCM")

The Other Partnerships are:

     Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership")
     Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II")
     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III")
     Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV")
     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V")

     For convenience, the Partnership and the Other Partnerships may be referred to in this Supplement as the "PAM Funds."

     The General Partner was formed in June, 1990 to engage in various aspects of the distressed loan industry. The General Partner serves as the general partner for all the PAM Funds and certain other California limited partnerships. The General Partner's management fees incurred and recorded by the Partnership totalled $17,574, $23,096 and $25,979 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to the General Partner of $87,500 and $23,422 for the years ended December 31, 1994 and 1995, respectively and $17,483 for the year ended December 31, 1996. At December 31, 1994 and 1995, the Partnership had amounts owed to the General Partner recorded as amounts due to Affiliates, of $160,914 and $221,329, respectively, and $271,145 for the year ended December 31, 1996.

     Income Network Company, a California corporation ("INC"), was formed on February 1, 1988 as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. The sole shareholder of INC, Vincent E. Galewick, is also the sole shareholder of the General Partner and Vision. Additionally, Mr. Galewick owns 98.5% of the issued and outstanding stock of PCM. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of interests in the Partnership ("Units"). INC is the Soliciting Agent for the Merger Proposal.

     Performance Capital Management, Inc., a California corporation ("PCM"), was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37%, as provided in the related purchase agreements. The Partnership also enters into servicing agreements with PCM to collect and service the portfolios. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers (PCM and the Partnership) in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.


     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1995 and 1996, the Partnership purchased one portfolio and two portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $0 and $363,405, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $365 and $43,257, respectively.

     The Partnership had amounts owed to PCM from reimbursement of collection expenses and other expenses totaling $101 and $860, recorded as due to Affiliates, at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $56,483, recorded as due from Affiliates.


     Distributions and Dividends. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. All of the distributions represented a return of capital. The following table specifies the cash distributions made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.


                                                       General        Limited
                                      Total            Partner        Partner
          Year                        Distributions    Distributions  Distributions
          ----                        -------------    -------------  -------------
1992 ..............................     $1,057,536     $  105,754     $  951,782
1993 ..............................     $1,400,000     $  140,000     $1,260,000
1994 ..............................     $  875,000     $   87,500     $  787,500
1995 ..............................     $  233,422     $   23,422     $  210,000
1996 ..............................     $  172,133     $   17,483     $  154,650
June 30, 1997 .....................     $  208,644     $   34,944     $  173,700

     Selected Financial Information. The following table sets forth a historical summary of gross collections and partner distributions for the PAM Funds from the date of formation of each PAM Fund through June 30, 1997:

                                                              Cost of
                       Portfolios      Original Portfolio    Portfolios          Gross              Partner
Partnership             Acquired          Face Value          Acquired        Collections*       Distributions**
-----------             --------          ----------          --------        ------------       ---------------
  Partnership..............16           $305,438,442         $4,932,616         $5,526,429         $3,678,632
  PAM II(1)................19            433,632,566          6,230,345          8,749,682          4,059,775
  PAM III(2)...............21            521,408,657          9,685,926          7,826,584          3,463,815
  PAM IV(3)................57            709,008,534         20,416,167         20,014,508          6,269,988
  PAM V(4).................12            209,901,705          4,997,992          2,889,555            639,600

    Total ................125         $2,179,389,904        $46,263,046        $45,006,758        $18,111,810
                          ===         ==============        ===========        ===========        ============

* Gross collections include any sale of accounts and collection activity through June 30, 1997

**   Through June 30, 1997

(1)  Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
     Partnership ("PAM II").

(2)  Performance   Asset  Management  Fund  III,  Ltd.,  A  California   Limited
     Partnership ("PAM III").

(3)  Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership ("PAM IV").

(4) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").


                         REASONS FOR THE MERGER PROPOSAL

     The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation ("PCM"), while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the shares of $.001 par value common stock issued by the Company to the Limited Partners in the Merger ("Merger Stock") to be eligible for listing on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of no par value common stock of PCM are not publicly traded and have limited, if any, liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnership to redeem their Units. Although the Partnership is not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. After consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnership as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnership has from time to time used its available cash to redeem Units when requested to do so by certain of its Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnership recognizes taxable income. The Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous, because it may be more tax efficient to the seller of a business than a cash transaction, and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use the advantageous pooling accounting method, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance (as a result of common stock having a readily ascertainable value), and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a Limited Partner and the administrative burden placed on the Partnership, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. The Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.


      Certain Disadvantages of the Merger Proposal and Related Transactions

     Taxation. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form, income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See those portions of the Joint Consent Statement/Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnership to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See those portions of the Joint Consent Statement/Prospectus captioned "Distribution Policy" and "DISTRIBUTION POLICY -- HISTORICAL DISTRIBUTIONS OF THE PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. The Limited Partners and shareholders of PCM ("PCM Shareholders") have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the closing date of the Merger ("Closing Date").

                              EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the PAM Funds will be held by the Company, and PCM and the PAM Funds will cease to exist by operation of law. The Company will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the PAM Funds and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal, including, but not limited to, federal income tax consequences, for the Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Joint Consent Statement/Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     The Merger. The proposed merger transaction contemplates that each of the PAM Funds, including the Partnership, shall receive shares of $.001 par common stock of the Company in exchange for the assets of the PAM Funds. Additionally, by amending the provisions of the Agreements of Limited Partnership for the PAM Funds, the PAM Funds shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the PAM Funds in exchange for their assets shall be distributed to the General Partner and the limited partners of the PAM Funds, all in accordance with an exchange value determined by the Company, PCM and the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"). A copy of the Fairness Opinion is attached to the Joint Consent Statement/Prospectus as Appendix G.

     The Determination Date is a date set by the Board of Directors of the Company. At this time, the Board of Directors of the Company expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors of the Company has the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors of the Company might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     Effect of the Merger on Cash Distributions. Until June 30, 1997, the Partnership made cash distributions to the Limited Partners. The Company currently anticipates that the Company will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that the Partnership's distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Effects of the Merger May Be Different For Investors in the Various Limited Partnerships. If the Merger Proposal is approved and the Merger is consummated, the Limited Partners will receive $890.37 in Merger Stock per Unit of the Partnership. Limited partners in PAM II will received $2,010.34 in Merger Stock per Unit of PAM II. Limited partners in PAM III will receive $3,003 in Merger Stock per Unit of PAM III. Limited partners in PAM IV will receive $1,381.52 in Merger Stock per Unit of PAM IV. Limited Partners in PAM V will receive $3,936.35 in Merger Stock per Unit of PAM V.

     The General Partner believes that the Limited Partners would receive significantly less if the Partnership was liquidated, and the assets distributed to the Limited Partners, because even an orderly liquidation would result in prohibitive discounts on the value of the Partnership assets, which are distressed debt portfolios. Continuing the Partnership in accordance with its present business plan would result in each Limited Partner maintaining the current book value per Unit of the Partnership. The book value at the Determination Date of the Partnership was $536.07 per Unit; of PAM II, $1,855.19 per Unit; of PAM III, $2,340.34 per Unit; of PAM IV, $1,249.22 per Unit; and of PAM V, $3,158.55 per Unit. Therefore, under the Merger Proposal, the limited partners of the PAM Funds will receive significantly more in Merger Stock per Unit than the book value per Unit.

     In reaching its conclusions as to the fairness of the Merger Proposal, the General Partner gave significant consideration to the Fairness Opinion prepared by the Fairness Analyst. To estimate the value of PCM and the PAM Funds, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital raised from the limited partners in each of the PAM Funds, and the returns on investment experienced by each PAM Fund, were factors in determining the Exchange Value of each PAM Fund. The extent to which each PAM Fund achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash receipts.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the limited partners of each PAM Fund as a result of the orderly liquidation of the assets on hand. The Fairness Analyst determined that the liquidation equity values of the PAM Funds are as follows: the Partnership - $28,256; PAM II - $2,404,533; PAM III - $3,826,861;
PAM IV - $11,865,592; and PAM V - $2,594,885. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     In the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each PAM Fund over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent within a projected stream of cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each PAM Fund were as follows: the Partnership - $2,718,150; PAM II - $6,560,773; PAM III - $8,625,225; PAM IV - $25,117,113; and PAM V - $5,618,400. Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield issues in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This figure was added to the terminal value of the portfolios of the PAM Funds, to arrive at a total present value of each PAM Fund. The Fairness Analyst determined that the present value of the PAM Funds as of the date of the Fairness Opinion was as follows: the Partnership - $1,432,934; PAM II - $1,571,591; PAM III - $3,357,876; PAM IV -
$9,737,878; and PAM V - $3,786,364. These valuations were added to each PAM Fund's adjusted net asset value, for a combined portfolio and adjusted net asset value of $933,609 for the Partnership; $3,111,728 for PAM II; $5,999,944 for PAM III; $15,846,278 for PAM IV; and $4,699,954 for PAM V.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each PAM Fund and PCM.

     The only material difference in the operation of the PAM Funds is a difference in the Agreement of Limited Partnership of PAM IV. Section 6.2 of the Agreement of Limited Partnership of PAM IV provides that, until such time as the limited partners of PAM IV have received a cash return equal to their capital contributions, plus an amount equal to 6% of their capital contributions, the limited partners of PAM IV will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the limited partners of PAM IV have received the specified cash return, the distribution ratio changes to 70% to those limited partners and 30% to the General Partner. The Fairness Analyst considered this provision in calculating the income-based value of PAM IV.

     Allocation to Limited Partners and General Partner. Upon dissolution of the PAM Funds, the General Partner will receive 10% of the Merger Stock allocated to each PAM Fund pursuant to the ownership allocations in the Agreement of Limited Partnership for each PAM Fund. The Partnership has been allocated 124,343 shares of Merger Stock. If the Merger is consummated, the General Partner will receive 12,435 shares of Merger Stock received by the Partnership and the Limited
Partners  will  receive   111,908   shares  of  Merger  Stock  received  by  the
Partnership.

     The Merger Agreement. The Merger will be consummated pursuant to the Merger Agreement, if the Merger Proposal, as set forth in the Joint Consent Statement/Prospectus, receives the requisite approval of the limited partners of each PAM Fund, the approval of the PCM Shareholders, and the approval of the shareholders of the Company, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission in connection with the Merger and is included in the Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the PAM Funds; the PCM Shareholders, on their own behalf, or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the PCM Shareholders, the Company shareholders or the limited partners of the PAM Funds, the Company's Board of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the limited partners of the PAM Funds, the PCM Shareholders or the Company shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the limited partners of the PAM Funds.

     Approval by All of the Limited Partnerships Is Required. The Merger Proposal may be consummated only if all of the PAM Funds approve the Merger Proposal. The Merger Agreement provides that limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A PAM Fund which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of Section 25014.7(e)(3) of the California Corporations Code. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the PAM Funds, and do not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to dissenting PAM Funds. Willamette Management Associates, Inc., as the Fairness Analyst, was retained by Kelly & Company, the independent auditing firm for the PAM Funds, the General Partner, PCM, and INC, to render the Fairness Opinion concerning the Merger Proposal. See the section in the Joint Consent

Statement/Prospectus   entitled   "DETERMINATION   OF  THE  EXCHANGE  STOCK  AND
ALLOCATION OF THE MERGER."

     Conditions of the Merger. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the limited partners of each PAM Fund and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this opinion may be waived in whole or in part by the PAM Funds, the PCM Shareholders and the Company in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the limited partners of the PAM Funds and the respective shareholders) if, among other things, (a) the General Partner or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     Completing the Merger. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, the PCM Shareholders and the Company. Upon consummation of the Merger and dissolution of the Partnerships, the limited partners of the PAM Funds and PCM Shareholders will be entitled to receive certificates for Merger Stock issued in exchange for the assets of the Partnerships and shares of PCM's no par value common stock, respectively.

     Costs of the Merger. For purposes of the Thompson-Killea Act, which is that portion of the California Corporations Code relating to "rollup" transactions (the Merger Proposal is a "rollup" transaction), the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Joint Consent Statement/Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.


     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.


     The Merger Agreement provides that those limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the PAM Funds, the transaction costs will be apportioned between the Company and each PAM Fund according to the final vote on the Merger Proposal as follows: (a) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of that PAM Fund to reject the Merger Proposal; and (b) that PAM Fund shall bear transaction costs in proportion to the number of votes of limited partners of that PAM Fund to approve the Merger Proposal. Should the Merger Proposal be approved by one or more PAM Funds and rejected by at least one PAM Fund, each PAM Fund rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, in the event that the Merger Proposal is rejected by all of the PAM Funds, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each PAM Fund are as set forth on the following table:


                                                          Distributions to the     Distributions to the
                   PAM Fund                                 Limited Partners         General Partner
                   --------                                 ----------------         ---------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966


     The total amount distributed by all of the PAM Funds was $2,551,491. All of
the   distributions   to  the  limited   partners  were  in  the  form  of  cash
distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Company will itself be subject to federal tax on its income. Holders of Merger Stock will not be subject to federal tax on such income except to the extent dividends are paid by the Company. See the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." The Company is expected to make significantly smaller distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist, as described in the section in the Joint Consent Statement/Prospectus entitled "RISK FACTORS." Limited Partners should analyze the Merger Proposal and related transactions, considering all the matters presented in the Joint Consent Statement/Prospectus.


                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives do not contemplate a reorganization. In the mutual opinion of the PCM Shareholders, the Company and the General Partner, the only viable alternatives not contemplating a reorganization involve some form of public registration or offering of securities. The General Partner has considered the possibility of a registration of Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership interests. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the PAM Funds and thereafter making a public offering of shares of common stock in the surviving corporation. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which contemplates a reorganization. The General Partner considered the possibility of selling all Units of the PAM Funds to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the PAM Funds to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. The PCM Shareholders also considered the possibility of selling all of PCM's assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the PAM Funds and distributing the proceeds of liquidation to their limited partners. Although a dissolution would provide those limited partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the PAM Funds, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the PAM Funds, further diminishing the value of the PAM Funds' assets.

     The General Partner believes that the value of the consideration to be received by the PAM Funds in the Merger would far exceed any of the alternatives constituting a reorganization listed above, specifically because the PAM Funds' assets consist primarily of distressed loan portfolios, and such portfolios have a liquidation value far below their value to either the PAM Funds or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the PAM Funds in accordance with their current business plans and joint venture agreements. A continuation of the PAM Funds in accordance with their existing business plans would benefit their limited partners to the extent that those limited partners would receive cash distributions from the proceeds of the PAM Funds' collection on debt portfolios. If the Merger is consummated, limited partners of the PAM Funds would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying its shareholders cash dividends. Therefore, a continuation of the Partnership provides the Limited Partners with cash flow which they will not have if the Merger is consummated. Finally, if the Merger Proposal is approved, the Limited Partners will be minority shareholders in the Company, and will lose the ultimate control over Partnership affairs, which they currently hold.

     Alternatively, the Partnership's servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnership acting individually. The General Partner believes that the Limited Partners should have the opportunity to consider and vote upon these opportunities.

     The General Partner believes that the value of the consideration to be received by the Partnership in the Merger is equal to or greater than the present value of the Partnership, which assumes that PCM and the Partnership continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios, as finance companies, collection agencies, and even Wall Street firms, which offer asset- backed securities, enter the market. Therefore, the General Partner believes that the Merger

Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnership continued in its present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investments.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the PAM Funds, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the PAM Funds, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as discussed in detail in the section of the Joint Consent Statement/Prospectus captioned "APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED", the General Partner does not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM, on the other hand; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting PAM Fund. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the PAM Funds. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the PAM Funds, would similarly merge into a single large business venture, eliminating those duplicative management and servicing fees. Because PCM would no longer exist as an independent entity, PAM Funds which did not participate in the Merger Proposal would lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, as such a successor entity, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the PAM Funds individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the PAM Funds under federal and multiple state partnership tax laws.

     The General Partner is not aware of any offers made during the preceding 18 months for a merger, consolidation, or combination of any of the PAM Funds; an acquisition of any of the PAM Funds or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the PAM Funds; or a change in control of the PAM Funds. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Limited Partners in the Merger or the fairness of the Merger Proposal to the Limited Partners.


                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.


                       EXCHANGE VALUE AND FAIRNESS OPINION

     Bases for the General Partner's Belief as to Fairness. The Fairness Opinion is specified at length in the section in the Joint Consent Statement/Prospectus entitled "FAIRNESS OPINION." The General Partner believes that the Merger Proposal is fair to the Limited Partners, because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting.

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the General Partner, PCM, the PAM Funds, Income Network Company and the Company, retainedthe Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing various personnel employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the PAM Funds and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     No Instructions from General Partner, PCM or the Company. Neither the General Partner, the PCM Shareholders, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, the PCM Shareholders and the Company is fair from a financial point of view to the PAM Funds. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to PCM Shareholders and Company shareholders who do not consent to the Merger Proposal and, instead, exercise their rights as dissenting shareholders ("Dissenting Shareholders"); and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the PAM Funds. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; operating budgets through December 31, 2008 for PCM and the PAM Funds; office leases; management profiles;
portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnership, the Other Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     Determinations. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the PAM Funds, as set forth in the following table:

NAME OF PARTNERSHIP OR CORPORATION                                                            TOTAL VALUE
----------------------------------                                                            -----------
 Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................                    $   934,000
 Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................                    $ 3,112,000
 Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................                    $ 6,000,000
 Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................                    $15,846,000
 Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................                    $ 4,700,000
 Performance Capital Management, Inc.,
      a California corporation............................................                    $44,523,000


     Basis for Methods of Arriving at Findings and Recommendations. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of such entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each PAM Fund between the General Partner and the limited partners of such PAM Fund based on such PAM Fund's Agreement of Limited Partnership. Additional factors considered by the Fairness Analyst, in making its valuation, include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.


         DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK


     Exchange Value. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the PAM Funds, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with the Company, Vision, Income Network Company, the PCM Shareholders, PCM or the General Partner. Kelly & Company, the independent auditors for PCM, the Company, Income Network Company, the General Partner and the PAM Funds, were referred to the Fairness Analyst by an accountant unaffiliated with the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, or the General Partner and with whom neither the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of its qualifications.

     The Company, the General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining to the

Dissenting Shareholders. The compensation to dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units or shares of common stock, respectively, is based upon the valuation described above. See the section in the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The purpose of the Fairness Opinion is to confirm to the Company, the PCM Shareholders and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the PAM Funds. Neither the Company, the PCM Shareholders, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares of common stock held by the Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     Fairness Opinion. The Exchange Value was determined by PCM, the Company and the General Partner. The consideration to be paid to the Fairness Analyst was negotiated by the Fairness Analyst, on the one hand, and Kelly & Company, on the other hand. The Fairness Analyst has determined that the Exchange Value, as such consideration, is fair from a financial point of view to each PAM Fund, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Because the Merger is contingent upon the approval of the Merger Proposal by all of the PAM Funds, the PCM Shareholders, and the Company shareholders, the Fairness Opinion did not consider possible combinations of less than all of the PAM Funds in the Merger. A copy of the Fairness Opinion is included in the Joint Consent Statement/Prospectus as Appendix G.

     The Fairness Opinion takes into account all of the assets of each of the PAM Funds, PCM, and the Company. The intangible assets of the PAM Funds and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the PAM Funds, PCM and the Company. The tangible assets of the PAM Funds and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the PAM Funds has been determined to be $30,592,000. The aggregate value of the assets of PCM has been determined to be $44,523,000.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. Although the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.

     Exchange of Assets for Shares. On the Closing Date, if the limited partners of all five PAM Funds approve the Merger Proposal, the PAM Funds and PCM will merge with and into the Company. Pursuant to the Merger Agreement, all of the assets of the PAM Funds will be exchanged for shares of the Merger Stock in accordance with the Exchange Value, determined to be fair to the PAM Funds by the Fairness Analyst.

     The following table summarizes the valuation of PCM and the PAM Funds based on 7,511,500 allocable shares of Merger Stock:


                                                                    Percentage of
                                                Aggregate             Number of
                                            Indicated Value        Indicated Value     Shares of Merger
                                            (Rounded to the        (Rounded to the     Stock Allocated
                                            Nearest $1,000)       Nearest 1/10 of 1%)      to Entity
                                            ---------------       -------------------      ---------
The Partnership .....................          $   934,000              1.2%                   93,398
PAM II ..............................            3,112,000              4.1                   311,202
PAM III .............................            6,000,000              8.0                   600,003
PAM IV ..............................           15,846,000             21.1                 1,584,596
PAM V ...............................            4,700,000              6.3                   470,002
                                               -----------            -----                 ---------
     Sub-Total ......................          $30,592,000             40.7%                3,059,201
PCM .................................           44,523,000             59.3                 4,452,29
                                               -----------            -----                 ----------
     Total ..........................          $75,115,000            100.0%                7,511,500
                                               ===========            =====                 =========



                       RISKS AND POTENTIAL ADVERSE EFFECTS


THE MERGER AND ACQUISITION OF SHARES OF THE MERGER STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE JOINT CONSENT STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING:

     History of Losses. PCM and the PAM Funds have a history of losses, because PCM and the PAM Funds' accounting is predicated on return of capital and not a return on capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.

     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in the Joint Consent Statement/Prospectus relates to the business operations of the PAM Funds and PCM.

     Significant Reduction in Distributions. The Partnership historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY CASH DIVIDENDS. See that portion of the Joint Consent Statement/Prospectus entitled "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnership, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Change in Nature of Investment. The Partnership is a limited partnership organized under California law. The Company is a Delaware corporation. The Partnership has a finite term of existence and is structured to dissolve when its assets are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership's Agreement of Limited Partnership ("Partnership Agreement") and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnership (e.g., amendment of the Partnership Agreement, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnership, and dissolution of the Partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of the Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnership and the Company, the General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Changes in Compensation Arrangements. Under the Partnership Agreement, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of the Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Taxation of Corporation and Shareholders. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnership will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Common Shares. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales of Merger Stock by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade. Moreover, no guaranty or assurance can be given that the Merger Stock will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the Merger Stock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.

     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securitiesexchange, there is no assurance that the will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock, and which is convertible to common stock subject to certain conditions precedent. See a further discussion of Mr. Galewick's preferred stock under the caption "Control by Principal Shareholder; Anti-takeover Measures" below. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock issued and outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of the Joint Consent Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of the Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Addition of Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to the Partnership. However, the General Partner is also affiliated with Income Network Company, which is the Soliciting Agent, Vision, PCM and the Company. The
Company, Vision, Income Network Company, PCM and the General Partner have a common shareholder, Vincent E. Galewick, and common directors and officers. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" below), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal. The General Partner does not believe retaining such a representative is necessary, because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the PAM Funds. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnership and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited
Partners compared to the more even-handed approach which was followed in negotiating the

Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnership, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnership may be less valuable than the participation in the distributions of the Partnership which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its affiliates, are not the result of arm's length negotiations. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnership are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities. The joint venture agreements between PCM and the Partnership have been filed as exhibits to the Company's Registration Statement on Form S-4, of which the Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnership at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM, the General Partner, Income Network Company and the Company, provides human resources (employees) to PCM and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide those human resources to the Company.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that the PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that the Company shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement on Form S-4 as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement pursuant to which those Limited Partners who exercise their dissenters rights ("Dissenting Limited Partners") will be paid for their Units ("Indenture Agreement") provides that the assets of the Partnership will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of shares of the Company's common stock, including Merger Stock, to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the PAM Funds conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the PAM Funds (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).


                      RIGHTS OF DISSENTING LIMITED PARTNERS


     Offer to Purchase Units of Dissenting Limited Partners. The Merger Proposal is also being structured to provide Limited Partners who dissent to the Merger ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"). The Merger Proposal and the related transactions, including the dissolution and liquidation of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with the Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with the Joint Consent Statement/Prospectus as Appendix N. See that portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Unsecured Subordinated Debentures. A Dissenting Limited Partner who exercises his or her dissenter's rights will receive an unsecured subordinated debenture ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a Trustee and specifies that (a) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (b) the amount at which such Debenture will be issued shall be the value, in United States currency, of such Dissenting Limited Partner's interest in the Partnership, determined in accordance with the Exchange Value, as of the Determination Date, if such Dissenting Limited Partner perfects his or her dissenter's rights pursuant to the terms of the Merger; (c) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (d) the rate or rates at which the Debenture shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (e) the Debenture shall be issued within 30 days of the closing date of the Merger; (f) the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnership; and
(g) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnership. The Indenture Agreement does not provide for a sinking fund.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Letter of Transmittal and Consent Statement ("Consent Statement"). Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Dissenting Limited Partners will receive, pursuant to those dissenter's rights, a Debenture issued under the Indenture Agreement in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units. Each Dissenting Limited Partner will be provided with a Debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as specified above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO COMPLETE PART V OF THE CONSENT STATEMENT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     See the portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING LIMITED PARTNERS" for additional information regarding Limited Partners' dissenters' rights.

     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     Comparison of Units and Merger Stock. The portion of the Joint Consent Statement/Prospectus entitled "SUMMARY COMPARISON OF UNITS AND MERGER STOCK" highlights a number of the significant differences between the Partnership (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock.


                         FEDERAL INCOME TAX CONSEQUENCES


     Introduction. The following information is intended to provide the Limited Partners with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnership, the Company, or the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in the Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which the Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the Partnership, the number of Units owned by a partner (either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such partner by the Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. Upper tax bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which, however, in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation (the Company), the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income conceivably subject to federal income tax twice (if dividends or similar distributions are made by the Company to its shareholders).

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnership. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed such Merger Stock to the Limited
Partners and the General Partner in complete liquidation. The Partnership will realize, but not be required to recognize, gain or loss as if the Partnership had transferred of all of its assets to the Company for an amount equal to the value of such Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnership will avoid recognition of gain or loss if it contributes property to the Company and immediately thereafter, together with the other PAM Funds and the PCM Shareholders, is in control of 80% of the Company. The Partnership will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnership. Gain or loss is not recognized and deferred by the Partnership by the transfer of the Partnership's adjusted basis in its assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that it is deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnership will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnership's assets (essentially, its ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnership will be the same as that basis was in the hands of the

Partnership. The Company's holding period in the assets will include the Partnership's holding periods received by the Company. The Partnership, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnership will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     Gain or Loss to the Limited Partners. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnership were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for his or her Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnership's assets (essentially, the Partnership's ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the shareholders of the Company. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.

                                   APPENDIX C
                                 Supplement For
                   Performance Asset Management Fund II, Ltd.,
                        A California Limited Partnership
                               (S-K Reg. 229.902)

Notice to Limited Partners of Performance Asset Management Fund II, Ltd., A California Limited Partnership:


     Purpose of Partnership Supplement. This separate partnership supplement highlights information presented in the Joint Consent Statement/Prospectus as that information relates to Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership") and its limited partners
("Limited Partners"), regarding a proposed merger ("Merger Proposal") of the Partnership and other, similar California limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company") ("Merger"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent, Bud Webb at (888) 754-4145. You may also send a written request for copies of any documents referenced in the Joint Consent Statement/Prospectus to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place,
Suite 400, Newport Beach, California 92660. As you know, Performance Development, Inc. is a California corporation and the General Partner of the Partnership and each of the Other Partnerships ("General Partner"). Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. The Partnership and the Other Partnerships are sometimes collectively referred to as the "PAM Funds."

     Potential Adverse Effects of the Merger. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the shares of the Company's $.001 par value common stock received by the Limited Partners upon the winding up and dissolution of the Partnership ("Merger Stock") will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances. Limited Partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 22 of the Joint Consent Statement/Prospectus, and summarized herein beginning at Page __ . Significant risk factors include:

     o    PCM and the Partnerships Have History of Losses

     o    Significant Reduction in Distributions

     o Shares of the Merger Stock May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal

     o    Limited Public Market for Shares of the Merger Stock

     o    Potential Price Volatility of Shares of the Merger Stock

     o    Possible Dilution of the Merger Stock

     o    Uncertainty of Future Financial Results of the Company

     o    Dependence on Key Personnel of the Company

     o    Control by Principal Shareholder of the Company

     o    Possible Adverse Tax Consequences

     o The Company may fail to comply with Year 2000 computer programming issues

     Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership"), was formed on April 1, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. The Partnership sold 1,548 limited partnership interests ("Units") at the price of $5,000.00 per Unit. The terms "Unit" and "Units", when used in this Supplement, shall also mean and refer to the limited partnership interests offered and sold by the Other Partnerships. The total amount received by the Partnership from purchasers of its Units is $7,740,000.00. As of June 30, 1997 ("Determination Date") this Partnership had 489 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.
                                  PER UNIT DATA

                                                        1996             1995             1994             1993              1992
                                                      --------         --------         --------         --------          --------
Units outstanding at year end                         1,548.00         1,549.00         1,549.00         1,561.00          1,568.00
Earnings (loss) per Unit                               $196.84          $248.72          $244.91          ($40.41)          ($26.79)
Book value per Unit                                   2,276.83         2,249.61         2,287.45         2,880.09          4,100.43

Annual return of capital
  distributions per Unit                                148.59           200.10           738.93         1,068.40            163.11
Cumulative return of capital
  distributions per Unit                              2,330.81         2,180.81         1,980.71         1,232.24            163.11

Assigned value for Merger Stock                                                     $2,010.34/Unit


     Each Limited Partner should review thoroughly the selected financial statements included in the portions of the Joint Consent Statement/Prospectus captioned "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnership and the Other Partnerships included in the Joint Consent Statement/Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation . In 1994, 1995 and 1996, the Partnership's investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   Type of Portfolio                                       1994                     1995                     1996
                   -----------------                                    ----------               ----------               ----------
Credit Card Accounts ....................................                 $196,945                 $254,681               $1,305,291
Performing Rewritten Accounts ...........................                  $10,319                   $5,187                       $0
Consumer Loans ..........................................               $1,692,353                 $810,857                  $65,885
Trade Receivables .......................................                  $21,226                       $0                       $0
                                                                        ----------               ----------               ----------
          Total .........................................               $1,920,843               $1,070,725               $1,371,176
                                                                        ==========               ==========               ==========


     In 1994, the Partnership recorded net investment income of $458,892, additional income in the form of interest income of $22,912 and other income of $9,250. Operating expenses for the Partnership consists of the following: management fee expense of $70,022; collection expense of $27,191; professional fees of $5,957; amortization expense of $1,107; and general and administrative expenses of

$7,412; for total operating expenses of $111,689. Therefore, the Partnership recorded net income of $379,365 for 1994.

     In 1995, the Partnership recorded net investment income of $634,187, and interest income of $16,792. Operating expenses for the Partnership consists of the following: management fee expense of $68,385; collection expense of $12,336; professional fees of $180,540; amortization expense of $1,107; and general and administrative expenses of $3,345; for total operating expenses of $265,713. Therefore, the Partnership recorded net income of $385,266 for 1995.

     In 1996, the Partnership recorded net investment income of $504,836, net interest income of $141,209 and other income of $886. Operating expenses for the Partnership consists of the following: management fee expense of $75,464; collection expense of $67,854; professional fees of $189,709; amortization expense of $1,107; and general and administrative expenses of $8,082; for total operating expenses of $342,216. Therefore, the Partnership recorded net income of $304,715 for 1996.


     Value of Assets Held by the Partnership. As of December 31 of each of the years specified in the following table, the Partnership held the following assets with the following values, which values were determined by the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"), as part of the Fairness Analyst's review of the Merger Proposal to determine if the terms of the Merger Proposal are fair to the Partnership and the Other Partnerships:


                 Asset                         1994         1995         1996
                 -----                      ----------   ----------   ----------
Cash and equivalents ....................     $748,107     $144,800   $1,024,507
Cash held in trust ......................            0   $1,171,869   $1,003,215
Investment in Distressed Loan Portfolios $1,920,842 $1,070,725 $1,371,176 Receivable from Unaffiliated Service
  Provider(1) ...........................     $778,565     $778,565            0
Due from Affiliates .....................      $12,876     $201,632      $82,114
Other Assets ............................      $80,069     $115,367      $42,942
Organization Costs, Net .................       $2,799       $1,692         $585

(1) West Capital Financial Services Corp., a California corporation.


     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at that bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Compensation to the General Partner and Affiliates For the Last Three Fiscal Years. The following table sets forth the compensation paid by the Partnership to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.


          Entity                      1994        1995        1996       1997*
                                    --------    --------    --------    --------
General Partner
      Management Fees ..........     $70,022     $68,385     $75,464     $31,086
      Distributions ............    $127,178     $34,439     $25,810     $51,572
PCM
      Acquisition Fees .........    $178,678     $30,225    $412,930     $46,405
      Collection Fees ..........     $74,605    $136,309    $216,973    $153,711
                                    --------    --------    --------    --------
              Total ............    $450,483    $269,358    $731,177    $282,774
                                    ========    ========    ========    ========
* Through June 30, 1997

     The following table sets forth the compensation that would have been paid by the Partnership to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.


             Entity                            1994          1995          1996
             ------                            ----          ----          ----
General Partner ......................          $0            $0            $0
PCM ..................................          $0            $0            $0
    Total ............................          $0            $0            $0
                                                ==            ==            ==


     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:


     Performance Development, Inc., a California corporation ("General Partner") Income Network Company, Inc., a California corporation ("INC")
     Vision Capital Services Corporation, a California corporation ("Vision")

     Vincent E. Galewick owns 98.5% of the issued and outstanding common stock of the following Affiliate: Performance Capital Management, Inc., a California corporation ("PCM")

The Other Partnerships are:

     Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM")

     Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership")

     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III")

     Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV")

     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V")

For convenience, as set forth above, the Partnership and the Other Partnerships may be referred to in this Supplement as the "PAM Funds."

     The General Partner was formed in June, 1990 to engage in various aspects of the distressed loan industry. The General Partner serves as the general partner for all the PAM Funds and certain other California limited partnerships. The General Partner's management fees incurred and recorded by the Partnership totalled $70,022, $68,385 and $75,464 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to the General Partner of $127,178 and $34,439 for the years ended December 31, 1994 and 1995, respectively and $25,810 for the year ended December 31, 1996. At December 31, 1994 and 1995, the Partnership had amounts owed to the General Partner recorded as amounts due to Affiliates, of $101,198 and $148,374, respectively, and $38,488 for the year ended December 31, 1996.

     Income Network Company, a California corporation ("INC"), was formed on February 1, 1988, as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the

Securities Investor Protection Corporation. The sole shareholder of INC, Vincent
E. Galewick, is also the sole shareholder of the General Partner and Vision. Additionally, Mr. Galewick owns 98.5% of the issued and outstanding stock of PCM. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of interests in the Partnership ("Units"). INC is the Soliciting Agent for the Merger Proposal.

     Performance Capital Management, Inc., a California corporation ("PCM"), was formed in February, 1993, to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37%, as provided in the related purchase agreements. The Partnership also enters into servicing agreements with PCM to collect and service the portfolios. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers (PCM and the Partnership) in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.


     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased four portfolios and one portfolio, respectively, from PCM and recorded acquisition fees for these portfolios of $178,678 and $30,225, respectively. For the year ended December 31, 1996, the Partnership purchased two portfolios from PCM and recorded acquisition fees for these portfolios of $412,930. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $27,191, $12,336, and $67,854, respectively.

     The Partnership had amounts owed from PCM from reimbursement of collection expenses and other expenses totaling $12,876 and $9,008 recorded as due from affiliates at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $43,947 recorded as due from affiliates.


     Distributions and Dividends. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. All of the distributions represented a return of capital. The following table specifies the cash distributions made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.

                                                    General           Limited
                                  Total             Partner           Partner
          Year                Distributions      Distributions     Distributions
          ----                -------------      -------------     -------------
1992 .....................        $284,167           $28,417          $255,750
1993 .....................      $1,853,083          $185,308        $1,667,775
1994 .....................      $1,271,778          $127,178        $1,144,600
1995 .....................        $344,389           $34,439          $309,950
1996 .....................        $255,833           $25,810          $230,023
June 30, 1997 ............        $503,248           $51,573          $451,675

     Selected Financial Information. The following table sets forth a historical summary of gross collections and partner distributions for the PAM Funds from the date of formation of each PAM Fund through June 30, 1997:

                                                        Cost of
                  Portfolios    Original Portfolio     Portfolios        Gross           Partner
  Partnership       Acquired        Face Value          Acquired      Collections*   Distributions**
  -----------       --------        ----------          --------      ------------   ---------------
PAM(1) .......         16           $305,438,442       $4,932,616       $5,526,429       $3,678,632
Partnership ..         19            433,632,566        6,230,345        8,749,682        4,059,775
PAM III(2) ...         21            521,408,657        9,685,926        7,826,584        3,463,815
PAM IV(3) ....         57            709,008,534       20,416,167       20,014,508        6,269,988
PAM V(4) .....         12            209,901,705        4,997,992        2,889,555          639,600

         Total        125         $2,179,389,904      $46,263,046      $45,006,758      $18,111,810
                      ===         ==============   ==============   ==============   ==============

* Gross collections include any sale of accounts and collection activity through June 30, 1997

**   Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM").

(2)  Performance   Asset  Management  Fund  III,  Ltd.,  A  California   Limited
     Partnership ("PAM III").

(3)  Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership ("PAM IV").

(4) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

                         REASONS FOR THE MERGER PROPOSAL

     The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation ("PCM"), while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the shares of $.001 par value common stock issued by the Company to the Limited Partners in the Merger ("Merger Stock") to be eligible for listing on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of no par value common stock of PCM are not publicly traded and have limited, if any, liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnership to redeem their Units. Although the Partnership is not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. After consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnership as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnership has from time to time used its available cash to redeem Units when requested to do so by certain of its Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnership recognizes taxable income. The Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous, because it may be more tax efficient to the seller of a business than a cash transaction, and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use the advantageous pooling accounting method, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance (as a result of common stock having a readily ascertainable value), and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a Limited Partner and the administrative burden placed on the Partnership, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. The Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.

      Certain Disadvantages of the Merger Proposal and Related Transactions

     Taxation. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form, income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See those portions of the Joint Consent Statement/Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnership to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See those portions of the Joint Consent Statement/Prospectus captioned "Distribution
Policy"   and   "DISTRIBUTION   POLICY   --HISTORICAL   DISTRIBUTIONS   OF   THE
PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. The Limited Partners and shareholders of PCM ("PCM Shareholders") have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the closing date of the Merger ("Closing Date").

                              EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the PAM Funds will be held by the Company, and PCM and the PAM Funds will cease to exist by operation of law. The Company will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the PAM Funds and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal, including, but not limited to, federal income tax consequences, for the Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Joint Consent Statement/Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     The Merger. The proposed merger transaction contemplates that each of the PAM Funds, including the Partnership, shall receive shares of $.001 par common stock of the Company in exchange for the assets of the PAM Funds. Additionally, by amending the provisions of the Agreements of Limited Partnership for the PAM Funds, the PAM Funds shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the PAM Funds in exchange for their assets shall be distributed to the General Partner and the limited partners of the PAM Funds, all in accordance with an exchange value determined by the Company, PCM and the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"). A copy of the Fairness Opinion is attached to the Joint Consent Statement/Prospectus as Appendix G.

     The Determination Date is a date set by the Board of Directors of the Company. At this time, the Board of Directors of the Company expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors of the Company has the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors of the Company might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     Effect of the Merger on Cash Distributions. Until June 30, 1997, the Partnership made cash distributions to the Limited Partners. The Company currently anticipates that the Company will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that the Partnership's distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Effects of the Merger May Be Different For Investors in the Various Limited Partnerships. If the Merger Proposal is approved and the Merger is consummated, the Limited Partners will receive $2,010.34 in Merger Stock per Unit of the Partnership. Limited partners in PAM will receive $890.37 in Merger Stock per Unit of PAM. Limited partners in PAM III will receive $3,003 in Merger Stock per Unit of PAM III. Limited partners in PAM IV will receive $1,381.52 in Merger Stock per Unit of PAM IV. Limited Partners in PAM V will receive $3,936.35 in Merger Stock per Unit of PAM V.

     The General Partner believes that the Limited Partners would receive significantly less if the Partnership was liquidated, and the assets distributed to the Limited Partners, because even an orderly liquidation would result in prohibitive discounts on the value of the Partnership assets, which are distressed debt portfolios. Continuing the Partnership in accordance with its present business plan would result in each Limited Partner maintaining the current book value per Unit of the Partnership. The book per Unit;

value at the Determination Date of the Partnership was $1,855.19 per Unit; of PAM, $536.07 of PAM III, $2,340.34 per Unit; of PAM IV, $1,249.22 per Unit; and of PAM V, $3,158.55 per Unit. Therefore, under the Merger Proposal, the limited partners of the PAM Funds will receive significantly more in Merger Stock per Unit than the book value per Unit.

     To estimate the value of PCM and the PAM Funds, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital raised from the limited partners in each of the PAM Funds, and the returns on investment experienced by each PAM Fund, were factors in determining the Exchange Value of each PAM Fund. The extent to which each PAM Fund achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash receipts.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the limited partners of each PAM Fund as a result of the orderly liquidation of the assets on hand. The Fairness Analyst determined that the liquidation equity values of the PAM Funds are as follows: the Partnership - $2,404,533; PAM - $28,256; PAM III - $3,826,861; PAM
IV - $11,865,592; and PAM V - $2,594,885. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     In the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each PAM Fund over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent within a projected stream of cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each PAM Fund were as follows: the Partnership - $6,560,773; PAM - $2,718,150; PAM III - $8,625,225; PAM IV - $25,117,113; and PAM V - $5,618,400. Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield issues in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This figure was added to the terminal value of the portfolios of the PAM Funds, to arrive at a total present value of each PAM Fund. The General Partner determined (and the Fairness Analyst agreed that such determination is fair to the PAM Funds from a financial point of view) that the present value of the PAM Funds as of the date of the Fairness Opinion was as follows: the Partnership - $1,571,591; PAM - $1,432,934; PAM III
- $3,357,876; PAM IV - $9,737,878; and PAM V - $3,786,364. These valuations were added to each PAM Fund's adjusted net asset value, for a combined portfolio and adjusted net asset value of $3,111,728 for the Partnership; $933,609 for PAM; $5,999,944 for PAM III; $15,846,278 for PAM IV; and $4,699,954 for PAM V.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each PAM Fund and PCM.

     The only material difference in the operation of the PAM Funds is a difference in the Agreement of Limited Partnership of PAM IV. Section 6.2 of the Agreement of Limited Partnership of PAM IV provides that, until such time as the limited capital contributions, plus an amount equal to 6% of their capital contributions, the limited partners of PAM IV will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the limited partners of PAM IV have received the specified cash return, the distribution ratio changes to 70% to those limited partners and 30% to the General Partner. The General Partner considered this provision in calculating the income-based value of PAM IV.

     Allocation to Limited Partners and General Partner. Upon dissolution of the PAM Funds, the General Partner will receive 10% of the Merger Stock allocated to each PAM Fund pursuant to the ownership allocations in the Agreement of Limited Partnership for each PAM Fund. The Partnership has been allocated 311,200 shares of Merger Stock. If the Merger is consummated, the General Partner will receive 31,120 shares of Merger Stock received by the Partnership and the Limited
Partners  will  receive   280,080   shares  of  Merger  Stock  received  by  the
Partnership.

     The Merger Agreement. The Merger will be consummated pursuant to the Merger Agreement, if the Merger Proposal, as set forth in the Joint Consent Statement/Prospectus, receives the requisite approval of the limited partners of each PAM Fund, the approval of the PCM Shareholders, and the approval of the shareholders of the Company, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission in connection with the Merger and is included in the Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the PAM Funds; the PCM Shareholders, on their own behalf, or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the PCM Shareholders, the Company shareholders or the limited partners of the PAM Funds, the Company's Board of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the limited partners of the PAM Funds, the PCM Shareholders or the Company shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the limited partners of the PAM Funds.

     Approval by All of the Limited Partnerships Is Required. The Merger Proposal may be consummated only if all of the PAM Funds approve the Merger Proposal. The Merger Agreement provides that limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A PAM Fund which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of Section 25014.7(e)(3) of the California Corporations Code. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the PAM Funds, and do not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to dissenting PAM Funds. Willamette Management Associates, Inc., as the Fairness Analyst, was retained by Kelly & Company, the independent auditing firm for the PAM Funds, the General Partner, PCM, and INC, to render the Fairness Opinion concerning the Merger Proposal. See the section in the Joint Consent Statement/Prospectus entitled "DETERMINATION OF THE EXCHANGE STOCK AND ALLOCATION

OF THE MERGER."

     Conditions of the Merger. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the limited partners of each PAM Fund and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this opinion may be waived in whole or in part by the PAM Funds, the PCM Shareholders and the Company in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the limited partners of the PAM Funds and the respective shareholders) if, among other things, (a) the General Partner or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     Completing the Merger. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, the PCM Shareholders and the Company. Upon consummation of the Merger and dissolution of the Partnerships, the limited partners of the PAM Funds and PCM Shareholders will be entitled to receive certificates for Merger Stock issued in exchange for the assets of the Partnerships and shares of PCM's no par value common stock, respectively.

     Costs of the Merger. For purposes of the Thompson-Killea Act, which is that portion of the California Corporations Code relating to "rollup" transactions (the Merger Proposal is a "rollup" transaction), the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Joint Consent Statement/Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.


     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.


     The Merger Agreement provides that those limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the PAM Funds, the transaction costs will be apportioned between the Company and each PAM Fund according to the final vote on the Merger Proposal as follows: (a) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of that PAM Fund to reject the Merger Proposal; and (b) that PAM Fund shall bear transaction costs in proportion to the number of votes of limited partners of that PAM Fund to approve the Merger Proposal. Should the Merger Proposal be approved by one or more PAM Funds and rejected by at least one PAM Fund, each PAM Fund rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of
Section 25014.7(e)(3) of the Thompson-Killea Act. Further, in the event that the

Merger Proposal is rejected by all of the PAM Funds, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each PAM Fund are as set forth on the following table:


                                                    Distributions to the      Distributions to the
                  PAM Fund                           Limited Partners           General Partner
                  --------                           ----------------           ---------------
Performance Asset Management Fund, Ltd.,
  A California Limited Partnership..............         $   154,650                $  17,483
Performance Asset Management Fund II, Ltd.,
  A California Limited Partnership..............         $   230,023                $  25,810
Performance Asset Management Fund III, Ltd.,
  A California Limited Partnership..............         $   295,925                $  35,775
Performance Asset Management Fund IV, Ltd.,
  A California Limited Partnership..............         $ 1,433,425                $ 159,334
Performance Asset Management Fund V, Ltd.,
  A California Limited Partnership..............         $   179,100                $  19,966


     The total amount distributed by all of the PAM Funds was $2,551,491. All of
the   distributions   to  the  limited   partners  were  in  the  form  of  cash
distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Company will itself be subject to federal tax on its income. Holders of Merger Stock will not be subject to federal tax on such income except to the extent dividends are paid by the Company. See the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." The Company is expected to make significantly smaller distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist, as described in the section in the Joint Consent Statement/Prospectus entitled "RISK FACTORS." Limited Partners should analyze the Merger Proposal and related transactions, considering all the matters presented in the Joint Consent Statement/Prospectus.


                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives do not contemplate a reorganization. In the mutual opinion of the PCM Shareholders, the Company and the General Partner, the only viable alternatives not contemplating a reorganization involve some form of public registration or offering of securities. The General Partner has considered the possibility of a registration of Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership interests. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the PAM Funds and thereafter making a public offering of shares of common stock in the surviving corporation. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which contemplates a reorganization. The General Partner considered the possibility of selling all Units of the PAM Funds to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the PAM Funds to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. The PCM Shareholders also considered the possibility of selling all of PCM's assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the PAM Funds and distributing the proceeds of liquidation to their limited partners. Although a dissolution would provide those limited partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the PAM Funds, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the PAM Funds, further diminishing the value of the PAM Funds' assets.

     The General Partner believes that the value of the consideration to be received by the PAM Funds in the Merger would far exceed any of the alternatives constituting a reorganization listed above, specifically because the PAM Funds' assets consist primarily of distressed loan portfolios, and such portfolios have a liquidation value far below their value to either the PAM Funds or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the PAM Funds in accordance with their current business plans and joint venture agreements. A continuation of the PAM Funds in accordance with their existing business plans would benefit their limited partners to the extent that those limited partners would receive cash distributions from the proceeds of the PAM Funds' collection on debt portfolios. If the Merger is consummated, limited partners of the PAM Funds would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying its shareholders cash dividends. Therefore, a continuation of the Partnership provides the Limited Partners with cash flow which they will not have if the Merger is consummated. Finally, if the Merger Proposal is approved, the Limited Partners will be minority shareholders in the Company, and will lose the ultimate control over Partnership affairs, which they currently hold.

     Alternatively, the Partnership's servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnership acting individually. The General Partner believes that the Limited Partners should have the opportunity to consider and vote upon these opportunities.

     The General Partner believes that the value of the consideration to be received by the Partnership in the Merger is equal to or greater than the present value of the Partnership, which assumes that PCM and the Partnership continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios, as finance companies, collection agencies, and even Wall Street firms, which offer asset-backed securities, enter the market. Therefore, the General Partner believes that the Merger Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnership continued in its present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investments.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the PAM Funds, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the PAM Funds, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as discussed in detail in the section of the Joint Consent Statement/Prospectus captioned "APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED", the General Partner does not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM, on the other hand; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting PAM Fund. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the PAM Funds. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the PAM Funds, would similarly merge into a single large business venture, eliminating those duplicative management and servicing fees. Because PCM would no longer exist as an independent entity, PAM Funds which did not participate in the Merger Proposal would lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, as such a successor entity, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the PAM Funds individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the PAM Funds under federal and multiple state partnership tax laws.

     The General Partner is not aware of any offers made during the preceding 18 months for a merger, consolidation, or combination of any of the PAM Funds; an acquisition of any of the PAM Funds or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the PAM Funds; or a change in control of the PAM Funds. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Limited Partners in the Merger or the fairness of the Merger Proposal to the Limited Partners.

                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.


                       EXCHANGE VALUE AND FAIRNESS OPINION


     Bases for the General Partner's Belief as to Fairness. The Fairness Opinion is specified at length in the section in the Joint Consent Statement/Prospectus entitled "FAIRNESS OPINION." The General Partner believes that the Merger Proposal is fair to the Limited Partners, because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting.

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the General Partner, PCM, the PAM Funds, Income Network Company and the Company, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing various personnel employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the PAM Funds and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     No Instructions from General Partner, PCM or the Company. Neither the General Partner, the PCM Shareholders, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, the PCM Shareholders and the Company is fair from a financial point of view to the PAM Funds. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to PCM Shareholders and Company shareholders who do not consent to the Merger Proposal and, instead, exercise their rights as dissenting shareholders ("Dissenting Shareholders"); and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the PAM Funds. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; operating budgets through December 31, 2008 for PCM and the PAM Funds; office leases; management profiles;
portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnership, the Other Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     Determinations. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the PAM Funds, as set forth in the following table:

NAME OF PARTNERSHIP OR CORPORATION                             TOTAL VALUE
----------------------------------                             -----------
 Performance Asset Management Fund, Ltd.,
      A California Limited Partnership.....................    $   934,000
 Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership.....................    $ 3,112,000
 Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership.....................    $ 6,000,000
 Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership.....................    $15,846,000
 Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership.....................    $ 4,700,000
 Performance Capital Management, Inc.,
      a California corporation.............................    $44,523,000


     Basis for Methods of Arriving at Findings and Recommendations. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of such entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each PAM Fund between the General Partner and the limited partners of such PAM Fund based on such PAM Fund's Agreement of Limited Partnership. Additional factors considered by the Fairness Analyst, in making its valuation, include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.


DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK


     Exchange Value. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the PAM Funds, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with the Company, Vision, Income Network Company, the PCM Shareholders, PCM or the General Partner. Kelly & Company, the independent auditors for PCM, the Company, Income Network Company, the General Partner and the PAM Funds, were referred to the Fairness Analyst by an accountant unaffiliated with the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, or the General Partner and with whom neither the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of its qualifications.

     The Company, the General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining to the Dissenting Shareholders. The compensation to dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units or shares of common stock, respectively, is based upon the valuation described above. See the section in the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The purpose of the Fairness Opinion is to confirm to the Company, the PCM Shareholders and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the PAM Funds. Neither the Company, the PCM Shareholders, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares of common stock held by the Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     Fairness Opinion. The Exchange Value was determined by PCM, the Company and the General Partner. The consideration to be paid to the Fairness Analyst was negotiated by the Fairness Analyst, on the one hand, and Kelly & Company, on the other hand. The Fairness Analyst has determined that the Exchange Value, as such consideration, is fair from a financial point of view to each PAM Fund, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Because the Merger is contingent upon the approval of the Merger Proposal by all of the PAM Funds, the PCM Shareholders, and the Company shareholders, the Fairness Opinion did not consider possible combinations of less than all of the PAM Funds in the Merger. A copy of the Fairness Opinion is included in the Joint Consent Statement/Prospectus as Appendix G.

     The Fairness Opinion takes into account all of the assets of each of the PAM Funds, PCM, and the Company. The intangible assets of the PAM Funds and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the PAM Funds, PCM and the Company. The tangible assets of the PAM Funds and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the PAM Funds has been determined to be $30,592,000. The aggregate value of the assets of PCM has been determined to be $44,523,000.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. Although the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the

Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.

     Exchange of Assets for Shares. On the Closing Date, if the limited partners of all five PAM Funds approve the Merger Proposal, the PAM Funds and PCM will merge with and into the Company. Pursuant to the Merger Agreement, all of the assets of the PAM Funds will be exchanged for shares of the Merger Stock in accordance with the Exchange Value, determined to be fair to the PAM Funds by the Fairness Analyst.

     The following table summarizes the valuation of PCM and the PAM Funds based on 7,511,500 allocable shares of Merger Stock:


                                                                                 Percentage of
                                                                                    Aggregate                  Number of
                                                       Indicated Value           Indicated Value            Shares of Merger
                                                       (Rounded to the           (Rounded to the             Stock Allocated
                                                        Nearest $1,000)        Nearest 1/10 of 1%)             to Entity
                                                        ---------------        -------------------             ---------
PAM ..............................................          $934,000                    1.2%                       93,398
The Partnership ..................................         3,112,000                    4.1                       311,202
PAM III ..........................................         6,000,000                    8.0                       600,003
PAM IV ...........................................        15,846,000                   21.1                     1,584,596
PAM V ............................................         4,700,000                    6.3                       470,002
                                                         -----------                  -----                   -----------

     Sub-Total ...................................       $30,592,000                   40.7%                    3,059,201

PCM ..............................................        44,523,000                   59.3                     4,452,299
                                                         -----------                  -----                   -----------

     Total .......................................       $75,115,000                  100.0%                    7,511,500
                                                         ===========                  =====                   ===========




                       RISKS AND POTENTIAL ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE MERGER STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE JOINT CONSENT STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING:

     History of Losses. PCM and the PAM Funds have a history of losses, because PCM and the PAM Funds' accounting is predicated on return of capital and not a return on capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.

     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in the Joint Consent Statement/Prospectus relates to the business operations of the PAM Funds and PCM.

     Significant Reduction in Distributions. The Partnership historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY

CASH DIVIDENDS. See that portion of the Joint Consent Statement/Prospectus entitled "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnership, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.





     Change in Nature of Investment. The Partnership is a limited partnership organized under California law. The Company is a Delaware corporation. The Partnership has a finite term of existence and is structured to dissolve when its assets are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership's Agreement of Limited Partnership ("Partnership Agreement") and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnership (e.g., amendment of the Partnership Agreement, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnership, and dissolution of the Partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of the Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnership and the Company, the

General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Changes in Compensation Arrangements. Under the Partnership Agreement, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of the Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Taxation of Corporation and Shareholders. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnership will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Common Shares. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales of Merger Stock by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade. Moreover, no guaranty or assurance can be given that the Merger Stock will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the MergerStock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.

     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securities exchange, there is no assurance that the will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock, and which is convertible to common stock subject to certain conditions precedent. See a further discussion of Mr. Galewick's preferred stock under the caption "Control by Principal Shareholder; Anti-takeover Measures" below. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock issued and outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of the Joint Consent Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of the Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Addition of Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to the Partnership. However, the General Partner is also affiliated with Income Network Company, which is the Soliciting Agent, Vision, PCM and the Company. The
Company, Vision, Income Network Company, PCM and the General Partner have a common shareholder, Vincent E. Galewick, and common directors and officers. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" below), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal. The General Partner does not believe retaining such a representative is necessary, because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the PAM Funds. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnership and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited
Partners compared to the more even-handed approach which was followed in negotiating the Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnership, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnership may be less valuable than the participation in the distributions of the Partnership which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its affiliates, are not the result of arm's length negotiations. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnership are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities. The joint venture agreements between PCM and the Partnership have been filed as exhibits to the Company's Registration Statement on Form S-4, of which the Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnership at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM, the General Partner, Income Network Company and the Company, provides human resources (employees) to PCM and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide those human resources to the Company.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that the PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that the Company shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement on Form S-4 as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement pursuant to which those Limited Partners who exercise their dissenters rights ("Dissenting Limited Partners") will be paid for their Units ("Indenture Agreement") provides that the assets of the Partnership will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of shares of the Company's common stock, including Merger Stock, to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the PAM Funds conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the PAM Funds (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).


                      RIGHTS OF DISSENTING LIMITED PARTNERS


     Offer to Purchase Units of Dissenting Limited Partners. The Merger Proposal is also being structured to provide Limited Partners who dissent to the Merger ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture

Agreement ("Indenture Agreement"). The Merger Proposal and the related transactions, including the dissolution and liquidation of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with the Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with the Joint Consent Statement/Prospectus as Appendix N. See that portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Unsecured Subordinated Debentures. A Dissenting Limited Partner who exercises his or her dissenter's rights will receive an unsecured subordinated debenture ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a Trustee and specifies that (a) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (b) the amount at which such Debenture will be issued shall be the value, in United States currency, of such Dissenting Limited Partner's interest in the Partnership, determined in accordance with the Exchange Value, as of the Determination Date, if such Dissenting Limited Partner perfects his or her dissenter's rights pursuant to the terms of the Merger; (c) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (d) the rate or rates at which the Debenture shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (e) the Debenture shall be issued within 30 days of the closing date of the Merger; (f) the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnership; and
(g) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnership. The Indenture Agreement does not provide for a sinking fund.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Letter of Transmittal and Consent Statement ("Consent Statement"). Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Dissenting Limited Partners will receive, pursuant to those dissenter's rights, a Debenture issued under the Indenture Agreement in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units. Each Dissenting Limited Partner will be provided with a Debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as specified above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO COMPLETE PART V OF THE CONSENT STATEMENT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     See the portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING LIMITED PARTNERS" for additional information regarding Limited Partners' dissenters' rights.

     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     Comparison of Units and Merger Stock. The portion of the Joint Consent Statement/Prospectus entitled "SUMMARY COMPARISON OF UNITS AND MERGER STOCK" highlights a number of the significant differences between the Partnership (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock.

                         FEDERAL INCOME TAX CONSEQUENCES

     Introduction. The following information is intended to provide the Limited Partners with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnership, the Company, or the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in the Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which the Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the Partnership, the number of Units owned by a partner (either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such partner by the Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. Upper tax bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which, however, in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation (the Company), the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income conceivably subject to federal income tax twice (if dividends or similar distributions are made by the Company to its shareholders).

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnership. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed such Merger Stock to the Limited
Partners and the General Partner in complete liquidation. The Partnership will realize, but not be required to recognize, gain or loss as if the Partnership had transferred of all of its assets to the Company for an amount equal to the value of such Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnership will avoid recognition of gain or loss if it contributes property to the Company and immediately thereafter, together with the other PAM Funds and the PCM Shareholders, is in control of 80% of the Company. The Partnership will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnership. Gain or loss is not recognized and deferred by the Partnership by the transfer of the Partnership's adjusted basis in its assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that it is deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnership will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnership's assets (essentially, its ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnership will be the same as that basis was in the hands of the Partnership. The Company's holding period in the assets will include the Partnership's holding periods received by the Company. The Partnership, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnership will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     Gain or Loss to the Limited Partners. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnership were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for his or her Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnership's assets (essentially, the Partnership's ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the shareholders of the Company. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.

                                   APPENDIX D
                                 Supplement For
                  Performance Asset Management Fund III, Ltd.,
                        A California Limited Partnership
                               (S-K Reg. 229.902)

Notice to Limited Partners of Performance Asset Management Fund III, Ltd., A California Limited Partnership:


     Purpose of Partnership Supplement. This separate partnership supplement highlights information presented in the Joint Consent Statement/Prospectus as that information relates to Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership") and its limited partners
("Limited Partners"), regarding a proposed merger ("Merger Proposal") of the Partnership and other, similar California limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company") ("Merger"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent, Bud Webb at (888) 754-4145. You may also send a written request for copies of any documents referenced in the Joint Consent Statement/Prospectus to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place,
Suite 400, Newport Beach, California 92660. As you know, Performance Development, Inc. is a California corporation and the General Partner of the Partnership and each of the Other Partnerships ("General Partner"). Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. The Partnership and the Other Partnerships are sometimes collectively referred to as the "PAM Funds."

     Potential Adverse Effects of the Merger. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the shares of the Company's $.001 par value common stock received by the Limited Partners upon the winding up and dissolution of the Partnership ("Merger Stock") will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances. Limited Partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 22 of the Joint Consent Statement/Prospectus, and summarized herein beginning at Page __ . Significant risk factors include:

     o    PCM and the Partnerships Have History of Losses

     o    Significant Reduction in Distributions

     o Shares of the Merger Stock May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal

     o    Limited Public Market for Shares of the Merger Stock

     o    Potential Price Volatility of Shares of the Merger Stock

     o    Possible Dilution of the Merger Stock

     o    Uncertainty of Future Financial Results of the Company

     o    Dependence on Key Personnel of the Company

     o    Control by Principal Shareholder of the Company

     o    Possible Adverse Tax Consequences

     o The Company may fail to comply with Year 2000 computer programming issues

     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership"), was formed on October 13, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. The Partnership sold 1,980 limited partnership interests ("Units") at the price of $5,000.00 per Unit. The terms "Unit" and "Units", when used in this Supplement, shall also mean and refer to the limited partnership interests offered and sold by the Other Partnerships. The total amount received by this Partnership from purchasers of its Units is $9,990,000.00. As of June 30, 1997 ("Determination Date"), this Partnership had 596 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

                   PERFORMANCE ASSET MANAGEMENT FUND III, LTD.
                                  PER UNIT DATA

                                                      1996             1995              1994              1993              1992
                                                    --------         --------          --------          --------          --------
Units outstanding at year end                       1,998.00         1,998.00          2,000.00          2,000.00            437.00

Earnings (loss) per Unit                             $341.92          ($45.97)          ($61.14)          ($89.90)          ($11.83)
Book value per Unit                                 3,063.10         2,858.14          3,096.22          3,768.59          4,965.99

Annual return of capital
  distributions per Unit                              148.11           200.05            668.10            415.70              0.00
Cumulative return of capital
  distributions per Unit                            1,433.04         1,284.93          1,083.80            415.70              0.00

Assigned value for Merger Stock                                                     $3,003.00/Unit

     Each Limited Partner should review thoroughly the selected financial statements included in the portions of the Joint Consent Statement/Prospectus captioned "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnership and the Other Partnerships included in the Joint Consent Statement/Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, 1995 and 1996, the Partnership's investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

        Type of Portfolio                  1994           1995          1996
        -----------------               ----------     ----------     ----------
Credit Card Accounts ..............     $3,043,207     $1,168,650     $2,566,546
Performing Rewritten Accounts .....        $46,017     $1,952,735             $0
Consumer Loans ....................     $1,310,633       $520,968             $0
Trade Receivables .................         $8,004             $0             $0
                                        ----------     ----------     ----------
          Total ...................     $4,407,861     $3,642,353     $2,566,546
                                        ==========     ==========     ==========


     In 1994, the Partnership recorded net investment income of $15,660, net interest income of $9,437, and other income of $900. Operating expenses for the Partnership consists of the following: management fee expense of $121,205; collection expense of $12,076; professional fees of $6,856; amortization expense of $1,157; and general and administrative expenses of $6,990; for total operating expenses of $148,284. Therefore, the Partnership recorded a net loss of $122,287 for 1994.

     In 1995, the Partnership recorded net investment income of $205,518, net interest income of $14,283, and other income of $1,735. Operating expenses for the Partnership consists of the following: management fee expense of $92,447; collection expense of $7,716; professional fees of $208,877; amortization expense of $1,157; and general and administrative expenses of $3,183; for total operating expenses of $313,380. Therefore, the Partnership recorded a net loss of $91,844 for 1995.

     In 1996, the Partnership recorded net investment income of $884,915 and net interest income of $190,605. Operating expenses for the Partnership consists of the following: management fee expense of $51,425; collection expense of $73,542; professional fees of $254,453; amortization expense of $1,155; and general and administrative expenses of $11,782; for total operating expenses of $392,357. Therefore, the Partnership recorded net income of $683,163 for 1996.


     Value of Assets Held by the Partnership. As of December 31 of each of the years specified in the following table, the Partnership held the following assets with the following values, which values were determined by the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"), as part of the Fairness Analyst's review of the Merger Proposal to determine if the terms of the Merger Proposal are fair to the Partnership and the Other Partnerships:


                Asset                         1994         1995         1996
                -----                      ----------   ----------   ----------
Cash and equivalents ...................     $751,459     $210,140     $775,755
Cash held in trust .....................            0     $762,639   $2,656,338
Investment in Distressed Loan Portfolios $4,408,633 $3,642,353 $2,566,546 Receivable from Unaffiliated Service
  Provider(1) ..........................     $927,540     $927,540            0
Due from Affiliates ....................            0            0      $56,039
Other Assets ...........................     $101,579     $165,815      $64,477
Organization Costs, Net ................       $3,235       $2,078         $923

(1)  West Capital Financial Services Corp., a California corporation.


     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at that bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Compensation to the General Partner and Affiliates For the Last Three Fiscal Years. The following table sets forth the compensation paid by the Partnership to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.


               Entity                 1994        1995        1996        1997*
               ------               --------    --------    --------    --------
General Partner
      Management Fees ..........    $121,205     $92,447     $51,425     $28,901
      Distributions ............    $148,383     $41,828     $35,775     $66,600
PCM
      Acquisition Fees .........          $0     $42,513    $686,459          $0
      Collection Fees ..........        $755     $29,091    $165,204    $353,060
                                    --------    --------    --------    --------
Total ..........................    $270,343    $205,879    $938,863    $448,561
                                    ========    ========    ========    ========
* Through June 30, 1997

     The following table sets forth the compensation that would have been paid by the Partnership to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.

                        Entity                            1994     1995     1996
                        ------                            ----     ----     ----
General Partner .....................................      $0       $0       $0
PCM .................................................      $0       $0       $0
                                                           --       --       --
      Total .........................................      $0       $0       $0
                                                           ==       ==       ==

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:


     Performance Development, Inc., a California corporation ("General Partner")

     Income Network Company, Inc., a California corporation ("INC")

     Vision Capital Services Corporation, a California corporation ("Vision")

     Vincent E. Galewick owns 98.5% of the issued and outstanding common stock of the following Affiliate: Performance Capital Management, Inc., a California corporation ("PCM")

The Other Partnerships are:

     Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM")

     Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
     Partnership ("PAM II")

     Performance   Asset  Management  Fund  III,  Ltd.,  A  California   Limited
     Partnership ("Partnership")

     Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership ("PAM IV")

     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V")

For convenience, as set forth above, the Partnership and the Other Partnerships may be referred to in this Supplement as the "PAM Funds."

     The General Partner was formed in June, 1990 to engage in various aspects of the distressed loan industry. The General Partner serves as the general partner for all the PAM Funds and certain other

California limited partnerships. The General Partner's management fees incurred and recorded by the Partnership totalled $121,205, $92,447 and $51,425 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to the General Partner of $148,383 and $41,828 for the years ended December 31, 1994 and 1995, respectively and $35,775 for the year ended December 31, 1996. At December 31, 1994 and 1995, the Partnership had amounts owed to the General Partner recorded as amounts due to Affiliates, of $370,609 and $420,681, respectively, and $492,364 for the year ended December 31, 1996.

     Income Network Company, a California corporation ("INC"), was formed on February 1, 1988, as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. The sole shareholder of INC, Vincent E. Galewick, is also the sole shareholder of the General Partner and Vision. Additionally, Mr. Galewick owns 98.5% of the issued and outstanding stock of PCM. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of interests in the Partnership ("Units"). INC is the Soliciting Agent for the Merger Proposal.

     Performance Capital Management, Inc., a California corporation ("PCM"), was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37%, as provided in the related purchase agreements. The Partnership also enters into servicing agreements with PCM to collect and service the portfolios. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers (PCM and the Partnership) in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.


     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1995 and 1996, the Partnership purchased one portfolio and three portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $42,513 and $686,459, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $940, $4,578, and $73,542, respectively.

     The Partnership had amounts owed to PCM of $9,411 recorded as due to affiliates at December 31, 1995, and amounts due from PCM of $56,039 recorded as due from affiliates at December 31, 1996.


     Distributions and Dividends. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. All of the distributions represented a return of capital. The following table specifies the cash distributions made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.

                                                    General           Limited
                                  Total             Partner           Partner
           Year                Distributions     Distributions     Distributions
           ----                -------------     -------------     -------------
1992 .....................              $0               $0                $0
1993 .....................        $923,767          $92,377          $831,390
1994 .....................      $1,484,583         $148,383        $1,336,200
1995 .....................        $441,528          $41,828          $399,700
1996 .....................        $331,700          $35,775          $295,925
June 30, 1997 ............        $667,200          $66,600          $600,600



Selected Financial Information. The following table sets forth a historical summary of gross collections and partner distributions for the PAM Funds from the date of formation of each PAM Fund through June 30, 1997:

                                                                             Cost of
                               Portfolios         Original Portfolio       Portfolios              Gross                Partner
  Partnership                   Acquired             Face Value              Acquired           Collections*         Distributions**
  -----------                   --------             ----------              --------           ------------         ---------------
PAM(1) ...............             16               $305,438,442            $4,932,616            $5,526,429            $3,678,632
PAM II(2) ............             19                433,632,566             6,230,345             8,749,682             4,059,775
Partnership ..........             21                521,408,657             9,685,926             7,826,584             3,463,815
PAM IV(3) ............             57                709,008,534            20,416,167            20,014,508             6,269,988
PAM V(4) .............             12                209,901,705             4,997,992             2,889,555               639,600
                                  ---             --------------           -----------           -----------            ----------

     Total ...........            125             $2,179,389,904           $46,263,046           $45,006,758           $18,111,810
                                  ===             ==============           ===========           ===========           ===========

* Gross collections include any sale of accounts and collection activity through June 30, 1997

**   Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM").

(2)  Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
     Partnership ("PAM II").

(3)  Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership ("PAM IV").

(4) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").


                         REASONS FOR THE MERGER PROPOSAL


     The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation ("PCM"), while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the shares of $.001 par value common stock issued by the Company to the Limited Partners in the Merger ("Merger Stock") to be eligible for listing on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of no par value common stock of PCM are not publicly traded and have limited, if any, liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnership to redeem their Units. Although the Partnership is not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. After consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnership as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnership has from time to time used its available cash to redeem Units when requested to do so by certain of its Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnership recognizes taxable income. The Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous, because it may be more tax efficient to the seller of a business than a cash transaction, and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use the advantageous pooling accounting method, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance (as a result of common stock having a readily ascertainable value), and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a Limited Partner and the administrative burden placed on the Partnership, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. The Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.

      Certain Disadvantages of the Merger Proposal and Related Transactions

     Taxation. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form, income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See those portions of the Joint Consent Statement/Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnership to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See those portions of the Joint Consent Statement/Prospectus captioned "Distribution
Policy"   and   "DISTRIBUTION   POLICY   --HISTORICAL   DISTRIBUTIONS   OF   THE
PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. The Limited Partners and shareholders of PCM ("PCM Shareholders") have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the closing date of the Merger ("Closing Date").

                              EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the PAM Funds will be held by the Company, and PCM and the PAM Funds will cease to exist by operation of law. The Company will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the PAM Funds and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal, including, but not limited to, federal income tax consequences, for the Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Joint Consent Statement/Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     The Merger. The proposed merger transaction contemplates that each of the PAM Funds, including the Partnership, shall receive shares of $.001 par common stock of the Company in exchange for the assets of the PAM Funds. Additionally, by amending the provisions of the Agreements of Limited Partnership for the PAM Funds, the PAM Funds shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the PAM Funds in exchange for their assets shall be distributed to the General Partner and the limited partners of the PAM Funds, all in accordance with an exchange value determined by the Company, PCM and the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"). A copy of the Fairness Opinion is attached to the Joint Consent Statement/Prospectus as Appendix G.

     The Determination Date is a date set by the Board of Directors of the Company. At this time, the Board of Directors of the Company expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors of the Company has the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors of the Company might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     Effect of the Merger on Cash Distributions. Until June 30, 1997, the Partnership made cash distributions to the Limited Partners. The Company currently anticipates that the Company will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that the Partnership's distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Effects of the Merger May Be Different For Investors in the Various Limited Partnerships. If the Merger Proposal is approved and the Merger is consummated, the Limited Partners will receive $3,003.00 in Merger Stock per Unit of the Partnership. Limited partners in PAM will receive $890.37 in Merger Stock per Unit of PAM. Limited partners in PAM II will receive $2,010.34 in Merger Stock per Unit of PAM II. Limited partners in PAM IV will receive $1,381.52 in Merger Stock per Unit of PAM IV. Limited Partners in PAM V will receive $3,936.35 in Merger Stock per Unit of PAM V.

     The General Partner believes that the Limited Partners would receive significantly less if the Partnership was liquidated, and the assets distributed to the Limited Partners, because even an orderly liquidation would result in prohibitive discounts on the value of the Partnership assets, which are distressed debt portfolios. Continuing the Partnership in accordance with its present business plan would result in each Limited Partner maintaining the current book value per Unit of the Partnership. The book value at the Determination Date of the Partnership was $2,340.34 per Unit; of PAM, $536.07 per Unit; of PAM II, $1,855.19 per Unit; of PAM IV, $1,249.22 per Unit; and of PAM V, $3,158.55 per Unit. Therefore, under the Merger Proposal, the limited partners of the PAM Funds will receive significantly more in Merger Stock per Unit than the book value per Unit.

     To estimate the value of PCM and the PAM Funds, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital raised from the limited partners in each of the PAM Funds, and the returns on investment experienced by each PAM Fund, were factors in determining the Exchange Value of each PAM Fund. The extent to which each PAM Fund achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash receipts.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the limited partners of each PAM Fund as a result of the orderly liquidation of the assets on hand. The Fairness Analyst determined that the liquidation equity values of the PAM Funds are as follows: the Partnership - $3,826,861; PAM - $28,256; PAM II - $2,404,533; PAM
IV - $11,865,592; and PAM V - $2,594,885. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     In the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each PAM Fund over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent within a projected stream of cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each PAM Fund were as follows: the Partnership - $8,625,225; PAM - $2,718,150; PAM II -$6,560,773; PAM IV - $25,117,113; and PAM V - $5,618,400. Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield issues in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This figure was added to the terminal value of the portfolios of the PAM Funds, to arrive at a total present value of each PAM Fund. The General Partner determined (and the Fairness Analyst agreed that such determination is fair to the PAM Funds from a financial point of view) that the present value of the PAM Funds as of the date of the Fairness Opinion was as follows: the Partnership - $3,357,876 ; PAM - $1,432,934; PAM II
- $1,571,591; PAM IV - $9,737,878; and PAM V - $3,786,364. These valuations were added to each PAM Fund's adjusted net asset value, for a combined portfolio and adjusted net asset value of $5,999,944 for the Partnership; $933,609 for PAM; $3,111,728 for PAM II; $15,846,278 for PAM IV; and $4,699,954 for PAM V.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each PAM Fund and PCM.

     The only material difference in the operation of the PAM Funds is a difference in the Agreement of Limited Partnership of PAM IV. Section 6.2 of the Agreement of Limited Partnership of PAM IV provides that, until such time as the limited partners of PAM IV have received a cash return equal to their capital contributions, plus an amount equal to 6% of their capital contributions, the limited partners of PAM IV will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the limited partners of PAM IV have received the specified cash return, the distribution ratio changes to 70% to those limited partners and 30% to the General Partner. The General Partner considered this provision in calculating the income-based value of PAM IV.

     Allocation to Limited Partners and General Partner. Upon dissolution of the PAM Funds, the General Partner will receive 10% of the Merger Stock allocated to each PAM Fund pursuant to the ownership allocations in the Agreement of Limited Partnership for each PAM Fund. The Partnership has been allocated 600,000 shares of Merger Stock. If the Merger is consummated, the General Partner will receive 60,000 shares of Merger Stock received by the Partnership and the Limited
Partners  will  receive   540,000   shares  of  Merger  Stock  received  by  the
Partnership.

     The Merger Agreement. The Merger will be consummated pursuant to the Merger Agreement, if the Merger Proposal, as set forth in the Joint Consent Statement/Prospectus, receives the requisite approval of the limited partners of each PAM Fund, the approval of the PCM Shareholders, and the approval of the shareholders of the Company, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission in connection with the Merger and is included in the Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the PAM Funds; the PCM Shareholders, on their own behalf, or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the PCM Shareholders, the Company shareholders or the limited partners of the PAM Funds, the Company's Board of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the limited partners of the PAM Funds, the PCM Shareholders or the Company shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the limited partners of the PAM Funds.

     Approval by All of the Limited Partnerships Is Required. The Merger Proposal may be consummated only if all of the PAM Funds approve the Merger Proposal. The Merger Agreement provides that limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A PAM Fund which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of Section 25014.7(e)(3) of the

California Corporations Code. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the PAM Funds, and do not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to dissenting PAM Funds. Willamette Management Associates, Inc., as the Fairness Analyst, was retained by Kelly & Company, the independent auditing firm for the PAM Funds, the General Partner, PCM, and INC, to render the Fairness Opinion concerning the Merger Proposal. See the section in the Joint Consent Statement/Prospectus entitled "DETERMINATION OF THE EXCHANGE STOCK AND ALLOCATION OF THE MERGER."

     Conditions of the Merger. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the limited partners of each PAM Fund and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this opinion may be waived in whole or in part by the PAM Funds, the PCM Shareholders and the Company in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the limited partners of the PAM Funds and the respective shareholders) if, among other things, (a) the General Partner or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     Completing the Merger. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, the PCM Shareholders and the Company. Upon consummation of the Merger and dissolution of the Partnerships, the limited partners of the PAM Funds and PCM Shareholders will be entitled to receive certificates for Merger Stock issued in exchange for the assets of the Partnerships and shares of PCM's no par value common stock, respectively.

     Costs of the Merger. For purposes of the Thompson-Killea Act, which is that portion of the California Corporations Code relating to "rollup" transactions (the Merger Proposal is a "rollup" transaction), the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Joint Consent Statement/Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.


     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that those limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the PAM Funds, the transaction costs will be apportioned between the Company and each PAM Fund according to the final vote on the Merger Proposal as follows: (a) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of that PAM Fund to reject the Merger Proposal; and (b) that PAM Fund shall bear transaction costs in proportion to the number of votes of limited partners of that PAM Fund to approve the Merger Proposal. Should the Merger Proposal be approved by one or more PAM Funds and rejected by at least one PAM Fund, each PAM Fund rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of
Section 25014.7(e)(3) of the Thompson-Killea Act. Further, in the event that the Merger Proposal is rejected by all of the PAM Funds, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each PAM Fund are as set forth on the following table:


                                                 Distributions to the     Distributions to the
                  PAM Fund                         Limited Partners         General Partner
                  --------                         ----------------         ---------------
Performance Asset Management Fund, Ltd.,
  A California Limited Partnership..............     $   154,650                $  17,483
Performance Asset Management Fund II, Ltd.,
  A California Limited Partnership..............     $   230,023                $  25,810
Performance Asset Management Fund III, Ltd.,
  A California Limited Partnership..............     $   295,925                $  35,775
Performance Asset Management Fund IV, Ltd.,
  A California Limited Partnership..............     $ 1,433,425                $ 159,334
Performance Asset Management Fund V, Ltd.,
  A California Limited Partnership..............     $   179,100                $  19,966


     The total amount distributed by all of the PAM Funds was $2,551,491. All of
the   distributions   to  the  limited   partners  were  in  the  form  of  cash
distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Company will itself be subject to federal tax on its income. Holders of Merger Stock will not be subject to federal tax on such income except to the extent dividends are paid by the Company. See the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." The Company is expected to make significantly smaller distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist, as described in the section in the Joint Consent Statement/Prospectus entitled "RISK FACTORS." Limited Partners should analyze the Merger Proposal and related transactions, considering all the matters presented in the Joint Consent Statement/Prospectus.


                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives do not contemplate a reorganization. In the mutual opinion of the PCM Shareholders, the Company and the General Partner, the only viable alternatives not contemplating a reorganization involve some form of public registration or offering of securities. The General Partner has considered the possibility of a registration of Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership interests. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the PAM Funds and thereafter making a public offering of shares of common stock in the surviving corporation. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which contemplates a reorganization. The General Partner considered the possibility of selling all Units of the PAM Funds to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the PAM Funds to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. The PCM Shareholders also considered the possibility of selling all of PCM's assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the PAM Funds and distributing the proceeds of liquidation to their limited partners. Although a dissolution would provide those limited partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the PAM Funds, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the PAM Funds, further diminishing the value of the PAM Funds' assets.

     The General Partner believes that the value of the consideration to be received by the PAM Funds in the Merger would far exceed any of the alternatives constituting a reorganization listed above, specifically because the PAM Funds' assets consist primarily of distressed loan portfolios, and such portfolios have a liquidation value far below their value to either the PAM Funds or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the PAM Funds in accordance with their current business plans and joint venture agreements. A continuation of the PAM Funds in accordance with their existing business plans would benefit their limited partners to the extent that those limited partners would receive cash distributions from the proceeds of the PAM Funds' collection on debt portfolios. If the Merger is consummated, limited partners of the PAM Funds would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying its shareholders cash dividends. Therefore, a continuation of the Partnership provides the Limited Partners with cash flow which they will not have if the Merger is consummated. Finally, if the Merger Proposal is approved, the Limited Partners will be minority shareholders in the Company, and will lose the ultimate control over Partnership affairs, which they currently hold.

     Alternatively, the Partnership's servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnership acting individually. The General Partner believes that the Limited

Partners   should  have  the   opportunity  to  consider  and  vote  upon  these
opportunities.

     The General Partner believes that the value of the consideration to be received by the Partnership in the Merger is equal to or greater than the present value of the Partnership, which assumes that PCM and the Partnership continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios, as finance companies, collection agencies, and even Wall Street firms, which offer asset-backed securities, enter the market. Therefore, the General Partner believes that the Merger Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnership continued in its present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investments.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the PAM Funds, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the PAM Funds, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as discussed in detail in the section of the Joint Consent Statement/Prospectus captioned "APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED", the General Partner does not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM, on the other hand; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting PAM Fund. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the PAM Funds. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the PAM Funds, would similarly merge into a single large business venture, eliminating those duplicative management and servicing fees. Because PCM would no longer exist as an independent entity, PAM Funds which did not participate in the Merger Proposal would lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, as such a successor entity, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the PAM Funds individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the PAM Funds under federal and multiple state partnership tax laws.

     The General Partner is not aware of any offers made during the preceding 18 months for a merger, consolidation, or combination of any of the PAM Funds; an acquisition of any of the PAM Funds or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the PAM Funds; or a change in control of the PAM Funds. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Limited Partners in the Merger or the fairness of the Merger Proposal to the Limited Partners.

                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.

                       EXCHANGE VALUE AND FAIRNESS OPINION

     Bases for the General Partner's Belief as to Fairness. The Fairness Opinion is specified at length in the section in the Joint Consent Statement/Prospectus entitled "FAIRNESS OPINION." The General Partner believes that the Merger Proposal is fair to the Limited Partners, because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting.

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the General Partner, PCM, the PAM Funds, Income Network Company and the Company, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing various personnel employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the PAM Funds and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     No Instructions from General Partner, PCM or the Company. Neither the General Partner, the PCM Shareholders, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, the PCM Shareholders and the Company is fair from a financial point of view to the PAM Funds. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to PCM Shareholders and Company shareholders who do not consent to the Merger Proposal and, instead, exercise their rights as dissenting shareholders ("Dissenting Shareholders"); and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the PAM Funds. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; operating budgets through December 31, 2008 for PCM and the PAM Funds; office leases; management profiles;
portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.


     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnership, the Other Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.


     Determinations. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the PAM Funds, as set forth in the following table:

NAME OF PARTNERSHIP OR CORPORATION                                TOTAL VALUE
----------------------------------                                -----------

 Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................        $   934,000
 Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................        $ 3,112,000
 Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................        $ 6,000,000
 Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................        $15,846,000
 Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................        $ 4,700,000
 Performance Capital Management, Inc.,
      a California corporation............................        $44,523,000


     Basis for Methods of Arriving at Findings and Recommendations. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of such entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each PAM Fund between the General Partner and the limited partners of such PAM Fund based on such PAM Fund's Agreement of Limited Partnership. Additional factors considered by the Fairness Analyst, in making its valuation, include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.


DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK


     Exchange Value. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the PAM Funds, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with the Company, Vision, Income Network Company, the PCM Shareholders, PCM or the General Partner. Kelly & Company, the independent auditors for PCM, the Company, Income Network Company, the General Partner and the PAM Funds, were referred to the Fairness Analyst by an accountant unaffiliated with the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, or the General Partner and with whom neither the PCM Shareholders, PCM, the Company, Income Network Company, the

PAM Funds, nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of its qualifications.

     The Company, the General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining to the Dissenting Shareholders. The compensation to dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units or shares of common stock, respectively, is based upon the valuation described above. See the section in the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The purpose of the Fairness Opinion is to confirm to the Company, the PCM Shareholders and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the PAM Funds. Neither the Company, the PCM Shareholders, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares of common stock held by the Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     Fairness Opinion. The Exchange Value was determined by PCM, the Company and the General Partner. The consideration to be paid to the Fairness Analyst was negotiated by the Fairness Analyst, on the one hand, and Kelly & Company, on the other hand. The Fairness Analyst has determined that the Exchange Value, as such consideration, is fair from a financial point of view to each PAM Fund, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Because the Merger is contingent upon the approval of the Merger Proposal by all of the PAM Funds, the PCM Shareholders, and the Company shareholders, the Fairness Opinion did not consider possible combinations of less than all of the PAM Funds in the Merger. A copy of the Fairness Opinion is included in the Joint Consent Statement/Prospectus as Appendix G.

     The Fairness Opinion takes into account all of the assets of each of the PAM Funds, PCM, and the Company. The intangible assets of the PAM Funds and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the PAM Funds, PCM and the Company. The tangible assets of the PAM Funds and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the PAM Funds has been determined to be $30,592,000. The aggregate value of the assets of PCM has been determined to be $44,523,000.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. Although the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.

     Exchange of Assets for Shares. On the Closing Date, if the limited partners of all five PAM Funds approve the Merger Proposal, the PAM Funds and PCM will merge with and into the Company. Pursuant to the Merger Agreement, all of the assets of the PAM Funds will be exchanged for shares of the Merger Stock in accordance with the Exchange Value, determined to be fair to the PAM Funds by the Fairness Analyst.

     The following table summarizes the valuation of PCM and the PAM Funds based on 7,511,500 allocable shares of Merger Stock:


                                                             Percentage of
                                     Aggregate                 Number of
                                  Indicated Value            Indicated Value       Shares of Merger
                                  (Rounded to the           (Rounded to the        Stock Allocated
                                  Nearest $1,000)          Nearest 1/10 of 1%)         to Entity
                                  ---------------          ------------------          ---------
PAM ........................           $934,000                 1.2%                     93,398
PAM II .....................          3,112,000                 4.1                     311,202
The Partnership ............          6,000,000                 8.0                     600,003
PAM IV .....................         15,846,000                21.1                   1,584,596
PAM V ......................          4,700,000                 6.3                     470,002
                                    -----------               -----                 -----------
     Sub-Total .............        $30,592,000                40.7%                  3,059,201
PCM ........................         44,523,000                59.3                   4,452,299
                                    -----------               -----                 -----------
     Total .................        $75,115,000               100.0%                  7,511,500
                                    ===========               =====                 ===========



                       RISKS AND POTENTIAL ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE MERGER STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE JOINT CONSENT STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING:

     History of Losses. PCM and the PAM Funds have a history of losses, because PCM and the PAM Funds' accounting is predicated on return of capital and not a return on capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.

     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in the Joint Consent Statement/Prospectus relates to the business operations of the PAM Funds and PCM.

     Significant Reduction in Distributions. The Partnership historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY CASH DIVIDENDS. See that portion of the Joint Consent Statement/Prospectus entitled "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnership, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Change in Nature of Investment. The Partnership is a limited partnership organized under California law. The Company is a Delaware corporation. The Partnership has a finite term of existence and is structured to dissolve when its assets are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership's Agreement of Limited Partnership ("Partnership Agreement") and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnership (e.g., amendment of the Partnership Agreement, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnership, and dissolution of the Partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of the Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnership and the Company, the General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Changes in Compensation Arrangements. Under the Partnership Agreement, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of the Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Taxation of Corporation and Shareholders. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnership will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Common Shares. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales of Merger

Stock by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade. Moreover, no guaranty or assurance can be given that the Merger Stock will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the Merger Stock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.

     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securities exchange, there is no assurance that the will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock, and which is convertible to common stock subject to certain conditions precedent. See a further discussion of Mr. Galewick's preferred stock under the caption "Control by Principal Shareholder; Anti-takeover Measures" below. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock issued and outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of the Joint Consent Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of the Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Addition of Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to the Partnership. However, the General Partner is also affiliated with Income Network Company, which is the Soliciting Agent, Vision, PCM and the Company. The
Company, Vision, Income Network Company, PCM and the General Partner have a common shareholder, Vincent E. Galewick, and common directors and officers. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" below), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal. The General Partner does not believe retaining such a representative is necessary, because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the PAM Funds. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnership and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited
Partners compared to the more even-handed approach which was followed in negotiating the Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnership, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnership may be less valuable than the participation in the distributions of the Partnership which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its affiliates, are not the result of arm's length negotiations. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnership are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities. The joint venture agreements between PCM and the Partnership have been filed as exhibits to the Company's Registration Statement on Form S-4, of which the Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnership at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM, the General Partner, Income Network Company and the Company, provides human resources (employees) to PCM and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide those human resources to the Company.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that the PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that the Company shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement on Form S-4 as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement pursuant to which those Limited Partners who exercise their dissenters rights ("Dissenting Limited Partners") will be paid for their Units ("Indenture Agreement") provides that the assets of the Partnership will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of shares of the Company's common stock, including Merger Stock, to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the PAM Funds conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the PAM Funds (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).

                      RIGHTS OF DISSENTING LIMITED PARTNERS

     Offer to Purchase Units of Dissenting Limited Partners. The Merger Proposal is also being structured to provide Limited Partners who dissent to the Merger ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting

Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"). The Merger Proposal and the related transactions, including the dissolution and liquidation of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with the Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with the Joint Consent Statement/Prospectus as Appendix N. See that portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Unsecured Subordinated Debentures. A Dissenting Limited Partner who exercises his or her dissenter's rights will receive an unsecured subordinated debenture ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a Trustee and specifies that (a) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (b) the amount at which such Debenture will be issued shall be the value, in United States currency, of such Dissenting Limited Partner's interest in the Partnership, determined in accordance with the Exchange Value, as of the Determination Date, if such Dissenting Limited Partner perfects his or her dissenter's rights pursuant to the terms of the Merger; (c) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (d) the rate or rates at which the Debenture shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (e) the Debenture shall be issued within 30 days of the closing date of the Merger; (f) the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnership; and
(g) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnership. The Indenture Agreement does not provide for a sinking fund.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Letter of Transmittal and Consent Statement ("Consent Statement"). Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Dissenting Limited Partners will receive, pursuant to those dissenter's rights, a Debenture issued under the Indenture Agreement in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units. Each Dissenting Limited Partner will be provided with a Debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as specified above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO COMPLETE PART V OF THE CONSENT STATEMENT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     See the portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING LIMITED PARTNERS" for additional information regarding Limited Partners' dissenters' rights.


     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     Comparison of Units and Merger Stock. The portion of the Joint Consent Statement/Prospectus entitled "SUMMARY COMPARISON OF UNITS AND MERGER STOCK" highlights a number of the significant differences between the Partnership (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock.

                         FEDERAL INCOME TAX CONSEQUENCES

     Introduction. The following information is intended to provide the Limited Partners with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnership, the Company, or the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in the Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which the Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the Partnership, the number of Units owned by a partner (either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such partner by the Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. Upper tax bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which, however, in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation (the Company), the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income conceivably subject to federal income tax twice (if dividends or similar distributions are made by the Company to its shareholders).

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnership. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed such Merger Stock to the Limited
Partners and the General Partner in complete liquidation. The Partnership will realize, but not be required to recognize, gain or loss as if the Partnership had transferred of all of its assets to the Company for an amount equal to the value of such Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnership will avoid recognition of gain or loss if it contributes property to the Company and immediately thereafter, together with the other PAM Funds and the PCM Shareholders, is in control of 80% of the Company. The Partnership will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnership. Gain or loss is not recognized and deferred by the Partnership by the transfer of the Partnership's adjusted basis in its assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that it is deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnership will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnership's assets (essentially, its ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnership will be the same as that basis was in the hands of the Partnership. The Company's holding period in the assets will include the Partnership's holding periods received by the Company. The Partnership, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnership will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     Gain or Loss to the Limited Partners. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnership were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for his or her Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnership's assets (essentially, the Partnership's ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the shareholders of the Company. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.

                                   APPENDIX E
                                 Supplement For
                   Performance Asset Management Fund IV, Ltd.,
                        A California Limited Partnership
                               (S-K Reg. 229.902)

Notice to Limited Partners of Performance Asset Management Fund IV, Ltd., A California Limited Partnership:


     Purpose of Partnership Supplement. This separate partnership supplement highlights information presented in the Joint Consent Statement/Prospectus as that information relates to Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership") and its limited partners
("Limited Partners"), regarding a proposed merger ("Merger Proposal") of the Partnership and other, similar California limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company") ("Merger"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent, Bud Webb at (888) 754-4145. You may also send a written request for copies of any documents referenced in the Joint Consent Statement/Prospectus to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place,
Suite 400, Newport Beach, California 92660. As you know, Performance Development, Inc. is a California corporation and the General Partner of the Partnership and each of the Other Partnerships ("General Partner"). Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. The Partnership and the Other Partnerships are sometimes collectively referred to as the "PAM Funds."

     Potential Adverse Effects of the Merger. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the shares of the Company's $.001 par value common stock received by the Limited Partners upon the winding up and dissolution of the Partnership ("Merger Stock") will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances. Limited Partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 22 of the Joint Consent Statement/Prospectus, and summarized herein beginning at Page __ . Significant risk factors include:

     o    PCM and the Partnerships Have History of Losses

     o    Significant Reduction in Distributions

     o Shares of the Merger Stock May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal

     o    Limited Public Market for Shares of the Merger Stock

     o    Potential Price Volatility of Shares of the Merger Stock

     o    Possible Dilution of the Merger Stock

     o    Uncertainty of Future Financial Results of the Company

     o    Dependence on Key Personnel of the Company

     o    Control by Principal Shareholder of the Company

     o    Possible Adverse Tax Consequences

     o The Company may fail to comply with Year 2000 computer programming issues

     Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership"), was formed on October 21, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California. The Partnership sold 11,470 limited partnership interests ("Units") at the price of $2,500.00 per Unit. The terms "Unit" and "Units", when used in this Supplement, shall also mean and refer to the limited partnership interests offered and sold by the Other Partnerships. The total amount received by the Partnership from purchasers of its Units was $28,675,000. As of June 30, 1997 ("Determination Date") the Partnership had 1,442 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.
                                  PER UNIT DATA

                                     1996          1995           1994         1993
                                   ---------     ---------      --------     --------
Units outstanding at year end      11,472.00     11,488.00      8,779.00     2,047.00
Earnings (loss) per Unit             ($63.82)      ($53.10)     ($118.03)     ($23.42)
Book value per Unit                 1,507.27      1,684.62      1,892.58     2,274.69

Annual return of capital
  distributions per Unit              124.95        134.66        174.77        17.77
Cumulative return of capital
  distributions per Unit              396.72        271.39        178.91        17.77

Assigned value for Merger Stock                        $1,381.52/Unit

     Each Limited Partner should review thoroughly the selected financial statements included in the portions of the Joint Consent Statement/Prospectus captioned "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnership and the Other Partnerships included in the Joint Consent Statement/Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, 1995 and 1996, the Partnership's investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   Type of Portfolio         1994          1995          1996
                   -----------------      ----------    ----------    ----------

Credit Card Accounts .................    $5,894,375    $5,857,955    $6,947,644
Performing Rewritten Accounts ........    $1,230,121      $414,056            $0
Consumer Loans .......................    $1,275,696    $2,984,756    $1,795,999
Trade Receivables ....................      $869,140            $0            $0
Notes Secured by Deeds of Trust ......            $0      $445,000      $347,543
                                          ----------    ----------    ----------
          Total ......................    $9,269,332    $9,701,767    $9,091,186
                                          ==========    ==========    ==========


     In 1994, the Partnership received investment income of $11,558, additional income in the form of net interest of $96,928, and miscellaneous income in the amount of $900. Against this, the Partnership had operating expenses as follows: management fee expenses of $144,633; collection expenses of

$525,073; professional fees of $60,949; amortization expense of $3,605; general and administrative expenses of $6,321; and provision for portfolio losses of $405,000; for total operating expenses of $1,145,581. Therefore, the Partnership's net loss for 1994 was $1,036,195.

     In 1995, the Partnership received investment income of $367,527, additional income in the form of net interest of $109,670, and miscellaneous income in the amount of $1,800. Against this, the Partnership had operating expenses as follows: management fee expenses of $214,677; collection expenses of $225,318; professional fees of $514,773; amortization expense of $3,669; general and administrative expenses of $21,532; and provision for portfolio losses of $109,000; for total operating expenses of $1,088,969. Therefore, the Partnership's net loss for 1995 was $609,972.

     In 1996, the Partnership received investment income of $150,347, additional income in the form of net interest of $535,431, and miscellaneous income in the amount of $15,151. Against this, the Partnership had operating expenses as follows: management fee expenses of $221,422; collection expenses of $227,874; professional fees of $959,297; amortization expense of $3,670; and general and administrative expenses of $20,832; for total operating expenses of $1,433,095. Therefore, the Partnership's net loss for 1996 was $732,166.


     Value of Assets Held by the Partnership. As of December 31 of each of the years specified in the following table, the Partnership held the following assets with the following values, which values were determined by the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"), as part of the Fairness Analyst's review of the Merger Proposal to determine if the terms of the Merger Proposal are fair to the Partnership and the Other Partnerships:


                     Asset                     1994        1995          1996
                     -----                  ----------   ----------   ----------
Cash and equivalents ....................   $5,002,648     $559,223   $2,121,545
Cash held in trust ......................            0   $6,247,207   $5,834,268
Investment in Distressed Loan Portfolios $9,269,331 $9,701,767 $9,091,186 Receivable from Unaffiliated Service
  Provider(1) ...........................   $1,937,718   $1,937,718           $0
Due from Affiliates .....................     $376,050     $680,731     $136,022
Other Assets ............................      $18,425     $219,153     $104,977
Organization Costs, Net .................      $10,793       $7,124       $3,454

(1)  West Capital Financial Services Corp., a California corporation.


     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at that bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Compensation to the General Partner and Affiliates For the Last Three Fiscal Years. The following table sets forth the compensation paid by the Partnership to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.

               Entity             1994         1995         1996         1997*
               ------          ----------   ----------   ----------   ----------
General Partner
      Management Fees ......     $144,633     $214,677     $221,422     $108,724
      Distributions ........     $174,521     $172,358     $159,339     $191,067
PCM
      Acquisition Fees .....   $1,635,474     $960,352   $1,181,569      $24,794
      Collection Fees ......     $725,066   $1,144,313   $1,991,083   $1,034,059
INC
      Commissions ..........   $1,719,000     $636,000           $0           $0
                               ----------   ----------   ----------   ----------
              Total ........   $4,398,694   $3,127,700   $3,553,413   $1,358,644
                               ==========   ==========   ==========   ==========

*    Through June 30, 1997


     The following table sets forth the compensation that would have been paid by the Partnership to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.


                        Entity                 1994         1995         1996
                        ------              ----------   ----------   ----------
General Partner .........................           $0           $0           $0
PCM .....................................           $0           $0           $0
INC .....................................   $1,719,000     $636,000           $0
                                            ----------   ----------   ----------
        Total ...........................    1,719,000     $636,000           $0
                                            ==========   ==========   ==========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:


     Performance Development, Inc., a California corporation ("General Partner")

     Income Network Company, Inc., a California corporation ("INC")

     Vision Capital Services Corporation, a California corporation ("Vision")

     Vincent E. Galewick owns 98.5% of the issued and outstanding common stock of the following Affiliate: Performance Capital Management, Inc., a California corporation ("PCM")

The Other Partnerships are:

          Performance   Asset  Management  Fund,  Ltd.,  A  California   Limited
          Partnership ("PAM")

          Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II")

          Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III")

          Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership")

          Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V")

     For convenience, as set forth above, the Partnership and the Other Partnerships may be referred to in this Supplement as the "PAM Funds."

     The General Partner was formed in June, 1990 to engage in various aspects of the distressed loan industry. The General Partner serves as the general partner for all the PAM Funds and certain other

California limited partnerships. During the fiscal years ended 1994, 1995 and 1996, the General Partner's syndication fees incurred and recorded by the Partnership totalled $506,100, $201,825 and $0 respectively, which have been accounted for as a reduction against the gross proceeds of the offering. The Partnership also reimbursed the General Partner for offering expenses totalling $189,105 during the year ended December 31, 1994. The General Partner's management fees incurred and recorded by the Partnership totalled $144,633 and $214,677 for the years ended December 31, 1994 and 1995, respectively, and $221,422 for the year ended December 31, 1996. The Partnership also accrued distributions to the General Partner of $174,521 and $172,358 for the years ended December 31, 1994 and 1995, respectively and $159,334 for the year ended December 31, 1996. At year end December 31, 1996 the Partnership had amounts owed to the General Partner recorded as amounts due to affiliates of $349,497.

     The Partnership reimbursed the General Partner for certain syndication costs in connection with the limited partnership offering during both 1994 and 1995. At December 31, 1994, the Partnership had amounts owed to the General Partner recorded as amounts due to affiliates of $477,757. At December 31, 1995, the Partnership had amounts owed from the General Partner recorded as amounts due from affiliates of $366,510. At December 31, 1996 the Partnership had amounts owed to the General Partner recorded as amounts due to affiliates of $349,497.

     Income Network Company, a California corporation ("INC"), was formed on February 1, 1988, as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. The sole shareholder of INC, Vincent E. Galewick, is also the sole shareholder of the General Partner and Vision. Additionally, Mr. Galewick owns 98.5% of the issued and outstanding stock of PCM. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of interests in the Partnership ("Units"). INC is the Soliciting Agent for the Merger Proposal.

     During the years ended December 31, 1994 and 1995, the Partnership incurred and recorded commissions due to INC of $1,719,000 and $636,000, respectively, which have been accounted for as reductions against the gross proceeds of the offering. At December 31, 1994 and 1995, the Partnership had amounts owed to INC of $32,000 and $8,250, respectively, for transactions described above.

     Performance Capital Management, Inc., a California corporation ("PCM"), was formed in February, 1993, to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37%, as provided in the related purchase agreements. The Partnership also enters into servicing agreements with PCM to collect and service the portfolios. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers (PCM and the Partnership) in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.


     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased twenty seven portfolios from PCM, and recorded acquisition fees for those portfolios of $1,635,474 and $960,352 respectively. For the year ended December 31, 1996, the Partnership purchased 12 portfolios from PCM, and recorded acquisition fees for those portfolios of $1,181,569. Also, for the years ended December 31, 1994 and 1995, the Partnership reimbursed PCM for collection costs of $427,180 and $225,318, respectively, while for the year ended December 31, 1996, the Partnership reimbursed PCM for collection costs of $227,874. At December 31, 1994 and 1995, the Partnership had amounts owed from PCM recorded as Due from Affiliates of $376,050 and $314,221, respectively, for the transactions described above. At December 31, 1996, amounts owed from PCM recorded as Due from Affiliates for acquisition fees and collection cost reimbursements totalled $136,022.


     Distributions and Dividends. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. All of the distributions represented a return of capital. The following table specifies the cash distributions made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.


                                                    General           Limited
                                  Total             Partner           Partner
           Year                Distributions     Distributions     Distributions
           ----                -------------     -------------     -------------

1992 .....................       $        0        $        0        $        0
1993 .....................       $   40,425        $        0        $   40,425
1994 .....................       $1,704,784        $  174,521        $1,530,263
1995 .....................       $1,719,383        $  172,358        $1,547,025
1996 .....................       $1,592,759        $  159,334        $1,433,425
June 30, 1997 ............       $1,624,168        $  191,068        $1,433,100



     Selected Financial Information. The following table sets forth a historical summary of gross collections and partner distributions for the PAM Funds from the date of formation of each PAM Fund through June 30, 1997:

                                                   Cost of
                 Portfolios  Original Portfolio   Portfolios          Gross         Partner
  Partnership     Acquired       Face Value        Acquired       Collections*   Distributions**
  -----------     --------       ----------        --------       ------------   ---------------
PAM(1) ....            16       $  305,438,442   $    4,932,616   $    5,526,429  $    3,678,632
PAM II(2) .            19          433,632,566        6,230,345        8,749,682       4,059,775
PAM III (3)            21          521,408,657        9,685,926        7,826,584       3,463,815
Partnership            57          709,008,534       20,416,167       20,014,508       6,269,988
PAM V(4) ..            12          209,901,705        4,997,992        2,889,555         639,600
                      ---       --------------   --------------   --------------  --------------

     Total            125       $2,179,389,904   $   46,263,046   $   45,006,758  $   18,111,810
                      ===       ==============   ==============   ==============  ==============

* Gross collections include any sale of accounts and collection activity through June 30, 1997

**   Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM").

(2)  Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
     Partnership ("PAM II").

(3)  Performance   Asset  Management  Fund  III,  Ltd.,  A  California   Limited
     Partnership ("PAM III").

(4) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

                         REASONS FOR THE MERGER PROPOSAL


     The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation ("PCM"), while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the shares of $.001 par value common stock issued by the Company to the Limited Partners in the Merger ("Merger Stock") to be eligible for listing on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of no par value common stock of PCM are not publicly traded and have limited, if any, liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnership to redeem their Units. Although the Partnership is not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. After consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnership as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnership has from time to time used its available cash to redeem Units when requested to do so by certain of its Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnership recognizes taxable income. The Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous, because it may be more tax efficient to the seller of a business than a cash transaction, and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use the advantageous pooling accounting method, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance (as a result of common stock having a readily ascertainable value), and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a Limited Partner and the administrative burden placed on the Partnership, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. The Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.

      Certain Disadvantages of the Merger Proposal and Related Transactions

     Taxation. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form, income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See those portions of the Joint Consent Statement/Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnership to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See those portions of the Joint Consent Statement/Prospectus captioned "Distribution
Policy"   and   "DISTRIBUTION   POLICY   --HISTORICAL   DISTRIBUTIONS   OF   THE
PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. The Limited Partners and shareholders of PCM ("PCM Shareholders") have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the closing date of the Merger ("Closing Date").


                              EFFECTS OF THE MERGER


     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the PAM Funds will be held by the Company, and PCM and the PAM Funds will cease to exist by operation of law. The Company will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the PAM Funds and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal, including, but not limited to, federal income tax consequences, for the Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Joint Consent Statement/Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     The Merger. The proposed merger transaction contemplates that each of the PAM Funds, including the Partnership, shall receive shares of $.001 par common stock of the Company in exchange for the assets of the PAM Funds. Additionally, by amending the provisions of the Agreements of Limited Partnership for the PAM Funds, the PAM Funds shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the PAM Funds in exchange for their assets shall be distributed to the General Partner and the limited partners of the PAM Funds, all in accordance with an exchange value determined by the Company, PCM and the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"). A copy of the Fairness Opinion is attached to the Joint Consent Statement/Prospectus as Appendix G.

     The Determination Date is a date set by the Board of Directors of the Company. At this time, the Board of Directors of the Company expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors of the Company has the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors of the Company might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     Effect of the Merger on Cash Distributions. Until June 30, 1997, the Partnership made cash distributions to the Limited Partners. The Company currently anticipates that the Company will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that the Partnership's distributions will continue at previous levels.


DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Effects of the Merger May Be Different For Investors in the Various Limited Partnerships. If the Merger Proposal is approved and the Merger is consummated, the Limited Partners will receive $1,381.52 in Merger Stock per Unit of the Partnership. Limited partners in PAM will receive $890.37 in Merger Stock per Unit of PAM. Limited partners in PAM II will receive $2,010.34 in Merger Stock per Unit of PAM II. Limited partners in PAM III will receive $3,003.00 in Merger Stock per Unit of PAM IV. Limited Partners in PAM V will receive $3,936.35 in Merger Stock per Unit of PAM V.

     The General Partner believes that the Limited Partners would receive significantly less if the Partnership was liquidated, and the assets distributed to the Limited Partners, because even an orderly liquidation would result in prohibitive discounts on the value of the Partnership assets, which are distressed debt portfolios. Continuing the Partnership in accordance with its present business plan would result in each Limited Partner maintaining the current book value per Unit of the Partnership. The book value at the Determination Date of the Partnership was $1,249.22 per Unit; of PAM, $536.07 per Unit; of PAM II, $1,855.19 per Unit; of PAM III, $2,340.34 per Unit; and of PAM V, $3,158.55 per Unit. Therefore, under the Merger Proposal, the limited partners of the PAM Funds will receive significantly more in Merger Stock per Unit than the book value per Unit.

     To estimate the value of PCM and the PAM Funds, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital raised from the limited partners in each of the PAM Funds, and the returns on investment experienced by each PAM Fund, were factors in determining the Exchange Value of each PAM Fund. The extent to which each PAM Fund achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash receipts.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the limited partners of each PAM Fund as a result of the orderly liquidation of the assets on hand. The Fairness Analyst determined that the liquidation equity values of the PAM Funds are as follows: the Partnership - $11,865,592; PAM - $28,256; PAM II - $2,404,533; PAM
III - $3,826,861; and PAM V - $2,594,885. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     In the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each PAM Fund over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent within a projected stream of cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each PAM Fund were as follows: the Partnership - $25,117,113; PAM - $2,718,150; PAM II -$6,560,773; PAM III - $8,625,225; and PAM V - $5,618,400. Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield issues in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This figure was added to the terminal value of the portfolios of the PAM Funds, to arrive at a total present value of each PAM Fund. The General Partner determined (and the Fairness Analyst agreed that such determination is fair to the PAM Funds from a financial point of view) that the present value of the PAM Funds as of the date of the Fairness Opinion was as follows: the Partnership - $9,737,878; PAM - $1,432,934; PAM II - $1,571,591; PAM III -$3,357,876; and PAM V - $3,786,364. These valuations were added to each PAM Fund's adjusted net asset value, for a combined portfolio and adjusted net asset value of $15,846,278 for the Partnership; $933,609 for PAM; $3,111,728 for PAM II; $5,999,944 for PAM III; and $4,699,954 for PAM V.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each PAM Fund and PCM.

     The only material difference in the operation of the PAM Funds is a difference in the Agreement of Limited Partnership of the Partnership. Section
6.2 of the Partnership's Agreement of Limited Partnership provides that, until such time as the Limited Partners of the Partnership have received a cash return equal to their capital contributions, plus an amount equal to 6% of their capital contributions, the Limited Partners will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the Limited Partners have received the specified cash return, the distribution ratio changes to 70% to those Limited Partners and 30% to the General Partner. The General Partner considered this provision in calculating the income-based value of the Partnership.

     Allocation to Limited Partners and General Partner. Upon dissolution of the PAM Funds, the General Partner will receive 10% of the Merger Stock allocated to each PAM Fund pursuant to the ownership allocations in the Agreement of Limited Partnership for each PAM Fund. The Partnership has been allocated 1,584,600 shares of Merger Stock. If the Merger is consummated, the General Partner will receive 158,460 shares of Merger Stock received by the Partnership and the Limited Partners will receive 1,426,140 shares of Merger Stock received by the Partnership.

     The Merger Agreement. The Merger will be consummated pursuant to the Merger Agreement, if the Merger Proposal, as set forth in the Joint Consent Statement/Prospectus, receives the requisite approval of the limited partners of each PAM Fund, the approval of the PCM Shareholders, and the approval of the shareholders of the Company, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission in connection with the Merger and is included in the Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the PAM Funds; the PCM Shareholders, on their own behalf, or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the PCM Shareholders, the Company shareholders or the limited partners of the

PAM Funds, the Company's Board of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the limited partners of the PAM Funds, the PCM Shareholders or the Company shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the limited partners of the PAM Funds.

     Approval by All of the Limited Partnerships Is Required. The Merger Proposal may be consummated only if all of the PAM Funds approve the Merger Proposal. The Merger Agreement provides that limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A PAM Fund which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of Section 25014.7(e)(3) of the California Corporations Code. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the PAM Funds, and do not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to dissenting PAM Funds. Willamette Management Associates, Inc., as the Fairness Analyst, was retained by Kelly & Company, the independent auditing firm for the PAM Funds, the General Partner, PCM, and INC, to render the Fairness Opinion concerning the Merger Proposal. See the section in the Joint Consent Statement/Prospectus entitled "DETERMINATION OF THE EXCHANGE STOCK AND ALLOCATION OF THE MERGER."

     Conditions of the Merger. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the limited partners of each PAM Fund and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this opinion may be waived in whole or in part by the PAM Funds, the PCM Shareholders and the Company in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the limited partners of the PAM Funds and the respective shareholders) if, among other things, (a) the General Partner or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     Completing the Merger. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, the PCM Shareholders and the Company. Upon consummation of the Merger and dissolution of the Partnerships, the limited partners of the PAM Funds and PCM Shareholders will be entitled to receive certificates for Merger Stock issued in exchange for the assets of the Partnerships and shares of PCM's no par value common stock, respectively.

     Costs of the Merger. For purposes of the Thompson-Killea Act, which is that portion of the California Corporations Code relating to "rollup" transactions (the Merger Proposal is a "rollup" transaction), the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Joint Consent Statement/Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.


     The Merger Agreement provides that those limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the PAM Funds, the transaction costs will be apportioned between the Company and each PAM Fund according to the final vote on the Merger Proposal as follows: (a) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of that PAM Fund to reject the Merger Proposal; and (b) that PAM Fund shall bear transaction costs in proportion to the number of votes of limited partners of that PAM Fund to approve the Merger Proposal. Should the Merger Proposal be approved by one or more PAM Funds and rejected by at least one PAM Fund, each PAM Fund rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of
Section 25014.7(e)(3) of the Thompson-Killea Act. Further, in the event that the Merger Proposal is rejected by all of the PAM Funds, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each PAM Fund are as set forth on the following table:


                                                   Distributions to the      Distributions to the
                 PAM Fund                            Limited Partners           General Partner
                 --------                            ----------------           ---------------
Performance Asset Management Fund, Ltd.,
  A California Limited Partnership..............         $   154,650                $  17,483
Performance Asset Management Fund II, Ltd.,
  A California Limited Partnership..............         $   230,023                $  25,810
Performance Asset Management Fund III, Ltd.,
  A California Limited Partnership..............         $   295,925                $  35,775
Performance Asset Management Fund IV, Ltd.,
  A California Limited Partnership..............         $ 1,433,425                $ 159,334
Performance Asset Management Fund V, Ltd.,
  A California Limited Partnership..............         $   179,100                $  19,966


     The total amount distributed by all of the PAM Funds was $2,551,491. All of
the   distributions   to  the  limited   partners  were  in  the  form  of  cash
distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Company will itself be subject to federal tax on its income. Holders of Merger Stock will not be subject to federal tax on such income except to the extent dividends are paid by the Company. See the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." The Company is expected to make significantly smaller distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist, as described in the section in the Joint Consent Statement/Prospectus entitled "RISK FACTORS." Limited Partners should analyze the Merger Proposal and related transactions, considering all the matters


                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives do not contemplate a reorganization. In the mutual opinion of the PCM Shareholders, the Company and the General Partner, the only viable alternatives not contemplating a reorganization involve some form of public registration or offering of securities. The General Partner has considered the possibility of a registration of Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership interests. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the PAM Funds and thereafter making a public offering of shares of common stock in the surviving corporation. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which contemplates a reorganization. The General Partner considered the possibility of selling all Units of the PAM Funds to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the PAM Funds to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. The PCM Shareholders also considered the possibility of selling all of PCM's assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the PAM Funds and distributing the proceeds of liquidation to their limited partners. Although a dissolution would provide those limited partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the PAM Funds, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the PAM Funds, further diminishing the value of the PAM Funds' assets.

     The General Partner believes that the value of the consideration to be received by the PAM Funds in the Merger would far exceed any of the alternatives constituting a reorganization listed above, specifically because the PAM Funds' assets consist primarily of distressed loan portfolios, and such portfolios have a liquidation value far below their value to either the PAM Funds or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the PAM Funds in accordance with their current business plans and joint venture agreements. A continuation of the PAM Funds in accordance with their existing business plans would benefit their limited partners to the extent that those limited partners would receive cash distributions from the proceeds of the PAM Funds' collection on debt portfolios. If the Merger is consummated, limited partners of the PAM Funds would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying its shareholders cash dividends. Therefore, a continuation of the Partnership provides the Limited Partners with cash flow which they will not have if the Merger is consummated. Finally, if the Merger Proposal is approved, the Limited Partners will be minority shareholders in the Company, and will lose the ultimate control over Partnership affairs, which they currently hold.

     Alternatively, the Partnership's servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnership acting individually. The General Partner believes that the Limited Partners should have the opportunity to consider and vote upon these opportunities.

     The General Partner believes that the value of the consideration to be received by the Partnership in the Merger is equal to or greater than the present value of the Partnership, which assumes that PCM and the Partnership continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios, as finance companies, collection agencies, and even Wall Street firms, which offer asset-backed securities, enter the market. Therefore, the General Partner believes that the Merger Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnership continued in its present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investments.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the PAM Funds, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the PAM Funds, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as discussed in detail in the section of the Joint Consent Statement/Prospectus captioned "APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED", the General Partner does not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM, on the other hand; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting PAM Fund. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the PAM Funds. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the PAM Funds, would similarly merge into a single large business venture, eliminating those duplicative management and servicing fees. Because PCM would no longer exist as an independent entity, PAM Funds which did not participate in the Merger Proposal would lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, as such a successor entity, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the PAM Funds individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the PAM Funds under federal and multiple state partnership tax laws.

     The General Partner is not aware of any offers made during the preceding 18 months for a merger, consolidation, or combination of any of the PAM Funds; an acquisition of any of the PAM Funds or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the PAM Funds; or a change in control of the PAM Funds. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Limited Partners in the Merger or the fairness of the Merger Proposal to the Limited Partners.

                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.


                       EXCHANGE VALUE AND FAIRNESS OPINION


     Bases for the General Partner's Belief as to Fairness. The Fairness Opinion is specified at length in the section in the Joint Consent Statement/Prospectus entitled "FAIRNESS OPINION." The General Partner believes that the Merger Proposal is fair to the Limited Partners, because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting.

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the General Partner, PCM, the PAM Funds, Income Network Company and the Company, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing various personnel employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the PAM Funds and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     No Instructions from General Partner, PCM or the Company. Neither the General Partner, the PCM Shareholders, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, the PCM Shareholders and the Company is fair from a financial point of view to the PAM Funds. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to PCM Shareholders and Company shareholders who do not consent to the Merger Proposal and, instead, exercise their rights as dissenting shareholders ("Dissenting Shareholders"); and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the PAM Funds. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records;

balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; operating budgets through December 31, 2008 for PCM and the PAM Funds; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnership, the Other Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.


     Determinations. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the PAM Funds, as set forth in the following table:

NAME OF PARTNERSHIP OR CORPORATION                                  TOTAL VALUE
----------------------------------                                  -----------
 Performance Asset Management Fund, Ltd.,
      A California Limited Partnership.......................      $   934,000
 Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership.......................      $ 3,112,000
 Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership.......................      $ 6,000,000
 Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership.......................      $15,846,000
 Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership.......................      $ 4,700,000
 Performance Capital Management, Inc.,
      a California corporation...............................      $44,523,000


     Basis for Methods of Arriving at Findings and Recommendations. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of such entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each PAM Fund between the General Partner and the limited partners of such PAM Fund based on such PAM Fund's Agreement of Limited Partnership. Additional factors considered by the Fairness Analyst, in making its valuation, include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

         DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK


     Exchange Value. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the PAM Funds, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with the Company, Vision, Income Network Company, the PCM Shareholders, PCM or the General Partner. Kelly & Company, the independent auditors for PCM, the Company, Income Network Company, the General Partner and the PAM Funds, were referred to the Fairness Analyst by an accountant unaffiliated with the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, or the General Partner and with whom neither the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of its qualifications.

     The Company, the General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining to the Dissenting Shareholders. The compensation to dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units or shares of common stock, respectively, is based upon the valuation described above. See the section in the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The purpose of the Fairness Opinion is to confirm to the Company, the PCM Shareholders and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the PAM Funds. Neither the Company, the PCM Shareholders, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares of common stock held by the Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     Fairness Opinion. The Exchange Value was determined by PCM, the Company and the General Partner. The consideration to be paid to the Fairness Analyst was negotiated by the Fairness Analyst, on the one hand, and Kelly & Company, on the other hand. The Fairness Analyst has determined that the Exchange Value, as such consideration, is fair from a financial point of view to each PAM Fund, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Because the Merger is contingent upon the approval of the Merger Proposal by all of the PAM Funds, the PCM Shareholders, and the Company shareholders, the Fairness Opinion did not consider possible combinations of less than all of the PAM Funds in the Merger. A copy of the Fairness Opinion is included in the Joint Consent Statement/Prospectus as Appendix G.

     The Fairness Opinion takes into account all of the assets of each of the PAM Funds, PCM, and the Company. The intangible assets of the PAM Funds and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the PAM Funds, PCM and the Company. The tangible assets of the PAM Funds and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the PAM Funds has been determined to be $30,592,000. The aggregate value of the assets of PCM has been determined to be $44,523,000.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. Although the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.

     Exchange of Assets for Shares. On the Closing Date, if the limited partners of all five PAM Funds approve the Merger Proposal, the PAM Funds and PCM will merge with and into the Company. Pursuant to the Merger Agreement, all of the assets of the PAM Funds will be exchanged for shares of the Merger Stock in accordance with the Exchange Value, determined to be fair to the PAM Funds by the Fairness Analyst.

            The following table summarizes the valuation of PCM and the PAM Funds based on 7,511,500 allocable shares of Merger Stock:


                                                          Percentage of
                                     Aggregate             Number of
                                  Indicated Value        Indicated Value       Shares of Merger
                                  (Rounded to the       (Rounded to the        Stock Allocated
                                  Nearest $1,000)      Nearest 1/10 of 1%)        to Entity
                                  ---------------      ------------------         ---------
PAM ........................        $   934,000                  1.2%                 93,398
PAM II .....................          3,112,000                  4.1                 311,202
PAM III ....................          6,000,000                  8.0                 600,003
The Partnership ............         15,846,000                 21.1               1,584,596
PAM V ......................          4,700,000                  6.3                 470,002
                                    -----------                -----             -----------
     Sub-Total .............        $30,592,000                 40.7%              3,059,201
PCM ........................         44,523,000                 59.3               4,452,299
                                    -----------                -----             -----------
     Total .................        $75,115,000                100.0%              7,511,500
                                    ===========                =====             ===========


                       RISKS AND POTENTIAL ADVERSE EFFECTS

     THE MERGER AND  ACQUISITION OF SHARES OF THE MERGER STOCK INVOLVES

VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE JOINT CONSENT STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING:

     History of Losses. PCM and the PAM Funds have a history of losses, because PCM and the PAM Funds' accounting is predicated on return of capital and not a return on capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.

     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in the Joint Consent Statement/Prospectus relates to the business operations of the PAM Funds and PCM.

     Significant Reduction in Distributions. The Partnership historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY CASH DIVIDENDS. See that portion of the Joint Consent Statement/Prospectus entitled "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnership, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Change in Nature of Investment. The Partnership is a limited partnership organized under California law. The Company is a Delaware corporation. The Partnership has a finite term of existence and is structured to dissolve when its assets are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership's Agreement of Limited Partnership ("Partnership Agreement") and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnership (e.g., amendment of the Partnership Agreement, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnership, and dissolution of the Partnership). Otherwise, all decisions relating to the operation and management of the

Partnership are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of the Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnership and the Company, the General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Changes in Compensation Arrangements. Under the Partnership Agreement, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of the Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Taxation of Corporation and Shareholders. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnership will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Common Shares. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales of Merger Stock by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade. Moreover, no guaranty or assurance can be given that the Merger Stock will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the Merger Stock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.

     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securities exchange, there is no assurance that the will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock, and which is convertible to common stock subject to certain conditions precedent. See a further discussion of Mr. Galewick's preferred stock under the caption "Control by Principal Shareholder; Anti-takeover Measures" below. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock issued and outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of the Joint Consent Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of the Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Addition of Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to the Partnership. However, the General Partner is also affiliated with Income Network Company, which is the Soliciting Agent, Vision, PCM and the Company. The
Company, Vision, Income Network Company, PCM and the General Partner have a common shareholder, Vincent E. Galewick, and common directors and officers. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" below), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal. The General Partner does not believe retaining such a representative is necessary, because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the PAM Funds. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnership and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited
Partners compared to the more even-handed approach which was followed in negotiating the Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnership, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnership may be less valuable than the participation in the distributions of the Partnership which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its affiliates, are not the result of arm's length negotiations. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnership are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities. The joint venture agreements between PCM and the Partnership have been filed as exhibits to the Company's Registration Statement on Form S-4, of which the Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnership at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM, the General Partner, Income Network Company and the Company, provides human resources (employees) to PCM and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide those human resources to the Company.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that the PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that the Company shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement on Form S-4 as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement pursuant to which those Limited Partners who exercise their dissenters rights ("Dissenting Limited Partners") will be paid for their Units ("Indenture Agreement") provides that the assets of the Partnership will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the

Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of shares of the Company's common stock, including Merger Stock, to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the PAM Funds conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the PAM Funds (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).


                      RIGHTS OF DISSENTING LIMITED PARTNERS


     Offer to Purchase Units of Dissenting Limited Partners. The Merger Proposal is also being structured to provide Limited Partners who dissent to the Merger ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"). The Merger Proposal and the related transactions, including the dissolution and liquidation of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with the Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with the Joint Consent Statement/Prospectus as Appendix N. See that portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Unsecured Subordinated Debentures. A Dissenting Limited Partner who exercises his or her dissenter's rights will receive an unsecured subordinated debenture ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a Trustee and specifies that (a) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (b) the amount at which such Debenture will be issued shall be the value, in United States currency, of such Dissenting Limited Partner's interest in the Partnership, determined in accordance with the Exchange Value, as of the Determination Date, if such Dissenting Limited Partner perfects his or her dissenter's rights pursuant to the terms of the Merger; (c) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (d) the rate or rates at which the Debenture shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (e) the Debenture shall be issued within 30 days of the closing date of the Merger; (f) the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnership; and
(g) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnership. The Indenture Agreement does not provide for a sinking fund.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Letter of Transmittal and Consent Statement ("Consent Statement"). Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Dissenting Limited Partners will receive, pursuant to those dissenter's rights, a Debenture issued under the Indenture Agreement in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units. Each Dissenting Limited Partner will be provided with a Debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as specified above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO COMPLETE PART V OF THE CONSENT STATEMENT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     See the portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING

LIMITED  PARTNERS"  for  additional   information  regarding  Limited  Partners'
dissenters' rights.

     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     Comparison of Units and Merger Stock. The portion of the Joint Consent Statement/Prospectus entitled "SUMMARY COMPARISON OF UNITS AND MERGER STOCK" highlights a number of the significant differences between the Partnership (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock.

                         FEDERAL INCOME TAX CONSEQUENCES

     Introduction. The following information is intended to provide the Limited Partners with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnership, the Company, or the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in the Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which the Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the Partnership, the number of Units owned by a partner (either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such partner by the Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. Upper tax bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which, however, in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation (the Company), the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income conceivably subject to federal income tax twice (if dividends or similar distributions are made by the Company to its shareholders).

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnership. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed such Merger Stock to the Limited
Partners and the General Partner in complete liquidation. The Partnership will realize, but not be required to recognize, gain or loss as if the Partnership had transferred of all of its assets to the Company for an amount equal to the value of such Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnership will avoid recognition of gain or loss if it contributes property to the Company and immediately thereafter, together with the other PAM Funds and the PCM Shareholders, is in control of 80% of the Company. The Partnership will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnership. Gain or loss is not recognized and deferred by the Partnership by the transfer of the Partnership's adjusted basis in its assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that it is deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnership will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnership's assets (essentially, its ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnership will be the same as that basis was in the hands of the Partnership. The Company's holding period in the assets will include the Partnership's holding periods received by the Company. The Partnership, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnership will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     Gain or Loss to the Limited Partners. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnership were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for his or her Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnership's assets (essentially, the Partnership's ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the shareholders of the Company. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.

                                   APPENDIX F
                                 Supplement For
                   Performance Asset Management Fund V, Ltd.,
                        A California Limited Partnership
                               (S-K Reg. 229.902)

Notice to Limited Partners of Performance Asset Management Fund V, Ltd., A California Limited Partnership:


     Purpose of Partnership Supplement. This separate partnership supplement highlights information presented in the Joint Consent Statement/Prospectus as that information relates to Performance Asset Management Fund V, Ltd., A
California  Limited   Partnership   ("Partnership")  and  its  limited  partners
("Limited Partners"), regarding a proposed merger ("Merger Proposal") of the Partnership and other, similar California limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company") ("Merger"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent, Bud Webb at (888) 754-4145. You may also send a written request for copies of any documents referenced in the Joint Consent Statement/Prospectus to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place,
Suite 400, Newport Beach, California 92660. As you know, Performance Development, Inc. is a California corporation and the General Partner of the Partnership and each of the Other Partnerships ("General Partner"). Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. The Partnership and the Other Partnerships are sometimes collectively referred to as the "PAM Funds."

     Potential Adverse Effects of the Merger. The most significant potential adverse effects of the Merger to the Limited Partners are the significant reduction in distributions (the Company does not intend to pay cash dividends); the possibility that the shares of the Company's $.001 par value common stock received by the Limited Partners upon the winding up and dissolution of the Partnership ("Merger Stock") will trade at a price substantially below the value assigned in the Merger Proposal; the limited public market for the Merger Stock; the potential price volatility of the Merger Stock; possible dilution of the Merger Stock; and the significant influence of Vincent E. Galewick, in his capacity as the majority shareholder of the Company. There are also possible adverse tax consequences to individual Limited Partners which could result from their particular financial circumstances. Limited Partners should carefully consider the matters set forth under the Caption "RISK FACTORS" beginning on Page 22 of the Joint Consent Statement/Prospectus, and summarized herein beginning at Page __ . Significant risk factors include:

     o    PCM and the Partnerships Have History of Losses

     o    Significant Reduction in Distributions

     o Shares of the Merger Stock May Trade at a Price Substantially Below the Value Assigned in the Merger Proposal o Limited Public Market for Shares of the Merger Stock

     o    Potential Price Volatility of Shares of the Merger Stock

     o    Possible Dilution of the Merger Stock

     o    Uncertainty of Future Financial Results of the Company

     o    Dependence on Key Personnel of the Company

     o    Control by Principal Shareholder of the Company

     o    Possible Adverse Tax Consequences

     o The Company may fail to comply with Year 2000 computer programming issues

     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership"), was formed on May 1, 1994, as a limited partnership in California pursuant to the Revised Limited Partnership Act of the State of California. The Partnership sold 1,149 limited partnership interests ("Units") at the price of $5,000.00 per Unit. The terms "Unit" and "Units", when used in this Supplement, shall also mean and refer to the limited partnership interests offered and sold by the Other Partnerships. The total amount received by the Partnership from purchasers of its Units is $5,970,000. As of June 30, 1997 ("Determination Date") the Partnership had 305 Limited Partners. The Partnership termination date is December 31, 2007, unless sooner terminated.

                    PERFORMANCE ASSET MANAGEMENT FUND V, LTD.
                                  PER UNIT DATA

                                            1996          1995           1994
                                            ----          ----           ----

Units outstanding at year end             1,194.00      1,200.00         595.00
Earnings (loss) per Unit                 ( $71.47)     ($ 169.56)     ($ 201.71)
Book value per Unit                      $3,701.21     $3,900.79      $4,708.47
Annual return of capital
  distributions per Unit                 $  150.00     $   73.38      $   23.95
Cumulative return of capital
  distributions per Unit                 $  235.68     $   85.25      $   23.95

Assigned value for Merger Stock                     $3,936.35/Unit

Each Limited Partner should review thoroughly the selected financial statements included in the portions of the Joint Consent Statement/Prospectus captioned "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnership and the Other Partnerships included in the Joint Consent Statement/Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, 1995 and 1996, the Partnership's investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):


       Type of Portfolio                     1994          1995          1996
       -----------------                     ----          ----          ----

   Credit Card Accounts .............     $  283,658    $1,032,857    $1,875,933
   Performing Rewritten Accounts ....     $        0    $  105,089    $        0
   Consumer Loans ...................     $  154,075    $  633,622    $  424,729
                                          ----------    ----------    ----------


             Total ..................     $  437,733    $1,771,568    $2,300,662
                                          ==========    ==========    ==========


     In 1994, the Partnership recorded net interest income of $9,542. Operating expenses for the Partnership consists of the following: management fee expense of $5,128; collection expense of $59,052; professional fees of $8,691; provision for portfolio losses of $54,000; amortization expense of $617; and general and administrative expenses of $2,072; for total operating expenses of $129,560. Therefore, the Partnership recorded a net loss of $120,018 for 1994.

     In 1995, the Partnership recorded net interest income of $32,864, and other income of $46. Operating expenses for the Partnership consists of the following: management fee expense of $39,146; collection expense of $64,375; professional fees of $103,202; a provision for portfolio losses of $103,202; amortization expense of $1,031; and general and administrative expenses of $2,629; for total operating expenses of $236,383. Therefore, the Partnership recorded a net loss of $203,473 for 1995.

     In 1996, the Partnership recorded net investment income of $86,052 and net interest income of $101,123. Operating expenses for the Partnership consists of the following: management fee expense of $57,217; collection expense of $72,423; professional fees of $133,690; amortization expense of $1,034; and general and administrative expenses of $8,147; for total operating expenses of $272,511. Therefore, the Partnership recorded a net loss of $85,336 for 1996.


     Value of Assets Held by the Partnership. As of December 31 of each of the years specified in the following table, the Partnership held the following assets with the following values, which values were determined by the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"), as part of the Fairness Analyst's review of the Merger Proposal to determine if the terms of the Merger Proposal are fair to the Partnership and the Other Partnerships:


             Asset                             1994         1995         1996
             -----                             ----         ----         ----
Cash and equivalents ....................   $1,220,917   $  215,798   $1,731,112
Cash held in trust ......................            0   $1,014,201   $    8,388
Investment in Distressed Loan Portfolios $ 437,971 $1,771,568 $2,300,662 Receivable from Unaffiliated Service
  Provider(1) ...........................   $1,014,882   $1,014,882   $        0
Due from Affiliates .....................   $  100,032   $  624,247   $  351,718
Other Assets ............................   $   23,234   $   36,733   $   24,873
Organization Costs, Net .................   $    4,502   $    3,520   $    2,486

(1)  West Capital Financial Services Corp., a California corporation.


     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at that bank are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Compensation to the General Partner and Affiliates For the Last Three Fiscal Years. The following table sets forth the compensation paid by the Partnership to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.


           Entity                  1994         1995         1996        1997*
           ------                  ----         ----         ----        -----
General Partner
     Management Fees ......   $    5,128   $   39,146   $   57,217   $   35,961
     Distributions ........   $    1,583   $    9,786   $   19,966   $   39,933
     Syndication ..........   $   89,250   $   90,750   $        0   $        0
PCM
     Acquisition Fees .....   $  136,953   $  470,971   $  435,465   $  195,955
     Collection Fees ......   $   25,412   $  186,513   $  442,422   $  298,214
INC
     Commissions ..........   $  297,500   $  302,500   $        0   $        0
                              ----------   ----------   ----------   ----------
             Total ........   $  555,826   $1,099,666   $  955,070   $  570,063
                              ==========   ==========   ==========   ==========
*    Through June 30, 1997

     The following table sets forth the compensation that would have been paid by the Partnership to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.

                        Entity                       1994       1995       1996
                        ------                       ----       ----       ----
        General Partner .......................   $      0   $      0   $      0
        PCM ...................................   $      0   $      0   $      0
        INC ...................................   $297,500   $302,500   $      0
                                                  --------   --------   --------
            Total .............................   $297,500   $302,500   $      0
                                                  ========   ========   ========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:


     Performance Development, Inc., a California corporation ("General Partner") Income Network Company, Inc., a California corporation ("INC")
     Vision Capital Services Corporation, a California corporation ("Vision")

     Vincent E. Galewick owns 98.5% of the issued and outstanding common stock of the following Affiliate: Performance Capital Management, Inc., a California corporation ("PCM")

The Other Partnerships are:

     Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM")
     Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II")
     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III")
     Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV")
     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership")

     For convenience, as set forth above, the Partnership and the Other Partnerships may be referred to in this Supplement as the "PAM Funds."

     The General Partner was formed in June, 1990 to engage in various aspects of the distressed loan industry. The General Partner is the general partner for the PAM Funds and certain other California limited partnerships. During the fiscal years ended December 31, 1994 and 1995, the General Partner's syndication fees incurred and recorded by the Partnership totalled $89,250 and $90,750, respectively, which have been accounted for as a reduction against the gross proceeds of the offering. The Partnership also reimbursed the General Partner for offering expenses totalling $45,689 and $60,450 during the year and period ended December 31, 1994 and 1995, respectively. The General Partner's management fees incurred and recorded by the Partnership totalled $5,128, $39,146 and $57,217 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to the General Partner of $1,583 and $9,786 for the years ended December 31, 1994 and 1995, respectively and $19,966 for the year ended December 31, 1996. At December 31, 1994 and 1996 the Partnership had amounts owed to the General Partner recorded as amounts due to affiliates of $234,028 and $56,124, respectively.

     Income Network Company, a California corporation ("INC"), was formed on February 1, 1988, as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. The sole shareholder of INC, Vincent E. Galewick, is also the sole shareholder of the General Partner and Vision. Additionally, Mr.
Galewick owns 98.5% of the issued and outstanding stock of PCM. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of interests in the Partnership ("Units"). INC is the Soliciting Agent for the Merger Proposal.


     During the year and period ended December 31, 1994 and 1995, the Partnership recorded commissions payable to INC of $297,500 and $302,500, respectively, which have been accounted for as reductions against the gross proceeds of the offering. As of December 31, 1995, the Partnership had amounts owed to INC of $1,650 for payments made on behalf of the Partnership.


     Performance Capital Management, Inc., a California corporation ("PCM"), was formed in February, 1993, to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37%, as provided in the related purchase agreements. The Partnership also enters into servicing agreements with PCM to collect and service the portfolios. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers (PCM and the Partnership) in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.


     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased four portfolios and five portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $136,953 and $470,971, respectively. For the year ended December 31, 1996, the Partnership purchased two portfolios from PCM and recorded acquisition fees for these portfolios of $435,465. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $59,052, $64,375, and $72,423, respectively.

     The Partnership had amounts owed from PCM from collections of portfolio proceeds and advances for portfolio purchases of $100,032 and $624,247 recorded as due from affiliates at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $351,718 recorded as due from affiliates.


     Distributions and Dividends. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. All of the distributions represented a return of capital. The following table specifies the cash distributions made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.

                                                    General           Limited
                                   Total            Partner           Partner
        Year                   Distributions     Distributions     Distributions
        ----                   -------------     -------------     -------------

1992 .....................      $        0        $        0        $        0
1993 .....................      $   40,425        $        0        $   40,425
1994 .....................      $1,704,784        $  174,521        $1,530,263
1995 .....................      $1,719,383        $  172,358        $1,547,025
1996 .....................      $1,592,759        $  159,334        $1,433,425
June 30, 1997 ............      $1,624,168        $  191,068        $1,433,100

     Selected Financial Information. The following table sets forth a historical summary of gross collections and partner distributions for the PAM Funds from the date of formation of each PAM Fund through June 30, 1997:

                                                           Cost of
                  Portfolios    Original Portfolio        Portfolios         Gross             Partner
  Partnership      Acquired         Face Value             Acquired       Collections*     Distributions**
  -----------      --------         ----------             --------       ------------     ---------------
PAM(1) ........          16     $  305,438,442       $    4,932,616     $    5,526,429     $    3,678,632
PAM II(2) .....          19        433,632,566            6,230,345          8,749,682          4,059,775
PAM III (3) ...          21        521,408,657            9,685,926          7,826,584          3,463,815
PAM IV(4) .....          57        709,008,534           20,416,167         20,014,508          6,269,988
The Partnership          12        209,901,705            4,997,992          2,889,555            639,600
                  ---------     --------------       --------------     --------------     --------------

     Total ....         125     $2,179,389,904       $   46,263,046     $   45,006,758     $   18,111,810
                  =========     ==============       ==============     ==============     ==============

* Gross collections include any sale of accounts and collection activity through June 30, 1997

**   Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM").

(2)  Performance   Asset   Management  Fund  II,  Ltd.,  A  California   Limited
     Partnership ("PAM II").

(3)  Performance   Asset  Management  Fund  III,  Ltd.,  A  California   Limited
     Partnership ("PAM III").

(4)  Performance   Asset   Management  Fund  IV,  Ltd.,  A  California   Limited
     Partnership ("PAM V").


                         REASONS FOR THE MERGER PROPOSAL


     The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of Performance Capital Management, Inc., a California corporation ("PCM"), while also increasing the liquidity of their investments. Additional purposes include the possibility of greater access to capital markets; greater flexibility regarding capital resources; the ability to provide employees with incentive performance compensation by a stock option plan; the opportunity to offer greater employee ownership; more simplified record keeping, accounting and tax reporting; and to permit the shares of $.001 par value common stock issued by the Company to the Limited Partners in the Merger ("Merger Stock") to be eligible for listing on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Liquidity and Market Valuation. The Units and currently issued and outstanding shares of no par value common stock of PCM are not publicly traded and have limited, if any, liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnership to redeem their Units. Although the Partnership is not obligated to comply with any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. After consummation of the Merger, the Merger Stock may be made eligible for trading on a regional or national stock exchange and there may be a readily accessible market for selling the Merger Stock and a readily determinable market price for the Merger Stock. With a readily accessible market for Merger Stock, Unit holders would no longer be required to rely solely on the Partnership as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Merger Stock will be able to sell their Merger Stock publicly from time to time, subject to certain restrictions, at a fair market price. No prediction can be made, however, as to the price at which the Merger Stock will trade. Moreover, no assurance or guaranty can be given that the Merger Stock will trade at all or that the application for such listing will be approved.

     Access to Equity Markets. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide the Company with future access to the public equity markets.

     Greater Flexibility Regarding Capital Resources. The Company should have greater flexibility with respect to the use of capital resources, because it will not have to use available cash to redeem shares of its common stock. As discussed above, the Partnership has from time to time used its available cash to redeem Units when requested to do so by certain of its Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders of the Company will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed at such time as the Partnership recognizes taxable income. The Limited Partners are taxed on such income at their individual federal, state and, sometimes, municipal tax rates, which may exceed the maximum corporate tax rates. Therefore, the Company, as a corporation, can accumulate income for business expansion without adversely affecting a shareholder's tax liability.

     Acquisition Consideration. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of equity securities as an acquisition currency is advantageous, because it may be more tax efficient to the seller of a business than a cash transaction, and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company, by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use the advantageous pooling accounting method, if certain conditions are satisfied.

     Incentive Compensation. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow greater employee participation in the Company's ownership, provide a more accurate measure of the Company's performance (as a result of common stock having a readily ascertainable value), and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     Greater Employee Ownership. As a result of the complex tax reporting requirements associated with being a Limited Partner and the administrative burden placed on the Partnership, as a result of having a significant number of additional limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to its employees. The Board of Directors of the Company believes that employee ownership is in the best interests of the Company and its shareholders.

     Simplified Record Keeping, Accounting and Tax Reporting. The Limited Partners will not continue to be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.

      Certain Disadvantages of the Merger Proposal and Related Transactions

     Taxation. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income tax. Shareholders of the Company will also be required to pay federal, state and, in some circumstances, municipal income taxes on any dividends that they receive from the Company and on any gain from the sale or exchange of their Merger Stock. Therefore, while in partnership form, income taxes are imposed only once (i.e., on the Limited Partners), in corporate form income taxes are imposed twice (i.e., once on the Company and once on its shareholders, to the extent they receive dividends or recognize gain on the sale or exchange of securities). See those portions of the Joint Consent Statement/Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN STATE AND LOCAL INCOME TAX CONSEQUENCES."

     Significant Reduction in Distributions. The dividends distributed by the Company to its shareholders after consummation of the Merger may be significantly less that the distributions historically made by the Partnership to the Limited Partners. Moreover, the Company shall not pay any cash dividends on its common stock or preferred stock during the foreseeable future. See those portions of the Joint Consent Statement/Prospectus captioned "Distribution
Policy"   and   "DISTRIBUTION   POLICY  -- HISTORICAL   DISTRIBUTIONS   OF   THE
PARTNERSHIPS."

     Uncertainty Regarding Trading and Market Price of Common Shares. The Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales by the Company or its shareholders of shares of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade, if it will trade at all. Moreover, there is a probability that the Merger Stock may trade at a price below the value per share assigned in the Merger Proposal. The Limited Partners and shareholders of PCM ("PCM Shareholders") have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after the consummation of the Merger. The sale of Merger Stock after the consummation of the Merger might have an adverse effect on the market price of the Merger Stock; provided, however, to mitigate as much as possible any such adverse effect, trading of the Merger Stock shall be limited during the first one year period following the closing date of the Merger ("Closing Date").

                              EFFECTS OF THE MERGER


     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the PAM Funds will be held by the Company, and PCM and the PAM Funds will cease to exist by operation of law. The Company will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the PAM Funds and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal, including, but not limited to, federal income tax consequences, for the Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Joint Consent Statement/Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     The Merger. The proposed merger transaction contemplates that each of the PAM Funds, including the Partnership, shall receive shares of $.001 par common stock of the Company in exchange for the assets of the PAM Funds. Additionally, by amending the provisions of the Agreements of Limited Partnership for the PAM Funds, the PAM Funds shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the PAM Funds in exchange for their assets shall be distributed to the General Partner and the limited partners of the PAM Funds, all in accordance with an exchange value determined by the Company, PCM and the General Partner and reviewed by Willamette Management Associates, Inc. ("Fairness Analyst"). A copy of the Fairness Opinion is attached to the Joint Consent Statement/Prospectus as Appendix G.

     The Determination Date is a date set by the Board of Directors of the Company. At this time, the Board of Directors of the Company expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors of the Company has the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors of the Company might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     Effect of the Merger on Cash Distributions. Until June 30, 1997, the Partnership made cash distributions to the Limited Partners. The Company currently anticipates that the Company will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that the Partnership's distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     Effects of the Merger May Be Different For Investors in the Various Limited Partnerships. If the Merger Proposal is approved and the Merger is consummated, the Limited Partners will receive $3,936.35 in Merger Stock per Unit of the Partnership. Limited partners in PAM will receive $890.37 in Merger Stock per Unit of PAM. Limited partners in PAM II will receive $2,010.34 in Merger Stock per Unit of PAM II. Limited partners in PAM III will receive $3,003.00 in Merger Stock per Unit of PAM III. Limited Partners in PAM IV will receive $1,381.52 in Merger Stock per Unit of PAM IV.

     The General Partner believes that the Limited Partners would receive significantly less if the Partnership was liquidated, and the assets distributed to the Limited Partners, because even an orderly liquidation would result in prohibitive discounts on the value of the Partnership assets, which are distressed debt portfolios. Continuing the Partnership in accordance with its present business plan would result in each Limited Partner maintaining the current book value per Unit of the Partnership. The book value at the Determination Date of the Partnership was $3,158.55 per Unit; of PAM, $536.07 per Unit; of PAM II, $1,855.19 per Unit; of PAM III, $2,340.34 per Unit; and of PAM IV, $1,249.22 per Unit. Therefore, under the Merger Proposal, the limited partners of the PAM Funds will receive significantly more in Merger Stock per Unit than the book value per Unit.

     To estimate the value of PCM and the PAM Funds, the Fairness Analyst considered an asset-based approach and an income-based approach to value. Therefore, the amount of capital raised from the limited partners in each of the PAM Funds, and the returns on investment experienced by each PAM Fund, were factors in determining the Exchange Value of each PAM Fund. The extent to which each PAM Fund achieved its investment objectives was another factor. PCM's value was calculated based on the present value of debt-free net cash flow and the present value of the terminal value of PCM's cash receipts.

     In the asset-based approach, the Fairness Analyst considered the total expected net proceeds (i.e., after consideration of interim operating and liquidation costs) which would accrue to the limited partners of each PAM Fund as a result of the orderly liquidation of the assets on hand. The Fairness Analyst determined that the liquidation equity values of the PAM Funds are as follows: the Partnership - $2,594,885; PAM - $28,256; PAM II - $2,404,533; PAM
III - $3,826,861; and PAM IV - $11,865,592. The present value of PCM's terminal value of cash flows was determined to be $38,764,000.

     In the income-based approach, the Fairness Analyst considered the expected annual cash flows which would be generated by PCM and each PAM Fund over a projected, finite operating period primarily as a result of collection efforts and the sale of distressed loan portfolios. The expected cash flows, including the terminal value, or projected cash flows resulting from the sale of assets or business at the end of the projection period, were then discounted to a present value by a rate of return deemed to be reflective of the risks inherent within a projected stream of cash flows generated by assets such as distressed loan portfolios.

     The projected cash distributions from 1997 through the life each PAM Fund were as follows: the Partnership - $5,618,400; PAM - $2,718,150; PAM II
- $6,560,773;  PAM III - $8,625,225; and PAM IV - $25,117,113.  Present value of the projected cash distributions was calculated using a discount rate based on a weighted average yield to maturity of 14 high yield issues in fiscal 1996, as specified in Exhibit A-12 to the Fairness Opinion. This figure was added to the terminal value of the portfolios of the PAM Funds, to arrive at a total present value of each PAM Fund. The General Partner determined (and the Fairness Analyst agreed that such determination is fair to the PAM Funds from a financial point of view) that the present value of the PAM Funds as of the date of the Fairness Opinion was as follows: the Partnership - $3,786,364; PAM - $1,432,934; PAM II - $1,571,591; PAM III -$3,357,876; and

PAM IV - $9,737,878. These valuations were added to each PAM Fund's adjusted net asset value, for a combined portfolio and adjusted net asset value of $4,699,954 for the Partnership; $933,609 for PAM; $3,111,728 for PAM II; $5,999,944 for PAM III; and $15,846,278 for PAM IV.

     The present value of PCM was determined to be the sum of its terminal value of cash flows, $38,764,000, plus the present value of its debt free net cash flow, $5,759,000, for a total present value of $44,523,211.

     These values formed the basis for the Exchange Value for each PAM Fund and PCM.

     The only material difference in the operation of the PAM Funds is a difference in the Agreement of Limited Partnership of PAM IV. Section 6.2 of the Agreement of Limited Partnership of PAM IV provides that, until such time as the limited partners of PAM IV have received a cash return equal to their capital contributions, plus an amount equal to 6% of their capital contributions, the limited partners of PAM IV will receive 90% of the cash available for distribution, and the General Partner will receive the remaining 10% of the cash available for distribution. After the limited partners of PAM IV have received the specified cash return, the distribution ratio changes to 70% to the limited partners of PAM IV and 30% to the General Partner. The General Partner considered this provision in calculating the income-based value of the Partnership.

     Allocation to Limited Partners and General Partner. Upon dissolution of the PAM Funds, the General Partner will receive 10% of the Merger Stock allocated to each PAM Fund pursuant to the ownership allocations in the Agreement of Limited Partnership for each PAM Fund. The Partnership has been allocated 470,000 shares of Merger Stock. If the Merger is consummated, the General Partner will receive 47,000 shares of Merger Stock received by the Partnership and the Limited
Partners  will  receive   423,000   shares  of  Merger  Stock  received  by  the
Partnership.

     The Merger Agreement. The Merger will be consummated pursuant to the Merger Agreement, if the Merger Proposal, as set forth in the Joint Consent Statement/Prospectus, receives the requisite approval of the limited partners of each PAM Fund, the approval of the PCM Shareholders, and the approval of the shareholders of the Company, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission in connection with the Merger and is included in the Joint Consent Statement/Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the PAM Funds; the PCM Shareholders, on their own behalf, or the Board of Directors of the Company, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the PCM Shareholders, the Company shareholders or the limited partners of the PAM Funds, the Company's Board of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the limited partners of the PAM Funds, the PCM Shareholders or the Company shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the limited partners of the PAM Funds.

     Approval by All of the Limited Partnerships Is Required. The Merger Proposal may be consummated only if all of the PAM Funds approve the Merger Proposal. The Merger Agreementprovides that limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A PAM Fund which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger,  in  accordance  with the  provisions  of
Section 25014.7(e)(3) of the California Corporations Code. The General Partner, the PCM Shareholders and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the PAM Funds, and do not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to dissenting PAM Funds. Willamette Management Associates, Inc., as the Fairness Analyst, was retained by Kelly & Company, the independent auditing firm for the PAM Funds, the General Partner, PCM, and INC, to render the Fairness Opinion concerning the Merger Proposal. See the section in the Joint Consent Statement/Prospectus entitled "DETERMINATION OF THE EXCHANGE STOCK AND ALLOCATION OF THE MERGER."

     Conditions of the Merger. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the limited partners of each PAM Fund and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Receipt of this opinion may be waived in whole or in part by the PAM Funds, the PCM Shareholders and the Company in each respective party's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the limited partners of the PAM Funds and the respective shareholders) if, among other things, (a) the General Partner or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     Completing the Merger. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, the PCM Shareholders and the Company. Upon consummation of the Merger and dissolution of the Partnerships, the limited partners of the PAM Funds and PCM Shareholders will be entitled to receive certificates for Merger Stock issued in exchange for the assets of the Partnerships and shares of PCM's no par value common stock, respectively.

     Costs of the Merger. For purposes of the Thompson-Killea Act, which is that portion of the California Corporations Code relating to "rollup" transactions (the Merger Proposal is a "rollup" transaction), the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Joint Consent Statement/Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the

Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.


     The Merger Agreement provides that those limited partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the PAM Funds, the transaction costs will be apportioned between the Company and each PAM Fund according to the final vote on the Merger Proposal as follows: (a) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of that PAM Fund to reject the Merger Proposal; and (b) that PAM Fund shall bear transaction costs in proportion to the number of votes of limited partners of that PAM Fund to approve the Merger Proposal. Should the Merger Proposal be approved by one or more PAM Funds and rejected by at least one PAM Fund, each PAM Fund rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger, in accordance with the provisions of
Section 25014.7(e)(3) of the Thompson-Killea Act. Further, in the event that the Merger Proposal is rejected by all of the PAM Funds, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each PAM Fund are as set forth on the following table:


                                                   Distributions to the       Distributions to the
            PAM Fund                                 Limited Partners           General Partner
            --------                               --------------------       --------------------
Performance Asset Management Fund, Ltd.,
  A California Limited Partnership ...............     $  154,650                  $   17,483
Performance Asset Management Fund II, Ltd.,
  A California Limited Partnership ...............     $  230,023                  $   25,810
Performance Asset Management Fund III, Ltd.,
  A California Limited Partnership ...............     $  295,925                  $   35,775
Performance Asset Management Fund IV, Ltd.,
  A California Limited Partnership ...............     $1,433,425                  $  159,334
Performance Asset Management Fund V, Ltd.,
  A California Limited Partnership ...............     $  179,100                  $   19,966


     The total amount distributed by all of the PAM Funds was $2,551,491. All of
the   distributions   to  the  limited   partners  were  in  the  form  of  cash
distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Company will itself be subject to federal tax on its income. Holders of Merger Stock will not be subject to federal tax on such income except to the extent dividends are paid by the Company. See the section in the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." The Company is expected to make significantly smaller distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist, as described in the section in the Joint Consent Statement/Prospectus entitled "RISK FACTORS." Limited Partners should analyze the Merger Proposal and related transactions, considering all the matters presented in the Joint Consent Statement/Prospectus.

                           ALTERNATIVES TO THE MERGER


     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives do not contemplate a reorganization. In the mutual opinion of the PCM Shareholders, the Company and the General Partner, the only viable alternatives not contemplating a reorganization involve some form of public registration or offering of securities. The General Partner has considered the possibility of a registration of Units. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership interests. The PCM Shareholders and the Company have also considered the possibility of merging PCM and the Company without merging with any of the PAM Funds and thereafter making a public offering of shares of common stock in the surviving corporation. In the event the Merger is not consummated, the PCM Shareholders and the Company may elect this alternative.

     The PCM Shareholders, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which contemplates a reorganization. The General Partner considered the possibility of selling all Units of the PAM Funds to the Company, and the Company considered purchasing all such Units, in exchange for shares of common stock of the Company. This alternative would require the Company and the PAM Funds to comply with certain tender offer requirements which would make the proposed reorganization more complicated in terms of statutory compliance. The PCM Shareholders also considered the possibility of selling all of PCM's assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the PAM Funds and distributing the proceeds of liquidation to their limited partners. Although a dissolution would provide those limited partners with immediate liquidity, the General Partner believes that, because of the type of assets held by the PAM Funds, even an orderly liquidation would result in a prohibitive discount on the value of the debt portfolios. Such a dissolution would also result in additional legal, accounting, appraisal, advertising and sales costs to the PAM Funds, further diminishing the value of the PAM Funds' assets.

     The General Partner believes that the value of the consideration to be received by the PAM Funds in the Merger would far exceed any of the alternatives constituting a reorganization listed above, specifically because the PAM Funds' assets consist primarily of distressed loan portfolios, and such portfolios have a liquidation value far below their value to either the PAM Funds or the Company, which can generate substantial revenues from collection activities on the portfolios.

     The PCM Shareholders and the General Partner considered the results of continuing PCM and the PAM Funds in accordance with their current business plans and joint venture agreements. A continuation of the PAM Funds in accordance with their existing business plans would benefit their limited partners to the extent that those limited partners would receive cash distributions from the proceeds of the PAM Funds' collection on debt portfolios. If the Merger is consummated, limited partners of the PAM Funds would no longer receive such cash distributions. Moreover, the Company currently does not anticipate paying its shareholders cash dividends. Therefore, a continuation of the Partnership provides the Limited Partners with cash flow which they will not have if the Merger is consummated. Finally, if the Merger Proposal is approved, the Limited Partners will be minority shareholders in the Company, and will lose the ultimate control over Partnership affairs, which they currently hold.

     Alternatively, the Partnership's servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnership acting individually. The General Partner believes that the Limited Partners should have the opportunity to consider and vote upon these opportunities.

     The General Partner believes that the value of the consideration to be received by the Partnership in the Merger is equal to or greater than the present value of the Partnership, which assumes that PCM and the Partnership continue with their current business plans and joint venture agreements. However, the Company, with access to commercial lines of credit, will be able to compete more effectively with its competitors for debt portfolios. The General Partner believes that there will be increased competition for debt portfolios, as finance companies, collection agencies, and even Wall Street firms, which offer asset-backed securities, enter the market. Therefore, the General Partner believes that the Merger Proposal, if approved, would ultimately provide Limited Partners with a greater return on their investments than they would obtain if the Partnership continued in its present business arrangements, and would increase the longevity, and the ultimate return, on the Limited Partners' investments.

     The PCM Shareholders and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the PAM Funds, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the PAM Funds, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. Specifically, as discussed in detail in the section of the Joint Consent Statement/Prospectus captioned "APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED", the General Partner does not believe that the Merger can be fairly consummated unless all of the PAM Funds approve the Merger Proposal, because it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the PAM Funds by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the PAM Funds and PCM, on the other hand; and, if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting PAM Fund. The elimination of PCM as a separate entity would result in the elimination of the acquisition fees PCM currently charges the PAM Funds. Existing joint ventures, and the management and servicing fees related to various separate joint ventures between PCM and the PAM Funds, would similarly merge into a single large business venture, eliminating those duplicative management and servicing fees. Because PCM would no longer exist as an independent entity, PAM Funds which did not participate in the Merger Proposal would lose their present source of portfolio acquisitions. PCM, which currently has access to commercial lines of credit, has the right to assign such commercial lines to a successor entity, allowing for the Company, as such a successor entity, if the Merger is consummated, to enjoy the benefits of increased credit lines for portfolio acquisitions which are not currently available to the PAM Funds individually. Moreover, one of the primary benefits of the Merger Proposal is the consolidation of record keeping and simplification of the complex accounting requirements imposed on the PAM Funds under federal and multiple state partnership tax laws.

     The General Partner is not aware of any offers made during the preceding 18 months for a merger, consolidation, or combination of any of the PAM Funds; an acquisition of any of the PAM Funds or a material amount of their assets; a tender offer for or other acquisition of securities of any class issued by any of the PAM Funds; or a change in control of the PAM Funds. Other than as set forth herein, the General Partner is not aware of any factors which may affect materially the value of the consideration to be received by the Limited Partners in the Merger or the fairness of the Merger Proposal to the Limited Partners.

                                 RECOMMENDATIONS

     After considering the advantages and disadvantages of the Merger Proposal described above, the General Partner believes that the Merger Proposal is fair to, and in the best interests of, the Partnership and the Limited Partners. The General Partner recommends that each Limited Partner vote to approve the Merger Proposal.

                       EXCHANGE VALUE AND FAIRNESS OPINION

     Bases for the General Partner's Belief as to Fairness. The Fairness Opinion is specified at length in the section in the Joint Consent Statement/Prospectus entitled "FAIRNESS OPINION." The General Partner believes that the Merger Proposal is fair to the Limited Partners, because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting.

     No Limitations Imposed on Scope of Investigation. Kelly & Company, independent auditors for the General Partner, PCM, the PAM Funds, Income Network Company and the Company, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing various personnel employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the PAM Funds and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     No Instructions from General Partner, PCM or the Company. Neither the General Partner, the PCM Shareholders, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, the PCM Shareholders and the Company is fair from a financial point of view to the PAM Funds. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to PCM Shareholders and Company shareholders who do not consent to the Merger Proposal and, instead, exercise their rights as dissenting shareholders ("Dissenting Shareholders"); and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the PAM Funds. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; operating budgets through December 31, 2008 for PCM and the PAM Funds; office leases; management profiles;
portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     Procedures Followed. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the Exchange Value established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnership, the Other Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.


     Determinations. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the PAM Funds, as set forth in the following table:

NAME OF PARTNERSHIP OR CORPORATION                                   TOTAL VALUE
----------------------------------                                   -----------

Performance Asset Management Fund, Ltd.,
     A California Limited Partnership .......................        $   934,000
Performance Asset Management Fund II, Ltd.,
     A California Limited Partnership .......................        $ 3,112,000
Performance Asset Management Fund III, Ltd.,
     A California Limited Partnership .......................        $ 6,000,000
Performance Asset Management Fund IV, Ltd.,
     A California Limited Partnership .......................        $15,846,000
Performance Asset Management Fund V, Ltd.,
     A California Limited Partnership .......................        $ 4,700,000
Performance Capital Management, Inc.,
     a California corporation ...............................        $44,523,000


     Basis for Methods of Arriving at Findings and Recommendations. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of such entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each PAM Fund between the General Partner and the limited partners of such PAM Fund based on such PAM Fund's Agreement of Limited Partnership. Additional factors considered by the Fairness Analyst, in making its valuation, include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.


         DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF MERGER STOCK


     Exchange Value. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the PAM Funds, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with the Company, Vision, Income Network Company, the PCM Shareholders, PCM or the General Partner. Kelly & Company, the independent auditors for PCM, the Company, Income Network Company, the General Partner and the PAM Funds, were referred to the Fairness Analyst by an accountant unaffiliated with the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, or the General Partner and with whom neither the PCM Shareholders, PCM, the Company, Income Network Company, the PAM Funds, nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of its qualifications.

     The Company, the General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining to the Dissenting Shareholders. The compensation to dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units or shares of common stock, respectively, is based upon the valuation described above. See the section in the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The purpose of the Fairness Opinion is to confirm to the Company, the PCM Shareholders and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the PAM Funds. Neither the Company, the PCM Shareholders, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares of common stock held by the Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     Fairness Opinion. The Exchange Value was determined by PCM, the Company and the General Partner. The consideration to be paid to the Fairness Analyst was negotiated by the Fairness Analyst, on the one hand, and Kelly & Company, on the other hand. The Fairness Analyst has determined that the Exchange Value, as such consideration, is fair from a financial point of view to each PAM Fund, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the PAM Funds. Because the Merger is contingent upon the approval of the Merger Proposal by all of the PAM Funds, the PCM Shareholders, and the Company shareholders, the Fairness Opinion did not consider possible combinations of less than all of the PAM Funds in the Merger. A copy of the Fairness Opinion is included in the Joint Consent Statement/Prospectus as Appendix G.

     The Fairness Opinion takes into account all of the assets of each of the PAM Funds, PCM, and the Company. The intangible assets of the PAM Funds and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the PAM Funds, PCM and the Company. The tangible assets of the PAM Funds and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the PAM Funds has been determined to be $30,592,000. The aggregate value of the assets of PCM has been determined to be $44,523,000.

     Fairness Opinion Will Not Be Updated. The Fairness Opinion will not be updated. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. Although the General Partner is not aware of any factors that may materially affect the fairness of the Merger Proposal or the determination of the Exchange Value referenced in the Fairness Opinion, it is possible that changes in the financial markets between the date of the Fairness Opinion and the date the Merger, if approved, is consummated, might affect the conclusions of the Fairness Analyst as specified in the Fairness Opinion. If the Fairness Opinion were to be updated by the Fairness Analyst at or near the date of the consummation of the Merger, there can be no assurances that the Fairness Analyst's opinions and conclusions would not be materially amended or revised.

     Exchange of Assets for Shares. On the Closing Date, if the limited partners of all five PAM Funds approve the Merger Proposal, the PAM Funds and PCM will merge with and into the Company. Pursuant to the Merger Agreement, all of the assets of the PAM Funds will be exchanged for shares of the Merger Stock in accordance with the Exchange Value, determined to be fair to the PAM Funds by the Fairness Analyst.

            The following table summarizes the valuation of PCM and the PAM Funds based on 7,511,500 allocable shares of Merger Stock:


                                                            Percentage of
                                                              Aggregate               Number of
                                   Indicated Value         Indicated Value          Shares of Merger
                                   (Rounded to the         (Rounded to the           Stock Allocated
                                   Nearest $1,000)        Nearest 1/10 of 1%)          to Entity
                                   ---------------        -------------------       ----------------
PAM ........................        $   934,000                  1.2%                     93,398
PAM II .....................          3,112,000                  4.1                     311,202
PAM III ....................          6,000,000                  8.0                     600,003
PAM IV .....................         15,846,000                 21.1                   1,584,596
The Partnership ............          4,700,000                  6.3                     470,002
                                    -----------                -----                 -----------
     Sub-Total .............        $30,592,000                 40.7%                  3,059,201
PCM ........................         44,523,000                 59.3                   4,452,299
                                    -----------                -----                 -----------
     Total .................        $75,115,000                100.0%                  7,511,500
                                    ===========                =====                 ===========





                       RISKS AND POTENTIAL ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE MERGER STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE JOINT CONSENT STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING:

     History of Losses. PCM and the PAM Funds have a history of losses, because PCM and the PAM Funds' accounting is predicated on return of capital and not a return on capital. For financial statement purposes, the cash received from collections on distressed loan portfolios does not appear as revenue, but goes to offset the particular entity's basis in the respective portfolios. This has the effect of reducing the respective entity's assets as presented on the financial statements.



     No Operating History. Since its formation, the Company has had no operations. The only historical financial information presented in the Joint Consent Statement/Prospectus relates to the business operations of the PAM Funds and PCM.

     Significant Reduction in Distributions. The Partnership historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. THE COMPANY CURRENTLY ANTICIPATES THAT IT WILL NOT PAY CASH DIVIDENDS. See that portion of the Joint Consent Statement/Prospectus entitled "Dividend Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnership, the Company will be subject to federal and state income taxes imposed on its income. Holders of Merger Stock will not be subject to federal or state income taxes imposed on such income, except to the extent dividends are paid by the Company. See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES." Additionally, the Company expects to pay no dividends in the foreseeable future. It is important for each Limited Partner to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors of the Company, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors of the Company.

DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.



     Change in Nature of Investment. The Partnership is a limited partnership organized under California law. The Company is a Delaware corporation. The Partnership has a finite term of existence and is structured to dissolve when its assets are liquidated. In contrast, the Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments, rather than being distributed to shareholders in the form of dividends.

     Change in Voting Rights. Under the Partnership's Agreement of Limited Partnership ("Partnership Agreement") and applicable California law, the Limited Partners have voting rights only as to major transactions of the Partnership (e.g., amendment of the Partnership Agreement, removal of the General Partner, election of a new General Partner, sale of all the assets of the Partnership, and dissolution of the Partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. Certain major transactions of the Company, including most amendments to the Company's Certificate of Incorporation, may not be consummated without the approval of shareholders holding at least a majority of the outstanding voting stock entitled to vote. Notwithstanding the foregoing, certain transactions of the Company, such as the sale of all of the assets of the Company to an affiliate of the Company, must be approved by at least 90% of the issued and outstanding voting stock of the Company entitled to vote. To the extent that the Company will have issued and outstanding shares of its voting stock held of record by 100 or more persons, adoption of additional anti-takeover provisions may require a supermajority (i.e., two thirds) vote to adopt. Subject to the provisions of the Company's Certificate of Incorporation, as amended, and Bylaws regarding certain anti-takeover provisions specified in the portion of the Joint Consent Statement/Prospectus captioned "Anti-Takeover Provisions," each share of the Company's common stock will have one vote, and the Company's Certificate of Incorporation, as amended, permits the Board of Directors of the Company to classify and issue capital stock in one or more classes having voting power which may differ from that of the Merger Stock. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Change in Duties Owed by General Partner. Regarding the Partnership and the Company, the General Partner and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same manner as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners. See that portion of the Joint Consent Statement/Prospectus entitled "COMPARISON OF UNITS AND MERGER STOCK."

     Changes in Compensation Arrangements. Under the Partnership Agreement, distributions payable to the General Partner are specified and cannot be changed by the General Partner without the approval of the Limited Partners. If the Merger is consummated, the compensation paid to officers and directors of the Company will be determined by a Compensation Committee for the Company established by the Company's Board of Directors, and the terms and conditions of employment of those officers and directors, including changes in compensation arrangements, will not be subject to the direct approval or control of the shareholders of the Company. See the summary compensation tables under the caption "Executive Compensation" in the portion of the Joint Consent Statement/Prospectus captioned"MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY".

     Taxation of Corporation and Shareholders. The Partnership does not pay any federal or state income taxes. After consummation of the Merger, the Company will be subject to federal and state income taxes. Shareholders of the Company will also be required to pay federal and state income taxes on any dividends that they may receive from the Company and on any gain from the sale or exchange of the Company's common stock, including the Merger Stock. Therefore, while in partnership form the income of the Partnership will be subject to federal state and state income tax only once (i.e., on the Limited Partners) in corporate form the income of the Company will be subject to federal and state income taxes twice (i.e., once on the Company and once on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of securities). See that portion of the Joint Consent Statement/Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and "OTHER TAX CONSEQUENCES."

     Uncertainty Regarding Trading and Market Price of Common Shares. There is a probability that the Merger Stock may initially trade at prices substantially below the value assigned to the Merger Stock in the Merger Proposal. Moreover, the Merger Stock may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Merger Stock may trade, trading prices for the Merger Stock will be influenced by many factors, including the market for the Merger Stock, the Company's dividend policy, the possibility of future sales of Merger Stock by the Company or its shareholders of the Company's common stock, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Merger Stock will trade. Moreover, no guaranty or assurance can be given that the Merger Stock will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Merger Stock from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Merger Stock by limiting the sale of the Merger Stock will be successful. The sale of the Merger Stock after the Merger might have an adverse effect on the market price of the Merger Stock. Moreover, various state regulatory agencies may require further limitations on the transfer of the Merger Stock.



     Limited Public Market. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Merger Stock on a regional or national securities exchange, there is no assurance that the will be so listed. If the Merger Stock is so listed, such a listing provides no assurance that an active, receptive trading market will develop for the Merger Stock or, if developed, will be sustained.

     Potential Price Volatility. If a public market develops for the Merger Stock, there may be significant volatility in the market price of the Merger Stock. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Merger Stock. The price of the Merger Stock may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Merger Stock may be affected by general stock market volatility.

     Possible Dilution. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted (a) if the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred shares or common shares which are currently outstanding and held by existing shareholders of the Company, or (b) by the issuance of shares of the Company's common stock in any future offering. In addition, the Company may issue additional equity securities in the future (for example, in a public offering), which would dilute the percentage ownership of the then current shareholders of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock, and which is convertible to common stock subject to certain conditions precedent. See a further discussion of Mr. Galewick's preferred stock under the caption "Control by Principal Shareholder; Anti-takeover Measures" below. Under NASDAQ National Market rules, the Company may not issue shares of its common stock equal to 20% or more of the then outstanding shares of its common stock in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances by the Company of additional shares of its common stock or preferred stock could adversely affect existing shareholders' equity interests in the Company and the market price of the Merger Stock.

     Shares Eligible for Future Sale. Sales of shares of the Company's common stock in the public market after consummation of the Merger could adversely affect the market price of the Merger Stock and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock issued and outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of the Joint Consent

Statement/Prospectus entitled "Merger Stock Will Be Restricted."

     Control by Principal Shareholder; Anti-takeover Measures. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the then issued and outstanding shares of the Company's common stock. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company, would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors of the Company. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock, subject to certain conditions precedent relating to the acquisition, by any single shareholder, of 10% or more of the issued and outstanding shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of the Joint Consent Statement/Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Merger Stock will not be permitted to cumulate their votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     Addition of Provisions That May Discourage Changes of Control. The Company's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Merger Stock.

     Conflicts of Interest. The General Partner has a fiduciary duty to the Partnership. However, the General Partner is also affiliated with Income Network Company, which is the Soliciting Agent, Vision, PCM and the Company. The
Company, Vision, Income Network Company, PCM and the General Partner have a common shareholder, Vincent E. Galewick, and common directors and officers. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the shareholders of the Company as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" below), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal. The General Partner does not believe retaining such a representative is necessary, because an unaffiliated third party, Willamette Management Associates, Inc., as the Fairness Analyst, has been retained to provide the Fairness Opinion as to the fairness of the Merger Proposal to the Company, the PCM Shareholders and the PAM Funds. A copy of the Fairness Opinion is included with the Joint Consent Statement/Prospectus as Appendix G. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     However, because there has been no separate unaffiliated representation of the Limited Partners in the negotiation of the Merger Proposal, the Limited Partners are presented with risks inherent in multiple representation. Specifically, the persons negotiating the Merger Proposal may have attempted to balance the interests of the Partnership and the Limited Partners with the interests of the PCM Shareholders and the Company. Aggressive advocacy solely on behalf of the Limited Partners in the negotiations relating to the Merger Proposal might have resulted in more favorable treatment for the Limited
Partners compared to the more even-handed approach which was followed in negotiating the Merger Proposal.

     The General Partner and the Limited Partners have conflicts of interest relating to the Merger Proposal because, if the Merger Proposal is approved, the General Partner will cease providing management services to the Partnership, with a resulting loss of income. The Merger Stock which the General Partner receives upon the winding up and dissolution of the Partnership may be less valuable than the participation in the distributions of the Partnership which the General Partner currently receives.

     A more significant conflict of interest exists between Vincent E. Galewick, the sole shareholder of the General Partner, on the one hand, and the Limited Partners, on the other hand, because Mr. Galewick is also the majority shareholder of PCM and the sole shareholder of the Company. The allocation of Merger Stock pursuant to the Merger Proposal creates a conflict between all the parties included in the Merger Proposal, including the Limited Partners, on the one hand, and Mr. Galewick and the General Partner, on the other hand. If the Merger Proposal is approved, Mr. Galewick will own approximately 62% of the then issued and outstanding common stock of the Company. Because of this conflict of interest, Mr. Galewick did not participate in the negotiations regarding the Merger Proposal.

     No Arm's Length Agreements. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its affiliates, are not the result of arm's length negotiations. See that portion of the Joint Consent Statement/Prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Most significantly, PCM and the Partnership are parties to joint venture agreements pursuant to which PCM provides collection and servicing activities. The joint venture agreements between PCM and the Partnership have been filed as exhibits to the Company's Registration Statement on Form S-4, of which the Joint Consent Statement/Prospectus is a part. PCM also identifies and acquires distressed loan portfolios and sells them to the Partnership at negotiated prices, which typically include a mark-up of as much as 37%. Vision, an affiliate of PCM, the General Partner, Income Network Company and the Company, provides human resources (employees) to PCM and the General Partner pursuant to an arrangement not the result of arm's-length negotiations. In the event the Merger is consummated, Vision will no longer provide those human resources to the Company.

     Speculative Investment Due to Market Factors. The business objectives of the Company must be considered speculative because the market for distressed consumer indebtedness will have a significant influence on the operations of the Company. As there can be no assurance that changing market factors will not adversely affect the operations of the Company, no assurance can be given that the PCM Shareholders and Limited Partners will realize a return on their exchange of shares of common stock of PCM or Units, respectively, for Merger Stock, or that the Company shareholders will not ultimately lose their investments in the Company completely.

     Dependence on Management. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     Dependence on Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     Limitation on Liability of Officers and Directors of the Company. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement on Form S-4 as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

          DISCLOSURE OF POSITION OF SECURITIES AND EXCHANGE COMMISSION
            REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     No Limitation on Indebtedness. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. The Indenture Agreement pursuant to which those Limited Partners who exercise their dissenters rights ("Dissenting Limited Partners") will be paid for their Units ("Indenture Agreement") provides that the assets of the Partnership will not be leveraged more than 70% in relation to any unsecured subordinated debentures issued pursuant to the Merger Agreement. Accordingly, the Company could become leveraged to the extent permitted by the Indenture Agreement, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations. The Company does not believe that the debt limitations imposed by the Indenture Agreement will have a significant impact on the operations of the Company. However, if the Merger is consummated, the Board of Directors of the Company will determine policies with respect to financing or refinancing of assets and policies with respect to borrowings by the Company.

     Loss on Dissolution of the Company. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Company's common stock only after satisfaction of claims of the Company's creditors and, in some situations, holders of the Company's preferred stock. The ability of a holder of shares of the Company's common stock, including Merger Stock, to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     Remuneration of Directors, Officers and Employees. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Receipt of Compensation Regardless of Profitability. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     Year 2000 Computer Compliance. Over the next two years, most large companies will face a potentially serious business problem because many computer software applications and computer equipment developed in the past may not properly recognize calendar dates beginning in the Year 2000. As the century date change occurs, date-sensitive systems may recognize the Year 2000 as the Year 1900, or not at all. This inability to recognize or treat properly the Year 2000 may cause computer systems to process financial and operational information incorrectly, which could have a material adverse effect on the results of operations of all of the parties to the Merger. There can be no assurance that PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) will complete the necessary modifications and conversions to the computer software and operating systems necessary to properly operate or manage date-sensitive information beyond December 31, 1999. Even if PCM (or, if the Merger Proposal is approved and the Merger is consummated, the Company) completes all necessary modifications and conversions to its computer software and operating systems, there can be no assurance that the necessary modifications and conversions by those third party institutions and entities with which PCM and the PAM Funds conduct business will be completed in a timely manner, which could have a material adverse effect on the results of operations of PCM and the PAM Funds (or, if the Merger Proposal is approved and the Merger is consummated, on the results of operations of the Company).


                      RIGHTS OF DISSENTING LIMITED PARTNERS


     Offer to Purchase Units of Dissenting Limited Partners. The Merger Proposal is also being structured to provide Limited Partners who dissent to the Merger ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture ("Debenture") issued under an Indenture Agreement ("Indenture Agreement"). The Merger Proposal and the related transactions, including the dissolution and liquidation of the Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. A copy of the Indenture Agreement is included with the Joint Consent Statement/Prospectus as Appendix M. A copy of the Debenture is included with the Joint Consent Statement/Prospectus as Appendix N. See that portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     Unsecured Subordinated Debentures. A Dissenting Limited Partner who exercises his or her dissenter's rights will receive an unsecured subordinated debenture ("Debenture") under an Indenture Agreement ("Indenture Agreement"). The Indenture Agreement provides for a Trustee and specifies that (a) the title of the Debenture shall be "Unsecured Subordinated Debenture Due January 31, 2005"; (b) the amount at which such Debenture will be issued shall be the value, in United States currency, of such Dissenting Limited Partner's interest in the Partnership, determined in accordance with the Exchange Value, as of the Determination Date, if such Dissenting Limited Partner perfects his or her dissenter's rights pursuant to the terms of the Merger; (c) the date on which the principal of the Debenture is payable shall be January 31, 2005, which date or dates may be fixed or extendible; (d) the rate or rates at which the Debenture shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year; (e) the Debenture shall be issued within 30 days of the closing date of the Merger; (f) the Debenture shall limit total leverage to 70 percent of the appraised value of the assets previously owned by the Partnership; and
(g) the Debenture shall be prepaid with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the Partnership. The Indenture Agreement does not provide for a sinking fund.

     A Limited Partner who does not consent to the Merger Proposal may, but is not required to, exercise his or her dissenter's rights by completing and signing Part V of the Letter of Transmittal and Consent Statement ("Consent Statement"). Such a non-consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". Dissenting Limited Partners will receive, pursuant to those dissenter's rights, a Debenture issued under the Indenture Agreement in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units. Each Dissenting Limited Partner will be provided with a Debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as specified above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO COMPLETE PART V OF THE CONSENT STATEMENT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     See the portion of the Joint Consent Statement/Prospectus entitled "RIGHTS OF DISSENTING LIMITED PARTNERS" for additional information regarding Limited Partners' dissenters' rights.

     Compliance with and Approval from Federal and State Authorities. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     Comparison of Units and Merger Stock. The portion of the Joint Consent Statement/Prospectus entitled "SUMMARY COMPARISON OF UNITS AND MERGER STOCK" highlights a number of the significant differences between the Partnership (and the Units) and the Company (and the Merger Stock) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Merger Stock, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock.


                         FEDERAL INCOME TAX CONSEQUENCES


     Introduction. The following information is intended to provide the Limited Partners with a summary of all material federal income tax consequences of general application to the Company and Limited Partners associated with the Merger Proposal. This summary does not consider all tax matters that may affect the Partnership, the Company, or the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Company, based on the Internal Revenue Code of 1986 ("Code") and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters presented in the Joint Consent Statement/Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as Exhibit 8 to the Registration Statement, of which the Joint Consent Statement/Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners, PCM shareholders and Company shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in California partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     Differences Between Partnership Units and Merger Stock. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative interests in profits and losses. This is known as allocating a partnership's income and loss. Many items of income, deduction, gain, loss, and credits are allocated separately to each partner in proportion to such partner's interest in those items as specified in such limited partnership's agreement of limited partnership. The character of each item passed through to a partner remains the same with such partner as it was with the limited partnership. Each partner includes these items on such partner's income tax return and pays tax based on those items combined with such partner's other items of income, deduction, gain, loss or credits. Thus, tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, it is the allocation, not the distribution, of income (or loss) to a partner that results in tax effect for that partner.

     A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest, if purchased, or, if not purchased, the amount of any cash or adjusted basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest (including their share of partnership liabilities) less that partner's adjusted basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain "hot" assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to federal income tax on income earned in the business conducted by the limited partnership only once. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. Regarding the Partnership, the number of Units owned by a partner (either the General Partner or any Limited Partner) will determine the amount of income or loss allocated to such partner by the Partnership.

     A corporation is a taxable entity and pays federal income tax at rates ranging from 15% to 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder  sells  or  exchanges  his or her  shares  of stock  issued  by that corporation at a gain. A corporation often makes distributions to its shareholders in proportion to their interests in that corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, are as much as 39.6%. Upper tax bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which, however, in combination under certain circumstances, can bring the actual maximum effective federal rate to more than 47%. The portion treated as capital gain will reduce the adjusted basis in the shareholder's stock and generally be taxed at a maximum 28% rate until the adjusted basis reaches zero. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income, if it is distributed to shareholders in the form of cash or property, or if that income is realized by the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares, if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation (the Company), the owners of Merger Stock will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to federal income tax only once, whereas the holder of Merger Stock would hold an interest in an entity that earns income conceivably subject to federal income tax twice (if dividends or similar distributions are made by the Company to its shareholders).

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business in a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as the partnership earns income, even if cash is not distributed to those partners. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions from the corporation, the Company, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes. Finally, because tax is paid by the corporation, it is better able to manage its tax liability by tax planning.

     The Partnership. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received the Merger Stock in exchange, and then to have distributed such Merger Stock to the Limited
Partners and the General Partner in complete liquidation. The Partnership will realize, but not be required to recognize, gain or loss as if the Partnership had transferred of all of its assets to the Company for an amount equal to the value of such Merger Stock, plus the liabilities of the Partnership assumed in the Merger. The Partnership will avoid recognition of gain or loss if it contributes property to the Company and immediately thereafter, together with the other PAM Funds and the PCM Shareholders, is in control of 80% of the Company. The Partnership will, however, be taxed on any boot received in the Merger. Boot is defined as cash or property (including securities other than the stock) received by the Partnership. Gain or loss is not recognized and deferred by the Partnership by the transfer of the Partnership's adjusted basis in its assets, reduced by any liabilities assumed by the Company, to the shares of Merger Stock that it is deemed to receive in the Merger. The gain or loss realized will be recognized when these shares of Merger Stock are sold or exchanged in a taxable transaction.

     The Partnership will have a split holding period for each share of Merger Stock received. A share of Merger Stock received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on the Closing Date is attributable to certain of the Partnership's assets (essentially, its ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period the Units were held by the Limited Partners.

     The Company. The Partnership will be deemed to have transferred all of its assets and liabilities to the Company and to have received Merger Stock in exchange, and then to have distributed the Merger Stock to the Limited Partners and the General Partner in complete liquidation.

     The Company will not recognize gain or loss resulting from the Merger, but the Company's tax basis in the assets acquired from the Partnership will be the same as that basis was in the hands of the Partnership. The Company's holding period in the assets will include the Partnership's holding periods received by the Company. The Partnership, on the other hand, will not be required to recognize gain or loss resulting from the Merger.

     After consummation of the Merger, the Partnership will cease to exist for both state law and federal income tax purposes. The Company will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Company's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Company's income subject to tax.

     Gain or Loss to the Limited Partners. Each Limited Partner will realize gain or loss on the receipt of Merger Stock or a Debenture in exchange for his or her Units. As the Merger Stock will probably be considered to be marketable securities, the Merger Stock will be treated as cash received and gain to the Limited Partners will be measured by the difference between the fair market value of the Merger Stock received by the Limited Partners and their adjusted basis in their Units. This gain will be limited by the prorata share of the net gain, if any, which would be recognized if all the marketable securities (Merger Stock) held by the Partnership were sold. If all Dissenting Limited Partners have had their interests redeemed before the distribution of the Merger Stock, each Limited Partner's gains will be reduced to zero. This means that the adjusted basis of the Merger Stock received would be the same as the adjusted basis the Limited Partners had in their Units. If gain is recognized, the adjusted basis in the Merger Stock would be increased by the amount of that gain.

     A Limited Partner that receives a Debenture (with respect to his or her Units) because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to his or her Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Closing Date. The aggregate basis of any Merger Stock received by a Limited Partner in exchange for his or her Units will be equal to the aggregate basis in such Units immediately before the Merger, decreased by the amount of cash received by such Limited Partner for such Units in lieu of fractional shares of Merger Stock. Such basis will be prorated among all shares of Merger Stock received for such Units.

     Limited Partners will have a split holding period for each share of Merger Stock received. A share of Merger Stock will have a holding period that begins on the day following the Closing Date to the extent that the value of such share of Merger Stock on such date is attributable to certain of the Partnership's assets (essentially, the Partnership's ordinary income assets), and, to the extent of any excess value, such share of Merger Stock will have a holding period that includes the period that Units were held by each recipient Limited Partner.

     Each Dissenting Limited Partner will receive a Debenture which will be treated the same as cash, resulting in gain that will be realized and recognized by such Limited Partner. It is not anticipated that such Debenture will be readily transferable. Accordingly, this gain may be eligible to be deferred until payment is received under such Debenture. Limited Partners should consult their tax advisor as to how these rules might apply to them.

     Each Limited Partner who receives Merger Stock will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Merger Stock, and his or her share of any liabilities assumed by the Company, as the surviving corporation in the Merger. The Company will provide its shareholders with information to assist them in preparing those statements.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Company will not be allocated to the shareholders of the Company. A shareholder of the Company will be taxed only on dividends and other distributions received from the Company, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Company. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her shares of the Company's common stock and as capital gain to the extent of the remaining portion of such distribution.

THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE MERGER PROPOSAL ON SUCH PERSON'S PARTICULAR TAX SITUATION.

                                                                      APPENDIX H


THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, AS A MATTER OF CONVENIENCE FOR THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("Company").

                          PERFORMANCE DEVELOPMENT, INC.

                   LETTER OF TRANSMITTAL AND CONSENT STATEMENT
                             FOR LIMITED PARTNERS OF
                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                A CALIFORNIA LIMITED PARTNERSHIP ("Partnership")

          THE DATE OF THIS CONSENT STATEMENT IS ________________, 1998

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated May ____, 1998, and which is part of the Registration Statement on Form S-4 filed on November 4, 1997, by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in this Letter of Transmittal and Consent Statement.

This Letter of Transmittal and Consent Statement provides the limited partners of the Partnership ("Limited Partners") the opportunity to vote "for" or "against" the proposed merger as specified in the Prospectus, in accordance with the terms and conditions specified in the Merger Agreement and Plan of Reorganization dated ___________, 1998, by and between and among the Company, the PCM Shareholders and the Partnerships ("Merger Proposal") and the proposed amendment to the Agreement of Limited Partnership for the Partnership ("Partnership Agreement").

This Letter of Transmittal and Consent Statement must be received by U.S. Stock Transfer Company, 1245 Gardena Avenue, Suite 200, Glendale, California ("Exchange Agent") on or before 5:00 p.m. Pacific Time, on ___________, 1998, unless the Merger Proposal is extended. In the event the General Partner of the Partnership ("General Partner") determines that it is in the best interests of the Limited Partners that the Merger Proposal be extended, because of, for example, the occurrence of an event beyond the control of the General Partner, e.g., an event of force majeure (fire, flood, civil disturbance, etc.), all Limited Partners will be notified in writing of the reasons for the extension and the subsequent deadline for receipt of votes. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in PARTS IV, V and VI hereof, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

The Merger Proposal, in summary, contemplates (i) that the assets of the Partnership; (ii) the assets of other affiliated California limited partnerships ("Affiliated Partnerships"); and (iii) the assets of Performance Capital Management, Inc., a California corporation ("PCM") will be acquired, by merger, by the Company, in consideration for the issuance to the Partnership, the Affiliated Partnerships, and the PCM Shareholders of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnership and the Affiliated Partnerships shall be amended so that the Partnership and the Affiliated Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnership ("Units"). If the Merger Proposal is approved, the Partnership will be wound up and dissolved. Limited Partners will receive shares of the Company's common stock , unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture. See PART V below.

              THE EXCHANGE AGENT IS U.S. STOCK TRANSFER CORPORATION

            Please send this Consent Statement by mail or by hand to:


                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up


Delivery of this Letter of Transmittal and Consent Statement to the Exchange Agent is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested. Limited Partners may not vote by facsimile machine.


                                     PART I

                       NAME AND ADDRESS OF LIMITED PARTNER

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                                     PART II

                              DESCRIPTION OF UNITS


Specified below with respect to your Units are (i) the number of Units held of record, (ii) the determined exchange value attributable to your Units and (iii) the number of shares of the Company's common stock which will be distributed by the Partnership to you in exchange for your Units.


    Units                   Exchange Value                   Common Shares
    -----                   --------------                   -------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY


A Limited Partner checking the "for" box and signing PART IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

A Limited Partner checking the "against" box and signing PART IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to PART V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of $.001 par value common stock distributed by the Partnership on its winding up and dissolution.

The undersigned Limited Partner represents and warrants to the Company that, as of the closing date of the Merger ("Closing Date"), (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.


In connection with the solicitation of written consents of Limited Partners, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal; (ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary or appropriate to close and consummate the Merger and the withdrawal and transfer to the Company of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the shares of the Company's $.001 par value common stock which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

The following information must be completed in order to entitle Income Network Company, as the Soliciting Agent, to receive compensation in connection with the Merger Proposal.




----------------------------
Name of Account Executive
(Please Print)

                                     PART IV


ALL LIMITED PARTNERS, INCLUDING LIMITED PARTNERS WHO DESIRE TO VOTE AGAINST THE MERGER PROPOSAL, SHOULD COMPLETE THIS PART IV.

THOSE LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE MERGER AND EXERCISE DISSENTERS' RIGHTS TO RECEIVE AN UNSECURED SUBORDINATED DEBENTURE IN LIEU OF SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK, IN THE EVENT THE MERGER PROPOSAL IS APPROVED, SHOULD ALSO COMPLETE PART V.

If you vote to approve the Merger Proposal, you are voting to (i) transfer the assets of the Partnership to Performance Asset Management Company, a Delaware corporation ("Company"), on terms and conditions specified in the Merger
Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnership of shares of the Company's $.001 par value common stock; (ii) the termination, winding up and dissolution of the Partnership by operation of law and, as liquidating distributions, the distribution by the Partnership to its partners of the Company's $.001 par value common stock received by the Partnership in exchange for the assets of the Partnership and
(iii) merge the business operations of the Partnership and PCM with and into the Company, as a result of which the Company would be the surviving corporation.

Consent to the Merger Proposal being submitted by the General Partner.


[ ]     For            [ ]     Against


If you vote to approve the amendment to the Partnership Agreement, you are voting to (i) eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock"); (ii) to exchange the Partnership's assets and liabilities for the Partnership Merger Stock; (iii) to wind up and dissolve the Partnership; and
(iv) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary or appropriate to effect the Merger Proposal.

Consent to approve and adopt the amendment to the Partnership Agreement.

[ ]     For            [ ]     Against


                                   SIGNATURES

Please sign your name exactly as printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )____________________

Home Telephone: (       )____________________

Dated: _______________________, 1998


IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, PURSUANT TO SUBPARAGRAPH 9.3.4.1 OF THE PARTNERSHIP AGREEMENT, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V
                           DISSENTING LIMITED PARTNERS


COMPLETE THIS PART V ONLY IF YOU (1) ARE A  NON-CONSENTING  LIMITED  PARTNER AND
(2) YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

A Non-Consenting Limited Partner may, but is not required to, exercise his or her dissenter's rights. The NonConsenting Limited Partner signing in this PART V withholds his or her consent to the Merger Proposal and to adoption of the amendment to the Partnership Agreement and, additionally, elects to exercise his or her dissenter's rights. Such a Non-Consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". By signing this PART V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in PART III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued pursuant to an indenture in an amount equal to the determined exchange value of such Dissenting Limited Partner's Units. Non-Consenting Limited Partners who do not sign this PART V will not become Dissenting Limited Partners. Those Non-Consenting Limited Partners will, if the Merger Proposal is approved, receive the same number of shares of the Company's $.001 par value common stock that they would have received had they consented to the Merger Proposal.


                                   SIGNATURES

                     (ONLY FOR DISSENTING LIMITED PARTNERS)


Please sign exactly as your name is printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )______________________

Home Telephone: (       )______________________


Dated: __________________________, 1998

                                     PART VI

                                  INSTRUCTIONS

1. Previously Transferred Interests. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.


2. Participation in Exchange. To be entitled to receive shares of the Company's $.001 par value common stock on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver to the Exchange Agent one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in PART IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the Exchange Agent on or before 5:00 p.m. Pacific Time, on ____________, unless the Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

3. Signatures. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in PART I of this Letter of Transmittal and Consent Statement. If Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV OF THIS LETTER OF TRANSMITTAL AND CONSENT STATEMENT. IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL BUT DOES NOT EXERCISE HIS OR HER DISSENTERS' RIGHTS BY COMPLETING PART V, SUCH LIMITED PARTNER WILL NOT RECEIVE SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK UNTIL AN APPROPRIATELY SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RECEIVED BY THE EXCHANGE AGENT.


4. Conditional Tenders. No alternative, conditional or contingent consents will be accepted.


5. Withdrawal or Revocation of Consents. This Letter of Transmittal and Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted specifying that such Consent Statement is revoked.

6. Validity of Consents. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and conclusive. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.


7. Consents to Proposal. Only persons who are holders of record of Units on the date determined as the record date for such purpose may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

8. Dissenters' Rights. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing
PART V of this Consent Statement, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued pursuant to an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the determined exchange value, payment of which will be made pursuant to the provisions of the indenture.

Specified below is the proposed amendment to the Partnership Agreement ("Amendment"). The Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.



                               PROPOSED AMENDMENT

Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:


1. Definitions. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 4, 1997, ("Prospectus").

2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent the (i) transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

3. Exchange of Partnership Assets and Liabilities for Subject Shares. On the Closing Date of the Merger, the Partnership shall transfer and convey all of the Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

4. Election to Dissolve. Immediately after consummation of the issuance by the Company to the Partnership of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership

Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

5. Authority of General Partner. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

6. This Article Controlling. The provisions of this article shall prevail and control over all other provisions of this Agreement.

Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX I


THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, AS A MATTER OF CONVENIENCE FOR THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("Company").

                          PERFORMANCE DEVELOPMENT, INC.

                   LETTER OF TRANSMITTAL AND CONSENT STATEMENT
                             FOR LIMITED PARTNERS OF
                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                A CALIFORNIA LIMITED PARTNERSHIP ("Partnership")

          THE DATE OF THIS CONSENT STATEMENT IS ________________, 1998

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated May ____, 1998, and which is part of the Registration Statement on Form S-4 filed on November 4, 1997, by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in this Letter of Transmittal and Consent Statement.

This Letter of Transmittal and Consent Statement provides the limited partners of the Partnership ("Limited Partners") the opportunity to vote "for" or "against" the proposed merger as specified in the Prospectus, in accordance with the terms and conditions specified in the Merger Agreement and Plan of Reorganization dated ___________, 1998, by and between and among the Company, the PCM Shareholders and the Partnerships ("Merger Proposal") and the proposed amendment to the Agreement of Limited Partnership for the Partnership ("Partnership Agreement").

This Letter of Transmittal and Consent Statement must be received by U.S. Stock Transfer Company, 1245 Gardena Avenue, Suite 200, Glendale, California ("Exchange Agent") on or before 5:00 p.m. Pacific Time, on ___________, 1998, unless the Merger Proposal is extended. In the event the General Partner of the Partnership ("General Partner") determines that it is in the best interests of the Limited Partners that the Merger Proposal be extended, because of, for example, the occurrence of an event beyond the control of the General Partner, e.g., an event of force majeure (fire, flood, civil disturbance, etc.), all Limited Partners will be notified in writing of the reasons for the extension and the subsequent deadline for receipt of votes. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in PARTS IV, V and VI hereof, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

The Merger Proposal, in summary, contemplates (i) that the assets of the Partnership; (ii) the assets of other affiliated California limited partnerships ("Affiliated Partnerships"); and (iii) the assets of Performance Capital Management, Inc., a California corporation ("PCM") will be acquired, by merger, by the Company, in consideration for the issuance to the Partnership, the Affiliated Partnerships, and the PCM Shareholders of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnership and the Affiliated Partnerships shall be amended so that the Partnership and the Affiliated Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnership ("Units"). If the Merger Proposal is approved, the Partnership will be wound up and dissolved. Limited Partners will receive shares of the Company's common stock , unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture. See PART V below.

              THE EXCHANGE AGENT IS U.S. STOCK TRANSFER CORPORATION

            Please send this Consent Statement by mail or by hand to:


                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up


Delivery of this Letter of Transmittal and Consent Statement to the Exchange Agent is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested. Limited Partners may not vote by facsimile machine.


                                     PART I

                       NAME AND ADDRESS OF LIMITED PARTNER

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                                     PART II

                              DESCRIPTION OF UNITS


Specified below with respect to your Units are (i) the number of Units held of record, (ii) the determined exchange value attributable to your Units and (iii) the number of shares of the Company's common stock which will be distributed by the Partnership to you in exchange for your Units.


        Units                    Exchange Value              Common Shares
        -----                    --------------              -------------


                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

A Limited Partner checking the "for" box and signing PART IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.


A Limited Partner checking the "against" box and signing PART IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to PART V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of $.001 par value common stock distributed by the Partnership on its winding up and dissolution.

The undersigned Limited Partner represents and warrants to the Company that, as of the closing date of the Merger ("Closing Date"), (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.


In connection with the solicitation of written consents of Limited Partners, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal; (ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary or appropriate to close and consummate the Merger and the withdrawal and transfer to the Company of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the shares of the Company's $.001 par value common stock which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

The following information must be completed in order to entitle Income Network Company, as the Soliciting Agent, to receive compensation in connection with the Merger Proposal.




----------------------------
Name of Account Executive
(Please Print)

                                     PART IV


ALL LIMITED PARTNERS, INCLUDING LIMITED PARTNERS WHO DESIRE TO VOTE AGAINST THE MERGER PROPOSAL, SHOULD COMPLETE THIS PART IV.

THOSE LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE MERGER AND EXERCISE DISSENTERS' RIGHTS TO RECEIVE AN UNSECURED SUBORDINATED DEBENTURE IN LIEU OF SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK, IN THE EVENT THE MERGER PROPOSAL IS APPROVED, SHOULD ALSO COMPLETE PART V.

If you vote to approve the Merger Proposal, you are voting to (i) transfer the assets of the Partnership to Performance Asset Management Company, a Delaware corporation ("Company"), on terms and conditions specified in the Merger
Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnership of shares of the Company's $.001 par value common stock; (ii) the termination, winding up and dissolution of the Partnership by operation of law and, as liquidating distributions, the distribution by the Partnership to its partners of the Company's $.001 par value common stock received by the Partnership in exchange for the assets of the Partnership and
(iii) merge the business operations of the Partnership and PCM with and into the Company, as a result of which the Company would be the surviving corporation.

Consent to the Merger Proposal being submitted by the General Partner.


[ ]     For            [ ]     Against


If you vote to approve the amendment to the Partnership Agreement, you are voting to (i) eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock"); (ii) to exchange the Partnership's assets and liabilities for the Partnership Merger Stock; (iii) to wind up and dissolve the Partnership; and
(iv) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary or appropriate to effect the Merger Proposal.

Consent to approve and adopt the amendment to the Partnership Agreement.

[ ]     For            [ ]     Against


                                   SIGNATURES


Please  sign  your name  exactly  as  printed  in PART I above,  unless  printed
incorrectly.   When   signing   as  a  general   part
ner,   corporate   officer,
attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.


-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )____________________

Home Telephone: (       )____________________

Dated: _______________________, 1998


IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, PURSUANT TO SUBPARAGRAPH 9.3.4.1 OF THE PARTNERSHIP AGREEMENT, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V
                           DISSENTING LIMITED PARTNERS


COMPLETE THIS PART V ONLY IF YOU (1) ARE A  NON-CONSENTING  LIMITED  PARTNER AND
(2) YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

A Non-Consenting Limited Partner may, but is not required to, exercise his or her dissenter's rights. The NonConsenting Limited Partner signing in this PART V withholds his or her consent to the Merger Proposal and to adoption of the amendment to the Partnership Agreement and, additionally, elects to exercise his or her dissenter's rights. Such a Non-Consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". By signing this PART V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in PART III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued pursuant to an indenture in an amount equal to the determined exchange value of such Dissenting Limited Partner's Units. Non-Consenting Limited Partners who do not sign this PART V will not become Dissenting Limited Partners. Those Non-Consenting Limited Partners will, if the Merger Proposal is approved, receive the same number of shares of the Company's $.001 par value common stock that they would have received had they consented to the Merger Proposal.



                                   SIGNATURES

                     (ONLY FOR DISSENTING LIMITED PARTNERS)


Please sign exactly as your name is printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )______________________

Home Telephone: (       )______________________


Dated: __________________________, 1998

                                     PART VI

                                  INSTRUCTIONS

1. Previously Transferred Interests. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.


2. Participation in Exchange. To be entitled to receive shares of the Company's $.001 par value common stock on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver to the Exchange Agent one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in PART IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the Exchange Agent on or before 5:00 p.m. Pacific Time, on ____________, unless the Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

3. Signatures. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in PART I of this Letter of Transmittal and Consent Statement. If Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV OF THIS LETTER OF TRANSMITTAL AND CONSENT STATEMENT. IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL BUT DOES NOT EXERCISE HIS OR HER DISSENTERS' RIGHTS BY COMPLETING PART V, SUCH LIMITED PARTNER WILL NOT RECEIVE SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK UNTIL AN APPROPRIATELY SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RECEIVED BY THE EXCHANGE AGENT.


4. Conditional Tenders. No alternative, conditional or contingent consents will be accepted.


5. Withdrawal or Revocation of Consents. This Letter of Transmittal and Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted specifying that such Consent Statement is revoked.

6. Validity of Consents. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and conclusive. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.


7. Consents to Proposal. Only persons who are holders of record of Units on the date determined as the record date for such purpose may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

8. Dissenters' Rights. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing
PART V of this Consent Statement, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued pursuant to an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the determined exchange value, payment of which will be made pursuant to the provisions of the indenture.

Specified below is the proposed amendment to the Partnership Agreement ("Amendment"). The Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.



                               PROPOSED AMENDMENT


Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

1. Definitions. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 4, 1997, ("Prospectus").

2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent the (i) transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

3. Exchange of Partnership Assets and Liabilities for Subject Shares. On the Closing Date of the Merger, the Partnership shall transfer and convey all of the Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

4. Election to Dissolve. Immediately after consummation of the issuance by the Company to the Partnership of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership

Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

5. Authority of General Partner. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

6. This Article Controlling. The provisions of this article shall prevail and control over all other provisions of this Agreement.

Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX J


THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, AS A MATTER OF CONVENIENCE FOR THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("Company").

                          PERFORMANCE DEVELOPMENT, INC.

                   LETTER OF TRANSMITTAL AND CONSENT STATEMENT
                             FOR LIMITED PARTNERS OF
                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                A CALIFORNIA LIMITED PARTNERSHIP ("Partnership")

          THE DATE OF THIS CONSENT STATEMENT IS ________________, 1998

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated May ____, 1998, and which is part of the Registration Statement on Form S-4 filed on November 4, 1997, by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in this Letter of Transmittal and Consent Statement.

This Letter of Transmittal and Consent Statement provides the limited partners of the Partnership ("Limited Partners") the opportunity to vote "for" or "against" the proposed merger as specified in the Prospectus, in accordance with the terms and conditions specified in the Merger Agreement and Plan of Reorganization dated ___________, 1998, by and between and among the Company, the PCM Shareholders and the Partnerships ("Merger Proposal") and the proposed amendment to the Agreement of Limited Partnership for the Partnership ("Partnership Agreement").

This Letter of Transmittal and Consent Statement must be received by U.S. Stock Transfer Company, 1245 Gardena Avenue, Suite 200, Glendale, California ("Exchange Agent") on or before 5:00 p.m. Pacific Time, on ___________, 1998, unless the Merger Proposal is extended. In the event the General Partner of the Partnership ("General Partner") determines that it is in the best interests of the Limited Partners that the Merger Proposal be extended, because of, for example, the occurrence of an event beyond the control of the General Partner, e.g., an event of force majeure (fire, flood, civil disturbance, etc.), all Limited Partners will be notified in writing of the reasons for the extension and the subsequent deadline for receipt of votes. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in PARTS IV, V and VI hereof, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

The Merger Proposal, in summary, contemplates (i) that the assets of the Partnership; (ii) the assets of other affiliated California limited partnerships ("Affiliated Partnerships"); and (iii) the assets of Performance Capital Management, Inc., a California corporation ("PCM") will be acquired, by merger, by the Company, in consideration for the issuance to the Partnership, the Affiliated Partnerships, and the PCM Shareholders of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnership and the Affiliated Partnerships shall be amended so that the Partnership and the Affiliated Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnership ("Units"). If the Merger Proposal is approved, the Partnership will be wound up and dissolved. Limited Partners will receive shares of the Company's common stock , unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture. See PART V below.

              THE EXCHANGE AGENT IS U.S. STOCK TRANSFER CORPORATION

            Please send this Consent Statement by mail or by hand to:


                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up


Delivery of this Letter of Transmittal and Consent Statement to the Exchange Agent is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested. Limited Partners may not vote by facsimile machine.


                                     PART I

                       NAME AND ADDRESS OF LIMITED PARTNER

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                                     PART II

                              DESCRIPTION OF UNITS


Specified below with respect to your Units are (i) the number of Units held of record, (ii) the determined exchange value attributable to your Units and (iii) the number of shares of the Company's common stock which will be distributed by the Partnership to you in exchange for your Units.


       Units                Exchange Value                Common Shares
       -----                --------------                -------------



                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

A Limited Partner checking the "for" box and signing PART IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.


A Limited Partner checking the "against" box and signing PART IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to PART V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of $.001 par value common stock distributed by the Partnership on its winding up and dissolution.

The undersigned Limited Partner represents and warrants to the Company that, as of the closing date of the Merger ("Closing Date"), (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.


In connection with the solicitation of written consents of Limited Partners, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal; (ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary or appropriate to close and consummate the Merger and the withdrawal and transfer to the Company of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the shares of the Company's $.001 par value common stock which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

The following information must be completed in order to entitle Income Network Company, as the Soliciting Agent, to receive compensation in connection with the Merger Proposal.




----------------------------
Name of Account Executive
(Please Print)

                                     PART IV


ALL LIMITED PARTNERS, INCLUDING LIMITED PARTNERS WHO DESIRE TO VOTE AGAINST THE MERGER PROPOSAL, SHOULD COMPLETE THIS PART IV.

THOSE LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE MERGER AND EXERCISE DISSENTERS' RIGHTS TO RECEIVE AN UNSECURED SUBORDINATED DEBENTURE IN LIEU OF SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK, IN THE EVENT THE MERGER PROPOSAL IS APPROVED, SHOULD ALSO COMPLETE PART V.

If you vote to approve the Merger Proposal, you are voting to (i) transfer the assets of the Partnership to Performance Asset Management Company, a Delaware corporation ("Company"), on terms and conditions specified in the Merger
Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnership of shares of the Company's $.001 par value common stock; (ii) the termination, winding up and dissolution of the Partnership by operation of law and, as liquidating distributions, the distribution by the Partnership to its partners of the Company's $.001 par value common stock received by the Partnership in exchange for the assets of the Partnership and
(iii) merge the business operations of the Partnership and PCM with and into the Company, as a result of which the Company would be the surviving corporation.

Consent to the Merger Proposal being submitted by the General Partner.


[ ]     For            [ ]     Against


If you vote to approve the amendment to the Partnership Agreement, you are voting to (i) eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock"); (ii) to exchange the Partnership's assets and liabilities for the Partnership Merger Stock; (iii) to wind up and dissolve the Partnership; and
(iv) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary or appropriate to effect the Merger Proposal.

Consent to approve and adopt the amendment to the Partnership Agreement.

[ ]     For            [ ]     Against


                                   SIGNATURES

Please sign your name exactly as printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )____________________

Home Telephone: (       )____________________

Dated: _______________________, 1998


IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, PURSUANT TO SUBPARAGRAPH 9.3.4.1 OF THE PARTNERSHIP AGREEMENT, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V
                           DISSENTING LIMITED PARTNERS


COMPLETE THIS PART V ONLY IF YOU (1) ARE A  NON-CONSENTING  LIMITED  PARTNER AND
(2) YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

A Non-Consenting Limited Partner may, but is not required to, exercise his or her dissenter's rights. The NonConsenting Limited Partner signing in this PART V withholds his or her consent to the Merger Proposal and to adoption of the amendment to the Partnership Agreement and, additionally, elects to exercise his or her dissenter's rights. Such a Non-Consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". By signing this PART V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in PART III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued pursuant to an indenture in an amount equal to the determined exchange value of such Dissenting Limited Partner's Units. Non-Consenting Limited Partners who do not sign this PART V will not become Dissenting Limited Partners. Those Non-Consenting Limited Partners will, if the Merger Proposal is approved, receive the same number of shares of the Company's $.001 par value common stock that they would have received had they consented to the Merger Proposal.


                                   SIGNATURES

                     (ONLY FOR DISSENTING LIMITED PARTNERS)


Please sign exactly as your name is printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.




-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )______________________

Home Telephone: (       )______________________


Dated: __________________________, 1998

                                     PART VI

                                  INSTRUCTIONS

1. Previously Transferred Interests. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.


2. Participation in Exchange. To be entitled to receive shares of the Company's $.001 par value common stock on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver to the Exchange Agent one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in PART IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the Exchange Agent on or before 5:00 p.m. Pacific Time, on ____________, unless the Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

3. Signatures. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in PART I of this Letter of Transmittal and Consent Statement. If Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV OF THIS LETTER OF TRANSMITTAL AND CONSENT STATEMENT. IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL BUT DOES NOT EXERCISE HIS OR HER DISSENTERS' RIGHTS BY COMPLETING PART V, SUCH LIMITED PARTNER WILL NOT RECEIVE SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK UNTIL AN APPROPRIATELY SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RECEIVED BY THE EXCHANGE AGENT.


4. Conditional Tenders. No alternative, conditional or contingent consents will be accepted.


5. Withdrawal or Revocation of Consents. This Letter of Transmittal and Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted specifying that such Consent Statement is revoked.

6. Validity of Consents. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and conclusive. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.


7. Consents to Proposal. Only persons who are holders of record of Units on the date determined as the record date for such purpose may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

8. Dissenters' Rights. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing
PART V of this Consent Statement, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued pursuant to an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the determined exchange value, payment of which will be made pursuant to the provisions of the indenture.

Specified below is the proposed amendment to the Partnership Agreement ("Amendment"). The Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.



                               PROPOSED AMENDMENT

Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:


1. Definitions. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 4, 1997, ("Prospectus").

2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent the (i) transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

3. Exchange of Partnership Assets and Liabilities for Subject Shares. On the Closing Date of the Merger, the Partnership shall transfer and convey all of the Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

4. Election to Dissolve. Immediately after consummation of the issuance by the Company to the Partnership of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership

Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

5. Authority of General Partner. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

6. This Article Controlling. The provisions of this article shall prevail and control over all other provisions of this Agreement.

Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX K


THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, AS A MATTER OF CONVENIENCE FOR THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("Company").

                          PERFORMANCE DEVELOPMENT, INC.

                   LETTER OF TRANSMITTAL AND CONSENT STATEMENT
                             FOR LIMITED PARTNERS OF
                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                A CALIFORNIA LIMITED PARTNERSHIP ("Partnership")

          THE DATE OF THIS CONSENT STATEMENT IS ________________, 1998

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated May ____, 1998, and which is part of the Registration Statement on Form S-4 filed on November 4, 1997, by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in this Letter of Transmittal and Consent Statement.

This Letter of Transmittal and Consent Statement provides the limited partners of the Partnership ("Limited Partners") the opportunity to vote "for" or "against" the proposed merger as specified in the Prospectus, in accordance with the terms and conditions specified in the Merger Agreement and Plan of Reorganization dated ___________, 1998, by and between and among the Company, the PCM Shareholders and the Partnerships ("Merger Proposal") and the proposed amendment to the Agreement of Limited Partnership for the Partnership ("Partnership Agreement").

This Letter of Transmittal and Consent Statement must be received by U.S. Stock Transfer Company, 1245 Gardena Avenue, Suite 200, Glendale, California ("Exchange Agent") on or before 5:00 p.m. Pacific Time, on ___________, 1998, unless the Merger Proposal is extended. In the event the General Partner of the Partnership ("General Partner") determines that it is in the best interests of the Limited Partners that the Merger Proposal be extended, because of, for example, the occurrence of an event beyond the control of the General Partner, e.g., an event of force majeure (fire, flood, civil disturbance, etc.), all Limited Partners will be notified in writing of the reasons for the extension and the subsequent deadline for receipt of votes. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in PARTS IV, V and VI hereof, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

The Merger Proposal, in summary, contemplates (i) that the assets of the Partnership; (ii) the assets of other affiliated California limited partnerships ("Affiliated Partnerships"); and (iii) the assets of Performance Capital Management, Inc., a California corporation ("PCM") will be acquired, by merger, by the Company, in consideration for the issuance to the Partnership, the Affiliated Partnerships, and the PCM Shareholders of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnership and the Affiliated Partnerships shall be amended so that the Partnership and the Affiliated Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnership ("Units"). If the Merger Proposal is approved, the Partnership will be wound up and dissolved. Limited Partners will receive shares of the Company's common stock , unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture. See PART V below.

              THE EXCHANGE AGENT IS U.S. STOCK TRANSFER CORPORATION

            Please send this Consent Statement by mail or by hand to:


                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up


Delivery of this Letter of Transmittal and Consent Statement to the Exchange Agent is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested. Limited Partners may not vote by facsimile machine.


                                     PART I

                       NAME AND ADDRESS OF LIMITED PARTNER

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                                     PART II

                              DESCRIPTION OF UNITS


Specified below with respect to your Units are (i) the number of Units held of record, (ii) the determined exchange value attributable to your Units and (iii) the number of shares of the Company's common stock which will be distributed by the Partnership to you in exchange for your Units.


         Units                   Exchange Value             Common Shares
         -----                   --------------             -------------



                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

A Limited Partner checking the "for" box and signing PART IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.


A Limited Partner checking the "against" box and signing PART IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to PART V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of $.001 par value common stock distributed by the Partnership on its winding up and dissolution.

The undersigned Limited Partner represents and warrants to the Company that, as of the closing date of the Merger ("Closing Date"), (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.


In connection with the solicitation of written consents of Limited Partners, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal; (ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary or appropriate to close and consummate the Merger and the withdrawal and transfer to the Company of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the shares of the Company's $.001 par value common stock which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

The following information must be completed in order to entitle Income Network Company, as the Soliciting Agent, to receive compensation in connection with the Merger Proposal.




----------------------------
Name of Account Executive
(Please Print)

                                     PART IV


ALL LIMITED PARTNERS, INCLUDING LIMITED PARTNERS WHO DESIRE TO VOTE AGAINST THE MERGER PROPOSAL, SHOULD COMPLETE THIS PART IV.

THOSE LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE MERGER AND EXERCISE DISSENTERS' RIGHTS TO RECEIVE AN UNSECURED SUBORDINATED DEBENTURE IN LIEU OF SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK, IN THE EVENT THE MERGER PROPOSAL IS APPROVED, SHOULD ALSO COMPLETE PART V.

If you vote to approve the Merger Proposal, you are voting to (i) transfer the assets of the Partnership to Performance Asset Management Company, a Delaware corporation ("Company"), on terms and conditions specified in the Merger
Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnership of shares of the Company's $.001 par value common stock; (ii) the termination, winding up and dissolution of the Partnership by operation of law and, as liquidating distributions, the distribution by the Partnership to its partners of the Company's $.001 par value common stock received by the Partnership in exchange for the assets of the Partnership and
(iii) merge the business operations of the Partnership and PCM with and into the Company, as a result of which the Company would be the surviving corporation.

Consent to the Merger Proposal being submitted by the General Partner.


[ ]     For            [ ]     Against


If you vote to approve the amendment to the Partnership Agreement, you are voting to (i) eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock"); (ii) to exchange the Partnership's assets and liabilities for the Partnership Merger Stock; (iii) to wind up and dissolve the Partnership; and
(iv) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary or appropriate to effect the Merger Proposal.

Consent to approve and adopt the amendment to the Partnership Agreement.

[ ]     For            [ ]     Against


                                   SIGNATURES


Please sign your name exactly as printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )____________________

Home Telephone: (       )____________________

Dated: _______________________, 1998


IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, PURSUANT TO SUBPARAGRAPH 9.3.4.1 OF THE PARTNERSHIP AGREEMENT, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V
                           DISSENTING LIMITED PARTNERS


COMPLETE THIS PART V ONLY IF YOU (1) ARE A  NON-CONSENTING  LIMITED  PARTNER AND
(2) YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

A Non-Consenting Limited Partner may, but is not required to, exercise his or her dissenter's rights. The NonConsenting Limited Partner signing in this PART V withholds his or her consent to the Merger Proposal and to adoption of the amendment to the Partnership Agreement and, additionally, elects to exercise his or her dissenter's rights. Such a Non-Consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". By signing this PART V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in PART III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued pursuant to an indenture in an amount equal to the determined exchange value of such Dissenting Limited Partner's Units. Non-Consenting Limited Partners who do not sign this PART V will not become Dissenting Limited Partners. Those Non-Consenting Limited Partners will, if the Merger Proposal is approved, receive the same number of shares of the Company's $.001 par value common stock that they would have received had they consented to the Merger Proposal.


                                   SIGNATURES

                     (ONLY FOR DISSENTING LIMITED PARTNERS)


Please sign exactly as your name is printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.




-----------------------------------
Full Name of Limited Partner
(Please Print)

-----------------------------------
Full Name of Co-owner, if any
(Please Print)

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Limited Partner

-----------------------------------
Signature of Co-owner, if any

Business Telephone: (      )______________________

Home Telephone: (       )______________________

Dated: __________________________, 1998

                                     PART VI

                                  INSTRUCTIONS

1. Previously Transferred Interests. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.


2. Participation in Exchange. To be entitled to receive shares of the Company's $.001 par value common stock on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver to the Exchange Agent one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in PART IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the Exchange Agent on or before 5:00 p.m. Pacific Time, on ____________, unless the Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

3. Signatures. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in PART I of this Letter of Transmittal and Consent Statement. If Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV OF THIS LETTER OF TRANSMITTAL AND CONSENT STATEMENT. IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL BUT DOES NOT EXERCISE HIS OR HER DISSENTERS' RIGHTS BY COMPLETING PART V, SUCH LIMITED PARTNER WILL NOT RECEIVE SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK UNTIL AN APPROPRIATELY SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RECEIVED BY THE EXCHANGE AGENT.


4. Conditional Tenders. No alternative, conditional or contingent consents will be accepted.


5. Withdrawal or Revocation of Consents. This Letter of Transmittal and Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted specifying that such Consent Statement is revoked.

6. Validity of Consents. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and conclusive. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.


7. Consents to Proposal. Only persons who are holders of record of Units on the date determined as the record date for such purpose may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

8. Dissenters' Rights. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing
PART V of this Consent Statement, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued pursuant to an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the determined exchange value, payment of which will be made pursuant to the provisions of the indenture.

Specified below is the proposed amendment to the Partnership Agreement ("Amendment"). The Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.



                               PROPOSED AMENDMENT

Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:


1. Definitions. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 4, 1997, ("Prospectus").

2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent the (i) transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

3. Exchange of Partnership Assets and Liabilities for Subject Shares. On the Closing Date of the Merger, the Partnership shall transfer and convey all of the Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

4. Election to Dissolve. Immediately after consummation of the issuance by the Company to the Partnership of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership

Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

5. Authority of General Partner. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

6. This Article Controlling. The provisions of this article shall prevail and control over all other provisions of this Agreement.

Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX L


THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, AS A MATTER OF CONVENIENCE FOR THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("Company").

                          PERFORMANCE DEVELOPMENT, INC.

                   LETTER OF TRANSMITTAL AND CONSENT STATEMENT
                             FOR LIMITED PARTNERS OF
                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                A CALIFORNIA LIMITED PARTNERSHIP ("Partnership")

          THE DATE OF THIS CONSENT STATEMENT IS ________________, 1998

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated May ____, 1998, and which is part of the Registration Statement on Form S-4 filed on November 4, 1997, by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in this Letter of Transmittal and Consent Statement.

This Letter of Transmittal and Consent Statement provides the limited partners of the Partnership ("Limited Partners") the opportunity to vote "for" or "against" the proposed merger as specified in the Prospectus, in accordance with the terms and conditions specified in the Merger Agreement and Plan of Reorganization dated ___________, 1998, by and between and among the Company, the PCM Shareholders and the Partnerships ("Merger Proposal") and the proposed amendment to the Agreement of Limited Partnership for the Partnership ("Partnership Agreement").

This Letter of Transmittal and Consent Statement must be received by U.S. Stock Transfer Company, 1245 Gardena Avenue, Suite 200, Glendale, California ("Exchange Agent") on or before 5:00 p.m. Pacific Time, on ___________, 1998, unless the Merger Proposal is extended. In the event the General Partner of the Partnership ("General Partner") determines that it is in the best interests of the Limited Partners that the Merger Proposal be extended, because of, for example, the occurrence of an event beyond the control of the General Partner, e.g., an event of force majeure (fire, flood, civil disturbance, etc.), all Limited Partners will be notified in writing of the reasons for the extension and the subsequent deadline for receipt of votes. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in PARTS IV, V and VI hereof, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

The Merger Proposal, in summary, contemplates (i) that the assets of the Partnership; (ii) the assets of other affiliated California limited partnerships ("Affiliated Partnerships"); and (iii) the assets of Performance Capital Management, Inc., a California corporation ("PCM") will be acquired, by merger, by the Company, in consideration for the issuance to the Partnership, the Affiliated Partnerships, and the PCM Shareholders of certain shares of the Company's $.001 par value common stock. Additionally, the Merger Proposal contemplates that the Agreements of Limited Partnership for the Partnership and the Affiliated Partnerships shall be amended so that the Partnership and the Affiliated Partnerships, after they receive those shares of the Company's $.001 par value common stock, shall be wound up and dissolved and those shares of that common stock shall be distributed to the General Partner and the Limited Partners.

Approval of the Merger Proposal requires consent by Limited Partners holding 75% of the units in the Partnership ("Units"). If the Merger Proposal is approved, the Partnership will be wound up and dissolved. Limited Partners will receive shares of the Company's common stock , unless they exercise dissenters' rights to receive an unsecured subordinated debenture issued pursuant to an indenture. See PART V below.

              THE EXCHANGE AGENT IS U.S. STOCK TRANSFER CORPORATION

            Please send this Consent Statement by mail or by hand to:

                         U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                               Attn: PAMCO Roll-up


Delivery of this Letter of Transmittal and Consent Statement to the Exchange Agent is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested. Limited Partners may not vote by facsimile machine.


                                     PART I

                       NAME AND ADDRESS OF LIMITED PARTNER

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                                     PART II

                              DESCRIPTION OF UNITS


Specified below with respect to your Units are (i) the number of Units held of record, (ii) the determined exchange value attributable to your Units and (iii) the number of shares of the Company's common stock which will be distributed by the Partnership to you in exchange for your Units.


            Units                   Exchange Value         Common Shares
            -----                   --------------         -------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

A Limited Partner checking the "for" box and signing PART IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.


A Limited Partner checking the "against" box and signing PART IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to PART V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of $.001 par value common stock distributed by the Partnership on its winding up and dissolution.

The undersigned Limited Partner represents and warrants to the Company that, as of the closing date of the Merger ("Closing Date"), (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.


In connection with the solicitation of written consents of Limited Partners, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal; (ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary or appropriate to close and consummate the Merger and the withdrawal and transfer to the Company of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the shares of the Company's $.001 par value common stock which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

The following information must be completed in order to entitle Income Network Company, as the Soliciting Agent, to receive compensation in connection with the Merger Proposal.




----------------------------
Name of Account Executive
(Please Print)

                                     PART IV


ALL LIMITED PARTNERS, INCLUDING LIMITED PARTNERS WHO DESIRE TO VOTE AGAINST THE MERGER PROPOSAL, SHOULD COMPLETE THIS PART IV.

THOSE LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE MERGER AND EXERCISE DISSENTERS' RIGHTS TO RECEIVE AN UNSECURED SUBORDINATED DEBENTURE IN LIEU OF SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK, IN THE EVENT THE MERGER PROPOSAL IS APPROVED, SHOULD ALSO COMPLETE PART V.

If you vote to approve the Merger Proposal, you are voting to (i) transfer the assets of the Partnership to Performance Asset Management Company, a Delaware corporation ("Company"), on terms and conditions specified in the Merger
Agreement and Plan of Reorganization, in exchange for the issuance by the Company to the Partnership of shares of the Company's $.001 par value common stock; (ii) the termination, winding up and dissolution of the Partnership by operation of law and, as liquidating distributions, the distribution by the Partnership to its partners of the Company's $.001 par value common stock received by the Partnership in exchange for the assets of the Partnership and
(iii) merge the business operations of the Partnership and PCM with and into the Company, as a result of which the Company would be the surviving corporation.

Consent to the Merger Proposal being submitted by the General Partner.


[ ] For      [ ] Against


If you vote to approve the amendment to the Partnership Agreement, you are voting to (i) eliminate restrictions on the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock"); (ii) to exchange the Partnership's assets and liabilities for the Partnership Merger Stock; (iii) to wind up and dissolve the Partnership; and
(iv) to authorize the General Partner to execute, acknowledge, verify, deliver, file and record any and all documents necessary or appropriate to effect the Merger Proposal.

Consent to approve and adopt the amendment to the Partnership Agreement.

[ ] For      [  ] Against

                                   SIGNATURES


Please sign your name exactly as printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.


-----------------------------------
Full Name of Limited Partner
(Please Print)


-----------------------------------
Full Name of Co-owner, if any
(Please Print)


-----------------------------------
Signature of Limited Partner


-----------------------------------
Signature of Limited Partner


-----------------------------------
Signature of Co-owner, if any


Business Telephone: (    )____________________


Home Telephone: (    )____________________


Dated: _______________________, 1998



IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, PURSUANT TO SUBPARAGRAPH 9.3.4.1 OF THE PARTNERSHIP AGREEMENT, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V
                           DISSENTING LIMITED PARTNERS


COMPLETE THIS PART V ONLY IF YOU (1) ARE A  NON-CONSENTING  LIMITED  PARTNER AND
(2) YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

A Non-Consenting Limited Partner may, but is not required to, exercise his or her dissenter's rights. The NonConsenting Limited Partner signing in this PART V withholds his or her consent to the Merger Proposal and to adoption of the amendment to the Partnership Agreement and, additionally, elects to exercise his or her dissenter's rights. Such a Non-Consenting Limited Partner, therefore, will become a "Dissenting Limited Partner". By signing this PART V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in PART III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued pursuant to an indenture in an amount equal to the determined exchange value of such Dissenting Limited Partner's Units. Non-Consenting Limited Partners who do not sign this PART V will not become Dissenting Limited Partners. Those Non-Consenting Limited Partners will, if the Merger Proposal is approved, receive the same number of shares of the Company's $.001 par value common stock that they would have received had they consented to the Merger Proposal.


                                   SIGNATURES

                     (ONLY FOR DISSENTING LIMITED PARTNERS)


Please sign exactly as your name is printed in PART I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



-----------------------------------
Full Name of Limited Partner

(Please Print)


-----------------------------------
Full Name of Co-owner, if any
(Please Print)


-----------------------------------
Signature of Limited Partner


-----------------------------------
Signature of Limited Partner


-----------------------------------
Signature of Co-owner, if any


Business Telephone: (     )______________________


Home Telephone: (     )______________________


Dated: __________________________, 1998

                                     PART VI

                                  INSTRUCTIONS

1. Previously Transferred Interests. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.


2. Participation in Exchange. To be entitled to receive shares of the Company's $.001 par value common stock on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver to the Exchange Agent one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in PART IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the Exchange Agent on or before 5:00 p.m. Pacific Time, on ____________, unless the Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

3. Signatures. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in PART I of this Letter of Transmittal and Consent Statement. If Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV OF THIS LETTER OF TRANSMITTAL AND CONSENT STATEMENT. IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL BUT DOES NOT EXERCISE HIS OR HER DISSENTERS' RIGHTS BY COMPLETING PART V, SUCH LIMITED PARTNER WILL NOT RECEIVE SHARES OF THE COMPANY'S $.001 PAR VALUE COMMON STOCK UNTIL AN APPROPRIATELY SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RECEIVED BY THE EXCHANGE AGENT.


4. Conditional Tenders. No alternative, conditional or contingent consents will be accepted.


5. Withdrawal or Revocation of Consents. This Letter of Transmittal and Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted specifying that such Consent Statement is revoked.

6. Validity of Consents. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and conclusive. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.


7. Consents to Proposal. Only persons who are holders of record of Units on the date determined as the record date for such purpose may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

8. Dissenters' Rights. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing
PART V of this Consent Statement, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued pursuant to an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the determined exchange value, payment of which will be made pursuant to the provisions of the indenture.

Specified below is the proposed amendment to the Partnership Agreement ("Amendment"). The Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.


                               PROPOSED AMENDMENT

Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:



1. Definitions. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 4, 1997, ("Prospectus").

2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent the (i) transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

3. Exchange of Partnership Assets and Liabilities for Subject Shares. On the Closing Date of the Merger, the Partnership shall transfer and convey all of the Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

4. Election to Dissolve. Immediately after consummation of the issuance by the Company to the Partnership of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each

Partner  shall be paid  cash for any  fractional  shares of  Partnership  Merger
Stock.

5. Authority of General Partner. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

6. This Article Controlling. The provisions of this article shall prevail and control over all other provisions of this Agreement.

Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX M
--------------------------------------------------------------------------------



                      PERFORMANCE ASSET MANAGEMENT COMPANY,
                             a Delaware corporation


                                       and

                      ___________________________, TRUSTEE



                                    INDENTURE


                          Dated as of ________________



--------------------------------------------------------------------------------

                                             TABLE OF CONTENTS

                                                 ARTICLE 1

                                                DEFINITIONS

                                                                                                     Page
                                                                                                     ----
Section  1.01.   Certain Terms Defined................................................................M-1

                                                 ARTICLE 2

                                                SECURITIES

Section  2.01.   Forms Generally......................................................................M-3
Section  2.02.   Form of Trustee's Certificate of Authentication......................................M-4
Section  2.03.   Amount Unlimited; Certain Terms of Securities........................................M-4
Section  2.04.   Authentication and Delivery of Securities............................................M-4
Section  2.05.   Execution of Securities..............................................................M-5
Section  2.06.   Certificate of Authentication........................................................M-5
Section  2.07.   Denomination and Date of Securities; Payments of Interest............................M-5
Section  2.08.   Registration, Transfer and Exchange..................................................M-6
Section  2.09.   Mutilated, Defaced, Destroyed, Lost and Stolen Securities............................M-6
Section  2.10.   Cancellation of Securities; Destruction Thereof......................................M-7
Section  2.11.   Temporary Securities.................................................................M-7

                                                 ARTICLE 3

                                  COVENANTS OF THE ISSUER AND THE TRUSTEE

Section  3.01.   Payment of Principal and Interest....................................................M-7
Section  3.02.   Offices for Payments.................................................................M-7
Section  3.03.   Appointment to Fill a Vacancy in Office of Trustee...................................M-7
Section  3.04.   Paying Agents........................................................................M-8
Section  3.05.   Certificate of the Issuer............................................................M-8
Section  3.06.   Securityholders Lists................................................................M-8
Section  3.07.   Reports by the Issuer................................................................M-8
Section  3.08.   Reports by the Trustee...............................................................M-8

                                                 ARTICLE 4

                      REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section  4.01.   Event of Default Defined; Acceleration of Maturity; Waiver of
                   Default............................................................................M-9
Section  4.02.   Collection of Indebtedness by Trustee; Trustee May Prove Debt.......................M-10
Section  4.03.   Application of Proceeds.............................................................M-11
Section  4.04.   Suits for Enforcement...............................................................M-12
Section  4.05.   Restoration of Rights on Abandonment of Proceedings.................................M-12
Section  4.06.   Limitations on Suits by Securityholders.............................................M-12
Section  4.07.   Unconditional Right of Securityholders to Institute Certain Suits...................M-13
Section  4.08.   Powers and Remedies Cumulative; Delay or Omission Not Waiver of
                   Default...........................................................................M-13
Section  4.09.   Control by Securityholders..........................................................M-13

Section  4.10.   Waiver of Past Defaults.............................................................M-13
Section  4.11.   Trustee to Give Notice of Default, But May Withhold in Certain
                   Circumstances.....................................................................M-13
Section  4.12.   Right of Court to Require Filing of Undertaking to Pay Costs........................M-14

                                                 ARTICLE 5

                                          CONCERNING THE TRUSTEE

Section  5.01.   Duties and Responsibilities of the Trustee; During Default; Prior to
                   Default...........................................................................M-14
Section  5.02.   Certain Rights of the Trustee.......................................................M-15
Section  5.03.   Trustee Not Responsible for Recitals, Disposition of Securities or
                   Application of Proceeds Thereof...................................................M-15
Section  5.04.   Trustee and Agents May Hold Securities; Collections.................................M-16
Section  5.05.   Moneys Held by Trustee..............................................................M-16
Section  5.06.   Compensation and Indemnification of Trustee and Its Prior Claim.....................M-16
Section  5.07.   Right of Trustee to Rely on Officers' Certificate...................................M-16
Section  5.08.   Resignation and Removal; Appointment of Successor Trustee...........................M-16
Section  5.09.   Acceptance of Appointment by Successor Trustee......................................M-17

                                                 ARTICLE 6

                                      CONCERNING THE SECURITYHOLDERS

Section  6.01.   Evidence of Action Taken by Securityholders.........................................M-18
Section  6.02.   Proof of Execution of Instruments and of Holding of Securities; Record
                   Date..............................................................................M-18
Section  6.03.   Holders to Be Treated as Owners.....................................................M-18
Section  6.04.   Securities Owned by Issuer Deemed Not Outstanding...................................M-18
Section  6.05.   Right of Revocation of Action Taken.................................................M-19

                                                 ARTICLE 7

                                          SUPPLEMENTAL INDENTURES

Section  7.01.   Supplemental Indentures Without Consent of Securityholders..........................M-19
Section  7.02.   Supplemental Indentures with Consent of Securityholders.............................M-20
Section  7.03.   Effect of Supplemental Indenture....................................................M-21
Section  7.04.   Documents to Be Given to Trustee....................................................M-21
Section  7.05.   Notation on Securities in Respect of Supplemental Indentures........................M-21

                                                 ARTICLE 8

                                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section  8.01.   Issuer May Consolidate on Certain Terms.............................................M-21
Section  8.02.   Successor Entity Substituted........................................................M-22
Section  8.03.   Opinion of Counsel to Trustee.......................................................M-22

                                                 ARTICLE 9

                         SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section  9.01.   Defeasance Within One Year of Payment...............................................M-22
Section  9.02.   Defeasance..........................................................................M-23
Section  9.03.   Covenant Defeasance.................................................................M-23
Section  9.04.   Application of Trust Money..........................................................M-24
Section  9.05.   Repayment to Issuer.................................................................M-24

                                                ARTICLE 10

                                         MISCELLANEOUS PROVISIONS

Section 10.01.   Incorporators, Stockholders, Officers and Directors of Issuer and
                   Issuer Exempt from Individual Liability...........................................M-24
Section 10.02.   Provisions of Indenture for the Sole Benefit of Parties and
                   Securityholders...................................................................M-25
Section 10.03.   Successors and Assigns of Issuer Bound by Indenture.................................M-25
Section 10.04.   Notices and Demands on Issuer, Trustee and Securityholder...........................M-25
Section 10.05.   Officers' Certificates and Opinions of Counsel; Statements to Be
                   Contained Therein.................................................................M-25
Section 10.06.   Payments Due on Saturdays, Sundays and Holidays.....................................M-26
Section 10.07.   Conflict of Any Provision of Indenture with Trust Indenture Act of
                   1939..............................................................................M-26
Section 10.08.   California Law to Govern............................................................M-26
Section 10.09.   Counterparts........................................................................M-26
Section 10.10.   Effect of Headings..................................................................M-26

     THIS INDENTURE, dated as of __________________ between Performance Asset Management Company, a Delaware corporation ("Issuer"), and ________________ ("Trustee") ("Indenture"),


                              W I T N E S S E T H:

     WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series ("Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchase of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                    ARTICLE 1

                                   DEFINITIONS


     SECTION 1.01. Certain Terms Defined. (a) The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act of 1939 and in the Securities Act of 1933 as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, paragraph or other subdivision. The terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular.

     "Board of Directors" means the Board of Directors of the Issuer or any committee of such Board of Directors duly authorized to act hereunder.


     "Business Day" means, with respect to any Security, a day that in New York City or the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.


     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture the Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the agency performing such duties on such date.

     "Determination Date" means June 30, 1997 or, alternatively, the date set by the Board of Directors to evaluate each Dissenting Limited Partner's capital account.

     "Dissenting Limited Partner" means a holder of a beneficial interest in a limited partnership that is subject to a roll-up transaction who casts a vote against that roll-up transaction, except that for purposes of an exchange or tender offer transaction dissenting limited partner means any person who files a dissent regarding the terms of that exchange or tender offer transaction with the party responsible for tabulating the votes or tenders, to be received in connection with that rollup transaction during the period in which the offer is outstanding.

     "Exchange Value" means the value determined by the Company, PCM and the General Partner for the assets of the Partnerships, shares of PCM common stock and shares of the Company's common stock, as reviewed and determined to be fair from a financial point of view by the Fairness Analyst.

     "Event  of  Default"  means  any event or  condition  specified  as such in
SECTION 4.01 of this Indenture or in any Officers' Certificate or indenture supplemental hereto establishing the terms of any series of Securities.

     "Fairness Analyst" means Willamette Management Associates, Inc., the independent analyst retained to furnish an opinion regarding the fairness of the Exchange Value.

     "General  Partner"  means  Performance  Development,   Inc.,  a  California
corporation, which serves as the General Partner to the Partnerships.


     "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the registered holder of any Security.


     "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as provided in this instrument, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated pursuant to this instrument.


     "Interest" means the interest rate provided by the Issuer's Unsecured Subordinated Debentures due January 31, 2005, which interest shall be equal to 120% of the applicable federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, as from time to time amended.


     "Issuer" means (except as otherwise provided in ARTICLE 5 of this Indenture) Performance Asset Management Company, a Delaware corporation, and, subject to ARTICLE 8 of this Indenture, its successors and assigns.

     "Merger" means the proposed merger of PCM and the Partnerships with and into the Company pursuant to that Agreement and Plan of Merger dated as of ___________ between the PCM shareholders, the Partnerships and the Issuer.

     "Officers' Certificate" means a certificate signed by (i) the chairman of the Board of Directors or the president or any vice president and (ii) the treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the information required by the provisions of SECTION 10.05 of this Indenture.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the information required by the provisions of SECTION 10.05 of this Indenture, if and to the extent required by this Indenture.


     "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.


     "Outstanding," when used with reference to Securities, subject to the provisions of SECTION 6.04 of this Indenture, means, as of any particular time, all Securities authenticated and delivered by the Trustee pursuant to this Indenture, except

     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;


     (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of SECTION 2.09 of this Indenture (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

     "Partnerships" means (i) Performance Asset Management Fund, Ltd., A California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership; (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership; and (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership. "Partnership" means any one of the Partnerships.


     "PCM" means Performance Capital Management, Inc., a California corporation and an affiliate of the Issuer.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


     "Security" or "Securities" means the Issuer's Unsecured Subordinated Debentures due January 31, 2005, or, as the case may be, Unsecured Subordinated Debentures that have been authenticated and delivered pursuant to this Indenture.

     "Security Register" has the meaning specified in SECTION 2.08 of this Indenture.

     "Senior Debt" means the principal of, interest on and other amounts due on indebtedness of, the Issuer, whether outstanding on the closing date of the Merger or thereafter created, incurred, assumed or guaranteed by the Issuer; unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that such indebtedness is not senior in right of payment to the Unsecured Subordinated Debentures. Senior Debt includes, with respect to the obligations specified in this definition, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer, whether or not post-filing interest is allowed in such proceedings at the rate specified in the instrument governing the relevant obligation. Senior Debt also includes disbursements and advances made by the Trustee in regard to the exercise of his duties pursuant to this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) indebtedness of or amount owed by the Issuer for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) indebtedness of the Issuer to a subsidiary or affiliate of the Issuer or any officer, director or employee of the Issuer; (c) any liability for federal, state, local or other taxes, owed or owing by the Issuer; or (d) indebtedness evidenced by any other class of securities of the Issuer.

     "Trust  Indenture  Act of 1939"  (except as otherwise  provided in SECTIONS
7.01 and 7.02 of this Indenture) means the Trust Indenture Act of 1939 as in force at the date on which this Indenture was originally executed.

     "Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at _____________________.

     "Trustee" means the Person identified as "Trustee" in the first paragraph of this Indenture and, subject to the provisions of ARTICLE 5 of this Indenture, shall also include any successor trustee.

     "Yield to Maturity" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.


                                    ARTICLE 2

                                   SECURITIES


     SECTION 2.01. Forms Generally. The Securities shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures which may supplement this Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing the Securities, as evidenced by their execution of the Securities.

     The Securities may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing the Securities, as evidenced by their execution of the Securities.


     SECTION  2.02.  Form  of  Trustee's  Certificate  of  Authentication.   The
Trustee's   certificate  of   authentication  on  all  Securities  shall  be  in
substantially the following form:

     This is one of the Debentures referred to in the above-mentioned Indenture.


                                          ------------------------------
                                          as Trustee

                                          By:
                                             ---------------------------
                                                Trustee


     SECTION 2.03. Amount Unlimited; Certain Terms of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities shall be issued in one series. Securities shall be Senior Debt subordinated in right of payment to capital of the Issuer. Pursuant to a resolution of the Board of Directors:

          (1) the title of the Securities of the series shall be "Unsecured Subordinated Debenture Due January 31, 2005";

          (2) the price at which such Securities will be issued shall be the value, in United States currency, of any Dissenting Limited Partner's interest in any Partnership, determined in accordance with the Exchange Value, as of the Determination Date, of any Dissenting Limited Partner who perfects his dissenter's rights pursuant to the terms of the Merger;

          (3) the date on which the principal of the Securities is payable shall be January 31, 2005, which date or dates may be fixed or extendible;

          (4) the rate or rates at which the Securities shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year;

          (5) the Securities shall be issued within 30 days of the closing date of the Merger;


          (6) the Securities shall limit total leverage of the Issuer to 70 percent of the appraised value of the assets previously owned by the Partnerships; and

          (7) the Securities shall be prepaid with 80 percent of the net proceeds of any sale or refinancing by the Issuer of any of the assets previously owned by the Partnerships.

     SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer. In authenticating such Securities and accepting the additional responsibilities pursuant to this Indenture in relation to such Securities, the Trustee shall be entitled to receive prior to the first authentication of any Securities, and (subject to SECTION 5.01 of this Indenture) shall be fully and completely protected in relying upon:

          (1) a certified copy of any resolution or resolutions of the Board of Directors relating to such Securities, in each case certified by the Secretary or an Assistant Secretary of the Issuer;

          (2) an Officers' Certificate setting forth the form and terms of such Securities, as required pursuant to SECTIONS 2.01 and 2.03 of this Indenture, respectively, and prepared in accordance with SECTION 10.05 of this Indenture; or

          (3) an Opinion of Counsel, prepared in accordance with SECTION 10.05 of this Indenture, specifying:

               (a) the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors in conformity with the provisions of this Indenture;

               (b) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer; and

               (c) such other matters as the Trustee may reasonably request.

     SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) the chairman of the Board of Directors or any vice chairman of the Board of Directors or the president or any vice president of the Issuer and (b) the treasurer or any assistant treasurer or secretary or any assistant secretary of the Issuer. Such signatures may be the manual or facsimile signatures of present or future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

     In the event that any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer, and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

     SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form specified by SECTION 2.02 of this Indenture, executed by the Trustee by the manual signature of one of its authorized officers or signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered pursuant to this Indenture and that the holder is entitled to the benefits of this Indenture.

     SECTION 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by SECTION 2.03 of this Indenture. In the absence of any such specification with respect to the Securities, the Securities shall be issuable in denominations of $10.00 and any multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by SECTION 2.03 of this Indenture.

     The person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date, notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except in the event and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which event such defaulted interest shall be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.



     SECTION 2.08. Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in SECTION 3.02 of this Indenture a register or registers ("Security Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as specified in this article. The Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security at any such office or agency to be maintained for the purpose as provided in SECTION
3.02 of this Indenture, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for the same aggregate principal amount.


     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     The Issuer may require payment of an amount sufficient to pay any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.


     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits pursuant to this Indenture, as the Securities surrendered upon such transfer or exchange.

     SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer, in its discretion, may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify, defend and save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Issuer may require the payment of an amount sufficient to pay any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of such mutilated, defaced, destroyed, lost or stolen Security (without surrender thereof, except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, such applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this section by virtue of the fact that such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered pursuant to this Indenture. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities, unless and until such Securities are delivered to the Trustee for cancellation.

     SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive
Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with similar effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to SECTION 3.02 of this Indenture, and the Trustee shall authenticate and deliver in exchange for such temporary Securities the same aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, temporary Securities shall be entitled to the same benefits pursuant to this Indenture as definitive Securities.

                                    ARTICLE 3

                     COVENANTS OF THE ISSUER AND THE TRUSTEE

     SECTION 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.


     SECTION 3.02. Offices for Payments. During such time that any of the Securities remain outstanding, the Issuer will maintain in the United States an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with SECTION 2.03 of this Indenture, the Issuer hereby initially designates the Trust Office, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Trust Office.

     SECTION 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in SECTION 5.08 of this Indenture, a Trustee, so that there shall at all times be a Trustee with respect to the Securities.

     SECTION 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent, other than the Trustee with respect to the Securities, the Issuer will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this section:

          (a) that such paying agent will hold all amounts received by it as such paying agent for the payment of the principal of or interest on the Securities (whether such amounts have been paid to it by the Issuer or by any other obligor on the Securities ) in trust for the benefit of the holders of the Securities or of the Trustee,

          (b) that such paying agent will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

          (c) that such paying agent will pay any such amounts so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) of this SECTION 3.04.


     The Issuer will, on or prior to each due date of the principal of or interest on the Securities, deposit with the paying agent an amount sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.


     If the Issuer shall act as its own paying agent with respect to the Securities, the Issuer will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities an amount sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

     Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities, or for any other reason, pay or cause to be paid to the Trustee all amounts held in trust by the Issuer or any paying agent, as required by this section, such amounts to be held by the Trustee, in trust, for the purposes required by this Indenture.

     Anything in this section to the contrary notwithstanding, the agreement to hold amounts in trust as provided in this section is subject to the provisions of SECTIONS 9.03 and 9.04 of this Indenture.

     SECTION 3.05. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before April 30 of each year (beginning with the first April 30 to occur after the initial issuance of Securities pursuant to this Indenture) a summary certificate (which need not comply with SECTION 10.05 of this Indenture) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants specified by the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice specified by this Indenture) which certificate shall comply with the Trust Indenture Act of 1939.

     SECTION 3.06. Securityholders Lists. If and during such period that the Trustee shall not be the registrar for the Securities, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (i) semi-annually, no later than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and (ii) at such other times as the Trustee may request in writing, no later than 30 days after receipt by the Issuer of any such request, as of a date no later than 15 days prior to the time such information is furnished.

     SECTION 3.07. Reports by the Issuer. The Issuer shall file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     SECTION 3.08. Reports by the Trustee. Any Trustee's report required pursuant to Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 of each year following the date of this Indenture, for such time as any Securities are outstanding, pursuant to this Indenture, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee if and when any Securities are listed on any stock exchange.


                                    ARTICLE 4

         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

     SECTION 4.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental agency):


          (a) default in the payment of all or any part of the principal on any of the Securities, as and when such principal shall become due and payable either at maturity, or otherwise; or

          (b) default in the payment of any installment of interest upon any of the Securities, as and when such installment of interest shall become due and payable, and continuance of such default for a period of 30 days; or

          (c) default in the performance, or breach of any covenant or warranty of the Issuer regarding the Securities (other than a covenant or warranty regarding the Securities the default or breach of which is specifically dealt with elsewhere in this section) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities affected thereby, a written notice specifying such default or breach and requiring such default or breach to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) the Issuer shall commence a voluntary proceeding pursuant to any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary proceeding pursuant to any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

          (e) a court having jurisdiction shall enter a decree or order for relief regarding the Issuer in an involuntary proceeding pursuant to any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (f) any other Event of Default provided in the resolution of the Board of Directors pursuant to which the Securities are issued or in the form of Security.

     If an Event of Default described in clauses (a) or (b) of this SECTION 4.01 occurs and is continuing regarding the Securities, then, and in each and every such event, unless the principal of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration such principal and interest shall become immediately due and payable. If an Event of Default described in clause (c) or (f) of this SECTION 4.01 occurs and is continuing with respect to the Securities, then and in each and every such event, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities then Outstanding , by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all such Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration such principal and interest shall become immediately due and payable. If an Event of Default described in clause (d) or (e) of this SECTION 4.01 occurs and is continuing, then, and in each and every such event, unless the principal amount of all the Securities shall have already become due and payable, the principal amount of all the Securities then Outstanding and interest accrued thereon, if any, shall be and become due and payable immediately, without notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or deposit with the Trustee an amount sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable pursuant to applicable law, on past due installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and such amount as shall be sufficient to pay reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee, except as a result of negligence or bad faith, and if any and all Events of Default, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such event, the Holders of a majority in aggregate principal amount of all the Outstanding Securities that have been accelerated, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to the Securities and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.


     SECTION 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (i) in the event that default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (ii) in the event that default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities , or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders the entire amount that then shall have become due and payable on all Securities for principal or interest, as the case may be (with interest to the date of such payment upon the past due principal and, to the extent that payment of such interest is enforceable pursuant to applicable law, on past due installments of interest at the same rate as the rate of interest specified in the Securities); and, in addition thereto, such additional amount as shall be sufficient to pay the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of their negligence or bad faith.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered Holders, whether or not the principal of and interest on the Securities are past due.

     In the event that the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of any amounts past due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In the event that there shall be pending proceedings regarding the Issuer or any other obligor upon the Securities pursuant to Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in the event that a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in the event of any other comparable judicial proceedings regarding the Issuer or other obligor upon the Securities, or the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this section, shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim or claims for the entire amount of principal and interest due and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or appropriate in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceeding regarding the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceeding or person performing similar functions in any comparable proceeding , and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to pay reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith and all other amounts due to the

     Trustee or any predecessor Trustee pursuant to SECTION 5.06 of this Indenture.

          Nothing specified in this instrument shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as specified otherwise in this Indenture, to vote for the election of a trustee in bankruptcy or similar person.

          All rights of action and of asserting claims pursuant to this Indenture, or pursuant to any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof at any trial or other proceeding relating thereto, and any such action or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders in respect of which such action was taken.

          In any proceeding brought by the Trustee (and also any proceeding involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders in connection with such proceeding, and it shall not be necessary to make any Holders parties to any such proceedings.

     SECTION 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses applicable to such Securities in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to
     SECTION 5.06 of this Indenture;

          SECOND: In case the principal of the Securities in respect of which moneys have been collected and which shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the past due installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Securities in respect of which moneys have been collected and which shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the past due principal, and (to the extent that such interest has been collected by the Trustee) upon past due installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest or yield to maturity; and

          FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

     SECTION 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may, in his discretion, proceed to protect and enforce the rights vested in him by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceeding had been taken.

     SECTION 4.06. Limitations on Litigation by Securityholders. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceeding in his own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as he may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after his receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to SECTION 4.09 of this Indenture during such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders . For the protection and enforcement of the provisions of this section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 4.07. Unconditional Right of Securityholders to Institute Certain Litigation. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder to receive payment of the principal of and interest on a Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in SECTION 4.06 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to SECTION 4.06 of this Indenture, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.


     SECTION 4.09. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided, that such direction shall not be otherwise than in accordance with applicable law and the provisions of this Indenture; and, provided, further, that (subject to the provisions of SECTION 5.01 of this Indenture) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to SECTION 5.01 of this Indenture) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.


     Nothing in this Indenture shall impair the right of the Trustee in his discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.


     SECTION 4.10.  Waiver of Past Defaults.  Subject to SECTIONS 4.01, 4.07 and
7.02 of this Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders waive any past default or Event of Default and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder affected as provided in SECTION 7.02 of this Indenture or a default or Event of Default in the payment of principal or interest as specified in clauses (a), (b) and (c) of SECTION 4.01 of this Indenture.


     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


     SECTION 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to the Trustee which have occurred with respect to the Securities, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     SECTION 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder, by his acceptance thereof, shall be deemed to have agreed, that any court may, in its discretion, require, in any action for the enforcement of any right or remedy under this Indenture or in any action against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such action of an undertaking to pay the costs of such action, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such action, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any action instituted by the Trustee, to any action instituted pursuant to SECTION 4.07 of this Indenture or by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Securities.

                                    ARTICLE 5

                             CONCERNING THE TRUSTEE


            SECTION 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred with respect to the Securities, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in him by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.


     No provision of this Indenture shall be construed to relieve the Trustee from liability for his own negligent action, his own negligent failure to act or his own wilful misconduct, except that:


          (a) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities which may have occurred:


               (i) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable, except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


               (ii) in the absence of bad faith on the part of the Trustee,  the
          Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by him, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and


          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of the Holders pursuant to SECTION 4.09 of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.


     None of the provisions contained in this Indenture shall require the Trustee to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of his duties or in the exercise of any of his rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to him.


     The provisions of this SECTION 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this SECTION 5.01.

     SECTION 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to SECTION 5.01 of this
Indenture:


          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by him hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in him by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by him in good faith and believed by him to be authorized or within the discretion, rights or powers conferred upon him by this Indenture;


          (f) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by him in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to him by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;
     provided, further, that the Trustee, in his discretion, may make such further inquiry or investigation into such facts or matters as he may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, he shall be entitled to examine the books, records and premises of the Issuer, relevant to the facts or matters that are the subject of his inquiry, personally or by agent or attorney; and


          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in his employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by him hereunder.

     SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

     SECTION 5.04. Trustee and Agents May Hold Securities; Collections. The Trustee or any agent of the Issuer or the Trustee, in his individual or any other capacity, may become the owner or pledgee of Securities with the same rights he would have if he were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights he would have if he were not the Trustee or such agent.


     SECTION 5.05. Moneys Held by Trustee.  Subject to the provisions of SECTION
9.04 of this Indenture, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by such party hereunder.


     SECTION 5.06. Compensation and Indemnification of Trustee and His Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon his request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of him in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of his counsel and of all agents and other persons not regularly in his employ), except to the extent any such expense, disbursement or advance may arise from his negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold him harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of his duties hereunder, including the costs and expenses of defending himself against or investigating any claim of liability arising hereunder, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. The obligations of the Issuer under this section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders and the Securities are hereby subordinated to such senior claim.

     SECTION 5.07. Right of Trustee to Rely on Officers' Certificate. Subject to SECTIONS 5.01 and 5.02 of this Indenture, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by him under the provisions of this Indenture upon the faith thereof.

     SECTION 5.08.  Resignation and Removal;  Appointment of Successor  Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to this Indenture by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to the Holders at their last addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees; provided, however, that, unless a bank or trust company shall be appointed as successor trustee, the successor trustee shall be appointed only with the approval of the California Commissioner of Corporations pursuant to 10 California Administrative Code Section 260.140.5.

     If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder for at least six months may, subject to the provisions of SECTION 4.12 of this Indenture, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:


               (i) the  Trustee  shall  fail to comply  with the  provisions  of
          Section 310(b) of the Trust Indenture Act of 1939 with respect to the Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six months; or


               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

               (iii) the Trustee shall become incapable of acting with respect to the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of his property shall be appointed, or any public officer shall take charge or control of the Trustee or of his property or affairs for the purpose of rehabilitation, conservation or liquidation;

               then, in any such case, the Issuer may remove the Trustee with respect to the Securities and appoint a successor trustee for such Securities by written instrument, in duplicate, executed by order of the Board of Directors , one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to the Securities. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee with respect to the Securities and appoint a successor trustee with respect to the Securities by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in SECTION
     6.01 of this Indenture of the action in that regard taken by the Holders.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this SECTION 5.08 shall become effective upon acceptance of appointment by the successor trustee as provided in SECTION 5.09 of this Indenture.

     SECTION 5.09. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in SECTION 5.08 of this Indenture shall execute and deliver to the Issuer and to his predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of his predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of his charges then unpaid, the trustee ceasing to act shall, subject to SECTION 9.04 of this Indenture, pay over to the successor trustee all moneys at the time held by him hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due him pursuant to the provisions of SECTION 5.06 of this Indenture.

     Upon acceptance of appointment by any successor trustee as provided in this
SECTION 5.09, the Issuer shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by SECTION 5.08 of this Indenture. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.


                                    ARTICLE 6

                         CONCERNING THE SECURITYHOLDERS


     SECTION 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments with substantially similar terms and conditions signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to SECTIONS 5.01 and 5.02 of this Indenture) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this article.


     SECTION 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to SECTIONS 5.01 and 5.02 of this Indenture, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action referred to in SECTION 6.01 of this Indenture, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.


     SECTION 6.03. Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.


     SECTION 6.04. Securities Owned by Issuer Deemed Not Outstanding. In deZermining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to SECTIONS 5.01 and 5.02 of this Indenture, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     SECTION 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in SECTION 6.01 of this Indenture, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Trust Office and upon proof of holding as provided in this article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by any Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders affected by such action.

                                    ARTICLE 7

                             SUPPLEMENTAL INDENTURES

     SECTION 7.01. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;


          (b) to evidence the succession of another entity to the Issuer, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Issuer pursuant to ARTICLE 8 of this Indenture;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;


          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders in any material respect;


          (e) to modify the form and terms of Securities, as specified by SECTIONS 2.01 and 2.03 of this Indenture;

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of SECTION 5.09 of this Indenture;


          (g) to permit or facilitate the issuance of Securities in global form or bearer form or to provide for uncertificated Securities to be issued;

          (h) to change or eliminate any provision contained herein, provided that any such change or elimination shall become effective only when there are no Securities outstanding created prior to the execution of any supplemental indenture which are entitled to the benefit of such provision; and

          (i) to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the Trust Indenture Act of 1939, if the Trust Indenture Act of 1939 or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any additional appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


     Any supplemental indenture authorized by the provisions of this section may be executed without the consent of the Holders at the time outstanding, notwithstanding any of the provisions of SECTION 7.02 of this Indenture.

     SECTION 7.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in ARTICLE 6 of this Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Holder to institute action for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Holder without the consent of each Holder so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security so offered, or (c) reduce the percentage of Securities necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holder of each Security so affected, or (d) modify any of the provisions of this SECTION 7.02 of this Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this section, or the deletion of this proviso, in accordance with the requirements of SECTIONS 5.08, 5.09, 5.10 and 7.02 of this Indenture.

     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by SECTION 6.01 of this Indenture, the Trustee shall join with the Issuer in the execution of such supplemental indenture, unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in his discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this section, the Issuer shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of SECTIONS 5.01 and 5.02 of this Indenture, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this ARTICLE 7 complies with the applicable provisions of this

Indenture.


     SECTION 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.


                                    ARTICLE 8

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE


     SECTION 8.01. Issuer May Consolidate, on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other entity or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be an entity organized under the laws of the United States of America or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture (complying with ARTICLE 7 of this Indenture), executed and delivered to the Trustee by such corporation, and
(ii) after giving effect to such merger or consolidation, or such sale or conveyance, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

     SECTION 8.02. Successor Entity Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor entity, such successor entity shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor entity may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor entity instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture, as though all of such Securities had been issued at the date of the execution hereof.


     In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     In the event of any such sale or conveyance (other than a conveyance by way of lease) and upon any such assumption by a successor entity, the Issuer or any successor entity which shall theretofore have become such in the manner described in this Article 8 shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.


     SECTION 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of SECTIONS 5.01 and 5.02 of this Indenture, may receive an Opinion of Counsel, prepared in accordance with SECTION 10.05 of this Indenture, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    ARTICLE 9

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS


     SECTION 9.01. Defeasance Within One Year of Payment. Except as otherwise provided in this SECTION 9.01, the Issuer may terminate its obligations under the Securities and this Indenture with respect to Securities if:


          (i) all Securities previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities that have been replaced or Securities that are paid pursuant to SECTION 3.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in SECTION 9.05 of this Indenture) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

          (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities, for that purpose, money sufficient without consideration of any reinvestment, to pay principal of and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and (C) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities and of the Securities themselves have been complied with.


     With respect to the foregoing clause (i), only the Issuer's obligations under SECTION 5.06 of this Indenture in respect of the Securities shall survive. With respect to the foregoing clause (ii), only the Issuer's obligations in SECTIONS 2.02, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 3.02, 3.04, 5.06, 5.08 and
9.05 of this Indenture in respect of the Securities shall survive until the Securities are no longer outstanding. Thereafter, only the Issuer's obligations in SECTIONS 5.06 and 9.05 of this Indenture in respect of the Securities shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Securities and this Indenture with respect to the Securities, except for those surviving obligations specified above.


     SECTION 9.02. Defeasance. When and if the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities, the provisions of this Indenture will, except as provided below, no longer be in effect with respect to the Securities. The Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same and the Securities will no longer be Outstanding pursuant to this Indenture; provided that the following conditions shall have been satisfied:


          (a) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders, for payment of the principal of and interest on the Securities, money without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the Outstanding Securities to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;


          (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no event which, with the giving of notice or lapse of time, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;


          (d) the Issuer has delivered to the Trustee (1) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this SECTION 9.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) above and (2) an Opinion of Counsel to the effect that the Holders have a valid perfected first security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this SECTION 9.02 of the Securities of such series have been complied with.

     The Issuer's obligations in SECTIONS 2.02, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 3.02, 3.04, 5.06, 5.08 and 9.05 of this Indenture with respect to the Securities shall survive until such Securities are no longer outstanding. Thereafter, only the Issuer's obligations in SECTIONS 5.06 and 9.05 of this Indenture shall survive.

     SECTION 9.03. Covenant Defeasance. The Issuer may omit to comply with any term, provision or condition set forth in Article 3 of this Indenture (or any other specific covenant relating to the Securities provided for in a resolution of the Board of Directors or supplemental indenture pursuant to SECTION 2.03 of this Indenture which may by its terms be defeased pursuant to this SECTION 9.03), and such omission shall be deemed not to be an Event of Default under clauses (d) or (f) of SECTION 4.01 of this Indenture, with respect to the Outstanding Securities if:

          (i) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders, for payment of the principal of and interest, if any, on the Securities, money without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and interest on the Outstanding Securities to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;


          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

          (iii) no event which, with the giving of notice or lapse of time, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;


          (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and (B) the Holders have a valid perfected first security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          (v) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this SECTION 9.03 of the Securities of such series have been complied with.

     SECTION 9.04. Application of Trust Money. Subject to SECTION 9.05 of this Indenture, the Trustee or paying agent shall hold in trust money deposited with him pursuant to SECTIONS 9.01, 9.02 or 9.03 of this Indenture, as the case may be, in respect of the Securities and shall apply the deposited money in accordance with the Securities and this Indenture to the payment of principal of and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 9.05. Repayment to Issuer. Subject to SECTIONS 5.06, 9.01, 9.02 and
9.03 of this Indenture, the Trustee and each paying agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and any paying agent shall pay to the Issuer upon written request any money held by them under this Indenture that remains unclaimed for two years; provided that the Trustee or such paying agent before being required to make any payment may cause to be published at the expense of the Issuer in a newspaper of general circulation in The City of New York (which will, if practicable, be The Wall Street Journal (Eastern Edition)) published in the English language at least once a day for at least five days in each calendar week or mail to each

Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors, unless an applicable law designates another Person, and all liability of the Trustee and such paying agent with respect to such money shall cease.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS


     SECTION 10.01. Incorporators, Stockholders, Officers and Directors of Issuer and Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

     SECTION 10.02. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.


     SECTION 10.03. Successors and Assigns of Issuer Obligated by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.


     SECTION 10.04. Notices and Demands on Issuer, Trustee and Securityholder. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Performance Asset Management Company, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Trust Office.


     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 10.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this

Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.


     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.


     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 10.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

     SECTION 10.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     SECTION 10.08. California Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

     SECTION 10.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 10.10. Effect of Headings. The article and section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of ________________, 1998.


Attest:                                    PERFORMANCE ASSET MANAGEMENT COMPANY,
                                           a Delaware corporation


By:         ___________________________
                                           By:  _______________________________

                                           Its: Chief Executive Officer

                                           By:  _______________________________

Attest:                                         Its:  Secretary


By:         ________________________       By:  _______________________________
                                                Trustee

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There are provisions in the Partnership Agreements which specify that the General Partner shall have no liability to the Partnerships for any loss occurring because of any act or omission by the General Partner; provided, however, that the General Partner's conduct was in the best interest of the respective Partnership; and, provided, further, that the General Partner's conduct did not constitute fraud, bad faith, gross misconduct or gross negligence. As a result, Limited Partners may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Partnership Agreements.

     The Partnership Agreements, also, provide, to the extent permitted by law, that the Partnerships shall indemnify the General Partner against liability and related expenses (including attorney's fees) incurred in dealings with third parties; provided, however, the conduct of the General Partner is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Partnership assets by the amount of that claim. The General Partner is not indemnified against liabilities occurring pursuant to the provisions of the Securities Act of 1933. The Partnerships do not and shall not pay for any insurance insuring the liability of the General Partner or any other persons for actions or omissions for which indemnification is not permitted by the Partnership Agreements; provided, however, the General Partner may be an additional insured party on policies obtained for the benefit of the Partnerships to the extent there is no additional cost to the Partnerships or decrease in the insurance proceeds payable to the Partnerships.

     Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company, as amended, includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnity to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company has entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement as exhibits thereto. Furthermore, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. The Company believes that the scope of the liability and indemnification provisions contained, in the aggregate, in the Company's Bylaws, Certificate of Incorporation, as amended, and the Merger Agreement, while similar to those contained in the Partnership Agreements, provides greater protection to the Company's directors and officers against claims for personal liability than the protection afforded to the General Partner under the Partnership Agreements.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     Each exhibit attached hereto is listed according to the number assigned to it in the exhibit table specified in Regulation S-K Item 601(a)(2).

EXHIBIT
NUMBER                          DESCRIPTION
------  -------------------------------------------------------------

1     Soliciting Agent Agreement*
2 Agreement and Plan of Merger (Included as Appendix A to Joint Consent Statement/Prospectus and incorporated herein by reference)*
3.1 Certificate of Incorporation, as amended, for Performance Asset Management Company*
3.1.1 Certificate of Amendment of Certificate of Incorporation of Performance Asset Management Company*
3.2   Articles of Incorporation for Performance Capital Management, Inc.*
3.3   Restated  Articles of Incorporation  for Performance  Capital  Management,
      Inc.*
3.4   Amended and Restated Bylaws of Performance Capital Management, Inc.*
3.5   Bylaws of Performance Asset Management Company*
4.1   Indenture   Agreement   (included   as   Appendix   M  to  Joint   Consent
      Statement/Prospectus and incorporated herein by reference)*
4.2 Unsecured Subordinated Debenture (included as Appendix N to Joint Consent Statement/Prospectus and incorporated herein by reference)*
4.3   Certificate   of   Designations,   Preferences,   and   Relative   Rights,
      Qualifications and

EXHIBIT
NUMBER                          DESCRIPTION
------  -------------------------------------------------------------

      Restrictions of the Series A Convertible Preferred Stock of Performance Asset Management Company
5     Form of Opinion re: Legality*
6     Not required
7     Not required
8     Opinion re: Tax Matters**
9     Voting Trust Agreement (not applicable)
10.1  This exhibit has been deleted*
10.2  Agreement for Indemnification with PCM (Collette)*
10.3  Agreement for Indemnification with PCM (Savage)*
10.4  Agreement for Indemnification with PCM (Cushing)*
10.5  Agreement for Indemnification with PCM (Galewick)*
10.6  Agreement for Indemnification with PDI (Cushing)*
10.7  Agreement for Indemnification with PDI (Galewick)*
10.8  Joint Venture Agreement (PCM and PAM)*
10.9  Joint Venture Agreement (PCM and PAM II)*
10.10 Joint Venture Agreement (PCM and PAM III)*
10.11 Amended and Restated Joint Venture Agreement (PCM and PAM)*
10.12 Amended and Restated Joint Venture Agreement (PCM and PAM II)*
10.13 Amended and Restated Joint Venture Agreement (PCM and PAM III)*
10.14 Amended and Restated Joint Venture Agreement (PCM and PAM IV)*
10.15 Amended and Restated Joint Venture Agreement (PCM and PAM V)*
10.16 Indemnification Agreement (the Company and Savage)*
10.17 Indemnification Agreement (the Company and Cushing)*
10.18 Indemnification Agreement (the Company and Galewick)*
11    Statement re: Computation of Per Share Earnings*
12    Statement re: Computation of Ratios*
13    Annual report to Security Holders (not applicable)
14    Not required
15    Letter re: Unaudited Interim Financial Information*
16    Letter re: Change in Certifying Accountant (not applicable)
17    Not required
18    Not required
19    Not required
20    Not required
21    Subsidiaries of the Registrant(not applicable)
22    Not required
23.1  Independent Auditor's Consent*
23.2  Consent of Independent Financial Advisor*
24    Power of Attorney (Included on Page II-5)*
25    Statement of Eligibility of Trustee(s)**
26    Invitation for Competitive Bids (not applicable)
27    Financial Data Schedule*
28    Not required
99.1 Agreement of Limited Partnership of Performance Asset Management Fund, Ltd., a California Limited Partnership*

99.2 Agreement of Limited Partnership of Performance Asset Management Fund II, Ltd., a California Limited Partnership*
99.3 Agreement of Limited Partnership of Performance Asset Management Fund III, Ltd., a California Limited Partnership*
99.4 Agreement of Limited Partnership of Performance Asset Management Fund IV, Ltd., a California Limited Partnership*
99.5 Agreement of Limited Partnership of Performance Asset Management Fund V, Ltd., a California Limited Partnership*
99.6 Certificate of Limited Partnership of Performance Asset Management Fund, Ltd., a California Limited Partnership*
99.7 Certificate of Limited Partnership of Performance Asset Management Fund II, Ltd., a California Limited Partnership*
99.8. Certificate of Limited Partnership of Performance Asset Management Fund III, Ltd., a California Limited Partnership*
99.9 Certificate of Limited Partnership of Performance Asset Management Fund IV, Ltd., a California Limited Partnership*
99.10 Certificate of Limited Partnership of Performance Asset Management Fund V, Ltd., a California Limited Partnership*
*     Previously filed on November 4, 1997
**    To be Filed by Amendment


ITEM 22. UNDERTAKINGS

                                  UNDERTAKINGS

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of this Registration Statement on Form S-4 through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and being acquired involved therein, that was not the subject of and included in this Registration Statement on Form S-4 when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 145, will be filed as part of an amendment to this Registration Statement on Form S-4 and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Exchange Agent on the Closing Date certificates in such denominations and registered in such names as required by the Exchange Agent to permit prompt delivery.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 1, 1998.

                                        Performance Asset Management Company

                                        By: /s/ VINCENT E. GALEWICK
                                            ------------------------------------
                                            Vincent E. Galewick
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Vincent E. Galewick as attorney-in-fact and agent, acting alone, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                       DATE
-------------------------------    --------------------------       ------------
     /s/ VINCENT E. GALEWICK       Chairman of the Board,           May 1, 1998
-------------------------------      Chief Executive Officer,
       Vincent E. Galewick           and President

       /s/ MICHAEL CUSHING         Director, Executive Vice         May 1, 1998
-------------------------------      President and Chief
         Michael Cushing             Financial Officer

       /s/ WILLIAM SAVAGE          Director, Vice President         May 1, 1998
-------------------------------      of Operations
         William Savage

                                  EXHIBIT INDEX

                                                                                               SEQUENTIALLY
EXHIBIT                                                                                        NUMBERED
NUMBER                                    DESCRIPTION                                          PAGE
-------     ---------------------------------------------------------------------------        ------------
 1          Soliciting Agent Agreement.................................................*

 2          Agreement and Plan of Merger (Included as Appendix A to Joint Consent
            Statement/Prospectus and incorporated herein by reference).................*

 3.1        Certificate of Incorporation, as amended, for Performance Asset Management
            Company....................................................................*

 3.1.1      Certificate of Amendment of Certificate of Incorporation of Performance
            Asset Management Company...................................................*

 3.2        Articles of Incorporation for Performance Capital Management, Inc..........*

 3.3        Restated Articles of Incorporation for Performance Capital Management,
            Inc........................................................................*

 3.4        Amended and Restated Bylaws of Performance Capital Management, Inc.........*

 3.5        Bylaws of Performance Asset Management Company.............................*

 4.1        Indenture Agreement (included as Appendix M to Joint Consent
            Statement/Prospectus and incorporated herein by reference).................*

 4.2        Unsecured Subordinated Debenture (included as Appendix N to Joint Consent
            Statement/Prospectus and incorporated herein by reference).................*

 4.3        Certificate of Designations, Preferences, and Relative Rights,
            Qualifications and Restrictions of the Series A Convertible Preferred Stock
            of Performance Asset Management Company....................................

 5          Form of Opinion re: Legality...............................................*

 6          Not required...............................................................*

 7          Not required...............................................................*

 8          Opinion re: Tax Matters....................................................**

 9          Voting Trust Agreement (not applicable)....................................

10.1        This exhibit has been deleted..............................................

10.2        Agreement for Indemnification with PCM (Collette)..........................*

10.3        Agreement for Indemnification with PCM (Savage)............................*

10.4        Agreement for Indemnification with PCM (Cushing)...........................*

10.5        Agreement for Indemnification with PCM (Galewick)..........................*

10.6        Agreement for Indemnification with PDI (Cushing)...........................*

10.7        Agreement for Indemnification with PDI (Galewick)..........................*

10.8        Joint Venture Agreement (PCM and PAM)......................................*

10.9        Joint Venture Agreement (PCM and PAM II)...................................*

10.10       Joint Venture Agreement (PCM and PAM III)..................................*

10.11       Amended and Restated Joint Venture Agreement (PCM and PAM).................*

10.12       Amended and Restated Joint Venture Agreement (PCM and PAM II)..............*

10.13       Amended and Restated Joint Venture Agreement (PCM and PAM III).............*

10.14       Amended and Restated Joint Venture Agreement (PCM and PAM IV)..............*

10.15       Amended and Restated Joint Venture Agreement (PCM and PAM V)...............*

10.16       Indemnification Agreement (the Company and Savage).........................*

10.17       Indemnification Agreement (the Company and Cushing)........................*

10.18       Indemnification Agreement (the Company and Galewick).......................*

11          Statement re: Computation of Per Share Earnings............................*

12          Statement re: Computation of Ratios........................................*

                                                                                               SEQUENTIALLY
EXHIBIT                                                                                        NUMBERED
NUMBER                                    DESCRIPTION                                          PAGE
-------     ---------------------------------------------------------------------------        ------------
13          Annual report to Security Holders (not applicable).........................

14          Not required...............................................................

15          Letter re: Unaudited Interim Financial Information.........................*

16          Letter re: Change in Certifying Accountant (not applicable)................

17          Not required...............................................................

18          Not required...............................................................

19          Not required...............................................................

20          Not required...............................................................

21          Subsidiaries of the Registrant(not applicable).............................

22          Not required...............................................................

23.1        Independent Auditor's Consent..............................................*

23.2        Consent of Independent Financial Advisor...................................*

24          Power of Attorney (Included on Page II-5)..................................*

25          Statement of Eligibility of Trustee(s).....................................**

26          Invitation for Competitive Bids (not applicable)...........................

27          Financial Data Schedule....................................................*

28          Not required...............................................................

99.1        Agreement of Limited Partnership of Performance Asset Management Fund,
            Ltd., a California Limited Partnership.....................................*

99.2        Agreement of Limited Partnership of Performance Asset Management Fund II,
             Ltd., a California Limited Partnership....................................*

99.3        Agreement of Limited Partnership of Performance Asset Management Fund III,
            Ltd., a California Limited Partnership.....................................*

99.4        Agreement of Limited Partnership of Performance Asset Management Fund IV,
            Ltd., a California Limited Partnership.....................................*

99.5        Agreement of Limited Partnership of Performance Asset Management Fund V,
            Ltd., a California Limited Partnership.....................................*

99.6        Certificate of Limited Partnership of Performance Asset Management Fund,
            Ltd., a California Limited Partnership.....................................*

99.7        Certificate of Limited Partnership of Performance Asset Management Fund II,
            Ltd., a California Limited Partnership.....................................*

99.8        Certificate of Limited Partnership of Performance Asset Management Fund
            III, Ltd., a California Limited Partnership................................*

99.9        Certificate of Limited Partnership of Performance Asset Management Fund IV,
            Ltd., a California Limited Partnership.....................................*

99.10       Certificate of Limited Partnership of Performance Asset Management Fund V,
            Ltd., a California Limited Partnership.....................................*

----------
*    Previously filed on November 4, 1997
**   To be Filed by Amendment